Exhibit 10.1

Execution Version

AMENDMENT NO. 1

TO FOURTH AMENDED AND RESTATED

LOAN, SECURITY AND GUARANTEE AGREEMENT

AMENDMENT NO. 1 TO FOURTH AMENDED AND RESTATED LOAN, SECURITY AND GUARANTEE AGREEMENT (this “Amendment”), dated as of December 6, 2022, to the Fourth Amended and Restated Loan, Security and Guarantee Agreement, dated as of September 3, 2021 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Loan Agreement”, and the Loan Agreement as amended hereby, the “Amended Loan Agreement”), among MRC GLOBAL INC., a Delaware corporation (“MRC Global”), MRC GLOBAL (US) INC., a Delaware corporation (“MRC US”), GREENBRIER PETROLEUM CORPORATION, a West Virginia corporation (“Greenbrier”), MCJUNKIN RED MAN DEVELOPMENT CORPORATION, a Delaware corporation (“McJunkin Development”), MIDWAY – TRISTATE CORPORATION, a New York corporation (“Midway”), MILTON OIL & GAS COMPANY, a West Virginia corporation (“Milton”), MRC GLOBAL MANAGEMENT COMPANY, a Delaware corporation (“Management”), MRC GLOBAL SERVICES COMPANY LLC, a Delaware limited liability company (“Services”), RUFFNER REALTY COMPANY, a West Virginia corporation (“Ruffner”), and THE SOUTH TEXAS SUPPLY COMPANY, INC., a Texas corporation (“South Texas” and together with MRC US, Greenbrier, McJunkin Development, Midway, Milton, Management, Services and Ruffner, the “Initial U.S. Borrowers”), MRC GLOBAL AUSTRALIA PTY LTD ACN 080 156 378, a company incorporated under the laws of Australia (the “Initial Australian Borrower”), MRC GLOBAL (BELGIUM) NV, a limited liability company organized under the laws of Belgium with company number 0415.104.174 RPR/RPM Antwerp, section Antwerp (the “Initial Belgian Borrower”), MRC GLOBAL (CANADA) LTD., a limited liability corporation organized under the laws of Alberta, Canada (the “Initial Canadian Borrower”), MRC GLOBAL (NETHERLANDS) B.V., a limited company organized under the laws of the Netherlands and registered with the Dutch trade register under number 39054351 (the “Initial Dutch Borrower”), MRC GLOBAL NORWAY AS, a limited liability company incorporated under the laws of Norway (the “Initial Norwegian Borrower”), MRC GLOBAL (UK) LIMITED, a company incorporated in England and Wales with company number 03471259 (“MRC UK” or the “Initial UK Borrower”; and collectively with any other UK Borrowers (as defined therein), the Australian Borrowers (as defined therein), the Belgian Borrowers (as defined therein), the Canadian Borrowers (as defined therein), the Dutch Borrowers (as defined therein), any New Zealand Borrowers (as defined therein), the Norwegian Borrowers (as defined therein), any Singapore Borrowers (as defined therein) and the U.S. Borrowers (as defined therein), the “Borrowers” and each, a “Borrower”), the Persons from time to time party to the Loan Agreement as Guarantors (as defined therein), the financial institutions party to the Loan Agreement from time to time as lenders (collectively, “Lenders”), and BANK OF AMERICA, N.A., a national banking association, in its capacity as administrative agent, security trustee and collateral agent for itself and the other Secured Parties (as defined therein) (including its branches and Affiliates, the “Agent”).

WHEREAS, the Borrowers desire to transition from LIBOR to a Term SOFR index rate for Dollars and have requested that Agent and the Lenders amend certain terms of the Loan Agreement in connection therewith as set forth herein; and

WHEREAS, Agent and Lenders are willing to amend the terms of the Loan Agreement on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All terms used herein that are defined in the Loan Agreement and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

2. Amendments to Loan Agreement. Effective as of the Amendment Effective Date (as defined below), the Loan Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Loan Agreement attached hereto as Exhibit A. From and after the Amendment Effective Date, no Borrowings of LIBOR Loans may be made and no Loans may be continued as LIBOR Loans; provided, that any LIBOR Loan outstanding on the Amendment Effective Date may continue to remain outstanding and bear interest at LIBOR pursuant to the terms of the Loan Agreement (as in effect prior to this Amendment) until the end of its current Interest Period.

3. Conditions to Effectiveness. This Amendment shall become effective as of the date first written above only upon satisfaction in full of the following conditions precedent to the satisfaction of Agent and the Lenders (the “Amendment Effective Date”):

(a) Delivery of Documents. Agent shall have received on or before the Amendment Effective Date the following, each in form and substance satisfactory to Agent and, unless indicated otherwise, dated the Amendment Effective Date:

(i) this Amendment, duly executed by the Loan Parties, Agent and Lenders; and

(ii) such other assurances, certificates, documents, instruments or consents as Agent may request prior to the Amendment Effective Date.

(b) Fees and Expenses. The Loan Parties shall have paid all fees and expenses to be paid to Agent incurred on or prior to the Amendment Effective Date that are required to be paid under the Loan Documents, including all accrued fees of its legal counsel.

4. Representations and Warranties. Each Loan Party hereby represents and warrants to Agent and Lenders as follows:

(a) Representations and Warranties. After giving effect to this Amendment, the representations and warranties of each Loan Party in the Loan Documents are true and correct in all material respects (or, with respect to representations and warranties qualified by materiality, in all respects) as of the Amendment Effective Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

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(b) No Default. No Default or Event of Default has occurred and is continuing as of the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(c) Corporate Status. Each Loan Party (i) is a duly organized or incorporated and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its organization or incorporation (to the extent such jurisdiction provides for the designation of entities organized or incorporated thereunder as existing in good standing) and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and (ii) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

(d) Corporate Power and Authority. Each Loan Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of this Amendment and the Amended Loan Agreement and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Amendment and the Amended Loan Agreement. Each Loan Party has duly executed and delivered and has stamped or will stamp within the appropriate time frame (where applicable) this Amendment, and this Amendment and the Amended Loan Agreement constitute the legal, valid and binding obligation of such Loan Party enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity.

(e) No Violation. Neither the execution, delivery or performance by any Loan Party of this Amendment or the Amended Loan Agreement nor compliance with the terms and provisions thereof nor the consummation of the transactions contemplated hereby or thereby will (i) contravene any material provision of any Applicable Law applicable to such Loan Party (including without limitation in respect of the Australian Borrowers, Part 2J.3 of the Corporations Act (2001 (Cth)), (ii) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Loan Party or any of the Restricted Subsidiaries (other than Liens created under the Loan Documents) pursuant to the terms of any material indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other material instrument to which such Loan Party or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound or (iii) violate any provision of the Organic Documents of such Loan Party or any of the Restricted Subsidiaries.

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(f) Governmental Approvals. The execution, delivery and performance of this Amendment and the Amended Loan Agreement do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect, (ii) filings and recordings in respect of the Liens created pursuant to the Loan Documents and (iii) such licenses, approvals, authorizations or consents the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect.

5. Continued Effectiveness of the Loan Agreement and Other Loan Documents. Each Loan Party hereby (a) acknowledges and consents to this Amendment, (b) confirms and agrees that the Loan Agreement and each other Loan Document to which it is a party, in each case, as amended hereby, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Amendment Effective Date, all references in any such Loan Document to the “Loan Agreement” or words of like import referring to the Loan Agreement shall mean the Amended Loan Agreement, and (c) confirms and agrees that, to the extent that any such Loan Document purports to assign or pledge to Agent, for the benefit of it and the Secured Parties, or to grant to Agent, for the benefit of it and the Secured Parties, a security interest in or Lien on any Collateral as security for the Secured Obligations of the Loan Parties from time to time existing in respect of the Loan Agreement and the other Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects. This Amendment does not and shall not affect any of the obligations of the Loan Parties, other than as expressly provided herein, including, without limitation, the Loan Parties’ obligations to repay the Loans in accordance with the terms of the Loan Agreement or the obligations of the Loan Parties under any other Loan Document to which they are a party, all of which obligations, as amended hereby, shall remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any Default or Event of Default, or any right, power or remedy of Agent or any Lender under the Loan Agreement or any other Loan Document nor constitute a waiver of any provision of the Loan Agreement or any other Loan Document.

6. No Novation. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Loan Agreement or instruments securing the same, which shall remain in full force and effect, except as modified hereby.

7. Further Assurances. The Loan Parties shall execute any and all further documents, agreements and instruments, and take all further actions, as may be required under Applicable Law or as Agent may reasonably request, in order to effect the purposes of this Amendment.

8. Miscellaneous.

(a) This Amendment may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Amendment. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Agent of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention.

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(b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c) UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, THIS AMENDMENT, THE OTHER LOAN DOCUMENTS AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES THAT WOULD SELECT THE LAWS OF A DIFFERENT STATE EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

(d) Section 14.15 of the Loan Agreement is hereby incorporated in this Amendment, mutatis mutandis.

(e) Each Loan Party hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Loan Agreement.

(f) Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.

MRC GLOBAL (US) INC., as a U.S. Borrower and Guarantor

By:	/s/ Stephanie R. McCaffrey
Name:	Stephanie R. McCaffrey
Title:	Vice President – Global Shared Services and Treasurer

MRC GLOBAL INC., as a Guarantor

By:	/s/ Stephanie R. McCaffrey
Name:	Stephanie R. McCaffrey
Title:	Vice President – Global Shared Services and Treasurer

GREENBRIER PETROLEUM CORPORATION, as a U.S. Borrower and Guarantor

By:	/s/ Stephanie R. McCaffrey
Name:	Stephanie R. McCaffrey
Title:	Vice President – Global Shared Services and Treasurer

MCJUNKIN RED MAN DEVELOPMENT CORPORATION, as a U.S. Borrower and Guarantor

By:	/s/ Stephanie R. McCaffrey
Name:	Stephanie R. McCaffrey
Title:	Vice President – Global Shared Services and Treasurer

MIDWAY – TRISTATE CORPORATION, as a U.S. Borrower and Guarantor

By:	/s/ Stephanie R. McCaffrey
Name:	Stephanie R. McCaffrey
Title:	Vice President – Global Shared Services and Treasurer

[Signature Page to Amendment No. 1 to Fourth Amended and Restated Loan, Security and Guarantee Agreement]

MILTON OIL & GAS COMPANY, as a U.S. Borrower and Guarantor

By:	/s/ Stephanie R. McCaffrey
Name:	Stephanie R. McCaffrey
Title:	Vice President – Global Shared Services and Treasurer

MRC GLOBAL MANAGEMENT COMPANY, as a U.S. Borrower and Guarantor

By:	/s/ Stephanie R. McCaffrey
Name:	Stephanie R. McCaffrey
Title:	Vice President – Global Shared Services and Treasurer

MRC GLOBAL SERVICES COMPANY LLC, as a U.S. Borrower and Guarantor

By: MRC Global Management Company, its sole member

By:	/s/ Stephanie R. McCaffrey
Name:	Stephanie R. McCaffrey
Title:	Vice President – Global Shared Services and Treasurer

RUFFNER REALTY COMPANY, as a U.S. Borrower and Guarantor

By:	/s/ Stephanie R. McCaffrey
Name:	Stephanie R. McCaffrey
Title:	Vice President – Global Shared Services and Treasurer

[Signature Page to Amendment No. 1 to Fourth Amended and Restated Loan, Security and Guarantee Agreement]

THE SOUTH TEXAS SUPPLY COMPANY, INC., as a U.S. Borrower and Guarantor

By:	/s/ Stephanie R. McCaffrey
Name:	Stephanie R. McCaffrey
Title:	Vice President – Global Shared Services and Treasurer

[Signature Page to Amendment No. 1 to Fourth Amended and Restated Loan, Security and Guarantee Agreement]

MRC GLOBAL AUSTRALIA PTY LTD, as an Australian Borrower

Signed for and on behalf of MRC Global Australia Pty Ltd ACN 080 156 378 in accordance with section 127 of the Corporations Act 2001,

/s/ Claire Jane Hellmund	/s/ Deborah Marie Wagner
Director	Company Secretary

Claire Jane Hellmund	Deborah Marie Wagner
Name of director (BLOCK LETTERS)	Name of company secretary (BLOCK LETTERS)

[Signature Page to Amendment No. 1 to Fourth Amended and Restated Loan, Security and Guarantee Agreement]

MRC GLOBAL (BELGIUM) NV, as a Belgian Borrower

By:	/s/ Claire Jane Hellmund
Name:	Claire Jane Hellmund
Title:	Director

[Signature Page to Amendment No. 1 to Fourth Amended and Restated Loan, Security and Guarantee Agreement]

MRC GLOBAL (CANADA) LTD., as a Canadian Borrower

By:	/s/ Stephanie R. McCaffrey
Name:	Stephanie R. McCaffrey
Title:	Vice President – Global Shared Services and Treasurer

[Signature Page to Amendment No. 1 to Fourth Amended and Restated Loan, Security and Guarantee Agreement]

MRC GLOBAL (NETHERLANDS) B.V., as a Dutch Borrower

By:	/s/ Claire Jane Hellmund
Name:	Claire Jane Hellmund
Title:	Director

[Signature Page to Amendment No. 1 to Fourth Amended and Restated Loan, Security and Guarantee Agreement]

MRC GLOBAL NORWAY AS, as a Norwegian Borrower

By:	/s/ Claire Jane Hellmund
Name:	Claire Jane Hellmund
Title:	Director

[Signature Page to Amendment No. 1 to Fourth Amended and Restated Loan, Security and Guarantee Agreement]

MRC GLOBAL (UK) LIMITED, as a UK Borrower

By:	/s/ Claire Jane Hellmund
Name:	Claire Jane Hellmund
Title:	Director

[Signature Page to Amendment No. 1 to Fourth Amended and Restated Loan, Security and Guarantee Agreement]

AGENT AND LENDERS:

BANK OF AMERICA, N.A., as Agent and a U.S. Lender

By:	/s/ Terrance O. McKinney
Name:	Terrance O. McKinney
Title:	Senior Vice President

901 Main Street, 11th Floor
Mailcode TX1-492-11-23
Dallas, TX 75202
Attn: Terrance O. McKinney
Fax: (469) 709-1435

[Signature Page to Amendment No. 1 to Fourth Amended and Restated Loan, Security and Guarantee Agreement]

BANK OF AMERICA, N.A. (acting through its Canada Branch), as a Lender to the Canadian Borrowers

By:	/s/ Sylwia Durkiewicz
Name:	Sylwia Durkiewicz
Title:	Vice President

181 Bay Street, 4th Floor
Toronto, ON M5J 2V8
Canada
Attn: Sylwia Durkiewicz
Phone: +1.416.369.2839

[Signature Page to Amendment No. 1 to Fourth Amended and Restated Loan, Security and Guarantee Agreement]

BANK OF AMERICA, N.A. (acting through its London Branch), as European Security Trustee and as a Belgian Lender, a Dutch Lender, a Norwegian Lender and a UK Lender

By:	/s/ Terrance O. McKinney
Name:	Terrance O. McKinney
Title:	Senior Vice President

901 Main Street, 11th Floor
Mailcode TX1-492-11-23
Dallas, TX 75202
Attn: Terrance O. McKinney
Fax: (469) 709-1435

[Signature Page to Amendment No. 1 to Fourth Amended and Restated Loan, Security and Guarantee Agreement]

BANK OF AMERICA, N.A. (acting through its Australia Branch), as AUS-NZ Security Trustee and as an Australian Lender

By:	/s/ Ari Rubin
Name:	Ari Rubin
Title:	Director

Bank of America, N.A. ABN 51 064 874 531 Level 34, Governor Phillip Tower, 1 Farrer Place, Sydney NSW Australia 2000
	Attn:	Joy Wang
	Telecopy:	02 87494213 / loanadm@bofa.com

With a copy to:

Bank of America, N.A. (acting through its Hong Kong branch)

19th Floor, Tower 2

Kowloon Commerce Centre

51 Kwai Cheong Road, Kwai Chung, Kowloon

Hong Kong

Attn: Loan Agency

Fax: 852 3508 2960

[Signature Page to Amendment No. 1 to Fourth Amended and Restated Loan, Security and Guarantee Agreement]

JPMORGAN CHASE BANK, N.A., as a U.S. Lender

By:	/s/ Andrew Rossman
Name:	Andrew Rossman
Title:	Vice President

[Signature Page to Amendment No. 1 to Fourth Amended and Restated Loan, Security and Guarantee Agreement]

JPMORGAN CHASE BANK, N.A., SYDNEY BRANCH, as an Australian Lender

By:	/s/ Jannet A. Bruce
Name:	Jannet A. Bruce
Title:	Managing Director

[Signature Page to Amendment No. 1 to Fourth Amended and Restated Loan, Security and Guarantee Agreement]

J.P. MORGAN SE, as a Belgian Lender and a Norwegian Lender

By:	/s/ Matthew Sparues
Name:	Matthew Sparues
Title:	Authorized Officer

J.P. MORGAN SE, as a Belgian Lender and a Norwegian Lender

By:	/s/ Graeme Syme
Name:	Graeme Syme
Title:	Authorized Officer

[Signature Page to Amendment No. 1 to Fourth Amended and Restated Loan, Security and Guarantee Agreement]

JPMORGAN CHASE BANK, N.A, LONDON BRANCH, as a Dutch Lender and a UK Lender

By:	/s/ Matthew Sparkes
Name:	Matthew Sparkes
Title:	Authorised Officer

[Signature Page to Amendment No. 1 to Fourth Amended and Restated Loan, Security and Guarantee Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a U.S. Lender

By:	/s/ Lynn Fiore
Name:	Lynn Fiore
Title:	Vice President

[Signature Page to Amendment No. 1 to Fourth Amended and Restated Loan, Security and Guarantee Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, LONDON BRANCH, as an Australian Lender, a Dutch Lender and a UK Lender

By:	/s/ Patricia Del Busto
Name:	Patricia Del Busto
Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Fourth Amended and Restated Loan, Security and Guarantee Agreement]

WELLS FARGO BANK INTERNATIONAL UNLIMITED COMPANY, a Belgian Lender and a Norwegian Lender

By:	/s/ Cian O’Toole
Name:	Cian O’Toole
Title:	Senior Portfolio Manager

[Signature Page to Amendment No. 1 to Fourth Amended and Restated Loan, Security and Guarantee Agreement]

BARCLAYS BANK PLC, as a U.S. Lender, as an Australian Lender, a Belgian Lender, a Dutch Lender and a UK Lender

By:	/s/ Warren Veech III
Name:	Warren Veech III
Title:	Vice President

[Signature Page to Amendment No. 1 to Fourth Amended and Restated Loan, Security and Guarantee Agreement]

BARCLAYS BANK IRELAND PLC, as a Norwegian Lender

By:	/s/ Warren Veech III
Name:	Warren Veech III
Title:	Vice President

[Signature Page to Amendment No. 1 to Fourth Amended and Restated Loan, Security and Guarantee Agreement]

GOLDMAN SACHS LENDING PARTNERS LLC, as a U.S. Lender, as an Australian Lender, a Belgian Lender, a Dutch Lender, a Norwegian Lender and a UK Lender

By:	/s/ Keshia Leday
Name:	Keshia Leday
Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Fourth Amended and Restated Loan, Security and Guarantee Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a U.S. Lender, an Australian Lender, a Dutch Lender, a Norwegian Lender, a UK Lender and a Belgian Lender

By:	/s/ Rod Swenson
Name:	Rod Swenson
Title:	Vice President

[Signature Page to Amendment No. 1 to Fourth Amended and Restated Loan, Security and Guarantee Agreement]

TD BANK, N.A., as a U.S. Lender

By:	/s/ Jeffrey Saperstein
Name:	Jeffrey Saperstein
Title:	Vice President

[Signature Page to Amendment No. 1 to Fourth Amended and Restated Loan, Security and Guarantee Agreement]

CITIZENS BANK, N.A., as a U.S. Lender

By:	/s/ Kenneth Wales
Name:	Kenneth Wales
Title:	Senior Vice President

[Signature Page to Amendment No. 1 to Fourth Amended and Restated Loan, Security and Guarantee Agreement]

KBC BANK, N.V., as a U.S. Lender, a Dutch Lender and a Belgian Lender

By:	/s/ Wesley Eggermont
Name:	Wesley Eggermont
Title:	Director

By:	/s/ Francis Payne
Name:	Francis Payne
Title:	Managing Director

Signature Page to Amendment No. 1

to Fourth Amended and Restated Loan, Security and Guarantee Agreement

Exhibit A

Amendments to Loan Agreement

[attached]

Exhibit A to

Amendment No. 1

~~Execution Copy~~Conformed through Amendment No. 1

FOURTH AMENDED AND RESTATED

LOAN, SECURITY AND GUARANTEE AGREEMENT

Dated as of September 3, 2021

among

MRC GLOBAL (US) INC.,

GREENBRIER PETROLEUM CORPORATION,

MCJUNKIN RED MAN DEVELOPMENT CORPORATION,

MIDWAY – TRISTATE CORPORATION,

MILTON OIL & GAS COMPANY,

MRC GLOBAL MANAGEMENT COMPANY,

MRC GLOBAL SERVICES COMPANY LLC,

RUFFNER REALTY COMPANY

and

THE SOUTH TEXAS SUPPLY COMPANY, INC.,

as U.S. Borrowers and Guarantors,

MRC GLOBAL INC.

as a Guarantor,

MRC GLOBAL AUSTRALIA PTY LTD,

as Australian Borrower,

MRC GLOBAL (BELGIUM) NV,

as Belgian Borrower,

MRC GLOBAL (CANADA) LTD.,

as a Canadian Borrower,

MRC GLOBAL (NETHERLANDS) B.V.

as Dutch Borrower,

MRC GLOBAL NORWAY AS,

as Norwegian Borrower,

MRC GLOBAL (UK) LIMITED,

as UK Borrower,

any other Borrowers party hereto from time to time

and

certain Persons party hereto from time to time as Guarantors,

CERTAIN FINANCIAL INSTITUTIONS,

as Lenders,

BANK OF AMERICA, N.A.,

as Administrative Agent, Security Trustee and Collateral Agent,

BOFA SECURITIES, INC.

as Lead Arranger and Book Manager

and

JPMORGAN CHASE BANK, N.A.,

BARCLAYS BANK PLC

and

WELLS FARGO BANK, N.A.

as Joint Lead Arrangers and Joint Book Managers

and

U.S. BANK NATIONAL ASSOCIATION

and

TD BANK, N.A.

as Co-Documentation Agents

TABLE OF CONTENTS

Page

SECTION 1.	DEFINITIONS; RULES OF CONSTRUCTION	2

1.1	Definitions	2
1.2	Accounting Terms	~~156~~157
1.3	Uniform Commercial Code/PPSA	~~156~~158
1.4	Certain Matters of Construction	~~157~~159
1.5	Currency Calculations	~~158~~159
1.6	Interpretation (Quebec)	~~158~~160
1.7	Limited Conditionality Acquisitions	~~159~~160

SECTION 2.	CREDIT FACILITIES	~~160~~162

2.1	Commitment	~~160~~162
2.2	Australian Letters of Credit	~~182~~183
2.3	Belgian Letters of Credit	~~185~~187
2.4	Canadian Letters of Credit	~~188~~190
2.5	Dutch Letters of Credit	~~191~~193
2.6	New Zealand Letters of Credit	~~194~~196
2.7	Norwegian Letters of Credit	~~197~~199
2.8	Singapore Letters of Credit	~~201~~203
2.9	UK Letters of Credit	~~204~~206
2.10	U.S. Letters of Credit	~~207~~209
2.11	Fronting Bank Sublimits	~~210~~212
2.12	Applicable Foreign Borrower Sublimits; Overline	~~210~~212
2.13	Obligations of the non-U.S./Canadian Loan Parties	~~211~~213

SECTION 3.	INTEREST, FEES AND CHARGES	~~211~~213

3.1	Interest	~~211~~213
3.2	Fees	~~217~~219
3.3	Computation of Interest, Fees, Yield Protection	~~221~~223
3.4	Reimbursement Obligations	~~221~~224
3.5	Illegality	~~222~~225
3.6	Inability to Determine Rates; Replacement of ~~LIBOR~~Term SOFR; Replacement of Relevant Rates	~~223~~225
3.7	Increased Costs; Capital Adequacy	~~227~~231
3.8	Mitigation	~~228~~232
3.9	Funding Losses	~~228~~233
3.10	Maximum Interest	~~229~~233

SECTION 4.	LOAN ADMINISTRATION	~~230~~234

4.1	Manner of Borrowing and Funding Loans	~~230~~234

4.2	Defaulting Lender	~~235~~240
4.3	Number and Amount of Interest Period Loans; Determination of Rate	~~236~~240

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4.4	Loan Party Agents	~~236~~241
4.5	One Obligation	~~238~~242
4.6	Effect of Termination	~~239~~243

SECTION 5.	PAYMENTS	~~239~~243

5.1	General Payment Provisions	~~239~~243
5.2	Repayment of Obligations	~~240~~245
5.3	Payment of Other Obligations	~~240~~245
5.4	Marshaling; Payments Set Aside	~~241~~245
5.5	Post-Default Allocation of Payments	~~241~~246
5.6	Application of Payments	~~250~~255
5.7	Loan Account; Account Stated	~~251~~256
5.8	Taxes	~~251~~256
5.9	Lender Tax Information	~~284~~289
5.10	Guarantees	~~286~~291
5.11	Currency Matters	~~295~~300

SECTION 6.	CONDITIONS PRECEDENT	~~296~~301

6.1	Conditions Precedent to Initial Loans	~~296~~301
6.2	Conditions Precedent to All Credit Extensions	~~299~~304

SECTION 7.	COLLATERAL	~~300~~305

7.1	Grant of Security Interest	~~300~~305
7.2	Lien on Deposit Accounts; Cash Collateral	~~301~~306
7.3	Other Collateral	~~302~~307
7.4	Limitation on Permitted Discretion	~~303~~308
7.5	No Assumption of Liability	~~303~~309
7.6	Further Assurances	~~304~~309
7.7	Limitations	~~304~~309

SECTION 8.	COLLATERAL ADMINISTRATION	~~304~~309

8.1	Administration of Accounts	~~304~~309
8.2	Administration of Inventory	~~305~~311
8.3	Administration of Deposit Accounts	~~306~~311
8.4	General Provisions	~~306~~312
8.5	Power of Attorney	~~307~~313
8.6	Eligible Pledged Cash Accounts	~~308~~314

SECTION 9.	REPRESENTATIONS AND WARRANTIES	~~309~~314

9.1	General Representations and Warranties	~~309~~314

SECTION 10.	COVENANTS AND CONTINUING AGREEMENTS	~~316~~322

10.1	Affirmative Covenants	~~316~~322
10.2	Negative Covenants	~~327~~333
10.3	Financial Covenants	~~346~~351

SECTION 11.	EVENTS OF DEFAULT; REMEDIES ON DEFAULT	~~346~~352
11.1	Events of Default	~~346~~352
11.2	License	~~350~~356
11.3	Setoff	~~350~~356
11.4	Remedies Cumulative; No Waiver	~~350~~356
11.5	Judgment Currency	~~351~~357

SECTION 12.	AGENT AND SECURITY TRUSTEES	~~351~~358

12.1	Appointment, Authority and Duties of Agent	~~351~~358
12.2	European Security Trustee	~~353~~359
12.3	AUS-NZ Security Trustee	~~358~~364
12.4	Agreements Regarding Collateral and Field Examination Reports	~~364~~370
12.5	Reliance By Agent	~~368~~374
12.6	Action Upon Default	~~368~~374
12.7	Ratable Sharing	~~369~~375
12.8	Indemnification of Agent Indemnitees	~~369~~375
12.9	Limitation on Responsibilities of Agent	~~369~~376
12.10	Successor Agent and Co-Agents	~~370~~376
12.11	Due Diligence and Non-Reliance	~~371~~377
12.12	Remittance of Payments and Collections	~~371~~377
12.13	Agent in its Individual Capacity	~~372~~378
12.14	Agent Titles	~~372~~378
12.15	Bank Product Providers	~~372~~379
12.16	No Third Party Beneficiaries	~~372~~379
12.17	Certain ERISA Matters	~~372~~379
12.18	Recovery of Erroneous Payments	~~373~~380

SECTION 13.	BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS	~~374~~380

13.1	Successors and Assigns	~~374~~380
13.2	Participations	~~374~~381
13.3	Assignments	~~375~~382

SECTION 14.	MISCELLANEOUS	~~377~~383

14.1	Consents, Amendments and Waivers	~~377~~383
14.2	Indemnity	~~382~~389
14.3	Notices and Communications	~~383~~389
14.4	Performance of Loan Parties’ Obligations	~~383~~390
14.5	Credit Inquiries	~~384~~390
14.6	Severability	~~384~~391
14.7	Cumulative Effect; Conflict of Terms	~~384~~391
14.8	Counterparts; Execution; Electronic Records	~~384~~391
14.9	Entire Agreement	~~385~~392
14.10	Relationship with Lenders	~~385~~392
14.11	No Advisory or Fiduciary Responsibility	~~385~~392
14.12	Confidentiality	~~385~~393

14.13	Certifications Regarding Term Loan Credit Agreement	~~386~~393
14.14	GOVERNING LAW	~~386~~394
14.15	Consent to Forum; Process Agent	~~387~~394
14.16	Waivers by Loan Parties	~~387~~394
14.17	Exclusion of PPSA Australia Provisions	~~388~~395
14.18	Waiver of Rights (PPSA New Zealand)	~~388~~396
14.19	Patriot Act Notice	~~389~~396
14.20	Canadian Anti-Money Laundering Legislation	~~389~~397
14.21	Know Your Customer	~~390~~397
14.22	Australian Anti-Money Laundering Provisions	~~390~~397
14.23	Belgian Anti-Money Laundering Legislation	~~390~~398
14.24	“Know your customer” Checks	~~391~~398
14.25	Reinstatement	~~391~~398
14.26	Nonliability of Lenders	~~391~~399
14.27	Closing Reallocation	~~391~~399
14.28	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~392~~399
14.29	Acknowledgement Regarding Any Supported QFCs	~~392~~400
14.30	Ratification of Loan Documents	~~393~~400

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Form of Assignment and Acceptance

Exhibit B-1	Form of Australian Borrowing Base Certificate

Exhibit B-2	Form of Belgian Borrowing Base Certificate

Exhibit B-3	Form of Canadian Borrowing Base Certificate

Exhibit B-4	Form of Dutch Borrowing Base Certificate

Exhibit B-5	Form of Norwegian Borrowing Base Certificate

Exhibit B-6	Form of UK Borrowing Base Certificate

Exhibit B-7	Form of U.S. Borrowing Base Certificate

Exhibit C-1	Form of Australian Revolver Note

Exhibit C-2	Form of Belgian Revolver Note

Exhibit C-3	[Reserved]

Exhibit C-4	Form of Dutch Revolver Note

Exhibit C-5	Form of New Zealand Revolver Note

Exhibit C-6	Form of Norwegian Revolver Note

Exhibit C-7	Form of Singapore Revolver Note

Exhibit C-8	Form of UK Revolver Note

Exhibit C-9	Form of U.S./Canadian Revolver Note

Exhibit D	Form of Compliance Certificate

Exhibit E	Form of Notice of Borrowing

Exhibit F	Form of Notice of Conversion/Continuation

Exhibit G	Form of Perfection Certificate

Exhibit H-1	Form of Australian Closing Certificate

Exhibit H-2	Form of Belgian Closing Certificate

Exhibit H-3	Form of Canadian Closing Certificate

Exhibit H-4	Form of Dutch Closing Certificate

Exhibit H-5	Form of Norwegian Closing Certificate

Exhibit H-6	Form of UK Closing Certificate

Exhibit H-7	Form of U.S. Closing Certificate

Exhibit I	Form of Joinder Agreement

Exhibit J-1	Form of Non-Bank Certificate for Non-Partnership

Exhibit J-2	Form of Non-Bank Certificate for Partnership

v

Schedule 1.1(b)	Existing Receivables Entities

Schedule 2.1.1(a)	Australian Revolver Commitment

Schedule 2.1.1(b)	Belgian Revolver Commitment

Schedule 2.1.1(c)	[Reserved]

Schedule 2.1.1(d)	Dutch Revolver Commitment

Schedule 2.1.1(e)	Norwegian Revolver Commitment

Schedule 2.1.1(f)	UK Revolver Commitment

Schedule 2.1.1(g)	U.S. Revolver Commitment

Schedule 2.2	Existing Australian Letters of Credit

Schedule 2.3	Existing Belgian Letters of Credit

Schedule 2.4	Existing Canadian Letters of Credit

Schedule 2.5	Existing Dutch Letters of Credit

Schedule 2.7	Existing Norwegian Letters of Credit

Schedule 2.9	Existing UK Letters of Credit

Schedule 2.10	Existing U.S. Letters of Credit

Schedule 8.3	Deposit Accounts

Schedule 8.4.1	Location of Collateral

Schedule 9.1.12	Subsidiaries/Excluded Subsidiaries

Schedule 10.1.11	Permitted Transactions with Affiliates

Schedule 10.1.16	Post-Closing Actions

Schedule 10.2.1	Existing Indebtedness

Schedule 10.2.2	Existing Liens

Schedule 10.2.4	Non-Core Assets

Schedule 10.2.5	Permitted Investments

Schedule 10.2.10	Permitted Burdensome Agreements

FOURTH AMENDED AND RESTATED

LOAN, SECURITY AND GUARANTEE AGREEMENT

THIS FOURTH AMENDED AND RESTATED LOAN, SECURITY AND GUARANTEE AGREEMENT is dated as of September 3, 2021, among MRC GLOBAL INC., a Delaware corporation (“MRC Global”), MRC GLOBAL (US) INC., a Delaware corporation (“MRC US”), GREENBRIER PETROLEUM CORPORATION, a West Virginia corporation (“Greenbrier”), MCJUNKIN RED MAN DEVELOPMENT CORPORATION, a Delaware corporation (“McJunkin Development”), MIDWAY – TRISTATE CORPORATION, a New York corporation (“Midway”), MILTON OIL & GAS COMPANY, a West Virginia corporation (“Milton”), MRC GLOBAL MANAGEMENT COMPANY, a Delaware corporation (“Management”), MRC GLOBAL SERVICES COMPANY LLC, a Delaware limited liability company (“Services”), RUFFNER REALTY COMPANY, a West Virginia corporation (“Ruffner”), and THE SOUTH TEXAS SUPPLY COMPANY, INC., a Texas corporation (“South Texas” and together with MRC US, Greenbrier, McJunkin Development, Midway, Milton, Management, Services and Ruffner, the “Initial U.S. Borrowers”), MRC GLOBAL AUSTRALIA PTY LTD ACN 080 156 378, a company incorporated under the laws of Australia (the “Initial Australian Borrower”), MRC GLOBAL (BELGIUM) NV, a limited liability company organized under the laws of Belgium with company number 0415.104.174 RPR/RPM Antwerp, section Antwerp (the “Initial Belgian Borrower”), MRC GLOBAL (CANADA) LTD., a limited liability corporation organized under the laws of Alberta, Canada (the “Initial Canadian Borrower”), MRC GLOBAL (NETHERLANDS) B.V., a limited company organized under the laws of the Netherlands and registered with the Dutch trade register under number 39054351 (the “Initial Dutch Borrower”), MRC GLOBAL NORWAY AS, a limited liability company incorporated under the laws of Norway (the “Initial Norwegian Borrower”), MRC GLOBAL (UK) LIMITED, a company incorporated in England and Wales with company number 03471259 (“MRC UK” or the “Initial UK Borrower”; and collectively with any other UK Borrowers (as defined herein), the Australian Borrowers (as defined herein), the Belgian Borrowers (as defined herein), the Canadian Borrowers (as defined herein), the Dutch Borrowers (as defined herein), any New Zealand Borrowers (as defined herein), the Norwegian Borrowers (as defined herein), any Singapore Borrowers (as defined herein) and the U.S. Borrowers (as defined herein), the “Borrowers” and each, a “Borrower”), the Persons from time to time party to this Agreement as Guarantors (as defined herein), the financial institutions party to this Agreement from time to time as lenders (collectively, “Lenders”), and BANK OF AMERICA, N.A., a national banking association, in its capacity as administrative agent, security trustee and collateral agent for itself and the other Secured Parties (as defined herein) (together with any successor agent appointed pursuant to Section 12.10 and including its branches and Affiliates, the “Agent”).

R E C I T A L S:

A. The Initial U.S. Borrowers, the Initial Australian Borrower, the Initial Belgian Borrower, the Initial Canadian Borrower, the Initial Dutch Borrower, the Initial UK Borrower, the Initial Norwegian Borrower, the Agent, each lender party thereto, and the other parties thereto entered into that certain Third Amended and Restated Loan, Security and Guarantee Agreement dated as of September 22, 2017 (as amended prior to the date hereof, the “Existing Loan Agreement”).

B. The parties hereto desire to amend and restate the Existing Loan Agreement in its entirety in order to, among other things, (i) reduce the aggregate commitments, (ii) adjust the allocation of commitments across the revolving credit facilities, and (iii) extend the maturity date.

C. Each lender party to the Existing Loan Agreement that is continuing as a Lender hereunder is willing to amend and restate the Existing Loan Agreement and provide the senior secured revolving credit facilities on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties hereto agree that the Existing Loan Agreement is hereby amended and restated in its entirety as follows:

SECTION 1. DEFINITIONS; RULES OF CONSTRUCTION

1.1 Definitions.

As used herein, the following terms have the meanings set forth below:

Account: as defined in the UCC, the PPSA or the PPSA Australia, as applicable, and, with respect to a New Zealand Domiciled Loan Party, an “account receivable” as defined in the PPSA New Zealand, in each case including all rights to payment for goods sold or leased, or for services rendered, whether or not they have been earned by performance. With respect to a Norwegian Domiciled Loan Party, “Account” means a trade receivable (Nw. enkle pengekrav på vederlag for varer eller tjenester som han har eller får i sin virksomhet) as defined in the Norwegian Pledge Act section 4-10 including all rights to payment for goods sold or for services rendered in the Norwegian Domiciled Loan Party’s business activities.

Account Debtor: any Person who is obligated under an Account, Chattel Paper or General Intangible.

Accounting Change: as defined in Section 1.2.

Acquired EBITDA: with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary (any of the foregoing, a “Pro Forma Entity”) for any period, the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined using such definitions as if references to MRC Global and its Restricted Subsidiaries therein were to such Pro Forma Entity and its Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity in accordance with GAAP.

Acquired Entity or Business: as defined in the term “Consolidated EBITDA”.

Acquisition: the acquisition, by merger or otherwise, by any Person of assets constituting all or substantially all of a division, line of business or assets of another Person or Persons (other than any then existing Restricted Subsidiary) or Stock or Stock Equivalents of any Person or Persons (other than any then existing Restricted Subsidiary).

Additional Australian Lender: as defined in Section 2.1.6(a).

Additional Belgian Lender: as defined in Section 2.1.6(b).

Additional Dutch Lender: as defined in Section 2.1.6(c).

Additional Lender: as defined in Section 2.1.6(i).

Additional New Zealand Lender: as defined in Section 2.1.6(e).

Additional Norwegian Lender: as defined in Section 2.1.6(f).

Additional Singapore Lender: as defined in Section 2.1.6(g).

Additional UK Lender: as defined in Section 2.1.6(h).

Additional U.S. Lender: as defined in Section 2.1.6(i).

Affected Financial Institution: (a) any EEA Financial Institution or (b) any UK Financial Institution.

Affiliate: with respect to any Person, any branch of such Person or any other Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power (a) to vote 20% or more of the securities having ordinary voting power for the election of directors, in the case of a corporation, or equivalent governing body, in the case of any other type of legal entity, of a Person or (b) to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have correlative meanings.

Agent: as defined in the preamble to this Agreement.

Agent Indemnitees: the Agent and its officers, directors, employees, Affiliates and agents, including, without limitation, the Security Trustees.

Agent Professionals: attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.

Agreement: this Fourth Amended and Restated Loan, Security and Guarantee Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

Allocable Amount: as defined in Section 5.10.3(b).

Alternative Currency: each of the following currencies: Australian Dollars, Canadian Dollars, Euros, New Zealand Dollars, Norwegian Kroner, and Sterling.

Alternative Currency Conforming Changes: with respect to the use, administration of or any conventions associated with any Relevant Rate or any proposed Alternative Currency Successor Rate for an Alternative Currency, any conforming changes to the definitions of “Canadian Base Rate,” “Eurasian Base Rate,” “Canadian Prime Rate,” “Australian Bank Bill Rate,” “Canadian BA Rate,” “EURIBOR,” “New Zealand Bank Bill Rate,” “NIBOR,” “SONIA,”

“Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of “Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by Agent in a manner substantially consistent with market practice for such Alternative Currency (or, if Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such Alternative Currency exists, in such other manner of administration as Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

Alternative Currency Successor Rate: as defined in Section 3.6.3.

AML Legislation: as defined in Section 14.19.

Applicable Australian Borrower: (a) the Initial Australian Borrower or (b) any other Australian Borrower, as the context requires.

Applicable Australian Borrower Commitment: with respect to any Australian Borrower, the maximum amount of Australian Revolver Commitments under which such Australian Borrower may borrow Australian Revolver Loans or request the issuance of Australian Letters of Credit, as designated by the Asian Loan Party Agent from time to time, and in an aggregate amount for all Australian Borrowers not to exceed the total Australian Revolver Commitments.

Applicable Belgian Borrower: (a) the Initial Belgian Borrower or (b) any other Belgian Borrower, as the context requires.

Applicable Belgian Borrower Commitment: with respect to any Belgian Borrower, the maximum amount of Belgian Revolver Commitments under which such Belgian Borrower may borrow Belgian Revolver Loans or request the issuance of Belgian Letters of Credit, as designated by the European Loan Party Agent from time to time, and in an aggregate amount for all Belgian Borrowers not to exceed the total Belgian Revolver Commitments.

Applicable Dutch Borrower: (a) the Initial Dutch Borrower or (b) any other Dutch Borrower, as the context requires.

Applicable Dutch Borrower Commitment: with respect to any Dutch Borrower, the maximum amount of Dutch Revolver Commitments under which such Dutch Borrower may borrow Dutch Revolver Loans or request the issuance of Dutch Letters of Credit, as designated by the European Loan Party Agent from time to time, and in an aggregate amount for all Dutch Borrowers not to exceed the total Dutch Revolver Commitments.

Applicable Foreign Borrower: an Applicable Australian Borrower, Applicable Belgian Borrower, Applicable Dutch Borrower, Applicable New Zealand Borrower, Applicable Singapore Borrower or Applicable UK Borrower, as the context may require.

Applicable Foreign Borrower Commitment: any Applicable Australian Borrower Commitment, Applicable Belgian Borrower Commitment, Applicable Dutch Borrower Commitment, Applicable New Zealand Borrower Commitment, Applicable Singapore Borrower Commitment or Applicable UK Borrower Commitment, as the context may require.

Applicable Law: all laws, rules, regulations and legally binding governmental guidelines applicable to the Person and its Property, conduct, transaction, agreement or matter in question, including all applicable statutory law and common law, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities (having the force of law) and, with respect to any Person, such Person’s Organic Documents.

Applicable Lenders: (a) with respect to the Australian Borrowers, the Australian Lenders, (b) with respect to the Belgian Borrowers, the Belgian Lenders, (c) with respect to the Canadian Borrowers, the U.S. Lenders, (d) with respect to the Dutch Borrowers, the Dutch Lenders, (e) with respect to the New Zealand Borrowers, the New Zealand Lenders, (f) with respect to the Norwegian Borrowers, the Norwegian Lenders, (g) with respect to the Singapore Borrowers, the Singapore Lenders, (h) with respect to the UK Borrowers, the UK Lenders, and (i) with respect to the U.S. Borrowers, the U.S. Lenders.

Applicable Margin: with respect to any Type of Loan and such other Obligations specified below, the respective margin set forth below, as determined by reference to the Consolidated Fixed Charge Coverage Ratio as calculated as of the last day of the fiscal quarter then most recently ended:

Level	Consolidated Fixed Charge Coverage Ratio

Australian Bank Bill Rate Loans, Canadian

BA Rate Loans, EURIBOR Loans, ~~LIBOR~~

Term SOFR Loans, NIBOR Loans, SONIA

Loans, Australian Base Rate Loans, Belgian

Base Rate Loans, Dutch Base Rate Loans,

Norwegian Base Rate Loans, UK Base Rate

Loans, and Letter of Credit Fees

			U.S. Base Rate Loans, Canadian Base Rate Loans and Canadian Prime Rate Loans
I	< 1.50: 1.00	1.75%	0.75%
II	> 1.50: 1.00 but < 2.25: 1.00	1.50%	0.50%
III	> 2.25: 1.00	1.25%	0.25%

Until December 1, 2021, margins shall be determined as if Level II were applicable. Thereafter, the margins shall be subject to increase or decrease upon receipt by the Agent pursuant to Sections 10.1.1(a) and (b) of the financial statements and corresponding Compliance Certificate, which change shall be effective on the first day of the calendar month immediately following receipt. If, by the first day of a month, any financial statement or Compliance Certificate due in the preceding month has not been received, then, at the option of the Agent or Required Lenders, the margins shall be determined as if Level I were applicable, from such day until the first day of the calendar month immediately following actual receipt.

Applicable New Zealand Borrower: (a) if there is only one New Zealand Borrower, the New Zealand Borrower and (b) if there is more than one New Zealand Borrower, the applicable New Zealand Borrower, as the context requires.

Applicable New Zealand Borrower Commitment: with respect to any New Zealand Borrower, the maximum amount of New Zealand Revolver Commitments under which such New Zealand Borrower may borrow New Zealand Revolver Loans or request the issuance of New Zealand Letters of Credit, as designated by the Asian Loan Party Agent from time to time, and in an aggregate amount for all New Zealand Borrowers not to exceed the total New Zealand Revolver Commitments.

Applicable Singapore Borrower: (a) if there is only one Singapore Borrower, the Singapore Borrower and (b) if there is more than one Singapore Borrower, the applicable Singapore Borrower, as the context requires.

Applicable Singapore Borrower Commitment: with respect to any Singapore Borrower, the maximum amount of Singapore Revolver Commitments under which such Singapore Borrower may borrow Singapore Revolver Loans or request the issuance of Singapore Letters of Credit, as designated by the Asian Loan Party Agent from time to time, and in an aggregate amount for all Singapore Borrowers not to exceed the total Singapore Revolver Commitments.

Applicable Swingline Lender: the Australian Swingline Lender, the Belgian Swingline Lender, the Canadian Swingline Lender, the Dutch Swingline Lender, the New Zealand Swingline Lender, the Norwegian Swingline Lender, the Singapore Swingline Lender, the UK Swingline Lender or the U.S. Swingline Lender, as the context requires.

Applicable UK Borrower: (a) MRC UK or (b) any other UK Borrower, as the context requires.

Applicable UK Borrower Commitment: with respect to any UK Borrower, the maximum amount of UK Revolver Commitments under which such UK Borrower may borrow UK Revolver Loans or request the issuance of UK Letters of Credit, as designated by the European Loan Party Agent from time to time, and in an aggregate amount for all UK Borrowers not to exceed the total UK Revolver Commitments.

Approved Fund: any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in its ordinary course of activities, has the capacity to fund Revolver Loans hereunder and is administered or managed by a Lender, an entity that administers or manages a Lender, or an Affiliate of either.

Asian Loan Party Agent: as defined in Section 4.4.3.

Assignment and Acceptance: an assignment agreement between a Lender and Eligible Assignee (and, to the extent required by the definition of “Eligible Assignee,” consented to by the North American Loan Party Agent), in the form of Exhibit A.

AUS-NZ Security Trustee: Bank of America (Australia) or any successor security trustee appointed in accordance with this Agreement.

Australia: the Commonwealth of Australia.

Australian Allocated U.S. Availability: U.S. Availability designated by the North American Loan Party Agent for application to clause (c) of an Australian Borrowing Base.

Australian Availability: as of any date of determination, (a) the lesser of (i) the Australian Revolver Commitments minus all Australian LC Obligations as of such date of determination and (ii) the Total Australian Borrowing Base as of such date of determination, minus (b) the Dollar Equivalent of the principal balance of all Australian Revolver Loans.

Australian Availability Reserves: the sum (without duplication) of (a) the aggregate amount of the Australian Rent Reserve, if any, established pursuant to clause (h) of the definition of Australian Eligible Inventory; (b) the Australian LC Reserve; (c) the Australian Bank Product Reserve; (d) the Australian Priority Payables Reserve; and (e) such additional reserves, in such amounts and with respect to such matters, as the Agent may establish in its Permitted Discretion.

Australian Bank Bill Rate: a rate per annum equal to the Bank Bill Swap Reference Bid Rate (“BBSY”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by Agent from time to time) on the Rate Determination Date with a term equivalent to such Interest Period; provided, that in no event shall the Australian Bank Bill Rate be less than zero.

Australian Bank Bill Rate Loan: an Australian Revolver Loan, or portion thereof, funded in Australian Dollars and bearing interest calculated by reference to the Australian Bank Bill Rate.

Australian Bank Product Reserve: the aggregate amount of reserves, as established by the Agent from time to time in its Permitted Discretion and in consultation with the Asian Loan Party Agent, to reflect the reasonably anticipated liabilities in respect of the then outstanding Secured Bank Product Obligations of the Australian Domiciled Loan Parties and their Subsidiaries. Notwithstanding the foregoing, the Australian Bank Product Reserve shall include a reserve with respect to any Qualified Secured Bank Product Obligations of the Australian Domiciled Loan Parties.

Australian Base Rate Loan: an Australian Revolver Loan, or portion thereof, funded in Australian Dollars, Dollars, Euros or Sterling and bearing interest calculated by reference to the Eurasian Base Rate.

Australian Borrowers: (a) the Initial Australian Borrower and (b) each other Australian Subsidiary that, after the date hereof, has executed a supplement or joinder to this Agreement in accordance with Section 10.1.13 and has satisfied the other requirements set forth in Section 10.1.13 in order to become an Australian Borrower.

Australian Borrowing Base: at any time, with respect to the Applicable Australian Borrower, an amount equal to the sum (expressed in Dollars, based on the Dollar Equivalent thereof) of, without duplication:

(a) the book value of Australian Eligible Accounts of the Applicable Australian Borrower multiplied by the advance rate of 85%, plus

(b) the lesser of (i) 70% of the net book value of Australian Eligible Inventory of the Applicable Australian Borrower and (ii) 85% of the Net Orderly Liquidation Value of Australian Eligible Inventory of the Applicable Australian Borrower (which shall be (A) net of the current monthly shrinkage reserve calculated in accordance with GAAP and (B) valued at Cost), plus

(c) Australian Allocated U.S. Availability for such Applicable Australian Borrower, minus

(d) subject to Section 7.4, effective (i) immediately upon or (ii) five (5) Business Days after, in the case of Australian Availability Reserves allocable to the Applicable Australian Borrower which would cause the aggregate amount of the Australian Revolver Loans allocable to the Applicable Australian Borrower at such time to exceed the lesser of the Applicable Australian Borrower’s Applicable Australian Borrower Commitment and the Applicable Australian Borrower’s Australian Borrowing Base then in effect, in each case, notification thereof to the Asian Loan Party Agent by the Agent, any and all such Australian Availability Reserves.

The Australian Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Agent with such adjustments as the Agent deems appropriate in its Permitted Discretion to assure that the Australian Borrowing Base is calculated in accordance with the terms of this Agreement.

Australian Cash Collateral Account: a demand deposit, money market or other account established by Agent at Bank of America (Australia) or such other financial institution as Agent may select in its discretion with the consent of Asian Loan Party Agent (not to be unreasonably withheld or delayed), which account shall be for the benefit of the Australian Facility Secured Parties and shall be subject to Agent’s or AUS-NZ Security Trustee’s Liens securing the Australian Facility Secured Obligations; provided that the foregoing consent of Asian Loan Party Agent to the selection by Agent in its discretion of a financial institution other than Bank of America (Australia) shall not be required if an Event of Default has occurred and is continuing.

Australian Dollars or AUS$: the lawful currency of Australia.

Australian Domiciled Loan Party: any Australian Borrower and each Australian Subsidiary now or hereafter party hereto as a Loan Party, and “Australian Domiciled Loan Parties” means all such Persons, collectively.

Australian Dominion Account: each special account established by the Australian Domiciled Loan Parties at Bank of America (Australia) over which Agent or AUS-NZ Security Trustee has exclusive control for withdrawal purposes.

Australian Eligible Accounts: at any time, the Accounts of the Applicable Australian Borrower at such date except any Account:

(a) which is not subject to a valid Lien in favor of the Agent or AUS-NZ Security Trustee (including under the relevant laws of the Account Debtor’s jurisdiction of organization);

(b) which is subject to any Lien (including Liens permitted by Section 10.2.2) other than (i) a Lien in favor of the Agent or AUS-NZ Security Trustee and (ii) a Permitted Lien which does not have priority over the Lien in favor of the Agent; provided that, with respect to any tax Lien having such priority, eligibility of Accounts shall be reduced by the amount of such tax Lien having such priority;

(c) owing by any Account Debtor with respect to which more than 120 days have elapsed since the date of the original invoice therefor or which is more than 60 days past the due date for payment;

(d) which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible pursuant to clause (c) above;

(e) which is owing by any Account Debtor to the extent the aggregate amount of otherwise Australian Eligible Accounts owing from such Account Debtor and its Affiliates to Australian Borrowers exceeds 20% of the aggregate Australian Eligible Accounts (or such higher percentage as the Agent may establish for the Account Debtor from time to time), in each case, only to the extent of such excess (provided, that in the case of Shell UK Exploration and Production Limited and its Affiliates, such concentration limit shall instead be 50% of the aggregate Australian Eligible Accounts);

(f) with respect to which any covenant, representation or warranty relating to such Account contained in this Agreement or a Security Document has been breached or is not true in any material respect;

(g) which (i) does not arise from the sale of goods or performance of services in the Ordinary Course of Business, (ii) is not evidenced by an invoice, or other documentation satisfactory to the Agent, which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon the Applicable Australian Borrower’s completion of any further performance, or (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment which is billed prior to actual sale to the end user, cash-on-delivery or any other repurchase or return basis, except with respect to up to $15,000,000 of such Accounts in the aggregate for all Borrowing Bases on a combined basis;

(h) for which the goods giving rise to such Account (other than Accounts described in the foregoing paragraph (g)(v)) have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by the Applicable Australian Borrower;

(i) with respect to which any check or other instrument of payment has been returned uncollected for any reason;

(j) which is owed by an Account Debtor in respect of which an Insolvency Proceeding has been commenced or which is otherwise a debtor or a debtor in possession under any bankruptcy law or any other federal, state or foreign (including any state or territory) receivership, insolvency relief or other law or laws for the relief of debtors, including the Bankruptcy Act 1966 (Cth) and the Corporations Act 2001 (Cth), unless the payment of Accounts from such Account Debtor is secured by assets of, or guaranteed by, in either case, in a manner reasonably satisfactory to the Agent, a Person that is reasonably acceptable to the Agent or, if the Account from such Account Debtor arises subsequent to a decree or order for relief with respect to such Account Debtor under the Bankruptcy Act 1966 (Cth) or the Corporations Act 2001 (Cth), as now or hereafter in effect, the Agent shall have reasonably determined that the timely payment and collection of such Account will not be impaired;

(k) which is owed by an Account Debtor which has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs or is not Solvent;

(l) which is owed by an Account Debtor which is not organized under the applicable law of an Eligible Account Debtor Jurisdiction unless such Account is backed by a letter of credit or other credit support reasonably acceptable to the Agent and which is in the possession of the Agent;

(m) which is owed in any currency other than an Eligible Account Currency;

(n) which is owed by any Governmental Authority (other than a Governmental Authority representing the Crown in Australia), unless (i) such Account is backed by a letter of credit reasonably acceptable to the Agent and which is in the possession of the Agent or (ii) Agent otherwise approves;

(o) which is owed by any Affiliate, employee, director, or officer of any Loan Party;

(p) which is owed by an Account Debtor or any Affiliate of such Account Debtor which is the holder of Indebtedness issued or incurred by any Loan Party; provided, that any such Account shall only be ineligible as to that portion of such Account which is less than or equal to the amount owed by the Loan Party to such Person;

(q) which is subject to any counterclaim, deduction, defense, setoff, right of compensation or dispute, but only to the extent of the amount of such counterclaim, deduction, defense, setoff, right of compensation or dispute, unless (i) the Agent, in its Permitted Discretion, has established Australian Availability Reserves and determines to include such Account as an Australian Eligible Account or (ii) such Account Debtor has entered into an agreement reasonably acceptable to the Agent to waive such rights;

(r) which is evidenced by any promissory note, Chattel Paper or Instrument (in each case, other than any such items that are delivered to the Agent or the AUS-NZ Security Trustee);

(s) which is owed by an Account Debtor located in any jurisdiction that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless the Applicable Australian Borrower has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent the Applicable Australian Borrower may qualify subsequently as a foreign entity authorized to transact business in such jurisdiction and gain access to such courts, without incurring any cost or penalty reasonably viewed by the Agent to be material in amount, and such later qualification cures any access to such courts to enforce payment of such Account;

(t) with respect to which the Applicable Australian Borrower has made any agreement with the Account Debtor for any reduction thereof, but only to the extent of such reduction, other than discounts and adjustments given in the Ordinary Course of Business;

(u) the Account Debtor in respect of which is the subject of a Permitted Supply Chain Financing Program; or

(v) which the Agent determines is ineligible in its Permitted Discretion.

Subject to Sections 14.1 and 7.4 and the definition of Australian Borrowing Base, the Agent may modify the foregoing criteria in its Permitted Discretion.

Australian Eligible Inventory: at any date of determination thereof, the aggregate amount of all Inventory owned by the Applicable Australian Borrower at such date except any Inventory:

(a) which is not subject to a valid Lien in favor of the Agent or AUS-NZ Security Trustee;

(b) which is subject to any Lien (including Liens permitted by Section 10.2.2) other than (i) a Lien in favor of the Agent or AUS-NZ Security Trustee and (ii) a Permitted Lien which does not have priority over the Lien in favor of the Agent or AUS-NZ Security Trustee (other than any bailee, warehouseman, landlord or similar non-consensual Liens having priority by operation of law to the extent either subclause (i) or (ii) of clauses (h) or (i) below of Australian Eligible Inventory is satisfied with respect to the relevant Inventory); provided that, with respect to any tax Lien having such priority, eligibility of Inventory shall be reduced by the amount of such tax Lien having such priority;

(c) which is, in the Agent’s Permitted Discretion, slow moving, obsolete, unmerchantable, defective, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the Ordinary Course of Business or unacceptable due to age, type, category and/or quantity;

(d) with respect to which any covenant, representation or warranty contained in this Agreement or any Security Document has been breached or is not true in any material respect;

(e) which does not conform in all material respects to all standards imposed by any applicable Governmental Authority (except that any standard that is qualified as to “materiality” shall have been conformed to in all respects);

(f) which constitutes packaging and shipping material, manufacturing supplies, display items, bill-and-hold goods (other than bill-and-hold goods, the sale of which has been excluded from Australian Eligible Accounts pursuant to clause (g)(v) of the definition thereof), returned or repossessed goods (other than goods that are undamaged and able to be resold in the Ordinary Course of Business), defective goods, goods held on consignment, goods to be returned to the Applicable Australian Borrower’s suppliers or goods which are not of a type held for sale in the Ordinary Course of Business;

(g) which is not located in Australia or is not at a location listed on Schedule 8.4.1 (as updated from time to time in accordance with the provisions hereof, including updates provided under the Existing Loan Agreement) other than goods in transit between locations of the Australian Domiciled Loan Parties;

(h) which is located in any location leased by the Applicable Australian Borrower unless (i) the lessor has delivered to the Agent a Collateral Access Agreement or (ii) an Australian Rent Reserve has been established by the Agent;

(i) which is located in any third party warehouse or is in the possession of a bailee, processor or other Person and is not evidenced by a Document, unless (i) such warehouseman, bailee, processor or other Person has delivered to the Agent a Collateral Access Agreement and/or such other documentation as the Agent may reasonably require or (ii) appropriate Australian Availability Reserves have been established by the Agent in its Permitted Discretion;

(j) which is the subject of a consignment by the Applicable Australian Borrower as consignor unless (i) an effective first ranking Lien under the PPSA Australia in respect of the relevant Inventory in favor of the Agent or the AUS-NZ Security Trustee has been established and all relevant financing statements have been properly filed against the consignee (as assigned to the Agent or the AUS-NZ Security Trustee), and (ii) there is a written agreement acknowledging that such Inventory is held on consignment, that the Applicable Australian Borrower retains title to such Inventory, that no Lien arising by, through or under such consignment has attached or will attach to such Inventory (and proceeds thereof) and requiring consignee to segregate the consigned Inventory from the consignee’s other personal or movable property;

(k) which is perishable as determined in accordance with GAAP; or

(l) which contains or bears any intellectual property rights licensed to the Applicable Australian Borrower unless the Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor in any material respect or (ii) incurring any material liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement.

Subject to Sections 14.1 and 7.4 and the definition of Australian Borrowing Base, the Agent may modify the foregoing criteria in its Permitted Discretion.

Australian Facility Collateral: Collateral that now or hereafter secures (or is intended to secure) any of the Australian Facility Secured Obligations, including Property of the Australian Facility Guarantors pledged to secure the Australian Facility Secured Obligations under their guarantee of the Secured Obligations.

Australian Facility Guarantor: each U.S. Borrower, each U.S. Facility Guarantor and each other Person who guarantees payment and performance of any Australian Facility Secured Obligations (including pursuant to a Foreign Cross-Guarantee).

Australian Facility Loan Party: an Australian Borrower or an Australian Facility Guarantor.

Australian Facility Obligations: all Obligations of the Australian Domiciled Loan Parties and the other Foreign Facility Obligations that are the subject of a Foreign Cross-Guarantee made by the Australian Domiciled Loan Parties (but excluding the U.S. Facility Obligations incurred directly by the U.S. Domiciled Loan Parties).

Australian Facility Secured Obligations: all Secured Obligations of the Australian Domiciled Loan Parties and the other Foreign Facility Secured Obligations that are the subject of a Foreign Cross-Guarantee made by the Australian Domiciled Loan Parties (but excluding the U.S. Facility Secured Obligations incurred directly by the U.S. Domiciled Loan Parties).

Australian Facility Secured Parties: Agent, AUS-NZ Security Trustee, any Australian Fronting Bank, Australian Lenders, Secured Bank Product Providers of Bank Products to Australian Domiciled Loan Parties and their Subsidiaries and the other Foreign Facility Secured Parties that are the beneficiaries of a Foreign Cross-Guarantee made by the Australian Domiciled Loan Parties.

Australian Fronting Bank: (a) Bank of America (Australia) or any Affiliate thereof that agrees to issue Australian Letters of Credit or (b) if reasonably acceptable to Asian Loan Party Agent, any other Australian Lender or Affiliate thereof that agrees to issue Australian Letters of Credit,.

Australian Fronting Bank Indemnitees: any Australian Fronting Bank and its officers, directors, employees, Affiliates and agents.

Australian LC Application: an application by any Australian Borrower on behalf of itself or any other Australian Borrower to an Australian Fronting Bank for issuance of an Australian Letter of Credit, in form and substance reasonably satisfactory to such Australian Fronting Bank.

Australian LC Conditions: the following conditions necessary for issuance of an Australian Letter of Credit: (a) each of the conditions set forth in Section 6 being satisfied or waived; (b) after giving effect to such issuance, the total Ex-NA LC Obligations do not exceed the Ex-NA Letter of Credit Sublimit, no Australian Overadvance exists or would result therefrom and, in the case of any Australian Borrower, Section 2.12 is satisfied; (c) the expiration date of such

Australian Letter of Credit is (i) unless the applicable Australian Fronting Bank and the Agent otherwise consent, no more than 365 days from issuance (provided that each Australian Letter of Credit may, upon the request of the Applicable Australian Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of twelve (12) months or less (but no later than 20 Business Days prior to the Facility Termination Date)), and (ii) unless the applicable Australian Fronting Bank and the Agent otherwise consent (subject to the satisfaction of the Cash Collateral requirements set forth in Section 2.2.3), at least 20 Business Days prior to the Facility Termination Date; (d) the Australian Letter of Credit and payments thereunder are denominated in Australian Dollars, Dollars, Euros or Sterling; (e) the form of the proposed Australian Letter of Credit is reasonably satisfactory to the Agent and the applicable Australian Fronting Bank; and (f) the proposed use of the Australian Letter of Credit is for a lawful purpose.

Australian LC Documents: all documents, instruments and agreements (including Australian LC Requests and Australian LC Applications) delivered by any Australian Borrower or by any other Person to an Australian Fronting Bank or the Agent in connection with issuance, amendment or renewal of, or payment under, any Australian Letter of Credit.

Australian LC Obligations: with respect to the Applicable Australian Borrower, the Dollar Equivalent of the sum (without duplication) of (a) all amounts owing by such Applicable Australian Borrower for any drawings under Australian Letters of Credit; (b) the stated amount of all outstanding Australian Letters of Credit issued for the account of such Applicable Australian Borrower; and (c) all fees and other amounts owing with respect to such Australian Letters of Credit.

Australian LC Request: a request for issuance of an Australian Letter of Credit, to be provided by an Australian Borrower to an Australian Fronting Bank, in form reasonably satisfactory to Agent and such Australian Fronting Bank.

Australian LC Reserve: with respect to the Applicable Australian Borrower, the aggregate of all Australian LC Obligations of such Applicable Australian Borrower, other than (a) those that have been Cash Collateralized and (b) if no Event of Default exists, those constituting charges owing to any Australian Fronting Bank.

Australian Lenders: Bank of America (Australia) and each other Lender that has issued an Australian Revolver Commitment (provided that such Person or an Affiliate of such Person also has a U.S. Revolver Commitment).

Australian Letter of Credit: any standby or documentary letter of credit issued by an Australian Fronting Bank for the account of an Australian Borrower, or any indemnity, performance bond, guarantee, exposure transmittal memorandum or similar form of credit support issued by Agent or an Australian Fronting Bank for the benefit of an Australian Borrower, including any Existing Australian Letter of Credit.

Australian Overadvance: as defined in Section 2.1.4(a).

Australian Overadvance Loan: a Loan made to an Australian Borrower when an Australian Overadvance exists or is caused by the funding thereof.

Australian Overadvance Loan Balance: on any date, the Dollar Equivalent of the amount by which the aggregate Australian Revolver Loans of the Applicable Australian Borrower or all Australian Borrowers, as the case may be, exceed the amount of the Australian Borrowing Base of such Applicable Australian Borrower or the Total Australian Borrowing Base, as applicable, on such date.

Australian Pension Plan: the Australian Superannuation Guarantee Scheme (established under the Superannuation Guarantee (Administration) Act 1992 (Cth)), a defined benefit scheme (whether established by deed or under statute of Australia or any state or territory of Australia) and any other superannuation or pension plan maintained or contributed to by, or to which there is or may be an obligation to contribute by, any Loan Party in respect of its Australian employees or former employees.

Australian Priority Payables Reserve: on any date of determination, a reserve in such amount as Agent may determine in its Permitted Discretion which reflects amounts secured by any rights (whether imposed under a statute of Australia or any state or territory of Australia), Liens, choate or inchoate, which rank or are capable of ranking in priority to the Agent’s and/or the Secured Parties’ Liens and/or for amounts which may represent costs relating to the enforcement of the Agent’s or AUS-NZ Security Trustee’s Liens including, without limitation, to the extent applicable by operation of law, any such amounts due and not paid for wages, long service leave or vacation pay (including amounts protected by the Fair Work Act 2009 (Cth)), any preferential claims as set out in the Corporations Act 2001 (Commonwealth of Australia), amounts due and not paid under any legislation relating to workers’ compensation or to employment insurance, all amounts deducted or withheld and not paid and remitted when due under the Taxation Administration Act 1953 (Cth) (but excluding Pay as You Go income withholding tax) and amounts currently or past due and not contributed, remitted or paid in respect of any Australian Pension Plan.

Australian Protective Advances: as defined in Section 2.1.5(a).

Australian Reimbursement Date: as defined in Section 2.2.2(a).

Australian Rent Reserve: the aggregate of (a) all past due rent and other past due charges owing by any Australian Borrower to any landlord or other Person who possesses any Australian Facility Collateral or could assert a Lien on such Australian Facility Collateral; plus (b) a reserve in an amount not to exceed rent and other charges that could be payable to any such Person for the time period used to determine the Net Orderly Liquidation Value of Australian Facility Collateral.

Australian Revolver Commitment: for any Australian Lender, its obligation to make Australian Revolver Loans and to issue Australian Letters of Credit, in the case of any Australian Fronting Bank, or participate in Australian LC Obligations, in the case of the other Australian Lenders, to the Australian Borrowers up to the maximum principal amount shown on Schedule 2.1.1(a), or as hereafter determined pursuant to each Assignment and Acceptance to which it is a party, as such Australian Revolver Commitment may be adjusted from time to time in accordance with the provisions of Sections 2.1.3, 2.1.6 or 11.1. “Australian Revolver Commitments” means the aggregate amount of such commitments of all Australian Lenders.

Australian Revolver Commitment Increase: as defined in Section 2.1.6(a).

Australian Revolver Commitment Termination Date: the earliest of (a) the U.S. Revolver Commitment Termination Date (without regard to the reason therefor), (b) the date on which the Asian Loan Party Agent terminates or reduces to zero all of the Australian Revolver Commitments pursuant to Section 2.1.3, and (c) the date on which the Australian Revolver Commitments are terminated pursuant to Section 11.1. From and after the Australian Revolver Commitment Termination Date, the Australian Borrowers shall no longer be entitled to request a Australian Revolver Commitment Increase pursuant to Section 2.1.6 hereof.

Australian Revolver Exposure: on any date, the Dollar Equivalent of an amount equal to the sum of (a) the Australian Revolver Loans outstanding on such date and (b) the Australian LC Obligations on such date.

Australian Revolver Loan: a Revolver Loan made by Australian Lenders to an Australian Borrower pursuant to Section 2.1.1(a), which Revolver Loan shall, if denominated in Australian Dollars, be either an Australian Bank Bill Rate Loan or an Australian Base Rate Loan and, if denominated in Dollars, Euros or Sterling, shall be one of an Australian Base Rate Loan, a SONIA Loan, a EURIBOR Loan or a ~~LIBOR~~Term SOFR Loan, in each case as selected by Applicable Australian Borrower, and including any Australian Swingline Loan, Australian Overadvance Loan or Australian Protective Advance.

Australian Revolver Notes: the promissory notes, if any, executed by Australian Borrowers in favor of each Australian Lender to evidence the Australian Revolver Loans funded from time to time by such Australian Lender, which shall be in the form of Exhibit C-1 to this Agreement, together with any replacement or successor notes therefor.

Australian Security Agreements: the Australian Security Trust Deed and each specific security agreement among any Australian Domiciled Loan Party and Agent or the AUS-NZ Security Trustee.

Australian Security Trust: the trust established under the Australian Security Trust Deed.

Australian Security Trust Deed: the security trust deed dated prior to this Agreement among the Australian Domiciled Loan Parties (as at the date of this Agreement), Agent and the AUS-NZ Security Trustee.

Australian Subsidiary: each Wholly-Owned Subsidiary of MRC Global incorporated or organized under the laws of Australia or any state or territory of Australia.

Australian Swingline Commitment: that portion of the aggregate Swingline Commitment allocated to Australia as agreed between the North American Loan Party Agent and the Agent from time to time (which amount shall be scheduled and on file with the Agent).

Australian Swingline Commitment Termination Date: with respect to any Australian Swingline Loan, the date that is five Business Days prior to the Australian Revolver Commitment Termination Date.

Australian Swingline Lender: Bank of America (Australia) or an Affiliate of Bank of America (Australia).

Australian Swingline Loan: a Swingline Loan made by the Australian Swingline Lender to an Australian Borrower pursuant to Section 2.1.7(a), which Swingline Loan shall be an Australian Base Rate Loan.

Australian Trust Fund: (a) the sum of $10 held by the AUS-NZ Security Trustee under the Australian Security Trust Deed; (b) any other property that the AUS-NZ Security Trustee acquires or is held by the AUS-NZ Security Trustee, as trustee of the Australian Security Trust, including (i) all its interest in and under any Australian Facility Collateral and Loan Documents that it executes after the Australian Security Trust Deed in its capacity as trustee of the Australian Security Trust; (ii) the benefit of any representation, warranty, undertaking or covenant under the Australian Security Agreements; (iii) any other property that represents the proceeds of sale or enforcement of any property forming part of the Australian Trust Fund; (iv) any property representing the proceeds of any insurance claims payable to the AUS-NZ Security Trustee in that capacity; (v) any property into which any other property forming part of the Australian Trust Fund is converted or invested and the property representing the proceeds of that property; and (vi) the proceeds of enforcement or other recovery of money under the Australian Facility Collateral and the Loan Documents.

Availability: Australian Availability, Belgian Availability, Dutch Availability, New Zealand Availability, Norwegian Availability, Singapore Availability, UK Availability and/or U.S. Availability, as the context may require.

~~Available Tenor: as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (b) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.~~

Bail-In Action: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

Bail-In Legislation: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

Bank Levy: any Tax payable by any Credit Party or any of their respective Affiliates on the basis of or in relation to some or all of its assets, its balance sheet or capital base or equity or any part of it or its liabilities or minimum regulatory capital or any combination thereof, including the Dutch bankenbelasting as set out in the bank levy act (Wet bankenbelasting), the Belgian annual tax on financial institutions laid down in articles 201/10 to 201/19 of Chapter XI of Book II of the Belgian Code on Miscellaneous Taxes and Duties and any tax in any jurisdiction levied on a similar basis or for a similar purpose or any financial activities taxes (or other taxes) of a kind contemplated in the European Commission consultation paper on financial sector taxation dated 22 February 2011 which has been enacted and/or which has been formally announced.

Bank of America: Bank of America, N.A., a national banking association, and its successors and assigns.

Bank of America (Australia): Bank of America, National Association, ARBN 064 874 531 (acting through its Australia Branch).

Bank of America (Canada): Bank of America, N.A. (acting through its Canada branch).

Bank of America (Hong Kong): Bank of America, N.A. (acting through its Hong Kong branch).

Bank of America (London): Bank of America, N.A. (acting through its London branch).

Bank of America (Singapore): Bank of America, N.A. (acting through its Singapore branch).

Bank of America Indemnitees: Bank of America, Bank of America (Canada), Bank of America (Hong Kong), Bank of America (London), Bank of America (Singapore), Bank of America (Australia) and their respective officers, directors, employees, Affiliates and agents.

Bank Product: any of the following products, services or facilities extended to any Loan Party or any of its Subsidiaries (a) in the case of the following clauses (i), (iii) and (iv), by a Lender or an Affiliate of a Lender and (b) in the case of the following clause (ii), by a Lender or an Affiliate of a Lender or any Person that was a Lender or an Affiliate of a Lender at the time the applicable product under the Hedge Agreement was entered into: (i) Cash Management Services; (ii) products under Hedge Agreements (other than Hedge Agreements that constitute Term Priority Lien Debt for purposes of the Intercreditor Agreement); (iii) commercial credit card, purchase card and merchant card services; and (iv) other banking products or services as may be requested by any Loan Party or any of its Subsidiaries, other than loans and letters of credit.

Bank Product Debt: Indebtedness and other obligations of a Loan Party or any of its Subsidiaries relating to Bank Products.

Bank Product Document: any agreement, instrument or other document entered into in connection with any Bank Product Debt.

Base Rate: Canadian Base Rate, Eurasian Base Rate, and/or U.S. Base Rate, as the context requires.

Base Rate Loan: an Australian Base Rate Loan, Belgian Base Rate Loan, Canadian Base Rate Loan, Dutch Base Rate Loan, New Zealand Base Rate Loan, Norwegian Base Rate Loan, Singapore Base Rate Loan, UK Base Rate Loan and/or U.S. Base Rate Loan, as the context requires.

Belgian Allocated U.S. Availability: U.S. Availability designated by the North American Loan Party Agent for application to clause (c) of a Belgian Borrowing Base.

Belgian Availability: as of any date of determination, (a) the lesser of (i) the Belgian Revolver Commitments minus all Belgian LC Obligations as of such date of determination and (ii) the Total Belgian Borrowing Base as of such date of determination, minus (b) the Dollar Equivalent of the principal balance of all Belgian Revolver Loans.

Belgian Availability Reserves: the sum (without duplication) of (a) the aggregate amount of the Belgian Rent Reserve, if any, established pursuant to clause (h) of the definition of Belgian Eligible Inventory; (b) the Belgian LC Reserve; (c) the Belgian Bank Product Reserve; (d) the Belgian Priority Payables Reserve; and (e) such additional reserves, in such amounts and with respect to such matters, as the Agent may establish in its Permitted Discretion.

Belgian Bank Product Reserve: the aggregate amount of reserves, as established by the Agent from time to time in its Permitted Discretion and in consultation with the European Loan Party Agent, to reflect the reasonably anticipated liabilities in respect of the then outstanding Secured Bank Product Obligations of the Belgian Domiciled Loan Parties and their Subsidiaries. Notwithstanding the foregoing, the Belgian Bank Product Reserve shall include a reserve with respect to any Qualified Secured Bank Product Obligations of the Belgian Domiciled Loan Parties.

Belgian Base Rate Loan: a Belgian Revolver Loan, or portion thereof, funded in Dollars or Euros and bearing interest calculated by reference to the Eurasian Base Rate.

Belgian Borrowers: (a) the Initial Belgian Borrower and (b) each other Belgian Subsidiary that, after the date hereof, has executed a supplement or joinder to this Agreement in accordance with Section 10.1.13 and has satisfied the other requirements set forth in Section 10.1.13 in order to become a Belgian Borrower.

Belgian Borrowing Base: at any time, with respect to the Applicable Belgian Borrower, an amount equal to the sum (expressed in Dollars, based on the Dollar Equivalent thereof) of, without duplication:

(a) the book value of Belgian Eligible Accounts of the Applicable Belgian Borrower multiplied by the advance rate of 85%, plus

(b) the lesser of (i) 70% of the net book value of Belgian Eligible Inventory of the Applicable Belgian Borrower and (ii) 85% of the Net Orderly Liquidation Value of Belgian Eligible Inventory of the Applicable Belgian Borrower (which shall be (A) net of the current monthly shrinkage reserve calculated in accordance with GAAP and (B) valued at Cost), plus

(c) Belgian Allocated U.S. Availability for such Applicable Belgian Borrower, minus

(d) subject to Section 7.4, effective (i) immediately upon or (ii) five (5) Business Days after, in the case of Belgian Availability Reserves allocable to the Applicable Belgian Borrower which would cause the aggregate amount of the Belgian Revolver Loans allocable to the Applicable Belgian Borrower at such time to exceed the lesser of the Applicable Belgian Borrower’s Applicable Belgian Borrower Commitment and the Applicable Belgian Borrower’s Belgian Borrowing Base then in effect, in each case, notification thereof to the European Loan Party Agent by the Agent, any and all such Belgian Availability Reserves.

The Belgian Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Agent with such adjustments as the Agent deems appropriate in its Permitted Discretion to assure that the Belgian Borrowing Base is calculated in accordance with the terms of this Agreement.

Belgian Cash Collateral Account: a demand deposit, money market or other account established by Agent at Bank of America (London) or such other financial institution as Agent may select in its discretion with the consent of European Loan Party Agent (not to be unreasonably withheld or delayed), which account shall be for the benefit of the Belgian Facility Secured Parties and shall be subject to Agent’s or European Security Trustee’s Liens securing the Belgian Facility Secured Obligations; provided that the foregoing consent of European Loan Party Agent to the selection by Agent in its discretion of a financial institution other than Bank of America (London) shall not be required if an Event of Default has occurred and is continuing.

Belgian Domiciled Loan Party: any Belgian Borrower and each Belgian Subsidiary now or hereafter party hereto as a Loan Party, and “Belgian Domiciled Loan Parties” means all such Persons, collectively.

Belgian Dominion Account: each special account established by the Belgian Domiciled Loan Parties at Bank of America over which Agent or European Security Trustee has springing or exclusive control for withdrawal purpose.

Belgian Eligible Accounts: at any time, the Accounts of the Applicable Belgian Borrower at such date except any Account:

(a) which is not subject to a valid Lien in favor of the Agent or European Security Trustee (including under the relevant laws of the Account Debtor’s jurisdiction of organization);

(b) which is subject to any Lien (including Liens permitted by Section 10.2.2) other than (i) a Lien in favor of the Agent or European Security Trustee and (ii) a Permitted Lien which does not have priority over the Lien in favor of the Agent; provided that, with respect to any tax Lien having such priority, eligibility of Accounts shall be reduced by the amount of such tax Lien having such priority;

(c) owing by any Account Debtor with respect to which more than 120 days have elapsed since the date of the original invoice therefor or which is more than 60 days past the due date for payment;

(d) which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible pursuant to clause (c) above;

(e) which is owing by any Account Debtor to the extent the aggregate amount of otherwise Belgian Eligible Accounts owing from such Account Debtor and its Affiliates to Belgian Borrowers exceeds 20% of the aggregate Belgian Eligible Accounts (or such higher percentage as the Agent may establish for the Account Debtor from time to time), in each case, only to the extent of such excess (provided, that in the case of Shell UK Exploration and Production Limited and its Affiliates, such concentration limit shall instead be 50% of the aggregate Belgian Eligible Accounts);

(f) with respect to which any covenant, representation, or warranty relating to such Account contained in this Agreement or a Security Document has been breached or is not true in any material respect;

(g) which (i) does not arise from the sale of goods or performance of services in the Ordinary Course of Business, (ii) is not evidenced by an invoice, or other documentation satisfactory to the Agent, which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon the Applicable Belgian Borrower’s completion of any further performance, or (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment which is billed prior to actual sale to the end user, cash-on-delivery or any other repurchase or return basis, except with respect to up to $15,000,000 of such Accounts in the aggregate for all Borrowing Bases on a combined basis;

(h) for which the goods giving rise to such Account (other than Accounts described in the foregoing paragraph (g)(v)) have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by the Applicable Belgian Borrower;

(i) with respect to which any check or other instrument of payment has been returned uncollected for any reason;

(j) which is owed by an Account Debtor in respect of which an Insolvency Proceeding has been commenced or which is otherwise a debtor or a debtor in possession under any bankruptcy law or any other federal, state or foreign (including any province or territory) receivership, insolvency relief or other law or laws for the relief of debtors, including Book XX of the Belgian Code of Economic Law, unless the payment of Accounts from such Account Debtor is secured by assets of, or guaranteed by, in either case, in a manner reasonably satisfactory to the Agent, a Person that is reasonably acceptable to the Agent or, if the Account from such Account Debtor arises subsequent to a decree or order for relief with respect to such Account Debtor under Book XX of the Belgian Code of Economic Law, as now or hereafter in effect, the Agent shall have reasonably determined that the timely payment and collection of such Account will not be impaired;

(k) which is owed by an Account Debtor which has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs or is not Solvent;

(l) which is owed by an Account Debtor which is not organized under the applicable law of an Eligible Account Debtor Jurisdiction unless such Account is backed by a letter of credit or other credit support reasonably acceptable to the Agent and which is in the possession of the Agent;

(m) which is owed in any currency other than an Eligible Account Currency;

(n) which is owed by any Governmental Authority, unless (i) such Account is backed by a letter of credit reasonably acceptable to the Agent and which is in the possession of the Agent or (ii) Agent otherwise approves;

(o) which is owed by any Affiliate, employee, director, or officer of any Loan Party;

(p) which is owed by an Account Debtor or any Affiliate of such Account Debtor which is the holder of Indebtedness issued or incurred by any Loan Party; provided, that any such Account shall only be ineligible as to that portion of such Account which is less than or equal to the amount owed by the Loan Party to such Person;

(q) which is subject to any counterclaim, deduction, defense, setoff, right of compensation or dispute, but only to the extent of the amount of such counterclaim, deduction, defense, setoff, right of compensation or dispute, unless (i) the Agent, in its Permitted Discretion, has established Belgian Availability Reserves and determines to include such Account as a Belgian Eligible Account or (ii) such Account Debtor has entered into an agreement reasonably acceptable to the Agent to waive such rights;

(r) which is evidenced by any promissory note, Chattel Paper or Instrument (in each case, other than any such items that are delivered to the Agent or the European Security Trustee);

(s) which is owed by an Account Debtor located in any jurisdiction that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless the Applicable Belgian Borrower has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent the Applicable Belgian Borrower may qualify subsequently as a foreign entity authorized to transact business in such jurisdiction and gain access to such courts, without incurring any cost or penalty reasonably viewed by the Agent to be material in amount, and such later qualification cures any access to such courts to enforce payment of such Account;

(t) with respect to which the Applicable Belgian Borrower has made any agreement with the Account Debtor for any reduction thereof, but only to the extent of such reduction, other than discounts and adjustments given in the Ordinary Course of Business;

(u) the Account Debtor in respect of which is the subject of a Permitted Supply Chain Financing Program; or

(v) which the Agent determines is ineligible in its Permitted Discretion.

Subject to Sections 14.1 and 7.4 and the definition of Belgian Borrowing Base, the Agent may modify the foregoing criteria in its Permitted Discretion.

Belgian Eligible Inventory: at any date of determination thereof, the aggregate amount of all Inventory owned by the Applicable Belgian Borrower at such date except any Inventory:

(a) which is not subject to a valid Lien in favor of the Agent or European Security Trustee (to the extent applicable, without giving effect to the 50% priority claim for unsecured creditors against the proceeds of recovery on Inventory pursuant to Applicable Law);

(b) which is subject to any Lien (including Liens permitted by Section 10.2.2) other than (i) a Lien in favor of the Agent or European Security Trustee and (ii) a Permitted Lien which does not have priority over the Lien in favor of the Agent or European Security Trustee (other than any bailee, warehouseman, landlord or similar non-consensual Liens having priority by operation of law to the extent either subclause (i) or (ii) of clauses (h) or (i) below of Belgian Eligible Inventory is satisfied with respect to the relevant Inventory); provided that, with respect to any tax Lien having such priority, eligibility of Inventory shall be reduced by the amount of such tax Lien having such priority;

(c) which is, in the Agent’s Permitted Discretion, slow moving, obsolete, unmerchantable, defective, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the Ordinary Course of Business or unacceptable due to age, type, category and/or quantity;

(d) with respect to which any covenant, representation or warranty contained in this Agreement or any Security Document has been breached or is not true in any material respect;

(e) which does not conform in all material respects to all standards imposed by any applicable Governmental Authority (except that any standard that is qualified as to “materiality” shall have been conformed to in all respects);

(f) which constitutes packaging and shipping material, manufacturing supplies, display items, bill-and-hold goods (other than bill-and-hold goods, the sale of which has been excluded from Belgian Eligible Accounts pursuant to clause (g)(v) of the definition thereof), returned or repossessed goods (other than goods that are undamaged and able to be resold in the Ordinary Course of Business), defective goods, goods held on consignment, goods to be returned to the Applicable Belgian Borrower’s suppliers or goods which are not of a type held for sale in the Ordinary Course of Business;

(g) which is not located in Belgium or is not at a location listed on Schedule 8.4.1 (as updated from time to time in accordance with the provisions hereof, including updates provided under the Existing Loan Agreement) other than goods in transit between locations of the Belgian Domiciled Loan Parties;

(h) which is located in any location leased by the Applicable Belgian Borrower unless (i) the lessor has delivered to the Agent a Collateral Access Agreement or (ii) a Belgian Rent Reserve has been established by the Agent;

(i) which is located in any third party warehouse or is in the possession of a bailee, processor or other Person and is not evidenced by a Document, unless (i) such warehouseman, bailee, processor or other Person has delivered to the Agent a Collateral Access Agreement and/or such other documentation as the Agent may reasonably require or (ii) appropriate Belgian Availability Reserves have been established by the Agent in its Permitted Discretion;

(j) which is the subject of a consignment by the Applicable Belgian Borrower as consignor;

(k) which is perishable as determined in accordance with GAAP; or

(l) which contains or bears any intellectual property rights licensed to the Applicable Belgian Borrower unless the Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor in any material respect or (ii) incurring any material liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement.

Subject to Sections 14.1 and 7.4 and the definition of Belgian Borrowing Base, the Agent may modify the foregoing criteria in its Permitted Discretion.

Belgian Facility Collateral: Collateral that now or hereafter secures (or is intended to secure) any of the Belgian Facility Secured Obligations, including Property of the Belgian Facility Guarantors pledged to secure the Belgian Facility Secured Obligations under their guarantee of the Secured Obligations.

Belgian Facility Guarantor: each U.S. Borrower, each U.S. Facility Guarantor and each other Person who guarantees payment and performance of any Belgian Facility Secured Obligations (including pursuant to a Foreign Cross-Guarantee).

Belgian Facility Loan Party: a Belgian Borrower or a Belgian Facility Guarantor.

Belgian Facility Obligations: all Obligations of the Belgian Domiciled Loan Parties and the other Foreign Facility Obligations that are the subject of a Foreign Cross-Guarantee made by the Belgian Domiciled Loan Parties (but excluding the U.S. Facility Obligations incurred directly by the U.S. Domiciled Loan Parties).

Belgian Facility Secured Obligations: all Secured Obligations of the Belgian Domiciled Loan Parties and the other Foreign Facility Secured Obligations that are the subject of a Foreign Cross-Guarantee made by the Belgian Domiciled Loan Parties (but excluding the U.S. Facility Secured Obligations incurred directly by the U.S. Domiciled Loan Parties).

Belgian Facility Secured Parties: Agent, European Security Trustee, any Belgian Fronting Bank, Belgian Lenders, Secured Bank Product Providers of Bank Products to Belgian Domiciled Loan Parties and their Subsidiaries and the other Foreign Facility Secured Parties that are the beneficiaries of a Foreign Cross-Guarantee made by the Belgian Domiciled Loan Parties.

Belgian Fronting Bank: (a) Bank of America (London) or any Affiliate thereof that agrees to issue Belgian Letters of Credit or (b) if reasonably acceptable to European Loan Party Agent, any other Belgian Lender or Affiliate thereof that agrees to issue Belgian Letters of Credit.

Belgian Fronting Bank Indemnitees: any Belgian Fronting Bank and its officers, directors, employees, Affiliates and agents.

Belgian LC Application: an application by any Belgian Borrower on behalf of itself or any other Belgian Borrower to a Belgian Fronting Bank for issuance of a Belgian Letter of Credit, in form and substance reasonably satisfactory to such Belgian Fronting Bank.

Belgian LC Conditions: the following conditions necessary for issuance of a Belgian Letter of Credit: (a) each of the conditions set forth in Section 6 being satisfied or waived; (b) after giving effect to such issuance, the total Ex-NA LC Obligations do not exceed the Ex-NA Letter of Credit Sublimit, no Belgian Overadvance exists or would result therefrom and, in the case of any Belgian Borrower, Section 2.12 is satisfied; (c) the expiration date of such Belgian Letter of Credit is (i) unless the applicable Belgian Fronting Bank and the Agent otherwise consent, no more than 365 days from issuance (provided that each Belgian Letter of Credit may, upon the request of the Applicable Belgian Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of twelve (12) months or less (but no later than 20 Business Days prior to the Facility Termination Date)), and (ii) unless the applicable Belgian Fronting Bank and the Agent otherwise consent (subject to the satisfaction of the Cash Collateral requirements set forth in Section 2.3.3), at least 20 Business Days prior to the Facility Termination Date; (d) the Belgian Letter of Credit and payments thereunder are denominated in Euros or Dollars; (e) the form of the proposed Belgian Letter of Credit is reasonably satisfactory to the Agent and the applicable Belgian Fronting Bank; and (f) the proposed use of the Belgian Letter of Credit is for a lawful purpose.

Belgian LC Documents: all documents, instruments and agreements (including Belgian LC Requests and Belgian LC Applications) delivered by any Belgian Borrower or by any other Person to a Belgian Fronting Bank or the Agent in connection with issuance, amendment or renewal of, or payment under, any Belgian Letter of Credit.

Belgian LC Obligations: with respect to the Applicable Belgian Borrower, the Dollar Equivalent of the sum (without duplication) of (a) all amounts owing by such Applicable Belgian Borrower for any drawings under Belgian Letters of Credit; (b) the stated amount of all outstanding Belgian Letters of Credit issued for the account of such Applicable Belgian Borrower; and (c) all fees and other amounts owing with respect to such Belgian Letters of Credit.

Belgian LC Request: a request for issuance of a Belgian Letter of Credit, to be provided by a Belgian Borrower to a Belgian Fronting Bank, in form reasonably satisfactory to Agent and such Belgian Fronting Bank.

Belgian LC Reserve: with respect to the Applicable Belgian Borrower, the aggregate of all Belgian LC Obligations of such Applicable Belgian Borrower, other than (a) those that have been Cash Collateralized and (b) if no Event of Default exists, those constituting charges owing to any Belgian Fronting Bank.

Belgian Lenders: Bank of America (London) and each other Lender that has issued a Belgian Revolver Commitment (provided that such Person or an Affiliate of such Person also has a U.S. Revolver Commitment).

Belgian Letter of Credit: any standby or documentary letter of credit issued by a Belgian Fronting Bank for the account of a Belgian Borrower, or any indemnity, performance bond, guarantee, exposure transmittal memorandum or similar form of credit support issued by Agent or a Belgian Fronting Bank for the benefit of a Belgian Borrower, including any Existing Belgian Letter of Credit.

Belgian Overadvance: as defined in Section 2.1.4(b).

Belgian Overadvance Loan: a Loan made to a Belgian Borrower when a Belgian Overadvance exists or is caused by the funding thereof.

Belgian Overadvance Loan Balance: on any date, the Dollar Equivalent of the amount by which the aggregate Belgian Revolver Loans of the Applicable Belgian Borrower or all Belgian Borrowers, as the case may be, exceed the amount of the Belgian Borrowing Base of such Applicable Belgian Borrower or the Total Belgian Borrowing Base, as applicable, on such date.

Belgian Priority Payables Reserve: on any date of determination, a reserve in such amount as Agent may determine in its Permitted Discretion which reflects amounts secured by any Liens, choate or inchoate, which rank or are capable of ranking in priority to the Agent’s and/or the Secured Parties’ Liens and/or for amounts which may represent costs relating to the enforcement of the Agent’s or European Security Trustee’s Liens.

Belgian Protective Advances: as defined in Section 2.1.5(b).

Belgian Reimbursement Date: as defined in Section 2.3.2(a).

Belgian Rent Reserve: the aggregate of (a) all past due rent and other past due charges owing by any Belgian Borrower to any landlord or other Person who possesses any Belgian Facility Collateral or could assert a Lien on such Belgian Facility Collateral; plus (b) a reserve in an amount not to exceed rent and other charges that could be payable to any such Person for the time period used to determine the Net Orderly Liquidation Value of Belgian Facility Collateral.

Belgian Revolver Commitment: for any Belgian Lender, its obligation to make Belgian Revolver Loans and to issue Belgian Letters of Credit, in the case of any Belgian Fronting Bank, or participate in Belgian LC Obligations, in the case of the other Belgian Lenders, to the Belgian Borrowers up to the maximum principal amount shown on Schedule 2.1.1(b), or as hereafter determined pursuant to each Assignment and Acceptance to which it is a party, as such Belgian Revolver Commitment may be adjusted from time to time in accordance with the provisions of Sections 2.1.3, 2.1.6 or 11.1. “Belgian Revolver Commitments” means the aggregate amount of such commitments of all Belgian Lenders.

Belgian Revolver Commitment Increase: as defined in Section 2.1.6(b).

Belgian Revolver Commitment Termination Date: the earliest of (a) the U.S. Revolver Commitment Termination Date (without regard to the reason therefor), (b) the date on which the European Loan Party Agent terminates or reduces to zero all of the Belgian Revolver Commitments pursuant to Section 2.1.3, and (c) the date on which the Belgian Revolver Commitments are terminated pursuant to Section 11.1. From and after the Belgian Revolver Commitment Termination Date, the Belgian Borrowers shall no longer be entitled to request a Belgian Revolver Commitment Increase pursuant to Section 2.1.6 hereof.

Belgian Revolver Exposure: on any date, the Dollar Equivalent of an amount equal to the sum of (a) the Belgian Revolver Loans outstanding on such date and (b) the Belgian LC Obligations on such date.

Belgian Revolver Loan: a Revolver Loan made by Belgian Lenders to a Belgian Borrower pursuant to Section 2.1.1(b), which Revolver Loan shall be denominated in Euros or Dollars and one of a EURIBOR Loan, ~~LIBOR~~Term SOFR Loan or a Belgian Base Rate Loan, in each case as selected by Applicable Belgian Borrower, and including any Belgian Swingline Loan, Belgian Overadvance Loan or Belgian Protective Advance.

Belgian Revolver Notes: the promissory notes, if any, executed by Belgian Borrowers in favor of each Belgian Lender to evidence the Belgian Revolver Loans funded from time to time by such Belgian Lender, which shall be in the form of Exhibit C-2 to this Agreement, together with any replacement or successor notes therefor.

Belgian Security Agreements: each pledge agreement (including, without limitation, a business pledge, a business pledge mandate, a bank accounts pledge, a receivables pledge (whether disclosed or undisclosed) and an inventory pledge, as the case may be) or security agreement among any Belgian Domiciled Loan Party and Agent or European Security Trustee.

Belgian Subsidiary: Each Wholly-Owned Subsidiary of MRC Global incorporated and organized under the laws of Belgium.

Belgian Swingline Commitment: that portion of the aggregate Swingline Commitment allocated to Belgium as agreed between the North American Loan Party Agent and the Agent from time to time (which amount shall be scheduled and on file with the Agent).

Belgian Swingline Commitment Termination Date: with respect to any Belgian Swingline Loan, the date that is five Business Days prior to the Belgian Revolver Commitment Termination Date.

Belgian Swingline Lender: Bank of America (London) or an Affiliate of Bank of America (London).

Belgian Swingline Loan: a Swingline Loan made by the Belgian Swingline Lender to a Belgian Borrower pursuant to Section 2.1.7(b), which Swingline Loan shall be a Belgian Base Rate Loan.

~~Benchmark: initially, LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to Section 3.6.2 then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.~~

~~Benchmark Replacement: for purposes of Section 3.6.2(a), the first alternative set forth below that can be determined by Agent:~~

~~(a) (i) the sum of: (x) Term SOFR and (y) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, and 0.71513% (71.513 basis points) for an Available Tenor of twelve-months’ duration, or~~

~~(ii) the sum of: (x) Daily Simple SOFR and (y) 0.26161% (26.161 basis points);~~

~~provided that, if initially LIBOR is replaced with the rate contained in clause (ii) above (Daily Simple SOFR plus the applicable spread adjustment) and subsequent to such replacement, Agent determines that Term SOFR has become available and is administratively feasible for Agent in its sole discretion, and Agent notifies the Borrowers and each Lender of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than 30 days after the date of such notice, the Benchmark Replacement shall be as set forth in clause (i) above; and~~

~~(b) For purposes of Section 3.6.2(b), the sum of (i) the alternate benchmark rate and (ii) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by Agent and North American Loan Party Agent as the replacement Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by a Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;~~

~~provided that, if the Benchmark Replacement would be less than zero the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.~~

~~Any Benchmark Replacement shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for Agent, such Benchmark Replacement shall be applied in a manner as otherwise reasonably determined by Agent.~~

~~Benchmark Replacement Conforming Changes: with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “U.S. Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).~~

~~Benchmark Transition Event: for purposes of Section 3.6.2, with respect to any then-current Benchmark other than LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark or a Governmental Authority with jurisdiction over such administrator announcing or stating that all Available Tenors are or will no longer be representative, or made available, or used for determining the interest rate of loans, or shall or will otherwise cease, provided that, at the time of such statement or publication, there is no successor administrator that is satisfactory to Agent, that will continue to provide any representative tenors of such Benchmark after such specific date.~~

Beneficial Ownership Certification: a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, in form and substance satisfactory to Agent.

Beneficial Ownership Regulation: 31 C.F.R. § 1010.230.

Benefit Plan: any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

Bloomberg: Bloomberg Index Services Limited.

Board of Governors: the Board of Governors of the Federal Reserve System.

Borrower and Borrowers: as defined in the preamble to this Agreement.

Borrower Group: a group consisting of (a) the Australian Borrowers, (b) the Belgian Borrowers, (c) the Dutch Borrowers, (d) the New Zealand Borrowers, (e) the Norwegian Borrowers, (f) the Singapore Borrowers, (g) the UK Borrowers, or (h) the U.S. Borrowers and the Canadian Borrowers, as the context requires.

Borrower Group Commitment: with respect to the commitment of (a) an Australian Lender, its Australian Revolver Commitment, (b) a Belgian Lender, its Belgian Revolver Commitment, (c) a Dutch Lender, its Dutch Revolver Commitment, (d) a New Zealand Lender, its New Zealand Revolver Commitment, (e) a Norwegian Lender, its Norwegian Revolver Commitment, (f) a Singapore Lender, its Singapore Revolver Commitment, (g) a UK Lender, its UK Revolver Commitment, and (h) a U.S. Lender, its U.S. Revolver Commitment. The term “Borrower Group Commitments” means (i) the Borrower Group Commitment of all Australian Lenders, (ii) the Borrower Group Commitment of all Belgian Lenders, (iii) the Borrower Group Commitment of all Dutch Lenders, (iv) the Borrower Group Commitment of all New Zealand Lenders, (v) the Borrower Group Commitments of all Norwegian Lenders, (vi) the Borrower Group Commitment of all Singapore Lenders, (vii) the Borrower Group Commitment of all UK Lenders, or (viii) the Borrower Group Commitment of all U.S. Lenders, as the context requires. To the extent any Lender has more than one Borrower Group Commitment, each such Commitment shall be considered as a separate Commitment for purposes of this definition.

Borrowing: a group of Loans of one Type that are made on the same day or are converted into Loans of one Type on the same day.

Borrowing Base: (a) the Total Australian Borrowing Base, (b) an Australian Borrowing Base, (c) the Total Belgian Borrowing Base, (d) a Belgian Borrowing Base, (e) the Total Dutch Borrowing Base, (f) a Dutch Borrowing Base, (g) the Total New Zealand Borrowing Base, (h) a New Zealand Borrowing Base, (i) the Norwegian Borrowing Base, (j) the Total Singapore Borrowing Base, (k) a Singapore Borrowing Base, (l) the Total UK Borrowing Base, (m) a UK Borrowing Base, and/or (n) the U.S./Canadian Borrowing Base, as the context requires.

Borrowing Base Certificate: a certificate, executed by a Senior Officer of MRC Global or of the Asian Loan Party Agent, the European Loan Party Agent or the North American Loan Party Agent, as applicable, in the form of (a) Exhibit B-1 with respect to any Australian Borrowing Base, (b) Exhibit B-2 with respect to any Belgian Borrowing Base, (c) Exhibit B-3 with respect to any Canadian Borrowing Base, (d) Exhibit B-4 with respect to any Dutch Borrowing Base, (e) Exhibit B-5 with respect to the Norwegian Borrowing Base, (f) Exhibit B-6 with respect to any UK Borrowing Base, and (g) Exhibit B-7 with respect to the U.S. Borrowing Base, in each case, with such changes as may be agreed to by such Loan Party Agent and Agent, setting forth the Borrowers’ calculation of their respective Borrowing Base (which shall be reported separately for the U.S. and Canada and then combined by the Agent). The form of Borrowing Base Certificate for the New Zealand Borrowing Base and the Singapore Borrowing Base will be specified in the joinder documentation for the New Zealand Borrowers and the Singapore Borrowers, respectively.

Business Day: any day excluding Saturday, Sunday and any other day that is a legal holiday under the laws of the State of North Carolina or the State of New York or is a day on which banking institutions located in such state are closed; and when used with reference to (a~~) a LIBOR Loan, the term shall also exclude any day on which banks are not open for the transaction of banking business in London, England, (b~~) an Australian Revolver Loan, shall also exclude a day on which banks in Sydney, New South Wales, Australia and Hong Kong are not open for the transaction of banking business, (~~c~~b) a Belgian Revolver Loan, a Dutch Revolver Loan, a Norwegian Revolver Loan or a UK Revolver Loan, shall also exclude any day (i) on which banks are not open for the transaction of banking business in London, England and in the principal financial center for the applicable country and (ii) in respect of any such Revolver Loan denominated in Euros, any day that is not a TARGET Day, (~~d~~c) a Canadian Revolver Loan, shall also exclude a day on which banks in Toronto, Ontario, Canada or Calgary, Alberta, Canada are not open for the transaction of banking business, (~~e~~d) a New Zealand Revolver Loan, shall also exclude a day on which banks in (i) Auckland and Wellington, New Zealand, (ii) Sydney, New South Wales, Australia and (iii) Hong Kong are not open for the transaction of banking business, and (~~f~~e) a Singapore Revolver Loan, shall also exclude a day on which banks in Singapore and Hong Kong are not open for the transaction of banking business.

Canadian Availability Reserves: the sum (without duplication) of (a) the aggregate amount of the Canadian Rent Reserve, if any, established pursuant to clause (h) of the definition of Canadian Eligible Inventory; (b) the Canadian LC Reserve; (c) the Canadian Bank Product Reserve; (d) the Canadian Priority Payables Reserve; and (e) such additional reserves, in such amounts and with respect to such matters, as the Agent may establish in its Permitted Discretion.

Canadian BA Rate: with respect to each Interest Period for a Canadian BA Rate Loan, the rate of interest per annum equal to the Canadian Dollar Offered Rate, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Agent from time to time) on the first day of such Interest Period (or if such day is not a Business Day, then on the immediately preceding Business Day) with a term equivalent to such Interest Period; provided that, in no event shall the Canadian BA Rate be less than zero.

Canadian BA Rate Loan: a Canadian Revolver Loan, or portion thereof, funded in Canadian Dollars and bearing interest calculated by reference to the Canadian BA Rate.

Canadian Bank Product Reserve: the aggregate amount of reserves, as established by the Agent from time to time in its Permitted Discretion and in consultation with the North American Loan Party Agent, to reflect the reasonably anticipated liabilities in respect of the then outstanding Secured Bank Product Obligations of the Canadian Domiciled Loan Parties and their Subsidiaries. Notwithstanding the foregoing, the Canadian Bank Product Reserve shall include a reserve with respect to any Qualified Secured Bank Product Obligations of the Canadian Domiciled Loan Parties.

Canadian Base Rate: on any date, the highest of (i) a fluctuating rate of interest per annum equal to the rate of interest in effect for such day as publicly announced from time to time by Bank of America (Canada) as its “Base Rate”, (ii) the sum of 0.50% plus the Federal Funds Rate for such day, and (iii) the sum of 1.00% plus the ~~LIBOR~~Term SOFR rate for a ~~thirty (30) day~~one month Interest Period as determined on such day; provided that in no event shall the Canadian Base Rate be less than zero. The “Base Rate” is a rate set by Bank of America (Canada) based upon various factors including Bank of America (Canada)’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans made in Dollars in Canada, which may be priced at, above, or below such announced rate. Any change in such rate shall take effect at the opening of business on the day of such change. In the event Bank of America (Canada) (including any successor or assignee) does not at any time announce a “Base Rate”, clause (i) of Canadian Base Rate shall mean the “Base Rate” (being the rate for loans made in Dollars in Canada) publicly announced by a Canadian Schedule 1 Chartered Bank selected by Agent.

Canadian Base Rate Loan: a Canadian Revolver Loan, or portion thereof, funded in Dollars and bearing interest calculated by reference to the Canadian Base Rate.

Canadian Borrowers: (a) the Initial Canadian Borrower and (b) each other Canadian Subsidiary that, after the date hereof, has executed a supplement or joinder to this Agreement in accordance with Section 10.1.13 and has satisfied the other requirements set forth in Section 10.1.13 in order to become a Canadian Borrower.

Canadian Borrowing Base: at any time, with respect to the Canadian Borrowers, an amount equal to the sum (expressed in Dollars, based on the Dollar Equivalent thereof) of, without duplication:

(a) the sum of (i) the book value of Canadian Investment Grade Eligible Accounts of the Canadian Borrowers multiplied by the advance rate of 90% plus (ii) the book value of Canadian Eligible Accounts (other than Canadian Investment Grade Eligible Accounts) of the Canadian Borrowers multiplied by the advance rate of 85%, plus

(b) the lesser of (i) 70% of the net book value of Canadian Eligible Inventory of the Canadian Borrowers (adding back the LIFO reserve calculated in accordance with GAAP) and (ii) 85% of the Net Orderly Liquidation Value of Canadian Eligible Inventory of the Canadian Borrowers (which shall be (A) net of the current monthly shrinkage reserve calculated in accordance with GAAP and (B) valued at Cost), plus

(c) 100% of the Eligible Pledged Cash of the Canadian Borrowers, minus

(d) subject to Section 7.4, effective immediately upon notification thereof to the North American Loan Party Agent by the Agent, any and all such Canadian Availability Reserves.

The Canadian Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Agent with such adjustments as the Agent deems appropriate in its Permitted Discretion to assure that the Canadian Borrowing Base is calculated in accordance with the terms of this Agreement.

Canadian Cash Collateral Account: a demand deposit, money market or other account established by Agent at Bank of America (Canada) or such other financial institution as Agent may select in its discretion with the consent of North American Loan Party Agent (not to be unreasonably withheld or delayed), which account shall be for the benefit of the Canadian Facility Secured Parties and shall be subject to Agent’s Liens securing the Canadian Facility Secured Obligations; provided that the foregoing consent of North American Loan Party Agent to the selection by Agent in its discretion of a financial institution other than Bank of America (Canada) shall not be required if an Event of Default has occurred and is continuing.

Canadian Cross-Guarantee: as defined in Section 5.10.6(a).

Canadian Dollars or Cdn$: the lawful currency of Canada.

Canadian Domiciled Loan Party: any Canadian Borrower and each Canadian Subsidiary now or hereafter party hereto as a Loan Party, and “Canadian Domiciled Loan Parties” means all such Persons, collectively.

Canadian Dominion Account: each special account established by the Canadian Domiciled Loan Parties at Bank of America (Canada) or another bank acceptable to Agent, over which Agent has springing control for withdrawal purposes.

Canadian Eligible Accounts: at any time, the Accounts of each Canadian Borrower at such date except any Account:

(a) which is not subject to a duly perfected and opposable Lien in favor of the Agent;

(b) which is subject to any Lien (including Liens permitted by Section 10.2.2) other than (i) a Lien in favor of the Agent and (ii) a Permitted Lien which does not have priority over the Lien in favor of the Agent; provided that, with respect to any tax Lien having such priority, eligibility of Accounts shall be reduced by the amount of such tax Lien having such priority;

(c) owing by any Account Debtor with respect to which more than 120 days have elapsed since the date of the original invoice therefor or which is more than 60 days past the due date for payment;

(d) which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible pursuant to clause (c) above;

(e) which is owing (i) by Canadian Natural Resources Limited and its Affiliates to the extent the aggregate amount of otherwise Canadian Eligible Accounts owing from Canadian Natural Resources Limited and its Affiliates to Canadian Borrowers exceeds 35% of the aggregate Canadian Eligible Accounts or (ii) by any other Account Debtor to the extent the aggregate amount of otherwise Canadian Eligible Accounts owing from such Account Debtor and its Affiliates to Canadian Borrowers exceeds 20% of the aggregate Canadian Eligible Accounts (or such higher percentage as the Agent may establish for the Account Debtor from time to time), in each case, only to the extent of such excess;

(f) with respect to which any covenant, representation or warranty relating to such Account contained in this Agreement or a Security Document has been breached or is not true in any material respect;

(g) which (i) does not arise from the sale of goods or performance of services in the Ordinary Course of Business, (ii) is not evidenced by an invoice, or other documentation satisfactory to the Agent, which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon such Canadian Borrower’s completion of any further performance, or (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment which is billed prior to actual sale to the end user, cash-on-delivery or any other repurchase or return basis, except with respect to up to $15,000,000 of such Accounts in the aggregate for all Borrowing Bases on a combined basis;

(h) for which the goods giving rise to such Account (other than Accounts described in the foregoing paragraph (g)(v)) have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by such Canadian Borrower;

(i) with respect to which any check or other instrument of payment has been returned uncollected for any reason;

(j) which is owed by an Account Debtor in respect of which an Insolvency Proceeding has been commenced or which is otherwise a debtor or a debtor in possession under any bankruptcy law or any other federal, state or foreign (including any province or territory) receivership, insolvency relief or other law or laws for the relief of debtors, including the Bankruptcy and Insolvency Act (Canada) and the CCAA, unless the payment of Accounts from such Account Debtor is secured by assets of, or guaranteed by, in either case, in a manner reasonably satisfactory to the Agent, a Person that is reasonably acceptable to the Agent or, if the Account from such Account Debtor arises subsequent to a decree or order for relief with respect to such Account Debtor under the Bankruptcy and Insolvency Act (Canada) or the CCAA, as now or hereafter in effect, the Agent shall have reasonably determined that the timely payment and collection of such Account will not be impaired;

(k) which is owed by an Account Debtor which has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs or is not Solvent;

(l) which is owed by an Account Debtor which is not organized under the applicable law of the U.S. or Canada, any state of the U.S. or any province or territory of Canada and does not have its principal place of business in the U.S. or Canada unless such Account is backed by a letter of credit or other credit support reasonably acceptable to the Agent and which is in the possession of the Agent;

(m) which is owed in any currency other than Dollars or Canadian Dollars;

(n) which is owed by any Governmental Authority, unless (i) the Account Debtor is the United States or any department, agency or instrumentality thereof, and the Account has been assigned to the Agent in compliance with the U.S. Assignment of Claims Act, and any other steps necessary to perfect or render opposable the Lien of the Agent in such Account have been complied with to the Agent’s reasonable satisfaction, (ii) the Account Debtor is the government of Canada or a province or territory thereof, and the Account has been assigned to the Agent in compliance with the Financial Administration Act (or similar Applicable Law of such province or territory), and any other steps necessary to perfect or render opposable the Lien of the Agent in such Account have been complied with to the Agent’s reasonable satisfaction, or (iii) such Account is backed by a letter of credit reasonably acceptable to the Agent and which is in the possession of the Agent;

(o) which is owed by any Affiliate, employee, director, or officer of any Loan Party;

(p) which is owed by an Account Debtor or any Affiliate of such Account Debtor which is the holder of Indebtedness issued or incurred by any Loan Party; provided, that any such Account shall only be ineligible as to that portion of such Account which is less than or equal to the amount owed by the Loan Party to such Person;

(q) which is subject to any counterclaim, deduction, defense, setoff, right of compensation or dispute, but only to the extent of the amount of such counterclaim, deduction, defense, setoff, right of compensation or dispute, unless (i) the Agent, in its Permitted Discretion, has established Canadian Availability Reserves and determines to include such Account as a Canadian Eligible Account or (ii) such Account Debtor has entered into an agreement reasonably acceptable to the Agent to waive such rights;

(r) which is evidenced by any promissory note, Chattel Paper or Instrument (in each case, other than any such items that are delivered to the Agent);

(s) which is owed by an Account Debtor located in any jurisdiction that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless such Canadian Borrower has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent such Canadian Borrower may qualify subsequently as a foreign entity authorized to transact business in such jurisdiction and gain access to such courts, without incurring any cost or penalty reasonably viewed by the Agent to be material in amount, and such later qualification cures any access to such courts to enforce payment of such Account;

(t) with respect to which such Canadian Borrower has made any agreement with the Account Debtor for any reduction thereof, but only to the extent of such reduction, other than discounts and adjustments given in the Ordinary Course of Business;

(u) the Account Debtor in respect of which is the subject of a Permitted Supply Chain Financing Program; or

(v) which the Agent determines is ineligible in its Permitted Discretion.

Subject to Sections 14.1 and 7.4 and the definition of Canadian Borrowing Base, the Agent may modify the foregoing criteria in its Permitted Discretion.

Canadian Eligible Inventory: at any date of determination thereof, the aggregate amount of all Inventory owned by each Canadian Borrower at such date except any Inventory:

(a) which is not subject to a duly perfected and opposable Lien in favor of the Agent;

(b) which is subject to any Lien (including Liens permitted by Section 10.2.2) other than (i) a Lien in favor of the Agent and (ii) a Permitted Lien which does not have priority over the Lien in favor of the Agent (other than any bailee, warehouseman, landlord or similar non-consensual Liens having priority by operation of law to the extent either subclause (i) or (ii) of clauses (h) or (i) below of Canadian Eligible Inventory is satisfied with respect to the relevant Inventory); provided that, with respect to any tax Lien having such priority, eligibility of Inventory shall be reduced by the amount of such tax Lien having such priority;

(c) which is, in the Agent’s Permitted Discretion, slow moving, obsolete, unmerchantable, defective, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the Ordinary Course of Business or unacceptable due to age, type, category and/or quantity;

(d) with respect to which any covenant, representation or warranty contained in this Agreement or any Security Document has been breached or is not true in any material respect;

(e) which does not conform in all material respects to all standards imposed by any applicable Governmental Authority (except that any standard that is qualified as to “materiality” shall have been conformed to in all respects);

(f) which constitutes packaging and shipping material, manufacturing supplies, display items, bill-and-hold goods (other than bill-and-hold goods, the sale of which has been excluded from Canadian Eligible Accounts pursuant to clause (g)(v) of the definition thereof), returned or repossessed goods (other than goods that are undamaged and able to be resold in the Ordinary Course of Business), defective goods, goods held on consignment, goods to be returned to such Canadian Borrower’s suppliers or goods which are not of a type held for sale in the Ordinary Course of Business;

(g) which is not located in Canada or the United States or is not at a location listed on Schedule 8.4.1 (as updated from time to time in accordance with the provisions hereof, including updates provided under the Existing Loan Agreement), other than goods in transit between locations of the Canadian Domiciled Loan Parties;

(h) which is located in any location leased by such Canadian Borrower unless (i) the lessor has delivered to the Agent a Collateral Access Agreement or (ii) a Canadian Rent Reserve has been established by the Agent;

(i) which is located in any third party warehouse or is in the possession of a bailee, processor or other Person and is not evidenced by a Document, unless (i) such warehouseman, bailee, processor or other Person has delivered to the Agent a Collateral Access Agreement and/or such other documentation as the Agent may reasonably require or (ii) appropriate Canadian Availability Reserves have been established by the Agent in its Permitted Discretion;

(j) which is the subject of a consignment by such Canadian Borrower as consignor unless (i) a protective PPSA financing statement has been properly filed against the consignee (as assigned to the Agent), and (ii) there is a written agreement acknowledging that such Inventory is held on consignment, that such Canadian Borrower retains title to such Inventory, that no Lien arising by, through or under such consignment has attached or will attach to such Inventory (and proceeds thereof) and requiring consignee to segregate the consigned Inventory from the consignee’s other personal or movable property;

(k) which is perishable as determined in accordance with GAAP; or

(l) which contains or bears any intellectual property rights licensed to such Canadian Borrower unless the Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor in any material respect or (ii) incurring any material liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement.

Subject to Sections 14.1 and 7.4 and the definition of Canadian Borrowing Base, the Agent may modify the foregoing criteria in its Permitted Discretion.

Canadian Eligible Pledged Cash Account: a special purpose account established by a Canadian Borrower at Bank of America or another Lender or one of their respective Affiliates and designated by such Canadian Borrower and the Agent as an “Eligible Pledged Cash Account” and over which the Agent has been granted a first priority perfected Lien and, in accordance with Section 8.6, exclusive control for withdrawal purposes; provided that in the case of any such account held by a Lender (or its Affiliate) other than Bank of America (or its Affiliate), the Agent receives reporting over balances therein on a periodic basis, in such form and frequency acceptable to it.

Canadian Employee Plan: any employee benefit plan, policy, program, agreement or arrangement, including retirement, pension, profit sharing, employment, bonus or other incentive compensation, retention, stock purchase, equity or equity-based compensation, deferred compensation, change in control, severance, sick leave, vacation, loans, salary continuation, hospitalization, health, life insurance, educational assistance or other fringe benefit or perquisite plan, policy, agreement which is or was sponsored, maintained or contributed to by, or required to be contributed to by, a Canadian Domiciled Loan Party, or with respect to which a Canadian Domiciled Loan Party has, or could reasonably be expected to have, any obligation or liability, contingent or otherwise, but excluding the Canada Pension Plan, Quebec Pension Plan and any provincial or federal program providing health benefits, employment insurance or workers’ compensation benefits.

Canadian Facility Collateral: Collateral that now or hereafter secures (or is intended to secure) any of the Canadian Facility Secured Obligations, including Property of the Canadian Facility Guarantors pledged to secure the Canadian Facility Secured Obligations under their guarantee of the Secured Obligations.

Canadian Facility Guarantor: each U.S. Borrower, each U.S. Facility Guarantor and each other Person who guarantees payment and performance of any Canadian Facility Secured Obligations (including pursuant to a Foreign Cross-Guarantee).

Canadian Facility Loan Party: a Canadian Borrower or a Canadian Facility Guarantor.

Canadian Facility Obligations: all Obligations of the Canadian Domiciled Loan Parties, including the other Foreign Facility Obligations that are the subject of a Foreign Cross-Guarantee made by the Canadian Domiciled Loan Parties and the U.S. Facility Obligations under the Canadian Cross-Guarantee.

Canadian Facility Secured Obligations: all Secured Obligations of the Canadian Domiciled Loan Parties, including the other Foreign Facility Secured Obligations that are the subject of a Foreign Cross-Guarantee made by the Canadian Domiciled Loan Parties and the U.S. Facility Secured Obligations under the Canadian Cross-Guarantee.

Canadian Facility Secured Parties: Agent, any U.S. Fronting Bank, U.S. Lenders, Secured Bank Product Providers of Bank Products to U.S. Domicilied Loan Parties and their Subsidiaries and Canadian Domiciled Loan Parties and their Subsidiaries, and the other Foreign Facility Secured Parties that are the beneficiaries of a Foreign Cross-Guarantee made by the Canadian Domiciled Loan Parties.

Canadian Investment Grade Eligible Accounts: at any time, the Canadian Eligible Accounts of each Canadian Borrower which are owed by an Account Debtor with a long term or corporate rating equal to or higher than Baa3 by Moody’s and BBB- by S&P; provided that, in the event one of Moody’s or S&P does not rate such obligations, a rating equal to or higher than BBB- by Fitch Ratings, Inc. may be used in lieu thereof.

Canadian LC Application: an application by any Canadian Borrower on behalf of itself or any other Canadian Borrower to a U.S. Fronting Bank for issuance of a Canadian Letter of Credit, in form and substance reasonably satisfactory to such U.S. Fronting Bank.

Canadian LC Conditions: the following conditions necessary for issuance of a Canadian Letter of Credit: (a) each of the conditions set forth in Section 6 being satisfied or waived; (b) after giving effect to such issuance, the total Canadian LC Obligations do not exceed the Canadian Letter of Credit Sublimit and the Canadian Revolver Exposure does not exceed the Canadian Revolver Sublimit, no U.S. Overadvance exists or would result therefrom, and U.S. Revolver

Exposure does not exceed U.S. Revolver Commitments; (c) the expiration date of such Canadian Letter of Credit is (i) unless the applicable U.S. Fronting Bank and the Agent otherwise consent, no more than 365 days from issuance (provided that each Canadian Letter of Credit may, upon the request of a Canadian Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of twelve (12) months or less (but no later than 20 Business Days prior to the Facility Termination Date)), and (ii) unless the applicable U.S. Fronting Bank and the Agent otherwise consent (subject to the satisfaction of the Cash Collateral requirements set forth in Section 2.4.3), at least 20 Business Days prior to the Facility Termination Date; (d) the Canadian Letter of Credit and payments thereunder are denominated in Canadian Dollars or Dollars; (e) the form of the proposed Canadian Letter of Credit is reasonably satisfactory to the Agent and the applicable U.S. Fronting Bank; and (f) the proposed use of the Canadian Letter of Credit is for a lawful purpose.

Canadian LC Documents: all documents, instruments and agreements (including Canadian LC Requests and Canadian LC Applications) delivered by any Canadian Borrower or by any other Person to a U.S. Fronting Bank or the Agent in connection with issuance, amendment or renewal of, or payment under, any Canadian Letter of Credit.

Canadian LC Obligations: with respect to the Canadian Borrowers, the Dollar Equivalent of the sum (without duplication) of (a) all amounts owing by the Canadian Borrowers for any drawings under Canadian Letters of Credit; (b) the stated amount of all outstanding Canadian Letters of Credit issued for the account of the Canadian Borrowers; and (c) all fees and other amounts owing with respect to such Canadian Letters of Credit.

Canadian LC Request: a request for issuance of a Canadian Letter of Credit, to be provided by a Canadian Borrower to a U.S. Fronting Bank, in form reasonably satisfactory to Agent and such U.S. Fronting Bank.

Canadian LC Reserve: with respect to the Canadian Borrowers, the aggregate of all Canadian LC Obligations of the Canadian Borrowers, other than (a) those that have been Cash Collateralized; and (b) if no Event of Default exists, those constituting charges owing to any U.S. Fronting Bank.

Canadian Letter of Credit: any standby or documentary letter of credit issued by a U.S. Fronting Bank for the account of a Canadian Borrower, or any indemnity, performance bond, guarantee, exposure transmittal memorandum or similar form of credit support issued by Agent or a U.S. Fronting Bank for the benefit of a Canadian Borrower, including any Existing Canadian Letter of Credit.

Canadian Letter of Credit Sublimit: $10,000,000 (or, if less, the lesser of the amount of the U.S. Revolver Commitments or the Canadian Revolver Sublimit).

Canadian Multi-Employer Plan: each multi-employer plan, within the meaning of the Regulations under the Income Tax Act (Canada).

Canadian Pension Plan: a “registered pension plan,” as defined in the Income Tax Act (Canada) and any other pension plan maintained or contributed to by, or to which there is or may be an obligation to contribute by, any Canadian Domiciled Loan Party in respect of its Canadian employees or former employees, excluding, for greater certainty, a Canadian Multi-Employer Plan.

Canadian Prime Rate: on any date, the highest of (i) a fluctuating rate of interest per annum equal to the rate of interest in effect for such day as publicly announced from time to time by Bank of America (Canada) as its “Prime Rate”, (ii) the sum of 0.50% plus the Bank of Canada overnight rate, which is the rate of interest charged by the Bank of Canada on one-day loans to financial institutions, for such day, and (iii) the sum of 1.00% plus the Canadian BA Rate for a 30 day Interest Period as determined on such day; provided, that in no event shall the Canadian Prime Rate be less than zero. The “Prime Rate” is a rate set by Bank of America (Canada) based upon various factors including the costs and desired return of Bank of America (Canada), general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate shall take effect at the opening of business on the day specified in the public announcement of such change. Each interest rate based on the Canadian Prime Rate hereunder shall be adjusted simultaneously with any change in the Canadian Prime Rate. In the event Bank of America (Canada) (including any successor or assignee) does not at any time announce a “Prime Rate”, the clause (i) of Canadian Prime Rate shall mean the “Prime Rate” (being the rate for loans made in Canadian Dollars in Canada) publicly announced by a Canadian Schedule 1 Chartered Bank selected by Agent.

Canadian Prime Rate Loan: a Canadian Revolver Loan, or portion thereof, funded in Canadian Dollars and bearing interest calculated by reference to the Canadian Prime Rate.

Canadian Priority Payables Reserve: on any date of determination, a reserve in such amount as Agent may determine in its Permitted Discretion which reflects amounts secured by any Liens, choate or inchoate, which rank or are capable of ranking in priority to the Agent’s and/or the Secured Parties’ Liens and/or for amounts which may represent costs relating to the enforcement of the Agent’s Liens including, without limitation, any such amounts due and not paid for wages or vacation pay (including amounts protected by the Wage Earner Protection Program Act (Canada)), amounts due and not paid under any legislation relating to workers’ compensation or to employment insurance, all amounts deducted or withheld and not paid and remitted when due under the Income Tax Act (Canada), amounts currently or past due and not paid for realty, municipal or similar taxes (to the extent impacting any Canadian Facility Collateral), all amounts currently or past due and not contributed, remitted or paid to any Canadian Pension Plan or under the Canada Pension Plan or the PBA, and any amounts representing any unfunded liability, solvency deficiency or wind up deficiency with respect to any Canadian Employee Plan.

Canadian Reimbursement Date: as defined in Section 2.4.2(a).

Canadian Rent Reserve: the aggregate of (a) all past due rent and other past due charges owing by any Canadian Borrower to any landlord or other Person who possesses any Canadian Facility Collateral or could assert a Lien on such Canadian Facility Collateral; plus (b) a reserve in an amount not to exceed rent and other charges that could be payable to any such Person for the time period used to determine the Net Orderly Liquidation Value of Canadian Facility Collateral.

Canadian Revolver Exposure: on any date, the Dollar Equivalent of an amount equal to the sum of (a) the Canadian Revolver Loans outstanding on such date and (b) the Canadian LC Obligations on such date.

Canadian Revolver Loan: a Revolver Loan made by U.S. Lenders (or their Canadian or other Affiliates) to a Canadian Borrower pursuant to Section 2.1.1(i), which Revolver Loan shall, if denominated in Canadian Dollars, be either a Canadian BA Rate Loan or a Canadian Prime Rate Loan and, if denominated in Dollars, shall be either a Canadian Base Rate Loan or a ~~LIBOR~~Term SOFR Loan, in each case as selected by such Canadian Borrower, and including any U.S./Canadian Protective Advance with respect to any Canadian Domiciled Loan Party or any Canadian Swingline Loan.

Canadian Revolver Sublimit: $30,000,000 (or, if less, the amount of the U.S. Revolver Commitments).

Canadian Schedule 1 Chartered Bank: any of Royal Bank of Canada, Bank of Montreal, The Toronto-Dominion Bank, The Bank of Nova Scotia or Canadian Imperial Bank of Commerce.

Canadian Security Agreement: this Agreement, each general security agreement and each Deed of Movable Hypothec among any Canadian Domiciled Loan Party and Agent.

Canadian Subsidiary: Each Wholly-Owned Subsidiary of MRC Global incorporated or organized under the laws of Canada or any province or territory of Canada.

Canadian Swingline Commitment: that portion of the aggregate Swingline Commitment allocated to Canada as agreed between the North American Loan Party Agent and the Agent from time to time (which amount shall be scheduled and on file with the Agent).

Canadian Swingline Lender: Bank of America (Canada) or an Affiliate of Bank of America (Canada).

Canadian Swingline Loan: a Swingline Loan made by the Canadian Swingline Lender to a Canadian Borrower pursuant to Section 2.1.7(c), which Swingline Loan shall, if denominated in Canadian Dollars, be a Canadian Prime Rate Loan and, if denominated in Dollars, shall be a Canadian Base Rate Loan, in each case as selected by such Canadian Borrower.

Capital Lease: as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capital lease or financing lease on the balance sheet of that Person.

Capitalized Lease Obligations: as applied to any Person, all obligations under Capital Leases of such Person or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

Cash Collateral: cash or Permitted Investments (other than the Permitted Investments described in clauses (h) and (i) of the definition thereof), and any interest or other income earned thereon, that is delivered to Agent or a Security Trustee to Cash Collateralize any Secured Obligations.

Cash Collateral Account: the (a) Australian Cash Collateral Account, (b) Belgian Cash Collateral Account, (c) Canadian Cash Collateral Account, (d) Dutch Cash Collateral Account, (e) New Zealand Cash Collateral Account, (f) Norwegian Cash Collateral Account, (g) Singapore Cash Collateral Account, (h) UK Cash Collateral Account and/or (i) U.S. Cash Collateral Account, as the context may require.

Cash Collateralize: the delivery of cash or Permitted Investments (other than the Permitted Investments described in clauses (h) and (i) of the definition thereof) to Agent or a Security Trustee, as security for the payment of Secured Obligations, in an amount equal to (a) with respect to LC Obligations, 105% of the aggregate LC Obligations, and (b) with respect to any inchoate, contingent or other Secured Obligations, Agent’s good faith estimate of the amount due or to become due, including all fees and other amounts relating to such Secured Obligations. In relation to the Dutch Borrowers’ Cash Collateral, Cash Collateralization shall mean the granting of a financial collateral arrangement (financieelzekerheidsovereenkomst) within the meaning of title 2 of Book 7 of the Dutch Civil Code. “Cash Collateralization” and “Cash Collateralized” have correlative meanings.

Cash Dominion Event: the occurrence of any one of the following events: (i) Excess Availability shall be less than the greater of (A) 10% of the Line Cap or (B) $50,000,000 for a period of five (5) consecutive days; or (ii) (A) an Event of Default pursuant to Sections 11.1.1 or 11.1.5 shall have occurred and be continuing or (B) any other Event of Default pursuant to Section 11.1 shall have occurred and be continuing and the Agent or the Required Lenders shall have reasonably determined (by written notice to the Borrowers) to effect a Cash Dominion Event as a result of such breach; provided, that, to the extent that the Cash Dominion Event has occurred due to clause (i) of this definition, if Excess Availability shall have exceeded the greater of (x) 10% of the Line Cap and (y) $50,000,000 for at least thirty (30) consecutive days, the Cash Dominion Event shall be deemed to be over. At any time that a Cash Dominion Event shall be deemed to be over or otherwise cease to exist, Agent shall take such actions as may reasonably be required by a Loan Party Agent to terminate the cash sweeps and other transfers existing pursuant to Section 5.6 as a result of any notice or direction given by Agent during the existence of a Cash Dominion Event (other than with respect to the Australian Borrowers, the New Zealand Borrowers, the Singapore Borrowers and the UK Borrowers).

Cash Management Services: any services provided from time to time by any Lender or any of its Affiliates to any Loan Party or any of its Subsidiaries in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

CCAA: Companies’ Creditors Arrangement Act (Canada) or any successor statute, as amended from time to time, and includes all regulations thereunder.

Change in Law: the occurrence, after the date hereof, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

Change in Tax Law: the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (including the Code), treaty, regulation or rule (or in the official application or interpretation of any law, treaty, regulation or rule, including a holding, judgment or order by a court of competent jurisdiction) relating to taxation.

Change of Control: shall mean and be deemed to have occurred if (a) any person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) shall at any time have acquired direct or indirect beneficial ownership of 35% or more of the voting power of the outstanding Voting Stock of MRC Global; (b) any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) shall at any time have acquired through the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, all or substantially all of the properties or assets of MRC Global and its Restricted Subsidiaries, taken as a whole; (c) a Borrower ceases to be a Wholly-Owned Subsidiary of MRC Global (unless (x) prior to that event such Borrower is released from its obligations as a Borrower hereunder in accordance with the terms of this Agreement or (y) pursuant to a transaction permitted under Section 10.2.3(a) or (e)); or (d) (x) any “change of control” (or comparable term) under the Term Loan Credit Agreement or (y) any recapitalization, reclassification or change of the common stock of MRC Global or the common stock of MRC Global (or other common stock underlying the Preferred Stock) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors), in each case, to the extent that the foregoing shall result in a Fundamental Change (as defined in the Preferred Certificate of Designation).

Civil Code: the Civil Code of Québec, or any successor statute, as amended from time to time, and includes all regulations thereunder.

Claims: all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest and costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees (which shall be limited to the fees, disbursements and other charges of one primary counsel and one local counsel in each relevant jurisdiction for the Indemnitees (unless there is an actual or perceived conflict of interest or the availability of different claims or defenses in which case each such Indemnitee may retain its own counsel)) and Extraordinary Expenses) at any time (including after Full Payment of the Obligations, replacement of Agent or any Lender) incurred by any Indemnitee or asserted against any Indemnitee by any Loan Party or other Person, in any way relating to (a) any Loans, Letters of Credit, Loan Documents, or the use thereof or transactions relating thereto, (b) any action taken or omitted in connection with any Loan Documents (including action taken under or in relation to the PPSA Australia or the PPSA New Zealand, including any registration, or any response to an amendment demand or a request under section 275 of the PPSA Australia or Section 177 of the PPSA New Zealand), (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law or (e) failure by any Loan Party to perform or observe any terms of any Loan Document, in each case, including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

Closing Date: as defined in Section 6.1.

CME: CME Group Benchmark Administration Limited.

Code: the Internal Revenue Code of 1986 and the regulations promulgated and rulings issued thereunder.

Collateral: all Property described in Section 7.1, all Property described in any Security Document as security for any Secured Obligation, and all other Property that now or hereafter secures (or is intended to secure) any Secured Obligations.

Collateral Access Agreement: a landlord waiver, bailee letter, warehouse letter, agreement regarding processing arrangements or other access agreement, collateral management agreement or warehouse receipt, reasonably acceptable to the Agent.

Commitment: for any Lender, the aggregate amount of such Lender’s Borrower Group Commitments. “Commitments” means the aggregate amount of all Borrower Group Commitments, which amount shall on the Closing Date be equal to the sum of (a) $10,000,000 in respect of the Australian Revolver Commitments, (b) $5,000,000 in respect of the Belgian Revolver Commitments, (c) $10,500,000 in respect of the Dutch Revolver Commitments, (d) $0 in respect of the New Zealand Revolver Commitments, (e) $12,000,000 in respect of the Norwegian Revolving Commitments, (f) $0 in respect of the Singapore Revolver Commitments, (g) $7,500,000 in respect of the UK Revolver Commitments, and (h) $705,000,000 in respect of the U.S. Revolver Commitments.

Commodity Agreement: any commodity swap agreement, futures contract, option contract or other similar agreement or arrangement, each of which is for the purpose of hedging the commodity price exposure associated with MRC Global’s and its Subsidiaries’ operations and not for speculative purposes.

Commodity Exchange Act: the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

Communication: any notice, request, election, representation, certificate, report, disclosure, statement, authorization, approval, consent, waiver, document, amendment or transmittal of information of any kind in connection with a Loan Document.

Compliance Certificate: a certificate, in the form of Exhibit D with such changes as may be agreed to by North American Loan Party Agent and Agent, by which MRC Global certifies to the matters set forth in Section 10.1.1(e).

Conforming Changes: Alternative Currency Conforming Changes and Term SOFR Conforming Changes, as applicable.

Consolidated EBITDA: shall mean, for any period, Consolidated Net Income for such period, plus:

(a) without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) total interest expense and to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations, and costs of surety bonds in connection with financing activities,

(ii) provision for taxes based on income, profits or capital of MRC Global and its Restricted Subsidiaries, including state, franchise and similar taxes and foreign withholding taxes paid or accrued during such period,

(iii) depreciation and amortization,

(iv) (a) losses on asset sales (other than asset sales in the Ordinary Course of Business), disposals or abandonments, (b) any impairment charge or asset write-off related to intangible assets (including good-will), long-lived assets, and investments in debt and equity securities pursuant to GAAP, (c) all losses from investments recorded using the equity method, (d) stock-based awards compensation expense, and (e) other non-cash charges (provided that if any non-cash charges referred to in this clause (e) represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period),

(v) extraordinary losses and unusual or non-recurring charges, severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans,

(vi) restructuring charges or reserves (including restructuring costs related to acquisitions after the date hereof and to closure and/or consolidation of facilities),

(vii) any deductions attributable to minority interests (including the minority interest portion of the Initial Canadian Borrower’s employee profit sharing plans),

(viii) LIFO expense, and

(ix) any costs or expenses incurred by MRC Global and its Restricted Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the applicable Person or net cash proceeds of an issuance of Stock or Stock Equivalents of the applicable Person, less

(b) without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) extraordinary gains and unusual or non-recurring gains,

(ii) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income in any prior period),

(iii) gains on asset sales (other than asset sales in the Ordinary Course of Business),

(iv) any net after-tax income from the early extinguishment of Indebtedness or hedging obligations or other derivative instruments,

(v) LIFO income, and

(vi) all gains from investments recorded using the equity method,

in each case, as determined on a consolidated basis for MRC Global and its Restricted Subsidiaries in accordance with GAAP; provided that, to the extent included in Consolidated Net Income,

(A) there shall be excluded in determining Consolidated EBITDA currency translation gains and losses related to currency remeasurements of Indebtedness or intercompany balances (including the net loss or gain resulting from Hedge Agreements for currency exchange risk),

(B) there shall be excluded in determining Consolidated EBITDA for any period any adjustments resulting from the application of Statement of Financial Accounting Standards No. 133,

(C) there shall be included in determining Consolidated EBITDA for any period, without duplication, (1) the Acquired EBITDA of any Person, property, business or asset acquired by MRC Global or any Restricted Subsidiary since the beginning of such period to the extent not subsequently sold, transferred, abandoned or otherwise disposed by MRC Global or its Restricted Subsidiaries (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”) and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary since the beginning of such period (each, a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion) and (2) an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business acquired since the beginning of such period (including the portion thereof occurring prior to such acquisition) as specified in a Pro Forma Adjustment Certificate and delivered to the Lenders and the Agent, and

(D) there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred, abandoned or otherwise disposed of, closed or classified as discontinued operations by MRC Global or any Restricted Subsidiary since the beginning of such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”) based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer or disposition or conversion).

Consolidated Fixed Charge Coverage Ratio: for any Test Period, the ratio of (a) Consolidated EBITDA for such Test Period to (b) Consolidated Fixed Charges for such Test Period.

Consolidated Fixed Charges: for any period, the sum, without duplication, of (a) Consolidated Interest Expense, (b) scheduled payments of principal on Consolidated Total Debt, (c) the aggregate of all unfinanced capital expenditures of MRC Global and its Restricted Subsidiaries during such period determined on a consolidated basis, (d) the portion of taxes attributable to MRC Global and its Restricted Subsidiaries based on income actually paid in cash and provisions for cash income taxes, and (e) cash dividends paid by MRC Global in respect of the Preferred Stock.

Consolidated Interest Coverage Ratio: for any Test Period, the ratio of (a) Consolidated EBITDA for such Test Period to (b) Consolidated Interest Expense for such Test Period.

Consolidated Interest Expense: for any period, the sum of (i) the cash interest expense (including that attributable to Capital Leases in accordance with GAAP), net of cash interest income, of MRC Global and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP with respect to all outstanding Indebtedness of MRC Global and its Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Hedge Agreements (other than currency swap agreements, currency future or option contracts and other similar agreements) and (ii) any cash payments made during such period in respect of obligations referred to in clause (b) below relating to Funded Debt that were amortized or accrued in a previous period (other than any such obligations resulting from the discounting of Indebtedness in connection with the application of purchase accounting in connection with any Permitted Acquisition), but excluding, however, (a) amortization of deferred financing costs and any other amounts of non-cash interest, (b) the accretion or accrual of discounted liabilities during such period, and (c) all non-recurring cash interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations and financing fees, all as calculated on a consolidated basis in accordance with GAAP and excluding, for the avoidance of doubt, any interest in respect of items excluded from Indebtedness in the proviso to the definition thereof, provided that (x) except as provided in clause (y) below, there shall be excluded from Consolidated Interest Expense for any period the cash interest expense (or cash interest income) of all Unrestricted Subsidiaries for such period to the extent otherwise included in Consolidated Interest Expense, (y) there shall be included in determining Consolidated Interest Expense for any Test Period the cash interest expense (or income) of any Acquired Entity or Business acquired since the beginning of such Test Period and of any Converted Restricted Subsidiary converted since the beginning of such Test Period, in each case based on the cash interest expense (or income) of such Acquired Entity or Business or Converted Restricted Subsidiary for such Test Period (including the portion thereof occurring prior to such acquisition or conversion) assuming any Indebtedness incurred or repaid in connection with any such acquisition or conversion had been incurred or prepaid on the first day of such Test Period, and (z) there shall be excluded from determining Consolidated Interest Expense for any Test Period the cash interest expense (or income) of any Sold Entity or Business disposed of since the beginning of such Test Period, based on the cash interest expense (or income) relating to any Indebtedness relieved, retired or repaid in connection with any such disposition of such Sold Entity or Business for such Test Period (including the portion thereof occurring prior to such disposal) assuming such debt relieved, retired or repaid in connection with such disposition had been relieved, retired or repaid on the first day of such Test Period.

Consolidated Net Income: for any period, the net income (loss) of MRC Global and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication, (a) extraordinary items for such period, (b) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income, (c) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, recapitalization, asset disposition, issuance or repayment of debt, issuance of equity securities (including any underwritten sale to the public of MRC Global’s or any direct or indirect parent of MRC Global’s (or its successor’s) stock pursuant to an effective registration statement filed with the SEC on Form S-1 or Form S-3 (or any successor forms adopted by the SEC)), refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction and (d) any income (loss) for such period attributable to the early extinguishment of Indebtedness. There shall be excluded from Consolidated Net Income for any period the purchase accounting effects of adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to MRC Global and its Restricted Subsidiaries), as a result of any acquisition whether consummated before or after the Closing Date, any Permitted Acquisition or other Investment, or the amortization or write-off of any amounts thereof.

Consolidated Secured Debt: as of any date of determination, (a) the aggregate principal amount of Indebtedness of MRC Global and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with any Permitted Acquisition), consisting of Indebtedness for borrowed money, Capitalized Lease Obligations and debt obligations evidenced by promissory notes or similar instruments, in each case secured by Liens, minus (b) the aggregate amount of cash and Permitted Investments held in accounts on the consolidated balance sheet of MRC Global and its Restricted Subsidiaries as at such date to the extent the use thereof for application to payment of Indebtedness is not prohibited by law or any contract to which any such Person is a party.

Consolidated Total Assets: as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of MRC Global and its Restricted Subsidiaries at such date.

Consolidated Total Debt: as of any date of determination, (a) the aggregate principal amount of Indebtedness of MRC Global and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with any Permitted Acquisition), consisting of Indebtedness for borrowed money, Capitalized Lease Obligations and debt obligations evidenced by promissory notes or similar instruments, minus (b) the aggregate amount of cash and Permitted Investments held in accounts on the consolidated balance sheet of MRC Global and its Restricted Subsidiaries as at such date to the extent the use thereof for application to payment of Indebtedness is not prohibited by law or any contract to which any such Person is a party.

Consolidated Total Debt to Consolidated EBITDA Ratio: as of any date of determination, the ratio of (a) Consolidated Total Debt as of the last day of the most recent Test Period to (b) Consolidated EBITDA for such Test Period.

Contribution Notice: a contribution notice issued by the Pensions Regulator in the UK under section 38 or section 47 of the Pensions Act 2004.

Converted Restricted Subsidiary: as defined in the term “Consolidated EBITDA”.

Converted Unrestricted Subsidiary: as defined in the term “Consolidated EBITDA”.

Cost: with respect to Inventory, the weighted average cost thereof, as determined in the same manner and consistent with the most recent Inventory Appraisal which has been received and approved by Agent in its reasonable discretion.

Covered Party: as defined in Section 14.29.

Credit Documents: the Loan Documents and the Bank Product Documents.

Credit Party: Agent, a Lender or any Fronting Bank; and “Credit Parties” means Agent, Lenders and Fronting Banks.

Creditor Representative: under any Applicable Law, a receiver, manager, controller, interim receiver, receiver and manager, trustee (including any trustee in bankruptcy), custodian, conservator, administrator, examiner, sheriff, monitor, assignee, liquidator, provisional liquidator, sequestrator, administrative receiver, judicial manager, statutory manager or similar officer or fiduciary.

CTA: the Corporation Tax Act 2009.

Currency Agreement: any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with MRC Global’s and its Subsidiaries’ operations and not for speculative purposes.

Daily Simple SOFR: with respect to any applicable determination date, the secured overnight financing rate ~~(“SOFR”)~~ published on ~~such date by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s~~the FRBNY website (or any successor source satisfactory to Agent).

Default: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

Default Rate: for any Obligation (including, to the extent permitted by law, interest not paid when due), 2.00% plus the interest rate otherwise applicable thereto (including margin), or if such Obligation does not bear interest, a rate equal to the U.S. Base Rate plus 2.00%.

Defaulting Lender: any Lender that, as reasonably determined by the Agent, (a) has failed to perform any funding obligations hereunder, and such failure is not cured within three Business Days, unless such Lender notifies the Agent and the relevant Loan Party Agent in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable Default, if any, shall be specifically identified in such writing) have not been satisfied; (b) has notified the Agent or any Borrower that such Lender does not intend to comply with its funding obligations hereunder or has made a public statement to the effect that it does not intend to comply with its funding obligations hereunder or generally under other credit facilities (unless such notice or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding cannot be satisfied); (c) has failed, within three Business Days following written request by the Agent, to confirm in a manner reasonably satisfactory to the Agent that such Lender will comply with its funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt by the Agent of such confirmation); or (d) has, or has a direct or indirect parent company that has, become the subject of (i) an Insolvency Proceeding or taken any action in furtherance thereof or (ii) a Bail-In Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of an equity interest in such Lender or parent company.

Deposit Account: (i) any “deposit account” as such term is defined in Article 9 of the UCC and in any event shall include all accounts and sub-accounts relating to any of the foregoing and (ii) with respect to any such Deposit Account located outside of the U.S., any bank account with a deposit function.

Deposit Account Control Agreements: the deposit account control agreements (whether in the form of an agreement, notice and acknowledgement or like instrument), in form and substance reasonably satisfactory to Agent and the relevant Loan Party Agent, executed by each lockbox servicer and financial institution maintaining a lockbox and/or Deposit Account other than an Excluded Deposit Account for a Loan Party, in favor of Agent or a Security Trustee, for the benefit of the Secured Parties, as security for the Secured Obligations (or, in respect of a financial institution in Norway, in relation to a security for the Secured Obligations).

Designated Jurisdiction: a country or territory that is the subject of a Sanction.

Designated Non-Cash Consideration: the fair market value of non-cash consideration received by any Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 10.2.4(b) and Section 10.2.4(c) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Senior Officer of the relevant Loan Party Agent, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition).

Disposed EBITDA: with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to MRC Global and its Restricted Subsidiaries in the definition of Consolidated EBITDA were references to such Sold Entity or Business or Converted Unrestricted Subsidiary and its Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary.

Disqualified Lender: each of the Persons designated in writing by the North American Loan Party Agent to the Agent as Disqualified Lenders prior to the Closing Date or, subject to Agent’s approval in its discretion, after the Closing Date. A list of Disqualified Lenders (if any have been named and so approved) will be provided by the Agent to any Lender upon request.

Disposition: as defined in Section 10.2.4(b).

dividends: as defined in Section 10.2.6.

Dividing Person: as specified in the definition of “Division.”

Division: the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

Document: as defined in the UCC (and/or with respect to any Document of a Canadian Domiciled Loan Party, New Zealand Domiciled Loan Party or Australian Domiciled Loan Party, a “document of title” as defined in the PPSA, the PPSA New Zealand or the PPSA Australia) or any other Applicable Law, as applicable.

Dollar Equivalent: on any date, with respect to any amount denominated in Dollars, such amount in Dollars, and with respect to any stated amount in a currency other than Dollars, the amount of Dollars that Agent determines (which determination shall be conclusive and binding absent manifest error) would be necessary to be sold on such date at the applicable Exchange Rate to obtain the stated amount of the other currency.

Dollars or $: lawful money of the United States.

Domestic Subsidiary: each U.S. Subsidiary.

Dominion Account: with respect to (a) the Australian Domiciled Loan Parties, each Australian Dominion Account, (b) the Belgian Domiciled Loan Parties, each Belgian Dominion Account, (c) the Canadian Domiciled Loan Parties, each Canadian Dominion Account, (d) the Dutch Domiciled Loan Parties, each Dutch Dominion Account, (e) the New Zealand Domiciled Loan Parties, each New Zealand Dominion Account, (f) the Norwegian Domiciled Loan Parties, each Norwegian Dominion Account, (g) the Singapore Domiciled Loan Parties, each Singapore Dominion Account, (h) the UK Domiciled Loan Parties, each UK Dominion Account, and (i) the U.S. Domiciled Loan Parties, each U.S. Dominion Account.

Dutch Allocated U.S. Availability: U.S. Availability designated by the North American Loan Party Agent for application to clause (c) of a Dutch Borrowing Base.

Dutch Availability: as of any date of determination, (a) the lesser of (i) the Dutch Revolver Commitments minus all Dutch LC Obligations as of such date of determination and (ii) the Total Dutch Borrowing Base as of such date of determination, minus (b) the Dollar Equivalent of the principal balance of all Dutch Revolver Loans.

Dutch Availability Reserves: the sum (without duplication) of (a) the aggregate amount of the Dutch Rent Reserve, if any, established pursuant to clause (h) of the definition of Dutch Eligible Inventory; (b) the Dutch LC Reserve; (c) the Dutch Bank Product Reserve; (d) the Dutch Priority Payables Reserve; and (e) such additional reserves, in such amounts and with respect to such matters, as the Agent may establish in its Permitted Discretion.

Dutch Bank Product Reserve: the aggregate amount of reserves, as established by the Agent from time to time in its Permitted Discretion and in consultation with the European Loan Party Agent, to reflect the reasonably anticipated liabilities in respect of the then outstanding Secured Bank Product Obligations of the Dutch Domiciled Loan Parties and their Subsidiaries. Notwithstanding the foregoing, the Dutch Bank Product Reserve shall include a reserve with respect to any Qualified Secured Bank Product Obligations of the Dutch Domiciled Loan Parties.

Dutch Base Rate Loan: a Dutch Revolver Loan, or portion thereof, funded in Euros or Dollars and bearing interest calculated by reference to the Eurasian Base Rate.

Dutch Borrowers: (a) the Initial Dutch Borrower and (b) each other Dutch Subsidiary that, after the date hereof, has executed a supplement or joinder to this Agreement in accordance with Section 10.1.13 and has satisfied the other requirements set forth in Section 10.1.13 in order to become a Dutch Borrower.

Dutch Borrowing Base: at any time, with respect to the Applicable Dutch Borrower, an amount equal to the sum (expressed in Dollars, based on the Dollar Equivalent thereof) of, without duplication:

(a) the book value of Dutch Eligible Accounts of the Applicable Dutch Borrower multiplied by the advance rate of 85%, plus

(b) the lesser of (i) 70% of the net book value of Dutch Eligible Inventory of the Applicable Dutch Borrower and (ii) 85% of the Net Orderly Liquidation Value of Dutch Eligible Inventory of the Applicable Dutch Borrower (which shall be (A) net of the current monthly shrinkage reserve calculated in accordance with GAAP and (B) valued at Cost), plus

(c) Dutch Allocated U.S. Availability for such Applicable Dutch Borrower, minus

(d) subject to Section 7.4, effective (i) immediately upon or (ii) five (5) Business Days after, in the case of Dutch Availability Reserves allocable to the Applicable Dutch Borrower which would cause the aggregate amount of the Dutch Revolver Loans allocable to the Applicable Dutch Borrower at such time to exceed the lesser of the Applicable Dutch Borrower’s Applicable Dutch Borrower Commitment and the Applicable Dutch Borrower’s Dutch Borrowing Base then in effect, in each case, notification thereof to the European Loan Party Agent by the Agent, any and all such Dutch Availability Reserves.

The Dutch Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Agent with such adjustments as the Agent deems appropriate in its Permitted Discretion to assure that the Dutch Borrowing Base is calculated in accordance with the terms of this Agreement.

Dutch Cash Collateral Account: a demand deposit, money market or other account established by Agent at Bank of America (London) or such other financial institution as Agent may select in its discretion with the consent of European Loan Party Agent (not to be unreasonably withheld or delayed), which account shall be for the benefit of the Dutch Facility Secured Parties and shall be subject to Agent’s or European Security Trustee’s Liens securing the Dutch Facility Secured Obligations; provided that the foregoing consent of European Loan Party Agent to the selection by Agent in its discretion of a financial institution other than Bank of America (London) shall not be required if an Event of Default has occurred and is continuing.

Dutch Domiciled Loan Party: any Dutch Borrower and each Dutch Subsidiary now or hereafter party hereto as a Loan Party, and “Dutch Domiciled Loan Parties” means all such Persons, collectively.

Dutch Dominion Account: each special account established by the Dutch Domiciled Loan Parties at Bank of America over which Agent or European Security Trustee has springing or exclusive control for withdrawal purposes.

Dutch Eligible Accounts: at any time, the Accounts of the Applicable Dutch Borrower at such date except any Account:

(a) which is not subject to a valid Lien in favor of the Agent or European Security Trustee (including under the relevant laws of the Account Debtor’s jurisdiction of organization);

(b) which is subject to any Lien (including Liens permitted by Section 10.2.2) other than (i) a Lien in favor of the Agent or European Security Trustee and (ii) a Permitted Lien which does not have priority over the Lien in favor of the Agent; provided that, with respect to any tax Lien having such priority, eligibility of Accounts shall be reduced by the amount of such tax Lien having such priority;

(c) owing by any Account Debtor with respect to which more than 120 days have elapsed since the date of the original invoice therefor or which is more than 60 days past the due date for payment;

(d) which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible pursuant to clause (c) above;

(e) which is owing by any Account Debtor to the extent the aggregate amount of otherwise Dutch Eligible Accounts owing from such Account Debtor and its Affiliates to Dutch Borrowers exceeds 20% of the aggregate Dutch Eligible Accounts (or such higher percentage as the Agent may establish for the Account Debtor from time to time), in each case, only to the extent of such excess (provided, that in the case of Shell UK Exploration and Production Limited and its Affiliates, such concentration limit shall instead be 50% of the aggregate Dutch Eligible Accounts);

(f) with respect to which any covenant, representation, or warranty relating to such Account contained in this Agreement or a Security Document has been breached or is not true in any material respect;

(g) which (i) does not arise from the sale of goods or performance of services in the Ordinary Course of Business, (ii) is not evidenced by an invoice, or other documentation satisfactory to the Agent, which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon the Applicable Dutch Borrower’s completion of any further performance, or (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment which is billed prior to actual sale to the end user, cash-on-delivery or any other repurchase or return basis, except with respect to up to $15,000,000 of such Accounts in the aggregate for all Borrowing Bases on a combined basis;

(h) for which the goods giving rise to such Account (other than Accounts described in the foregoing paragraph (g)(v)) have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by the Applicable Dutch Borrower;

(i) with respect to which any check or other instrument of payment has been returned uncollected for any reason;

(j) which is owed by an Account Debtor in respect of which an Insolvency Proceeding has been commenced or which is otherwise a debtor or a debtor in possession under any bankruptcy law or any other federal, state or foreign (including any province or territory) receivership, insolvency relief or other law or laws for the relief of debtors, including the Dutch Bankruptcy Code (Fallissementswet), unless the payment of Accounts from such Account Debtor is secured by assets of, or guaranteed by, in either case, in a manner reasonably satisfactory to the Agent, a Person that is reasonably acceptable to the Agent or, if the Account from such Account Debtor arises subsequent to a decree or order for relief with respect to such Account Debtor under the Dutch Bankruptcy Code (Fallissementswet), as now or hereafter in effect, the Agent shall have reasonably determined that the timely payment and collection of such Account will not be impaired;

(k) which is owed by an Account Debtor which has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs or is not Solvent;

(l) which is owed by an Account Debtor which is not organized under the applicable law of an Eligible Account Debtor Jurisdiction unless such Account is backed by a letter of credit or other credit support reasonably acceptable to the Agent and which is in the possession of the Agent;

(m) which is owed in any currency other than an Eligible Account Currency;

(n) which is owed by any Governmental Authority, unless (i) such Account is backed by a letter of credit reasonably acceptable to the Agent and which is in the possession of the Agent or (ii) Agent otherwise approves;

(o) which is owed by any Affiliate, employee, director, or officer of any Loan Party;

(p) which is owed by an Account Debtor or any Affiliate of such Account Debtor which is the holder of Indebtedness issued or incurred by any Loan Party; provided, that any such Account shall only be ineligible as to that portion of such Account which is less than or equal to the amount owed by the Loan Party to such Person;

(q) which is subject to any counterclaim, deduction, defense, setoff, right of compensation or dispute, but only to the extent of the amount of such counterclaim, deduction, defense, setoff, right of compensation or dispute, unless (i) the Agent, in its Permitted Discretion, has established Dutch Availability Reserves and determines to include such Account as a Dutch Eligible Account or (ii) such Account Debtor has entered into an agreement reasonably acceptable to the Agent to waive such rights;

(r) which is evidenced by any promissory note, Chattel Paper or Instrument (in each case, other than any such items that are delivered to the Agent or the European Security Trustee);

(s) which is owed by an Account Debtor located in any jurisdiction that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless the Applicable Dutch Borrower has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent the Applicable Dutch Borrower may qualify subsequently as a foreign entity authorized to transact business in such jurisdiction and gain access to such courts, without incurring any cost or penalty reasonably viewed by the Agent to be material in amount, and such later qualification cures any access to such courts to enforce payment of such Account;

(t) with respect to which the Applicable Dutch Borrower has made any agreement with the Account Debtor for any reduction thereof, but only to the extent of such reduction, other than discounts and adjustments given in the Ordinary Course of Business;

(u) the Account Debtor in respect of which is the subject of a Permitted Supply Chain Financing Program; or

(v) which the Agent determines is ineligible in its Permitted Discretion.

Subject to Sections 14.1 and 7.4 and the definition of Dutch Borrowing Base, the Agent may modify the foregoing criteria in its Permitted Discretion.

Dutch Eligible Inventory: at any date of determination thereof, the aggregate amount of all Inventory owned by the Applicable Dutch Borrower at such date except any Inventory:

(a) which is not subject to a valid Lien in favor of the Agent or European Security Trustee;

(b) which is subject to any Lien (including Liens permitted by Section 10.2.2) other than (i) a Lien in favor of the Agent or European Security Trustee and (ii) a Permitted Lien which does not have priority over the Lien in favor of the Agent or European Security Trustee (other than any bailee, warehouseman, landlord or similar non-consensual Liens having priority by operation of law to the extent either subclause (i) or (ii) of clauses (h) or (i) below of Dutch Eligible Inventory is satisfied with respect to the relevant Inventory); provided that, with respect to any tax Lien having such priority, eligibility of Inventory shall be reduced by the amount of such tax Lien having such priority;

(c) which is, in the Agent’s Permitted Discretion, slow moving, obsolete, unmerchantable, defective, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the Ordinary Course of Business or unacceptable due to age, type, category and/or quantity;

(d) with respect to which any covenant, representation or warranty contained in this Agreement or any Security Document has been breached or is not true in any material respect;

(e) which does not conform in all material respects to all standards imposed by any applicable Governmental Authority (except that any standard that is qualified as to “materiality” shall have been conformed to in all respects);

(f) which constitutes packaging and shipping material, manufacturing supplies, display items, bill-and-hold goods (other than bill-and-hold goods, the sale of which has been excluded from Dutch Eligible Accounts pursuant to clause (g)(v) of the definition thereof), returned or repossessed goods (other than goods that are undamaged and able to be resold in the Ordinary Course of Business), defective goods, goods held on consignment, goods to be returned to the Applicable Dutch Borrower’s suppliers or goods which are not of a type held for sale in the Ordinary Course of Business;

(g) which is not located in the Netherlands or is not at a location listed on Schedule 8.4.1 (as updated from time to time in accordance with the provisions hereof, including updates provided under the Existing Loan Agreement) other than goods in transit between locations of the Dutch Domiciled Loan Parties;

(h) which is located in any location leased by the Applicable Dutch Borrower unless (i) the lessor has delivered to the Agent a Collateral Access Agreement or (ii) a Dutch Rent Reserve has been established by the Agent;

(i) which is located in any third party warehouse or is in the possession of a bailee, processor or other Person and is not evidenced by a Document, unless (i) such warehouseman, bailee, processor or other Person has delivered to the Agent a Collateral Access Agreement and/or such other documentation as the Agent may reasonably require or (ii) appropriate Dutch Availability Reserves have been established by the Agent in its Permitted Discretion;

(j) which is the subject of a consignment by the Applicable Dutch Borrower as consignor;

(k) which is perishable as determined in accordance with GAAP;

(l) which contains or bears any intellectual property rights licensed to the Applicable Dutch Borrower unless the Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor in any material respect or (ii) incurring any material liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement; or

(m) which constitutes movable assets as set out in section 21 paragraph 2 in conjunction with section 22 paragraph 3 of the Dutch Tax Collection Act (Invorderingswer 1990).

Subject to Sections 14.1 and 7.4 and the definition of Dutch Borrowing Base, the Agent may modify the foregoing criteria in its Permitted Discretion.

Dutch Facility Collateral: Collateral that now or hereafter secures (or is intended to secure) any of the Dutch Facility Secured Obligations, including Property of the Dutch Facility Guarantors pledged to secure the Dutch Facility Secured Obligations under their guarantee of the Secured Obligations.

Dutch Facility Guarantor: each U.S. Borrower, each U.S. Facility Guarantor and each other Person who guarantees payment and performance of any Dutch Facility Secured Obligations (including pursuant to a Foreign Cross-Guarantee).

Dutch Facility Loan Party: a Dutch Borrower or a Dutch Facility Guarantor.

Dutch Facility Obligations: all Obligations of the Dutch Domiciled Loan Parties and the other Foreign Facility Obligations that are the subject of a Foreign Cross-Guarantee made by the Dutch Domiciled Loan Parties (but excluding the U.S. Facility Obligations incurred directly by the U.S. Domiciled Loan Parties).

Dutch Facility Secured Obligations: all Secured Obligations of the Dutch Domiciled Loan Parties and the other Foreign Facility Secured Obligations that are the subject of a Foreign Cross-Guarantee made by the Dutch Domiciled Loan Parties (but excluding the U.S. Facility Secured Obligations incurred directly by the U.S. Domiciled Loan Parties).

Dutch Facility Secured Parties: Agent, European Security Trustee, any Dutch Fronting Bank, Dutch Lenders, Secured Bank Product Providers of Bank Products to Dutch Domiciled Loan Parties and their Subsidiaries and the other Foreign Facility Secured Parties that are the beneficiaries of a Foreign Cross-Guarantee made by the Dutch Domiciled Loan Parties.

Dutch Fronting Bank: (a) Bank of America (London) or any Affiliate thereof that agrees to issue Dutch Letters of Credit or (b) if reasonably acceptable to European Loan Party Agent, any other Dutch Lender or Affiliate thereof that agrees to issue Dutch Letters of Credit.

Dutch Fronting Bank Indemnitees: any Dutch Fronting Bank and its officers, directors, employees, Affiliates and agents.

Dutch LC Application: an application by any Dutch Borrower on behalf of itself or any other Dutch Borrower to a Dutch Fronting Bank for issuance of an Dutch Letter of Credit, in form and substance reasonably satisfactory to such Dutch Fronting Bank.

Dutch LC Conditions: the following conditions necessary for issuance of a Dutch Letter of Credit: (a) each of the conditions set forth in Section 6 being satisfied or waived; (b) after giving effect to such issuance, the total Ex-NA LC Obligations do not exceed the Ex-NA Letter of Credit Sublimit, no Dutch Overadvance exists or would result therefrom and, in the case of any Dutch Borrower, Section 2.12 is satisfied; (c) the expiration date of such Dutch Letter of Credit is (i) unless the applicable Dutch Fronting Bank and the Agent otherwise consent, no more than 365 days from issuance (provided that each Dutch Letter of Credit may, upon the request of the Applicable Dutch Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of twelve (12) months or less (but no later than 20 Business Days prior to the Facility Termination Date)), and (ii) unless the applicable Dutch Fronting Bank and the Agent otherwise consent (subject to the satisfaction of the Cash Collateral requirements set forth in Section 2.5.3), at least 20 Business Days prior to the Facility Termination Date; (d) the Dutch Letter of Credit and payments thereunder are denominated in Euros or Dollars; (e) the form of the proposed Dutch Letter of Credit is reasonably satisfactory to the Agent and the applicable Dutch Fronting Bank; and (f) the proposed use of the Dutch Letter of Credit is for a lawful purpose.

Dutch LC Documents: all documents, instruments and agreements (including Dutch LC Requests and Dutch LC Applications) delivered by any Dutch Borrower or by any other Person to a Dutch Fronting Bank or the Agent in connection with issuance, amendment or renewal of, or payment under, any Dutch Letter of Credit.

Dutch LC Obligations: with respect to the Applicable Dutch Borrower, the Dollar Equivalent of the sum (without duplication) of (a) all amounts owing by such Applicable Dutch Borrower for any drawings under Dutch Letters of Credit; (b) the stated amount of all outstanding Dutch Letters of Credit issued for the account of such Applicable Dutch Borrower; and (c) all fees and other amounts owing with respect to such Dutch Letters of Credit.

Dutch LC Request: a request for issuance of a Dutch Letter of Credit, to be provided by a Dutch Borrower to a Dutch Fronting Bank, in form reasonably satisfactory to Agent and such Dutch Fronting Bank.

Dutch LC Reserve: with respect to the Applicable Dutch Borrower, the aggregate of all Dutch LC Obligations of such Applicable Dutch Borrower, other than (a) those that have been Cash Collateralized and (b) if no Event of Default exists, those constituting charges owing to any Dutch Fronting Bank.

Dutch Lenders: Bank of America (London) and each other Lender that has issued a Dutch Revolver Commitment (provided that such Person or an Affiliate of such Person also has a U.S. Revolver Commitment).

Dutch Letter of Credit: any standby or documentary letter of credit issued by a Dutch Fronting Bank for the account of a Dutch Borrower, or any indemnity, performance bond, guarantee, exposure transmittal memorandum or similar form of credit support issued by Agent or a Dutch Fronting Bank for the benefit of a Dutch Borrower, including any Existing Dutch Letter of Credit.

Dutch Overadvance: as defined in Section 2.1.4(d).

Dutch Overadvance Loan: a Loan made to a Dutch Borrower when a Dutch Overadvance exists or is caused by the funding thereof.

Dutch Overadvance Loan Balance: on any date, the Dollar Equivalent of the amount by which the aggregate Dutch Revolver Loans of the Applicable Dutch Borrower or all Dutch Borrowers, as the case may be, exceed the amount of the Dutch Borrowing Base of such Applicable Dutch Borrower or the Total Dutch Borrowing Base, as applicable, on such date.

Dutch Priority Payables Reserve: on any date of determination, a reserve in such amount as Agent may determine in its Permitted Discretion which reflects amounts secured by any Liens, choate or inchoate, which rank or are capable of ranking in priority to the Agent’s and/or the Secured Parties’ Liens and/or for amounts which may represent costs relating to the enforcement of the Agent’s or European Security Trustee’s Liens.

Dutch Protective Advances: as defined in Section 2.1.5(d).

Dutch Reimbursement Date: as defined in Section 2.5.2(a).

Dutch Rent Reserve: the aggregate of (a) all past due rent and other past due charges owing by any Dutch Borrower to any landlord or other Person who possesses any Dutch Facility Collateral or could assert a Lien on such Dutch Facility Collateral; plus (b) a reserve in an amount not to exceed rent and other charges that could be payable to any such Person for the time period used to determine the Net Orderly Liquidation Value of Dutch Facility Collateral.

Dutch Revolver Commitment: for any Dutch Lender, its obligation to make Dutch Revolver Loans and to issue Dutch Letters of Credit, in the case of any Dutch Fronting Bank, or participate in Dutch LC Obligations, in the case of the other Dutch Lenders, to the Dutch Borrowers up to the maximum principal amount shown on Schedule 2.1.1(d), or as hereafter determined pursuant to each Assignment and Acceptance to which it is a party, as such Dutch Revolver Commitment may be adjusted from time to time in accordance with the provisions of Sections 2.1.3, 2.1.6 or 11.1. “Dutch Revolver Commitments” means the aggregate amount of such commitments of all Dutch Lenders.

Dutch Revolver Commitment Increase: as defined in Section 2.1.6(c).

Dutch Revolver Commitment Termination Date: the earliest of (a) the U.S. Revolver Commitment Termination Date (without regard to the reason therefor), (b) the date on which the European Loan Party Agent terminates or reduces to zero all of the Dutch Revolver Commitments pursuant to Section 2.1.3, and (c) the date on which the Dutch Revolver Commitments are terminated pursuant to Section 11.1. From and after the Dutch Revolver Commitment Termination Date, the Dutch Borrowers shall no longer be entitled to request a Dutch Revolver Commitment Increase pursuant to Section 2.1.6 hereof.

Dutch Revolver Exposure: on any date, the Dollar Equivalent of an amount equal to the sum of (a) the Dutch Revolver Loans outstanding on such date and (b) the Dutch LC Obligations on such date.

Dutch Revolver Loan: a Revolver Loan made by Dutch Lenders to a Dutch Borrower pursuant to Section 2.1.1(d), which Revolver Loan shall be denominated in Dollars or Euros and one of a EURIBOR Loan, ~~LIBOR~~Term SOFR Loan or a Dutch Base Rate Loan, in each case as selected by Applicable Dutch Borrower, and including any Dutch Swingline Loan, Dutch Overadvance Loan or Dutch Protective Advance.

Dutch Revolver Notes: the promissory notes, if any, executed by Dutch Borrowers in favor of each Dutch Lender to evidence the Dutch Revolver Loans funded from time to time by such Dutch Lender, which shall be in the form of Exhibit C-4 to this Agreement, together with any replacement or successor notes therefor.

Dutch Security Agreements: each pledge (including, without limitation, each pledge over movable assets (undisclosed and non-possessory) and each pledge of receivables) or security agreement among any Dutch Domiciled Loan Party and Agent or the European Security Trustee.

Dutch Subsidiary: Each Wholly-Owned Subsidiary of MRC Global incorporated or organized under the laws of the Netherlands or any province or territory of the Netherlands.

Dutch Swingline Commitment: that portion of the aggregate Swingline Commitment allocated to the Netherlands as agreed between the North American Loan Party Agent and the Agent from time to time (which amount shall be scheduled and on file with the Agent).

Dutch Swingline Commitment Termination Date: with respect to any Dutch Swingline Loan, the date that is five Business Days prior to the Dutch Revolver Commitment Termination Date.

Dutch Swingline Lender: Bank of America (London) or an Affiliate of Bank of America (London).

Dutch Swingline Loan: a Swingline Loan made by the Dutch Swingline Lender to a Dutch Borrower pursuant to Section 2.1.7(d), which Swingline Loan shall be a Dutch Base Rate Loan.

~~Early Opt-in Effective Date: with respect to any Early Opt-in Election, the 6th Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as Agent has not received, by 5:00 p.m. (New York City time) on the 5th Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.~~

~~Early Opt-in Election: the occurrence of:~~

~~(a) a determination by Agent, or a notification by North American Loan Party Agent to Agent that North American Loan Party Agent has made a determination, that U.S. dollar-denominated syndicated credit facilities currently being executed, or that include language similar to that contained in Section 3.6.2, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, and~~

~~(b) the joint election by Agent and North American Loan Party Agent to replace LIBOR with a Benchmark Replacement and the provision by Agent of written notice of such election to the Lenders.~~

EEA Financial Institution: (a) any credit institution or investment firm established in an EEA Member Country that is subject to the supervision of an EEA Resolution Authority; (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) above; or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in the foregoing clauses and is subject to consolidated supervision with its parent.

EEA Member Country: any of the member states of the European Union, Iceland, Liechtenstein and Norway.

EEA Resolution Authority: any public administrative authority or any Person entrusted with public administrative authority of an EEA Member Country (including any delegee) having the authority to exercise Write Down and Conversion Powers.

Electronic Copy: as defined in Section 14.8.2.

Electronic Record: as defined in 15 U.S.C. §7006.

Electronic Signature: as defined in 15 U.S.C. §7006.

Eligible Account Currencies: Australian Dollars, Canadian Dollars, Dollars, Euros, New Zealand Dollars, Norwegian Kroner, Singapore Dollars, Sterling, Yen and such other currencies determined by Agent in its discretion.

Eligible Account Debtor Jurisdictions: Australia, Canada, Hong Kong, Japan, New Zealand, Norway, any member state of the European Union prior to May 2004, South Korea, Switzerland, Singapore, the U.S. and such other jurisdictions determined by Agent in its discretion, in each case together with any state or province thereof (as applicable); provided, that Agent may from time to time, in its Permitted Discretion, designate any of the foregoing jurisdictions, including any jurisdiction previously determined by Agent in its discretion to be an Eligible Account Debtor Jurisdiction, to no longer be an eligible jurisdiction for Account Debtors (other than Australia, Canada, Belgium, the Netherlands, Norway, the UK and the U.S.); provided, further, that if at any time Excess Availability is less than 10% of the Commitments, Agent may, in its discretion and as a condition to such jurisdiction remaining an Eligible Account Debtor Jurisdiction, require that the Borrowers provide local law security documentation in respect of Accounts of Account Debtors organized outside of the jurisdiction of organization of such Borrowers to ensure that Agent or a Security Trustee has a duly perfected and enforceable Lien under the Applicable Law of such jurisdiction.

Eligible Accounts: the (a) Australian Eligible Accounts, (b) Belgian Eligible Accounts, (c) Canadian Eligible Accounts, (d) Dutch Eligible Accounts, (e) New Zealand Eligible Accounts, (f) Norwegian Eligible Accounts, (g) Singapore Eligible Accounts, (h) UK Eligible Accounts, and/or (i) U.S. Eligible Accounts, as the context requires.

Eligible Assignee: subject to the requirements of Section 13.3.3, a Person that is (a) a Lender or an Affiliate of a U.S. based Lender; (b) if such Person is to hold U.S. Facility Obligations, an Approved Fund; (c) if such Person is to hold Foreign Facility Obligations, a Person who holds or is acquiring, or whose Affiliate holds or is acquiring, a U.S. Revolver Commitment; (d) any other financial institution approved by Agent and North American Loan Party Agent (which approval by North American Loan Party Agent may be withheld in the sole discretion of North American Loan Party Agent in the case of any financial institution which is a Disqualified Lender and which approval shall not otherwise be unreasonably withheld or delayed, and shall be deemed given if no objection is made within five Business Days after notice of the proposed assignment), that is organized, registered or incorporated under the laws of Australia, a Participating Member State, Canada, New Zealand, Norway, Singapore, the United Kingdom or the United States or any state, province or district thereof that extends asset-based lending facilities in its Ordinary Course of Business and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of the Code or any other Applicable Law, or would, immediately following any such assignment, result in increased costs or Taxes payable by the Loan Parties pursuant to Section 5.8; and (e) during any Event of Default, any Person acceptable to Agent in its discretion, which acceptance shall not be unreasonably withheld or delayed.

Eligible Inventory: the (a) Australian Eligible Inventory, (b) Belgian Eligible Inventory, (c) Canadian Eligible Inventory, (d) Dutch Eligible Inventory, (e) New Zealand Eligible Inventory, (f) Norwegian Eligible Inventory, (g) Singapore Eligible Inventory, (h) UK Eligible Inventory, and/or (i) U.S. Eligible Inventory, as the context requires.

Eligible Pledged Cash: on any date of determination, the aggregate amount of cash or cash equivalents acceptable to the Agent, in Dollars or Canadian Dollars of the Canadian Borrowers or in Dollars of the U.S. Borrowers, as applicable, as of such date that (a) is on deposit in an Eligible Pledged Cash Account and subject to a duly perfected first priority Lien in favor of the Agent and (b) does not constitute Term Priority Lien Collateral.

Eligible Pledged Cash Account: the Canadian Eligible Pledged Cash Account and/or the U.S. Eligible Pledged Cash Account, as applicable.

Enforcement Action: any action to enforce any Obligations or Loan Documents or to exercise any rights or remedies relating to any Collateral (whether by judicial action, self-help, notification of Account Debtors, exercise of setoff or recoupment, exercise of any right or vote to act in a Loan Party’s Insolvency Proceeding, or otherwise).

Environmental Claims: any and all actions, suits, orders, decrees, demands, demand letters, claims, liens, notices of noncompliance, violation or potential responsibility or investigation (other than internal reports prepared by any Borrower or any of the Subsidiaries (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law, including, (i) any and all such claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all such claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief relating to the presence, release or threatened release of Hazardous Materials or arising from alleged injury or threat of injury to health or safety (to the extent relating to human exposure to Hazardous Materials), or the environment including, ambient air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands.

Environmental Law: any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to the protection of environment, including, ambient air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands, or human health or safety (to the extent relating to human exposure to Hazardous Materials), or Hazardous Materials.

ERISA: the Employee Retirement Income Security Act of 1974.

ERISA Affiliate: any trade or business (whether or not incorporated) under common control with a Loan Party or treated as a single employer with a Loan Party, in each case within the meaning of Section 414 of the Code.

EU Bail-In Legislation Schedule: the EU Bail-In Legislation Schedule published by the Loan Market Association, as in effect from time to time.

Eurasian Base Rate: with respect to (a) Dollars funded outside of Canada and the U.S. and with respect to Australian Dollars, Euros, New Zealand Dollars, and Norwegian Kroner, a fluctuating rate of interest per annum equal to the rate of interest in effect for such day as announced from time to time by the local branch of Bank of America in the jurisdiction in which such currency is funded (or in the case of Norway, by Bank of America (London)) as its “base rate” with respect to such currency and (b) Sterling, the SONIA Daily Rate. Any change in such rate shall take effect at the opening of business on the day of such change.

EURIBOR: the rate per annum equal to the Euro Interbank Offered Rate, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by Agent from time to time) on the day that is two TARGET Days preceding the first day of the applicable Interest Period with a term equivalent to such Interest Period; provided that in no event shall EURIBOR be less than zero.

EURIBOR Loan: a Loan denominated in Euros that bears interest based on EURIBOR.

Euro: the single currency of the Participating Member States which have adopted the euro unit as their single currency pursuant to the Treaty of Rome of March 25, 1957, establishing the European Community.

European Loan Party Agent: as defined in Section 4.4.2.

European Secured Parties: the Belgian Facility Secured Parties, the Dutch Facility Secured Parties and the UK Facility Secured Parties.

European Security Agreements: the Belgian Security Agreements, the Dutch Security Agreements and the UK Security Agreements.

European Security Trustee: Bank of America (London) or any successor security trustee appointed in accordance with Section 12.2.

Event of Default: as defined in Section 11.1.

Ex-NA LC Obligations: the Australian LC Obligations, the Belgian LC Obligations, the Dutch LC Obligations, the New Zealand LC Obligations, the Norwegian LC Obligations, the Singapore LC Obligations and the UK LC Obligations.

Ex-NA Letter of Credit Sublimit: the lesser of (a) $45,000,000 and (b) the sum of the Australian Revolver Commitments, the Belgian Revolver Commitments, the Dutch Revolver Commitments, the New Zealand Revolver Commitments, the Norwegian Revolver Commitments, the Singapore Revolver Commitments and the UK Revolver Commitments.

Excess Availability: as of any date of determination, an amount equal to the sum of the (1) Australian Availability, (2) Belgian Availability, (3) Dutch Availability, (4) New Zealand Availability, (5) Norwegian Availability, (6) Singapore Availability (7) UK Availability and (8) U.S. Availability.

Exchange Rate: the exchange rate, as determined by Agent, applicable to conversion of a currency into Dollars that is (a) reported by Bloomberg (or other commercially available source designated by Agent) as of the end of the preceding Business Day in the financial market for such currency; or (b) if such report is unavailable for any reason, the spot rate for the purchase of such currency with Dollars through Agent’s principal foreign exchange trading office for the currency during such office’s preceding Business Day.

Excluded Deposit Accounts: (a) Deposit Accounts that are zero balance disbursement accounts, (b) Deposit Accounts used solely to fund payroll, payroll taxes and similar employment taxes or employee benefits in the Ordinary Course of Business, (c) other Deposit Accounts with an amount on deposit of less than $5,000,000 at any time in the aggregate for all such Deposit Accounts and (d) the Net Available Cash Account.

Excluded Loan Party: (a) each Loan Party that is a “controlled foreign corporation” within the meaning of Section 957 of the Code; (b) any direct or indirect Subsidiary of a Person described in clause (a) of this definition; and (c) any U.S. Subsidiary, substantially all of the direct or indirect assets of which are Stock of one or more “controlled foreign corporations” within the meaning of Section 957 of the Code; provided that, no Canadian Subsidiary or U.S. Subsidiary thereof and no Canadian Domiciled Loan Party shall be an Excluded Loan Party.

Excluded Subsidiary: (a) each U.S. Subsidiary listed on Schedule 9.1.12 hereto as an Excluded Subsidiary, (b) any U.S. Subsidiary that is not a Wholly-Owned Subsidiary, (c) any U.S. Subsidiary that is prohibited by any Applicable Law from guaranteeing the Secured Obligations, (d) in respect of the U.S. Domiciled Loan Parties, (i) any direct or indirect Subsidiary of a non-U.S. Subsidiary (that is a “controlled foreign corporation” within the meaning of Section 957 of the Code), (ii) any U.S. Subsidiary, substantially all of the direct or indirect assets of which are Stock and/or indebtedness of one or more “controlled foreign corporations” within the meaning of Section 957 of the Code and (iii) any U.S. Subsidiary that is a disregarded entity for U.S. federal income tax purposes substantially all of whose direct or indirect assets consist of Stock and/or indebtedness of one or more non-U.S. Subsidiaries that are controlled foreign corporations within the meaning of Section 957 of the Code; provided that, no Canadian Subsidiary or U.S. Subsidiary of a Canadian Subsidiary shall be an Excluded Subsidiary under this clause (d), (e) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition financed with secured Indebtedness incurred pursuant to Section 10.2.1(b)(ix) or Section 10.2.1(b)(x) and each Restricted Subsidiary thereof that guarantees such Indebtedness to the extent and so long as the financing documentation relating to such Permitted Acquisition to which such Restricted Subsidiary is a party prohibits such Restricted Subsidiary from guaranteeing, or granting a Lien on any of its assets to secure, the Secured Obligations; provided that after such time that such prohibitions on guarantees or granting of Liens lapses or terminates, such Restricted Subsidiary shall no longer be an Excluded Subsidiary, (f) any other U.S. Subsidiary or Canadian Subsidiary with respect to which, in the reasonable judgment of the Agent (confirmed in writing by notice to the applicable Borrower), the cost or other consequences (including any adverse tax consequences) of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (g) any Subsidiary of MRC Global that is a domestic captive insurance company, (h) not for profit

Subsidiaries of MRC Global, (i) any Subsidiary that is a special purpose securitization vehicle (or similar entity), (j) each Unrestricted Subsidiary, (k) any Restricted Subsidiary that the North American Loan Party Agent elects by notice to the Agent to treat as an Excluded Subsidiary pursuant to this clause (k), provided that (i) any such Restricted Subsidiary shall cease to be so treated as an Excluded Subsidiary pursuant to this clause (k) upon written notice from the North American Loan Party Agent to the Agent, and (ii) at any time, the total assets of all Restricted Subsidiaries that are Excluded Subsidiaries solely as a result of this clause (k), as reflected on their most recent balance sheets prepared in accordance with GAAP, do not in the aggregate at any time exceed $5,000,000, and (iii) the total revenues of all Restricted Subsidiaries that are Excluded Subsidiaries solely as a result of this clause (k) for the twelve-month period ending on the last day of the most recent Test Period do not in the aggregate exceed $5,000,000 and (i) any U.S. Subsidiary to the extent that, within thirty (30) days, in the good faith judgment of the North American Loan Party Agent, such Subsidiary will fall within one or more categories referred to in clauses (a) through (k) above, provided that such Subsidiary (x) shall no longer qualify as an Excluded Subsidiary if does not fall within one or more categories referred to in clauses (a) through (k) above within such thirty (30) day period and (y) does not guarantee any Term Priority Lien Debt.

Excluded Swap Obligation: with respect to a Loan Party, each Swap Obligation as to which, and only to the extent that, such Loan Party’s guaranty of or grant of a Lien as security for such Swap Obligation is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any keepwell, support or other agreement for the benefit of such Loan Party and all guarantees of Swap Obligations by other Loan Parties) when such guaranty or grant of Lien becomes effective with respect to the Swap Obligation. If a Swap Agreement governs more than one Swap Obligation, only the Swap Obligation(s) or portions thereof described in the foregoing sentence shall be Excluded Swap Obligation(s) for the applicable Loan Party.

Excluded Tax: with respect to Agent, any Lender, any Fronting Bank, any Security Trustee or any other recipient of a payment to be made by or on behalf of any Loan Party on account of any Obligation, (a) taxes imposed on or measured by its net income (however denominated), and franchise taxes imposed on it (i) by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located or (ii) as the result of any other present or former connection between such recipient and the jurisdiction imposing such tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document); (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which such recipient has a branch; (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender pursuant to laws in force at the time such Foreign Lender becomes a Lender (or designates a new Lending Office) hereunder, except that taxes in this clause (c) shall not include (i) withholding tax that may be imposed on amounts payable to a Foreign

Lender after the time such Foreign Lender becomes a party to the Agreement (or designates a new Lending Office), as a result of a Change in Tax Law after such time and (ii) any amount with respect to withholding tax that such Foreign Lender (or its assignor, if any) was previously entitled to receive pursuant to Section 5.8 of this Agreement, if any, with respect to such withholding tax at the time such Foreign Lender designates a new Lending Office (or at the time of the assignment); (d) any United States withholding tax imposed under FATCA; (e) any withholding tax that is attributable to such recipient’s failure or inability (other than as a result of a Change in Tax Law) to comply with Section 5.9; (f) withholding Taxes payable under Part XIII of the Income Tax Act (Canada) that are imposed on amounts payable to or for the account of any recipient as a consequence of such recipient not dealing at arm’s length (within the meaning of the Income Tax Act (Canada)) with the Canadian Borrower at the time of such payment (other than where the non-arm’s length relationship arises as a result of the recipient having become party to, received or perfected a security interest under, or received or enforced any right under, any Loan Document); or (g) withholding Taxes payable under Part XIII of the Income Tax Act (Canada) that are imposed on amounts payable to or for the account of a recipient or as a consequence of the recipient being a “specified shareholder” (within the meaning of subsection 18(5) of the Income Tax Act (Canada)) of the Canadian Borrower, or not dealing at arm’s length (within the meaning of the Income Tax Act (Canada)) with a “specified shareholder” (within the meaning of subsection 18(5) of the Income Tax Act (Canada)) of the Canadian Borrower (other than where the recipient is a “specified non-resident shareholder”, or does not deal at arm’s length with a “specified shareholder”, as a result of the recipeint having become party to, received or perfected a security interest under, or received or enforced any right under, any Loan Document).

Existing Australian Letters of Credit: the letters of credit designated as such on Schedule 2.2.

Existing Belgian Letters of Credit: the letters of credit designated as such on Schedule 2.3.

Existing Canadian Letters of Credit: the letters of credit designated as such on Schedule 2.4.

Existing Dutch Letters of Credit: the letters of credit designated as such on Schedule 2.5.

Existing Norwegian Letters of Credit: the letters of credit designated as such on Schedule 2.7.

Existing UK Letters of Credit: the letters of credit designated as such on Schedule 2.9.

Existing U.S. Letters of Credit: the letters of credit designated as such on Schedule 2.10.

Existing Letters of Credit: Existing Australian Letters of Credit, Existing Belgian Letters of Credit, Existing Canadian Letters of Credit, Existing Dutch Letters of Credit, Existing Norwegian Letters of Credit, Existing UK Letters of Credit and/or Existing U.S. Letters of Credit, as the context may require.

Existing Loan Agreement: as defined in the recitals to this Agreement.

Extraordinary Expenses: all costs, expenses or advances that Agent and Security Trustees may incur during an Event of Default, or during the pendency of any Insolvency Proceeding of MRC Global or any Subsidiary, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Security Trustee, any Fronting Bank, any Lender, any Loan Party, any representative of creditors of any Loan Party or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Agent’s or any Security Trustee’s Liens with respect to any Collateral), Loan Documents, Letters of Credit or Obligations, including any lender liability or other Claims; (c) the exercise, protection or enforcement of any rights or remedies of Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations; and (g) Protective Advances. Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Loan Party or independent contractors in liquidating any Collateral, travel expenses, receivers’ and managers’ fees and legal fees (which shall be limited to the reasonable fees, disbursements and other charges of one primary counsel and one local counsel in each relevant state or foreign jurisdiction for the Agent and the Lenders (unless there is an actual or perceived conflict of interest or the availability of different claims or defenses in which case the Agent may retain its own counsel)).

Facility Termination Date: September 3, 2026.

FATCA: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended version that is substantively comparable), and any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention entered into in connection with the implementation of the foregoing.

FCA: as defined in Section 3.6.2.

FCCR Test Event: the occurrence of any one of the following events: (i) Excess Availability shall be less than the greater of (A) 10% of the Line Cap or (B) $50,000,000 or (ii) an Event of Default shall have occurred and be continuing; provided, that, to the extent that the FCCR Test Event has occurred due to clause (i) of this definition, if Excess Availability shall have exceeded the greater of (x) 10% of the Line Cap and (y) $50,000,000 for at least thirty (30) consecutive days, the FCCR Test Event shall be deemed to be over.

Federal Funds Rate: (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on the applicable Business Day (or on the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded up, if necessary, to the nearest 1/8 of 1%) charged to Bank of America on the applicable day on such transactions, as determined by Agent; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

Fee Letter: the fee letter agreement between Bank of America and MRC US dated as of July 29, 2021.

Financial Administration Act: Financial Administration Act (Canada) and all regulations and schedules thereunder.

Financial Support Direction: a financial support direction issued by the Pensions Regulator in the UK under Section 43 of the Pensions Act 2004.

Floating Rate Loan: a Base Rate Loan, a Canadian Prime Rate Loan, or a SONIA Loan.

FLSA: the Fair Labor Standards Act of 1938.

Foreign Allocated U.S. Availability: Australian Allocated U.S. Availability, Belgian Allocated U.S. Availability, Dutch Allocated U.S. Availability, New Zealand Allocated U.S. Availability, Norwegian Allocated U.S. Availability, Singapore Allocated U.S. Availability and UK Allocated U.S. Availability.

Foreign Allocated U.S. Availability Reserve: the aggregate amount of the U.S./Canadian Borrowing Base allocated by North American Loan Party Agent for inclusion by any Foreign Borrowers in their respective Borrowing Bases.

Foreign Base Rate Loan: a Base Rate Loan other than a U.S. Base Rate Loan.

Foreign Borrower Group: a group consisting of (a) the Australian Borrowers, (b) the Belgian Borrowers, (c) the Dutch Borrowers, (d) the New Zealand Borrowers, (e) the Norwegian Borrowers, (f) the Singapore Borrowers or (g) the UK Borrowers, as the context requires.

Foreign Borrowers: the Australian Borrowers, Belgian Borrowers, Dutch Borrowers, New Zealand Borrowers, Norwegian Borrowers, Singapore Borrowers and UK Borrowers.

Foreign Cross-Guarantee: as defined in Section 5.10.4(a).

Foreign Cross-Guarantee Date: the date on which the Foreign Cross-Guarantee became effective.

Foreign Currency: any currency other than Dollars.

Foreign Domiciled Loan Parties: the Australian Domiciled Loan Parties, the Belgian Domiciled Loan Parties, the Canadian Domiciled Loan Parties, the Dutch Domiciled Loan Parties, the New Zealand Domiciled Loan Parties, the Norwegian Domiciled Loan Parties, the Singapore Domiciled Loan Parties and the UK Domiciled Loan Parties.

Foreign Facility Obligations: the Australian Facility Obligations, the Belgian Facility Obligations, the Canadian Facility Obligations (limited, for purposes of this definition, to those incurred directly by the Canadian Domiciled Loan Parties), the Dutch Facility Obligations, the New Zealand Facility Obligations, the Norwegian Facility Obligations, the Singapore Facility Obligations and the UK Facility Obligations.

Foreign Facility Secured Obligations: the Australian Facility Secured Obligations, the Belgian Facility Secured Obligations, the Canadian Facility Secured Obligations (limited, for purposes of this definition, to those incurred directly by the Canadian Domiciled Loan Parties), the Dutch Facility Secured Obligations, the New Zealand Facility Secured Obligations, the Norwegian Facility Secured Obligations, the Singapore Facility Secured Obligations and the UK Facility Secured Obligations.

Foreign Facility Secured Parties: Australian Facility Secured Parties, Belgian Facility Secured Parties, Canadian Facility Secured Parties, Dutch Facility Secured Parties, New Zealand Facility Secured Parties, Norwegian Facility Secured Parties, Singapore Facility Secured Parties, UK Facility Secured Parties and Secured Bank Product Providers of Bank Products to Foreign Domiciled Loan Parties.

Foreign Lender: (a) with respect to each Borrower that is a U.S. Person, each Lender or Fronting Bank that is not a U.S. Person, and (b) with respect to each Borrower that is not a U.S. Person, each Lender or Fronting Bank that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.

Foreign Plan: any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by MRC Global or any of its Subsidiaries with respect to employees employed outside of the United States or Canada, other than any state social security arrangements.

Foreign Revolver Commitments: the Australian Revolver Commitment, the Belgian Revolver Commitment, the Dutch Revolver Commitment, the New Zealand Revolver Commitment, the Norwegian Revolver Commitment, the Singapore Revolver Commitment and/or the UK Revolver Commitment, as the context requires.

Foreign Subsidiary: a Subsidiary of MRC Global that is not a Domestic Subsidiary.

FRBNY: the Federal Reserve Bank of New York.

Fronting Bank: (a) an Australian Fronting Bank, (b) a Belgian Fronting Bank, (c) a Dutch Fronting Bank, (d) a New Zealand Fronting Bank, (e) a Norwegian Fronting Bank, (f) a Singapore Fronting Bank, (g) a UK Fronting Bank, and/or (h) a U.S. Fronting Bank, as the context requires.

Fronting Bank Indemnitees: (a) Australian Fronting Bank Indemnitees, (b) Belgian Fronting Bank Indemnitees, (c) Dutch Fronting Bank Indemnitees (d) New Zealand Fronting Bank Indemnitees, (e) Norwegian Fronting Bank Indemnitees, (f) Singapore Fronting Bank Indemnitees, (g) UK Fronting Bank Indemnitees, and/or (h) U.S. Fronting Bank Indemnitees, as the context requires.

Fronting Bank Sublimit: as of the Closing Date, (i) $115,000,000, in the case of Bank of America, (ii) with respect to U.S. Letters of Credit only, $15,000,000 in the case of J.P.Morgan Chase Bank, N.A., and (iii) such amount as shall be designated to the Agent and the North American Loan Party Agent in writing by another Fronting Bank. Each Fronting Bank’s Fronting Bank Sublimit may be decreased or increased from time to time with the written consent of the North American Loan Party Agent and such Fronting Bank. Effective upon an additional Fronting Bank agreeing to become a Fronting Bank and issue Letters of Credit hereunder or to increase its Fronting Bank Sublimit (other than Bank of America in its capacity as a Fronting Bank), the definition of Fronting Bank Sublimit shall be amended to reduce Bank of America’s Fronting Bank Sublimit by a like amount and to list such additional or increasing Fronting Bank and its exposure hereunder.

FSCO: The Financial Services Commission of Ontario or like body in Canada or in any other province or territory or jurisdiction of Canada with whom a Canadian Pension Plan is required to be registered in accordance with Applicable Law and any other Governmental Authority succeeding to the functions thereof.

Full Payment: with respect to any Obligations or Secured Obligations (other than unasserted contingent indemnity claims), (a) the full cash payment thereof in the applicable currency required hereunder, including any interest and documented fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); (b) if such Obligations or Secured Obligations are LC Obligations, Bank Product Debt or inchoate or contingent in nature, Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to Agent in its discretion, in the amount of required Cash Collateral); and (c) a release of any Claims of Loan Parties against Agent, Security Trustees, Lenders and any Fronting Bank arising on or before the payment date. No Loans shall be deemed to have been paid in full until all Commitments related to such Loans have expired or been terminated.

Funded Debt: all consolidated indebtedness of MRC Global and its Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of any such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all amounts of Funded Debt required to be paid or prepaid within one year from the date of its creation and, in the case of the Borrowers, Indebtedness in respect of the Loans.

GAAP: generally accepted accounting principles in effect in the United States, from time to time, applied consistently, subject to Section 1.2 hereof; provided that capital leases and operating leases shall be subject to the provisions of Section 1.2 hereof.

General Intangibles: as defined in the UCC (and/or with respect to any General Intangible of a Canadian Domiciled Loan Party or New Zealand Domiciled Loan Party, an “intangible” as defined in the PPSA or the PPSA New Zealand, and/or with respect to any General Intangible of an Australian Domiciled Loan Party, “intangible property” as defined in the PPSA Australia) or any other Applicable Law, as applicable.

German Domiciled Loan Parties: as defined in Section 14.1.1(h).

German Facility: as defined in Section 14.1.1(h).

Governmental Approval: all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

Governmental Authority: any federal, state, provincial, municipal, foreign or other governmental department, agency, commission, board, bureau, court, tribunal, instrumentality, political subdivision, authority, corporation or body, regulatory or self-regulatory organization or other entity or officer exercising executive, legislative, judicial, statutory, regulatory or administrative functions for or pertaining to any government or court (including any supranational bodies such as the European Union), in each case whether it is or is not associated with Australia, Belgium, Canada, the Netherlands, New Zealand, Norway, Singapore, the United Kingdom, the United States or any state, province, district or territory thereof, or any other foreign entity or government.

Greenbrier: as defined in the preamble to this Agreement.

GST Group: has the meaning given to it in the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

Guarantee: each guarantee agreement (including this Agreement) executed by a Guarantor in favor of Agent guaranteeing all or any portion of the Secured Obligations.

Guaranteed Belgian Amount: as defined in Section 5.10.8.

Guarantee Obligations: as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided, that the term “Guarantee Obligations” shall not include endorsements of instruments for deposit or collection in the Ordinary Course of Business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

Guarantor Payment: as defined in Section 5.10.3(b).

Guarantors: Australian Facility Guarantors, Belgian Facility Guarantors, Canadian Facility Guarantors, Dutch Facility Guarantors, New Zealand Facility Guarantors, Norwegian Facility Guarantors, Singapore Facility Guarantors, UK Facility Guarantors, U.S. Facility Guarantors, and each other Person who guarantees payment or performance of any Secured Obligations.

Hazardous Materials: (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, or “pollutants”, or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, which is prohibited, limited or regulated by any Environmental Law.

Hedge Agreement: an Interest Rate Agreement, Currency Agreement or Commodity Agreement.

Historical Financial Statements: as of the Closing Date, (a) the audited consolidated financial statements of MRC Global and its Subsidiaries for the fiscal year ended December 31, 2020 and (b) the unaudited consolidated financial statements of MRC Global and its Subsidiaries for the fiscal quarters ended March 31, 2021 and June 30, 2021.

IBA: as defined in Section 3.6.2.

IFRS: International Financial Reporting Standards; provided that capital leases and operating leases shall be subject to the provisions of Section 1.2 hereof.

Increase Date: as defined in Section 2.1.6(j).

Increased Reporting Period: at Agent’s election, any period commencing on the date on which Excess Availability is less than the greater of 20% of the Line Cap or $100,000,000, and continuing until Excess Availability has exceeded the greater of 20% of the Line Cap or $100,000,000 for 30 consecutive days.

Indebtedness: with respect to any Person shall mean (a) all indebtedness of such Person for borrowed money, (b) the deferred purchase price of assets or services that in accordance with GAAP would be included as liabilities in the balance sheet of such Person, (c) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (d) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed, (e) all Capitalized Lease Obligations of such Person, (f) all obligations of such Person under interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity price protection agreements or other commodity price hedging agreements and other similar agreements (but taking into account only the mark-to-market value or, if any actual amount is due as a result of the termination or close-out of such transaction, that amount), and (g) without duplication, all Guarantee Obligations of such Person, provided that

Indebtedness shall not include (i) trade payables and accrued expenses, in each case payable directly or through a bank clearing arrangement and arising in the Ordinary Course of Business, (ii) deferred or prepaid revenue, and (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; provided that, notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

Indemnified Taxes: Taxes other than Excluded Taxes and Other Taxes.

Indemnitees: Agent Indemnitees, Lender Indemnitees, Fronting Bank Indemnitees and Bank of America Indemnitees.

Information: as defined on Section 14.12.1.

Initial Australian Borrower: as defined in the preamble to this Agreement.

Initial Belgian Borrower: as defined in the preamble to this Agreement.

Initial Canadian Borrower: as defined in the preamble to this Agreement.

Initial Dutch Borrower: as defined in the preamble to this Agreement.

Initial Norwegian Borrower: as defined in the preamble to this Agreement.

Initial UK Borrower: as defined in the preamble to this Agreement.

Initial U.S. Borrowers: as defined in the preamble to this Agreement.

Insolvency Proceeding: any case or proceeding, application, meeting convened, resolution passed, proposal, corporate action or any other proceeding commenced by or against a Person under any state, provincial, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the U.S. Bankruptcy Code, or any other insolvency, debtor relief, bankruptcy, receivership, debt adjustment law or other similar law (whether state, provincial, federal or foreign), including the Bankruptcy and Insolvency Act (Canada), the CCAA, the Singapore Companies Act, Chapter 50 and the Singapore Insolvency, Restructuring and Dissolution Act 2018 (No. 40 of 2018), Bankruptcy Act 1966 (Cth), the Corporations Act 2001 (Cth), the Companies Act 1993 (New Zealand), the Receiverships Act 1993 (New Zealand), Book XX of the Belgian Code of Economic Law; (b) the appointment of a Creditor Representative or other custodian for such Person or any part of its Property; (c) an assignment or trust mortgage for the benefit of creditors; (d) the winding up or strike off the Person; (e) the proposal or implementation of a scheme of arrangement; (f) a suspension of payment, moratorium of any debts, official assignment, composition or arrangement with a Person’s creditors; (g) in the case of an Australian Domiciled Loan Party, any writ of execution, garnishee order, notice under section 120 of the PPSA Australia, mareva injunction or similar order, attachment, distress or other process is made, levied or issued against it or its assets, or such other step is taken in relation to it being adjudicated or found unable to pay its debts when they fall due or it is (or states that it is) an insolvent under administration or insolvent (each as defined in the Corporations Act 2001 (Cth)); (h) in the case of a UK Domiciled Loan Party, any corporate action, legal proceedings or other procedure commenced or other step taken (including the making of an application, the presentation of a petition, the filing or service of a notice or the passing of a resolution) in relation to (i) such UK Domiciled Loan Party being adjudicated or found insolvent, (ii) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of such UK Domiciled Loan Party other than a solvent liquidation or reorganization of such UK Domiciled Loan Party, the terms of which have been previously approved in writing by the Agent, (iii) a composition, assignment or arrangement with any class of creditors of such UK Domiciled Loan Party or (iv) the appointment of a liquidator, supervisor, receiver, administrator, administrative receiver, compulsory manager, trustee or other similar officer in respect of such UK Domiciled Loan Party or any of its assets; or (i) in the case of a Norwegian Domiciled Loan Party, commencement of debt settlement proceedings or bankruptcy proceedings under the Norwegian Bankruptcy Law; provided, that clauses (d), (g) and (h) shall not apply to (A) any winding-up petition which is frivolous or vexatious or which is being contested in good faith and, in each case, is discharged, stayed or dismissed within 21 days of commencement, or (B) any solvent reorganization contemplated or permitted by Section 10.2.3.

Insolvency Regulation: the Council Regulation (EC) No. 2015/848 of 20 May 2015 on Insolvency Proceedings (recast).

Insurance Assignment: each collateral assignment of insurance pursuant to which a Loan Party assigns to the Agent, for the benefit of the Secured Parties, such Loan Party’s rights under business interruption policies, as security for the Secured Obligations.

Intercreditor Agreement: that certain Fourth Amended and Restated Intercreditor Agreement dated as of June 11, 2015, among MRC Global, certain of its Domestic Subsidiaries, Bank of America, N.A., as agent for the Revolving Credit Lenders (as defined therein), and U.S. Bank National Association, as collateral trustee for itself and the Term Secured Parties (as defined therein), the Additional Term Secured Parties (as defined therein) and the Subordinated Lien Secured Parties (as defined therein), as the same may be amended, restated, supplemented or otherwise modified from time to time.

Interest Period: as defined in Section 3.1.8.

Interest Period Loan: an Australian Bank Bill Rate Loan, a Canadian BA Rate Loan, a EURIBOR Loan, a ~~LIBOR~~Term SOFR Loan, a New Zealand Bank Bill Rate Loan, or a NIBOR Loan.

Interest Rate Agreement: any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with MRC Global’s and its Subsidiaries’ operations and not for speculative purposes.

Inventory: as defined in the UCC, the PPSA, the PPSA Australia, the PPSA New Zealand or any other Applicable Law, as applicable, including all goods intended for sale, lease, display or demonstration; all goods provided under a contract for services; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, transformation, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in a Loan Party’s business (but excluding Equipment) and, with respect to a Norwegian Domiciled Loan Party, inventory (Nw. varelager) as defined in the Norwegian Pledge Act section 3-11, including raw materials, unfinished and finished goods and merchandise, fuels and other consumables, and packaging for the products of the enterprise to the extent held or used in the owner’s business.

Inventory Appraisal: (a) on the Closing Date, the appraisals prepared by HILCO Valuation Services, LLC dated July 15, 2021 and (b) thereafter, the most recent inventory appraisal conducted by an independent appraisal firm and delivered pursuant to Section 10.1.15 hereof.

Investment: for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of Stock, Stock Equivalents, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person); or (c) the entering into of any guarantee of, or other contingent obligation with respect to, Indebtedness.

Ipso Facto Event: a Foreign Borrower becoming the subject of (a) any proceedings as defined in section 440(6) of the Singapore Insolvency, Restructuring and Dissolution Act 2018 (No. 40 of 2018) or (b) any process which under any law with a similar purpose may give rise to a stay on, or prevention of, the exercise of contractual rights.

IRS: the United States Internal Revenue Service.

ITA: the Income Tax Act 2007.

ITSA: an agreement between the members of a GST Group which takes effect as an indirect tax sharing agreement under section 444-90 of Schedule 1 of the Taxation Administration Act 1953 (Cth) and complies with the Taxation Administration Act 1953 (Cth) and the A New Tax System (Goods and Services Tax) Act 1999 (Cth) as well as any applicable law, official directive, request, guideline or policy (whether or not having the force of law) issued in connection with the Taxation Administration Act 1953 (Cth).

Joint Lead Arrangers: BofA Securities, Inc., JPMorgan Chase Bank, N.A., Barclays Bank PLC and Wells Fargo Bank, N.A.

LC Document: any of the Australian LC Documents, Belgian LC Documents, Canadian LC Documents, Dutch LC Documents, New Zealand LC Documents, Norwegian LC Documents, Singapore LC Documents, UK LC Documents, and/or the U.S. LC Documents, as the context requires.

LC Obligations: the Australian LC Obligations, the Belgian LC Obligations, the Canadian LC Obligations, Dutch LC Obligations, the New Zealand LC Obligations, the Norwegian LC Obligations, the Singapore LC Obligations, the UK LC Obligations and/or the U.S. LC Obligations, as the context requires.

LC Reserve: the Australian LC Reserve, the Belgian LC Reserve, the Canadian LC Reserve, the Dutch LC Reserve, the New Zealand LC Reserve, the Norwegian LC Reserve, the Singapore LC Reserve, the UK LC Reserve and/or the U.S. LC Reserve, as the context requires.

LCA Election: as defined in Section 1.7.

LCA Test Date: as defined in Section 1.7.

Lender Indemnitees: Lenders, Affiliates of Lenders and their respective officers, directors, members, partners, employees and agents.

Lenders: as defined in the preamble to this Agreement, including (a) Bank of America and its Affiliates in their respective capacities as the Australian Swingline Lender, the Belgian Swingline Lender, the Canadian Swingline Lender, the Dutch Swingline Lender, the New Zealand Swingline Lender, the Norwegian Swingline Lender, the Singapore Swingline Lender, the UK Swingline Lender and the U.S. Swingline Lender, (b) the Australian Lenders, (c) the Belgian Lenders, (d) the Dutch Lenders, (e) the New Zealand Lenders, (f) the Norwegian Lenders, (g) the Singapore Lenders, (h) the UK Lenders, (i) the U.S. Lenders and (j) their respective permitted successors and assigns and, where applicable, any Fronting Bank, and any other Person who hereafter becomes a “Lender” pursuant to an Assignment and Acceptance.

Lending Office: the office designated as such by the Applicable Lender at the time it becomes party to this Agreement or thereafter by notice to Agent and the relevant Loan Party Agent.

Letter-of-Credit Right: as defined in the UCC, and in any event shall mean a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment of performance.

Letters of Credit: the Australian Letters of Credit, the Belgian Letters of Credit, the Canadian Letters of Credit, the Dutch Letters of Credit, the New Zealand Letters of Credit, the Norwegian Letters of Credit, the Singapore Letters of Credit, the UK Letters of Credit and/or the U.S. Letters of Credit, as the context requires. Letters of Credit includes the Existing Letters of Credit.

~~LIBOR: for any Interest Period with respect to a LIBOR Loan, the per annum rate of interest (rounded up, if necessary, to the nearest 1/8th of 1%), determined by Agent at approximately 11:00 a.m. (London time) two Business Days prior to commencement of such Interest Period, for a term comparable to such Interest Period, equal to the London Interbank Offered Rate for Dollars for the relevant period, or any comparable or successor rate approved by Agent, as published on the applicable Reuters screen page (or other commercially available source designated by Agent from time to time); provided, that any comparable or successor rate shall be~~

~~applied by Agent, if administratively feasible, in a manner consistent with market practice; provided further, that in no event shall LIBOR be less than zero. If the Board of Governors imposes a Reserve Percentage with respect to LIBOR deposits in Dollars, then LIBOR for Dollars shall be the foregoing rate, divided by 1 minus the Reserve Percentage.~~

~~LIBOR Loan: each set of LIBOR Revolver Loans having a common length and commencement of Interest Period.~~

~~LIBOR Revolver Loan: a Revolver Loan denominated in Dollars that bears interest based on LIBOR; provided, that (a) a Canadian Base Rate Loan bearing interest as set forth in clause (iii) of the definition of Canadian Base Rate shall not constitute a LIBOR Revolver Loan and (b) a U.S. Base Rate Loan bearing interest as set forth in clause (c) of the definition of U.S. Base Rate shall not constitute a LIBOR Revolver Loan.~~

Lien: any mortgage, pledge (including, without limitation, disclosed, undisclosed, possessory and non-possessory), security interest, hypothecation, assignment, statutory trust, deemed trust, privilege, lien, charge, bailment or similar encumbrance, whether statutory, based on common law, contract or otherwise, and including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any reservation of ownership or any lease in the nature thereof.

Limited Conditionality Acquisition: a Permitted Acquisition which, by the terms of the Subject Acquisition Agreement, is not conditioned on the availability of financing.

Line Cap: as of any date of determination, the lesser of (a) the sum of (i) the lower of (1) the Total Australian Borrowing Base and (2) the Australian Revolver Commitments, (ii) the lower of (1) the Total Belgian Borrowing Base and (2) the Belgian Revolver Commitments, (iii) the lower of (1) the Total Dutch Borrowing Base and (2) the Dutch Revolver Commitments, (iv) the lower of (1) the Total New Zealand Borrowing Base and (2) the New Zealand Revolver Commitments, (v) the lower of (1) the Norwegian Borrowing Base and (2) the Norwegian Revolver Commitments, (vi) the lower of (1) the Total Singapore Borrowing Base and (2) the Singapore Revolver Commitments, (vii) the lower of (1) the Total UK Borrowing Base and (2) the UK Revolver Commitments, and (viii) the lower of (1) the U.S./Canadian Borrowing Base and (2) the U.S. Revolver Commitments and (b) the Commitments. For purposes of the foregoing clause (a), the Borrowing Base determinations shall exclude LC Reserves.

Loan: a Revolver Loan.

Loan Account: as defined in Section 5.7.1.

Loan Documents: this Agreement, the Other Agreements and the Security Documents.

Loan Parties: the Australian Domiciled Loan Parties, the Belgian Domiciled Loan Parties, the Canadian Domiciled Loan Parties, the Dutch Domiciled Loan Parties, the New Zealand Domiciled Loan Parties, the Norwegian Domiciled Loan Parties, the Singapore Domiciled Loan Parties, the UK Domiciled Loan Parties and the U.S. Domiciled Loan Parties, collectively, and “Loan Party” means any of the Loan Parties, individually.

Loan Party Agent: the Asian Loan Party Agent, the European Loan Party Agent and/or the North American Loan Party Agent, as the context requires.

Loan Party Group: a group consisting of (a) the Australian Domiciled Loan Parties, (b) the Belgian Domiciled Loan Parties, (c) the Dutch Domiciled Loan Parties, (d) the New Zealand Domiciled Loan Parties, (e) the Norwegian Domiciled Loan Parties, (f) the Singapore Domiciled Loan Parties, (g) the UK Domiciled Loan Parties or (h) the U.S. Domiciled Loan Parties and the Canadian Domiciled Loan Parties, as the context requires.

Loan Party Group Obligations: with respect to (a) the Australian Domiciled Loan Parties, the Australian Facility Obligations, (b) the Belgian Domiciled Loan Parties, the Belgian Facility Obligations, (c), the Dutch Domiciled Loan Parties, the Dutch Facility Obligations, (d) the New Zealand Domiciled Loan Parties, the New Zealand Facility Obligations, (e) the Norwegian Domiciled Loan Parties, the Norwegian Facility Obligations, (f) the Singapore Domiciled Loan Parties, the Singapore Facility Obligations, (g) the UK Domiciled Loan Parties, the UK Facility Obligations, and (h) the U.S. Domiciled Loan Parties and the Canadian Domiciled Loan Parties, the U.S. Facility Obligations and Canadian Facility Obligations.

Local Time: with respect to (a) Australian Revolver Loans and New Zealand Revolver Loans, prevailing time in Sydney, Australia, (b) Belgian Revolver Loans, Dutch Revolver Loans, Norwegian Revolver Loans and UK Revolver Loans, prevailing time in London, England, (c) Canadian Revolver Loans and U.S. Revolver Loans, Central time in the United States, and (d) Singapore Revolver Loans, prevailing time in Singapore.

Management: as defined in the preamble to this Agreement.

Material Adverse Change: any event or circumstance which has resulted or is reasonably likely to result in a material adverse change in the business, assets, operations, properties or financial condition of MRC Global and its Restricted Subsidiaries, taken as a whole or that would materially adversely affect the ability of the Loan Parties, taken as a whole, to perform their respective payment obligations under this Agreement or any of the other Loan Documents.

Material Adverse Effect: a circumstance or condition affecting the business, assets, operations, properties or financial condition of MRC Global and its Restricted Subsidiaries, taken as a whole, that would materially adversely affect (a) the business, assets, operations, properties, or financial condition of MRC Global and its Restricted Subsidiaries, taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform their respective payment obligations under this Agreement or any of the other Loan Documents or (c) the rights and remedies of the Agent, the Security Trustees and the Lenders under this Agreement or any of the other Loan Documents.

Material Subsidiary: at any date of determination, each Restricted Subsidiary of MRC Global (a) whose total assets at the last day of the most recent Test Period were equal to or greater than 5% of the Consolidated Total Assets of MRC Global and its Restricted Subsidiaries at such date or (b) whose gross revenues for such Test Period were equal to or greater than 5% of the consolidated gross revenues of MRC Global and its Restricted Subsidiaries for such period, in each case determined in accordance with GAAP.

Maximum Facility Amount: $1,000,000,000.

maximum rate: as defined in Section 3.10.

McJunkin Development: as defined in the preamble to this Agreement.

Midway: as defined in the preamble to this Agreement.

Milton: as defined in the preamble to this Agreement.

Moody’s: Moody’s Investors Service, Inc., and its successors.

MRC: MRC Global.

MRC Global: as defined in the preamble to this Agreement.

MRC UK: as defined in the preamble to this Agreement.

MRC US: as defined in the preamble to this Agreement.

Multiemployer Plan: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA, to which any U.S. Domiciled Loan Party or ERISA Affiliate domiciled in the U.S. makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions with respect to employees in the U.S.

Net Available Cash Account: as defined in Section 8.3.

Net Orderly Liquidation Value: the orderly liquidation value (net of costs and expenses estimated to be incurred in connection with such liquidation) of the Eligible Inventory that is estimated to be recoverable in an orderly liquidation of such Eligible Inventory. The Net Orderly Liquidiation Value shall be determined from time to time by reference to the percentage therefor identified in the most recent Inventory Appraisal multiplied by the value of the applicable Eligible Inventory.

New Lender: each Lender (other than each Lender party to the Existing Loan Agreement that is continuing as a Lender hereunder) that becomes a party to this Agreement after the Closing Date.

New Loan Party: any Person that executes a supplement or joinder to this Agreement substantially in the form of Exhibit I and becomes a Loan Party under this Agreement pursuant to Sections 10.1.13(a) or (b), Sections 10.2.1(b)(ix) or (x) or Section 10.2.3(b).

New Zealand Allocated U.S. Availability: U.S. Availability designated by the North American Loan Party Agent for application to clause (c) of a New Zealand Borrowing Base.

New Zealand Applicable Margin: with respect to any ~~LIBOR~~Term SOFR Loan to the New Zealand Borrowers, any New Zealand Bank Bill Rate Loan or any New Zealand Base Rate Loan, a rate per annum specified in the joinder documentation for the initial New Zealand Lenders (which rate shall apply to all New Zealand Lenders).

New Zealand Availability: as of any date of determination, (a) the lesser of (i) the New Zealand Revolver Commitments minus all New Zealand LC Obligations as of such date of determination and (ii) the Total New Zealand Borrowing Base as of such date of determination, minus (b) the Dollar Equivalent of the principal balance of all New Zealand Revolver Loans.

New Zealand Availability Reserves: the sum (without duplication) of (a) the aggregate amount of the New Zealand Rent Reserve, if any, established pursuant to clause (h) of the definition of New Zealand Eligible Inventory; (b) the New Zealand LC Reserve; (c) the New Zealand Bank Product Reserve; (d) the New Zealand Priority Payables Reserve; and (e) such additional reserves, in such amounts and with respect to such matters, as the Agent may establish in its Permitted Discretion.

New Zealand Bank Bill Rate: with respect to each Interest Period for a New Zealand Bank Bill Rate Loan, the rate per annum equal to the Bank Bill Reference Bid Rate, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Agent from time to time) on the Rate Determination Date with a term equivalent to such Interest Period; provided that in no event shall the New Zealand Bank Bill Rate be less than zero.

New Zealand Bank Bill Rate Loan: a New Zealand Revolver Loan, or portion thereof, funded in New Zealand Dollars and bearing interest calculated by reference to the New Zealand Bank Bill Rate.

New Zealand Bank Product Reserve: the aggregate amount of reserves, as established by the Agent from time to time in its Permitted Discretion and in consultation with the Asian Loan Party Agent, to reflect the reasonably anticipated liabilities in respect of the then outstanding Secured Bank Product Obligations of the New Zealand Domiciled Loan Parties and their Subsidiaries. Notwithstanding the foregoing, the New Zealand Bank Product Reserve shall include a reserve with respect to any Qualified Secured Bank Product Obligations of the New Zealand Domiciled Loan Parties.

New Zealand Base Rate Loan: a New Zealand Revolver Loan, or portion thereof, funded in New Zealand Dollars, Dollars or Euros and bearing interest calculated by reference to the Eurasian Base Rate.

New Zealand Borrowers: each New Zealand Subsidiary that, after the date hereof, has executed a supplement or joinder to this Agreement in accordance with Section 10.1.13 and has satisfied the other requirements set forth in Section 10.1.13 in order to become a New Zealand Borrower.

New Zealand Borrowing Base: at any time, with respect to the Applicable New Zealand Borrower, an amount equal to the sum (expressed in Dollars, based on the Dollar Equivalent thereof) of, without duplication:

(a) the book value of New Zealand Eligible Accounts of the Applicable New Zealand Borrower multiplied by the advance rate of 85%, plus

(b) the lesser of (i) 70% of the net book value of New Zealand Eligible Inventory of the Applicable New Zealand Borrower and (ii) 85% of the Net Orderly Liquidation Value of New Zealand Eligible Inventory of the Applicable New Zealand Borrower (which shall be (A) net of the current monthly shrinkage reserve calculated in accordance with GAAP and (B) valued at Cost), plus

(c) New Zealand Allocated U.S. Availability for such Applicable New Zealand Borrower, minus

(d) subject to Section 7.4, effective (i) immediately upon or (ii) five (5) Business Days after, in the case of New Zealand Availability Reserves allocable to the Applicable New Zealand Borrower which would cause the aggregate amount of the New Zealand Revolver Loans allocable to the Applicable New Zealand Borrower at such time to exceed the lesser of the Applicable New Zealand Borrower’s Applicable New Zealand Borrower Commitment and the Applicable New Zealand Borrower’s New Zealand Borrowing Base then in effect, in each case, notification thereof to the Asian Loan Party Agent by the Agent, any and all such New Zealand Availability Reserves.

The New Zealand Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Agent with such adjustments as the Agent deems appropriate in its Permitted Discretion to assure that the New Zealand Borrowing Base is calculated in accordance with the terms of this Agreement.

New Zealand Cash Collateral Account: a demand deposit, money market or other account established by Agent at Bank of America (Australia) or such other financial institution as Agent may select in its discretion with the consent of Asian Loan Party Agent (not to be unreasonably withheld or delayed), which account shall be for the benefit of the New Zealand Facility Secured Parties and shall be subject to Agent’s or AUS-NZ Security Trustee’s Liens securing the New Zealand Facility Secured Obligations; provided that the foregoing consent of Asian Loan Party Agent to the selection by Agent in its discretion of a financial institution other than Bank of America (Australia) shall not be required if an Event of Default has occurred and is continuing.

New Zealand Dollar: the lawful currency of New Zealand.

New Zealand Domiciled Loan Party: any New Zealand Borrower and each New Zealand Subsidiary now or hereafter party hereto as a Loan Party, and “New Zealand Domiciled Loan Parties” means all such Persons, collectively.

New Zealand Dominion Account: each special account established by the New Zealand Domiciled Loan Parties at Bank of America (Australia) over which Agent or AUS-NZ Security Trustee has exclusive control for withdrawal purposes.

New Zealand Eligible Accounts: at any time, the Accounts of the Applicable New Zealand Borrower at such date except any Account:

(a) which is not subject to a valid Lien in favor of the Agent or AUS-NZ Security Trustee (including under the relevant laws of the Account Debtor’s jurisdiction of organization or incorporation);

(b) which is subject to any Lien (including Liens permitted by Section 10.2.2) other than (i) a Lien in favor of the Agent or AUS-NZ Security Trustee and (ii) a Permitted Lien which does not have priority over the Lien in favor of the Agent; provided that, with respect to any tax Lien having such priority, eligibility of Accounts shall be reduced by the amount of such tax Lien having such priority;

(c) owing by any Account Debtor with respect to which more than 120 days have elapsed since the date of the original invoice therefor or which is more than 60 days past the due date for payment;

(d) which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible pursuant to clause (c) above;

(e) which is owing by any Account Debtor to the extent the aggregate amount of otherwise New Zealand Eligible Accounts owing from such Account Debtor and its Affiliates to New Zealand Borrowers exceeds 20% of the aggregate New Zealand Eligible Accounts (or such higher percentage as the Agent may establish for the Account Debtor from time to time), in each case, only to the extent of such excess;

(f) with respect to which any covenant, representation, or warranty relating to such Account contained in this Agreement or a Security Document has been breached or is not true in any material respect;

(g) which (i) does not arise from the sale of goods or performance of services in the Ordinary Course of Business, (ii) is not evidenced by an invoice, or other documentation satisfactory to the Agent, which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon the Applicable New Zealand Borrower’s completion of any further performance, or (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment which is billed prior to actual sale to the end user, cash-on-delivery or any other repurchase or return basis, except with respect to up to $15,000,000 of such Accounts in the aggregate for all Borrowing Bases on a combined basis;

(h) for which the goods giving rise to such Account (other than Accounts described in the foregoing paragraph (g)(v)) have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by the Applicable New Zealand Borrower;

(i) with respect to which any check or other instrument of payment has been returned uncollected for any reason;

(j) which is owed by an Account Debtor in respect of which an Insolvency Proceeding has been commenced or which is otherwise a debtor or a debtor in possession under any bankruptcy law or any other federal, state or foreign (including any province or territory) receivership, insolvency relief or other law or laws for the relief of debtors, including the Companies Act 1993 and/or the Receiverships Act 1993, unless the payment of Accounts from such Account Debtor is secured by assets of, or guaranteed by, in either case, in a manner reasonably satisfactory to the Agent, a Person that is reasonably acceptable to the Agent or, if the Account from such Account Debtor arises subsequent to a decree or order for relief with respect to such Account Debtor under the Companies Act 1993 and/or the Receiverships Act 1993, as now or hereafter in effect, the Agent shall have reasonably determined that the timely payment and collection of such Account will not be impaired;

(k) which is owed by an Account Debtor which has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs or is not Solvent;

(l) which is owed by an Account Debtor which is not organized under the applicable law of an Eligible Account Debtor Jurisdiction unless such Account is backed by a letter of credit or other credit support reasonably acceptable to the Agent and which is in the possession of the Agent;

(m) which is owed in any currency other than an Eligible Account Currency;

(n) which is owed by any Governmental Authority (other than a Governmental Authority in New Zealand), unless (i) such Account is backed by a letter of credit reasonably acceptable to the Agent and which is in the possession of the Agent or (ii) Agent otherwise approves;

(o) which is owed by any Affiliate, employee, director, or officer of any Loan Party;

(p) which is owed by an Account Debtor or any Affiliate of such Account Debtor which is the holder of Indebtedness issued or incurred by any Loan Party; provided, that any such Account shall only be ineligible as to that portion of such Account which is less than or equal to the amount owed by the Loan Party to such Person;

(q) which is subject to any counterclaim, deduction, defense, setoff, right of compensation or dispute, but only to the extent of the amount of such counterclaim, deduction, defense, setoff, right of compensation or dispute, unless (i) the Agent, in its Permitted Discretion, has established New Zealand Availability Reserves and determines to include such Account as a New Zealand Eligible Account or (ii) such Account Debtor has entered into an agreement reasonably acceptable to the Agent to waive such rights;

(r) which is evidenced by any promissory note, Chattel Paper or Instrument (in each case, other than any such items that are delivered to the Agent or the AUS-NZ Security Trustee);

(s) which is owed by an Account Debtor located in any jurisdiction that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless the Applicable New Zealand Borrower has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent the Applicable New Zealand Borrower may qualify subsequently as a foreign entity authorized to transact business in such jurisdiction and gain access to such courts, without incurring any cost or penalty reasonably viewed by the Agent to be material in amount, and such later qualification cures any access to such courts to enforce payment of such Account;

(t) with respect to which the Applicable New Zealand Borrower has made any agreement with the Account Debtor for any reduction thereof, but only to the extent of such reduction, other than discounts and adjustments given in the Ordinary Course of Business;

(u) the Account Debtor in respect of which is the subject of a Permitted Supply Chain Financing Program; or

(v) which the Agent determines is ineligible in its Permitted Discretion.

Subject to Sections 14.1 and 7.4 and the definition of New Zealand Borrowing Base, the Agent may modify the foregoing criteria in its Permitted Discretion.

New Zealand Eligible Inventory: at any date of determination thereof, the aggregate amount of all Inventory owned by the Applicable New Zealand Borrower at such date except any Inventory:

(a) which is not subject to a valid Lien in favor of the Agent or AUS-NZ Security Trustee;

(b) which is subject to any Lien (including Liens permitted by Section 10.2.2) other than (i) a Lien in favor of the Agent or AUS-NZ Security Trustee and (ii) a Permitted Lien which does not have priority over the Lien in favor of the Agent or AUS-NZ Security Trustee (other than any bailee, warehouseman, landlord or similar non-consensual Liens having priority by operation of law to the extent either subclause (i) or (ii) of clauses (h) or (i) below of New Zealand Eligible Inventory is satisfied with respect to the relevant Inventory); provided that, with respect to any tax Lien having such priority, eligibility of Inventory shall be reduced by the amount of such tax Lien having such priority;

(c) which is, in the Agent’s Permitted Discretion, slow moving, obsolete, unmerchantable, defective, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the Ordinary Course of Business or unacceptable due to age, type, category and/or quantity;

(d) with respect to which any covenant, representation or warranty contained in this Agreement or any Security Document has been breached or is not true in any material respect;

(e) which does not conform in all material respects to all standards imposed by any applicable Governmental Authority (except that any standard that is qualified as to “materiality” shall have been conformed to in all respects);

(f) which constitutes packaging and shipping material, manufacturing supplies, display items, bill-and-hold goods (other than bill-and-hold goods, the sale of which has been excluded from New Zealand Eligible Accounts pursuant to clause (g)(v) of the definition thereof), returned or repossessed goods (other than goods that are undamaged and able to be resold in the Ordinary Course of Business), defective goods, goods held on consignment, goods to be returned to the Applicable New Zealand Borrower’s suppliers or goods which are not of a type held for sale in the Ordinary Course of Business;

(g) which is not located in New Zealand or is not at a location listed on Schedule 8.4.1 (as updated from time to time in accordance with the provisions hereof) other than goods in transit between locations of the New Zealand Domiciled Loan Parties;

(h) which is located in any location leased by the Applicable New Zealand Borrower unless (i) the lessor has delivered to the Agent a Collateral Access Agreement or (ii) a New Zealand Rent Reserve has been established by the Agent;

(i) which is located in any third party warehouse or is in the possession of a bailee, processor or other Person and is not evidenced by a Document, unless (i) such warehouseman, bailee, processor or other Person has delivered to the Agent a Collateral Access Agreement and/or such other documentation as the Agent may reasonably require or (ii) appropriate New Zealand Availability Reserves have been established by the Agent in its Permitted Discretion;

(j) which is the subject of a consignment by the Applicable New Zealand Borrower as consignor unless (i) a protective PPSA New Zealand financing statement has been properly filed against the consignee (as assigned to the Agent or the AUS-NZ Security Trustee), and (ii) there is a written agreement acknowledging that such Inventory is held on consignment, that the Applicable New Zealand Borrower retains title to such Inventory, that no Lien arising by, through or under such consignment has attached or will attach to such Inventory (and proceeds thereof) and requiring consignee to segregate the consigned Inventory from the consignee’s other personal or movable property;

(k) which is perishable as determined in accordance with GAAP; or

(l) which contains or bears any intellectual property rights licensed to the Applicable New Zealand Borrower unless the Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor in any material respect or (ii) incurring any material liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement.

Subject to Sections 14.1 and 7.4 and the definition of New Zealand Borrowing Base, the Agent may modify the foregoing criteria in its Permitted Discretion.

New Zealand Facility Collateral: Collateral that now or hereafter secures (or is intended to secure) any of the New Zealand Facility Secured Obligations, including Property of the New Zealand Facility Guarantors pledged to secure the New Zealand Facility Secured Obligations under their guarantee of the Secured Obligations.

New Zealand Facility Guarantor: each U.S. Borrower, each U.S. Facility Guarantor and each other Person who guarantees payment and performance of any New Zealand Facility Secured Obligations (including pursuant to a Foreign Cross-Guarantee).

New Zealand Facility Loan Party: a New Zealand Borrower or a New Zealand Facility Guarantor.

New Zealand Facility Obligations: all Obligations of the New Zealand Domiciled Loan Parties and the other Foreign Facility Obligations that are the subject of a Foreign Cross-Guarantee made by the New Zealand Domiciled Loan Parties (but excluding the U.S. Facility Obligations incurred directly by the U.S. Domiciled Loan Parties).

New Zealand Facility Secured Obligations: all Secured Obligations of the New Zealand Domiciled Loan Parties and the other Foreign Facility Secured Obligations that are the subject of a Foreign Cross-Guarantee made by the New Zealand Domiciled Loan Parties (but excluding the U.S. Facility Secured Obligations incurred directly by the U.S. Domiciled Loan Parties).

New Zealand Facility Secured Parties: Agent, AUS-NZ Security Trustee, any New Zealand Fronting Bank, New Zealand Lenders, Secured Bank Product Providers of Bank Products to New Zealand Domiciled Loan Parties and their Subsidiaries and the other Foreign Facility Secured Parties that are the beneficiaries of a Foreign Cross-Guarantee made by the New Zealand Domiciled Loan Parties.

New Zealand Fronting Bank: (a) Bank of America (Australia) or any Affiliate thereof that agrees to issue New Zealand Letters of Credit or (b) if reasonably acceptable to Asian Loan Party Agent, any other New Zealand Lender or Affiliate thereof that agrees to issue New Zealand Letters of Credit.

New Zealand Fronting Bank Indemnitees: any New Zealand Fronting Bank and its officers, directors, employees, Affiliates and agents.

New Zealand LC Application: an application by any New Zealand Borrower on behalf of itself or any other New Zealand Borrower to a New Zealand Fronting Bank for issuance of a New Zealand Letter of Credit, in form and substance reasonably satisfactory to such New Zealand Fronting Bank.

New Zealand LC Conditions: the following conditions necessary for issuance of a New Zealand Letter of Credit: (a) each of the conditions set forth in Section 6 being satisfied or waived; (b) after giving effect to such issuance, the total Ex-NA LC Obligations do not exceed the Ex-NA Letter of Credit Sublimit, no New Zealand Overadvance exists or would result therefrom and, in the case of any New Zealand Borrower, Section 2.12 is satisfied; (c) the expiration date of such New Zealand Letter of Credit is (i) unless the applicable New Zealand Fronting Bank and the

Agent otherwise consent, no more than 365 days from issuance (provided that each New Zealand Letter of Credit may, upon the request of the Applicable New Zealand Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of twelve (12) months or less (but no later than 20 Business Days prior to the Facility Termination Date)), and (ii) unless the applicable New Zealand Fronting Bank and the Agent otherwise consent (subject to the satisfaction of the Cash Collateral requirements set forth in Section 2.6.3), at least 20 Business Days prior to the Facility Termination Date; (d) the New Zealand Letter of Credit and payments thereunder are denominated in New Zealand Dollars, Dollars or Euros; (e) the form of the proposed New Zealand Letter of Credit is reasonably satisfactory to the Agent and the applicable New Zealand Fronting Bank; and (f) the proposed use of the New Zealand Letter of Credit is for a lawful purpose.

New Zealand LC Documents: all documents, instruments and agreements (including New Zealand LC Requests and New Zealand LC Applications) delivered by any New Zealand Borrower or by any other Person to a New Zealand Fronting Bank or the Agent in connection with issuance, amendment or renewal of, or payment under, any New Zealand Letter of Credit.

New Zealand LC Obligations: with respect to the Applicable New Zealand Borrower, the Dollar Equivalent of the sum (without duplication) of (a) all amounts owing by such Applicable New Zealand Borrower for any drawings under New Zealand Letters of Credit; (b) the stated amount of all outstanding New Zealand Letters of Credit issued for the account of such Applicable New Zealand Borrower; and (c) all fees and other amounts owing with respect to such New Zealand Letters of Credit.

New Zealand LC Request: a request for issuance of a New Zealand Letter of Credit, to be provided by a New Zealand Borrower to a New Zealand Fronting Bank, in form reasonably satisfactory to Agent and such New Zealand Fronting Bank.

New Zealand LC Reserve: with respect to the Applicable New Zealand Borrower, the aggregate of all New Zealand LC Obligations of such Applicable New Zealand Borrower, other than (a) those that have been Cash Collateralized and (b) if no Event of Default exists, those constituting charges owing to any New Zealand Fronting Bank.

New Zealand Lenders: each Lender that has issued a New Zealand Revolver Commitment (provided that such Person or an Affiliate of such Person also has a U.S. Revolver Commitment).

New Zealand Letter of Credit: any standby or documentary letter of credit issued by a New Zealand Fronting Bank for the account of a New Zealand Borrower, or any indemnity, performance bond, guarantee, exposure transmittal memorandum or similar form of credit support issued by Agent or a New Zealand Fronting Bank for the benefit of a New Zealand Borrower.

New Zealand Overadvance: as defined in Section 2.1.4(e).

New Zealand Overadvance Loan: a Loan made to a New Zealand Borrower when a New Zealand Overadvance exists or is caused by the funding thereof.

New Zealand Overadvance Loan Balance: on any date, the Dollar Equivalent of the amount by which the aggregate New Zealand Revolver Loans of the Applicable New Zealand Borrower or all New Zealand Borrowers, as the case may be, exceed the amount of the New Zealand Borrowing Base of such Applicable New Zealand Borrower or the Total New Zealand Borrowing Base, as applicable, on such date.

New Zealand Priority Payables Reserve: on any date of determination, a reserve in such amount as Agent may determine in its Permitted Discretion which reflects amounts secured by any Liens, choate or inchoate, which rank or are capable of ranking in priority to the Agent’s and/or the Secured Parties’ Liens and/or for amounts which may represent costs relating to the enforcement of the Agent’s or AUS-NZ Security Trustee’s Liens including, without limitation, any preferential claims as set out in the Companies Act 1993 or amounts currently or past due and not paid for realty, municipal or similar taxes (to the extent impacting any New Zealand Facility Collateral).

New Zealand Protective Advances: as defined in Section 2.1.5(e).

New Zealand Reimbursement Date: as defined in Section 2.6.2(a).

New Zealand Rent Reserve: the aggregate of (a) all past due rent and other past due charges owing by any New Zealand Borrower to any landlord or other Person who possesses any New Zealand Facility Collateral or could assert a Lien on such New Zealand Facility Collateral; plus (b) a reserve in an amount not to exceed rent and other charges that could be payable to any such Person for the time period used to determine the Net Orderly Liquidation Value of New Zealand Facility Collateral.

New Zealand Revolver Commitment: for any New Zealand Lender, its obligation to make New Zealand Revolver Loans and to issue New Zealand Letters of Credit, in the case of any New Zealand Fronting Bank, or participate in New Zealand LC Obligations, in the case of the other New Zealand Lenders, to the New Zealand Borrowers up to the maximum principal amount shown in the joinder documentation for such New Zealand Lender or as thereafter determined pursuant to each Assignment and Acceptance to which it is a party, as such New Zealand Revolver Commitment may be adjusted from time to time in accordance with the provisions of Sections 2.1.3, 2.1.6 or 11.1. “New Zealand Revolver Commitments” means the aggregate amount of such commitments of all New Zealand Lenders. As of the Closing Date, the New Zealand Revolver Commitments are $0.

New Zealand Revolver Commitment Increase: as defined in Section 2.1.6(e).

New Zealand Revolver Commitment Termination Date: the earliest of (a) the U.S. Revolver Commitment Termination Date (without regard to the reason therefor), (b) the date on which the Asian Loan Party Agent terminates or reduces to zero all of the New Zealand Revolver Commitments pursuant to Section 2.1.3, and (c) the date on which the New Zealand Revolver Commitments are terminated pursuant to Section 11.1. From and after the New Zealand Revolver Commitment Termination Date, the New Zealand Borrowers shall no longer be entitled to request a New Zealand Revolver Commitment Increase pursuant to Section 2.1.6 hereof.

New Zealand Revolver Exposure: on any date, the Dollar Equivalent of an amount equal to the sum of (a) the New Zealand Revolver Loans outstanding on such date and (b) the New Zealand LC Obligations on such date.

New Zealand Revolver Loan: a Revolver Loan made by New Zealand Lenders to a New Zealand Borrower pursuant to Section 2.1.1(e), which Revolver Loan shall, if denominated in New Zealand Dollars, be either a New Zealand Bank Bill Rate Loan or a New Zealand Base Rate Loan, and, if denominated in Dollars or Euros, shall be one of a EURIBOR Loan, ~~LIBOR~~Term SOFR Loan or a New Zealand Base Rate Loan, in each case as selected by Applicable New Zealand Borrower, and including any New Zealand Swingline Loan, New Zealand Overadvance Loan or New Zealand Protective Advance.

New Zealand Revolver Notes: the promissory notes, if any, executed by New Zealand Borrowers in favor of each New Zealand Lender to evidence the New Zealand Revolver Loans funded from time to time by such New Zealand Lender, which shall be in the form of Exhibit C-5 to this Agreement, together with any replacement or successor notes therefor.

New Zealand Security Agreements: each security agreement among any New Zealand Domiciled Loan Party and Agent or the AUS-NZ Security Trustee.

New Zealand Subsidiary: Each Wholly-Owned Subsidiary of MRC Global incorporated or organized under the laws of New Zealand.

New Zealand Swingline Commitment: for the New Zealand Swingline Lender and following the date on which there are New Zealand Revolver Commitments, that portion of the aggregate Swingline Commitment allocated to New Zealand as agreed between the North American Loan Party Agent and the Agent from time to time (which amount shall be scheduled and on file with the Agent).

New Zealand Swingline Commitment Termination Date: with respect to any New Zealand Swingline Loan, the date that is five Business Days prior to the New Zealand Revolver Commitment Termination Date.

New Zealand Swingline Lender: Bank of America (Australia) or an Affiliate of Bank of America (Australia).

New Zealand Swingline Loan: a Swingline Loan made by the New Zealand Swingline Lender to a New Zealand Borrower pursuant to Section 2.1.7(e), which Swingline Loan shall be a New Zealand Base Rate Loan.

NIBOR: for any Interest Period with respect to a NIBOR Revolver Loan: (a) the arithmetic average (rounded upwards to five decimal places) of the displayed rates for the relevant period appearing under the heading page “NIBOR” on the Reuters screen administered by Norske Finansielle Referanser AS and calculated in cooperation with Global Rate Set Systems acting as calculation agent (or any other Person which takes over the administration and/or calculation of that rate) (the “Screen Rate”); or (b) if no Screen Rate is available for Norwegian Kroner for the Interest Period of that Revolver Loan, the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to Agent at its request quoted by leading banks in the Norway interbank market, appearing as of 11:00 a.m. (Local Time) two Business Days prior to the requested NIBOR Revolver Loan for the offering of deposits in Norwegian Kroner for a period comparable to the Interest Period for that Revolver Loan and, if any such applicable Screen Rate or alternative rate quoted by leading banks in the Norway interbank market is below zero, NIBOR will be deemed to be zero. If the agreed page is replaced or the service ceases to be available, Agent may specify another page or service displaying the appropriate rate after consultation with Norwegian Borrowers.

NIBOR Loan: each set of NIBOR Revolver Loans having a common length and commencement of Interest Period.

NIBOR Revolver Loan: a Revolver Loan that bears interest based on NIBOR.

Non-Bank Certificate: as defined in Section 5.9.2.

Non-Core Assets: the assets described on Schedule 10.2.4.

Non-Public Lender: (i) until the competent authority publishes its interpretation of the term “public” (as referred to in article 4.1(1) of the Capital Requirements Regulation (EU/575/2013)), an entity that is or qualifies as a professional market party (professionele marktpartij) as defined in the applicable law of the Netherlands, or (ii) following publication by the competent authority of its interpretation of the term “public” (as referred to in article 4.1(1) of the Capital Requirements Regulation (EU/575/2013)), such person which is not considered to be part of the public.

North American Loan Party Agent: as defined in Section 4.4.1.

Norway: the Kingdom of Norway.

Norwegian Allocated U.S. Availability: U.S. Availability designated by the North American Loan Party Agent for application to clause (c) of the Norwegian Borrowing Base.

Norwegian Availability: as of any date of determination, (a) the lesser of (i) the Norwegian Revolver Commitments minus all Norwegian LC Obligations as of such date of determination and (ii) the Norwegian Borrowing Base as of such date of determination, minus (b) the Dollar Equivalent of the principal balance of all Norwegian Revolver Loans.

Norwegian Availability Reserves: the sum (without duplication) of (a) the aggregate amount of the Norwegian Rent Reserve, if any, established pursuant to clause (h) of the definition of Norwegian Eligible Inventory; (b) the Norwegian LC Reserve; (c) the Norwegian Bank Product Reserve; (d) the Norwegian Priority Payables Reserve; (e) Norwegian Insolvency Reserve; and (f) such additional reserves, in such amounts and with respect to such matters, as the Agent may establish in its Permitted Discretion.

Norwegian Bankruptcy Law: the Norwegian law on debt settlement proceedings and bankruptcy proceedings of 8 June 1984 no. 58.

Norwegian Bank Product Reserve: the aggregate amount of reserves, as established by the Agent from time to time in its Permitted Discretion and in consultation with the European Loan Party Agent, to reflect the reasonably anticipated liabilities in respect of the then outstanding Secured Bank Product Obligations of the Norwegian Domiciled Loan Parties and their Subsidiaries. Notwithstanding the foregoing, the Norwegian Bank Product Reserve shall include a reserve with respect to any Qualified Secured Bank Product Obligations of the Norwegian Domiciled Loan Parties.

Norwegian Base Rate Loan: a Norwegian Swingline Loan, or portion thereof, funded in Euros, Dollars, Norwegian Kroner or Sterling and bearing interest calculated by reference to the Eurasian Base Rate.

Norwegian Borrowers: (a) the Initial Norwegian Borrower and (b) each other Norwegian Subsidiary that, after the date hereof, has executed a supplement or joinder to this Agreement in accordance with Section 10.1.13 and has satisfied the other requirements set forth in Section 10.1.13 in order to become a Norwegian Borrower.

Norwegian Borrowing Base: at any time, an amount equal to the sum (expressed in Dollars, based on the Dollar Equivalent thereof) of, without duplication:

(a) the book value of Norwegian Eligible Accounts multiplied by the advance rate of 85%, plus

(b) the lesser of (i) 70% of the net book value of Norwegian Eligible Inventory and (ii) 85% of the Net Orderly Liquidation Value of Norwegian Eligible Inventory (which shall be (A) net of the current monthly shrinkage reserve calculated in accordance with GAAP and (B) valued at Cost), plus

(c) Norwegian Allocated U.S. Availability, minus

(d) subject to Section 7.4, effective (i) immediately upon or (ii) five (5) Business Days after, in the case of Norwegian Availability Reserves which would cause the aggregate amount of the Norwegian Revolver Loans at such time to exceed the lesser of the Norwegian Revolver Commitments and the Norwegian Borrowing Base then in effect, in each case, notification thereof to the European Loan Party Agent by the Agent, any and all such Norwegian Availability Reserves.

The Norwegian Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Agent with such adjustments as the Agent deems appropriate in its Permitted Discretion to assure that the Norwegian Borrowing Base is calculated in accordance with the terms of this Agreement.

Norwegian Cash Collateral Account: a demand deposit, money market or other account established by Agent at Bank of America (London) or such other financial institution as Agent may select in its discretion with the consent of European Loan Party Agent (not to be unreasonably withheld or delayed), which account shall be for the benefit of the Norwegian Facility Secured Parties and shall be subject to Agent’s Liens securing the Norwegian Facility Secured Obligations; provided that the foregoing consent of European Loan Party Agent to the selection by Agent in its discretion of a financial institution other than Bank of America (London) shall not be required if an Event of Default has occurred and is continuing.

Norwegian Companies Act: as defined in Section 9.1.22.

Norwegian Domiciled Loan Party: any Norwegian Borrower and each Norwegian Subsidiary now or hereafter party hereto as a Loan Party, and “Norwegian Domiciled Loan Parties” means all such Persons, collectively.

Norwegian Dominion Account: each special account established by the Norwegian Domiciled Loan Parties at Bank of America (London) or another bank acceptable to Agent, over which Agent (or its sub-agent) has control for withdrawal purposes.

Norwegian Eligible Accounts: at any time, the Accounts of the Norwegian Borrowers at such date except any Account:

(a) which is not subject to a valid Lien in favor of the Agent (or its sub-agent) (including under the relevant laws of the Account Debtor’s jurisdiction of organization);

(b) which is subject to any Lien (including Liens permitted by Section 10.2.2) other than (i) a Lien in favor of the Agent (or its sub-agent) and (ii) a Permitted Lien which does not have priority over the Lien in favor of the Agent (or its sub-agent); provided that, with respect to any tax Lien having such priority, eligibility of Accounts shall be reduced by the amount of such tax Lien having such priority;

(c) owing by any Account Debtor with respect to which more than 120 days have elapsed since the date of the original invoice therefor or which is more than 60 days past the due date for payment;

(d) which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible pursuant to clause (c) above;

(e) which is owing (i) by Statoil Petroleum AS and its Affiliates to the extent the aggregate amount of otherwise Norwegian Eligible Accounts owing from Statoil Petroleum AS and its Affiliates to Norwegian Borrowers exceeds 35% of the aggregate Norwegian Eligible Accounts, (ii) by Samsung Heavy Industries Co., Ltd. and its Affiliates to the extent the aggregate amount of otherwise Norwegian Eligible Accounts owing from Samsung Heavy Industries Co., Ltd. and its Affiliates to Norwegian Borrowers exceeds 35% of the aggregate Norwegian Eligible Accounts, or (iii) by any other Account Debtor to the extent the aggregate amount of otherwise Norwegian Eligible Accounts owing from such Account Debtor and its Affiliates to Norwegian Borrowers exceeds 20% of the aggregate Norwegian Eligible Accounts (or such higher percentage as the Agent may establish for the Account Debtor from time to time), in each case, only to the extent of such excess;

(f) with respect to which any covenant, representation, or warranty relating to such Account contained in this Agreement or a Security Document has been breached or is not true in any material respect;

(g) which (i) does not arise from the sale of goods or performance of services in the Ordinary Course of Business, (ii) is not evidenced by an invoice, or other documentation satisfactory to the Agent, which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon such Norwegian Borrower’s completion of any further performance, or (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment which is billed prior to actual sale to the end user, cash-on-delivery or any other repurchase or return basis, except with respect to up to $15,000,000 of such Accounts in the aggregate for all Borrowing Bases on a combined basis;

(h) for which the goods giving rise to such Account (other than Accounts described in the foregoing paragraph (g)(v)) have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by such Norwegian Borrower;

(i) with respect to which any check or other instrument of payment has been returned uncollected for any reason;

(j) which is owed by an Account Debtor in respect of which an Insolvency Proceeding has been commenced or which is otherwise a debtor or a debtor in possession under any bankruptcy law or any other federal, state or foreign (including any province or territory) receivership, insolvency relief or other law or laws for the relief of debtors, unless the payment of Accounts from such Account Debtor is secured by assets of, or guaranteed by, in either case, in a manner reasonably satisfactory to the Agent, a Person that is reasonably acceptable to the Agent or, if the Account from such Account Debtor arises subsequent to a decree or order for relief with respect to such Account Debtor under the Insolvency Proceeding, the Agent shall have reasonably determined that the timely payment and collection of such Account will not be impaired;

(k) which is owed by an Account Debtor which has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs or is not Solvent;

(l) which is owed by an Account Debtor which is not organized under the applicable law of an Eligible Account Debtor Jurisdiction unless such Account is backed by a letter of credit or other credit support reasonably acceptable to the Agent and which is in the possession of the Agent;

(m) which is owed in any currency other than an Eligible Account Currency;

(n) which is owed by any Governmental Authority, unless (i) such Account is backed by a letter of credit reasonably acceptable to the Agent and which is in the possession of the Agent or (ii) Agent otherwise approves;

(o) which is owed by any Affiliate, employee, director, or officer of any Loan Party;

(p) which is owed by an Account Debtor or any Affiliate of such Account Debtor which is the holder of Indebtedness issued or incurred by any Loan Party; provided, that any such Account shall only be ineligible as to that portion of such Account which is less than or equal to the amount owed by the Loan Party to such Person;

(q) which is subject to any counterclaim, deduction, defense, setoff, right of compensation or dispute, but only to the extent of the amount of such counterclaim, deduction, defense, setoff, right of compensation or dispute, unless (i) the Agent, in its Permitted Discretion, has established Norwegian Availability Reserves and determines to include such Account as a Norwegian Eligible Account or (ii) such Account Debtor has entered into an agreement reasonably acceptable to the Agent to waive such rights;

(r) which is evidenced by any promissory note, Chattel Paper or Instrument (in each case, other than any such items that are delivered to the Agent (or its sub-agent));

(s) which is owed by an Account Debtor located in any jurisdiction that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless such Norwegian Borrower has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent such Norwegian Borrower may qualify subsequently as a foreign entity authorized to transact business in such jurisdiction and gain access to such courts, without incurring any cost or penalty reasonably viewed by the Agent to be material in amount, and such later qualification cures any access to such courts to enforce payment of such Account;

(t) with respect to which such Norwegian Borrower has made any agreement with the Account Debtor for any reduction thereof, but only to the extent of such reduction, other than discounts and adjustments given in the Ordinary Course of Business;

(u) which is subject to any provision restricting the assignment thereof if such restriction prevents the relevant Account from being a part of the Collateral pursuant to section 1-3(2) of the Norwegian Pledge Act;

(v) the Account Debtor in respect of which is the subject of a Permitted Supply Chain Financing Program; or

(w) which the Agent determines is ineligible in its Permitted Discretion.

Subject to Sections 14.1 and 7.4 and the definition of Norwegian Borrowing Base, the Agent may modify the foregoing criteria in its Permitted Discretion.

Norwegian Eligible Inventory: at any date of determination thereof, the aggregate amount of all Inventory owned by the Norwegian Borrowers at such date except any Inventory:

(a) which is not subject to a valid Lien in favor of the Agent (or its sub-agent);

(b) which is subject to any Lien (including Liens permitted by Section 10.2.2) other than (i) a Lien in favor of the Agent (or its sub-agent) and (ii) a Permitted Lien which does not have priority over the Lien in favor of the Agent (or its sub-agent) (other than any bailee, warehouseman, landlord or similar non-consensual Liens having priority by operation of law to the extent either subclause (i) or (ii) of clauses (h) or (i) below of Norwegian Eligible Inventory is satisfied with respect to the relevant Inventory); provided that, with respect to any tax Lien having such priority, eligibility of Inventory shall be reduced by the amount of such tax Lien having such priority;

(c) which is, in the Agent’s Permitted Discretion, slow moving, obsolete, unmerchantable, defective, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the Ordinary Course of Business or unacceptable due to age, type, category and/or quantity;

(d) with respect to which any covenant, representation or warranty contained in this Agreement or any Security Document has been breached or is not true in any material respect;

(e) which does not conform in all material respects to all standards imposed by any applicable Governmental Authority (except that any standard that is qualified as to “materiality” shall have been conformed to in all respects);

(f) which constitutes packaging and shipping material, manufacturing supplies, display items, bill-and-hold goods (other than bill-and-hold goods, the sale of which has been excluded from Norwegian Eligible Accounts pursuant to clause (g)(v) of the definition thereof), returned or repossessed goods (other than goods that are undamaged and able to be resold in the Ordinary Course of Business), defective goods, goods held on consignment, goods to be returned to such Norwegian Borrower’s suppliers or goods which are not of a type held for sale in the Ordinary Course of Business;

(g) which is not located in the Norway or is not at a location listed on Schedule 8.4.1 (as updated from time to time in accordance with the provisions hereof) other than goods in transit between locations of the Norwegian Domiciled Loan Parties;

(h) which is located in any location leased by such Norwegian Borrower unless (i) the lessor has delivered to the Agent a Collateral Access Agreement or (ii) a Norwegian Rent Reserve has been established by the Agent;

(i) which is located in any third party warehouse or is in the possession of a bailee, processor or other Person and is not evidenced by a Document, unless (i) such warehouseman, bailee, processor or other Person has delivered to the Agent a Collateral Access Agreement and/or such other documentation as the Agent may reasonably require or (ii) appropriate Norwegian Availability Reserves have been established by the Agent in its Permitted Discretion;

(j) which is the subject of a consignment by such Norwegian Borrower as consignor;

(k) which is perishable as determined in accordance with GAAP; or

(l) which contains or bears any intellectual property rights licensed to such Norwegian Borrower unless the Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor in any material respect or (ii) incurring any material liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement.

Subject to Sections 14.1 and 7.4 and the definition of Norwegian Borrowing Base, the Agent may modify the foregoing criteria in its Permitted Discretion.

Norwegian Facility Collateral: Collateral that now or hereafter secures (or is intended to secure) any of the Norwegian Facility Secured Obligations, including Property of the Norwegian Facility Guarantors pledged to secure the Norwegian Facility Secured Obligations under their guarantee of the Secured Obligations.

Norwegian Facility Guarantor: each U.S. Borrower, each U.S. Facility Guarantor, each Norwegian Borrower and each other Person who guarantees payment and performance of any Norwegian Facility Secured Obligations (including pursuant to a Foreign Cross-Guarantee).

Norwegian Facility Loan Party: a Norwegian Borrower or a Norwegian Facility Guarantor.

Norwegian Facility Obligations: all Obligations of the Norwegian Domiciled Loan Parties and the other Foreign Facility Obligations that are the subject of a Foreign Cross-Guarantee made by the Norwegian Domiciled Loan Parties (but excluding the U.S. Facility Obligations incurred directly by the U.S. Domiciled Loan Parties).

Norwegian Facility Secured Obligations: all Secured Obligations of the Norwegian Domiciled Loan Parties and the other Foreign Facility Secured Obligations that are the subject of a Foreign Cross-Guarantee made by the Norwegian Domiciled Loan Parties (but excluding the U.S. Facility Secured Obligations incurred directly by the U.S. Domiciled Loan Parties).

Norwegian Facility Secured Parties: Agent, any Norwegian Fronting Bank, Norwegian Lenders, Secured Bank Product Providers of Bank Products to Norwegian Domiciled Loan Parties and their Subsidiaries and the other Foreign Facility Secured Parties that are the beneficiaries of a Foreign Cross-Guarantee made by the Norwegian Domiciled Loan Parties.

Norwegian Fronting Bank: (a) Bank of America (London) or any Affiliate thereof that agrees to issue Norwegian Letters of Credit or (b) if reasonably acceptable to European Loan Party Agent, any other Norwegian Lender or Affiliate thereof that agrees to issue Norwegian Letters of Credit,.

Norwegian Fronting Bank Indemnitees: any Norwegian Fronting Bank and its officers, directors, employees, Affiliates and agents.

Norwegian Insolvency Reserve: a reserve in an amount equal to five percent (5%) of the Norwegian Borrowing Base (prior to giving effect to the Norwegian Availability Reserves), which reserve reflects the necessary costs and expenses of the bankruptcy estate in an Insolvency Proceeding with respect to the Norwegian Borrowers.

Norwegian Kroner or NOK: the lawful currency of Norway.

Norwegian LC Application: an application by any Norwegian Borrower on behalf of itself or any other Norwegian Borrower to a Norwegian Fronting Bank for issuance of an Norwegian Letter of Credit, in form and substance reasonably satisfactory to such Norwegian Fronting Bank.

Norwegian LC Conditions: the following conditions necessary for issuance of a Norwegian Letter of Credit: (a) each of the conditions set forth in Section 6 being satisfied or waived; (b) after giving effect to such issuance, the total Ex-NA LC Obligations do not exceed the Ex-NA Letter of Credit Sublimit, no Norwegian Overadvance exists or would result therefrom; (c) the expiration date of such Norwegian Letter of Credit is (i) unless the applicable Norwegian Fronting Bank and the Agent otherwise consent, no more than 365 days from issuance (provided that each Norwegian Letter of Credit may, upon the request of the applicable Norwegian Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of twelve (12) months or less (but no later than 20 Business Days prior to the Facility Termination Date)), and (ii) unless the applicable Norwegian Fronting Bank and the Agent otherwise consent (subject to the satisfaction of the Cash Collateral requirements set forth in Section 2.7.3), at least 20 Business Days prior to the Facility Termination Date; (d) the Norwegian Letter of Credit and payments thereunder are denominated in Euros, Dollars, Norwegian Kroner or Sterling; (e) the form of the proposed Norwegian Letter of Credit is reasonably satisfactory to the Agent and the applicable Norwegian Fronting Bank; and (f) the proposed use of the Norwegian Letter of Credit is for a lawful purpose.

Norwegian LC Documents: all documents, instruments and agreements (including Norwegian LC Requests and Norwegian LC Applications) delivered by any Norwegian Borrower or by any other Person to a Norwegian Fronting Bank or the Agent in connection with issuance, amendment or renewal of, or payment under, any Norwegian Letter of Credit.

Norwegian LC Obligations: the Dollar Equivalent of the sum (without duplication) of (a) all amounts owing for any drawings under Norwegian Letters of Credit; (b) the stated amount of all outstanding Norwegian Letters of Credit; and (c) all fees and other amounts owing with respect to Norwegian Letters of Credit.

Norwegian LC Request: a request for issuance of a Norwegian Letter of Credit, to be provided by a Norwegian Borrower to a Norwegian Fronting Bank, in form reasonably satisfactory to Agent and such Norwegian Fronting Bank.

Norwegian LC Reserve: the aggregate of all Norwegian LC Obligations, other than (a) those that have been Cash Collateralized and (b) if no Event of Default exists, those constituting charges owing to any Norwegian Fronting Bank.

Norwegian Lenders: Bank of America (London) and each other Lender that has issued a Norwegian Revolver Commitment (provided that such Person or an Affiliate of such Person also has a U.S. Revolver Commitment).

Norwegian Letter of Credit: any standby or documentary letter of credit issued by a Norwegian Fronting Bank for the account of a Norwegian Borrower, or any indemnity, performance bond, guarantee, exposure transmittal memorandum or similar form of credit support issued by Agent or a Norwegian Fronting Bank for the benefit of a Norwegian Borrower, including any Existing Norwegian Letter of Credit.

Norwegian Overadvance: as defined in Section 2.1.4(f).

Norwegian Overadvance Loan: a Loan made to a Norwegian Borrower when a Norwegian Overadvance exists or is caused by the funding thereof.

Norwegian Overadvance Loan Balance: on any date, the Dollar Equivalent of the amount by which the aggregate Norwegian Revolver Loans of all Norwegian Borrowers exceeds the amount of the Norwegian Borrowing Base on such date.

Norwegian Pledge Act: the Norwegian pledge act of 8 February 1980 no. 2.

Norwegian Priority Payables Reserve: on any date of determination, a reserve in such amount as Agent may determine in its Permitted Discretion which reflects amounts secured by any Liens, choate or inchoate, which rank or are capable of ranking in priority to the Agent’s and/or the Secured Parties’ Liens and/or for amounts which may represent costs relating to the enforcement of the Agent’s Liens.

Norwegian Protective Advances: as defined in Section 2.1.5(f).

Norwegian Reimbursement Date: as defined in Section 2.7.2.

Norwegian Rent Reserve: the aggregate of (a) all past due rent and other past due charges owing by any Norwegian Borrower to any landlord or other Person who possesses any Norwegian Facility Collateral or could assert a Lien on such Norwegian Facility Collateral; plus (b) a reserve in an amount not to exceed rent and other charges that could be payable to any such Person for the time period used to determine the Net Orderly Liquidation Value of Norwegian Facility Collateral.

Norwegian Revolver Commitment: for any Norwegian Lender, its obligation to make Norwegian Revolver Loans and to issue Norwegian Letters of Credit, in the case of any Norwegian Fronting Bank, or participate in Norwegian LC Obligations, in the case of the other Norwegian Lenders, to the Norwegian Borrowers up to the maximum principal amount shown on Schedule 2.1.1(e), or as hereafter determined pursuant to each Assignment and Acceptance to which it is a party, as such Norwegian Revolver Commitment may be adjusted from time to time in accordance with the provisions of Sections 2.1.3, 2.1.6 or 11.1. “Norwegian Revolver Commitments” means the aggregate amount of such commitments of all Norwegian Lenders.

Norwegian Revolver Commitment Increase: as defined in Section 2.1.6(f).

Norwegian Revolver Commitment Termination Date: the earliest of (a) the U.S. Revolver Commitment Termination Date (without regard to the reason therefor), (b) the date on which the European Loan Party Agent terminates or reduces to zero all of the Norwegian Revolver Commitments pursuant to Section 2.1.3, and (c) the date on which the Norwegian Revolver Commitments are terminated pursuant to Section 11.1. From and after the Norwegian Revolver Commitment Termination Date, the Norwegian Borrowers shall no longer be entitled to request a Norwegian Revolver Commitment Increase pursuant to Section 2.1.6 hereof.

Norwegian Revolver Exposure: on any date, the Dollar Equivalent of an amount equal to the sum of (a) the Norwegian Revolver Loans outstanding on such date and (b) the Norwegian LC Obligations on such date.

Norwegian Revolver Loan: a Revolver Loan made by Norwegian Lenders to a Norwegian Borrower pursuant to Section 2.1.1(f), which Revolver Loan shall be denominated in Dollars, Euros, Norwegian Kroner or Sterling and, if funded in Norwegian Kroner, shall either be a NIBOR Loan or a Norwegian Base Rate Loan (in the case of Norwegian Swingline Loans only) and, if funded in Dollars, Euros or Sterling, shall be one of a EURIBOR Loan, SONIA Loan, ~~LIBOR~~Term SOFR Loan or a Norwegian Base Rate Loan (in the case of Norwegian Swingline Loans only), in each case as selected by the European Loan Party Agent, and including any Norwegian Swingline Loan, Norwegian Overadvance Loan or Norwegian Protective Advance.

Norwegian Revolver Notes: the promissory notes, if any, executed by Norwegian Borrowers in favor of each Norwegian Lender to evidence the Norwegian Revolver Loans funded from time to time by such Norwegian Lender, which shall be in the form of Exhibit C-6 to this Agreement, together with any replacement or successor notes therefor.

Norwegian Security Agreements: each pledge or security agreement among any Norwegian Domiciled Loan Party and Agent.

Norwegian Subsidiary: each Wholly-Owned Subsidiary of MRC Global incorporated under the laws of Norway.

Norwegian Swingline Commitment: that portion of the aggregate Swingline Commitment allocated to Norway as agreed between the North American Loan Party Agent and the Agent from time to time (which amount shall be scheduled and on file with the Agent).

Norwegian Swingline Commitment Termination Date: with respect to any Norwegian Swingline Loan, the date that is five Business Days prior to the Norwegian Revolver Commitment Termination Date.

Norwegian Swingline Lender: Bank of America (London) or an Affiliate of Bank of America (London).

Norwegian Swingline Loan: a Swingline Loan made by the Norwegian Swingline Lender to a Norwegian Borrower pursuant to Section 2.1.7(f), which Swingline Loan shall be a Norwegian Base Rate Loan.

Notes: each Revolver Note or other promissory note executed by a Borrower to evidence any Obligations.

Notice of Borrowing: a Notice of Borrowing to be provided by the relevant Loan Party Agent to request a Borrowing of Loans, ~~in the form attached hereto as Exhibit E or otherwise~~ in form reasonably satisfactory to Agent and such Loan Party Agent.

Notice of Conversion/Continuation: a Notice of Conversion/Continuation to be provided by the relevant Loan Party Agent to request a conversion or continuation of any Loans as Australian Bank Bill Rate Loans, Canadian BA Rate Loans, EURIBOR Loans, ~~LIBOR~~Term SOFR Loans, New Zealand Bank Bill Rate Loans, or NIBOR Loans, ~~in the form attached hereto as Exhibit F or otherwise~~ in form reasonably satisfactory to Agent and such Loan Party Agent.

Obligations: all (a) principal of and premium, if any, on the Loans, (b) LC Obligations and other obligations of the Loan Parties with respect to Letters of Credit, (c) interest, expenses, fees, indemnification obligations, Extraordinary Expenses and other amounts payable by the Loan Parties under the Loan Documents and (d) other Indebtedness, obligations and liabilities of any kind owing by the Loan Parties pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether or not allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guarantee, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

OFAC: Office of Foreign Assets Control of the U.S. Treasury Department.

Ordinary Course of Business: with respect to any Person, the ordinary course of business of such Person, consistent with past practices or, with respect to actions taken by such Person for which no past practice exists, consistent with past practices of similarly situated companies, and, in each case, undertaken in good faith.

Organic Documents: with respect to any Person, its charter, certificate or articles of incorporation, continuation or amalgamation, bylaws, articles of organization, coordinated articles of association, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, memorandum or articles of association, constitution, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

Other Agreement: each Note; LC Document; Fee Letter; Intercreditor Agreement; Borrowing Base Certificate; Compliance Certificate; or other document, instrument, certificate, notice, report or agreement (other than this Agreement or a Security Document) now or hereafter delivered by or on behalf of a Loan Party to Agent, a Security Trustee, a Fronting Bank or a Lender in connection with any transactions relating hereto.

~~Other Rate Early Opt-in: Agent and North American Loan Party Agent have elected to replace LIBOR with a Benchmark Replacement other than a SOFR-based rate pursuant to (a) an Early Opt-in Election and (b) Section 3.6.2(b) and clause (b) of the definition of “Benchmark Replacement”.~~

Other Taxes: all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

Overadvance: an Australian Overadvance, a Belgian Overadvance, a Dutch Overadvance, a New Zealand Overadvance, a Norwegian Overadvance, a Singapore Overadvance, a UK Overadvance or a U.S. Overadvance, as the context requires.

Overadvance Loan: an Australian Overadvance Loan, a Belgian Overadvance Loan, a Dutch Overadvance Loan, a New Zealand Overadvance Loan, a Norwegian Overadvance Loan, a Singapore Overadvance Loan, a UK Overadvance Loan and/or a U.S. Overadvance Loan, as the context requires.

Participant: as defined in Section 13.2.1.

Participant Register: as defined in Section 13.2.1.

Participating Member State: any member state of the European Communities that adopts or has adopted the Euro as its lawful currency in accordance with the legislation of the European Community relating to the Economic and Monetary Union.

Patriot Act: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

Payment Item: each check, draft or other item of payment payable to a Loan Party, including those constituting proceeds of any Collateral.

PBA: the Pensions Benefits Act (Ontario) or any other Canadian federal or provincial or territorial pension benefit standards legislation pursuant to which any Canadian Pension Plan is required to be registered.

PBGC: the Pension Benefit Guaranty Corporation.

Pensions Regulator: the body corporate in the UK called the Pensions Regulator established under Part I of the Pensions Act 2004.

Perfection Certificate: shall mean a certificate disclosing information regarding the Loan Parties in the form of Exhibit G or any other form approved by the Agent.

Permitted Acquisition: an Acquisition by MRC Global or any of its Restricted Subsidiaries so long as (a) such Acquisition and all transactions related thereto shall be consummated in accordance with Applicable Law; (b) such Acquisition shall result in the issuer of such Stock or Stock Equivalents becoming a Restricted Subsidiary and a Guarantor, to the extent required by Section 10.1.13; (c) such Acquisition shall result in the Agent or a Security Trustee, for the benefit of the applicable Secured Parties, being granted a Lien in any assets so acquired, to the extent required by Section 10.1.13; (d) after giving pro forma effect to such Acquisition as of the closing of such Acquisition, no Default or Event of Default shall have occurred and be continuing; (e) in the case of an individual Acquisition the total costs and liabilities of which (including, without limitation, all assumed liabilities, all earn-out payments, deferred payments and the value or other stock or assets transferred, assigned or encumbered with respect to such acquisition) exceed $25,000,000 (or $50,000,000 for all such Acquisitions completed in any twelve (12) month period), after giving pro forma effect to such Acquisition as of the closing of such Acquisition, either (1) both (A) Excess Availability shall be greater than the higher of (x) 10% of the Line Cap and (y) $50,000,000 and (B) the Consolidated Fixed Charge Coverage Ratio determined as of the most recent Test Period shall be greater than 1.0 to 1.0 or (2) Excess Availability shall be greater than the higher of (x) 15% of the Line Cap and (y) $75,000,000 and (f) any Indebtedness incurred to finance the Acquisition is permitted to be incurred by the Term Loan Credit Agreement (except to the extent the Indebtedness thereunder has been discharged in full); provided, that if (x) such Acquisition satisfies all of the conditions set forth above except for the conditions set forth in clause (e) above and (y) after giving pro forma effect to such Acquisition as of the closing of such Acquisition, either (1) Excess Availability is greater than the higher of (A) 10% of the Line Cap and (B) $50,000,000 or (2) the Consolidated Fixed Charge Coverage Ratio as of the most recent Test Period shall be greater than 1.0 to 1.0, such Acquisition shall be permitted provided that it, together with all other Acquisitions permitted under this proviso, do not exceed $50,000,000 in any 12 month period and $100,000,000 in the aggregate during the term of this Agreement.

Notwithstanding the respective Borrowing Base definitions, in connection with and subsequent to any Permitted Acquisition, the Accounts and Inventory acquired by the Borrowers, or, subject to compliance with Section 10.1.13 of this Agreement, of the Person so acquired, may be included in the calculation of the Borrowing Base and thereafter if all criteria set forth in the definitions of Eligible Accounts and Eligible Inventory have been satisfied and, if the aggregate value (or Cost in the case of Inventory) of such Accounts and Inventory is in excess of $40,000,000 in the case of a Permitted Acquisition by any U.S. Borrower or Canadian Borrower or, in the case of a Permitted Acquisition by a member of any Foreign Borrower Group, ten percent (10%) of the Borrower Group Commitments of such Foreign Borrower Group, and only to the extent reasonably requested by the Agent, the Agent shall have received a collateral audit and appraisal of such Accounts and Inventory acquired by the applicable Borrower or Borrowers or owned by such Person acquired by the applicable Borrower or Borrowers which shall be reasonably satisfactory in scope, form and substance to the Agent; provided, that if no collateral audit and appraisal is delivered to and approved by the Agent with respect to such Accounts and Inventory acquired by the Borrowers, or, subject to compliance with Section 10.1.13 of this Agreement, of the Person so acquired, then the recovery rates from the current Inventory Appraisal for the jurisdiction in which such Accounts and Inventory are located shall apply to such Accounts and Inventory.

Permitted Additional Debt: senior unsecured or subordinated Indebtedness issued by a Borrower or a Guarantor and, to the extent permitted by Section 10.2.1(b)(x), any Indebtedness incurred by any other Restricted Subsidiary of MRC Global, (a) the terms of which (i) do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the date that is 180 days following the U.S. Revolver Commitment Termination Date (other than customary offers to purchase upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default) and (ii) to the extent subordinated provide for customary subordination to the Obligations under the Loan Documents, (b) the covenants, events of default, guarantees and other terms of which (other than interest rate and redemption premiums), taken as a whole, are not more restrictive to MRC Global and its Restricted Subsidiaries than those in this Agreement or the Term Loan Credit Agreement (except to the extent the Indebtedness thereunder has been discharged in full); provided that a certificate of a Senior Officer of the North American Loan Party Agent is delivered to the Agent at least five Business Days (or such shorter period as the Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the North American Loan Party Agent has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Agent notifies the North American Loan Party Agent within such period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees), and (c) of which, except to the extent permitted by Section 10.2.1(b)(x), no direct or indirect Subsidiary of MRC Global (other than a Loan Party) is an obligor.

Permitted Discretion: a determination made by Agent, in the exercise of its reasonable credit judgment (from the perspective of a secured asset-based lender), exercised in good faith and subject to Section 7.4.

Permitted Investments: shall mean:

(a) securities issued or unconditionally guaranteed by the Australian, Belgian, Canadian, Dutch, New Zealand, Norwegian, Singapore, UK or U.S. government or any agency or instrumentality thereof, in each case having maturities of not more than 12 months from the date of acquisition thereof;

(b) securities issued by any state of the United States of America or any state, province or territory of Australia, Belgium, Canada, the Netherlands, New Zealand, Norway, Singapore, the United Kingdom, or any political subdivision of any such state, province or territory, or any public instrumentality thereof or any political subdivision of any such state, province or territory, or any public instrumentality thereof having maturities of not more than 12 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from another nationally recognized rating service);

(c) commercial paper issued by any Lender or any bank holding company owning any Lender;

(d) commercial paper maturing no more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A or A2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(e) domestic ~~and LIBOR~~ certificates of deposit or bankers’ acceptances maturing no more than two years after the date of acquisition thereof issued by any Lender or any other bank having combined capital and surplus of not less than $250,000,000 in the case of domestic banks;

(f) repurchase agreements with a term of not more than 30 days for underlying securities of the type described in clauses (a), (b) and (e) above entered into with any bank meeting the qualifications specified in clause (e) above or securities dealers of recognized national standing;

(g) marketable short-term money market and similar funds (x) either having assets in excess of $250,000,000 or (y) having a rating of at least A-1 or P-1 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(h) shares of investment companies that are registered under the Investment Company Act of 1940 and substantially all the investments of which are one or more of the types of securities described in clauses (a) through (g) above; and

(i) in the case of Investments by any Restricted Foreign Subsidiary (other than the Foreign Borrowers) or Investments made in a country outside Australia, Belgium, Canada, the Netherlands, New Zealand, Norway, Singapore, the UK and the U.S., Permitted Investments shall also include (i) direct obligations of the sovereign nation (or any agency thereof) in which such Restricted Foreign Subsidiary is organized and is conducting business or where such Investment is made, or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), in each case maturing within a two years after such date and having, at the time of the acquisition thereof, a rating equivalent to at least A-1 from S&P and at least P-1 from Moody’s, (ii) investments of the type and maturity described in clauses (a) through (h) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies, (iii) shares of money market mutual or similar funds which invest exclusively in assets otherwise satisfying the requirements of this definition (including this proviso) and (iv) other short-term investments utilized by such Restricted Foreign Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (a) through (i).

Permitted Liens: shall mean:

(a) Liens for taxes, assessments or governmental charges or claims not yet due or which are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP (including as a result of the existence of a fiscal unity (fiscale eenheid) for Dutch corporate income tax and/or VAT purposes between the Dutch Domiciled Loan Parties, MRC Transmark Group B.V. and MRC Transmark International B.V.);

(b) Liens in respect of property or assets of the Loan Parties or any of the Restricted Subsidiaries arising by operation of law, including carriers’, warehousemen’s and mechanics’ Liens and other similar Liens arising in the Ordinary Course of Business, in each case so long as such Liens arise in the Ordinary Course of Business and do not individually or in the aggregate have a Material Adverse Effect;

(c) Liens arising from judgments or decrees in circumstances not constituting an Event of Default under Section 11.1;

(d) Liens incurred or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory or regulatory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the Ordinary Course of Business or otherwise constituting Investments permitted by Section 10.2.5;

(e) ground leases in respect of real property on which facilities owned or leased by a Loan Party or any of its Restricted Subsidiaries are located;

(f) easements, rights-of-way, servitudes, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of any Loan Party and the Restricted Subsidiaries, taken as a whole;

(g) any interest or title of a lessee, licensee, lessor or licensor or secured by a lessee’s, licensee’s, lessor’s or licensor’s interest under any lease permitted by this Agreement;

(h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(i) Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of a Loan Party or any of its Restricted Subsidiaries, provided that such Lien secures only the obligations of such Loan Party or such Restricted Subsidiaries in respect of such letter of credit to the extent permitted under Section 10.2.1(b);

(j) licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of any Loan Party and the Restricted Subsidiaries, taken as a whole;

(k) Liens arising from precautionary Uniform Commercial Code financing statements, PPSA financing statements or similar filings made in respect of operating leases entered into by any Loan Party or any of its Restricted Subsidiaries; and

(l) Liens created in the Ordinary Course of Business in favor of banks and other financial institutions over credit balances of any bank accounts of any Restricted Subsidiary that is not a Loan Party held at such banks or financial institutions, as the case may be, to facilitate the operation of cash pooling and/or interest set-off arrangements in respect of such bank accounts in the Ordinary Course of Business.

Permitted Sale Leaseback: any Sale Leaseback consummated by MRC Global or any of its Restricted Subsidiaries after the Closing Date, provided that any such Sale Leaseback not between a Borrower and any Guarantor or any Guarantor and another Guarantor is consummated for fair value as determined at the time of consummation in good faith by MRC Global or such Restricted Subsidiary and, in the case of any Sale Leaseback (or series of related Sales Leasebacks) the aggregate proceeds of which exceed $25,000,000, the board of directors of MRC Global or such Restricted Subsidiary (which such determination may take into account any retained interest or other Investment of MRC Global or such Restricted Subsidiary in connection with, and any other material economic terms of, such Sale Leaseback).

Permitted Supply Chain Financing Program: the sale, assignment, conveyance, contribution to capital or other transfer on a non-recourse basis (save in respect of customary representations, warranties, covenants and indemnities or in respect of any obligation of a seller of Accounts and related assets in a Permitted Supply Chain Financing Program to repurchase Accounts and related assets arising as a result of a breach of representations, warranties, covenants and indemnities entered into by a Permitted Supply Chain Financing Program Entity, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller), by any Permitted Supply Chain Financing Program Entity of Accounts owing to such Person pursuant to supplier finance programs implemented by the Account Debtor of such receivables; provided, that (a) to the extent that the Agent is requested to enter into documentation relating thereto, such documentation is satisfactory to Agent in its Permitted Discretion, (b) the Account Debtor is identified in writing by the North American Loan Party Agent to Agent, (c) no Accounts of the Account Debtor may be included in the Borrowing Bases so long as such program is in effect, (d) in the case of a Loan Party, all proceeds from the dispositions of such Accounts are paid to a Dominion Account and (e) where the Permitted Supply Chain Financing Program Entity is a UK Borrower, prior to the implementation of such program, such Accounts are released from the Lien granted to the European Security Trustee in respect of such Accounts pursuant to a deed of release on terms satisfactory to the European Security Trustee.

Permitted Supply Chain Financing Program Entity: MRC Global or any Subsidiary of MRC Global (which may be a Loan Party or a non-Loan Party Subsidiary) that the Agent approves in its reasonable discretion. which enters into one or more Permitted Supply Chain Financing Programs.

Person: any individual, corporation, limited liability company, unlimited liability company, partnership, joint venture, joint stock company, land trust, business trust, unincorporated organization, Governmental Authority or other entity.

Post-Acquisition Period: with respect to any Permitted Acquisition, the period beginning on the date such Permitted Acquisition is consummated and ending on the last day of the fourth full consecutive fiscal quarter immediately following the date on which such Permitted Acquisition is consummated.

PPSA: the Personal Property Security Act (Alberta), (or any successor statute) and the regulations thereunder; provided, that if validity, perfection and effect of perfection and non-perfection and opposability of the Agent’s security interest in and Lien on any Canadian Facility Collateral of any Canadian Domiciled Loan Party are governed by the personal property security laws of any jurisdiction other than Alberta, PPSA shall mean those personal property security laws (including the Civil Code) in such other jurisdiction for the purposes of the provisions hereof relating to such validity, perfection, and effect of perfection and non-perfection and for the definitions related to such provisions, as from time to time in effect.

PPSA Australia: the Personal Property Securities Act 2009 (Cth), (or any successor statute) and the regulations thereunder.

PPSA New Zealand: the Personal Property Securities Act 1999 (New Zealand) (or any successor statute) and the regulations thereunder.

Preferred Certificate of Designation: the Certificate of Designations, Preferences, Rights and Limitations of the Preferred Stock, as amended or otherwise modified from time to time (except for any amendments or other modifications adverse to the Lenders affecting (i) Section 5 thereof, the definition of “Fundamental Change” provided therein or any related provision or (ii) the aggregate amount payable in respect of a liquidation of the Preferred Stock).

Preferred Stock: 363,000 shares of 6.5% Series A Convertible Perpetual Preferred Stock sold pursuant to that certain Purchase Agreement dated as of May 19, 2015, between MRC Global and Mario Investments LLC, and described in the Preferred Certificate of Designation.

Proceeds of Crime Act: the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (or any successor statute), as amended from time to time, and includes all regulations thereunder.

Pro Forma Adjustment: for any Test Period that includes all or any part of a fiscal quarter ending prior to the end of any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or the Consolidated EBITDA of MRC Global and its Restricted Subsidiaries, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the North American Loan Party Agent in good faith as a result of (a) actions taken or expected to be taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings or (b) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the combination of the operations of such Acquired Entity or Business with the operations of MRC Global and its Restricted Subsidiaries; provided that, so long as such actions are taken or expected to be taken during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that such cost savings will be realizable during the entirety of such Test Period, or such additional costs, as applicable, will be incurred during the entirety of such Test Period; provided further that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period.

Pro Forma Adjustment Certificate: any certificate of a Senior Officer of the North American Loan Party Agent delivered pursuant to Section 10.1.1(e).

Pro Forma Basis and Pro Forma Compliance: with respect to compliance with any test or covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a sale, transfer or other disposition of all or substantially all Stock in any Subsidiary of any Loan Party or any division, product line, or facility used for operations of any Loan Party or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction”, shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by any Loan Party or any of the Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to (A) above, the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Loan Parties and the Restricted Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of Pro Forma Adjustment.

Pro Forma Consolidated Fixed Charge Coverage Ratio: with respect to compliance with any covenant or test hereunder, the Consolidated Fixed Charge Coverage Ratio as calculated on the assumption that (a) all dividends and payments in respect of Subordinated Indebtedness during the Test Period were included as Consolidated Fixed Charges, and (b) the contemplated dividend or payment in respect of Subordinated Indebtedness was also included as one of the Consolidated Fixed Charges.

Pro Forma Entity: as defined in “Acquired EBITDA”.

Property: any interest in any kind of property or asset, whether real (immovable), personal (movable) or mixed, or tangible (corporeal) or intangible (incorporeal).

Pro Rata: (a) when used with reference to a Lender’s (i) share on any date of the total Borrower Group Commitments to a Borrower Group, (ii) participating interest in LC Obligations (if applicable) to the members of such Borrower Group, (iii) share of payments made by the members of such Borrower Group with respect to such Borrower Group’s Obligations, (iv) increases or reductions to the Borrower Group Commitments pursuant to Section 2.1.3 or 2.1.6, and (v) obligation to pay or reimburse Agent for Extraordinary Expenses owed by or in respect of such Borrower Group or to indemnify any Indemnitees for Claims relating to such Borrower Group, a percentage (expressed as a decimal, rounded to the ninth decimal place) derived by dividing the amount of the Borrower Group Commitment of such Lender to such Borrower Group on such date by the aggregate amount of the Borrower Group Commitments of all Lenders to such

Borrower Group on such date (or if such Borrower Group Commitments have been terminated, by reference to the respective Borrower Group Commitments as in effect immediately prior to the termination thereof) or (b) when used for any other reason, a percentage (expressed as a decimal, rounded to the ninth decimal place) derived by dividing the aggregate amount of the Lender’s Commitments on such date by the aggregate amount of the Commitments of all Lenders on such date (or if any such Commitments have been terminated, such Commitments as in effect immediately prior to the termination thereof).

Protective Advances: Australian Protective Advances, Belgian Protective Advances, Dutch Protective Advances, New Zealand Protective Advances, Norwegian Protective Advances, Singapore Protective Advances, UK Protective Advances and/or U.S./Canadian Protective Advances, as the context requires.

PTE: a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

QFC Credit Support: as defined in Section 14.29.

Qualified ECP: a Loan Party with total assets exceeding $10,000,000, or that constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” under Section 1a(18)(A)(v)(II) of such act.

Qualified Receivables Transaction: any transaction or series of transactions that may be entered into by a Restricted Subsidiary that is not a Loan Party and is domiciled outside of Australia, Belgium, Canada, the Netherlands, New Zealand, Norway, Singapore, the UK and the U.S. pursuant to which such Subsidiary may sell, assign, convey, participate, contribute to capital or otherwise transfer to (a) a Receivables Entity (in the case of a transfer by such Subsidiary) or (b) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in or pledge, any Accounts or interests therein (whether now existing or arising in the future) of such Subsidiary, and any assets related thereto (other than any Inventory or Equipment) including, without limitation, all collateral securing such Accounts, all contracts and contract rights, purchase orders, security interests, financing statements or other documentation in respect of such Accounts and all guarantees, indemnities, warranties or other documentation or other obligations in respect of such Accounts, any other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving receivables similar to such Accounts and any collections or proceeds of any of the foregoing (the “Related Assets”).

Qualified Secured Bank Product Obligations: Secured Bank Product Obligations arising under any Hedge Agreement that a Loan Party Agent designates to Agent as qualified for pari passu treatment with principal for purposes of Section 5.5.

Rate Determination Date: two (2) Business Days prior to the commencement of the applicable Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by Agent; provided that, to the extent such market practice is not administratively feasible for Agent, then “Rate Determination Date” means such other day as otherwise reasonably determined by Agent).

Real Estate: as defined in Section 10.1.1(i).

Reallocation: as defined in Section 2.1.6(l).

Reallocation Consent: as defined in Section 2.1.6(m).

Reallocation Date: as defined in Section 2.1.6(l).

Receivables Entity: (a) any existing Subsidiary or other Investment which is listed on Schedule 1.1(b) or (b) any Wholly-Owned Subsidiary (or another Person in which such Subsidiary makes an Investment and to which such Subsidiary transfers Accounts and Related Assets) formed after the Closing Date, in each such case, which (i) is not a Loan Party and is domiciled outside of Australia, Belgium, Canada, the Netherlands, New Zealand, Norway, Singapore, the UK and the U.S., (ii) engages in no activities other than in connection with the financing of Accounts or interests therein and Related Assets and any business or activities incidental or related to such business, (iii) is designated by the board of directors of MRC Global (as provided below) as a Receivables Entity, (iv) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (A) is guaranteed by any Loan Party; (B) is recourse to or obligates any Loan Party in any way; or (C) subjects any property or asset of any Loan Party, directly or indirectly, contingently or otherwise, to the satisfaction thereof; (v) with which no Loan Party has any material contract, agreement, arrangement or understanding; and (vi) to which neither any Loan Party nor any of its Subsidiaries has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Records: as defined in the UCC, and in any event means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form, including, all books and records, customer lists, files, correspondence, tapes, computer programs, print outs and computer records.

Register: as defined in Section 13.1.

Regulation: as defined in Section 10.1.17.

Related Asset: as defined in “Qualified Receivables Transaction”.

Relevant Governmental Body: (a) with respect to Loans denominated in Dollars, ~~the Board of Governors of~~ the Federal Reserve ~~System or the Federal Reserve Bank of New York~~Board and/or FRBNY, or a committee officially endorsed or convened by the ~~Board of Governors of the~~ Federal Reserve ~~System or the Federal Reserve Bank of New York, or any successor thereto~~Board and/or FRBNY, (b) with respect to Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (c) with respect to Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, and (d) with respect to Loans denominated in any other Relevant Rate, (i) the central bank for the currency in which such Loan is denominated or any central bank or other supervisor which is responsible for supervising either such Alternative Currency Successor Rate or the administrator of such Alternative Currency Successor Rate or (ii) any working group or committee officially endorsed or convened by the central bank for the currency in which such Alternative Currency Successor Rate is denominated, any central bank or other supervisor that is responsible for supervising either such Alternative Currency Successor Rate or the administrator of such Alternative Currency Successor Rate, a group of those central banks or other supervisors or the Financial Stability Board or any part thereof.

Relevant Rate: with respect to any Loans in (a) Australian Dollars, the Australian Bank Bill Rate, (b) Canadian Dollars, Canadian BA Rate, (c) Euros, EURIBOR, (d) New Zealand Dollars, New Zealand Bank Bill Rate, (e) Norwegian Kroner, NIBOR, and (f) Sterling, SONIA, as applicable.

Relevant Rate Loans: Loans whose interest is determined by reference to a Relevant Rate.

Report: as defined in Section 12.4.3.

Reportable Event: the occurrence of any of the events set forth in Section 4043(b) or (c) of ERISA and regulations thereunder with respect to a U.S. Employee Plan (other than an event for which the 30-day notice period is waived).

Required Borrower Group Lenders: at any date of determination thereof, Lenders having Borrower Group Commitments to a Borrower Group representing more than 50% of the aggregate Borrower Group Commitments to such Borrower Group at such time; provided, that if and for so long as any such Lender shall be a Defaulting Lender, the term “Required Borrower Group Lenders” shall mean Lenders (excluding such Defaulting Lender) having Borrower Group Commitments to such Borrower Group representing more than 50% of the aggregate Borrower Group Commitments to such Borrower Group (excluding the Borrower Group Commitments of each Defaulting Lender) at such time; provided further, that if all of the Borrower Group Commitments to such Borrower Group have been terminated, the term “Required Borrower Group Lenders” shall mean Lenders to such Borrower Group holding Revolver Loans to, and (if applicable) participating interest in LC Obligations owing by, such Borrower Group representing more than 50% of the aggregate outstanding principal amount of Revolver Loans and (if applicable) LC Obligations owing by such Borrower Group at such time.

Required Lenders: at any date of determination thereof, Lenders having Commitments representing more than 50% of the aggregate Commitments at such time; provided that for so long as any Lender shall be a Defaulting Lender, the term “Required Lenders” shall mean Lenders (excluding such Defaulting Lender) having Commitments representing more than 50% of the aggregate Commitments (excluding the Commitments of each Defaulting Lender) at such time; provided further, that if any of the Commitments have been terminated, the term “Required Lenders” shall be calculated based on the Dollar Equivalent thereof using (a) in lieu of such Lender’s terminated Commitment, the outstanding principal amount of the Revolver Loans by such Lender to, and (if applicable) participation interests in LC Obligations owing by, all Borrowers and (b) in lieu of the aggregate Commitments to all Borrowers, the aggregate outstanding Revolver Loans to, and (if applicable) LC Obligations owing by all Borrowers.

Rescindable Amount: as defined in Section 4.1.2(b).

Reserves: Australian Availability Reserves, Belgian Availability Reserves, Canadian Availability Reserves, Dutch Availability Reserves, New Zealand Availability Reserves, Norwegian Availability Reserves, Singapore Availability Reserves, UK Availability Reserves and/or U.S. Availability Reserves, as the context requires.

Resolution Authority: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

Restricted Foreign Subsidiary: a Foreign Subsidiary that is a Restricted Subsidiary.

Restricted Subsidiary: any direct or indirect Subsidiary of MRC Global other than an Unrestricted Subsidiary.

Reserve Percentage: the reserve percentage (expressed as a decimal, rounded up to the nearest 1/8th of 1%) applicable to member banks under regulations issued by the Board of Governors for determining the maximum reserve requirement for Eurocurrency liabilities.

Reuters: Thomson Reuters Corporation.

Revolver Commitment Increases: as defined in Section 2.1.6(i).

Revolver Commitment Termination Date: the Australian Revolver Commitment Termination Date, the Belgian Revolver Commitment Termination Date, the Dutch Revolver Commitment Termination Date, the New Zealand Revolver Commitment Termination Date, the Norwegian Revolver Commitment Termination Date, the Singapore Revolver Commitment Termination Date, the UK Revolver Commitment Termination Date and/or the U.S. Revolver Commitment Termination Date, as the context requires.

Revolver Loan: a loan made pursuant to Section 2.1.1, and any Overadvance Loan, Swingline Loan or Protective Advance.

Revolver Notes: collectively, the Australian Revolver Notes, the Belgian Revolver Notes, the Dutch Revolver Notes, the New Zealand Revolver Notes, the Norwegian Revolver Notes, the Singapore Revolver Notes, the UK Revolver Notes and the U.S./Canadian Revolver Notes.

Ruffner: as defined in the preamble to this Agreement.

S&P: S&P Global Ratings, a subsidiary of S&P Global, Inc., and any successor thereto.

Sale Leaseback: any transaction or series of related transactions pursuant to which MRC Global or any of its Restricted Subsidiaries (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed.

Sanction: any sanction administered or enforced by the U.S. government (including OFAC), United Nations Security Council, European Union, the Canadian government, U.K. government or other applicable sanctions authority specified by Agent to the Borrowers or of which a Borrower has actual knowledge.

Scheduled Unavailability Date: is defined in Section 3.6.3(b).

SEC: the Securities and Exchange Commission or any successor thereto and, as the context may require, any analogous Governmental Authority in any other relevant jurisdiction of MRC Global or any direct or indirect Subsidiary.

Secured Bank Product Obligations: Bank Product Debt owing to a Secured Bank Product Provider and evidenced by one or more Bank Product Documents that a Loan Party Agent, in a written notice to Agent, has expressly requested be treated as Secured Bank Product Obligations for purposes hereof, up to the maximum amount (in the case of any Secured Bank Product Provider other than Bank of America and its Affiliates) specified by such provider in writing to Agent, which amount may be established and increased or decreased by further written notice to Agent from time to time; provided, that Secured Bank Product Obligations of a Loan Party shall not include its Excluded Swap Obligations.

Secured Bank Product Provider: (a) Bank of America or any of its Affiliates, (b) any other Lender or Affiliate of a Lender that is providing a Bank Product, and (c) with respect to Bank Products consisting of products under a Hedge Agreement, any Person that was a Lender (or an Affiliate of a Lender) at the time the applicable product under such Hedge Agreement was entered into, provided that, in the case of clauses (b) and (c) above, such provider shall deliver a written notice to Agent, in form and substance reasonably satisfactory to Agent and the relevant Loan Party Agent, by the later of the Closing Date or 10 Business Days (or such later time as Agent and such Loan Party Agent may agree in their reasonable discretion) following creation of the Bank Product, (i) describing the Bank Product and setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount, and (ii) if such provider is not a Lender, agreeing to be bound by Section 12.15.

Secured Leverage Ratio: as of any date of determination, the ratio of (a) Consolidated Secured Debt as of the most recent Test Period to (b) Consolidated EBITDA for such Test Period.

Secured Obligations: Obligations and Secured Bank Product Obligations, including in each case those under all Credit Documents; provided, that Secured Obligations of a Loan Party shall not include its Excluded Swap Obligations.

Secured Parties: Australian Facility Secured Parties, Belgian Facility Secured Parties, Canadian Facility Secured Parties, Dutch Facility Secured Parties, New Zealand Facility Secured Parties, Norwegian Facility Secured Parties, Singapore Facility Secured Parties, UK Facility Secured Parties, U.S. Facility Secured Parties and Secured Bank Product Providers.

Securities Account Control Agreement: the securities account control agreements, in form and substance reasonably satisfactory to Agent and the relevant Loan Party Agent, executed by each financial institution maintaining a Securities Account for a Loan Party, in favor of Agent or a Security Trustee.

Securities Accounts: all present and future “securities accounts” (as defined in Article 8 of the UCC, the PPSA or the PPSA Australia, as applicable), including all monies, “uncertificated securities,” “securities entitlements” and other “financial assets” (as defined in Article 8 of the UCC or the PPSA, as applicable) and all “intermediated securities” and “financial products” (as defined in the PPSA Australia), contained therein.

Security Documents: this Agreement, the Guarantees, the Insurance Assignments, the Australian Security Agreements, the Belgian Security Agreements, the Canadian Security Agreements, the Dutch Security Agreements, the New Zealand Security Agreements, the Norwegian Security Agreements, the Singapore Security Agreements, the UK Security Agreements, the Deposit Account Control Agreements, the Securities Account Control Agreements and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Secured Obligations.

Security Trustee: the AUS-NZ Security Trustee, the European Security Trustee, the Singapore Security Trustee and/or any other security trustee appointed by the Agent from time to time, as the context requires.

Senior Officer: the President, the Chief Financial Officer, the Principal Accounting Officer, the Treasurer, the Controller or any other senior officer of a Person designated as such in writing to the Agent by such Person.

Services: as defined in the preamble to this Agreement.

Settlement Report: a report delivered by the Agent to the Applicable Lenders summarizing the Revolver Loans and, if applicable, participations in LC Obligations of the applicable Borrower Group outstanding as of a given settlement date, allocated to the Applicable Lenders on a Pro Rata basis in accordance with their Commitments.

Similar Business: any business, service or other activity engaged in by MRC Global or any Restricted Subsidiaries on the Closing Date and any business or other activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which MRC Global and its Restricted Subsidiaries are engaged on the Closing Date.

Singapore Allocated U.S. Availability: U.S. Availability designated by the North American Loan Party Agent for application to clause (c) of a Singapore Borrowing Base.

Singapore Applicable Margin: with respect to any ~~LIBOR~~Term SOFR Loan or EURIBOR Loan to the Singapore Borrowers or any Singapore Base Rate Loan, a rate per annum specified in the joinder documentation for the initial Singapore Lenders (which rate shall apply to all Singapore Lenders).

Singapore Availability: as of any date of determination, (a) the lesser of (i) the Singapore Revolver Commitments minus all Singapore LC Obligations as of such date of determination and (ii) the Total Singapore Borrowing Base as of such date of determination, minus (b) the Dollar Equivalent of the principal balance of all Singapore Revolver Loans.

Singapore Availability Reserves: the sum (without duplication) of (a) the aggregate amount of the Singapore Rent Reserve, if any, established pursuant to clause (h) of the definition of Singapore Eligible Inventory; (b) the Singapore LC Reserve; (c) the Singapore Bank Product Reserve; (d) the Singapore Priority Payables Reserve; and (e) such additional reserves, in such amounts and with respect to such matters, as the Agent may establish in its Permitted Discretion.

Singapore Bank Product Reserve: the aggregate amount of reserves, as established by the Agent from time to time in its Permitted Discretion and in consultation with the Asian Loan Party Agent, to reflect the reasonably anticipated liabilities in respect of the then outstanding Secured Bank Product Obligations of the Singapore Domiciled Loan Parties and their Subsidiaries. Notwithstanding the foregoing, the Singapore Bank Product Reserve shall include a reserve with respect to any Qualified Secured Bank Product Obligations of the Singapore Domiciled Loan Parties.

Singapore Base Rate Loan: a Singapore Revolver Loan, or portion thereof, funded in Dollars or Euros and bearing interest calculated by reference to the Eurasian Base Rate.

Singapore Borrowers: each Singapore Subsidiary that, after the date hereof, has executed a supplement or joinder to this Agreement in accordance with Section 10.1.13 and has satisfied the other requirements set forth in Section 10.1.13 in order to become a Singapore Borrower.

Singapore Borrowing Base: at any time, with respect to the Applicable Singapore Borrower, an amount equal to the sum (expressed in Dollars, based on the Dollar Equivalent thereof) of, without duplication:

(a) the book value of Singapore Eligible Accounts of the Applicable Singapore Borrower multiplied by the advance rate of 85%, plus

(b) the lesser of (i) 70% of the net book value of Singapore Eligible Inventory of the Applicable Singapore Borrower and (ii) 85% of the Net Orderly Liquidation Value of Singapore Eligible Inventory of the Applicable Singapore Borrower (which shall be (A) net of the current monthly shrinkage reserve calculated in accordance with GAAP and (B) valued at Cost), plus

(c) Singapore Allocated U.S. Availability for such Applicable Singapore Borrower, minus

(d) subject to Section 7.4, effective (i) immediately upon or (ii) five (5) Business Days after, in the case of Singapore Availability Reserves allocable to the Applicable Singapore Borrower which would cause the aggregate amount of the Singapore Revolver Loans allocable to the Applicable Singapore Borrower at such time to exceed the lesser of the Applicable Singapore Borrower’s Applicable Singapore Borrower Commitment and the Applicable Singapore Borrower’s Singapore Borrowing Base then in effect, in each case, notification thereof to the Asian Loan Party Agent by the Agent, any and all such Singapore Availability Reserves.

The Singapore Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Agent with such adjustments as the Agent deems appropriate in its Permitted Discretion to assure that the Singapore Borrowing Base is calculated in accordance with the terms of this Agreement.

Singapore Cash Collateral Account: a demand deposit, money market or other account established by Agent at Bank of America (Singapore) or such other financial institution as Agent may select in its discretion with the consent of Asian Loan Party Agent (not to be unreasonably withheld or delayed), which account shall be for the benefit of the Singapore Facility Secured Parties and shall be subject to Agent’s or Singapore Security Trustee’s Liens securing the Singapore Facility Secured Obligations; provided that the foregoing consent of Asian Loan Party Agent to the selection by Agent in its discretion of a financial institution other than Bank of America (Singapore) shall not be required if an Event of Default has occurred and is continuing.

Singapore Dollar: the lawful currency of Singapore.

Singapore Domiciled Loan Party: any Singapore Borrower and each Singapore Subsidiary now or hereafter party hereto as a Loan Party, and “Singapore Domiciled Loan Parties” means all such Persons, collectively.

Singapore Dominion Account: each special account established by the Singapore Domiciled Loan Parties at Bank of America (Singapore) over which Agent or Singapore Security Trustee has exclusive control for withdrawal purposes.

Singapore Eligible Accounts: at any time, the Accounts of the Applicable Singapore Borrower at such date except any Account:

(a) which is not subject to a valid Lien in favor of the Agent or Singapore Security Trustee (including under the relevant laws of the Account Debtor’s jurisdiction of organization);

(b) which is subject to any Lien (including Liens permitted by Section 10.2.2) other than (i) a Lien in favor of the Agent or Singapore Security Trustee and (ii) a Permitted Lien which does not have priority over the Lien in favor of the Agent; provided that, with respect to any tax Lien having such priority, eligibility of Accounts shall be reduced by the amount of such tax Lien having such priority;

(c) owing by any Account Debtor with respect to which more than 120 days have elapsed since the date of the original invoice therefor or which is more than 60 days past the due date for payment;

(d) which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible pursuant to clause (c) above;

(e) which is owing by any Account Debtor to the extent the aggregate amount of otherwise Singapore Eligible Accounts owing from such Account Debtor and its Affiliates to Singapore Borrowers exceeds 20% of the aggregate Singapore Eligible Accounts (or such higher percentage as the Agent may establish for the Account Debtor from time to time), in each case, only to the extent of such excess;

(f) with respect to which any covenant, representation, or warranty relating to such Account contained in this Agreement or a Security Document has been breached or is not true in any material respect;

(g) which (i) does not arise from the sale of goods or performance of services in the Ordinary Course of Business, (ii) is not evidenced by an invoice, or other documentation satisfactory to the Agent, which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon the Applicable Singapore Borrower’s completion of any further performance, or (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment which is billed prior to actual sale to the end user, cash-on-delivery or any other repurchase or return basis, except with respect to up to $15,000,000 of such Accounts in the aggregate for all Borrowing Bases on a combined basis;

(h) for which the goods giving rise to such Account (other than Accounts described in the foregoing paragraph (g)(v)) have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by the Applicable Singapore Borrower;

(i) with respect to which any check or other instrument of payment has been returned uncollected for any reason;

(j) which is owed by an Account Debtor in respect of which an Insolvency Proceeding has been commenced or which is otherwise a debtor or a debtor in possession under any bankruptcy law or any other federal, state or foreign (including any province or territory) receivership, insolvency relief or other law or laws for the relief of debtors, including the Singapore Companies Act, Chapter 50 and the Singapore Insolvency, Restructuring and Dissolution Act 2018 (No. 40 of 2018), unless the payment of Accounts from such Account Debtor is secured by assets of, or guaranteed by, in either case, in a manner reasonably satisfactory to the Agent, a Person that is reasonably acceptable to the Agent or, if the Account from such Account Debtor arises subsequent to a decree or order for relief with respect to such Account Debtor under the Singapore Companies Act, Chapter 50 or the Singapore Insolvency, Restructuring and Dissolution Act 2018 (No. 40 of 2018), as now or hereafter in effect, the Agent shall have reasonably determined that the timely payment and collection of such Account will not be impaired;

(k) which is owed by an Account Debtor which has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs or is not Solvent;

(l) which is owed by an Account Debtor which is not organized under the applicable law of an Eligible Account Debtor Jurisdiction unless such Account is backed by a letter of credit or other credit support reasonably acceptable to the Agent and which is in the possession of the Agent;

(m) which is owed in any currency other than an Eligible Account Currency;

(n) which is owed by any Governmental Authority, unless (i) such Account is backed by a letter of credit reasonably acceptable to the Agent and which is in the possession of the Agent or (ii) Agent otherwise approves;

(o) which is owed by any Affiliate, employee, director, or officer of any Loan Party;

(p) which is owed by an Account Debtor or any Affiliate of such Account Debtor which is the holder of Indebtedness issued or incurred by any Loan Party; provided, that any such Account shall only be ineligible as to that portion of such Account which is less than or equal to the amount owed by the Loan Party to such Person;

(q) which is subject to any counterclaim, deduction, defense, setoff, right of compensation or dispute, but only to the extent of the amount of such counterclaim, deduction, defense, setoff, right of compensation or dispute, unless (i) the Agent, in its Permitted Discretion, has established Singapore Availability Reserves and determines to include such Account as a Singapore Eligible Account or (ii) such Account Debtor has entered into an agreement reasonably acceptable to the Agent to waive such rights;

(r) which is evidenced by any promissory note, Chattel Paper or Instrument (in each case, other than any such items that are delivered to the Agent or the Singapore Security Trustee);

(s) which is owed by an Account Debtor located in any jurisdiction that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless the Applicable Singapore Borrower has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent the Applicable Singapore Borrower may qualify subsequently as a foreign entity authorized to transact business in such jurisdiction and gain access to such courts, without incurring any cost or penalty reasonably viewed by the Agent to be material in amount, and such later qualification cures any access to such courts to enforce payment of such Account;

(t) with respect to which the Applicable Singapore Borrower has made any agreement with the Account Debtor for any reduction thereof, but only to the extent of such reduction, other than discounts and adjustments given in the Ordinary Course of Business;

(u) the Account Debtor in respect of which is the subject of a Permitted Supply Chain Financing Program; or

(v) which the Agent determines is ineligible in its Permitted Discretion.

Subject to Sections 14.1 and 7.4 and the definition of Singapore Borrowing Base, the Agent may modify the foregoing criteria in its Permitted Discretion.

Singapore Eligible Inventory: at any date of determination thereof, the aggregate amount of all Inventory owned by the Applicable Singapore Borrower at such date except any Inventory:

(a) which is not subject to a valid Lien in favor of the Agent or Singapore Security Trustee;

(b) which is subject to any Lien (including Liens permitted by Section 10.2.2) other than (i) a Lien in favor of the Agent or Singapore Security Trustee and (ii) a Permitted Lien which does not have priority over the Lien in favor of the Agent or Singapore Security Trustee (other than any bailee, warehouseman, landlord or similar non-consensual Liens having priority by operation of law to the extent either subclause (i) or (ii) of clauses (h) or (i) below of Singapore Eligible Inventory is satisfied with respect to the relevant Inventory); provided that, with respect to any tax Lien having such priority, eligibility of Inventory shall be reduced by the amount of such tax Lien having such priority;

(c) which is, in the Agent’s Permitted Discretion, slow moving, obsolete, unmerchantable, defective, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the Ordinary Course of Business or unacceptable due to age, type, category and/or quantity;

(d) with respect to which any covenant, representation or warranty contained in this Agreement or any Security Document has been breached or is not true in any material respect;

(e) which does not conform in all material respects to all standards imposed by any applicable Governmental Authority (except that any standard that is qualified as to “materiality” shall have been conformed to in all respects);

(f) which constitutes packaging and shipping material, manufacturing supplies, display items, bill-and-hold goods (other than bill-and-hold goods, the sale of which has been excluded from Singapore Eligible Accounts pursuant to clause (g)(v) of the definition thereof), returned or repossessed goods (other than goods that are undamaged and able to be resold in the Ordinary Course of Business), defective goods, goods held on consignment, goods to be returned to the Applicable Singapore Borrower’s suppliers or goods which are not of a type held for sale in the Ordinary Course of Business;

(g) which is not located in Singapore or is not at a location listed on Schedule 8.4.1 (as updated from time to time in accordance with the provisions hereof) other than goods in transit between locations of the Singapore Domiciled Loan Parties;

(h) which is located in any location leased by the Applicable Singapore Borrower unless (i) the lessor has delivered to the Agent a Collateral Access Agreement or (ii) a Singapore Rent Reserve has been established by the Agent;

(i) which is located in any third party warehouse or is in the possession of a bailee, processor or other Person and is not evidenced by a Document, unless (i) such warehouseman, bailee, processor or other Person has delivered to the Agent a Collateral Access Agreement and/or such other documentation as the Agent may reasonably require or (ii) appropriate Singapore Availability Reserves have been established by the Agent in its Permitted Discretion;

(j) which is the subject of a consignment by the Applicable Singapore Borrower as consignor;

(k) which is perishable as determined in accordance with GAAP; or

(l) which contains or bears any intellectual property rights licensed to the Applicable Singapore Borrower unless the Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor in any material respect or (ii) incurring any material liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement.

Subject to Sections 14.1 and 7.4 and the definition of Singapore Borrowing Base, the Agent may modify the foregoing criteria in its Permitted Discretion.

Singapore Facility Collateral: Collateral that now or hereafter secures (or is intended to secure) any of the Singapore Facility Secured Obligations, including Property of the Singapore Facility Guarantors pledged to secure the Singapore Facility Secured Obligations under their guarantee of the Secured Obligations.

Singapore Facility Guarantor: each U.S. Borrower, each U.S. Facility Guarantor and each other Person who guarantees payment and performance of any Singapore Facility Secured Obligations (including pursuant to a Foreign Cross-Guarantee).

Singapore Facility Loan Party: a Singapore Borrower or a Singapore Facility Guarantor.

Singapore Facility Obligations: all Obligations of the Singapore Domiciled Loan Parties and the other Foreign Facility Obligations that are the subject of a Foreign Cross-Guarantee made by the Singapore Domiciled Loan Parties (but excluding the U.S. Facility Obligations incurred directly by the U.S. Domiciled Loan Parties).

Singapore Facility Secured Obligations: all Secured Obligations of the Singapore Domiciled Loan Parties and the other Foreign Facility Secured Obligations that are the subject of a Foreign Cross-Guarantee made by the Singapore Domiciled Loan Parties (but excluding the U.S. Facility Secured Obligations incurred directly by the U.S. Domiciled Loan Parties).

Singapore Facility Secured Parties: Agent, Singapore Security Trustee, any Singapore Fronting Bank, Singapore Lenders, Secured Bank Product Providers of Bank Products to Singapore Domiciled Loan Parties and their Subsidiaries and the other Foreign Facility Secured Parties that are the beneficiaries of a Foreign Cross-Guarantee made by the Singapore Domiciled Loan Parties.

Singapore Fronting Bank: (a) Bank of America (Singapore) or any Affiliate thereof that agrees to issue Singapore Letters of Credit or (b) if reasonably acceptable to Asian Loan Party Agent, any other Singapore Lender or Affiliate thereof that agrees to issue Singapore Letters of Credit.

Singapore Fronting Bank Indemnitees: any Singapore Fronting Bank and its officers, directors, employees, Affiliates and agents.

Singapore LC Application: an application by any Singapore Borrower on behalf of itself or any other Singapore Borrower to a Singapore Fronting Bank for issuance of a Singapore Letter of Credit, in form and substance reasonably satisfactory to such Singapore Fronting Bank.

Singapore LC Conditions: the following conditions necessary for issuance of a Singapore Letter of Credit: (a) each of the conditions set forth in Section 6 being satisfied or waived; (b) after giving effect to such issuance, the total Ex-NA LC Obligations do not exceed the Ex-NA Letter of Credit Sublimit, no Singapore Overadvance exists or would result therefrom and, in the case of any Singapore Borrower, Section 2.12 is satisfied; (c) the expiration date of such Singapore Letter of Credit is (i) unless the applicable Singapore Fronting Bank and the Agent otherwise consent, no more than 365 days from issuance (provided that each Singapore Letter of Credit may, upon the request of the Applicable Singapore Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of twelve (12) months or less (but no later than 20 Business Days prior to the Facility Termination Date)), and (ii) unless the applicable Singapore Fronting Bank and the Agent otherwise consent (subject to the satisfaction of the Cash Collateral requirements set forth in Section 2.8.3), at least 20 Business Days prior to the Facility Termination Date; (d) the Singapore Letter of Credit and payments thereunder are denominated in Dollars or Euros; (e) the form of the proposed Singapore Letter of Credit is reasonably satisfactory to the Agent and the applicable Singapore Fronting Bank; and (f) the proposed use of the Singapore Letter of Credit is for a lawful purpose.

Singapore LC Documents: all documents, instruments and agreements (including Singapore LC Requests and Singapore LC Applications) delivered by any Singapore Borrower or by any other Person to a Singapore Fronting Bank or the Agent in connection with issuance, amendment or renewal of, or payment under, any Singapore Letter of Credit.

Singapore LC Obligations: with respect to the Applicable Singapore Borrower, the Dollar Equivalent of the sum (without duplication) of (a) all amounts owing by such Applicable Singapore Borrower for any drawings under Singapore Letters of Credit; (b) the stated amount of all outstanding Singapore Letters of Credit issued for the account of such Applicable Singapore Borrower; and (c) all fees and other amounts owing with respect to such Singapore Letters of Credit.

Singapore LC Request: a request for issuance of a Singapore Letter of Credit, to be provided by a Singapore Borrower to a Singapore Fronting Bank, in form reasonably satisfactory to Agent and such Singapore Fronting Bank. Singapore LC Reserve: with respect to the Applicable Singapore Borrower, the aggregate of all Singapore LC Obligations of such Applicable Singapore Borrower, other than (a) those that have been Cash Collateralized and (b) if no Event of Default exists, those constituting charges owing to any Singapore Fronting Bank.

Singapore Lenders: each Lender that has issued a Singapore Revolver Commitment (provided that such Person or an Affiliate of such Person also has a U.S. Revolver Commitment).

Singapore Letter of Credit: any standby or documentary letter of credit issued by a Singapore Fronting Bank for the account of a Singapore Borrower, or any indemnity, guarantee, performance bond, exposure transmittal memorandum or similar form of credit support issued by Agent or a Singapore Fronting Bank for the benefit of a Singapore Borrower.

Singapore Overadvance: as defined in Section 2.1.4(g).

Singapore Overadvance Loan: a Loan made to a Singapore Borrower when a Singapore Overadvance exists or is caused by the funding thereof.

Singapore Overadvance Loan Balance: on any date, the Dollar Equivalent of the amount by which the aggregate Singapore Revolver Loans of the Applicable Singapore Borrower or all Singapore Borrowers, as the case may be, exceed the amount of the Singapore Borrowing Base of such Applicable Singapore Borrower or the Total Singapore Borrowing Base, as applicable, on such date.

Singapore Priority Payables Reserve: on any date of determination, a reserve in such amount as Agent may determine in its Permitted Discretion which reflects amounts secured by any Liens, choate or inchoate, which rank or are capable of ranking in priority to the Agent’s and/or the Secured Parties’ Liens including, without limitation, all amounts deducted or withheld and not paid and remitted when due under the Singapore Income Tax Act, Chapter 134, amounts currently or past due and not paid for realty, municipal or similar taxes (to the extent impacting any Singapore Facility Collateral), all amounts currently or past due and not contributed, remitted or paid under the Singapore Central Provident Fund Act, Chapter 36.

Singapore Protective Advances: as defined in Section 2.1.5(g).

Singapore Reimbursement Date: as defined in Section 2.8.2(a).

Singapore Rent Reserve: the aggregate of (a) all past due rent and other past due charges owing by any Singapore Borrower to any landlord or other Person who possesses any Singapore Facility Collateral or could assert a Lien on such Singapore Facility Collateral; plus (b) a reserve in an amount not to exceed rent and other charges that could be payable to any such Person for the time period used to determine the Net Orderly Liquidation Value of Singapore Facility Collateral.

Singapore Revolver Commitment: for any Singapore Lender, its obligation to make Singapore Revolver Loans and to issue Singapore Letters of Credit, in the case of any Singapore Fronting Bank, or participate in Singapore LC Obligations, in the case of the other Singapore Lenders, to the Singapore Borrowers up to the maximum principal amount shown in the joinder documentation for such Singapore Lender or as thereafter determined pursuant to each Assignment and Acceptance to which it is a party, as such Singapore Revolver Commitment may be adjusted from time to time in accordance with the provisions of Sections 2.1.3, 2.1.6 or 11.1. “Singapore Revolver Commitments” means the aggregate amount of such commitments of all Singapore Lenders. As of the Closing Date, the Singapore Revolver Commitments are $0.

Singapore Revolver Commitment Increase: as defined in Section 2.1.6(g).

Singapore Revolver Commitment Termination Date: the earliest of (a) the U.S. Revolver Commitment Termination Date (without regard to the reason therefor), (b) the date on which the Asian Loan Party Agent terminates or reduces to zero all of the Singapore Revolver Commitments pursuant to Section 2.1.3, and (c) the date on which the Singapore Revolver Commitments are terminated pursuant to Section 11.1. From and after the Singapore Revolver Commitment Termination Date, the Singapore Borrowers shall no longer be entitled to request a Singapore Revolver Commitment Increase pursuant to Section 2.1.6 hereof.

Singapore Revolver Exposure: on any date, the Dollar Equivalent of an amount equal to the sum of (a) the Singapore Revolver Loans outstanding on such date and (b) the Singapore LC Obligations on such date.

Singapore Revolver Loan: a Revolver Loan made by Singapore Lenders to a Singapore Borrower pursuant to Section 2.1.1(g), which Revolver Loan shall, if denominated in Dollars or Euros, shall be one of a EURIBOR Loan, ~~LIBOR~~Term SOFR Loan or a Singapore Base Rate Loan, in each case as selected by Applicable Singapore Borrower, and including any Singapore Swingline Loan, Singapore Overadvance Loan or Singapore Protective Advance.

Singapore Revolver Notes: the promissory notes, if any, executed by Singapore Borrowers in favor of each Singapore Lender to evidence the Singapore Revolver Loans funded from time to time by such Singapore Lender, which shall be in the form of Exhibit C-7 to this Agreement, together with any replacement or successor notes therefor.

Singapore Security Agreements: each debenture or other document among any Singapore Domiciled Loan Party and Agent or the Singapore Security Trustee.

Singapore Security Trustee: Bank of America (Singapore) or any successor security trustee appointed by the Agent.

Singapore Subsidiary: Each Wholly-Owned Subsidiary of MRC Global incorporated or organized under the laws of Singapore.

Singapore Swingline Commitment: for the Singapore Swingline Lender and following the date on which there are Singapore Revolver Commitments, that portion of the aggregate Swingline Commitment allocated to Singapore as agreed between the North American Loan Party Agent and the Agent from time to time (which amount shall be scheduled and on file with the Agent).

Singapore Swingline Commitment Termination Date: with respect to any Singapore Swingline Loan, the date that is five Business Days prior to the Singapore Revolver Commitment Termination Date.

Singapore Swingline Lender: Bank of America (Singapore) or an Affiliate of Bank of America (Singapore).

Singapore Swingline Loan: a Swingline Loan made by the Singapore Swingline Lender to a Singapore Borrower pursuant to Section 2.1.7(g), which Swingline Loan shall be a Singapore Base Rate Loan.

SOFR: ~~as defined in the definition of “Daily Simple SOFR”~~the secured overnight financing rate as administered by FRBNY (or a successor administrator).

SOFR ~~Early Opt-in: Agent and North American Loan Party Agent have elected to replace LIBOR pursuant to (a) an Early Opt-in Election and (b) Section 3.6.2(a) and clause (a) of the definition of “Benchmark Replacement”~~Adjustment: 0.10%.

Sold Entity or Business: as defined in the definition of the term “Consolidated EBITDA”.

Solidary Claim: as defined in Section 12.1.1(b).

Solvent: as it relates to (a) the Loan Parties, taken as a whole, (i) are adequately capitalized (for purposes of all jurisdictions other than Australia, New Zealand, Singapore and the UK), (ii) own assets, the value of which, on a going concern basis, exceed their liabilities, (iii) will have sufficient working capital to pay their debts as they become due and (iv) have not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise), or made any conveyance in connection therewith, in each case, with actual intent to hinder, delay or defraud either present or future creditors of such Persons or any of their Affiliates; and (b) (i) as to any other Person (other than a Person incorporated or organized under the laws of Australia, Belgium, Canada, New Zealand, Norway, Singapore or the UK, or any province or territory of Canada or Singapore or any state or territory of Australia), such Person (1) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (2) owns Property whose present fair salable value (as defined below) is greater than the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (3) is able to pay all of its debts as they mature or fall due in the normal course of business; (4) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (5) is not “insolvent” within the meaning of Section 101(32) of the U.S. Bankruptcy Code; and (6) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates, (ii) as to any Person incorporated or organized under the laws of the Canada or any province or territory of Canada, is not an “insolvent person” as defined in the Bankruptcy and Insolvency Act (Canada), (iii) as to any Person incorporated or organized under the laws of Singapore (1) is not presumed or deemed to be unable and does not admit inability to pay its debts as they fall due, does not suspend making payments on any of its debts and, by reason of actual or anticipated financial difficulties, does not commence negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness; (2) has assets with a value that is not less than its liabilities (taking into account contingent and prospective liabilities); (3) has not had a moratorium declared in respect of any of its indebtedness; and (4) has no expropriation, judicial management, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affecting its asset or assets, (iv) as to any Person incorporated, registered or organized under the laws of Australia or any state or territory thereof (1) does not become, does not admit in writing that it is, is not declared to be, or is not deemed under any Applicable Law to be, insolvent; (2) is able to pay its debts (as and when they become due and payable) and does not stop payments of its debts generally; (3) is not found or declared by a court to be insolvent, does not become insolvent within the meaning of section 95A(1) and (2) of the Corporations Act 2001 (Cth) or otherwise found or deemed to be insolvent by law or a court; and (4) complies with a statutory demand that has not been stayed or overturned within the meaning of section 459F(1) of the Corporations Act 2001 (Cth), (v) as to any other Person incorporated in the UK, (1) is not or does not admit its inability to pay its debts as they fall due, (2) does not suspend or threaten to suspend making payments on any of its debt, (3) does not by reason of actual or anticipated financial difficulties, commence negotiations with its creditors with a view of rescheduling its indebtedness and (4) no moratorium is declared in respect of its indebtedness; (vi) as to any Person incorporated, registered or organized under the laws of New Zealand satisfies the “solvency test” within the meaning of Section 4 of the Companies Act 1993 (New Zealand), (vii) as to any Person incorporated in Belgium, is not “insolvent” within the meaning of Book XX of the Belgian Code of Economic Law and does not commence negotiations with its creditors with a view of rescheduling its indebtedness and does not apply for a judicial reorganization; and (viii) as to any Person incorporated in Norway or subject to Norwegian bankruptcy law, is not insolvent as defined in the Norwegian Bankruptcy Law section 61. “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

SONIA: with respect to any applicable determination date the Sterling Overnight Index Average Reference Rate published on such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by Agent from time to time); provided however that if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto.

SONIA Adjustment: with respect to SONIA, 0.1193% per annum.

SONIA Daily Rate: for any date, the rate per annum equal to SONIA determined pursuant to the definition thereof, plus the SONIA Adjustment; provided that if such aggregate rate is less than zero, the SONIA Daily Rate shall be deemed to be zero. Any change in the SONIA Daily Rate shall be effective from and including such date of change without further notice.

SONIA Loan: a Loan that bears interest based on the SONIA Daily Rate.

South Texas: as defined in the preamble to this Agreement.

Specified Loan Party: a Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 5.10.3(d)).

Specified Revolving Credit Collateral: all Letter-of-Credit Rights, Chattel Paper, Instruments, Investment Property and General Intangibles pertaining to the property described in clauses (i) and (ii) of Section 7.1 of this Agreement.

Specified Subsidiary: at any date of determination (a) any Material Subsidiary or (b) any Unrestricted Subsidiary (i) whose total assets at the last day of the most recent Test Period were equal to or greater than 15% of the Consolidated Total Assets of MRC Global and its Restricted Subsidiaries at such date or (ii) whose gross revenues for such Test Period were equal to or greater than 15% of the consolidated gross revenues of MRC Global and its Restricted Subsidiaries for such period, in each case determined in accordance with GAAP and (c) each other Subsidiary that, when such Subsidiary’s total assets or gross revenues are aggregated with the total assets or gross revenues, as applicable, of each other Subsidiary that is the subject of an Event of Default described in Section 11.1.5 would constitute a Specified Subsidiary under clause (a) or (b) above.

Specified Transaction: with respect to any period, any Investment, sale, transfer or other disposition of assets, incurrence or repayment of Indebtedness, dividend, Subsidiary designation, Revolver Commitment Increase or other event that by the terms of this Agreement requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis.”

Stamp Act: as defined in Section 5.8.4(a).

Sterling: the lawful currency of the United Kingdom.

Stock: shares of capital stock or shares in the capital, as the case may be (whether denominated as common stock or preferred stock or ordinary shares or preferred shares, as the case may be), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

Stock Equivalents: all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

Subject Acquisition Agreement: the applicable definitive acquisition agreement in respect of a Permitted Acquisition.

Subordinated Indebtedness: Indebtedness of any Loan Party that is expressly subordinate and junior in right of payment to the Obligations of such Loan Party under this Agreement and is on subordination terms no less favorable to the Lenders than as is customary for senior subordinated notes issued in a public or Rule 144A high yield debt offering, it being understood that delivery to the Agent at least ten Business Days prior to the incurrence of such Indebtedness of a certificate of a Senior Officer of the North American Loan Party Agent (together with a reasonably detailed description of the subordination terms and conditions of such Indebtedness or drafts of the documentation relating thereto) certifying that the North American Loan Party Agent has determined in good faith that such subordination terms and conditions satisfy the foregoing requirements shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Agent notifies the North American Loan Party Agent within such ten Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)

Subsidiary: with respect to any Person shall mean and include (a) any corporation more than 50% of whose Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time Stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any partnership, limited liability company, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a direct or indirect Subsidiary of MRC Global.

Successor Borrower: as defined in Section 10.2.3(a).

Successor Rate: an Alternative Currency Successor Rate or Term SOFR Successor Rate, as applicable.

Super-Majority Borrower Group Lenders: at any date of determination thereof, Lenders having Borrower Group Commitments to a Borrower Group representing more than 75% of the aggregate Borrower Group Commitments to such Borrower Group at such time; provided, that if and for so long as any such Lender shall be a Defaulting Lender, the term “Super-Majority Borrower Group Lenders” shall mean Lenders (excluding such Defaulting Lender) having Borrower Group Commitments to such Borrower Group representing more than 75% of the aggregate Borrower Group Commitments to such Borrower Group (excluding the Borrower Group Commitments of each Defaulting Lender) at such time; provided further, that if all of the Borrower Group Commitments to such Borrower Group have been terminated, the term “Super-Majority Borrower Group Lenders” shall mean Lenders to such Borrower Group holding Revolver Loans to, and (if applicable) participating interests in LC Obligations owing by, such Borrower Group representing more than 75% of the aggregate outstanding principal amount of Revolver Loans and (if applicable) LC Obligations owing by such Borrower Group at such time.

Super-Majority Lenders: at any date of determination thereof, Lenders having Commitments representing more than 75% of the aggregate Commitments at such time; provided, that for so long as any Lender shall be a Defaulting Lender, the term “Super-Majority Lenders” shall mean Lenders (excluding such Defaulting Lender) having Commitments representing more than 75% of the aggregate Commitments (excluding the Commitments of each Defaulting Lender) at such time; provided further, that if any of the Commitments have been terminated, the term “Super-Majority Lenders” shall be calculated based on the Dollar Equivalent thereof using (a) in lieu of such Lender’s terminated Commitment, the outstanding principal amount of the Revolver Loans by such Lender to, and (if applicable) participation interests in LC Obligations owing by, all Borrowers and (b) in lieu of the aggregate Commitments to all Borrowers, the aggregate outstanding Revolver Loans to, and (if applicable) LC Obligations owing by all Borrowers.

Supported QFC: as defined in Section 14.29.

Supporting Obligations: as defined in the UCC, and in any event means a Letter-of-Credit Right or secondary obligation that supports the payment or performance of an Account, Chattel Paper, Document, General Intangible, Instrument or Investment Property, including, but not limited to, securities, Investment Property, bills, notes, lien notes, judgments, chattel mortgages, mortgages, security interests, hypothecs, assignments, guarantees, suretyships, accessories, bills of exchange, negotiable instruments, invoices and all other rights, benefits and documents now or hereafter taken, vested in or held by a Person in respect of or as security for the same and the full benefit and advantage thereof, and all rights of action or claims which a Person now has or may at any time hereafter have against any other Person in respect thereof, including rights in its capacity as seller of any property or assets returned, repossessed or recovered, under an installment or conditional sale or otherwise.

Swap Agreement: any “swap agreement” as defined in Section 101(53B)(A) of the U.S. Bankruptcy Code.

Swap Obligations: with respect to a Loan Party, its obligations under a Swap Agreement that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

Swingline Commitment: $75,000,000 (or, if less or more, 10% of the Commitments at such time (provided that, an increase in the Swingline Commitment is subject to the approval of the Swingline Lender)), as such amount is allocated from time to time among the Applicable Swingline Lenders for each Borrower Group on a schedule on file with the Agent.

Swingline Commitment Termination Date: the Australian Swingline Commitment Termination Date, the Belgian Swingline Commitment Termination Date, the Dutch Swingline Commitment Termination Date, the New Zealand Swingline Commitment Termination Date, the Norwegian Swingline Commitment Termination Date, the Singapore Swingline Commitment Termination Date, the UK Swingline Commitment Termination Date and/or the U.S./Canadian Swingline Commitment Termination Date, as the context requires.

Swingline Lender: the Australian Swingline Lender, the Belgian Swingline Lender, the Canadian Swingline Lender, the Dutch Swingline Lender, the New Zealand Swingline Lender, the Norwegian Swingline Lender, the Singapore Swingline Lender, the UK Swingline Lender and/or the U.S. Swingline Lender, as the context requires.

Swingline Loan: a loan made pursuant to Section 2.1.7.

TARGET Day: any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by Agent to be a suitable replacement) is open for the settlement of payments in Euro.

Tax Credit: a credit against, relief or remission for, or refund or repayment of, any Taxes.

Tax Deduction: a deduction or withholding for or on account of Taxes from a payment under any Loan Document.

Tax Payment: either the increase in a payment made by a Borrower under Section 5.8.1, 5.8.5(c), 5.8.6(b), 5.8.7(b), 5.8.8(b), 5.8.9(b) or 5.8.10(b), as applicable, or a payment under Section 5.8.5(d), 5.8.6(c), 5.8.7(c), 5.8.8(c), 5.8.9(c) or 5.8.10(c), as applicable.

Taxes: all present or future taxes (including value added tax), levies, imposts, duties, deductions, withholdings, assessments, fees or other similar charges imposed in the nature of taxation by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Term Loan Credit Agreement: that certain Third Amended and Restated Term Loan Credit Agreement dated as of September 22, 2017, among MRC US and the guarantors party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and U.S. Bank National Association, as collateral trustee, as the same may be amended, restated, modified, supplemented, extended, renewed, refunded, replaced or refinanced from time to time in one or more agreements (in each case with the same or new lenders, institutional investors or agents), including any agreement extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof, in each case as and to the extent permitted by this Agreement and the Intercreditor Agreement.

Term Loan Maturity Reserve: during the period commencing sixty (60) days prior to the final scheduled maturity of any Term Loans (as such date may be amended and/or extended, including pursuant to any refinancing or replacement thereof), an amount equal to the aggregate principal amount of Term Loans outstanding at such time.

Term Loans: the loans outstanding under the Term Loan Credit Agreement.

Term Priority Lien Debt: as defined in the Intercreditor Agreement.

Term Priority Lien Collateral: as defined in the Intercreditor Agreement.

Term Priority Liens: as defined in the Intercreditor Agreement.

Term SOFR: ~~for the applicable corresponding tenor (or if any Available Tenor of a Benchmark does not correspond to an Available Tenor for the applicable Benchmark Replacement, the closest corresponding Available Tenor and if such Available Tenor corresponds equally to two Available Tenors of the applicable Benchmark Replacement, the corresponding tenor of the shorter duration shall be applied), the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body~~(a) for any Interest Period relating to a Term SOFR Loan, a per annum rate equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such Interest Period, with a term equivalent to such Interest Period (or if such rate is not published prior to 11:00 a.m. on the determination date, the applicable Term SOFR Screen Rate on the U.S. Government Securities Business Day immediately prior thereto), plus the SOFR Adjustment for such Interest Period; and (b) for any interest calculation relating to a Base Rate Loan on any day, a fluctuating rate of interest equal to the Term SOFR Screen Rate with a term of one month commencing that day; provided, that in no event shall Term SOFR be less than zero.

Term SOFR Conforming Changes: with respect to use, administration of or conventions associated with SOFR, Term SOFR or any proposed Term SOFR Successor Rate, as applicable, any conforming changes to the definitions of Base Rate (and its component definitions), SOFR, Term SOFR and Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of Business Day and U.S. Government Securities Business Day, timing of borrowing requests or prepayment, conversion or continuation notices, and length of lookback periods) as may be appropriate, in Agent’s discretion, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as Agent determines is reasonably necessary in connection with the administration of any Loan Document).

Term SOFR Loan: a Loan that bears interest based on clause (a) of the definition of Term SOFR.

Term SOFR Scheduled Unavailability Date: as defined in Section 3.6.2.

Term SOFR Screen Rate: the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by Agent from time to time).

Term SOFR Successor Rate: as defined in Section 3.6.2.

Termination Event: (a) the voluntary full or partial wind up of a Canadian Pension Plan that is a registered pension plan by a Canadian Domiciled Loan Party; (b) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee appointed to administer such a plan; or (c) any other event or condition which might constitute grounds for the termination of, winding up or partial termination of winding up or the appointment of trustee to administer, any such plan.

Test Period: for any determination under this Agreement, the four consecutive fiscal quarters of MRC Global then last ended for which financial statements have been delivered under Section 10.1.1(a) or (b) prior to such event.

Total Australian Borrowing Base: at any time, an amount equal to the sum (expressed in Dollars, based on the Dollar Equivalent thereof) of, without duplication:

(a) the book value of Australian Eligible Accounts of all Australian Borrowers multiplied by the advance rate of 85%, plus

(b) the lesser of (i) 70% of the net book value of Australian Eligible Inventory of all Australian Borrowers and (ii) 85% of the Net Orderly Liquidation Value of Australian Eligible Inventory of all Australian Borrowers (which shall be (A) net of the current monthly shrinkage reserve calculated in accordance with GAAP and (B) valued at Cost), plus

(c) Australian Allocated U.S. Availability for all Australian Borrowers, minus

(d) subject to Section 7.4, effective (i) immediately upon or (ii) five (5) Business Days after, in the case of Australian Availability Reserves which would cause the aggregate amount of the Australian Revolver Loans of all Australian Borrowers at such time to exceed the lesser of the Australian Revolver Commitments and the Total Australian Borrowing Base then in effect, in each case, notification thereof to the Australian Borrowers by the Agent, any and all Australian Availability Reserves.

The Total Australian Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Agent with such adjustments as the Agent deems appropriate in its Permitted Discretion to assure that the Total Australian Borrowing Base is calculated in accordance with the terms of this Agreement.

Total Belgian Borrowing Base: at any time, an amount equal to the sum (expressed in Dollars, based on the Dollar Equivalent thereof) of, without duplication:

(a) the book value of Belgian Eligible Accounts of all Belgian Borrowers multiplied by the advance rate of 85%, plus

(b) the lesser of (i) 70% of the net book value of Belgian Eligible Inventory of all Belgian Borrowers and (ii) 85% of the Net Orderly Liquidation Value of Belgian Eligible Inventory of all Belgian Borrowers (which shall be (A) net of the current monthly shrinkage reserve calculated in accordance with GAAP and (B) valued at Cost), plus

(c) Belgian Allocated U.S. Availability for all Belgian Borrowers, minus

(d) subject to Section 7.4, effective (i) immediately upon or (ii) five (5) Business Days after, in the case of Belgian Availability Reserves which would cause the aggregate amount of the Belgian Revolver Loans of all Belgian Borrowers at such time to exceed the lesser of the Belgian Revolver Commitments and the Total Belgian Borrowing Base then in effect, in each case, notification thereof to the Belgian Borrowers by the Agent, any and all Belgian Availability Reserves.

The Total Belgian Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Agent with such adjustments as the Agent deems appropriate in its Permitted Discretion to assure that the Total Belgian Borrowing Base is calculated in accordance with the terms of this Agreement.

Total Dutch Borrowing Base: at any time, an amount equal to the sum (expressed in Dollars, based on the Dollar Equivalent thereof) of, without duplication:

(a) the book value of Dutch Eligible Accounts of all Dutch Borrowers multiplied by the advance rate of 85%, plus

(b) the lesser of (i) 70% of the net book value of Dutch Eligible Inventory of all Dutch Borrowers and (ii) 85% of the Net Orderly Liquidation Value of Dutch Eligible Inventory of all Dutch Borrowers (which shall be (A) net of the current monthly shrinkage reserve calculated in accordance with GAAP and (B) valued at Cost), plus

(c) Dutch Allocated U.S. Availability for all Dutch Borrowers, minus

(d) subject to Section 7.4, effective (i) immediately upon or (ii) five (5) Business Days after, in the case of Dutch Availability Reserves which would cause the aggregate amount of the Dutch Revolver Loans of all Dutch Borrowers at such time to exceed the lesser of the Dutch Revolver Commitments and the Total Dutch Borrowing Base then in effect, in each case, notification thereof to the Dutch Borrowers by the Agent, any and all Dutch Availability Reserves.

The Total Dutch Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Agent with such adjustments as the Agent deems appropriate in its Permitted Discretion to assure that the Total Dutch Borrowing Base is calculated in accordance with the terms of this Agreement.

Total New Zealand Borrowing Base: at any time, an amount equal to the sum (expressed in Dollars, based on the Dollar Equivalent thereof) of, without duplication:

(a) the book value of New Zealand Eligible Accounts of all New Zealand Borrowers multiplied by the advance rate of 85%, plus

(b) the lesser of (i) 70% of the net book value of New Zealand Eligible Inventory of all New Zealand Borrowers and (ii) 85% of the Net Orderly Liquidation Value of New Zealand Eligible Inventory of all New Zealand Borrowers (which shall be (A) net of the current monthly shrinkage reserve calculated in accordance with GAAP and (B) valued at Cost), plus

(c) New Zealand Allocated U.S. Availability for all New Zealand Borrowers, minus

(d) subject to Section 7.4, effective (i) immediately upon or (ii) five (5) Business Days after, in the case of New Zealand Availability Reserves which would cause the aggregate amount of the New Zealand Revolver Loans of all New Zealand Borrowers at such time to exceed the lesser of the New Zealand Revolver Commitments and the Total New Zealand Borrowing Base then in effect, in each case, notification thereof to the New Zealand Borrowers by the Agent, any and all New Zealand Availability Reserves.

The Total New Zealand Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Agent with such adjustments as the Agent deems appropriate in its Permitted Discretion to assure that the Total New Zealand Borrowing Base is calculated in accordance with the terms of this Agreement.

Total Revolver Exposure: as of any date of determination the sum of the Australian Revolver Exposure, the Belgian Revolver Exposure, the Dutch Revolver Exposure, the New Zealand Revolver Exposure, the Norwegian Revolver Exposure, the Singapore Revolver Exposure, the UK Revolver Exposure and the U.S. Revolver Exposure on such date of determination.

Total Singapore Borrowing Base: at any time, an amount equal to the sum (expressed in Dollars, based on the Dollar Equivalent thereof) of, without duplication:

(a) the book value of Singapore Eligible Accounts of all Singapore Borrowers multiplied by the advance rate of 85%, plus

(b) the lesser of (i) 70% of the net book value of Singapore Eligible Inventory of all Singapore Borrowers and (ii) 85% of the Net Orderly Liquidation Value of Singapore Eligible Inventory of all Singapore Borrowers (which shall be (A) net of the current monthly shrinkage reserve calculated in accordance with GAAP and (B) valued at Cost), plus

(c) Singapore Allocated U.S. Availability for all Singapore Borrowers, minus

(d) subject to Section 7.4, effective (i) immediately upon or (ii) five (5) Business Days after, in the case of Singapore Availability Reserves which would cause the aggregate amount of the Singapore Revolver Loans of all Singapore Borrowers at such time to exceed the lesser of the Singapore Revolver Commitments and the Total Singapore Borrowing Base then in effect, in each case, notification thereof to the Singapore Borrowers by the Agent, any and all Singapore Availability Reserves.

The Total Singapore Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Agent with such adjustments as the Agent deems appropriate in its Permitted Discretion to assure that the Total Singapore Borrowing Base is calculated in accordance with the terms of this Agreement.

Total UK Borrowing Base: at any time, an amount equal to the sum (expressed in Dollars, based on the Dollar Equivalent thereof) of, without duplication:

(a) the book value of UK Eligible Accounts of all UK Borrowers multiplied by the advance rate of 85%, plus

(b) the lesser of (i) 70% of the net book value of UK Eligible Inventory of all UK Borrowers and (ii) 85% of the Net Orderly Liquidation Value of UK Eligible Inventory of all UK Borrowers (which shall be (A) net of the current monthly shrinkage reserve calculated in accordance with GAAP and (B) valued at Cost), plus

(c) UK Allocated U.S. Availability for all UK Borrowers, minus

(d) subject to Section 7.4, effective (i) immediately upon or (ii) five (5) Business Days after, in the case of UK Availability Reserves which would cause the aggregate amount of the UK Revolver Loans of all UK Borrowers at such time to exceed the lesser of the UK Revolver Commitments and the Total UK Borrowing Base then in effect, in each case, notification thereof to the UK Borrowers by the Agent, any and all UK Availability Reserves.

The Total UK Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Agent with such adjustments as the Agent deems appropriate in its Permitted Discretion to assure that the Total UK Borrowing Base is calculated in accordance with the terms of this Agreement.

Transaction Expenses: any fees or expenses incurred or paid by MRC Global or any of its Subsidiaries in connection with this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby.

Transfer: as defined in Section 2.1.5(k).

Transfer Date: as defined in Section 2.1.5(k).

Transferee: any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.

Treaty Lender: for purposes of Section 5.8.5 a Foreign Lender (as defined in Section 5.8.5(a)), and for purposes of Sections 5.8.6, 5.8.7, 5.8.8 and 5.8.9, a Lender which:

(a) is treated as a resident of a Treaty State for the purposes of the relevant Treaty;

(b) does not carry on a business in Australia, Belgium, the Netherlands, Singapore or the United Kingdom, as applicable, through a permanent establishment with which that Lender’s participation in any advance is effectively connected; and

(c) meets all other conditions of the relevant Treaty for full exemption from Australian, Belgian, Dutch, Singapore or the United Kingdom, as applicable, taxation on interest and other amounts which relate to the Lender (including, without limitation, its tax or other status, the manner in which or the period for which it holds any rights under this Agreement, the reasons or purposes for its acquisition of such rights and the nature of any arrangements by which it disposes of or otherwise turns to account such rights) under the Loan Documents. In this subclause (c), “conditions” shall mean conditions relating to an entity’s eligibility for full exemption under the relevant Treaty and shall not be treated as including any procedural formalities that need to be satisfied in relation to that Treaty.

Treaty State: has the meaning given to it, in relation to Australian Tax matters, Belgian Tax matters, Dutch Tax matters, Singapore Tax matters and United Kingdom Tax matters in, respectively, Section 5.8.5, Section 5.8.6, Section 5.8.7, Section 5.8.8 and Section 5.8.9.

Type: any type of a Loan (i.e., Base Rate Loan, EURIBOR Loan, ~~LIBOR~~Term SOFR Loan, NIBOR Loan, SONIA Loan, Canadian BA Rate Loan, Canadian Prime Rate Loan, Australian Bank Bill Rate Loan, New Zealand Bank Bill Rate Loan) and which shall be either an Interest Period Loan or a Floating Rate Loan.

UCC: the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other U.S. state or territory govern the creation, perfection, priority or enforcement of any Lien, the Uniform Commercial Code of such state or territory.

UK or United Kingdom: the United Kingdom of Great Britain and Northern Ireland.

UK Allocated U.S. Availability: U.S. Availability designated by the North American Loan Party Agent for application to clause (c) of a UK Borrowing Base.

UK Availability: as of any date of determination, (a) the lesser of (i) the UK Revolver Commitments minus all UK LC Obligations as of such date of determination and (ii) the Total UK Borrowing Base as of such date of determination, minus (b) the Dollar Equivalent of the principal balance of all UK Revolver Loans.

UK Availability Reserves: the sum (without duplication) of (a) the aggregate amount of the UK Rent Reserve, if any, established pursuant to clause (h) of the definition of UK Eligible Inventory; (b) the UK LC Reserve; (c) the UK Bank Product Reserve; (d) the UK Priority Payables Reserve; and (e) such additional reserves, in such amounts and with respect to such matters, as the Agent may establish in its Permitted Discretion.

UK Bank Product Reserve: the aggregate amount of reserves, as established by the Agent from time to time in its Permitted Discretion and in consultation with the European Loan Party Agent, to reflect the reasonably anticipated liabilities in respect of the then outstanding Secured Bank Product Obligations of the UK Domiciled Loan Parties and their Subsidiaries. Notwithstanding the foregoing, the UK Bank Product Reserve shall include a reserve with respect to any Qualified Secured Bank Product Obligations of the UK Domiciled Loan Parties.

UK Base Rate Loan: a UK Revolver Loan, or portion thereof, bearing interest calculated by reference to the Eurasian Base Rate.

UK Borrowers: (a) the Initial UK Borrower and (b) each other UK Subsidiary that, after the date hereof, has executed a supplement or joinder to this Agreement in accordance with Section 10.1.13 and has satisfied the other requirements set forth in Section 10.1.13 in order to become a UK Borrower.

UK Borrowing Base: at any time, with respect to the Applicable UK Borrower, an amount equal to the sum (expressed in Dollars, based on the Dollar Equivalent thereof) of, without duplication:

(a) the book value of UK Eligible Accounts of the Applicable UK Borrower multiplied by the advance rate of 85%, plus

(b) the lesser of (i) 70% of the net book value of UK Eligible Inventory of the Applicable UK Borrower and (ii) 85% of the Net Orderly Liquidation Value of UK Eligible Inventory of the Applicable UK Borrower (which shall be (A) net of the current monthly shrinkage reserve calculated in accordance with GAAP and (B) valued at Cost), plus

(c) UK Allocated U.S. Availability for such Applicable UK Borrower, minus

(d) subject to Section 7.4, effective (i) immediately upon or (ii) five (5) Business Days after, in the case of UK Availability Reserves allocable to the Applicable UK Borrower which would cause the aggregate amount of the UK Revolver Loans allocable to the Applicable UK Borrower at such time to exceed the lesser of the Applicable UK Borrower’s Applicable UK Borrower Commitment and the Applicable UK Borrower’s UK Borrowing Base then in effect, in each case, notification thereof to the European Loan Party Agent by the Agent, any and all such UK Availability Reserves.

The UK Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Agent with such adjustments as the Agent deems appropriate in its Permitted Discretion to assure that the UK Borrowing Base is calculated in accordance with the terms of this Agreement.

UK Cash Collateral Account: a demand deposit, money market or other account established by Agent at Bank of America (London) or such other financial institution as Agent may select in its discretion with the consent of European Loan Party Agent (not to be unreasonably withheld or delayed), which account shall be for the benefit of the UK Facility Secured Parties and shall be subject to Agent’s or European Security Trustee’s Liens securing the UK Facility Secured Obligations; provided that the foregoing consent of European Loan Party Agent to the selection by Agent in its discretion of a financial institution other than Bank of America (London) shall not be required if an Event of Default has occurred and is continuing.

UK DB Pension Plan: an occupational pension scheme which is not a money purchase scheme (each as defined in Section 181 of the Pension Schemes Act 1993).

UK Domiciled Loan Party: any UK Borrower and each UK Subsidiary now or hereafter party hereto as a Loan Party, and “UK Domiciled Loan Parties” means all such Persons, collectively.

UK Dominion Account: each special account established by the UK Domiciled Loan Parties at Bank of America (London) over which Agent or European Security Trustee has exclusive control for withdrawal purposes.

UK Eligible Accounts: at any time, the Accounts of the Applicable UK Borrower at such date except any Account:

(a) which is not subject to a valid Lien in favor of the Agent or European Security Trustee (including under the relevant laws of the Account Debtor’s jurisdiction of organization);

(b) which is subject to any Lien (including Liens permitted by Section 10.2.2) other than (i) a Lien in favor of the Agent or European Security Trustee and (ii) a Permitted Lien which does not have priority over the Lien in favor of the Agent; provided that, with respect to any tax Lien having such priority, eligibility of Accounts shall be reduced by the amount of such tax Lien having such priority;

(c) owing by any Account Debtor with respect to which more than 120 days have elapsed since the date of the original invoice therefor or which is more than 60 days past the due date for payment;

(d) which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible pursuant to clause (c) above;

(e) which is owing by any Account Debtor to the extent the aggregate amount of otherwise UK Eligible Accounts owing from such Account Debtor and its Affiliates to UK Borrowers exceeds 20% of the aggregate UK Eligible Accounts (or such higher percentage as the Agent may establish for the Account Debtor from time to time), in each case, only to the extent of such excess (provided, that in the case of Shell UK Exploration and Production Limited and its Affiliates, such concentration limit shall instead be 50% of the aggregate UK Eligible Accounts);

(f) with respect to which any covenant, representation, or warranty relating to such Account contained in this Agreement or a Security Document has been breached or is not true in any material respect;

(g) which (i) does not arise from the sale of goods or performance of services in the Ordinary Course of Business, (ii) is not evidenced by an invoice, or other documentation satisfactory to the Agent, which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon the Applicable UK Borrower’s completion of any further performance, or (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment which is billed prior to actual sale to the end user, cash-on-delivery or any other repurchase or return basis, except with respect to up to $15,000,000 of such Accounts in the aggregate for all Borrowing Bases on a combined basis;

(h) for which the goods giving rise to such Account (other than Accounts described in the foregoing paragraph (g)(v)) have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by the Applicable UK Borrower;

(i) with respect to which any check or other instrument of payment has been returned uncollected for any reason;

(j) which is owed by an Account Debtor in respect of which an Insolvency Proceeding has been commenced or which is otherwise a debtor or a debtor in possession under any bankruptcy law or any other federal, state or foreign (including any province or territory) receivership, insolvency relief or other law or laws for the relief of debtors unless the payment of Accounts from such Account Debtor is secured by assets of, or guaranteed by, in either case, in a manner reasonably satisfactory to the Agent, a Person that is reasonably acceptable to the Agent or, if the Account from such Account Debtor arises subsequent to a decree or order for relief with respect to such Account Debtor, the Agent shall have reasonably determined that the timely payment and collection of such Account will not be impaired;

(k) which is owed by an Account Debtor which has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs or is not Solvent;

(l) which is owed by an Account Debtor which is not organized under the applicable law of an Eligible Account Debtor Jurisdiction unless such Account is backed by a letter of credit or other credit support reasonably acceptable to the Agent and which is in the possession of the Agent;

(m) which is owed in any currency other than an Eligible Account Currency;

(n) which is owed by any Governmental Authority, unless (i) such Account is backed by a letter of credit reasonably acceptable to the Agent and which is in the possession of the Agent or (ii) Agent otherwise approves;

(o) which is owed by any Affiliate, employee, director, or officer of any Loan Party;

(p) which is owed by an Account Debtor or any Affiliate of such Account Debtor which is the holder of Indebtedness issued or incurred by any Loan Party; provided, that any such Account shall only be ineligible as to that portion of such Account which is less than or equal to the amount owed by the Loan Party to such Person;

(q) which is subject to any counterclaim, deduction, defense, setoff, right of compensation or dispute, but only to the extent of the amount of such counterclaim, deduction, defense, setoff, right of compensation or dispute, unless (i) the Agent, in its Permitted Discretion, has established UK Availability Reserves and determines to include such Account as a UK Eligible Account or (ii) such Account Debtor has entered into an agreement reasonably acceptable to the Agent to waive such rights;

(r) which is evidenced by any promissory note, Chattel Paper or Instrument (in each case, other than any such items that are delivered to the Agent or the European Security Trustee);

(s) which is owed by an Account Debtor located in any jurisdiction that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless the Applicable UK Borrower has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent the Applicable UK Borrower may qualify subsequently as a foreign entity authorized to transact business in such jurisdiction and gain access to such courts, without incurring any cost or penalty reasonably viewed by the Agent to be material in amount, and such later qualification cures any access to such courts to enforce payment of such Account;

(t) with respect to which the Applicable UK Borrower has made any agreement with the Account Debtor for any reduction thereof, but only to the extent of such reduction, other than discounts and adjustments given in the Ordinary Course of Business;

(u) the Account Debtor in respect of which is the subject of a Permitted Supply Chain Financing Program; or

(v) which the Agent determines is ineligible in its Permitted Discretion.

Subject to Sections 14.1 and 7.4 and the definition of UK Borrowing Base, the Agent may modify the foregoing criteria in its Permitted Discretion.

UK Eligible Inventory: at any date of determination thereof, the aggregate amount of all Inventory owned by the Applicable UK Borrower at such date except any Inventory:

(a) which is not subject to a valid Lien in favor of the Agent or European Security Trustee;

(b) which is subject to any Lien (including Liens permitted by Section 10.2.2) other than (i) a Lien in favor of the Agent or European Security Trustee and (ii) a Permitted Lien which does not have priority over the Lien in favor of the Agent or European Security Trustee (other than any bailee, warehouseman, landlord or similar non-consensual Liens having priority by operation of law to the extent either subclause (i) or (ii) of clauses (h) or (i) below of UK Eligible Inventory is satisfied with respect to the relevant Inventory); provided that, with respect to any tax Lien having such priority, eligibility of Inventory shall be reduced by the amount of such tax Lien having such priority;

(c) which is, in the Agent’s Permitted Discretion, slow moving, obsolete, unmerchantable, defective, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the Ordinary Course of Business or unacceptable due to age, type, category and/or quantity;

(d) with respect to which any covenant, representation or warranty contained in this Agreement or any Security Document has been breached or is not true in any material respect;

(e) which does not conform in all material respects to all standards imposed by any applicable Governmental Authority (except that any standard that is qualified as to “materiality” shall have been conformed to in all respects);

(f) which constitutes packaging and shipping material, manufacturing supplies, display items, bill-and-hold goods (other than bill-and-hold goods, the sale of which has been excluded from UK Eligible Accounts pursuant to clause (g)(v) of the definition thereof), returned or repossessed goods (other than goods that are undamaged and able to be resold in the Ordinary Course of Business), defective goods, goods held on consignment, goods to be returned to the Applicable UK Borrower’s suppliers or goods which are not of a type held for sale in the Ordinary Course of Business;

(g) which is not located in the UK or is not at a location listed on Schedule 8.4.1 (as updated from time to time in accordance with the provisions hereof, including updates provided under the Existing Loan Agreement) other than goods in transit between locations of the UK Domiciled Loan Parties;

(h) which is located in any location leased by the Applicable UK Borrower unless (i) the lessor has delivered to the Agent a Collateral Access Agreement or (ii) a UK Rent Reserve has been established by the Agent;

(i) which is located in any third party warehouse or is in the possession of a bailee, processor or other Person and is not evidenced by a Document, unless (i) such warehouseman, bailee, processor or other Person has delivered to the Agent a Collateral Access Agreement and/or such other documentation as the Agent may reasonably require or (ii) appropriate UK Availability Reserves have been established by the Agent in its Permitted Discretion;

(j) which is the subject of a consignment by the Applicable UK Borrower as consignor unless there is a written agreement acknowledging that such Inventory is held on consignment, that the Applicable UK Borrower retains title to such Inventory, that no Lien arising by, through or under such consignment has attached or will attach to such Inventory (and proceeds thereof) and requiring consignee to segregate the consigned Inventory from the consignee’s other personal or movable property;

(k) which is perishable as determined in accordance with GAAP; or

(l) which contains or bears any intellectual property rights licensed to the Applicable UK Borrower unless the Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor in any material respect or (ii) incurring any material liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement.

Subject to Sections 14.1 and 7.4 and the definition of UK Borrowing Base, the Agent may modify the foregoing criteria in its Permitted Discretion.

UK Facility Collateral: Collateral that now or hereafter secures (or is intended to secure) any of the UK Facility Secured Obligations, including Property of the UK Facility Guarantors pledged to secure the UK Facility Secured Obligations under their guarantee of the Secured Obligations.

UK Facility Guarantor: each U.S. Borrower, each U.S. Facility Guarantor and each other Person who guarantees payment and performance of any UK Facility Secured Obligations (including pursuant to a Foreign Cross-Guarantee).

UK Facility Loan Party: a UK Borrower or a UK Facility Guarantor.

UK Facility Obligations: all Obligations of the UK Domiciled Loan Parties and the other Foreign Facility Obligations that are the subject of a Foreign Cross-Guarantee made by the UK Domiciled Loan Parties (but excluding the U.S. Facility Obligations incurred directly by the U.S. Domiciled Loan Parties).

UK Facility Secured Obligations: all Secured Obligations of the UK Domiciled Loan Parties and the other Foreign Facility Secured Obligations that are the subject of a Foreign Cross-Guarantee made by the UK Domiciled Loan Parties (but excluding the U.S. Facility Secured Obligations incurred directly by the U.S. Domiciled Loan Parties).

UK Facility Secured Parties: Agent, European Security Trustee, any UK Fronting Bank, UK Lenders, Secured Bank Product Providers of Bank Products to UK Domiciled Loan Parties and their Subsidiaries and the other Foreign Facility Secured Parties that are the beneficiaries of a Foreign Cross-Guarantee made by the UK Domiciled Loan Parties.

UK Financial Institution: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the FCA, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

UK Fronting Bank: (a) Bank of America (London) or any Affiliate thereof that agrees to issue UK Letters of Credit or (b) if reasonably acceptable to European Loan Party Agent, any other UK Lender or Affiliate thereof that agrees to issue UK Letters of Credit.

UK Fronting Bank Indemnitees: any UK Fronting Bank and its officers, directors, employees, Affiliates and agents.

UK LC Application: an application by any UK Borrower on behalf of itself or any other UK Borrower to a UK Fronting Bank for issuance of a UK Letter of Credit, in form and substance reasonably satisfactory to such UK Fronting Bank.

UK LC Conditions: the following conditions necessary for issuance of a UK Letter of Credit: (a) each of the conditions set forth in Section 6 being satisfied or waived; (b) after giving effect to such issuance, the total Ex-NA LC Obligations do not exceed the Ex-NA Letter of Credit Sublimit, no UK Overadvance exists or would result therefrom and, in the case of any UK Borrower, Section 2.12 is satisfied; (c) the expiration date of such UK Letter of Credit is (i) unless the applicable UK Fronting Bank and the Agent otherwise consent, no more than 365 days from issuance (provided that each UK Letter of Credit may, upon the request of the Applicable UK Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of twelve (12) months or less (but no later than 20 Business Days prior to the Facility Termination Date)), and (ii) unless the applicable UK Fronting Bank and the Agent otherwise consent (subject to the satisfaction of the Cash Collateral requirements set forth in Section 2.9.3), at least 20 Business Days prior to the Facility Termination Date; (d) the UK Letter of Credit and payments thereunder are denominated in Sterling, Dollars or Euros; (e) the form of the proposed UK Letter of Credit is reasonably satisfactory to the Agent and the applicable UK Fronting Bank; and (f) the proposed use of the UK Letter of Credit is for a lawful purpose.

UK LC Documents: all documents, instruments and agreements (including UK LC Requests and UK LC Applications) delivered by any UK Borrower or by any other Person to a UK Fronting Bank or the Agent in connection with issuance, amendment or renewal of, or payment under, any UK Letter of Credit.

UK LC Obligations: with respect to the Applicable UK Borrower, the Dollar Equivalent of the sum (without duplication) of (a) all amounts owing by such Applicable UK Borrower for any drawings under UK Letters of Credit; (b) the stated amount of all outstanding UK Letters of Credit issued for the account of such Applicable UK Borrower; and (c) all fees and other amounts owing with respect to such UK Letters of Credit.

UK LC Request: a request for issuance of a UK Letter of Credit, to be provided by a UK Borrower to a UK Fronting Bank, in form reasonably satisfactory to Agent and such UK Fronting Bank.

UK LC Reserve: with respect to the Applicable UK Borrower, the aggregate of all UK LC Obligations of such Applicable UK Borrower, other than (a) those that have been Cash Collateralized and (b) if no Event of Default exists, those constituting charges owing to any UK Fronting Bank.

UK Lenders: Bank of America (London) and each other Lender that has issued a UK Revolver Commitment (provided that such Person or an Affiliate of such Person also has a U.S. Revolver Commitment).

UK Letter of Credit: any standby or documentary letter of credit issued by a UK Fronting Bank for the account of a UK Borrower, or any indemnity, performance bond, guarantee, exposure transmittal memorandum or similar form of credit support issued by Agent or a UK Fronting Bank for the benefit of a UK Borrower, including any Existing UK Letter of Credit.

UK Overadvance: as defined in Section 2.1.4(h).

UK Overadvance Loan: a Loan made to a UK Borrower when a UK Overadvance exists or is caused by the funding thereof.

UK Overadvance Loan Balance: on any date, the Dollar Equivalent of the amount by which the aggregate UK Revolver Loans of the Applicable UK Borrower or all UK Borrowers, as the case may be, exceed the amount of the UK Borrowing Base of such Applicable UK Borrower or the Total UK Borrowing Base, as applicable, on such date.

UK Priority Payables Reserve: on any date of determination, a reserve in such amount as Agent may determine in its Permitted Discretion (but not exceeding any statutory limit on any such amounts) which reflects the full amount of any liabilities or amounts which (by virtue of any Liens, choate or inchoate, or any statutory provision) rank or are capable of ranking in priority to the Agent’s and/or the Secured Parties’ Liens and/or for amounts which may represent costs relating to the enforcement of the Agent’s Liens including, without limitation, but only to the extent prescribed pursuant to English law and statute then in force, (i) amounts due to employees in respect of unpaid wages and holiday pay, (ii) the “prescribed part” of floating charge realizations held for unsecured creditors, (iii) the expenses and liabilities incurred by any administrator (or other insolvency officer) and any remuneration of such administrator (or other insolvency officer), and (iv) the amount of any unpaid contributions to occupational pension schemes and state scheme premiums.

UK Protective Advances: as defined in Section 2.1.5(h).

UK Reimbursement Date: as defined in Section 2.9.2.

UK Rent Reserve: the aggregate of (a) all (i) past due rent and other past due charges owing by any UK Borrower, and (ii) if required by the Agent (in its Permitted Discretion) the amount of rent next falling due from any UK Borrower, in each case, to any landlord or other Person who possesses any UK Facility Collateral or could assert a Lien on such UK Facility Collateral; plus (b) a reserve in an amount not to exceed rent and other charges that could be payable to any such Person for the time period used to determine the Net Orderly Liquidation Value of UK Facility Collateral.

UK Resolution Authority: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

UK Revolver Commitment: for any UK Lender, its obligation to make UK Revolver Loans and to issue UK Letters of Credit, in the case of any UK Fronting Bank, or participate in UK LC Obligations, in the case of the other UK Lenders, to the UK Borrowers up to the maximum principal amount shown on Schedule 2.1.1(f), or as hereafter determined pursuant to each Assignment and Acceptance to which it is a party, as such UK Revolver Commitment may be adjusted from time to time in accordance with the provisions of Sections 2.1.3, 2.1.6 or 11.1. “UK Revolver Commitments” means the aggregate amount of such commitments of all UK Lenders.

UK Revolver Commitment Increase: as defined in Section 2.1.6(h).

UK Revolver Commitment Termination Date: the earliest of (a) the U.S. Revolver Commitment Termination Date (without regard to the reason therefor), (b) the date on which the European Loan Party Agent terminates or reduces to zero all of the UK Revolver Commitments pursuant to Section 2.1.3, and (c) the date on which the UK Revolver Commitments are terminated pursuant to Section 11.1. From and after the UK Revolver Commitment Termination Date, the UK Borrowers shall no longer be entitled to request a UK Revolver Commitment Increase pursuant to Section 2.1.6 hereof.

UK Revolver Exposure: on any date, the Dollar Equivalent of an amount equal to the sum of (a) the UK Revolver Loans outstanding on such date and (b) the UK LC Obligations on such date.

UK Revolver Loan: a Revolver Loan made by UK Lenders to a UK Borrower pursuant to Section 2.1.1(h), which Revolver Loan shall be denominated in Sterling, Dollars or Euros and any of a SONIA Loan, EURIBOR Loan, ~~LIBOR~~Term SOFR Loan or a UK Base Rate Loan, in each case as selected by Applicable UK Borrower, and including any UK Swingline Loan, UK Overadvance Loan or UK Protective Advance.

UK Revolver Notes: the promissory notes, if any, executed by UK Borrowers in favor of each UK Lender to evidence the UK Revolver Loans funded from time to time by such UK Lender, which shall be in the form of Exhibit C-8 to this Agreement, together with any replacement or successor notes therefor.

UK Security Agreements: each debenture or other security agreement among any UK Domiciled Loan Party and Agent or European Security Trustee.

UK Subsidiary: each Wholly-Owned Subsidiary of MRC Global incorporated or organized under the laws of any legal jurisdiction of the United Kingdom.

UK Swingline Commitment: that portion of the aggregate Swingline Commitment allocated to UK as agreed between the North American Loan Party Agent and the Agent from time to time (which amount shall be scheduled and on file with the Agent).

UK Swingline Commitment Termination Date: with respect to any UK Swingline Loan, the date that is five Business Days prior to the UK Revolver Commitment Termination Date.

UK Swingline Lender: Bank of America (London) or an Affiliate of Bank of America (London).

UK Swingline Loan: a Swingline Loan made by the UK Swingline Lender to a UK Borrower pursuant to Section 2.1.7(h), which Swingline Loan shall be a UK Base Rate Loan.

Unfunded Current Liability: of any (i) U.S. Employee Plan shall mean the amount, if any, by which the present value of the accrued benefits under the U.S. Employee Plan as of the close of its most recent plan year, determined in accordance with Statement of Financial Accounting Standards No. 87 as in effect on the date hereof, based upon the actuarial assumptions that would be used by the U.S. Employee Plan’s actuary in a termination of the U.S. Employee Plan, exceeds the fair market value of the assets allocable thereto, and (ii) Canadian Pension Plan shall mean the excess of the present value of the benefit liabilities determined on a plan termination basis in accordance with actuarial assumptions over the current value of the assets, and in any event includes any unfunded liability, solvency liability or wind up deficiency in respect of any Canadian Pension Plan.

Unrestricted Subsidiary: (a) any Subsidiary of MRC Global that is formed or acquired after the Closing Date, provided that at such time (or promptly thereafter) the North American Loan Party Agent designates such Subsidiary an Unrestricted Subsidiary in a written notice to the Agent, (b) any Restricted Subsidiary subsequently re-designated as an Unrestricted Subsidiary by the North American Loan Party Agent in a written notice to the Agent, provided that in the case of (a) and (b), (x) such designation or re-designation shall be deemed to be an Investment on the date of such designation or re-designation in an Unrestricted Subsidiary in an amount equal to the sum of (i) the fair market value of the assets of, and outstanding Investments of MRC Global and its Restricted Subsidiaries in, such designated Unrestricted Subsidiary or re-designated Restricted Subsidiary immediately prior to such designation or re-designation and (ii) the aggregate principal amount of any Indebtedness owed by such designated Unrestricted Subsidiary or re-designated Restricted Subsidiary to MRC Global and its Restricted Subsidiaries immediately prior to such designation or re-designation, all calculated on a consolidated basis in accordance with GAAP and (y) no Default or Event of Default would result from such designation or re-designation and (c) each Subsidiary of an Unrestricted Subsidiary; provided, that (i) no Borrower may be designated as an Unrestricted Subsidiary and (ii) at the time of any written designation or re-designation by the North American Loan Party Agent to the Agent that any Unrestricted Subsidiary shall no longer constitute an Unrestricted Subsidiary, such Unrestricted Subsidiary shall cease to be an Unrestricted Subsidiary to the extent no Default or Event of Default would result from such designation or re-designation. On or promptly after the date of its formation, acquisition, designation or re-designation, as applicable, each Unrestricted Subsidiary (other than an Unrestricted Subsidiary that is (x) a Foreign Subsidiary, (y) any direct or indirect Domestic Subsidiary of a non-U.S. Subsidiary (that is a “controlled foreign corporation” within the meaning of Section 957 of the Code) or (z) any U.S. Subsidiary, substantially all of the direct or indirect assets of which are Stock of one or more “controlled foreign corporations” within the meaning of Section 957 of the Code, in each case excluding a Canadian Subsidiary or U.S. Subsidiary thereof) shall have entered into a tax sharing agreement containing terms that, in the reasonable judgment of the Agent, provide for an appropriate allocation of tax liabilities and benefits. An Unrestricted Subsidiary which has been re-designated as a Restricted Subsidiary may not be subsequently re-designated as an Unrestricted Subsidiary.

U.S.: the United States of America.

U.S. Assignment of Claims Act: Assignment of Claims Act of 1940, 31 U.S.C. § 3727, 41 U.S.C. § 15, as amended.

U.S. Availability: as of any date of determination, (a) the lesser of (i) the U.S. Revolver Commitments minus the sum of (1) all U.S. LC Obligations, (2) the Foreign Allocated U.S. Availability Reserve as of such date of determination, (3) the Term Loan Maturity Reserve, and (4) Canadian LC Obligations and (ii) the U.S./Canadian Borrowing Base as of such date of determination, minus (b) the principal balance of all U.S. Revolver Loans and Canadian Revolver Loans.

U.S. Availability Reserves: the sum (without duplication) of (a) the aggregate amount of the U.S. Rent Reserve, if any, established pursuant to clause (h) of the definition of U.S. Eligible Inventory; (b) the Foreign Allocated U.S. Availability Reserve, (c) the U.S. LC Reserve, (d) the U.S. Bank Product Reserve; (e) the Australian Overadvance Loan Balance, the Belgian Overadvance Loan Balance, the Dutch Overadvance Loan Balance, the New Zealand Overadvance Loan Balance, the Norwegian Overadvance Loan Balance, the Singapore Overadvance Loan Balance and the UK Overadvance Loan Balance, if any, outstanding on such date; (f) the Term Loan Maturity Reserve; and (g) such additional reserves, in such amounts and with respect to such matters, as Agent may establish in its Permitted Discretion.

U.S. Bank Product Reserve: the aggregate amount of reserves, as established by the Agent from time to time in its Permitted Discretion and in consultation with the North American Loan Party Agent, to reflect the reasonably anticipated liabilities in respect of the then outstanding Secured Bank Product Obligations of the U.S. Domiciled Loan Parties and their Domestic Restricted Subsidiaries. Notwithstanding the foregoing, the U.S. Bank Product Reserve shall include a reserve with respect to any Qualified Secured Bank Product Obligations of the U.S. Domiciled Loan Parties.

U.S. Bankruptcy Code: Title 11 of the United States Code.

U.S. Base Rate: for any day, a per annum rate equal to the greatest of (a) the U.S. Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) ~~LIBOR~~Term SOFR for a ~~30-day~~one month interest period as determined on such day, plus 1.0%; provided, that in no event shall the U.S. Base Rate be less than zero.

U.S. Base Rate Loan: any Loan that bears interest based on the U.S. Base Rate.

U.S. Borrowers: (a) the Initial U.S. Borrowers and (b) each other U.S. Subsidiary that, after the date hereof, has executed a supplement or joinder to this Agreement in accordance with Section 10.1.13 specifying that it wishes to be a U.S. Borrower.

U.S. Borrowing Base: at any time, an amount equal to the sum (expressed in Dollars, based on the Dollar Equivalent thereof) of, without duplication:

(a) the sum of (i) the book value of U.S. Investment Grade Eligible Accounts multiplied by the advance rate of 90% plus (ii) the book value of U.S. Eligible Accounts (other than U.S. Investment Grade Eligible Accounts) multiplied by the advance rate of 85%, plus

(b) the lesser of (i) 70% of the net book value of U.S. Eligible Inventory (adding back the LIFO reserve calculated in accordance with GAAP) and (ii) 85% of the Net Orderly Liquidation Value of U.S. Eligible Inventory (which shall be (A) net of the current monthly shrinkage reserve calculated in accordance with GAAP and (B) valued at Cost), plus

(c) 100% of the Eligible Pledged Cash of U.S. Borrowers, minus

(d) subject to Section 7.4, effective (i) immediately upon or (ii) five (5) Business Days after, in the case of U.S. Availability Reserves which would cause the aggregate amount of the U.S. Revolver Loans at such time to exceed the lesser of the U.S. Revolver Commitments and the U.S. Borrowing Base then in effect, in each case, notification thereof to the North American Loan Party Agent by the Agent, any and all U.S. Availability Reserves (provided, that the Foreign Allocated U.S. Availability Reserve, the Term Loan Maturity Reserve and changes thereto will be effective immediately without notice to U.S. Borrowers).

The U.S. Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Agent with such adjustments as the Agent deems appropriate in its Permitted Discretion to assure that the U.S. Borrowing Base is calculated in accordance with the terms of this Agreement.

U.S./Canadian Borrowing Base: at any time, an amount equal to the sum (expressed in Dollars, based on the Dollar Equivalent thereof) of, without duplication:

(a) the U.S. Borrowing Base plus

(b) the Canadian Borrowing Base.

The U.S./Canadian Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificates theretofore delivered to the Agent with such adjustments as the Agent deems appropriate in its Permitted Discretion to assure that the U.S./Canadian Borrowing Base is calculated in accordance with the terms of this Agreement.

U.S./Canadian Protective Advances: as defined in Section 2.1.5(i).

U.S./Canadian Revolver Notes: the promissory notes, if any, executed by U.S. Borrowers and Canadian Borrowers in favor of each U.S. Lender to evidence the U.S. Revolver Loans and Canadian Revolver Loans funded from time to time by such U.S. Lender, which shall be in the form of Exhibit C-9 to this Agreement, together with any replacement or successor notes therefor.

U.S./Canadian Swingline Commitment Termination Date: with respect to any U.S. Swingline Loan and Canadian Swingline Loan, the date that is five Business Days prior to the U.S. Revolver Commitment Termination Date.

U.S. Cash Collateral Account: a demand deposit, money market or other account established by Agent at Bank of America or such other financial institution as Agent may select in its discretion with the consent of North American Loan Party Agent (not to be unreasonably withheld or delayed), which account shall be for the benefit of the U.S. Facility Secured Parties and shall be subject to Agent’s Liens securing the Secured Obligations; provided that the foregoing consent of North American Loan Party Agent to the selection by Agent in its discretion of a financial institution other than Bank of America shall not be required if an Event of Default has occurred and is continuing.

U.S. Domiciled Loan Party: any U.S. Borrower and each U.S. Facility Guarantor (in each case other than a Canadian Domiciled Loan Party), and “U.S. Domiciled Loan Parties” means all such Persons, collectively.

U.S. Dominion Account: each special account established by the U.S. Domiciled Loan Parties at Bank of America or another bank acceptable to Agent, over which Agent has springing control for withdrawal purposes.

U.S. Eligible Accounts: at any time, the Accounts of the U.S. Borrowers at such date except any Account:

(a) which is not subject to a duly perfected security interest in favor of the Agent;

(b) which is subject to any Lien (including Liens permitted by Section 10.2.2) other than (i) a Lien in favor of the Agent and (ii) a Permitted Lien which does not have priority over the Lien in favor of the Agent; provided that, with respect to any tax Lien having such priority, eligibility of Accounts shall be reduced by the amount of such tax Lien having such priority;

(c) (i) owing by General Electric Company with respect to which more than 150 days have elapsed since the date of the original invoice therefor (provided, that the aggregate amount of all Accounts eligible under this clause (i) does not exceed $3,000,000 at any time) or (ii) owing by any other Account Debtor with respect to which more than 120 days have elapsed since the date of the original invoice therefor or which is more than 60 days past the due date for payment;

(d) which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible pursuant to clause (c) above;

(e) which is owing by an Account Debtor to the extent the aggregate amount of otherwise U.S. Eligible Accounts owing from such Account Debtor and its Affiliates to U.S. Borrowers exceeds 20% of the aggregate U.S. Eligible Accounts (or such higher percentage as the Agent may establish for the Account Debtor from time to time), in each case, only to the extent of such excess;

(f) with respect to which any covenant, representation, or warranty relating to such Account contained in this Agreement has been breached or is not true in any material respect;

(g) which (i) does not arise from the sale of goods or performance of services in the Ordinary Course of Business, (ii) is not evidenced by an invoice, or other documentation satisfactory to the Agent, which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon such U.S. Borrower’s completion of any further performance, or (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment which is billed prior to actual sale to the end user, cash-on-delivery or any other repurchase or return basis, except with respect to up to $15,000,000 of such Accounts in the aggregate for all Borrowing Bases on a combined basis;

(h) for which the goods giving rise to such Account (other than Accounts described in the foregoing paragraph (g)(v)) have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by such U.S. Borrower;

(i) with respect to which any check or other instrument of payment has been returned uncollected for any reason;

(j) which is owed by an Account Debtor in respect of which an Insolvency Proceeding has been commenced or which is otherwise a debtor or a debtor in possession under any bankruptcy law or any other federal, state or foreign (including any province or territory) receivership, insolvency relief or other law or laws for the relief of debtors, including the U.S. Bankruptcy Code, unless the payment of Accounts from such Account Debtor is secured by assets of, or guaranteed by, in either case in a manner reasonably satisfactory to the Agent, a Person that is reasonably acceptable to the Agent or, if the Account from such Account Debtor arises subsequent to a decree or order for relief with respect to such Account Debtor under the federal bankruptcy laws, as now or hereafter in effect, the Agent shall have reasonably determined that the timely payment and collection of such Account will not be impaired;

(k) which is owed by an Account Debtor which has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs or is not Solvent;

(l) which is owed by an Account Debtor which is not organized under the applicable law of the U.S. or Canada, any state of the U.S. or any province or territory of Canada and does not have its principal place of business in the U.S. or Canada unless such Account is backed by a letter of credit or other credit support reasonably acceptable to the Agent and which is in the possession of the Agent;

(m) which is owed in any currency other than Dollars or Canadian Dollars;

(n) which is owed by any Governmental Authority, unless (i) the Account Debtor is the United States or any department, agency or instrumentality thereof, and the Account has been assigned to the Agent in compliance with the U.S. Assignment of Claims Act, and any other steps necessary to perfect the Lien of the Agent in such Account have been complied with to the Agent’s reasonable satisfaction, (ii) the Account Debtor is the government of Canada or a province or territory thereof, and the Account has been assigned to the Agent in compliance with the Financial Administration Act (or similar Applicable Law of such province or territory), and any other steps necessary to perfect the Lien of the Agent in such Account have been complied with to the Agent’s reasonable satisfaction, or (iii) such Account is backed by a letter of credit reasonably acceptable to the Agent and which is in the possession of the Agent;

(o) which is owed by any Affiliate, employee, director, or officer of any Loan Party;

(p) which is owed by an Account Debtor or any Affiliate of such Account Debtor which is the holder of Indebtedness issued or incurred by any Loan Party; provided, that any such Account shall only be ineligible as to that portion of such Account which is less than or equal to the amount owed by the Loan Party to such Person;

(q) which is subject to any counterclaim, deduction, defense, setoff or dispute, but only to the extent of the amount of such counterclaim, deduction, defense, setoff or dispute, unless (i) the Agent, in its Permitted Discretion, has established appropriate U.S. Availability Reserves and determines to include such Account as a U.S. Eligible Account or (ii) such Account Debtor has entered into an agreement reasonably acceptable to the Agent to waive such rights;

(r) which is evidenced by any promissory note, Chattel Paper, or instrument (in each case, other than any such items that are delivered to the Agent);

(s) which is owed by an Account Debtor located in any jurisdiction that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless such U.S. Borrower has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent such U.S. Borrower may qualify subsequently as a foreign entity authorized to transact business in such state or jurisdiction and gain access to such courts, without incurring any cost or penalty reasonably viewed by the Agent to be material in amount, and such later qualification cures any access to such courts to enforce payment of such Account;

(t) with respect to which such U.S. Borrower has made any agreement with the Account Debtor for any reduction thereof, but only to the extent of such reduction, other than discounts and adjustments given in the Ordinary Course of Business;

(u) the Account Debtor in respect of which is the subject of a Permitted Supply Chain Financing Program; or

(v) which the Agent determines is ineligible in its Permitted Discretion.

Subject to Sections 14.1 and 7.4 and the definition of U.S. Borrowing Base, the Agent may modify the foregoing criteria in its Permitted Discretion.

U.S. Eligible Inventory: at any date of determination thereof, the aggregate amount of all Inventory owned by U.S. Borrowers at such date except any Inventory:

(a) which is not subject to a duly perfected Lien in favor of the Agent;

(b) which is subject to any Lien (including Liens permitted by Section 10.2.2) other than (i) a Lien in favor of the Agent and (ii) a Permitted Lien which does not have priority over the Lien in favor of the Agent (other than any bailee, warehouseman, landlord or similar non-consensual Liens having priority by operation of law to the extent either subclause (i) or (ii) of clauses (h) or (i) below of U.S. Eligible Inventory is satisfied with respect to the relevant Inventory); provided that, with respect to any tax Lien having such priority, eligibility of Inventory shall be reduced by the amount of such tax Lien having such priority;

(c) which is, in the Agent’s Permitted Discretion, slow moving, obsolete, unmerchantable, defective, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the Ordinary Course of Business or unacceptable due to age, type, category and/or quantity;

(d) with respect to which any covenant, representation or warranty contained in this Agreement has been breached or is not true in any material respect;

(e) which does not conform in all material respects to all standards imposed by any applicable Governmental Authority (except that any standard that is qualified as to “materiality” shall have been conformed to in all respects);

(f) which constitutes packaging and shipping material, manufacturing supplies, display items, bill-and-hold goods (other than bill-and-hold goods, the sale of which has been excluded from U.S. Eligible Accounts, pursuant to clause (g)(v) of the definition thereof), returned or repossessed goods (other than goods that are undamaged and able to be resold in the Ordinary Course of Business), defective goods, goods held on consignment, goods to be returned to such U.S. Borrower’s suppliers or goods which are not of a type held for sale in the Ordinary Course of Business;

(g) which is not located in the United States or Canada or is not at a location listed on Schedule 8.4.1 (as updated from time to time in accordance with the provisions hereof, including updates provided under the Existing Loan Agreement), other than goods in transit between locations of the U.S. Domiciled Loan Parties;

(h) which is located in any location leased by such U.S. Borrower unless (i) the lessor has delivered to the Agent a Collateral Access Agreement or (ii) a U.S. Rent Reserve has been established by the Agent;

(i) which is located in any third party warehouse or is in the possession of a bailee, processor or other Person and is not evidenced by a Document, unless (i) such warehouseman, bailee, processor or other Person has delivered to the Agent a Collateral Access Agreement and/or such other documentation as the Agent may reasonably require or (ii) appropriate U.S. Availability Reserves have been established by the Agent in its Permitted Discretion;

(j) which is the subject of a consignment by such U.S. Borrower as consignor unless (i) a protective UCC-1 financing statement has been properly filed against the consignee (as assigned to the Agent), and (ii) there is a written agreement acknowledging that such Inventory is held on consignment, that such U.S. Borrower retains title to such Inventory, that no Lien arising by, through or under such consignee has attached or will attach to such Inventory and requiring consignee to segregate the consigned Inventory from the consignee’s other personal or movable property and having other terms consistent with such U.S. Borrower’s past practices for consigned Inventory;

(k) which is perishable as determined in accordance with GAAP; or

(l) which contains or bears any intellectual property rights licensed to such U.S. Borrower unless the Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor in any material respect or (ii) incurring any material liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement.

Subject to Sections 14.1 and 7.4 and the definition of U.S. Borrowing Base, the Agent may modify the foregoing criteria in its Permitted Discretion.

U.S. Eligible Pledged Cash Account: a special purpose account established by the U.S. Borrowers at Bank of America or another Lender or one of their respective Affiliates and designated by the U.S. Borrowers and the Agent as an “Eligible Pledged Cash Amount” and over which the Agent has been granted a first priority perfected Lien and, in accordance with Section 8.6, exclusive control for withdrawal purposes; provided that in the case of any such account held by a Lender (or its Affiliate) other than Bank of America (or its Affiliate), the Agent receives reporting over balances therein on a periodic basis, in such form and frequency acceptable to it.

U.S. Employee Plan: any “employee benefit plan” (as defined in Section 3(3) of ERISA), and any payroll practice and other employee benefit plan, policy, program, agreement or arrangement, including retirement, pension, profit sharing, employment, individual consulting or other compensation agreement, collective bargaining agreement, bonus or other incentive compensation, retention, stock purchase, equity or equity-based compensation, deferred compensation, change in control, severance, sick leave, vacation, loans, salary continuation, hospitalization, health, life insurance, educational assistance, or other fringe benefit or perquisite plan, policy, agreement which is or was sponsored, maintained or contributed to by, or required to be contributed to by, any U.S. Domiciled Loan Party or any of their ERISA Affiliates domiciled in the U.S. or with respect to which any U.S. Domiciled Loan Party or any of their ERISA Affiliates domiciled in the U.S. has or could have any obligation or liability, contingent or otherwise, but excluding, for greater clarity, any Foreign Plan or arrangement subject to the laws of a non-U.S. jurisdiction.

U.S. Facility Collateral: Collateral that now or hereafter secures (or is intended to secure) any of the U.S. Facility Secured Obligations.

U.S. Facility Guarantor: MRC Global, each U.S. Borrower, each Canadian Borrower, and each U.S. Subsidiary and Canadian Subsidiary that, after the date hereof, has executed a supplement or joinder to this Agreement in accordance with Section 10.1.13 specifying that it wishes to be a U.S. Facility Guarantor.

U.S. Facility Loan Party: a U.S. Borrower, Canadian Borrower, U.S. Facility Guarantor, or Canadian Facility Guarantor.

U.S. Facility Obligations: all Obligations of the U.S. Domiciled Loan Parties and Canadian Domiciled Loan Parties (including, for the avoidance of doubt, the Obligations of the U.S. Domiciled Loan Parties as guarantors of the Foreign Facility Obligations and the Obligations of the Canadian Domiciled Loan Parties as guarantors of the Obligations of the U.S. Domiciled Loan Parties).

U.S. Facility Secured Obligations: all Secured Obligations of the U.S. Domiciled Loan Parties and the Canada Domiciled Loan Parties (including, for the avoidance of doubt, the Secured Obligations of the U.S. Domiciled Loan Parties as guarantors of the Foreign Facility Secured Obligations and the Secured Obligations of the Canadian Domiciled Loan Parties as guarantors of the Secured Obligations of the U.S. Domiciled Loan Parties).

U.S. Facility Secured Parties: the Agent, any U.S. Fronting Bank, U.S. Lenders and Secured Bank Product Providers of Bank Products to U.S. Domiciled Loan Parties and Canadian Domiciled Loan Parties.

U.S. Fronting Bank: (a) Bank of America or any Affiliate thereof that agrees to issue U.S. Letters of Credit, (b) J.P.Morgan Chase Bank, N.A., or (c) if reasonably acceptable to North American Loan Party Agent, any other U.S. Lender or Affiliate thereof that agrees to issue U.S. Letters of Credit.

U.S. Fronting Bank Indemnitees: any U.S. Fronting Bank and its officers, directors, employees, Affiliates and agents.

U.S. Government Securities Business Day: any Business Day, except any day on which the Securities Industry and Financial Markets Association, New York Stock Exchange or FRBNY is not open for business because the day is a legal holiday under New York law or U.S. federal law.

U.S. Investment Grade Eligible Accounts: at any time, the U.S. Eligible Accounts of the U.S. Borrowers which are owed by an Account Debtor with a long term or corporate rating equal to or higher than Baa3 by Moody’s and BBB- by S&P; provided that, in the event one of Moody’s or S&P does not rate such obligations, a rating equal to or higher than BBB- by Fitch Ratings, Inc. may be used in lieu thereof.

U.S. LC Application: an application by North American Loan Party Agent on behalf of a U.S. Borrower or any Restricted Subsidiary to a U.S. Fronting Bank for issuance of a U.S. Letter of Credit, in form and substance reasonably satisfactory to such U.S. Fronting Bank.

U.S. LC Conditions: the following conditions necessary for issuance of a U.S. Letter of Credit: (a) each of the conditions set forth in Section 6 being satisfied or waived; (b) after giving effect to such issuance, total U.S. LC Obligations do not exceed the U.S. Letter of Credit Sublimit, no U.S. Overadvance exists or would result therefrom, and U.S. Revolver Exposure does not exceed U.S. Revolver Commitments; (c) the expiration date of such U.S. Letter of Credit is (i) unless the applicable U.S. Fronting Bank and the Agent otherwise consent, no more than 365 days from issuance (provided that each U.S. Letter of Credit may, upon request of the applicable U.S. Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of twelve (12) months or less (but no later than 20 Business Days prior to the Facility Termination Date)), and (ii) unless the applicable U.S. Fronting Bank and Agent otherwise consent (subject to the satisfaction of the Cash Collateral requirements set forth in Section 2.10.3), at least 20 Business Days prior to the Facility Termination Date; (d) the U.S. Letter of Credit and payments thereunder are denominated in Dollars or such other currency as may be agreed to by the applicable U.S. Fronting Bank; (e) the form of the proposed U.S. Letter of Credit is reasonably satisfactory to Agent and the applicable U.S. Fronting Bank; and (f) the proposed use of the U.S. Letter of Credit is for a lawful purpose.

U.S. LC Documents: all documents, instruments and agreements (including U.S. LC Requests and U.S. LC Applications) delivered by North American Loan Party Agent on behalf a U.S. Borrower (or any other Restricted Subsidiary) or by any other Person to a U.S. Fronting Bank or Agent in connection with issuance, amendment or renewal of, or payment under, any U.S. Letter of Credit.

U.S. LC Obligations: the Dollar Equivalent of the sum (without duplication) of (a) all amounts owing for any drawings under U.S. Letters of Credit; (b) the stated amount of all outstanding U.S. Letters of Credit; and (c) all fees and other amounts owing with respect to U.S. Letters of Credit.

U.S. LC Request: a request for issuance of a U.S. Letter of Credit, to be provided by North American Loan Party Agent on behalf of a U.S. Borrower (or any other Restricted Subsidiary) to a U.S. Fronting Bank, in form reasonably satisfactory to Agent and such U.S. Fronting Bank.

U.S. LC Reserve: the aggregate of all U.S. LC Obligations, other than (a) those that have been Cash Collateralized; and (b) if no Event of Default exists, those constituting charges owing to any U.S. Fronting Bank.

U.S. Lenders: Bank of America and each other Lender that has provided a U.S. Revolver Commitment.

U.S. Letter of Credit: any standby or documentary letter of credit issued by a U.S. Fronting Bank for the account of a U.S. Borrower or any Restricted Subsidiary, including any Existing U.S. Letter of Credit.

U.S. Letter of Credit Sublimit: $75,000,000.

U.S. Overadvance: as defined in Section 2.1.4(i).

U.S. Overadvance Loan: a U.S. Base Rate Loan made to a U.S. Borrower or Canadian Borrower when a U.S. Overadvance exists or is caused by the funding thereof.

U.S. Person: any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

U.S. Prime Rate: the rate of interest announced by Bank of America from time to time as its prime rate. Such rate is set by Bank of America on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

U.S. Reimbursement Date: as defined in Section 2.10.2(a).

U.S. Rent Reserve: the aggregate of (a) all past due rent and other past due charges owing by any U.S. Borrower to any landlord or other Person who possesses any U.S. Facility Collateral or could assert a Lien on any U.S. Facility Collateral; plus (b) a reserve in an amount not to exceed rent and other charges that could be payable to any such Person for the time period used to determine the Net Orderly Liquidation Value of U.S. Facility Collateral.

U.S. Revolver Commitment: for any U.S. Lender, its obligation to make U.S. Revolver Loans and to issue U.S. Letters of Credit, in the case of any U.S. Fronting Bank, or participate in U.S. LC Obligations, in the case of the other U.S. Lenders, to the U.S. Borrowers and Canadian Borrowers up to the maximum principal amount, in each case, shown on Schedule 2.1.1(g), or as hereafter determined pursuant to each Assignment and Acceptance to which it is a party, as such U.S. Revolver Commitment may be adjusted from time to time in accordance with the provisions of Section 2.1.3, 2.1.6 or 11.1. “U.S. Revolver Commitments” means the aggregate amount of such commitments of all U.S. Lenders.

U.S. Revolver Commitment Increase: as defined in Section 2.1.6(i).

U.S. Revolver Commitment Termination Date: the earliest of (a) the Facility Termination Date (without regard to the reason therefor), (b) the date on which the North American Loan Party Agent terminates or reduces to zero the U.S. Revolver Commitments pursuant to Section 2.1.3, and (c) the date on which the U.S. Revolver Commitments are terminated pursuant to Section 11.1.

U.S. Revolver Exposure: on any date, an amount equal to the sum of the (a) U.S. Revolver Loans and Canadian Revolver Loans outstanding on such date and (b) U.S. LC Obligations and Canadian LC Obligations on such date.

U.S. Revolver Loan: a Revolver Loan made by a U.S. Lender to a U.S. Borrower pursuant to Section 2.1.1(i), which Loan shall be denominated in Dollars and shall be either a U.S. Base Rate Loan or a ~~LIBOR~~Term SOFR Loan, in each case as selected by North American Loan Party Agent, and including any U.S. Swingline Loan, U.S. Overadvance Loan or U.S./Canadian Protective Advance.

U.S. Special Resolution Regimes: as defined in Section 14.29.

U.S. Subsidiary: a Wholly-Owned Subsidiary of MRC Global that is organized under the laws of the United States, any state of the United States or the District of Columbia.

U.S. Swingline Commitment: that portion of the aggregate Swingline Commitment allocated to U.S. as agreed between the North American Loan Party Agent and the Agent from time to time (which amount shall be scheduled and on file with the Agent).

U.S. Swingline Lender: Bank of America or an Affiliate of Bank of America.

U.S. Swingline Loan: a Swingline Loan made by the U.S. Swingline Lender to a U.S. Borrower pursuant to Section 2.1.7(i), which Swingline Loan shall be denominated in Dollars and shall be a U.S. Base Rate Loan.

VAT:

(a) any value added tax imposed by the Value Added Tax Act 1994;

(b) any tax imposed in compliance with the Council Directive of 28 November 2006 or the common system of value added tax (EC Directive 2006/112); and

(c) any other tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) or (b) above, or imposed elsewhere.

Voting Stock: with respect to any Person, any class or classes of equity interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors of such Person.

Wholly-Owned: with respect to any Person at any time, any Subsidiary, 100% of whose Stock (other than, in the case of any Foreign Subsidiary, nominal directors’ qualifying shares) are at such time owned, directly or indirectly, by such Person.

Write-Down and Conversion Powers: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Yen: the lawful currency of Japan.

1.2 Accounting Terms;

Interest Rates.

1.2.1 Accounting Terms. Under the Loan Documents (except as otherwise specified herein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of the Loan Parties delivered to Agent before the Closing Date; provided, that the consolidating statements of Foreign Subsidiaries delivered pursuant to Section 10.1.1(a) may be based on IFRS. In the event that any “Accounting Changes” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then at the North American Loan Party Agent’s request, Agent and the Lenders shall enter into negotiations with such Loan Party Agent in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the financial condition of the Loan Parties shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Loan Parties, the Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in accounting principles (i) required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants or, if applicable, the SEC or (ii) otherwise proposed by the North American Loan Party Agent to, and approved by, Agent.

Notwithstanding anything to the contrary herein, the classification or accounting of any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, hereunder shall not be affected by modifications to accounting standards described in FASB ASC Topic 842 or any related or similar guidance.

1.2.2 Interest Rates. None of the Agent nor any Lender warrants, nor accepts responsibility, nor shall any of them have any liability with respect to the administration, submission or any other matter related to ~~the rates in the definition of “LIBOR”,~~any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to such rate (including any Successor Rate), or any component thereof, or the effect of any of the foregoing, or of any ~~Benchmark Replacement~~ Conforming Changes. Agent and its affiliates or other related parties may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Loan Parties. Agent may select information source(s) in its discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including any Successor Rate), or any component thereof, in each case pursuant to the terms hereof, and shall have no liability to any Lender, Loan Party or other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise, and whether at law or in equity) for any error or other act or omission related to or affecting the selection, determination or calculation of any rate (or component thereof) provided by such information source(s) or service(s).

1.3 Uniform Commercial Code/PPSA.

As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York from time to time: “Chattel Paper”, “Commercial Tort Claim”, “Equipment”, “Instrument”, “Investment Property”, “Payment Intangible” and: (a) as such terms relate to any such Property of any Canadian Domiciled Loan Party, such terms shall refer to such Property as defined in the PPSA to the extent applicable; (b) as such terms relate to any such Property of any Australian Domiciled Loan Party, “Chattel Paper,” shall refer to chattel paper as that term is defined in the PPSA Australia, “Equipment” shall refer to goods (other than goods that are consumer property or inventory) as those terms are defined in the PPSA Australia, “Instrument” shall refer to a negotiable instrument as that term is defined in the PPSA Australia and “Investment Property” shall refer to an investment instrument and an intermediated security as those terms are defined in the PPSA Australia to the extent applicable; and (c) as such terms relate to any such Property of a New Zealand Domiciled Loan Party, “Chattel Paper” shall refer to chattel paper as that term is defined in the PPSA New Zealand, “Equipment” shall refer to equipment as that term is defined in the PPSA New Zealand, “Instrument” shall refer to negotiable instrument as that term is defined in the PPSA New Zealand and “Investment Property” shall refer to investment security as that term is defined in the PPSA New Zealand, to the extent applicable. In addition, other terms relating to Collateral used and not otherwise defined herein that are defined in the UCC, the PPSA, the PPSA Australia and/or the PPSA New Zealand shall have the meanings set forth in the UCC, the PPSA, the PPSA Australia and/or the PPSA New Zealand, as applicable and as the context requires.

1.4 Certain Matters of Construction.

The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document. All references to (a) laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions; (b) any reference to any Loan Document shall be deemed to include any amendments, restatements, waivers and other modifications, extensions or supplements to, or renewals of, such Loan Document; (c) section means, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors, permitted transferees and permitted assigns of such Person; (f) time of day means time of day in Dallas, Texas (Central Time) unless otherwise specified herein; (g) discretion of the Agent, any Security Trustee, any Fronting Bank or any Lender means the sole and absolute discretion of such Person exercised in a manner consistent with its duties of good faith and fair dealing; or (h) “property” or “asset” includes any real or personal, present or future, tangible or intangible property or asset and any right, interest, revenue or benefit in, under or derived from the property or asset. To the extent not otherwise specified herein, Borrowing Base calculations for each Borrower shall be consistent with historical methods of valuation and calculation for such Borrower’s Borrowing Base, and otherwise reasonably satisfactory to Agent (and not necessarily calculated in accordance with GAAP). Loan Parties shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Agent, any Security Trustee, any Fronting Bank or any Lender under any Loan Documents. No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. Whenever any payment, certificate, notice or other delivery shall be stated to be due on a day other than a Business Day, the due date for such payment or delivery shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be; provided, that if such extension would cause payment of interest on or principal of any Interest Period Loan to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day.

1.5 Currency Calculations.

All references in the Loan Documents to Loans, Letters of Credit, Obligations and other amounts shall be denominated in Dollars, unless expressly provided otherwise. The Dollar Equivalent of any amounts denominated or reported under a Loan Document in a currency other than Dollars shall be determined by Agent on a daily basis based on the current Exchange Rate. Each Borrower shall report Cost and other Borrowing Base components to Agent in the currency shown in such Borrower’s financial records, and unless expressly provided otherwise, MRC Global shall deliver consolidated financial statements and calculate financial covenants in Dollars. Notwithstanding anything herein to the contrary, if any Obligation is funded and expressly denominated in a currency other than Dollars, Borrowers shall repay such Obligation in such other currency. For purposes of determining compliance under Section 10.2.4 with respect to any amount in a Foreign Currency, such amount shall be deemed to equal the Dollar Equivalent thereof based on the average Exchange Rate for a Foreign Currency for the most recent twelve-month period immediately prior to the date of determination determined in a manner consistent with that used in calculating Consolidated EBITDA for the related period. For purposes of determining compliance with Sections 10.2.1, 10.2.2 and 10.2.5, with respect to any amount in a Foreign Currency, compliance will be determined at the time of incurrence or advancing thereof using the Dollar Equivalent thereof at the Exchange Rate in effect at the time of such incurrence or advancement.

1.6 Interpretation (Quebec).

For purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any other Loan Document) and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Québec, (a) “personal property” shall be deemed to include “movable property”, (b) “real property” shall be deemed to include “immovable property”, (c) “tangible property” shall be deemed to include “corporeal property”, (d) “intangible property” shall be deemed to include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall be deemed to include a “hypothec”, “prior claim” and a “resolutory clause”, (f) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code, (g) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to an “opposable” or “set up” Liens as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (i) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall be deemed to include a “mandatary”, (k) “construction liens” shall be deemed to include “legal hypothecs”, (l) “joint and several” shall be deemed to include “solidary”, (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (n) “beneficial ownership” shall be deemed to include “ownership on behalf of another as mandatary”, (o) “servitude” shall be deemed to include “easement”, (p) “priority” shall be deemed to include “prior claim”, (q) “survey” shall be deemed to include “certificate of location and plan”, and (r) “fee simple title” shall be deemed to include “absolute ownership”. The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only (except if another language is required under any Applicable Law) and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en la langue anglaise seulement (sauf si une autre langue est requise en vertu d’une Applicable Law).

1.7 Limited Conditionality Acquisitions.

In connection with any action required to be taken in connection with a Limited Conditionality Acquisition, for purposes of:

(a) calculating the Consolidated Fixed Charge Coverage Ratio, the Consolidated Total Debt to Consolidated EBITDA Ratio, the Secured Leverage Ratio and other financial calculations (excluding, for the avoidance of doubt, Excess Availability); or

(b) testing capacity under covenant baskets set forth in this Agreement (including covenant baskets measured as a percentage of Consolidated Total Assets but excluding any test based on Excess Availability which shall be measured on the closing date of such Limited Condition Acquisition), in each case, at the option of MRC Global (MRC Global’s election to exercise such option in connection with any Limited Conditionality Acquisition, an “LCA Election”), the date of determination shall be deemed to be the date of the Subject Acquisition Agreement (the “LCA Test Date”), and if, after giving Pro Forma Effect to the Limited Conditionality Acquisition and the other transactions required to be entered into in connection therewith (including any incurrence or repayment of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the Test Period most recently ended prior to the LCA Test Date, such action would have been permitted on the relevant LCA Test Date in compliance with such ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with. For the avoidance of doubt, if MRC Global has made an LCA Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCA Test Date are exceeded as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA or Consolidated Total Assets of the Borrowers or the Person subject to such Limited Conditionality Acquisition, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have been exceeded as a result of such fluctuations. If MRC Global has made an LCA Election for any Limited Conditionality Acquisition, then in connection with any other calculation of any ratio, test or basket capacity with respect to transactions subject to Section 10.2, in each case, not required to be entered into in connection with the applicable Limited Conditionality Acquisition (a “Subsequent Transaction”) following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Conditionality Acquisition is consummated or the date that the Subject Acquisition Agreement is terminated or expires without consummation of such Limited Conditionality Acquisition (or MRC Global certifies in writing to the Agent that it has elected not to pursue such Limited Conditionality Acquisition), for purposes of determining whether such Subsequent Transaction is permitted under this Agreement, any such ratio, test or basket shall be required to be satisfied on a Pro Forma Basis assuming such Limited Conditionality Acquisition and other transactions required to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds hereof) have been consummated. Notwithstanding the foregoing, (i) target assets may not be included in the Borrowing Bases during such period, (ii) Section 6.2 must be satisfied with respect to the funding of any Loans, (iii) the calculation of Consolidated Net Income (and any defined term a component of which is Consolidated Net Income) shall not include the Consolidated Net Income of the Person or assets to be acquired in any Limited Conditionality Acquisition for usages other than in connection with the applicable transaction pertaining to such Limited Conditionality Acquisition until such time as such Limited Conditionality Acquisition is actually consummated, and (iv) such Limited Conditionality Acquisition must be consummated within 180 days after the LCA Test Date.

SECTION	2. CREDIT FACILITIES

2.1 Commitment.

2.1.1 Revolver Loans.

(a) Australian Revolver Loans to Australian Borrowers. Each Australian Lender agrees, severally and not jointly with the other Australian Lenders, upon the terms and subject to the conditions set forth herein, to make Australian Revolver Loans to any of the Australian Borrowers on any Business Day during the period from the Closing Date to the Australian Revolver Commitment Termination Date, not to exceed in aggregate principal amount outstanding at any time (based on the Dollar Equivalent thereof), together with such Australian Lender’s portion of the Australian LC Obligations, such Australian Lender’s Australian Revolver Commitment at such time, which Australian Revolver Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, that Australian Lenders shall have no obligation to the Australian Borrowers whatsoever to honor any request for a Australian Revolver Loan on or after the Australian Revolver Commitment Termination Date or if the Dollar Equivalent of the amount of the proposed Australian Revolver Loan exceeds Australian Availability on the proposed funding date for such Australian Revolver Loan or, in the case of any Australian Borrower, the limit contained in Section 2.12. Each Borrowing of Australian Revolver Loans shall be funded by Australian Lenders on a Pro Rata basis. The Australian Revolver Loans shall bear interest as set forth in Section 3.1. Each Australian Revolver Loan shall, at the option of the Applicable Australian Borrower, be made or continued as, or converted into, part of one or more Borrowings that, unless specifically provided herein, shall consist entirely of Australian Bank Bill Rate Loans or Australian Base Rate Loans if denominated in Australian Dollars, ~~LIBOR~~Term SOFR Loans or Australian Base Rate Loans if denominated in Dollars, EURIBOR Loans or Australian Base Rate Loans if denominated in Euros, or SONIA Loans or Australian Base Rate Loans if denominated in Sterling. The Australian Revolver Loans shall be repaid in accordance with the terms of this Agreement. Each Australian Revolver Loan shall be funded in Australian Dollars or, at the option of the Applicable Australian Borrower, Dollars, Euros or Sterling and repaid in the same currency as the underlying Australian Revolver Loan was made.

(b) Belgian Revolver Loans to Belgian Borrowers. Each Belgian Lender agrees, severally and not jointly with the other Belgian Lenders, upon the terms and subject to the conditions set forth herein, to make Belgian Revolver Loans to any of the Belgian Borrowers on any Business Day during the period from the Closing Date to the Belgian Revolver Commitment Termination Date, not to exceed in aggregate principal amount outstanding at any time (based on the Dollar Equivalent thereof), together with such Belgian Lender’s portion of the Belgian LC Obligations, such Belgian Lender’s Belgian Revolver Commitment at such time, which Belgian Revolver Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, that Belgian Lenders shall have no obligation to the Belgian Borrowers whatsoever to honor any request for a Belgian Revolver Loan on or after the Belgian Revolver Commitment Termination Date or if the Dollar Equivalent of the amount of the proposed Belgian Revolver Loan exceeds Belgian Availability on the proposed funding date for such Belgian Revolver Loan or, in the case of any Belgian Borrower, the limit contained in Section 2.12. Each

Borrowing of Belgian Revolver Loans shall be funded by Belgian Lenders on a Pro Rata basis. The Belgian Revolver Loans shall bear interest as set forth in Section 3.1. Each Belgian Revolver Loan shall, at the option of the Applicable Belgian Borrower, be made or continued as, or converted into, part of one or more Borrowings that, unless specifically provided herein, shall consist entirely of ~~LIBOR~~Term SOFR Loans or Belgian Base Rate Loans if denominated in Dollars or EURIBOR Loans or Belgian Base Rate Loans if denominated in Euros. The Belgian Revolver Loans shall be repaid in accordance with the terms of this Agreement. Each Belgian Revolver Loan shall be funded in Euros or, at the option of the Applicable Belgian Borrower, Dollars and repaid in the same currency as the underlying Belgian Revolver Loan was made.

(c) [Reserved].

(d) Dutch Revolver Loans to Dutch Borrowers. Each Dutch Lender agrees, severally and not jointly with the other Dutch Lenders, upon the terms and subject to the conditions set forth herein, to make Dutch Revolver Loans to any of the Dutch Borrowers on any Business Day during the period from the Closing Date to the Dutch Revolver Commitment Termination Date, not to exceed in aggregate principal amount outstanding at any time (based on the Dollar Equivalent thereof), together with such Dutch Lender’s portion of the Dutch LC Obligations, such Dutch Lender’s Dutch Revolver Commitment at such time, which Dutch Revolver Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, that Dutch Lenders shall have no obligation to the Dutch Borrowers whatsoever to honor any request for a Dutch Revolver Loan on or after the Dutch Revolver Commitment Termination Date or if the Dollar Equivalent of the amount of the proposed Dutch Revolver Loan exceeds Dutch Availability on the proposed funding date for such Dutch Revolver Loan or, in the case of any Dutch Borrower, the limit contained in Section 2.12. Each Borrowing of Dutch Revolver Loans shall be funded by Dutch Lenders on a Pro Rata basis. The Dutch Revolver Loans shall bear interest as set forth in Section 3.1. Each Dutch Revolver Loan shall, at the option of the Applicable Dutch Borrower, be made or continued as, or converted into, part of one or more Borrowings that, unless specifically provided herein, shall consist entirely of ~~LIBOR~~Term SOFR Loans or Dutch Base Rate Loans if denominated in Dollars or EURIBOR Loans or Dutch Base Rate Loans if denominated in Euros. The Dutch Revolver Loans shall be repaid in accordance with the terms of this Agreement. Each Dutch Revolver Loan shall be funded in Euros or, at the option of the Applicable Dutch Borrower, Dollars and repaid in the same currency as the underlying Dutch Revolver Loan was made.

(e) New Zealand Revolver Loans to New Zealand Borrowers. Each New Zealand Lender agrees, severally and not jointly with the other New Zealand Lenders, upon the terms and subject to the conditions set forth herein, to make New Zealand Revolver Loans to any of the New Zealand Borrowers on any Business Day during the period from the Closing Date to the New Zealand Revolver Commitment Termination Date, not to exceed in aggregate principal amount outstanding at any time (based on the Dollar Equivalent thereof), together with such New Zealand Lender’s portion of the New Zealand LC Obligations, such New Zealand Lender’s New Zealand Revolver Commitment at such time, which New Zealand Revolver Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, that New Zealand Lenders shall have no obligation to the New Zealand Borrowers whatsoever to honor any request for a New Zealand Revolver Loan on or after the New Zealand Revolver Commitment Termination Date or if the Dollar Equivalent of the amount of the proposed New Zealand Revolver Loan exceeds New Zealand Availability on the proposed funding date for such New Zealand Revolver

Loan or, in the case of any New Zealand Borrower, the limit contained in Section 2.12. Each Borrowing of New Zealand Revolver Loans shall be funded by New Zealand Lenders on a Pro Rata basis. The New Zealand Revolver Loans shall bear interest as set forth in Section 3.1. Each New Zealand Revolver Loan shall, at the option of the Applicable New Zealand Borrower, be made or continued as, or converted into, part of one or more Borrowings that, unless specifically provided herein, shall consist entirely of New Zealand Bank Bill Rate Loans or New Zealand Base Rate Loans if denominated in New Zealand Dollars, ~~LIBOR~~Term SOFR Loans or New Zealand Base Rate Loans if denominated in Dollars, or EURIBOR Loans or New Zealand Base Rate Loans if denominated in Euros. The New Zealand Revolver Loans shall be repaid in accordance with the terms of this Agreement. Each New Zealand Revolver Loan shall be funded in New Zealand Dollars or, at the option of the Applicable New Zealand Borrower, Dollars or Euros and repaid in the same currency as the underlying New Zealand Revolver Loan was made.

(f) Norwegian Revolver Loans to Norwegian Borrowers. Each Norwegian Lender agrees, severally and not jointly with the other Norwegian Lenders, upon the terms and subject to the conditions set forth herein, to make Norwegian Revolver Loans to any of the Norwegian Borrowers on any Business Day during the period from the Closing Date to the Norwegian Revolver Commitment Termination Date, not to exceed in aggregate principal amount outstanding at any time (based on the Dollar Equivalent thereof), together with such Norwegian Lender’s portion of the Norwegian LC Obligations, such Norwegian Lender’s Norwegian Revolver Commitment at such time, which Norwegian Revolver Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, that Norwegian Lenders shall have no obligation to the Norwegian Borrowers whatsoever to honor any request for a Norwegian Revolver Loan on or after the Norwegian Revolver Commitment Termination Date or if the Dollar Equivalent of the amount of the proposed Norwegian Revolver Loan exceeds Norwegian Availability on the proposed funding date for such Norwegian Revolver Loan. Each Borrowing of Norwegian Revolver Loans shall be funded by Norwegian Lenders on a Pro Rata basis. The Norwegian Revolver Loans shall bear interest as set forth in Section 3.1. Other than with respect to Norwegian Swingline Loans, each Norwegian Revolver Loan shall be made or continued as part of one or more Borrowings that shall consist entirely of NIBOR Loans if denominated in Norwegian Kroner, ~~LIBOR~~Term SOFR Loans if denominated in Dollars, EURIBOR Loans if denominated in Euros or SONIA Loans if denominated in Sterling. The Norwegian Revolver Loans shall be repaid in accordance with the terms of this Agreement. Each Norwegian Revolver Loan shall be funded in Norwegian Kroner or, at the option of the European Loan Party Agent, Dollars, Euros or Sterling and repaid in the same currency as the underlying Norwegian Revolver Loan was made.

(g) Singapore Revolver Loans to Singapore Borrowers. Each Singapore Lender agrees, severally and not jointly with the other Singapore Lenders, upon the terms and subject to the conditions set forth herein, to make Singapore Revolver Loans to any of the Singapore Borrowers on any Business Day during the period from the Closing Date to the Singapore Revolver Commitment Termination Date, not to exceed in aggregate principal amount outstanding at any time (based on the Dollar Equivalent thereof), together with such Singapore Lender’s portion of the Singapore LC Obligations, such Singapore Lender’s Singapore Revolver Commitment at such time, which Singapore Revolver Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, that Singapore Lenders shall have no obligation to the Singapore Borrowers whatsoever to honor any request for a Singapore Revolver Loan on or after the Singapore Revolver Commitment Termination Date or if the Dollar Equivalent of the amount of the proposed Singapore Revolver Loan exceeds Singapore Availability on the proposed funding date for such Singapore Revolver Loan or, in the case of any Singapore Borrower, the limit contained in Section 2.12. Each Borrowing of Singapore Revolver Loans shall be funded by Singapore Lenders on a Pro Rata basis. The Singapore Revolver Loans shall bear interest as set forth in Section 3.1. Each Singapore Revolver Loan shall, at the option of the Applicable Singapore Borrower, be made or continued as, or converted into, part of one or more Borrowings that, unless specifically provided herein, shall consist entirely of ~~LIBOR~~Term SOFR Loans or Singapore Base Rate Loans if denominated in Dollars or EURIBOR Loans or Singapore Base Rate Loans if denominated in Euros. The Singapore Revolver Loans shall be repaid in accordance with the terms of this Agreement. Each Singapore Revolver Loan shall be funded in Dollars or, at the option of the Applicable Singapore Borrower, Euros and repaid in the same currency as the underlying Singapore Revolver Loan was made.

(h) UK Revolver Loans to UK Borrowers. Each UK Lender agrees, severally and not jointly with the other UK Lenders, upon the terms and subject to the conditions set forth herein, to make UK Revolver Loans to any of the UK Borrowers on any Business Day during the period from the Closing Date to the UK Revolver Commitment Termination Date, not to exceed in aggregate principal amount outstanding at any time (based on the Dollar Equivalent thereof), together with such UK Lender’s portion of the UK LC Obligations, such UK Lender’s UK Revolver Commitment at such time, which UK Revolver Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, that UK Lenders shall have no obligation to the UK Borrowers whatsoever to honor any request for a UK Revolver Loan on or after the UK Revolver Commitment Termination Date or if the Dollar Equivalent of the amount of the proposed UK Revolver Loan exceeds UK Availability on the proposed funding date for such UK Revolver Loan or, in the case of any UK Borrower, the limit contained in Section 2.12. Each Borrowing of UK Revolver Loans shall be funded by UK Lenders on a Pro Rata basis. The UK Revolver Loans shall bear interest as set forth in Section 3.1. Each UK Revolver Loan shall, at the option of the Applicable UK Borrower, be made or continued as, or converted into, part of one or more Borrowings that, unless specifically provided herein, shall consist entirely of ~~LIBOR~~Term SOFR Loans or UK Base Rate Loans if denominated in Dollars, EURIBOR Loans or UK Base Rate Loans if denominated in Euros or SONIA Loans or UK Base Rate Loans if denominated in Sterling. The UK Revolver Loans shall be repaid in accordance with the terms of this Agreement. Each UK Revolver Loan shall be funded in Sterling or, at the option of the Applicable UK Borrower, Dollars or Euros and repaid in the same currency as the underlying UK Revolver Loan was made.

(i) Revolver Loans to U.S. Borrowers and Canadian Borrowers. Each U.S. Lender agrees, severally and not jointly with the other U.S. Lenders, upon the terms and subject to the conditions set forth herein, to make, or with respect to Canadian Revolver Loans, cause it or one of its Canadian or other Affiliates to make, U.S. Revolver Loans to any of the U.S. Borrowers and Canadian Revolver Loans to any of the Canadian Borrowers on any Business Day during the period from the Closing Date to the U.S. Revolver Commitment Termination Date, not to exceed in aggregate principal amount outstanding at any time, together with such U.S. Lender’s portion of the U.S. LC Obligations and Canadian LC Obligations, such U.S. Lender’s U.S.

Revolver Commitment at such time, which U.S. Revolver Loans and Canadian Revolver Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, that such U.S. Lenders shall have no obligation to U.S. Borrowers or Canadian Borrowers whatsoever to honor any request for a U.S. Revolver Loan or Canadian Revolver Loan on or after the U.S. Revolver Commitment Termination Date or if the amount of the proposed Loan exceeds U.S. Availability on the proposed funding date for such Loan; provided, further, that U.S. Lenders shall have no obligation to Canadian Borrowers whatsoever to honor any request for a Canadian Revolver Loan if, after giving effect to the proposed Loan, Canadian Revolver Exposure exceeds the Canadian Revolver Sublimit on the proposed funding date for such Loan. Each Borrowing of U.S. Revolver Loans and Canadian Revolver Loans shall be funded by U.S. Lenders on a Pro Rata basis. The U.S. Revolver Loans and Canadian Revolver Loans shall bear interest as set forth in Section 3.1. Each U.S. Revolver Loan shall, at the option of the North American Loan Party Agent, be made or continued as, or converted into, part of one or more Borrowings that, unless specifically provided herein, shall consist entirely of U.S. Base Rate Loans or ~~LIBOR~~Term SOFR Loans. Each Canadian Revolver Loan shall, at the option of the requesting Canadian Borrower, be made or continued as, or converted into, part of one or more Borrowings that, unless specifically provided herein, shall consist entirely of Canadian Prime Rate Loans or Canadian BA Rate Loans if denominated in Canadian Dollars, or Canadian Base Rate Loans or ~~LIBOR~~Term SOFR Loans if denominated in Dollars. The U.S. Revolver Loans and Canadian Revolver Loans shall be repaid in accordance with the terms of this Agreement and shall be secured by all of the U.S. Facility Collateral and Canadian Facility Collateral. U.S. Borrowers and Canadian Borrowers shall be jointly and severally liable to pay all of the U.S. Revolver Loans and Canadian Revolver Loans. Each U.S. Revolver Loan shall be funded and repaid in Dollars. Each Canadian Revolver Loan shall be funded in Canadian Dollars or, at the option of the requesting Canadian Borrower, Dollars and repaid in the same currency as the underlying Canadian Revolver Loan was made.

(j) Cap on Total Revolver Exposure. Notwithstanding anything to the contrary contained in this Section 2.1.1, in no event shall any Borrower be entitled to receive a Revolver Loan if at the time of the proposed funding of such Loan (and after giving effect thereto and all pending requests for Loans), the Total Revolver Exposure exceeds (or would exceed) the Commitments.

2.1.2 Revolver Notes. The Revolver Loans made by each Lender and interest accruing thereon shall be evidenced by the records of the Agent and such Lender. At the request of any Lender, the Borrowers within the Borrower Group to which such Lender has extended Commitments shall deliver a Revolver Note to such Lender in the amount of such Lender’s Commitment to such Borrower Group.

2.1.3 Reduction or Termination of Commitments.

(a) Australian Revolver Commitments Termination. Unless sooner terminated in accordance with this Agreement, (i) the Australian Revolver Commitments shall terminate on the Australian Revolver Commitment Termination Date and (ii) the Australian Swingline Commitment shall terminate at 5:00 p.m. (Local Time) on the Australian Swingline Commitment Termination Date. Upon at least 30 days’ prior written notice to the Agent from the Asian Loan Party Agent, Australian Borrowers may, at their option, terminate the Australian Revolver Commitments without premium or penalty (other than funding losses payable pursuant to Section 3.9). On the Australian Revolver Commitment Termination Date, the Australian Domiciled Loan Parties shall make Full Payment of all Australian Facility Obligations.

(b) Belgian Revolver Commitments Termination. Unless sooner terminated in accordance with this Agreement, (i) the Belgian Revolver Commitments shall terminate on the Belgian Revolver Commitment Termination Date and (ii) the Belgian Swingline Commitment shall terminate at 5:00 p.m. (Local Time) on the Belgian Swingline Commitment Termination Date. Upon at least 30 days’ prior written notice to the Agent from the European Loan Party Agent, Belgian Borrowers may, at their option, terminate the Belgian Revolver Commitments without premium or penalty (other than funding losses payable pursuant to Section 3.9). On the Belgian Revolver Commitment Termination Date, the Belgian Domiciled Loan Parties shall make Full Payment of all Belgian Facility Obligations.

(c) [Reserved].

(d) Dutch Revolver Commitments Termination. Unless sooner terminated in accordance with this Agreement, (i) the Dutch Revolver Commitments shall terminate on the Dutch Revolver Commitment Termination Date and (ii) the Dutch Swingline Commitment shall terminate at 5:00 p.m. (Local Time) on the Dutch Swingline Commitment Termination Date. Upon at least 30 days’ prior written notice to the Agent from the European Loan Party Agent, Dutch Borrowers may, at their option, terminate the Dutch Revolver Commitments without premium or penalty (other than funding losses payable pursuant to Section 3.9). On the Dutch Revolver Commitment Termination Date, the Dutch Domiciled Loan Parties shall make Full Payment of all Dutch Facility Obligations.

(e) New Zealand Revolver Commitments Termination. Unless sooner terminated in accordance with this Agreement, (i) the New Zealand Revolver Commitments shall terminate on the New Zealand Revolver Commitment Termination Date and (ii) the New Zealand Swingline Commitment shall terminate at 5:00 p.m. (Local Time) on the New Zealand Swingline Commitment Termination Date. Upon at least 30 days’ prior written notice to the Agent from the Asian Loan Party Agent, New Zealand Borrowers may, at their option, terminate the New Zealand Revolver Commitments without premium or penalty (other than funding losses payable pursuant to Section 3.9). On the New Zealand Revolver Commitment Termination Date, the New Zealand Domiciled Loan Parties shall make Full Payment of all New Zealand Facility Obligations.

(f) Norwegian Revolver Commitments Termination. Unless sooner terminated in accordance with this Agreement, (i) the Norwegian Revolver Commitments shall terminate on the Norwegian Revolver Commitment Termination Date and (ii) the Norwegian Swingline Commitment shall terminate at 5:00 p.m. (Local Time) on the Norwegian Swingline Commitment Termination Date. Upon at least 30 days’ prior written notice to the Agent from the European Loan Party Agent, Norwegian Borrowers may, at their option, terminate the Norwegian Revolver Commitments without premium or penalty (other than funding losses payable pursuant to Section 3.9). On the Norwegian Revolver Commitment Termination Date, the Norwegian Domiciled Loan Parties shall make Full Payment of all Norwegian Facility Obligations.

(g) Singapore Revolver Commitments Termination. Unless sooner terminated in accordance with this Agreement, (i) the Singapore Revolver Commitments shall terminate on the Singapore Revolver Commitment Termination Date and (ii) the Singapore Swingline Commitment shall terminate at 5:00 p.m. (Local Time) on the Singapore Swingline Commitment Termination Date. Upon at least 30 days’ prior written notice to the Agent from the Asian Loan Party Agent, Singapore Borrowers may, at their option, terminate the Singapore Revolver Commitments without premium or penalty (other than funding losses payable pursuant to Section 3.9). On the Singapore Revolver Commitment Termination Date, the Singapore Domiciled Loan Parties shall make Full Payment of all Singapore Facility Obligations.

(h) UK Revolver Commitments Termination. Unless sooner terminated in accordance with this Agreement, (i) the UK Revolver Commitments shall terminate on the UK Revolver Commitment Termination Date and (ii) the UK Swingline Commitment shall terminate at 5:00 p.m. (Local Time) on the UK Swingline Commitment Termination Date. Upon at least 30 days’ prior written notice to the Agent from the European Loan Party Agent, UK Borrowers may, at their option, terminate the UK Revolver Commitments without premium or penalty (other than funding losses payable pursuant to Section 3.9). On the UK Revolver Commitment Termination Date, the UK Domiciled Loan Parties shall make Full Payment of all UK Facility Obligations.

(i) U.S. Revolver Commitments Termination. Unless sooner terminated in accordance with this Agreement, (i) the U.S. Revolver Commitments shall terminate on the U.S. Revolver Commitment Termination Date and (ii) the U.S. Swingline Commitment shall terminate at 5:00 p.m. (Local Time) on the U.S./Canadian Swingline Commitment Termination Date. Upon at least 30 days’ prior written notice to the Agent from the North American Loan Party Agent, the North American Loan Party Agent may, at its option, terminate the U.S. Revolver Commitments without premium or penalty (other than funding losses payable pursuant to Section 3.9). If the North American Loan Party Agent elects to reduce to zero or terminate the U.S. Revolver Commitments pursuant to the previous sentence, the Foreign Revolver Commitments shall automatically terminate concurrently with the termination of the U.S. Revolver Commitments. On the U.S. Revolver Commitment Termination Date, the U.S. Domiciled Loan Parties shall make Full Payment of all U.S. Facility Obligations and the Canadian Domiciled Loan Parties shall make Full Payment of all Canadian Facility Obligations.

(j) Notices Irrevocable. Any notice of termination given by the Borrowers pursuant to this Section 2.1.3 shall be irrevocable; provided, that notice may be contingent on the occurrence of a financing or refinancing or the consummation of a sale, transfer, lease or other disposition of assets or the occurrence of a Change of Control and may be revoked or the termination date deferred if the financing or refinancing or sale, transfer, lease or other disposition of assets or Change of Control does not occur.

(k) Partial Reductions of Commitments. So long as no Default or Event of Default then exists or would result therefrom and after giving effect thereto, a Loan Party Agent may permanently and irrevocably reduce the Commitments by giving the Agent at least 10 Business Days’ prior irrevocable written notice thereof (or such lesser time as Agent may consent to) from a Senior Officer of such Loan Party Agent, which notice shall (1) specify the date (which shall be a Business Day) and amount of such reduction (which shall, in the case of the U.S. Revolver Commitments, be in a minimum amount of $10,000,000 and increments of $10,000,000 in excess thereof and, in the case of the Foreign Revolver Commitments, be in a minimum amount of $1,000,000 and increments of $1,000,000 in excess thereof), and (2) specify the allocation of such reduction to, and the corresponding reductions of, the respective Foreign Revolver Commitments and the U.S. Revolver Commitments, each of which shall be allocated to the Lenders among the Borrower Groups on a Pro Rata basis at the time of such reduction. Without limiting the foregoing, (i) each reduction in the Australian Revolver Commitments may not exceed Australian Availability, (ii) each reduction in the Belgian Revolver Commitments may not exceed Belgian Availability, (iii) each reduction in the Dutch Revolver Commitments may not exceed Dutch Availability, (iv) each reduction in the New Zealand Revolver Commitments may not exceed New Zealand Availability, (v) each reduction in the Norwegian Revolver Commitments may not exceed Norwegian Availability, (vi) each reduction in the Singapore Revolver Commitments may not exceed Singapore Availability, (vii) each reduction in the UK Revolver Commitments may not exceed UK Availability, and (viii) each reduction in the U.S. Revolver Commitments may not exceed U.S. Availability. In addition, the U.S. Revolver Commitments may not be reduced to an amount less than the Foreign Revolver Commitments.

2.1.4 Overadvances.

(a) Australian Overadvance. If at any time the Dollar Equivalent of the aggregate principal balance of all Australian Revolver Loans owing by an Australian Borrower exceeds the Australian Borrowing Base of such Australian Borrower or if Australian Availability is otherwise negative (each, an “Australian Overadvance”), the excess amount shall, subject to Section 5.2, be payable by the Australian Borrowers on demand by Agent. All Australian Overadvance Loans shall constitute Australian Facility Obligations secured by the Australian Facility Collateral and shall be entitled to all benefits of the Loan Documents.

(b) Belgian Overadvance. If at any time the Dollar Equivalent of the aggregate principal balance of all Belgian Revolver Loans owing by a Belgian Borrower exceeds the Belgian Borrowing Base of such Belgian Borrower or if Belgian Availability is otherwise negative (each, a “Belgian Overadvance”), the excess amount shall, subject to Section 5.2, be payable by the Belgian Borrowers on demand by Agent. All Belgian Overadvance Loans shall constitute Belgian Facility Obligations secured by the Belgian Facility Collateral and shall be entitled to all benefits of the Loan Documents.

(c) [Reserved].

(d) Dutch Overadvance. If at any time the Dollar Equivalent of the aggregate principal balance of all Dutch Revolver Loans owing by a Dutch Borrower exceeds the Dutch Borrowing Base of such Dutch Borrower or if Dutch Availability is otherwise negative (each, a “Dutch Overadvance”), the excess amount shall, subject to Section 5.2, be payable by the Dutch Borrowers on demand by Agent. All Dutch Overadvance Loans shall constitute Dutch Facility Obligations secured by the Dutch Facility Collateral and shall be entitled to all benefits of the Loan Documents.

(e) New Zealand Overadvance. If at any time the Dollar Equivalent of the aggregate principal balance of all New Zealand Revolver Loans owing by a New Zealand Borrower exceeds the New Zealand Borrowing Base of such New Zealand Borrower or if New Zealand Availability is otherwise negative (each, a “New Zealand Overadvance”), the excess amount shall, subject to Section 5.2, be payable by the New Zealand Borrowers on demand by Agent. All New Zealand Overadvance Loans shall constitute New Zealand Facility Obligations secured by the New Zealand Facility Collateral and shall be entitled to all benefits of the Loan Documents.

(f) Norwegian Overadvance. If at any time the Dollar Equivalent of the aggregate principal balance of all Norwegian Revolver Loans exceeds the Norwegian Borrowing Base or if Norwegian Availability is otherwise negative (each, a “Norwegian Overadvance”), the excess amount shall, subject to Section 5.2, be payable by the Norwegian Borrowers on demand by Agent. All Norwegian Overadvance Loans shall constitute Norwegian Facility Obligations secured by the Norwegian Facility Collateral and shall be entitled to all benefits of the Loan Documents.

(g) Singapore Overadvance. If at any time the Dollar Equivalent of the aggregate principal balance of all Singapore Revolver Loans owing by a Singapore Borrower exceeds the Singapore Borrowing Base of such Singapore Borrower or if Singapore Availability is otherwise negative (each, a “Singapore Overadvance”), the excess amount shall, subject to Section 5.2, be payable by the Singapore Borrowers on demand by Agent. All Singapore Overadvance Loans shall constitute Singapore Facility Obligations secured by the Singapore Facility Collateral and shall be entitled to all benefits of the Loan Documents.

(h) UK Overadvance. If at any time the Dollar Equivalent of the aggregate principal balance of all UK Revolver Loans owing by a UK Borrower exceeds the UK Borrowing Base of such UK Borrower or if UK Availability is otherwise negative (each, a “UK Overadvance”), the excess amount shall, subject to Section 5.2, be payable by the UK Borrowers on demand by Agent. All UK Overadvance Loans shall constitute UK Facility Obligations secured by the UK Facility Collateral and shall be entitled to all benefits of the Loan Documents.

(i) U.S. Overadvance. If at any time the aggregate principal balance of all U.S. Revolver Loans and Canadian Revolver Loans exceeds the U.S./Canadian Borrowing Base or if U.S. Availability is otherwise negative (each, a “U.S. Overadvance”), the excess amount shall, subject to Section 5.2, be payable by the U.S. Borrowers and Canadian Borrowers on demand by Agent. All U.S. Overadvance Loans shall constitute U.S. Facility Obligations and Canadian Facility Obligations secured by the U.S. Facility Collateral and Canadian Facility Collateral and shall be entitled to all benefits of the Loan Documents.

(j) Funding of Overadvance Loans. Agent may require Applicable Lenders to honor requests for Overadvance Loans and to forbear from requiring the applicable Borrower(s) to cure an Overadvance, (i) when no other Event of Default is known to Agent, as long as (1) such Overadvance does not continue for more than 30 consecutive days (and no Overadvance may exist for at least five consecutive days thereafter before further Overadvance Loans are required), (2) such Overadvance is not known by Agent to exceed five percent (5%) of the (A) Total Australian Borrowing Base, with respect to all Australian Borrowers, (B) Total Belgian Borrowing Base, with respect to all Belgian Borrowers, (C) Total Dutch Borrowing Base, with respect to all Dutch Borrowers, (D) Total New Zealand Borrowing Base, with respect to all New Zealand Borrowers, (E) the Norwegian Borrowing Base, with respect to all Norwegian Borrowers, (F) Total Singapore Borrowing Base, with respect to all Singapore Borrowers, (G) Total UK Borrowing Base, with respect to all UK Borrowers, or (H) the U.S./Canadian Borrowing Base, with respect to U.S.

Borrowers and Canadian Borrowers and (3) the aggregate amount of the Overadvances existing at any time, together with the Protective Advances outstanding at any time pursuant to Section 2.1.5 below, do not exceed ten percent (10%) of the Commitments then in effect; and (ii) regardless of whether an Event of Default exists, if Agent discovers an Overadvance not previously known by it to exist, as long as from the date of such discovery the Overadvance does not continue for more than 30 consecutive days. In no event shall Overadvance Loans be required that would cause (I) the Australian Revolver Exposure to exceed the aggregate Australian Revolver Commitments, (II) the Belgian Revolver Exposure to exceed the aggregate Belgian Revolver Commitments, (III) the Dutch Revolver Exposure to exceed the aggregate Dutch Revolver Commitments, (IV) the New Zealand Revolver Exposure to exceed the aggregate New Zealand Revolver Commitments, (V) the Norwegian Revolver Exposure to exceed the aggregate Norwegian Revolver Commitments, (VI) the Singapore Revolver Exposure to exceed the aggregate Singapore Revolver Commitments, (VII) the UK Revolver Exposure to exceed the aggregate UK Revolver Commitments, or (VIII) the U.S. Revolver Exposure to exceed the aggregate U.S. Revolver Commitments. Required Borrower Group Lenders may at any time revoke Agent’s authority to make further Overadvance Loans to the Borrower or Borrowers of the applicable Borrower Group by written notice to the Agent. Any funding of an Overadvance Loan or sufferance of an Overadvance shall not constitute a waiver by Agent or Lenders of the Event of Default caused thereby. In no event shall any Borrower or other Loan Party be deemed a beneficiary of this Section 2.1.4 nor authorized to enforce any of its terms.

2.1.5 Protective Advances.

(a) Australian Protective Advances. The Agent shall be authorized by each Australian Borrower and the Australian Lenders, from time to time in the Agent’s sole discretion (but shall have absolutely no obligation to), to make Australian Base Rate Loans to the Australian Borrowers on behalf of the Australian Lenders (any of such Loans are herein referred to as “Australian Protective Advances”) which the Agent, in its Permitted Discretion, deems necessary or desirable to (i) preserve or protect Australian Facility Collateral or any portion thereof or (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Australian Revolver Loans and other Australian Facility Obligations; provided that no Australian Protective Advance shall cause the aggregate amount of the Australian Revolver Exposure at such time to exceed the Australian Revolver Commitments (or the Australian Revolver Exposure allocable to an Applicable Australian Borrower to exceed the Applicable Australian Borrower’s Applicable Australian Borrower Commitment) then in effect. All Australian Protective Advances made by the Agent with respect to each Australian Domiciled Loan Party shall be Australian Facility Obligations of such Australian Domiciled Loan Party, secured by the applicable Australian Facility Collateral and shall be treated for all purposes as Australian Base Rate Loans.

(b) Belgian Protective Advances. The Agent shall be authorized by each Belgian Borrower and the Belgian Lenders, from time to time in the Agent’s sole discretion (but shall have absolutely no obligation to), to make Belgian Base Rate Loans to the Belgian Borrowers on behalf of the Belgian Lenders (any of such Loans are herein referred to as “Belgian Protective Advances”) which the Agent, in its Permitted Discretion, deems necessary or desirable to (i) preserve or protect Belgian Facility Collateral or any portion thereof or (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Belgian Revolver Loans and other Belgian Facility Obligations; provided that no Belgian Protective Advance shall cause the aggregate amount of the Belgian Revolver Exposure at such time to exceed the Belgian Revolver Commitments (or the Belgian Revolver Exposure allocable to an Applicable Belgian Borrower to exceed the Applicable Belgian Borrower’s Applicable Belgian Borrower Commitment) then in effect. All Belgian Protective Advances made by the Agent with respect to each Belgian Domiciled Loan Party shall be Belgian Facility Obligations of such Belgian Domiciled Loan Party, secured by the applicable Belgian Facility Collateral and shall be treated for all purposes as Belgian Base Rate Loans.

(c) [Reserved].

(d) Dutch Protective Advances. The Agent shall be authorized by each Dutch Borrower and the Dutch Lenders, from time to time in the Agent’s sole discretion (but shall have absolutely no obligation to), to make Dutch Base Rate Loans to the Dutch Borrowers on behalf of the Dutch Lenders (any of such Loans are herein referred to as “Dutch Protective Advances”) which the Agent, in its Permitted Discretion, deems necessary or desirable to (i) preserve or protect Dutch Facility Collateral or any portion thereof or (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Dutch Revolver Loans and other Dutch Facility Obligations; provided that no Dutch Protective Advance shall cause the aggregate amount of the Dutch Revolver Exposure at such time to exceed the Dutch Revolver Commitments (or the Dutch Revolver Exposure allocable to an Applicable Dutch Borrower to exceed the Applicable Dutch Borrower’s Applicable Dutch Borrower Commitment) then in effect. All Dutch Protective Advances made by the Agent with respect to each Dutch Domiciled Loan Party shall be Dutch Facility Obligations of such Dutch Domiciled Loan Party, secured by the applicable Dutch Facility Collateral and shall be treated for all purposes as Dutch Base Rate Loans.

(e) New Zealand Protective Advances. The Agent shall be authorized by each New Zealand Borrower (after one day’s notice being delivered to them) and the New Zealand Lenders, from time to time in the Agent’s sole discretion (but shall have absolutely no obligation to), to make New Zealand Base Rate Loans to the New Zealand Borrowers on behalf of the New Zealand Lenders (any of such Loans are herein referred to as “New Zealand Protective Advances”) which the Agent, in its Permitted Discretion, deems necessary or desirable to (i) preserve or protect New Zealand Facility Collateral or any portion thereof or (ii) to enhance the likelihood of, or maximize the amount of, repayment of the New Zealand Revolver Loans and other New Zealand Facility Obligations; provided that no New Zealand Protective Advance shall be made if the New Zealand Borrower gives notice that making such New Zealand Protective Advance will cause such Borrower or its directors to breach any Applicable Law (including any law applicable to a New Zealand Borrower) and/or shall cause the aggregate amount of the New Zealand Revolver Exposure at such time to exceed the New Zealand Revolver Commitments (or the New Zealand Revolver Exposure allocable to an Applicable New Zealand Borrower to exceed the Applicable New Zealand Borrower’s Applicable New Zealand Borrower Commitment) then in effect. All New Zealand Protective Advances made by the Agent with respect to each New Zealand Domiciled Loan Party shall be New Zealand Facility Obligations of such New Zealand Domiciled Loan Party, secured by the applicable New Zealand Facility Collateral and shall be treated for all purposes as New Zealand Base Rate Loans.

(f) Norwegian Protective Advances. The Agent shall be authorized by each Norwegian Borrower and the Norwegian Lenders, from time to time in the Agent’s sole discretion (but shall have absolutely no obligation to), to make Norwegian Base Rate Loans to the Norwegian Borrowers on behalf of the Norwegian Lenders (any of such Loans are herein referred to as “Norwegian Protective Advances”) which the Agent, in its Permitted Discretion, deems necessary or desirable to (i) preserve or protect Norwegian Facility Collateral or any portion thereof or (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Norwegian Revolver Loans and other Norwegian Facility Obligations; provided that no Norwegian Protective Advance shall cause the aggregate amount of the Norwegian Revolver Exposure at such time to exceed the Norwegian Revolver Commitments then in effect. All Norwegian Protective Advances made by the Agent with respect to Norwegian Domiciled Loan Parties shall be Norwegian Facility Obligations, secured by the Norwegian Facility Collateral and shall be treated for all purposes as Norwegian Base Rate Loans.

(g) Singapore Protective Advances. The Agent shall be authorized by each Singapore Borrower and the Singapore Lenders, from time to time in the Agent’s sole discretion (but shall have absolutely no obligation to), to make Singapore Base Rate Loans to the Singapore Borrowers on behalf of the Singapore Lenders (any of such Loans are herein referred to as “Singapore Protective Advances”) which the Agent, in its Permitted Discretion, deems necessary or desirable to (i) preserve or protect Singapore Facility Collateral or any portion thereof or (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Singapore Revolver Loans and other Singapore Facility Obligations; provided that no Singapore Protective Advance shall cause the aggregate amount of the Singapore Revolver Exposure at such time to exceed the Singapore Revolver Commitments (or the Singapore Revolver Exposure allocable to an Applicable Singapore Borrower to exceed the Applicable Singapore Borrower’s Applicable Singapore Borrower Commitment) then in effect. All Singapore Protective Advances made by the Agent with respect to each Singapore Domiciled Loan Party shall be Singapore Facility Obligations of such Singapore Domiciled Loan Party, secured by the applicable Singapore Facility Collateral and shall be treated for all purposes as Singapore Base Rate Loans.

(h) UK Protective Advances. The Agent shall be authorized by each UK Borrower and the UK Lenders, from time to time in the Agent’s sole discretion (but shall have absolutely no obligation to), to make UK Base Rate Loans to the UK Borrowers on behalf of the UK Lenders (any of such Loans are herein referred to as “UK Protective Advances”) which the Agent, in its Permitted Discretion, deems necessary or desirable to (i) preserve or protect UK Facility Collateral or any portion thereof or (ii) to enhance the likelihood of, or maximize the amount of, repayment of the UK Revolver Loans and other UK Facility Obligations; provided that no UK Protective Advance shall cause the aggregate amount of the UK Revolver Exposure at such time to exceed the UK Revolver Commitments (or the UK Revolver Exposure allocable to an Applicable UK Borrower to exceed the Applicable UK Borrower’s Applicable UK Borrower Commitment) then in effect. All UK Protective Advances made by the Agent with respect to each UK Domiciled Loan Party shall be UK Facility Obligations of such UK Domiciled Loan Party, secured by the applicable UK Facility Collateral and shall be treated for all purposes as UK Base Rate Loans.

(i) U.S./Canadian Protective Advances. The Agent shall be authorized by each U.S. Borrower, Canadian Borrower, and U.S. Lender, from time to time in the Agent’s sole discretion (but shall have absolutely no obligation to), to make U.S. Base Rate Loans to the U.S. Borrowers and Canadian Base Rate Loans or Canadian Prime Rate Loans to any Canadian

Borrower, in each case on behalf of the U.S. Lenders (any of such Loans are herein referred to as “U.S./Canadian Protective Advances”) which the Agent, in its Permitted Discretion, deems necessary or desirable to (i) preserve or protect U.S. Facility Collateral, Canadian Facility Collateral, or any portion thereof or (ii) to enhance the likelihood of, or maximize the amount of, repayment of the U.S. Revolver Loans, Canadian Revolver Loans, other U.S. Facility Obligations and other Canadian Facility Obligations; provided that no U.S./Canadian Protective Advance shall cause the aggregate amount of the U.S. Revolver Exposure at such time to exceed the U.S. Revolver Commitments then in effect. All U.S./Canadian Protective Advances made by the Agent with respect to U.S. Domiciled Loan Parties shall be U.S. Facility Obligations, secured by the U.S. Facility Collateral and Canadian Facility Collateral and shall be treated for all purposes as U.S. Base Rate Loans. All U.S./Canadian Protective Advances made by the Agent with respect to each Canadian Domiciled Loan Party shall be Canadian Facility Obligations, secured by the Canadian Facility Collateral and U.S. Facility Collateral and, if denominated in Canadian Dollars, shall be treated for all purposes as a Canadian Prime Rate Loan or, if denominated in Dollars, shall be treated for all purposes as a Canadian Base Rate Loan.

(j) Limitations on Protective Advances. The aggregate amount of Protective Advances outstanding at any time pursuant to this Section 2.1.5, together with the aggregate amount of Overadvances existing at any time pursuant to Section 2.1.4 above, shall not exceed ten percent (10%) of the Commitments then in effect. Protective Advances may be made even if the conditions set forth in Section 6 have not been satisfied. Each Applicable Lender shall participate in each Protective Advance on a Pro Rata basis. Required Borrower Group Lenders may at any time revoke Agent’s authority to make further Protective Advances to the Borrower or Borrowers of the applicable Borrower Group by written notice to the Agent. Absent such revocation, the Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive. At any time that there is sufficient Availability for the applicable Borrower Group and the conditions precedent set forth in Section 6 have been satisfied, the Agent may request the Applicable Lenders to make a Revolver Loan to repay a Protective Advance. At any other time, the Agent may require the Applicable Lenders to fund their risk participations described in Section 2.1.5(k).

(k) Transfers. Upon the making of a Protective Advance by the Agent (whether before or after the occurrence of a Default or Event of Default), each Applicable Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Agent without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its Pro Rata share of such Protective Advance. Each Applicable Lender shall transfer (a “Transfer”) the amount of such Applicable Lender’s Pro Rata share of the outstanding principal amount of the applicable Protective Advance with respect to such purchased interest and participation promptly when requested to the Agent, to such account of the Agent as the Agent may designate, but in any case not later than 3:00 p.m. (Local Time) on the Business Day notified (if notice is provided by the Agent prior to 12:00 p.m. (Local Time) and otherwise on the immediately following Business Day (the “Transfer Date”). Transfers may occur during the existence of a Default or Event of Default and whether or not the applicable conditions precedent set forth in Section 6 have then been satisfied. Such amounts transferred to the Agent shall be applied against the amount of the Protective Advance and, together with Applicable Lender’s Pro Rata share of such Protective Advance, shall constitute Loans of such Applicable Lenders, respectively. If any such amount is not transferred to the Agent by any Applicable Lender on such Transfer Date, the Agent shall be entitled to recover such amount on demand from such Applicable Lender together with interest thereon as specified in Section 3.1. From and after the date, if any, on which any Applicable Lender is required to fund, and funds, its participation in any Protective Advance purchased hereunder, the Agent shall promptly distribute to such Applicable Lender, such Applicable Lender’s Pro Rata share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Protective Advance.

2.1.6 Increase in Revolver Commitments; Reallocations.

(a) Australian Revolver Commitment Increase. The Asian Loan Party Agent may by written notice to the Agent elect to increase the Australian Revolver Commitments then in effect (an “Australian Revolver Commitment Increase”) by increasing the Australian Revolver Commitment of an Australian Lender (with the consent of such Australian Lender) or by causing a Person reasonably acceptable to the Agent that at such time is not an Australian Lender to become an Australian Lender (an “Additional Australian Lender”). After giving effect to any Australian Revolver Commitment Increase, the Australian Revolver Commitment of each Australian Lender (and the percentage of each Australian Revolver Loan that each Participant must purchase an Australian Revolver Loan participation in) shall be equal to such Australian Lender’s (or Participant’s) Pro Rata share of the amount of the increased Australian Revolver Commitments.

(b) Belgian Revolver Commitment Increase. The European Loan Party Agent may by written notice to the Agent elect to increase the Belgian Revolver Commitments then in effect (a “Belgian Revolver Commitment Increase”) by increasing the Belgian Revolver Commitment of a Belgian Lender (with the consent of such Belgian Lender) or by causing a Person reasonably acceptable to the Agent that at such time is not a Belgian Lender to become a Belgian Lender (an “Additional Belgian Lender”). After giving effect to any Belgian Revolver Commitment Increase, the Belgian Revolver Commitment of each Belgian Lender (and the percentage of each Belgian Revolver Loan that each Participant must purchase a Belgian Revolver Loan participation in) shall be equal to such Belgian Lender’s (or Participant’s) Pro Rata share of the amount of the increased Belgian Revolver Commitments.

(c) [Reserved]

(d) Dutch Revolver Commitment Increase. The European Loan Party Agent may by written notice to the Agent elect to increase the Dutch Revolver Commitments then in effect (a “Dutch Revolver Commitment Increase”) by increasing the Dutch Revolver Commitment of a Dutch Lender (with the consent of such Dutch Lender) or by causing a Person reasonably acceptable to the Agent that at such time is not a Dutch Lender to become a Dutch Lender (an “Additional Dutch Lender”). After giving effect to any Dutch Revolver Commitment Increase, the Dutch Revolver Commitment of each Dutch Lender (and the percentage of each Dutch Revolver Loan that each Participant must purchase a Dutch Revolver Loan participation in) shall be equal to such Dutch Lender’s (or Participant’s) Pro Rata share of the amount of the increased Dutch Revolver Commitments.

(e) New Zealand Revolver Commitment Increase. The Asian Loan Party Agent may by written notice to the Agent elect to increase the New Zealand Revolver Commitments then in effect (a “New Zealand Revolver Commitment Increase”) by increasing the New Zealand Revolver Commitment of a New Zealand Lender (with the consent of such New Zealand Lender) or by causing a Person reasonably acceptable to the Agent that at such time is not a New Zealand Lender to become a New Zealand Lender (an “Additional New Zealand Lender”). After giving effect to any New Zealand Revolver Commitment Increase, the New Zealand Revolver Commitment of each New Zealand Lender (and the percentage of each New Zealand Revolver Loan that each Participant must purchase a New Zealand Revolver Loan participation in) shall be equal to such New Zealand Lender’s (or Participant’s) Pro Rata share of the amount of the increased New Zealand Revolver Commitments.

(f) Norwegian Revolver Commitment Increase. The European Loan Party Agent may by written notice to the Agent elect to increase the Norwegian Revolver Commitments then in effect (a “Norwegian Revolver Commitment Increase”) by increasing the Norwegian Revolver Commitment of a Norwegian Lender (with the consent of such Norwegian Lender) or by causing a Person reasonably acceptable to the Agent that at such time is not a Norwegian Lender to become a Norwegian Lender (an “Additional Norwegian Lender”). After giving effect to any Norwegian Revolver Commitment Increase, the Norwegian Revolver Commitment of each Norwegian Lender (and the percentage of each Norwegian Revolver Loan that each Participant must purchase a Norwegian Revolver Loan participation in) shall be equal to such Norwegian Lender’s (or Participant’s) Pro Rata share of the amount of the increased Norwegian Revolver Commitments.

(g) Singapore Revolver Commitment Increase. The Asian Loan Party Agent may by written notice to the Agent elect to increase the Singapore Revolver Commitments then in effect (a “Singapore Revolver Commitment Increase”) by increasing the Singapore Revolver Commitment of a Singapore Lender (with the consent of such Singapore Lender) or by causing a Person reasonably acceptable to the Agent that at such time is not a Singapore Lender to become a Singapore Lender (an “Additional Singapore Lender”). After giving effect to any Singapore Revolver Commitment Increase, the Singapore Revolver Commitment of each Singapore Lender (and the percentage of each Singapore Revolver Loan that each Participant must purchase a Singapore Revolver Loan participation in) shall be equal to such Singapore Lender’s (or Participant’s) Pro Rata share of the amount of the increased Singapore Revolver Commitments.

(h) UK Revolver Commitment Increase. The European Loan Party Agent may by written notice to the Agent elect to increase the UK Revolver Commitments then in effect (a “UK Revolver Commitment Increase”) by increasing the UK Revolver Commitment of a UK Lender (with the consent of such UK Lender) or by causing a Person reasonably acceptable to the Agent that at such time is not a UK Lender to become a UK Lender (an “Additional UK Lender”). After giving effect to any UK Revolver Commitment Increase, the UK Revolver Commitment of each UK Lender (and the percentage of each UK Revolver Loan that each Participant must purchase a UK Revolver Loan participation in) shall be equal to such UK Lender’s (or Participant’s) Pro Rata share of the amount of the increased UK Revolver Commitments.

(i) U.S. Revolver Commitment Increase. The North American Loan Party Agent may by written notice to the Agent elect to increase the U.S. Revolver Commitments then in effect (a “U.S. Revolver Commitment Increase” and together with any Australian Revolver Commitment Increase, Belgian Revolver Commitment Increase, Dutch Revolver Commitment Increase, New Zealand Revolver Commitment Increase, Norwegian Revolver Commitment

Increase, Singapore Revolver Commitment Increase and UK Revolver Commitment Increase, “Revolver Commitment Increases”) by increasing the U.S. Revolver Commitment of a U.S. Lender (with the consent of such U.S. Lender) or by causing a Person reasonably acceptable to the Agent that at such time is not a U.S. Lender to become a U.S. Lender (an “Additional U.S. Lender” and together with any Additional Australian Lender, Additional Belgian Lender, Additional Dutch Lender, Additional New Zealand Lender, Additional Norwegian Lender, Additional Singapore Lender and Additional UK Lender, “Additional Lenders”). After giving effect to any U.S. Revolver Commitment Increase, the U.S. Revolver Commitment of each U.S. Lender (and the percentage of each U.S. Revolver Loan that each Participant must purchase a U.S. Revolver Loan participation in) shall be equal to such U.S. Lender’s (or Participant’s) Pro Rata share of the amount of the increased U.S. Revolver Commitments.

(j) Terms of Revolver Commitment Increases. Each notice of an increase in any Borrower Group Commitment shall specify the proposed date (each, an “Increase Date”) for the effectiveness of the Revolver Commitment Increase, which date shall be not less than ten Business Days after the date on which such notice is delivered to Agent. Any such increase shall be subject to the following additional conditions: (i) no Default or Event of Default shall have occurred and be continuing as of the date of such notice or both immediately before and after giving effect thereto as of the Increase Date; (ii) no Lender shall be obligated or have a right to participate in the Revolver Commitment Increase by increasing its Commitment; (iii) the Revolver Commitment Increase shall be on the same terms and conditions as this Agreement (provided, that the New Zealand Applicable Margin, the Singapore Applicable Margin and any Letter of Credit and unused line fees for New Zealand Borrowers and Singapore Borrowers will be agreed to by the New Zealand Borrowers and the Singapore Borrowers (as applicable) and the relevant Additional Lender(s) pursuant to the joinder agreements referenced in clause (iv) below); (iv) the Revolver Commitment Increase, to the extent arising from the admission of an Additional Lender, shall be effected pursuant to one or more joinder agreements executed and delivered by the Applicable Borrowers, the Additional Lender(s) and the Agent, each of which shall be in form and substance reasonably satisfactory to the Agent; (v) the relevant Loan Party Agent shall deliver or cause to be delivered any officers’ certificates, board resolutions, legal opinions or other documents reasonably requested by Agent in connection with the Revolver Commitment Increase; (vi) the Borrowers shall pay all reasonable and documented fees and expenses in connection with the Revolver Commitment Increase, including payments required pursuant to Section 3.9 in connection with the Revolver Commitment Increase; (vii) such increase shall be in a minimum amount of $25,000,000 in the case of the U.S. Revolver Commitments or in a minimum amount of $5,000,000 in the case of each of the Foreign Revolver Commitments; and (viii) the Agent shall have received a certification from a Senior Officer of the North American Loan Party Agent, or other evidence reasonably satisfactory to the Agent, that such increase is permitted under the Term Loan Credit Agreement (except to the extent the Indebtedness thereunder has been discharged in full). Notwithstanding the foregoing, in no event shall (A) the aggregate Commitments after giving effect to any Revolver Commitment Increase made under this Section 2.1.6 exceed the Maximum Facility Amount and (B) the Foreign Revolver Commitments exceed the U.S. Revolver Commitments.

(k) Increases Generally. The Agent shall promptly inform the Lenders of any request for a Revolver Commitment Increase made by a Loan Party Agent. If the conditions set forth in clause (j) above are not satisfied on the applicable Increase Date (or, to the extent such conditions relate to an earlier date, such earlier date), the Agent shall notify such Loan Party Agent in writing that the requested Revolver Commitment Increase will not be effectuated. On each Increase Date, the Agent shall notify the Lenders and the relevant Loan Party Agent, on or before 3:00 p.m., by telecopier, e-mail or other electronic means, of the occurrence of the Revolver Commitment Increase to be effected on such Increase Date, the amount of Revolver Loans held by each Lender as a result thereof, the amount of the Commitment of each Lender (and the percentage of each Revolver Loan, if any, that each Participant must purchase a participation interest in) as a result thereof. The respective Pro Rata shares of the Lenders shall thereafter, to the extent applicable, be determined based on such increased amounts, and Agent and the affected Lenders shall make such adjustments as Agent shall deem necessary so that the outstanding Loans and LC Obligations of each Lender equals its Pro Rata share thereof after giving effect to the Revolver Commitment Increase.

(l) Reallocation Mechanism. Subject to the terms and conditions of Section 2.1.6(l) and (m), the North American Loan Party Agent may request that the Lenders to certain Borrower Groups (and such Lenders in their individual sole discretion may agree to) change the then current allocation of each such Lender’s (and, if applicable, its affiliate’s) Commitment among the Borrower Group Commitments in order to effect an increase or decrease in particular Borrower Group Commitments, with any such increase or decrease in a Borrower Group Commitment to be accompanied by a concurrent and equal decrease or increase, respectively, in another Borrower Group Commitment (each, a “Reallocation”). In addition to the conditions set forth in Section 2.1.6(m), any such Reallocation shall be subject to the following conditions: (i) the North American Loan Party Agent shall have provided to the Agent a written request (in reasonable detail) at least ten Business Days prior to the requested effective date therefor (which effective date must be a Business Day) (the “Reallocation Date”) setting forth the proposed Reallocation Date and the amounts of the proposed Borrower Group Commitment reallocations to be effected, (ii) any such Reallocation shall increase or decrease the applicable Borrower Group Commitments in an amount equal to $5,000,000 and in increments of $1,000,000 in excess thereof, (iii) the Agent shall have received Reallocation Consents from Lenders having applicable Borrower Group Commitments sufficient to effectuate such requested Reallocation, (iv) no more than one Reallocation may be requested in any calendar quarter, (v) no Default or Event of Default shall have occurred and be continuing either as of the date of such request or on the Reallocation Date (both immediately before and after giving effect to such Reallocation), (vi) any increase in a Borrower Group Commitment shall result in a dollar-for-dollar decrease in another Borrower Group Commitment, (vii) in no event shall the sum of all the Borrower Group Commitments exceed the aggregate amount of the Commitments then in effect, nor shall the Foreign Revolver Commitments exceed the U.S. Revolver Commitments, (viii) after giving effect to such Reallocation, no Overadvance would exist or would result therefrom, and (ix) at least three Business Days prior to the proposed Reallocation Date, a Senior Officer of the North American Loan Party Agent shall have delivered to the Agent a certificate certifying as to compliance with preceding clauses (ii) through (viii) and demonstrating (in reasonable detail) the calculations required in connection therewith, which certificate shall be deemed recertified to the Agent by a Senior Officer of the North American Loan Party Agent on and as of the Reallocation Date.

(m) Reallocations Generally. The Agent shall promptly inform the Lenders of the affected Borrower Groups of any request for a Reallocation. Each Lender electing to increase or decrease its Borrower Group Commitments shall notify the Agent within five Business Days after its receipt of such notice of its election and the maximum amount of the respective Borrower Group Commitment reallocations to which it would agree (each, a “Reallocation Consent”). Notwithstanding the foregoing, (i) no Lender shall be obligated to agree to any such Reallocation of its Commitment (and no consent by any Lender to any Reallocation on one occasion shall be deemed consent to any future Reallocation by such Lender), (ii) other than the Lenders consenting to such Reallocation, no consent of any other Lender shall be required, and (iii) the failure of any Lender to affirmatively consent to participate in any such Reallocation on or prior to the fifth Business Day after its receipt of notice thereof shall be deemed to constitute an election by such Lender not to participate in such Reallocation. If, at the end of such five Business Day period, the Agent receives Reallocation Consents from Lenders in an aggregate amount greater than the required reallocation amounts, each such consenting Lender’s affected Borrower Group Commitments shall be increased or decreased on a pro rata basis based on the affected Borrower Group Commitments of the participating Lenders. If the conditions set forth in Section 2.1.6(l) and (m), including, without limitation, the receipt of sufficient Reallocation Consents within the time period set forth above, are not satisfied on the applicable Reallocation Date (or, to the extent such conditions relate to an earlier date, such earlier date), the Agent shall notify the North American Loan Party Agent in writing that the requested Reallocation will not be effectuated; provided, that (A) the Agent shall in all cases be entitled to rely (without liability) on the certificate delivered by the North American Loan Party Agent pursuant to Section 2.1.6(l)(ix) in making its determination as to the satisfaction of the conditions set forth in Section 2.1.6(l)(ii) through (viii) and (B) if the proposed Reallocation cannot be effected because sufficient Reallocation Consents were not received, then the North American Loan Party Agent may elect to consummate such Reallocation in the lesser amount of the Reallocation Consents that were received. On each Reallocation Date, the Agent shall notify the Lenders of the affected Borrower Groups and the North American Loan Party Agent, on or before 3:00 p.m. by facsimile, e-mail or other electronic means, of the occurrence of the Reallocation to be effected on such Reallocation Date, the amount of the Loans held by each such Lender as a result thereof and the amount of the affected Borrower Group Commitments of each such Lender as a result thereof. To the extent necessary where a Lender in one Borrower Group and its separate affiliate that is a Lender in another Borrower Group are participating in a Reallocation, the Reallocation among such Persons shall be deemed to have been consummated pursuant to an Assignment and Acceptance. A Lender may agree to a Reallocation to a Borrower Group even if it does not have a Commitment to such Borrower Group prior to such Reallocation. The respective Pro Rata shares of the Lenders shall thereafter, to the extent applicable, be determined based on such reallocated amounts (subject to any subsequent changes thereto), and Agent and the affected Lenders shall make such adjustments as Agent shall deem necessary so that the outstanding Loans and LC Obligations of each Lender equals its Pro Rata share thereof after giving effect to the Reallocation.

2.1.7 Swingline Loans.

(a) Australian Swingline Loans to Australian Borrowers. The Australian Swingline Lender may make Australian Swingline Loans to any of the Australian Borrowers on any Business Day during the period from the Closing Date to the Australian Swingline Commitment Termination Date, not to exceed the Australian Swingline Commitment in aggregate principal amount outstanding at any time (based on the Dollar Equivalent thereof), which Australian Swingline Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, that the Australian Swingline Lender shall not honor any request for a Australian Swingline Loan on or after the Australian Swingline Commitment Termination Date, if the Dollar Equivalent of the amount of the proposed Australian Swingline Loan exceeds Australian Availability on the proposed funding date for such Australian Swingline Loan or if the requirements of Section 2.12 are not satisfied. The Australian Swingline Loans shall be Australian Base Rate Loans and bear interest as set forth in Section 3.1. Each Australian Swingline Loan shall constitute a Revolver Loan for all purposes except that payments thereon shall be made to the Australian Swingline Lender for its own account. The Australian Swingline Loans of each Australian Borrower shall be repaid in accordance with the terms of this Agreement and shall be secured by all of the Australian Facility Collateral of such Australian Borrower. Each Australian Swingline Loan shall be funded in Australian Dollars or, at the option of the Applicable Australian Borrower, Dollars and repaid in the same currency as the underlying Australian Swingline Loan was made.

(b) Belgian Swingline Loans to Belgian Borrowers. The Belgian Swingline Lender may make Belgian Swingline Loans to any of the Belgian Borrowers on any Business Day during the period from the Closing Date to the Belgian Swingline Commitment Termination Date, not to exceed the Belgian Swingline Commitment in aggregate principal amount outstanding at any time (based on the Dollar Equivalent thereof), which Belgian Swingline Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, that the Belgian Swingline Lender shall not honor any request for a Belgian Swingline Loan on or after the Belgian Swingline Commitment Termination Date, if the Dollar Equivalent of the amount of the proposed Belgian Swingline Loan exceeds Belgian Availability on the proposed funding date for such Belgian Swingline Loan or if the requirements of Section 2.12 are not satisfied. The Belgian Swingline Loans shall be Belgian Base Rate Loans and bear interest as set forth in Section 3.1. Each Belgian Swingline Loan shall constitute a Revolver Loan for all purposes except that payments thereon shall be made to the Belgian Swingline Lender for its own account. The Belgian Swingline Loans of each Belgian Borrower shall be repaid in accordance with the terms of this Agreement and shall be secured by all of the Belgian Facility Collateral of such Belgian Borrower. Each Belgian Swingline Loan shall be funded in Euros or, at the option of the Applicable Belgian Borrower, Dollars and repaid in the same currency as the underlying Belgian Swingline Loan was made.

(c) Canadian Swingline Loans to Canadian Borrowers. The Canadian Swingline Lender may make Canadian Swingline Loans to any of the Canadian Borrowers on any Business Day during the period from the Closing Date to the U.S./Canadian Swingline Commitment Termination Date, not to exceed the Canadian Swingline Commitment in aggregate principal amount outstanding at any time (based on the Dollar Equivalent thereof), which Canadian Swingline Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, that the Canadian Swingline Lender shall not honor any request for a Canadian Swingline Loan on or after the U.S./Canadian Swingline Commitment Termination Date, if the Dollar Equivalent of the amount of the proposed Canadian Swingline Loan exceeds U.S. Availability on the proposed funding date for such Canadian Swingline Loan or if the

Canadian Revolver Exposure would exceed the Canadian Revolver Sublimit. The Canadian Swingline Loans shall be Canadian Prime Rate Loans if denominated in Canadian Dollars and Canadian Base Rate Loans if denominated in Dollars and bear interest as set forth in Section 3.1. Each Canadian Swingline Loan shall constitute a Revolver Loan for all purposes except that payments thereon shall be made to the Canadian Swingline Lender for its own account. The Canadian Swingline Loans of each Canadian Borrower shall be repaid in accordance with the terms of this Agreement and shall be secured by all of the Canadian Facility Collateral and U.S. Facility Collateral. The Canadian Borrowers and the U.S. Borrowers shall be jointly and severally liable to pay all of the Canadian Swingline Loans. Each Canadian Swingline Loan shall be funded in Canadian Dollars or, at the option of the requesting Canadian Borrower, Dollars and repaid in the same currency as the underlying Canadian Swingline Loan was made.

(d) Dutch Swingline Loans to Dutch Borrowers. The Dutch Swingline Lender may make Dutch Swingline Loans to any of the Dutch Borrowers on any Business Day during the period from the Closing Date to the Dutch Swingline Commitment Termination Date, not to exceed the Dutch Swingline Commitment in aggregate principal amount outstanding at any time (based on the Dollar Equivalent thereof), which Dutch Swingline Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, that the Dutch Swingline Lender shall not honor any request for a Dutch Swingline Loan on or after the Dutch Swingline Commitment Termination Date, if the Dollar Equivalent of the amount of the proposed Dutch Swingline Loan exceeds Dutch Availability on the proposed funding date for such Dutch Swingline Loan or if the requirements of Section 2.12 are not satisfied. The Dutch Swingline Loans shall be Dutch Base Rate Loans and bear interest as set forth in Section 3.1. Each Dutch Swingline Loan shall constitute a Revolver Loan for all purposes except that payments thereon shall be made to the Dutch Swingline Lender for its own account. The Dutch Swingline Loans of each Dutch Borrower shall be repaid in accordance with the terms of this Agreement and shall be secured by all of the Dutch Facility Collateral of such Dutch Borrower. Each Dutch Swingline Loan shall be funded in Euros or, at the option of the Applicable Dutch Borrower, Dollars and repaid in the same currency as the underlying Dutch Swingline Loan was made.

(e) New Zealand Swingline Loans to New Zealand Borrowers. The New Zealand Swingline Lender may make New Zealand Swingline Loans to any of the New Zealand Borrowers on any Business Day during the period from the Closing Date to the New Zealand Swingline Commitment Termination Date, not to exceed the New Zealand Swingline Commitment in aggregate principal amount outstanding at any time (based on the Dollar Equivalent thereof), which New Zealand Swingline Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, that the New Zealand Swingline Lender shall not honor any request for a New Zealand Swingline Loan on or after the New Zealand Swingline Commitment Termination Date, if the Dollar Equivalent of the amount of the proposed New Zealand Swingline Loan exceeds New Zealand Availability on the proposed funding date for such New Zealand Swingline Loan or if the requirements of Section 2.12 are not satisfied. The New Zealand Swingline Loans shall be New Zealand Base Rate Loans and bear interest as set forth in Section 3.1. Each New Zealand Swingline Loan shall constitute a Revolver Loan for all purposes except that payments thereon shall be made to the New Zealand Swingline Lender for its own account. The New Zealand Swingline Loans of each New Zealand Borrower shall be repaid in accordance with the terms of this Agreement and shall be secured by all of the New Zealand Facility Collateral of such New Zealand Borrower. Each New Zealand Swingline Loan shall be funded in New Zealand Dollars or, at the option of the Applicable New Zealand Borrower, Dollars and repaid in the same currency as the underlying New Zealand Swingline Loan was made.

(f) Norwegian Swingline Loans to Norwegian Borrowers. The Norwegian Swingline Lender may make Norwegian Swingline Loans to any of the Norwegian Borrowers on any Business Day during the period from the Closing Date to the Norwegian Swingline Commitment Termination Date, not to exceed the Norwegian Swingline Commitment in aggregate principal amount outstanding at any time (based on the Dollar Equivalent thereof), which Norwegian Swingline Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, that the Norwegian Swingline Lender shall not honor any request for a Norwegian Swingline Loan on or after the Norwegian Swingline Commitment Termination Date, if the Dollar Equivalent of the amount of the proposed Norwegian Swingline Loan exceeds Norwegian Availability on the proposed funding date for such Norwegian Swingline Loan. The Norwegian Swingline Loans shall be Norwegian Base Rate Loans and bear interest as set forth in Section 3.1. Each Norwegian Swingline Loan shall constitute a Revolver Loan for all purposes except that payments thereon shall be made to the Norwegian Swingline Lender for its own account. The Norwegian Swingline Loans shall be repaid in accordance with the terms of this Agreement and shall be secured by all of the Norwegian Facility Collateral. Each Norwegian Swingline Loan shall be funded in Norwegian Kroner or, at the option of the relevant Norwegian Borrower, Dollars, Euros or Sterling and repaid in the same currency as the underlying Norwegian Swingline Loan was made.

(g) Singapore Swingline Loans to Singapore Borrowers. The Singapore Swingline Lender may make Singapore Swingline Loans to any of the Singapore Borrowers on any Business Day during the period from the Closing Date to the Singapore Swingline Commitment Termination Date, not to exceed the Singapore Swingline Commitment in aggregate principal amount outstanding at any time (based on the Dollar Equivalent thereof), which Singapore Swingline Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, that the Singapore Swingline Lender shall not honor any request for a Singapore Swingline Loan on or after the Singapore Swingline Commitment Termination Date, if the Dollar Equivalent of the amount of the proposed Singapore Swingline Loan exceeds Singapore Availability on the proposed funding date for such Singapore Swingline Loan or if the requirements of Section 2.12 are not satisfied. The Singapore Swingline Loans shall be Singapore Base Rate Loans and bear interest as set forth in Section 3.1. Each Singapore Swingline Loan shall constitute a Revolver Loan for all purposes except that payments thereon shall be made to the Singapore Swingline Lender for its own account. The Singapore Swingline Loans of each Singapore Borrower shall be repaid in accordance with the terms of this Agreement and shall be secured by all of the Singapore Facility Collateral of such Singapore Borrower. Each Singapore Swingline Loan shall be funded in Dollars and repaid in the same currency as the underlying Singapore Swingline Loan was made.

(h) UK Swingline Loans to UK Borrowers. The UK Swingline Lender may make UK Swingline Loans to any of the UK Borrowers on any Business Day during the period from the Closing Date to the UK Swingline Commitment Termination Date, not to exceed the UK Swingline Commitment in aggregate principal amount outstanding at any time (based on the Dollar Equivalent thereof), which UK Swingline Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, that the UK Swingline Lender shall not honor any request for a UK Swingline Loan on or after the UK Swingline Commitment Termination Date, if the Dollar Equivalent of the amount of the proposed UK Swingline Loan exceeds UK Availability on the proposed funding date for such UK Swingline Loan or if the requirements of Section 2.12 are not satisfied. The UK Swingline Loans shall be UK Base Rate Loans and bear interest as set forth in Section 3.1. Each UK Swingline Loan shall constitute a Revolver Loan for all purposes except that payments thereon shall be made to the UK Swingline Lender for its own account. The UK Swingline Loans of each UK Borrower shall be repaid in accordance with the terms of this Agreement and shall be secured by all of the UK Facility Collateral of such UK Borrower. Each UK Swingline Loan shall be funded in Sterling or, at the option of the Applicable UK Borrower, Euros or Dollars and repaid in the same currency as the underlying UK Swingline Loan was made.

(i) U.S. Swingline Loans to U.S. Borrowers. The U.S. Swingline Lender may make U.S. Swingline Loans to any of the U.S. Borrowers on any Business Day during the period from the Closing Date to the U.S./Canadian Swingline Commitment Termination Date, not to exceed the U.S. Swingline Commitment in aggregate principal amount outstanding at any time, which U.S. Swingline Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, that the U.S. Swingline Lender shall not honor any request for a U.S. Swingline Loan on or after the U.S./Canadian Swingline Commitment Termination Date or if the amount of the proposed U.S. Swingline Loan exceeds U.S. Availability on the proposed funding date for such U.S. Swingline Loan. The U.S. Swingline Loans shall be U.S. Base Rate Loans and bear interest as set forth in Section 3.1. Each U.S. Swingline Loan shall constitute a Revolver Loan for all purposes except that payments thereon shall be made to the U.S. Swingline Lender for its own account. The U.S. Swingline Loans shall be repaid in accordance with the terms of this Agreement and shall be secured by all of the U.S. Facility Collateral and Canadian Facility Collateral. The U.S. Borrowers and the Canadian Borrowers shall be jointly and severally liable to pay all of the U.S. Swingline Loans. Each U.S. Swingline Loan shall be funded and repaid in Dollars.

(j) Swinglines Generally. The Swingline Loans made by each Swingline Lender and interest accruing thereon shall be evidenced by the records of the Agent and such Swingline Lender and need not be evidenced by any promissory note.

2.2 Australian Letters of Credit.

2.2.1 Issuance of Australian Letters of Credit. Each Australian Fronting Bank agrees to issue Australian Letters of Credit for the account of any Australian Borrower from time to time until the Facility Termination Date (or until the Australian Revolver Commitment Termination Date, if earlier), in Australian Dollars or, at the option of the Applicable Australian Borrower, Dollars, Euros or Sterling, on the terms set forth herein, including the following:

(a) Each Australian Borrower acknowledges that each Australian Fronting Bank’s willingness to issue any Australian Letter of Credit is conditioned upon such Australian Fronting Bank’s receipt of an Australian LC Application with respect to the requested Australian Letter of Credit, as well as such other instruments and agreements as such Australian Fronting

Bank may customarily require for issuance of a letter of credit of similar type and amount. No Australian Fronting Bank shall have any obligation to issue any Australian Letter of Credit unless (i) such Australian Fronting Bank, Bank of America (Hong Kong) and Bank of America (Australia) receive an Australian LC Request and Australian LC Application at least three Business Days prior to the requested date of issuance; (ii) each Australian LC Condition is satisfied; and (iii) if a Defaulting Lender that is an Australian Lender exists, such Lender or Australian Borrowers have entered into arrangements reasonably satisfactory to Agent and such Australian Fronting Bank to eliminate any funding risk associated with such Defaulting Lender. If an Australian Fronting Bank receives written notice from an Australian Lender at least three Business Days before issuance of an Australian Letter of Credit that any Australian LC Condition has not been satisfied, such Australian Fronting Bank shall have no obligation to issue the requested Australian Letter of Credit (or any other) until such notice is withdrawn in writing by the Required Borrower Group Lenders or until the Required Borrower Group Lenders have waived such condition in accordance with this Agreement. Prior to receipt of any such notice, an Australian Fronting Bank shall not be deemed to have knowledge of any failure of Australian LC Conditions. All Existing Australian Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(b) The renewal or extension of any Australian Letter of Credit shall be treated as the issuance of a new Australian Letter of Credit, except that delivery of a new Australian LC Application shall be required at the discretion of the applicable Australian Fronting Bank. No Australian Fronting Bank shall renew or extend any Australian Letter of Credit if it receives written notice from the Agent or the Required Borrower Group Lenders of the existence of a Default or Event of Default.

(c) Australian Borrowers assume all risks of the acts, omissions or misuses of any Australian Letter of Credit by the beneficiary. In connection with issuance of any Australian Letter of Credit, none of Agent, any Australian Fronting Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in an Australian Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and an Australian Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Australian Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of any Australian Fronting Bank, Agent or any Australian Lender, including any act or omission of a Governmental Authority. The rights and remedies of each Australian Fronting Bank under the Loan Documents shall be cumulative. Each Australian Fronting Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Borrowers are discharged with proceeds of any Australian Letter of Credit issued by such Australian Fronting Bank.

(d) In connection with its administration of and enforcement of rights or remedies under any Australian Letters of Credit or Australian LC Documents, each Australian Fronting Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by such Australian Fronting Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Each Australian Fronting Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. Each Australian Fronting Bank may employ agents and attorneys-in-fact in connection with any matter relating to Australian Letters of Credit or Australian LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

2.2.2 Australian LC Reimbursement; Australian LC Participations.

(a) If an Australian Fronting Bank honors any request for payment under an Australian Letter of Credit, the Applicable Australian Borrower shall pay to such Australian Fronting Bank, on the same day (“Australian Reimbursement Date”), the amount paid by such Australian Fronting Bank under such Letter of Credit, together with interest at the interest rate for Australian Base Rate Loans from the Australian Reimbursement Date until payment by the Applicable Australian Borrower. The obligation of the Applicable Australian Borrower to reimburse each Australian Fronting Bank for any payment made under an Australian Letter of Credit issued by such Australian Fronting Bank shall be absolute, unconditional, irrevocable, and shall be paid without regard to any lack of validity or enforceability of any Australian Letter of Credit or the existence of any claim, setoff, defense or other right that the Applicable Australian Borrower or Loan Parties may have at any time against the beneficiary. Whether or not the Applicable Australian Borrower submits a Notice of Borrowing, the Applicable Australian Borrower shall be deemed to have requested a Borrowing of Australian Base Rate Loans in an amount necessary to pay all amounts due to an Australian Fronting Bank in the currency in which the underlying Australian Letter of Credit was issued on any Australian Reimbursement Date and each Australian Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b) Upon issuance of an Australian Letter of Credit, each Australian Lender shall be deemed to have irrevocably and unconditionally purchased from the Australian Fronting Bank that issued such Australian Letter of Credit, without recourse or warranty, an undivided Pro Rata interest and participation in all Australian LC Obligations relating to the Australian Letter of Credit. If the applicable Australian Fronting Bank makes any payment under an Australian Letter of Credit and the Applicable Australian Borrower does not reimburse such payment on the Australian Reimbursement Date, Agent shall promptly notify Australian Lenders and each Australian Lender shall promptly (within one Business Day) and unconditionally pay to Agent in the currency of the payment made under such Australian Letter of Credit, for the benefit of such Australian Fronting Bank, the Australian Lender’s Pro Rata share of such payment. Upon request by an Australian Lender, the applicable Australian Fronting Bank shall furnish copies of any Australian Letters of Credit and Australian LC Documents in its possession at such time.

(c) The obligation of each Australian Lender to make payments to Agent for the account of the applicable Australian Fronting Bank in connection with such Australian Fronting Bank’s payment under an Australian Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under an Australian Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Loan Party may have with respect to any Obligations. No Australian Fronting Bank assumes any responsibility for any failure or delay in performance or any breach by any Australian Borrower or other Person of any obligations under any Australian LC Documents. No Australian Fronting Bank makes any express or implied warranty, representation or guarantee to Australian Lenders with respect to the Australian Facility Collateral, the Australian LC Documents or any Australian Facility Loan Party. No Australian Fronting Bank shall be responsible to any Australian Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any Australian LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any Australian Facility Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Australian Facility Loan Party.

(d) No Australian Fronting Bank Indemnitee shall be liable to any Loan Party or other Person for any action taken or omitted to be taken in connection with any Australian LC Documents except as a result of such Australian Fronting Bank’s actual gross negligence, willful misconduct or bad faith, as determined by a final, nonappealable judgment of a court of competent jurisdiction. No Australian Fronting Bank shall have any liability to any Lender if such Australian Fronting Bank refrains from any action under any Australian Letter of Credit or Australian LC Documents until it receives written instructions from Required Borrower Group Lenders of Australian Borrowers.

2.2.3 Australian LC Cash Collateral. If any Australian LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that an Australian Overadvance exists, (c) after the Australian Revolver Commitment Termination Date, or (d) within five Business Days prior to the Facility Termination Date, then Australian Borrowers shall, within one Business Day of an Australian Fronting Bank’s or Agent’s request, Cash Collateralize the stated amount of all outstanding Australian Letters of Credit issued by such Australian Fronting Banks and pay to each Australian Fronting Bank the amount of all other Australian LC Obligations to such Australian Fronting Bank. Australian Borrowers shall, within one Business Day of demand by an Australian Fronting Bank’s or Agent from time to time, Cash Collateralize, with respect to the Australian Letters of Credit issued by such Australian Fronting Bank, the LC Obligations of any Defaulting Lender that is an Australian Lender. If Australian Borrowers fail to provide any Cash Collateral as required hereunder, Australian Lenders may (and shall upon direction of Agent) advance, as Australian Revolver Loans, the amount of the Cash Collateral required (whether or not the Australian Revolver Commitments have terminated, any Australian Overadvance exists or would result therefrom or the conditions in Section 6 are satisfied).

2.3 Belgian Letters of Credit.

2.3.1 Issuance of Belgian Letters of Credit. Each Belgian Fronting Bank agrees to issue Belgian Letters of Credit for the account of any Belgian Borrower from time to time until the Facility Termination Date (or until the Belgian Revolver Commitment Termination Date, if earlier), in Euros or, at the option of the Applicable Belgian Borrower, Dollars, on the terms set forth herein, including the following:

(a) Each Belgian Borrower acknowledges that each Belgian Fronting Bank’s willingness to issue any Belgian Letter of Credit is conditioned upon such Belgian Fronting Bank’s receipt of a Belgian LC Application with respect to the requested Belgian Letter of Credit, as well as such other instruments and agreements as such Belgian Fronting Bank may customarily require for issuance of a letter of credit of similar type and amount. No Belgian Fronting Bank shall have any obligation to issue any Belgian Letter of Credit unless (i) such Belgian Fronting Bank and Bank of America (London) receive a Belgian LC Request and Belgian LC Application at least three Business Days prior to the requested date of issuance; (ii) each Belgian LC Condition is satisfied; and (iii) if a Defaulting Lender that is a Belgian Lender exists, such Lender or Belgian Borrowers have entered into arrangements reasonably satisfactory to Agent and such Belgian Fronting Bank to eliminate any funding risk associated with such Defaulting Lender. If a Belgian Fronting Bank receives written notice from a Belgian Lender at least three Business Days before issuance of a Belgian Letter of Credit that any Belgian LC Condition has not been satisfied, such Belgian Fronting Bank shall have no obligation to issue the requested Belgian Letter of Credit (or any other) until such notice is withdrawn in writing by the Required Borrower Group Lenders or until the Required Borrower Group Lenders have waived such condition in accordance with this Agreement. Prior to receipt of any such notice, a Belgian Fronting Bank shall not be deemed to have knowledge of any failure of Belgian LC Conditions. All Existing Belgian Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(b) The renewal or extension of any Belgian Letter of Credit shall be treated as the issuance of a new Belgian Letter of Credit, except that delivery of a new Belgian LC Application shall be required at the discretion of the applicable Belgian Fronting Bank. No Belgian Fronting Bank shall renew or extend any Belgian Letter of Credit if it receives written notice from the Agent or the Required Borrower Group Lenders of the existence of a Default or Event of Default.

(c) Belgian Borrowers assume all risks of the acts, omissions or misuses of any Belgian Letter of Credit by the beneficiary. In connection with issuance of any Belgian Letter of Credit, none of Agent, any Belgian Fronting Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Belgian Letter of Credit or

Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a Belgian Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Belgian Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of any Belgian Fronting Bank, Agent or any Belgian Lender, including any act or omission of a Governmental Authority. The rights and remedies of each Belgian Fronting Bank under the Loan Documents shall be cumulative. Each Belgian Fronting Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Borrowers are discharged with proceeds of any Belgian Letter of Credit issued by such Belgian Fronting Bank.

(d) In connection with its administration of and enforcement of rights or remedies under any Belgian Letters of Credit or Belgian LC Documents, each Belgian Fronting Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by such Belgian Fronting Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Each Belgian Fronting Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. Each Belgian Fronting Bank may employ agents and attorneys-in-fact in connection with any matter relating to Belgian Letters of Credit or Belgian LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

2.3.2 Belgian LC Reimbursement; Belgian LC Participations.

(a) If a Belgian Fronting Bank honors any request for payment under a Belgian Letter of Credit, the Applicable Belgian Borrower shall pay to such Belgian Fronting Bank, on the same day (“Belgian Reimbursement Date”), the amount paid by such Belgian Fronting Bank under such Letter of Credit, together with interest at the interest rate for Belgian Base Rate Loans from the Belgian Reimbursement Date until payment by the Applicable Belgian Borrower. The obligation of the Applicable Belgian Borrower to reimburse each Belgian Fronting Bank for any payment made under a Belgian Letter of Credit issued by such Belgian Fronting Bank shall be absolute, unconditional, irrevocable, and shall be paid without regard to any lack of validity or enforceability of any Belgian Letter of Credit or the existence of any claim, setoff, defense or other right that the Applicable Belgian Borrower or Loan Parties may have at any time against the beneficiary. Whether or not the Applicable Belgian Borrower submits a Notice of Borrowing, the Applicable Belgian Borrower shall be deemed to have requested a Borrowing of Belgian Base Rate Loans in an amount necessary to pay all amounts due to a Belgian Fronting Bank in the currency in which the underlying Belgian Letter of Credit was issued on any Belgian Reimbursement Date and each Belgian Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b) Upon issuance of a Belgian Letter of Credit, each Belgian Lender shall be deemed to have irrevocably and unconditionally purchased from the Belgian Fronting Bank that issued such Belgian Letter of Credit, without recourse or warranty, an undivided Pro Rata interest and participation in all Belgian LC Obligations relating to the Belgian Letter of Credit. If the applicable Belgian Fronting Bank makes any payment under a Belgian Letter of Credit and the Applicable Belgian Borrower does not reimburse such payment on the Belgian Reimbursement Date, Agent shall promptly notify Belgian Lenders and each Belgian Lender shall promptly (within one Business Day) and unconditionally pay to Agent in the currency of the payment made under such Belgian Letter of Credit, for the benefit of the Belgian Fronting Bank, the Belgian Lender’s Pro Rata share of such payment. Upon request by a Belgian Lender, the applicable Belgian Fronting Bank shall furnish copies of any Belgian Letters of Credit and Belgian LC Documents in its possession at such time.

(c) The obligation of each Belgian Lender to make payments to Agent for the account of the applicable Belgian Fronting Bank in connection with such Belgian Fronting Bank’s payment under a Belgian Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Belgian Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Loan Party may have with respect to any Obligations. No Belgian Fronting Bank assumes any responsibility for any failure or delay in performance or any breach by any Belgian Borrower or other Person of any obligations under any Belgian LC Documents. No Belgian Fronting Bank makes any express or implied warranty, representation or guarantee to Belgian Lenders with respect to the Belgian Facility Collateral, the Belgian LC Documents or any Belgian Facility Loan Party. No Belgian Fronting Bank shall be responsible to any Belgian Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any Belgian LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any Belgian Facility Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Belgian Facility Loan Party.

(d) No Belgian Fronting Bank Indemnitee shall be liable to any Loan Party or other Person for any action taken or omitted to be taken in connection with any Belgian LC Documents except as a result of such Belgian Fronting Bank’s actual gross negligence, willful misconduct or bad faith, as determined by a final, nonappealable judgment of a court of competent jurisdiction. No Belgian Fronting Bank shall have any liability to any Lender if such Belgian Fronting Bank refrains from any action under any Belgian Letter of Credit or Belgian LC Documents until it receives written instructions from Required Borrower Group Lenders of Belgian Borrowers.

2.3.3 Belgian LC Cash Collateral. If any Belgian LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that a Belgian Overadvance exists, (c) after the Belgian Revolver Commitment Termination Date, or (d) within five Business Days prior to the Facility Termination Date, then Belgian Borrowers shall, within one Business Day of the Belgian Fronting Bank’s or Agent’s request, Cash Collateralize the stated amount of all outstanding Belgian Letters of Credit and pay to each Belgian Fronting Bank the amount of all other Belgian LC Obligations to such Belgian

Fronting Bank. Belgian Borrowers shall, within one Business Day of demand by the Belgian Fronting Bank’s or Agent from time to time, Cash Collateralize the LC Obligations of any Defaulting Lender that is a Belgian Lender. If Belgian Borrowers fail to provide any Cash Collateral as required hereunder, Belgian Lenders may (and shall upon direction of Agent) advance, as Belgian Revolver Loans, the amount of the Cash Collateral required (whether or not the Belgian Revolver Commitments have terminated, any Belgian Overadvance exists or would result therefrom or the conditions in Section 6 are satisfied).

2.4 Canadian Letters of Credit.

2.4.1 Issuance of Canadian Letters of Credit. Each U.S. Fronting Bank agrees to issue Canadian Letters of Credit for the account of any Canadian Borrower from time to time until the Facility Termination Date (or until the U.S. Revolver Commitment Termination Date, if earlier), in Canadian Dollars or, at the option of such Canadian Borrower, Dollars, on the terms set forth herein, including the following:

(a) Each Canadian Borrower acknowledges that each U.S. Fronting Bank’s willingness to issue any Canadian Letter of Credit is conditioned upon such U.S. Fronting Bank’s receipt of a Canadian LC Application with respect to the requested Canadian Letter of Credit, as well as such other instruments and agreements as such U.S. Fronting Bank may customarily require for issuance of a letter of credit of similar type and amount. No U.S. Fronting Bank shall have any obligation to issue any Canadian Letter of Credit unless (i) such U.S. Fronting Bank and Agent receive a Canadian LC Request and Canadian LC Application at least three Business Days prior to the requested date of issuance; (ii) each Canadian LC Condition is satisfied; and (iii) if a Defaulting Lender that is a U.S. Lender exists, such Lender or Canadian Borrowers have entered into arrangements reasonably satisfactory to Agent and such U.S. Fronting Bank to eliminate any funding risk associated with such Defaulting Lender. If a U.S. Fronting Bank receives written notice from a U.S. Lender at least three Business Days before issuance of a Canadian Letter of Credit that any Canadian LC Condition has not been satisfied, such U.S. Fronting Bank shall have no obligation to issue the requested Canadian Letter of Credit (or any other) until such notice is withdrawn in writing by the Required Borrower Group Lenders or until the Required Borrower Group Lenders have waived such condition in accordance with this Agreement. Prior to receipt of any such notice, a U.S. Fronting Bank shall not be deemed to have knowledge of any failure of Canadian LC Conditions. All Existing Canadian Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(b) The renewal or extension of any Canadian Letter of Credit shall be treated as the issuance of a new Canadian Letter of Credit, except that delivery of a new Canadian LC Application shall be required at the discretion of the applicable U.S. Fronting Bank. No U.S. Fronting Bank shall renew or extend any Canadian Letter of Credit if it receives written notice from the Agent or the Required Borrower Group Lenders of the existence of a Default or Event of Default.

(c) Canadian Borrowers assume all risks of the acts, omissions or misuses of any Canadian Letter of Credit by the beneficiary. In connection with issuance of any Canadian Letter of Credit, none of Agent, any U.S. Fronting Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Canadian Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a Canadian Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Canadian Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of any U.S. Fronting Bank, Agent or any U.S. Lender, including any act or omission of a Governmental Authority. The rights and remedies of each U.S. Fronting Bank under the Loan Documents shall be cumulative. Each U.S. Fronting Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Borrowers are discharged with proceeds of any Canadian Letter of Credit issued by such U.S. Fronting Bank.

(d) In connection with its administration of and enforcement of rights or remedies under any Canadian Letters of Credit or Canadian LC Documents, each U.S. Fronting Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by such U.S. Fronting Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Each U.S. Fronting Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. Each U.S. Fronting Bank may employ agents and attorneys-in-fact in connection with any matter relating to Canadian Letters of Credit or Canadian LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

2.4.2 Canadian LC Reimbursement; Canadian LC Participations.

(a) If a U.S. Fronting Bank honors any request for payment under a Canadian Letter of Credit, the applicable Canadian Borrower shall pay to such U.S. Fronting Bank, on the same day (“Canadian Reimbursement Date”), the amount paid by such U.S. Fronting Bank under such Letter of Credit, together with interest at the interest rate for Canadian Prime Rate Loans (if the Canadian Letter of Credit was denominated in Canadian Dollars) and Canadian Base Rate Loans (if the Canadian Letter of Credit was denominated in Dollars), in each case, from the Canadian Reimbursement Date until payment by Canadian Borrower. The obligation of each Canadian Borrower to reimburse each U.S. Fronting Bank for any payment made under a Canadian Letter of Credit issued by such U.S. Fronting Bank shall be absolute, unconditional, irrevocable, and shall be paid without regard to any lack of validity or enforceability of any Canadian Letter of Credit or the existence of any claim, setoff, defense or other right that the Canadian Borrowers or or other Loan Parties may have at any time against the beneficiary. Whether or not the Initial

Canadian Borrower submits a Notice of Borrowing, the Canadian Borrowers shall be deemed to have requested a Borrowing of Canadian Prime Rate Loans or Canadian Base Rate Loans, as applicable, in an amount necessary to pay all amounts due to a U.S. Fronting Bank in the currency in which the underlying Canadian Letter of Credit was issued on any Canadian Reimbursement Date and each U.S. Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b) Upon issuance of a Canadian Letter of Credit, each U.S. Lender shall be deemed to have irrevocably and unconditionally purchased from the U.S. Fronting Bank that issued such Canadian Letter of Credit, without recourse or warranty, an undivided Pro Rata interest and participation in all Canadian LC Obligations relating to the Canadian Letter of Credit. If the applicable U.S. Fronting Bank makes any payment under a Canadian Letter of Credit and the Canadian Borrowers do not reimburse such payment on the Canadian Reimbursement Date, Agent shall promptly notify U.S. Lenders and each U.S. Lender shall promptly (within one Business Day) and unconditionally pay to Agent in the currency of the payment made under such Canadian Letter of Credit, for the benefit of the U.S. Fronting Bank, the U.S. Lender’s Pro Rata share of such payment. Upon request by a U.S. Lender, the applicable U.S. Fronting Bank shall furnish copies of any Canadian Letters of Credit and Canadian LC Documents in its possession at such time.

(c) The obligation of each U.S. Lender to make payments to Agent for the account of the applicable U.S. Fronting Bank in connection with such U.S. Fronting Bank’s payment under a Canadian Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Canadian Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Loan Party may have with respect to any Obligations. No U.S. Fronting Bank assumes any responsibility for any failure or delay in performance or any breach by any Canadian Borrower or other Person of any obligations under any Canadian LC Documents. No U.S. Fronting Bank makes any express or implied warranty, representation or guarantee to U.S. Lenders with respect to the Canadian Facility Collateral, Canadian LC Documents or any Canadian Facility Loan Party. No U.S. Fronting Bank shall be responsible to any U.S. Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any Canadian LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any Canadian Facility Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Canadian Facility Loan Party.

(d) No U.S. Fronting Bank Indemnitee shall be liable to any Loan Party or other Person for any action taken or omitted to be taken in connection with any Canadian LC Documents except as a result of such U.S. Fronting Bank’s actual gross negligence, willful misconduct or bad faith, as determined by a final, nonappealable judgment of a court of competent jurisdiction. No U.S. Fronting Bank shall have any liability to any Lender if such U.S. Fronting Bank refrains from any action under any Canadian Letter of Credit or Canadian LC Documents until it receives written instructions from Required Borrower Group Lenders of Canadian Borrowers.

2.4.3 Canadian LC Cash Collateral. If any Canadian LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that a U.S. Overadvance exists, (c) after the U.S. Revolver Commitment Termination Date, or (d) within five Business Days prior to the Facility Termination Date, then Canadian Borrowers shall, within one Business Day of the U.S. Fronting Bank’s or Agent’s request, Cash Collateralize the stated amount of all outstanding Canadian Letters of Credit and pay to each U.S. Fronting Bank the amount of all other Canadian LC Obligations to such U.S. Fronting Bank. Canadian Borrowers shall, within one Business Day of demand by the U.S. Fronting Bank’s or Agent from time to time, Cash Collateralize the LC Obligations of any Defaulting Lender that is a U.S. Lender. If Canadian Borrowers fail to provide any Cash Collateral as required hereunder, U.S. Lenders may (and shall upon direction of Agent) advance, as Canadian Revolver Loans, the amount of the Cash Collateral required (whether or not the U.S. Revolver Commitments have terminated, any U.S. Overadvance exists or would result therefrom or the conditions in Section 6 are satisfied).

2.5 Dutch Letters of Credit.

2.5.1 Issuance of Dutch Letters of Credit. Each Dutch Fronting Bank agrees to issue Dutch Letters of Credit for the account of any Dutch Borrower from time to time until the Facility Termination Date (or until the Dutch Revolver Commitment Termination Date, if earlier), in Euros or, at the option of the Applicable Dutch Borrower, Dollars, on the terms set forth herein, including the following:

(a) Each Dutch Borrower acknowledges that each Dutch Fronting Bank’s willingness to issue any Dutch Letter of Credit is conditioned upon such Dutch Fronting Bank’s receipt of a Dutch LC Application with respect to the requested Dutch Letter of Credit, as well as such other instruments and agreements as such Dutch Fronting Bank may customarily require for issuance of a letter of credit of similar type and amount. No Dutch Fronting Bank shall have any obligation to issue any Dutch Letter of Credit unless (i) such Dutch Fronting Bank and Bank of America (London) receive a Dutch LC Request and Dutch LC Application at least three Business Days prior to the requested date of issuance; (ii) each Dutch LC Condition is satisfied; and (iii) if a Defaulting Lender that is a Dutch Lender exists, such Lender or Dutch Borrowers have entered into arrangements reasonably satisfactory to Agent and such Dutch Fronting Bank to eliminate any funding risk associated with such Defaulting Lender. If a Dutch Fronting Bank receives written notice from a Dutch Lender at least three Business Days before issuance of a Dutch Letter of Credit that any Dutch LC Condition has not been satisfied, such Dutch Fronting Bank shall have no obligation to issue the requested Dutch Letter of Credit (or any other) until such notice is withdrawn in writing by the Required Borrower Group Lenders or until the Required Borrower Group Lenders have waived such condition in accordance with this Agreement. Prior to receipt of any such notice, a Dutch Fronting Bank shall not be deemed to have knowledge of any failure of Dutch LC Conditions. All Existing Dutch Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(b) The renewal or extension of any Dutch Letter of Credit shall be treated as the issuance of a new Dutch Letter of Credit, except that delivery of a new Dutch LC Application shall be required at the discretion of the applicable Dutch Fronting Bank. No Dutch Fronting Bank shall renew or extend any Dutch Letter of Credit if it receives written notice from the Agent or the Required Borrower Group Lenders of the existence of a Default or Event of Default.

(c) Dutch Borrowers assume all risks of the acts, omissions or misuses of any Dutch Letter of Credit by the beneficiary. In connection with issuance of any Dutch Letter of Credit, none of Agent, any Dutch Fronting Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Dutch Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a Dutch Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Dutch Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of any Dutch Fronting Bank, Agent or any Dutch Lender, including any act or omission of a Governmental Authority. The rights and remedies of each Dutch Fronting Bank under the Loan Documents shall be cumulative. Each Dutch Fronting Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Borrowers are discharged with proceeds of any Dutch Letter of Credit.

(d) In connection with its administration of and enforcement of rights or remedies under any Dutch Letters of Credit or Dutch LC Documents, each Dutch Fronting Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by such Dutch Fronting Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Each Dutch Fronting Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. Each Dutch Fronting Bank may employ agents and attorneys-in-fact in connection with any matter relating to Dutch Letters of Credit or Dutch LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

2.5.2 Dutch LC Reimbursement; Dutch LC Participations.

(a) If a Dutch Fronting Bank honors any request for payment under a Dutch Letter of Credit, the Applicable Dutch Borrower shall pay to such Dutch Fronting Bank, on the same day (“Dutch Reimbursement Date”), the amount paid by such Dutch Fronting Bank under such Letter of Credit, together with interest at the interest rate for Dutch Base Rate Loans from the Dutch Reimbursement Date until payment by the Applicable Dutch Borrower. The obligation of the Applicable Dutch Borrower to reimburse each Dutch Fronting Bank for any payment made under a Dutch Letter of Credit issued by such Dutch Fronting Bank shall be absolute, unconditional, irrevocable, and shall be paid without regard to any lack of validity or enforceability of any Dutch Letter of Credit or the existence of any claim, setoff, defense or other right that the Applicable Dutch Borrower or Loan Parties may have at any time against the beneficiary. Whether or not the Applicable Dutch Borrower submits a Notice of Borrowing, the Applicable Dutch Borrower shall be deemed to have requested a Borrowing of Dutch Base Rate Loans in an amount necessary to pay all amounts due a Dutch Fronting Bank in the currency in which the underlying Dutch Letter of Credit was issued on any Dutch Reimbursement Date and each Dutch Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b) Upon issuance of a Dutch Letter of Credit, each Dutch Lender shall be deemed to have irrevocably and unconditionally purchased from the Dutch Fronting Bank that issued such Dutch Letter of Credit, without recourse or warranty, an undivided Pro Rata interest and participation in all Dutch LC Obligations relating to the Dutch Letter of Credit. If the applicable Dutch Fronting Bank makes any payment under a Dutch Letter of Credit and the Applicable Dutch Borrower does not reimburse such payment on the Dutch Reimbursement Date, Agent shall promptly notify Dutch Lenders and each Dutch Lender shall promptly (within one Business Day) and unconditionally pay to Agent in the currency of the payment made under such Dutch Letter of Credit, for the benefit of the Dutch Fronting Bank, the Dutch Lender’s Pro Rata share of such payment. Upon request by a Dutch Lender, the applicable Dutch Fronting Bank shall furnish copies of any Dutch Letters of Credit and Dutch LC Documents in its possession at such time.

(c) The obligation of each Dutch Lender to make payments to Agent for the account of the applicable Dutch Fronting Bank in connection with such Dutch Fronting Bank’s payment under a Dutch Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Dutch Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Loan Party may have with respect to any Obligations. No Dutch Fronting Bank assumes any responsibility for any failure or delay in performance or any breach by any Dutch Borrower or other Person of any obligations under any Dutch LC Documents. No Dutch Fronting Bank makes any express or implied warranty, representation or guarantee to Dutch Lenders with respect to the Dutch Facility Collateral, the Dutch LC Documents or any Dutch Facility Loan Party. No Dutch Fronting Bank shall be responsible to any Dutch Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any Dutch LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any Dutch Facility Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Dutch Facility Loan Party.

(d) No Dutch Fronting Bank Indemnitee shall be liable to any Loan Party or other Person for any action taken or omitted to be taken in connection with any Dutch LC Documents except as a result of each Dutch Fronting Bank’s actual gross negligence, willful misconduct or bad faith, as determined by a final, nonappealable judgment of a court of competent jurisdiction. No Dutch Fronting Bank shall have any liability to any Lender if such Dutch Fronting Bank refrains from any action under any Dutch Letter of Credit or Dutch LC Documents until it receives written instructions from Required Borrower Group Lenders of Dutch Borrowers.

2.5.3 Dutch LC Cash Collateral. If any Dutch LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that a Dutch Overadvance exists, (c) after the Dutch Revolver Commitment Termination Date, or (d) within five Business Days prior to the Facility Termination Date, then Dutch Borrowers shall, within one Business Day of the Dutch Fronting Bank’s or Agent’s request, Cash Collateralize the stated amount of all outstanding Dutch Letters of Credit and pay to each Dutch Fronting Bank the amount of all other Dutch LC Obligations to such Dutch Fronting Bank. Dutch Borrowers shall, within one Business Day of demand by the Dutch Fronting Bank’s or Agent from time to time, Cash Collateralize the LC Obligations of any Defaulting Lender that is a Dutch Lender. If Dutch Borrowers fail to provide any Cash Collateral as required hereunder, Dutch Lenders may (and shall upon direction of Agent) advance, as Dutch Revolver Loans, the amount of the Cash Collateral required (whether or not the Dutch Revolver Commitments have terminated, any Dutch Overadvance exists or would result therefrom or the conditions in Section 6 are satisfied).

2.6 New Zealand Letters of Credit.

2.6.1 Issuance of New Zealand Letters of Credit. Each New Zealand Fronting Bank agrees to issue New Zealand Letters of Credit for the account of any New Zealand Borrower from time to time until the Facility Termination Date (or until the New Zealand Revolver Commitment Termination Date, if earlier), in New Zealand Dollars or, at the option of the Applicable New Zealand Borrower, Dollars or Euros, on the terms set forth herein, including the following:

(a) Each New Zealand Borrower acknowledges that each New Zealand Fronting Bank’s willingness to issue any New Zealand Letter of Credit is conditioned upon such New Zealand Fronting Bank’s receipt of a New Zealand LC Application with respect to the requested New Zealand Letter of Credit, as well as such other instruments and agreements as such New Zealand Fronting Bank may customarily require for issuance of a letter of credit of similar type and amount. No New Zealand Fronting Bank shall have any obligation to issue any New Zealand Letter of Credit unless (i) such New Zealand Fronting Bank, Bank of America (Hong Kong) and Bank of America (Australia) receive a New Zealand LC Request and New Zealand LC Application at least three Business Days prior to the requested date of issuance; (ii) each New Zealand LC Condition is satisfied; and (iii) if a Defaulting Lender that is a New Zealand Lender exists, such Lender or New Zealand Borrowers have entered into arrangements reasonably satisfactory to Agent and such New Zealand Fronting Bank to eliminate any funding risk associated with such Defaulting Lender. If a New Zealand Fronting Bank receives written notice from a New Zealand Lender at least three Business Days before issuance of a New Zealand Letter of Credit that any New Zealand LC Condition has not been satisfied, such New Zealand Fronting Bank shall have no obligation to issue the requested New Zealand Letter of Credit (or any other)

until such notice is withdrawn in writing by the Required Borrower Group Lenders or until the Required Borrower Group Lenders have waived such condition in accordance with this Agreement. Prior to receipt of any such notice, a New Zealand Fronting Bank shall not be deemed to have knowledge of any failure of New Zealand LC Conditions.

(b) The renewal or extension of any New Zealand Letter of Credit shall be treated as the issuance of a new New Zealand Letter of Credit, except that delivery of a new New Zealand LC Application shall be required at the discretion of the applicable New Zealand Fronting Bank. No New Zealand Fronting Bank shall renew or extend any New Zealand Letter of Credit if it receives written notice from the Agent or the Required Borrower Group Lenders of the existence of a Default or Event of Default.

(c) New Zealand Borrowers assume all risks of the acts, omissions or misuses of any New Zealand Letter of Credit by the beneficiary. In connection with issuance of any New Zealand Letter of Credit, none of Agent, any New Zealand Fronting Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a New Zealand Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a New Zealand Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any New Zealand Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of any New Zealand Fronting Bank, Agent or any New Zealand Lender, including any act or omission of a Governmental Authority. The rights and remedies of each New Zealand Fronting Bank under the Loan Documents shall be cumulative. Each New Zealand Fronting Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Borrowers are discharged with proceeds of any New Zealand Letter of Credit issued by such New Zealand Fronting Bank.

(d) In connection with its administration of and enforcement of rights or remedies under any New Zealand Letters of Credit or New Zealand LC Documents, each New Zealand Fronting Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by such New Zealand Fronting Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Each New Zealand Fronting Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. Each New Zealand Fronting Bank may employ agents and attorneys-in-fact in connection with any matter relating to New Zealand Letters of Credit or New Zealand LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

2.6.2 New Zealand LC Reimbursement; New Zealand LC Participations.

(a) If a New Zealand Fronting Bank honors any request for payment under a New Zealand Letter of Credit, the Applicable New Zealand Borrower shall pay to such New Zealand Fronting Bank, on the same day (“New Zealand Reimbursement Date”), the amount paid by such New Zealand Fronting Bank under such Letter of Credit, together with interest at the interest rate for New Zealand Base Rate Loans from the New Zealand Reimbursement Date until payment by the Applicable New Zealand Borrower. The obligation of the Applicable New Zealand Borrower to reimburse each New Zealand Fronting Bank for any payment made under a New Zealand Letter of Credit issued by such New Zealand Fronting Bank shall be absolute, unconditional, irrevocable, and shall be paid without regard to any lack of validity or enforceability of any New Zealand Letter of Credit or the existence of any claim, setoff, defense or other right that the Applicable New Zealand Borrower or Loan Parties may have at any time against the beneficiary. Whether or not the Applicable New Zealand Borrower submits a Notice of Borrowing, the Applicable New Zealand Borrower shall be deemed to have requested a Borrowing of New Zealand Base Rate Loans in an amount necessary to pay all amounts due a New Zealand Fronting Bank in the currency in which the underlying New Zealand Letter of Credit was issued on any New Zealand Reimbursement Date and each New Zealand Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b) Upon issuance of a New Zealand Letter of Credit, each New Zealand Lender shall be deemed to have irrevocably and unconditionally purchased from the New Zealand Fronting Bank that issued such New Zealand Letter of Credit, without recourse or warranty, an undivided Pro Rata interest and participation in all New Zealand LC Obligations relating to the New Zealand Letter of Credit. If the applicable New Zealand Fronting Bank makes any payment under a New Zealand Letter of Credit and the Applicable New Zealand Borrower does not reimburse such payment on the New Zealand Reimbursement Date, Agent shall promptly notify New Zealand Lenders and each New Zealand Lender shall promptly (within one Business Day) and unconditionally pay to Agent in the currency of the payment made under such New Zealand Letter of Credit, for the benefit of the New Zealand Fronting Bank, the New Zealand Lender’s Pro Rata share of such payment. Upon request by a New Zealand Lender, the applicable New Zealand Fronting Bank shall furnish copies of any New Zealand Letters of Credit and New Zealand LC Documents in its possession at such time.

(c) The obligation of each New Zealand Lender to make payments to Agent for the account of the applicable New Zealand Fronting Bank in connection with such New Zealand Fronting Bank’s payment under a New Zealand Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a New Zealand Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Loan Party may have with respect to any Obligations. No New Zealand Fronting Bank assumes any responsibility for any failure or delay in performance or any breach by any New Zealand Borrower or other Person of any obligations under any New Zealand LC Documents. No New Zealand Fronting Bank makes any express or implied warranty, representation or guarantee to New Zealand Lenders with respect to the New Zealand Facility Collateral, the New Zealand LC Documents or any New Zealand Facility Loan Party. No New Zealand Fronting Bank shall be responsible to any New Zealand Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any New Zealand LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any New Zealand Facility Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any New Zealand Facility Loan Party.

(d) No New Zealand Fronting Bank Indemnitee shall be liable to any Loan Party or other Person for any action taken or omitted to be taken in connection with any New Zealand LC Documents except as a result of such New Zealand Fronting Bank’s actual gross negligence, willful misconduct or bad faith, as determined by a final, nonappealable judgment of a court of competent jurisdiction. No New Zealand Fronting Bank shall have any liability to any Lender if such New Zealand Fronting Bank refrains from any action under any New Zealand Letter of Credit or New Zealand LC Documents until it receives written instructions from Required Borrower Group Lenders of New Zealand Borrowers.

2.6.3 New Zealand LC Cash Collateral. If any New Zealand LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that a New Zealand Overadvance exists, (c) after the New Zealand Revolver Commitment Termination Date, or (d) within five Business Days prior to the Facility Termination Date, then New Zealand Borrowers shall, within one Business Day of the New Zealand Fronting Bank’s or Agent’s request, Cash Collateralize the stated amount of all outstanding New Zealand Letters of Credit and pay to each New Zealand Fronting Bank the amount of all other New Zealand LC Obligations to such New Zealand Fronting Bank. New Zealand Borrowers shall, within one Business Day of demand by the New Zealand Fronting Bank’s or Agent from time to time, Cash Collateralize the LC Obligations of any Defaulting Lender that is a New Zealand Lender. If New Zealand Borrowers fail to provide any Cash Collateral as required hereunder, New Zealand Lenders may (and shall upon direction of Agent) advance, as New Zealand Revolver Loans, the amount of the Cash Collateral required (whether or not the New Zealand Revolver Commitments have terminated, any New Zealand Overadvance exists or would result therefrom or the conditions in Section 6 are satisfied).

2.7 Norwegian Letters of Credit.

2.7.1 Issuance of Norwegian Letters of Credit. Each Norwegian Fronting Bank agrees to issue Norwegian Letters of Credit for the account of any Norwegian Borrower from time to time until the Facility Termination Date (or until the Norwegian Revolver Commitment Termination Date, if earlier), in Norwegian Kroner or, at the option of the relevant Norwegian Borrower, Dollars, Euros or Sterling, on the terms set forth herein, including the following:

(a) Each Norwegian Borrower acknowledges that each Norwegian Fronting Bank’s willingness to issue any Norwegian Letter of Credit is conditioned upon such Norwegian

Fronting Bank’s receipt of a Norwegian LC Application with respect to the requested Norwegian Letter of Credit, as well as such other instruments and agreements as such Norwegian Fronting Bank may customarily require for issuance of a letter of credit of similar type and amount. No Norwegian Fronting Bank shall have any obligation to issue any Norwegian Letter of Credit unless (i) such Norwegian Fronting Bank and Bank of America (London) receive a Norwegian LC Request and Norwegian LC Application at least three Business Days prior to the requested date of issuance; (ii) each Norwegian LC Condition is satisfied; and (iii) if a Defaulting Lender that is a Norwegian Lender exists, such Lender or Norwegian Borrowers have entered into arrangements reasonably satisfactory to Agent and such Norwegian Fronting Bank to eliminate any funding risk associated with such Defaulting Lender. If a Norwegian Fronting Bank receives written notice from a Norwegian Lender at least three Business Days before issuance of a Norwegian Letter of Credit that any Norwegian LC Condition has not been satisfied, such Norwegian Fronting Bank shall have no obligation to issue the requested Norwegian Letter of Credit (or any other) until such notice is withdrawn in writing by the Required Borrower Group Lenders or until the Required Borrower Group Lenders have waived such condition in accordance with this Agreement. Prior to receipt of any such notice, a Norwegian Fronting Bank shall not be deemed to have knowledge of any failure of Norwegian LC Conditions. All Existing Norwegian Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(b) The renewal or extension of any Norwegian Letter of Credit shall be treated as the issuance of a new Norwegian Letter of Credit, except that delivery of a new Norwegian LC Application shall be required at the discretion of the applicable Norwegian Fronting Bank. No Norwegian Fronting Bank shall renew or extend any Norwegian Letter of Credit if it receives written notice from the Agent or the Required Borrower Group Lenders of the existence of a Default or Event of Default.

(c) Norwegian Borrowers assume all risks of the acts, omissions or misuses of any Norwegian Letter of Credit by the beneficiary. In connection with issuance of any Norwegian Letter of Credit, none of Agent, any Norwegian Fronting Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Norwegian Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a Norwegian Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Norwegian Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of any Norwegian Fronting Bank, Agent or any Norwegian Lender, including any act or omission of a Governmental Authority. The rights and remedies of each Norwegian Fronting Bank under the Loan Documents shall be cumulative. Each Norwegian Fronting Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Borrowers are discharged with proceeds of any Norwegian Letter of Credit.

(d) In connection with its administration of and enforcement of rights or remedies under any Norwegian Letters of Credit or Norwegian LC Documents, each Norwegian Fronting Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by such Norwegian Fronting Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Each Norwegian Fronting Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. Each Norwegian Fronting Bank may employ agents and attorneys-in-fact in connection with any matter relating to Norwegian Letters of Credit or Norwegian LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

2.7.2 Norwegian LC Reimbursement; Norwegian LC Participations.

(a) If a Norwegian Fronting Bank honors any request for payment under a Norwegian Letter of Credit, Norwegian Borrowers shall pay to such Norwegian Fronting Bank, on the same day (“Norwegian Reimbursement Date”), the amount paid by such Norwegian Fronting Bank under such Letter of Credit, together with interest at the interest rate for Norwegian Base Rate Loans from the Norwegian Reimbursement Date until payment by Norwegian Borrowers. The obligation of Norwegian Borrowers to reimburse each Norwegian Fronting Bank for any payment made under a Norwegian Letter of Credit issued by such Norwegian Fronting Bank shall be absolute, unconditional, irrevocable, and joint and several among Norwegian Borrowers, and shall be paid without regard to any lack of validity or enforceability of any Norwegian Letter of Credit or the existence of any claim, setoff, defense or other right that Norwegian Borrowers or Loan Parties may have at any time against the beneficiary. Whether or not the European Loan Party Agent or a Norwegian Borrower submits a Notice of Borrowing, Norwegian Borrowers shall be deemed to have requested a Borrowing of Norwegian Revolver Loans in an amount necessary to pay all amounts due a Norwegian Fronting Bank in the currency in which the underlying Norwegian Letter of Credit was issued on any Norwegian Reimbursement Date and each Norwegian Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b) Upon issuance of a Norwegian Letter of Credit, each Norwegian Lender shall be deemed to have irrevocably and unconditionally purchased from the Norwegian Fronting Bank that issued such Norwegian Letter of Credit, without recourse or warranty, an undivided Pro Rata interest and participation in all Norwegian LC Obligations relating to the Norwegian Letter of Credit. If the applicable Norwegian Fronting Bank makes any payment under a Norwegian Letter of Credit and Norwegian Borrowers do not reimburse such payment on the Norwegian Reimbursement Date, Agent shall promptly notify Norwegian Lenders and each Norwegian Lender shall promptly (within one Business Day) and unconditionally pay to Agent in the currency of the payment made under such Norwegian Letter of Credit, for the benefit of the Norwegian Fronting Bank, the Norwegian Lender’s Pro Rata share of such payment. Upon request by a Norwegian Lender, the applicable Norwegian Fronting Bank shall furnish copies of any Norwegian Letters of Credit and Norwegian LC Documents in its possession at such time.

(c) The obligation of each Norwegian Lender to make payments to Agent for the account of the applicable Norwegian Fronting Bank in connection with such Norwegian Fronting Bank’s payment under a Norwegian Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Norwegian Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Loan Party may have with respect to any Obligations. No Norwegian Fronting Bank assumes any responsibility for any failure or delay in performance or any breach by any Norwegian Borrower or other Person of any obligations under any Norwegian LC Documents. No Norwegian Fronting Bank makes any express or implied warranty, representation or guarantee to Norwegian Lenders with respect to the Norwegian Facility Collateral, the Norwegian LC Documents or any Norwegian Facility Loan Party. No Norwegian Fronting Bank shall be responsible to any Norwegian Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any Norwegian LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any Norwegian Facility Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Norwegian Facility Loan Party.

(d) No Norwegian Fronting Bank Indemnitee shall be liable to any Loan Party or other Person for any action taken or omitted to be taken in connection with any Norwegian LC Documents except as a result of each Norwegian Fronting Bank’s actual gross negligence, willful misconduct or bad faith, as determined by a final, non-appealable judgment of a court of competent jurisdiction. No Norwegian Fronting Bank shall have any liability to any Lender if such Norwegian Fronting Bank refrains from any action under any Norwegian Letter of Credit or Norwegian LC Documents until it receives written instructions from Required Borrower Group Lenders of Norwegian Borrowers.

2.7.3 Norwegian LC Cash Collateral. If any Norwegian LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that a Norwegian Overadvance exists, (c) after the Norwegian Revolver Commitment Termination Date, or (d) within five Business Days prior to the Facility Termination Date, then Norwegian Borrowers shall, within one Business Day of the Norwegian Fronting Bank’s or Agent’s request, Cash Collateralize the stated amount of all outstanding Norwegian Letters of Credit and pay to each Norwegian Fronting Bank the amount of all other Norwegian LC Obligations to such Norwegian Fronting Bank. Norwegian Borrowers shall, within one Business Day of demand by the Norwegian Fronting Bank’s or Agent from time to time, Cash Collateralize the LC Obligations of any Defaulting Lender that is a Norwegian Lender. If Norwegian Borrowers fail to provide any Cash Collateral as required hereunder, Norwegian Lenders may (and shall upon direction of Agent) advance, as Norwegian Revolver Loans, the amount of the Cash Collateral required (whether or not the Norwegian Revolver Commitments have terminated, any Norwegian Overadvance exists or would result therefrom or the conditions in Section 6 are satisfied).

2.8 Singapore Letters of Credit.

2.8.1 Issuance of Singapore Letters of Credit. Each Singapore Fronting Bank agrees to issue Singapore Letters of Credit for the account of any Singapore Borrower from time to time until the Facility Termination Date (or until the Singapore Revolver Commitment Termination Date, if earlier) at the option of the Applicable Singapore Borrower, in Dollars or Euros, on the terms set forth herein, including the following:

(a) Each Singapore Borrower acknowledges that each Singapore Fronting Bank’s willingness to issue any Singapore Letter of Credit is conditioned upon such Singapore Fronting Bank’s receipt of a Singapore LC Application with respect to the requested Singapore Letter of Credit, as well as such other instruments and agreements as such Singapore Fronting Bank may customarily require for issuance of a letter of credit of similar type and amount. No Singapore Fronting Bank shall have any obligation to issue any Singapore Letter of Credit unless (i) such Singapore Fronting Bank, Bank of America (Hong Kong) and Bank of America (Singapore) receive a Singapore LC Request and Singapore LC Application at least three Business Days prior to the requested date of issuance; (ii) each Singapore LC Condition is satisfied; and (iii) if a Defaulting Lender that is a Singapore Lender exists, such Lender or Singapore Borrowers have entered into arrangements reasonably satisfactory to Agent and such Singapore Fronting Bank to eliminate any funding risk associated with such Defaulting Lender. If a Singapore Fronting Bank receives written notice from a Singapore Lender at least three Business Days before issuance of a Singapore Letter of Credit that any Singapore LC Condition has not been satisfied, such Singapore Fronting Bank shall have no obligation to issue the requested Singapore Letter of Credit (or any other) until such notice is withdrawn in writing by the Required Borrower Group Lenders or until the Required Borrower Group Lenders have waived such condition in accordance with this Agreement. Prior to receipt of any such notice, a Singapore Fronting Bank shall not be deemed to have knowledge of any failure of Singapore LC Conditions.

(b) The renewal or extension of any Singapore Letter of Credit shall be treated as the issuance of a new Singapore Letter of Credit, except that delivery of a new Singapore LC Application shall be required at the discretion of the applicable Singapore Fronting Bank. No Singapore Fronting Bank shall renew or extend any Singapore Letter of Credit if it receives written notice from the Agent or the Required Borrower Group Lenders of the existence of a Default or Event of Default.

(c) Singapore Borrowers assume all risks of the acts, omissions or misuses of any Singapore Letter of Credit by the beneficiary. In connection with issuance of any Singapore Letter of Credit, none of Agent, any Singapore Fronting Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Singapore Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a Singapore Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Singapore Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of any Singapore Fronting Bank, Agent or any Singapore Lender, including any act or omission of a Governmental Authority. The rights and remedies of each Singapore Fronting Bank under the Loan Documents shall be cumulative. Each Singapore Fronting Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Borrowers are discharged with proceeds of any Singapore Letter of Credit issued by such Singapore Fronting Bank.

(d) In connection with its administration of and enforcement of rights or remedies under any Singapore Letters of Credit or Singapore LC Documents, each Singapore Fronting Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by such Singapore Fronting Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Each Singapore Fronting Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. Each Singapore Fronting Bank may employ agents and attorneys-in-fact in connection with any matter relating to Singapore Letters of Credit or Singapore LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

2.8.2 Singapore LC Reimbursement; Singapore LC Participations.

(a) If a Singapore Fronting Bank honors any request for payment under a Singapore Letter of Credit, the Applicable Singapore Borrower shall pay to such Singapore Fronting Bank, on the same day (“Singapore Reimbursement Date”), the amount paid by such Singapore Fronting Bank under such Letter of Credit, together with interest at the interest rate for Singapore Base Rate Loans from the Singapore Reimbursement Date until payment by the Applicable Singapore Borrower. The obligation of the Applicable Singapore Borrower to reimburse each Singapore Fronting Bank for any payment made under a Singapore Letter of Credit issued by such Singapore Fronting Bank shall be absolute, unconditional, irrevocable, and shall be paid without regard to any lack of validity or enforceability of any Singapore Letter of Credit or the existence of any claim, setoff, defense or other right that the Applicable Singapore Borrower or Loan Parties may have at any time against the beneficiary. Whether or not the Applicable Singapore Borrower submits a Notice of Borrowing, the Applicable Singapore Borrower shall be deemed to have requested a Borrowing of Singapore Base Rate Loans in an amount necessary to pay all amounts due to a Singapore Fronting Bank in the currency in which the underlying Singapore Letter of Credit was issued on any Singapore Reimbursement Date and each Singapore Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b) Upon issuance of a Singapore Letter of Credit, each Singapore Lender shall be deemed to have irrevocably and unconditionally purchased from the Singapore Fronting Bank that issued such Singapore Letter of Credit, without recourse or warranty, an undivided Pro Rata interest and participation in all Singapore LC Obligations relating to the Singapore Letter of Credit. If the applicable Singapore Fronting Bank makes any payment under a Singapore Letter of Credit and the Applicable Singapore Borrower does not reimburse such payment on the Singapore Reimbursement Date, Agent shall promptly notify Singapore Lenders and each Singapore Lender shall promptly (within one Business Day) and unconditionally pay to Agent in the currency of the payment made under such Singapore Letter of Credit, for the benefit of the Singapore Fronting Bank, the Singapore Lender’s Pro Rata share of such payment. Upon request by a Singapore Lender, the applicable Singapore Fronting Bank shall furnish copies of any Singapore Letters of Credit and Singapore LC Documents in its possession at such time.

(c) The obligation of each Singapore Lender to make payments to Agent for the account of the applicable Singapore Fronting Bank in connection with such Singapore Fronting Bank’s payment under a Singapore Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Singapore Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Loan Party may have with respect to any Obligations. No Singapore Fronting Bank assumes any responsibility for any failure or delay in performance or any breach by any Singapore Borrower or other Person of any obligations under any Singapore LC Documents. No Singapore Fronting Bank makes any express or implied warranty, representation or guarantee to Singapore Lenders with respect to the Singapore Facility Collateral, the Singapore LC Documents or any Singapore Facility Loan Party. No Singapore Fronting Bank shall be responsible to any Singapore Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any Singapore LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any Singapore Facility Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Singapore Facility Loan Party.

(d) No Singapore Fronting Bank Indemnitee shall be liable to any Loan Party or other Person for any action taken or omitted to be taken in connection with any Singapore LC Documents except as a result of such Singapore Fronting Bank’s actual gross negligence, willful misconduct or bad faith, as determined by a final, nonappealable judgment of a court of competent jurisdiction. No Singapore Fronting Bank shall have any liability to any Lender if such Singapore Fronting Bank refrains from any action under any Singapore Letter of Credit or Singapore LC Documents until it receives written instructions from Required Borrower Group Lenders of Singapore Borrowers.

2.8.3 Singapore LC Cash Collateral. If any Singapore LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that a Singapore Overadvance exists, (c) after the Singapore Revolver Commitment Termination Date, or (d) within five Business Days prior to the Facility Termination Date, then Singapore Borrowers shall, within one Business Day of the Singapore Fronting Bank’s or Agent’s request, Cash Collateralize the stated amount of all outstanding Singapore Letters of

Credit and pay to each Singapore Fronting Bank the amount of all other Singapore LC Obligations to such Singapore Fronting Bank. Singapore Borrowers shall, within one Business Day of demand by the Singapore Fronting Bank’s or Agent from time to time, Cash Collateralize the LC Obligations of any Defaulting Lender that is a Singapore Lender. If Singapore Borrowers fail to provide any Cash Collateral as required hereunder, Singapore Lenders may (and shall upon direction of Agent) advance, as Singapore Revolver Loans, the amount of the Cash Collateral required (whether or not the Singapore Revolver Commitments have terminated, any Singapore Overadvance exists or would result therefrom or the conditions in Section 6 are satisfied).

2.9 UK Letters of Credit.

2.9.1 Issuance of UK Letters of Credit. Each UK Fronting Bank agrees to issue UK Letters of Credit for the account of any UK Borrower from time to time until the Facility Termination Date (or until the UK Revolver Commitment Termination Date, if earlier), in Sterling or, at the option of the Applicable UK Borrower, Dollars or Euros, on the terms set forth herein, including the following:

(a) Each UK Borrower acknowledges that each UK Fronting Bank’s willingness to issue any UK Letter of Credit is conditioned upon such UK Fronting Bank’s receipt of a UK LC Application with respect to the requested UK Letter of Credit, as well as such other instruments and agreements as such UK Fronting Bank may customarily require for issuance of a letter of credit of similar type and amount. No UK Fronting Bank shall have any obligation to issue any UK Letter of Credit unless (i) such UK Fronting Bank and Bank of America (London) receive an UK LC Request and UK LC Application at least three Business Days prior to the requested date of issuance; (ii) each UK LC Condition is satisfied; and (iii) if a Defaulting Lender that is an UK Lender exists, such Lender or UK Borrowers have entered into arrangements reasonably satisfactory to Agent and such UK Fronting Bank to eliminate any funding risk associated with such Defaulting Lender. If an UK Fronting Bank receives written notice from an UK Lender at least three Business Days before issuance of an UK Letter of Credit that any UK LC Condition has not been satisfied, such UK Fronting Bank shall have no obligation to issue the requested UK Letter of Credit (or any other) until such notice is withdrawn in writing by the Required Borrower Group Lenders or until the Required Borrower Group Lenders have waived such condition in accordance with this Agreement. Prior to receipt of any such notice, an UK Fronting Bank shall not be deemed to have knowledge of any failure of UK LC Conditions. All Existing UK Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(b) The renewal or extension of any UK Letter of Credit shall be treated as the issuance of a new UK Letter of Credit, except that delivery of a new UK LC Application shall be required at the discretion of the applicable UK Fronting Bank. No UK Fronting Bank shall renew or extend any UK Letter of Credit if it receives written notice from the Agent or the Required Borrower Group Lenders of the existence of a Default or Event of Default.

(c) UK Borrowers assume all risks of the acts, omissions or misuses of any UK Letter of Credit by the beneficiary. In connection with issuance of any UK Letter of Credit, none of Agent, any UK Fronting Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a UK Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a UK Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any UK Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of any UK Fronting Bank, Agent or any UK Lender, including any act or omission of a Governmental Authority. The rights and remedies of each UK Fronting Bank under the Loan Documents shall be cumulative. Each UK Fronting Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Borrowers are discharged with proceeds of any UK Letter of Credit issued by such UK Fronting Bank.

(d) In connection with its administration of and enforcement of rights or remedies under any UK Letters of Credit or UK LC Documents, each UK Fronting Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by such UK Fronting Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Each UK Fronting Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. Each UK Fronting Bank may employ agents and attorneys-in-fact in connection with any matter relating to UK Letters of Credit or UK LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

2.9.2 UK LC Reimbursement; UK LC Participations.

(a) If an UK Fronting Bank honors any request for payment under a UK Letter of Credit, the Applicable UK Borrower shall pay to such UK Fronting Bank, on the same day (“UK Reimbursement Date”), the amount paid by such UK Fronting Bank under such Letter of Credit, together with interest at the interest rate for UK Base Rate Loans from the UK Reimbursement Date until payment by the Applicable UK Borrower. The obligation of the Applicable UK Borrower to reimburse each UK Fronting Bank for any payment made under a UK Letter of Credit issued by such UK Fronting Bank shall be absolute, unconditional, irrevocable, and shall be paid without regard to any lack of validity or enforceability of any UK Letter of Credit or the existence of any claim, setoff, defense or other right that the Applicable UK Borrower or Loan Parties may have at any time against the beneficiary. Whether or not the Applicable UK Borrower submits a Notice of Borrowing, the Applicable UK Borrower shall be deemed to have requested a Borrowing of UK Base Rate Loans in an amount necessary to pay all amounts due an UK Fronting Bank in the currency in which the underlying UK Letter of Credit was issued on any UK Reimbursement Date and each UK Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b) Upon issuance of a UK Letter of Credit, each UK Lender shall be deemed to have irrevocably and unconditionally purchased from the UK Fronting Bank that issued such UK Letter of Credit, without recourse or warranty, an undivided Pro Rata interest and participation in all UK LC Obligations relating to the UK Letter of Credit. If the applicable UK Fronting Bank makes any payment under a UK Letter of Credit and the Applicable UK Borrower does not reimburse such payment on the UK Reimbursement Date, Agent shall promptly notify UK Lenders and each UK Lender shall promptly (within one Business Day) and unconditionally pay to Agent in the currency of the payment made under such UK Letter of Credit, for the benefit of the UK Fronting Bank, the UK Lender’s Pro Rata share of such payment. Upon request by an UK Lender, the applicable UK Fronting Bank shall furnish copies of any UK Letters of Credit and UK LC Documents in its possession at such time.

(c) The obligation of each UK Lender to make payments to Agent for the account of the applicable UK Fronting Bank in connection with such UK Fronting Bank’s payment under a UK Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a UK Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Loan Party may have with respect to any Obligations. No UK Fronting Bank assumes any responsibility for any failure or delay in performance or any breach by any UK Borrower or other Person of any obligations under any UK LC Documents. No UK Fronting Bank makes any express or implied warranty, representation or guarantee to UK Lenders with respect to the UK Facility Collateral, the UK LC Documents or any UK Facility Loan Party. No UK Fronting Bank shall be responsible to any UK Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any UK LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any UK Facility Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any UK Facility Loan Party.

(d) No UK Fronting Bank Indemnitee shall be liable to any Loan Party or other Person for any action taken or omitted to be taken in connection with any UK LC Documents except as a result of such UK Fronting Bank’s actual gross negligence, willful misconduct or bad faith, as determined by a final, nonappealable judgment of a court of competent jurisdiction. No UK Fronting Bank shall have any liability to any Lender if such UK Fronting Bank refrains from any action under any UK Letter of Credit or UK LC Documents until it receives written instructions from Required Borrower Group Lenders of UK Borrowers.

2.9.3 UK LC Cash Collateral. If any UK LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that a UK Overadvance exists, (c) after the UK Revolver Commitment Termination Date, or (d) within five Business Days prior to the Facility Termination Date, then UK Borrowers shall, within one Business Day of the UK Fronting Bank’s or Agent’s request, Cash Collateralize the stated amount of all outstanding UK Letters of Credit and pay to each UK Fronting Bank the amount of all other UK LC Obligations to such UK Fronting Bank. UK Borrowers shall, within one Business Day of demand by the UK Fronting Bank’s or Agent from time to time, Cash Collateralize the LC Obligations of any Defaulting Lender that is a UK Lender. If UK Borrowers fail to provide any Cash Collateral as required hereunder, UK Lenders may (and shall upon direction of Agent) advance, as UK Revolver Loans, the amount of the Cash Collateral required (whether or not the UK Revolver Commitments have terminated, any UK Overadvance exists or would result therefrom or the conditions in Section 6 are satisfied).

2.10 U.S. Letters of Credit.

2.10.1 Issuance of U.S. Letters of Credit. Each U.S. Fronting Bank agrees to issue U.S. Letters of Credit for the account of any U.S. Borrower or its Restricted Subsidiaries (provided that each U.S. Borrower agrees that it is jointly and severally liable with respect to, and guarantees payment under Section 5.10.1 with respect to, any U.S. Letter of Credit issued for the account of a Restricted Subsidiary that is not a U.S. Borrower) from time to time until the Facility Termination Date (or until the U.S. Revolver Commitment Termination Date, if earlier), on the terms set forth herein, including the following:

(a) Each U.S. Borrower acknowledges that each U.S. Fronting Bank’s willingness to issue any U.S. Letter of Credit is conditioned upon such U.S. Fronting Bank’s receipt of a U.S. LC Application with respect to the requested U.S. Letter of Credit, as well as such other instruments and agreements as such U.S. Fronting Bank may customarily require for issuance of a letter of credit of similar type and amount. No U.S. Fronting Bank shall have any obligation to issue any U.S. Letter of Credit unless (i) such U.S. Fronting Bank and Agent receive a U.S. LC Request and U.S. LC Application at least three Business Days prior to the requested date of issuance; (ii) each U.S. LC Condition is satisfied; and (iii) if a Defaulting Lender that is a U.S. Lender exists, U.S. Borrowers have entered into arrangements reasonably satisfactory to Agent and such U.S. Fronting Bank to eliminate any funding risk associated with such Defaulting Lender. If a U.S. Fronting Bank receives written notice from a U.S. Lender at least three Business Days before issuance of a U.S. Letter of Credit that any U.S. LC Condition has not been satisfied, such U.S. Fronting Bank shall have no obligation to issue the requested U.S. Letter of Credit (or any other) until such notice is withdrawn in writing by the Required Borrower Group Lenders or until the Required Borrower Group Lenders have waived such condition in accordance with this Agreement. Prior to receipt of any such notice, a U.S. Fronting Bank shall not be deemed to have knowledge of any failure of U.S. LC Conditions. All Existing U.S. Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(b) The renewal or extension of any U.S. Letter of Credit shall be treated as the issuance of a new U.S. Letter of Credit, except that delivery of a new U.S. LC Application shall be required at the discretion of the applicable U.S. Fronting Bank. No U.S. Fronting Bank shall renew or extend any U.S. Letter of Credit if it receives written notice from the Agent or the Required Borrower Group Lenders of the existence of a Default or Event of Default.

(c) U.S. Borrowers assume all risks of the acts, omissions or misuses of any U.S. Letter of Credit by the beneficiary. In connection with issuance of any U.S. Letter of Credit, none of Agent, any U.S. Fronting Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a U.S. Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a U.S. Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any U.S. Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of any U.S. Fronting Bank, Agent or any U.S. Lender, including any act or omission of a Governmental Authority. The rights and remedies of each U.S. Fronting Bank under the Loan Documents shall be cumulative. Each U.S. Fronting Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Borrowers are discharged with proceeds of any U.S. Letter of Credit issued by such U.S. Fronting Bank.

(d) In connection with its administration of and enforcement of rights or remedies under any U.S. Letters of Credit or U.S. LC Documents, each U.S. Fronting Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by such U.S. Fronting Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Each U.S. Fronting Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. Each U.S. Fronting Bank may employ agents and attorneys-in-fact in connection with any matter relating to U.S. Letters of Credit or U.S. LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

2.10.2 U.S. LC Reimbursement; U.S. LC Participations.

(a) If a U.S. Fronting Bank honors any request for payment under a U.S. Letter of Credit, U.S. Borrowers shall pay to such U.S. Fronting Bank, on the same day (“U.S. Reimbursement Date”), the amount paid by such U.S. Fronting Bank under such U.S. Letter of Credit, together with interest at the interest rate for U.S. Base Rate Loans from the U.S. Reimbursement Date until payment by U.S. Borrowers. The obligation of U.S. Borrowers to reimburse each U.S. Fronting Bank for any payment made under a U.S. Letter of Credit issued by such U.S. Fronting Bank shall be absolute, unconditional, irrevocable, and joint and several among U.S. Borrowers, and shall be paid without regard to any lack of validity or enforceability of any U.S. Letter of Credit or the existence of any claim, setoff, defense or other right that U.S. Borrowers or Loan Parties may have at any time against the beneficiary. Whether or not the North American Loan Party Agent submits a Notice of Borrowing, U.S. Borrowers shall be deemed to have requested a Borrowing of U.S. Base Rate Loans in an amount necessary (based on the Dollar

Equivalent thereof) to pay all amounts due to a U.S. Fronting Bank on any U.S. Reimbursement Date and each U.S. Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b) Upon issuance of a U.S. Letter of Credit, each U.S. Lender shall be deemed to have irrevocably and unconditionally purchased from the U.S. Fronting Bank that issued such U.S. Letter of Credit, without recourse or warranty, an undivided Pro Rata interest and participation in all U.S. LC Obligations relating to the U.S. Letter of Credit. If the applicable U.S. Fronting Bank makes any payment under a U.S. Letter of Credit and U.S. Borrowers do not reimburse such payment on the U.S. Reimbursement Date, Agent shall promptly notify U.S. Lenders and each U.S. Lender shall promptly (within one Business Day) and unconditionally pay to Agent in Dollars, for the benefit of U.S. Fronting Bank, the U.S. Lender’s Pro Rata share of such payment (based on the Dollar Equivalent thereof). Upon request by a U.S. Lender, the applicable U.S. Fronting Bank shall furnish copies of any U.S. Letters of Credit and U.S. LC Documents in its possession at such time.

(c) The obligation of each U.S. Lender to make payments to Agent for the account of the applicable U.S. Fronting Bank in connection with such U.S. Fronting Bank’s payment under a U.S. Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a U.S. Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Loan Party may have with respect to any Obligations. No U.S. Fronting Bank assumes any responsibility for any failure or delay in performance or any breach by any U.S. Borrower or other Person of any obligations under any U.S. LC Documents. No U.S. Fronting Bank makes any express or implied warranty, representation or guarantee to U.S. Lenders with respect to the U.S. Facility Collateral, U.S. LC Documents or any U.S. Facility Loan Party. No U.S. Fronting Bank shall be responsible to any U.S. Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any U.S. LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any U.S. Facility Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any U.S. Facility Loan Party.

(d) No U.S. Fronting Bank Indemnitee shall be liable to any Loan Party or other Person for any action taken or omitted to be taken in connection with any U.S. LC Documents except as a result of each U.S. Fronting Bank’s actual gross negligence, willful misconduct or bad faith, as determined by a final, nonappealable judgment of a court of competent jurisdiction. No U.S. Fronting Bank shall have any liability to any Lender if such U.S. Fronting Bank refrains from any action under any U.S. Letter of Credit or U.S. LC Documents until it receives written instructions from Required Borrower Group Lenders of the Borrower Group consisting of the U.S. Borrowers.

2.10.3 U.S. LC Cash Collateral. If any U.S. LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that a U.S. Overadvance exists, (c) after the U.S. Revolver Commitment Termination Date, or (d) within five Business Days prior to the Facility Termination Date, then U.S. Borrowers shall, within one Business Day of U.S. Fronting Bank’s or Agent’s request, Cash Collateralize the stated amount of all outstanding U.S. Letters of Credit (based on the Dollar Equivalent thereof) and pay to each U.S. Fronting Bank the amount of all other U.S. LC Obligations to such U.S. Fronting Bank. U.S. Borrowers shall, within one Business Day of demand by U.S. Fronting Bank’s or Agent from time to time, Cash Collateralize the U.S. LC Obligations of any Defaulting Lender that is a U.S. Lender. If U.S. Borrowers fail to provide any Cash Collateral as required hereunder, Lenders may (and shall upon direction of Agent) advance, as U.S. Revolver Loans, the amount of the Cash Collateral required (whether or not the U.S. Revolver Commitments have terminated, any U.S. Overadvance exists or would result therefrom or the conditions in Section 6 are satisfied).

2.11 Fronting Bank Sublimits.

2.11.1 Sublimits. Notwithstanding Sections 2.2 through 2.10 to the contrary, no Fronting Bank shall be obligated to issue or modify any Letter of Credit if, immediately after giving effect thereto, the aggregate LC Obligations outstanding in respect of all Letters of Credit issued by such Fronting Bank and its Affiliates would exceed such Fronting Bank’s Fronting Bank Sublimit. Any Letter of Credit issued by a Fronting Bank in excess of its individual Fronting Bank Sublimit shall nonetheless constitute a Letter of Credit for all purposes of the Agreement.

2.11.2 [Reserved].

2.12 Applicable Foreign Borrower Sublimits; Overline.

Notwithstanding anything to the contrary contained in this Section 2 (subject to Sections 2.1.4 and 2.1.5), in no event shall any Applicable Foreign Borrower be entitled to receive a Revolver Loan or the issuance of a Letter of Credit (and no Lender shall be required to make or support the same) if at the time of the proposed funding of such Revolver Loan or the issuance of such Letter of Credit (and after giving effect thereto and all pending requests for Revolver Loans and Letters of Credit by or on behalf of such Borrower or Borrowers), the sum of (a) the Dollar Equivalent of the outstanding amount of all Revolver Loans made to such Borrower on such date and (b) the LC Obligations of such Borrower on such date exceeds the lesser of such Borrower’s individual Borrowing Base (without giving effect to its allocable portion of any LC Reserve) or Applicable Foreign Borrower Commitment. If as a result of fluctuations in exchange rates or otherwise the Dollar Equivalent of the sum of all outstanding Revolver Loans made to an Applicable Foreign Borrower and the LC Obligations of such Borrower exceed such Borrower’s Applicable Foreign Borrower Commitment, the excess amount shall be payable by the Applicable Foreign Borrower within three Business Days following demand by Agent. If as a result of fluctuations in exchange rates or otherwise the Dollar Equivalent of the sum of all outstanding Norwegian Revolver Loans and the Norwegian LC Obligations exceed the Norwegian Revolver Commitment, the excess amount shall be payable by the Norwegian Borrowers within three Business Days following demand by Agent. In no event shall the aggregate Applicable Foreign Borrower Commitments for all members of a Foreign Borrower Group exceed the Foreign Revolver Commitments for such Foreign Borrower Group.

2.13 Obligations of the non-U.S./Canadian Loan Parties.

Notwithstanding anything in this Agreement or any other Loan Document to the contrary, except as otherwise expressly agreed by the Agent and the North American Loan Party Agent, no Excluded Loan Party shall be liable or in any manner responsible for, or be deemed to have guaranteed, directly or indirectly, whether as a primary obligor, guarantor, indemnitor, or otherwise, and none of their assets shall secure, directly or indirectly, any U.S. Facility Secured Obligations (including, without limitation, principal, interest, fees, penalties, premiums, expenses, charges, reimbursements, indemnities or any other U.S. Facility Secured Obligations (but excluding Foreign Facility Secured Obligations to the extent constituting U.S. Facility Secured Obligations)) under this Agreement or any other Loan Document.

SECTION 3. INTEREST, FEES AND CHARGES

3.1 Interest.

3.1.1 Rates and Payment of Interest.

(a) The Obligations shall bear interest as follows:

(i) in the case of an Australian Bank Bill Rate Loan, at the Australian Bank Bill Rate in effect from time to time, plus the Applicable Margin for Australian Bank Bill Rate Loans;

(ii) in the case of a Base Rate Loan (other than a New Zealand Base Rate Loan and a Singapore Base Rate Loan), at the Base Rate in effect from time to time, plus the Applicable Margin for such Base Rate Loan;

(iii) in the case of a New Zealand Base Rate Loan, at the Base Rate in effect from time to time, plus the New Zealand Applicable Margin for New Zealand Base Rate Loans;

(iv) in the case of a Singapore Base Rate Loan, at the Base Rate in effect from time to time, plus the Singapore Applicable Margin for Singapore Base Rate Loans;

(v) in the case of a Canadian BA Rate Loan, at the Canadian BA Rate for the applicable Interest Period, plus the Applicable Margin for Canadian BA Rate Loans;

(vi) in the case of a Canadian Prime Rate Loan, at the Canadian Prime Rate in effect from time to time, plus the Applicable Margin for Canadian Prime Rate Loans;

(vii) in the case of a ~~LIBOR~~Term SOFR Loan (other than a ~~LIBOR~~Term SOFR Loan to New Zealand Borrowers and Singapore Borrowers), at ~~LIBOR~~Term SOFR for the applicable Interest Period, plus the Applicable Margin for ~~LIBOR~~Term SOFR Loans;

(viii) in the case of a ~~LIBOR~~Term SOFR Loan to New Zealand Borrowers, at ~~LIBOR~~Term SOFR for the applicable Interest Period, plus the New Zealand Applicable Margin for ~~LIBOR~~Term SOFR Loans;

(ix) in the case of a ~~LIBOR~~Term SOFR Loan to Singapore Borrowers, at ~~LIBOR~~Term SOFR for the applicable Interest Period, plus the Singapore Applicable Margin for ~~LIBOR~~Term SOFR Loans;

(x) in the case of a New Zealand Bank Bill Rate Loan, at the New Zealand Bank Bill Rate for the applicable Interest Period, plus the New Zealand Applicable Margin for New Zealand Bank Bill Rate Loans;

(xi) in the case of a NIBOR Loan, at NIBOR for the applicable Interest Period, plus the Applicable Margin for NIBOR Loans;

(xii) in the case of a SONIA Loan, at the SONIA Daily Rate in effect from time to time, plus the Applicable Margin for SONIA Loans;

(xiii) in the case of a EURIBOR Loan, at EURIBOR in effect for the applicable Interest Period, plus the Applicable Margin for EURIBOR Loans;

(xiv) in the case of any other Australian Facility Obligation, Belgian Facility Obligation, Dutch Facility Obligation, Norwegian Facility Obligation, UK Facility Obligation or U.S. Facility Obligation that is then due and payable (including, to the extent permitted by law, interest not paid when due), at the Base Rate in effect from time to time, plus the Applicable Margin for the related Base Rate Loans;

(xv) in the case of any other Canadian Facility Obligation that is then due and payable (including, to the extent permitted by law, interest not paid when due), at the Canadian Prime Rate in effect from time to time, plus the Applicable Margin for Canadian Prime Rate Loans;

(xvi) in the case of any other New Zealand Facility Obligation that is then due and payable (including, to the extent permitted by law, interest not paid when due), at the Base Rate in effect from time to time, plus the New Zealand Applicable Margin for New Zealand Base Rate Loans; and

(xvii) in the case of any other Singapore Facility Obligation that is then due and payable (including, to the extent permitted by law, interest not paid when due), at the Base Rate in effect from time to time, plus the Singapore Applicable Margin for Singapore Base Rate Loans.

Interest shall accrue from the date the Loan is advanced or the Obligation becomes payable, until paid by the Applicable Borrower(s). If a Loan is repaid on the same day made, one day’s interest shall accrue.

(b) Interest on the Revolver Loans shall be payable in the currency of the underlying Revolver Loan.

(c) If all or a portion of (i) the principal amount of any Loan or (ii) any interest payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest (including post-petition interest during the pendency of any Insolvency Proceeding) at a rate per annum that is (x) in the case of overdue principal, the Default Rate or (y) in the case of any overdue interest, to the extent permitted by applicable law, the Default Rate from and including the date of such non-payment to but excluding the date on which such amount is paid in full (after as well as before judgment). Payment or acceptance of the increased rates of interest provided for in this Section 3.1.1 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Agent, any Security Trustee or any Lender.

(d) Interest accrued on the Loans shall be due and payable in arrears, (i) for any Floating Rate Loan, quarterly on the first day of each January, April, July and October; (ii) for any Interest Period Loan, on the last day of its Interest Period (and, if its Interest Period exceeds three months, at the end of each period of three months) and (iii) on any date of prepayment, with respect to the principal amount of Loans being prepaid. In addition, interest accrued on the (1) Australian Revolver Loans shall be due and payable in arrears on the Australian Revolver Commitment Termination Date, (2) Belgian Revolver Loans shall be due and payable in arrears on the Belgian Revolver Commitment Termination Date, (3) Canadian Revolver Loans shall be due and payable in arrears on the U.S. Revolver Commitment Termination Date, (4) Dutch Revolver Loans shall be due and payable in arrears on the Dutch Revolver Commitment Termination Date, (5) New Zealand Revolver Loans shall be due and payable in arrears on the New Zealand Revolver Commitment Termination Date, (6) Norwegian Revolver Loans shall be due and payable in arrears on the Norwegian Revolver Commitment Termination Date, (7) Singapore Revolver Loans shall be due and payable in arrears on the Singapore Revolver Commitment Termination Date, (8) UK Revolver Loans shall be due and payable in arrears on the UK Revolver Commitment Termination Date, and (9) U.S. Revolver Loans shall be due and payable in arrears on the U.S. Revolver Commitment Termination Date. Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand. Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.

3.1.2 Application of ~~LIBOR~~Term SOFR to Outstanding Loans.

(a) Borrowers may on any Business Day, subject to delivery of a Notice of Conversion/Continuation and the other terms hereof, elect to convert any portion of any Base Rate Loan funded in Dollars to, or to continue any ~~LIBOR~~Term SOFR Loan in Dollars at the end of its Interest Period as, a ~~LIBOR~~Term SOFR Loan. During any Event of Default, Agent may (and shall at the direction of Required Borrower Group Lenders of the applicable Borrower Group) declare that no Loan may be made, converted or continued as a ~~LIBOR~~Term SOFR Loan.

(b) Whenever Borrowers within a Borrower Group desire to convert or continue Loans as ~~LIBOR~~Term SOFR Loans, the relevant Loan Party Agent shall give Agent (and in the case of any such request by (i) Australian Borrowers or New Zealand Borrowers, Bank of America (Australia) and Bank of America (Hong Kong), (ii) Belgian Borrowers, Dutch Borrowers, Norwegian Borrowers or UK Borrowers, Bank of America (London), or (iii) Singapore Borrowers, Bank of America (Singapore) and Bank of America (Hong Kong)) a Notice of Conversion/Continuation, no later than 11:00 a.m. (Local Time) (or 1:00 p.m. (Local Time) in the case of a request on behalf of Canadian Borrowers or U.S. Borrowers) at least three Business Days prior to the requested conversion or continuation date. Promptly after receiving any such notice, Agent shall notify each Applicable Lender thereof. Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be ~~30 days~~one month if not specified). If, upon the expiration of any Interest Period in respect of any ~~LIBOR~~Term SOFR Loans, the relevant Loan Party Agent shall have failed to deliver a Notice of Conversion/Continuation with respect thereto as required above, such Borrowers shall be deemed to have elected to convert such Loans into Base Rate Loans (other than in the case of Norwegian Borrowers which shall be deemed to have elected to continue such Loans as ~~LIBOR~~Term SOFR Loans with a one month Interest Period).

3.1.3 Application of Australian Bank Bill Rate to Outstanding Loans.

(a) The Applicable Australian Borrower may on any Business Day, subject to delivery of a Notice of Conversion/Continuation and the other terms hereof, elect to convert any portion of the Australian Base Rate Loans funded in Australian Dollars, or to continue any Australian Bank Bill Rate Loan at the end of its Interest Period as an Australian Bank Bill Rate Loan; provided, that such Australian Bank Bill Rate Loans may only be so converted at the end of the Interest Period applicable thereto. During any Event of Default, Agent may (and shall at the direction of Required Borrower Group Lenders of the Borrower Group that consists of the Australian Borrowers) declare that no Loan may be made, converted or continued as an Australian Bank Bill Rate Loan.

(b) Whenever the Applicable Australian Borrower desires to convert or continue Loans as Australian Bank Bill Rate Loans, Asian Loan Party Agent shall give Agent, Bank of America (Australia) and Bank of America (Hong Kong) a Notice of Conversion/Continuation, no later than 11:00 a.m. (Local Time) at least three Business Days prior to the requested conversion or continuation date. Promptly after receiving any such notice, Agent shall notify each Australian Lender thereof. Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be 30 days if not specified). If, upon the expiration of any Interest Period in respect of any Australian Bank Bill Rate Loans, Asian Loan Party Agent shall have failed to deliver a Notice of Conversion/Continuation with respect thereto as required above, the Applicable Australian Borrower shall be deemed to have elected to convert such Loans into Base Rate Loans.

3.1.4 Application of Canadian BA Rate to Outstanding Loans.

(a) The Canadian Borrowers may on any Business Day, subject to delivery of a Notice of Conversion/Continuation and the other terms hereof, elect to convert any portion of the Canadian Prime Rate Loans, or to continue any Canadian BA Rate Loan at the end of its Interest Period as a Canadian BA Rate Loan; provided, that such Canadian BA Rate Loans may only be so converted at the end of the Interest Period applicable thereto. During any Event of Default, Agent may (and shall at the direction of Required Borrower Group Lenders of the Borrower Group that consists of the Canadian Borrowers) declare that no Loan may be made, converted or continued as a Canadian BA Rate Loan.

(b) Whenever a Canadian Borrower desires to convert or continue Loans as Canadian BA Rate Loans, North American Loan Party Agent shall give Agent a Notice of Conversion/Continuation, no later than 1:00 p.m. at least three Business Days prior to the requested conversion or continuation date. Promptly after receiving any such notice, Agent shall notify each U.S. Lender thereof. Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be one month if not specified). If, upon the expiration of any Interest Period in respect of any Canadian BA Rate Loans, North American Loan Party Agent shall have failed to deliver a Notice of Conversion/Continuation with respect thereto as required above, the Initial Canadian Borrower shall be deemed to have elected to convert such Loans into Canadian Prime Rate Loans.

3.1.5 Application of New Zealand Bank Bill Rate to Outstanding Loans.

(a) The Applicable New Zealand Borrower may on any Business Day, subject to delivery of a Notice of Conversion/Continuation and the other terms hereof, elect to convert any portion of the New Zealand Base Rate Loans funded in New Zealand Dollars, or to continue any New Zealand Bank Bill Rate Loan at the end of its Interest Period as a New Zealand Bank Bill Rate Loan; provided, that such New Zealand Bank Bill Rate Loans may only be so converted at the end of the Interest Period applicable thereto. During any Event of Default, Agent may (and shall at the direction of Required Borrower Group Lenders of the Borrower Group that consists of the New Zealand Borrowers) declare that no Loan may be made, converted or continued as a New Zealand Bank Bill Rate Loan.

(b) Whenever the Applicable New Zealand Borrower desires to convert or continue Loans as New Zealand Bank Bill Rate Loans, Asian Loan Party Agent shall give Agent, Bank of America (Australia) and Bank of America (Hong Kong) a Notice of Conversion/Continuation, no later than 11:00 a.m. (Local Time) at least three Business Days prior to the requested conversion or continuation date. Promptly after receiving any such notice, Agent shall notify each New Zealand Lender thereof. Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be one month if not specified). If, upon the expiration of any Interest Period in respect of any New Zealand Bank Bill Rate Loans, Asian Loan Party Agent shall have failed to deliver a Notice of Conversion/Continuation with respect thereto as required above, the Applicable New Zealand Borrower shall be deemed to have elected to convert such Loans into Base Rate Loans.

3.1.6 Application of NIBOR to Outstanding Loans.

(a) A Norwegian Borrower may on any Business Day, subject to delivery of a Notice of Conversion/Continuation and the other terms hereof, elect to continue any NIBOR Loan at the end of its Interest Period as a NIBOR Loan; provided, that such NIBOR Loan may only be so continued at the end of the Interest Period applicable thereto. During any Event of Default, Agent may (and shall at the direction of Required Borrower Group Lenders of the Borrower Group that consists of the Norwegian Borrowers) declare that no Loan may be made or continued as a NIBOR Loan.

(b) Whenever Norwegian Borrowers desire to continue Loans as NIBOR Loans, the European Loan Party Agent shall give Agent and Bank of America (London) a Notice of Conversion/Continuation, no later than 11:00 a.m. (Local Time) at least three Business Days prior to the requested continuation date. Promptly after receiving any such notice, Agent shall notify each Norwegian Lender thereof. Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be continued, the continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be one month if not specified). If, upon the expiration of any Interest Period in respect of any NIBOR Loans, the European Loan Party Agent shall have failed to deliver a Notice of Conversion/Continuation with respect thereto as required above, the European Loan Party Agent shall be deemed to have elected to continue such Loans as NIBOR Loans with a one month Interest Period.

3.1.7 Application of EURIBOR to Outstanding Loans.

(a) Foreign Borrowers may on any Business Day, subject to delivery of a Notice of Conversion/Continuation and the other terms hereof, elect to convert any portion of any Base Rate Loan funded in Euros to, or to continue any EURIBOR Loan at the end of its Interest Period as, a EURIBOR Loan. During any Event of Default, Agent may (and shall at the direction of Required Borrower Group Lenders of the applicable Borrower Group) declare that no Loan may be made, converted or continued as a EURIBOR Loan.

(b) Whenever Foreign Borrowers desire to convert or continue Loans as EURIBOR Loans, the relevant Loan Party Agent shall give Agent (and in the case of any such request by (i) Australian Borrowers or New Zealand Borrowers, Bank of America (Australia) and Bank of America (Hong Kong), (ii) Belgian Borrowers, Dutch Borrowers, Norwegian Borrowers or UK Borrowers, Bank of America (London), or (iii) Singapore Borrowers, Bank of America (Singapore) and Bank of America (Hong Kong)) a Notice of Conversion/Continuation, no later than 11:00 a.m. (Local Time) at least three Business Days prior to the requested conversion or continuation date. Promptly after receiving any such notice, Agent shall notify each Applicable Lender thereof. Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be 30 days if not specified). If, upon the expiration of any Interest Period in respect of any EURIBOR Loans, the relevant Loan Party Agent shall have failed to deliver a Notice of Conversion/Continuation with respect thereto as required above, Foreign Borrowers shall be deemed to have elected to convert such Loans into Base Rate Loans (other than in the case of Norwegian Borrowers which shall be deemed to have elected to continue such Loans as EURIBOR Loans with a one month Interest Period).

3.1.8 Interest Periods. In connection with the making, conversion or continuation of any Interest Period Loans, the relevant Loan Party Agent, on behalf of the applicable Borrower(s), shall select an interest period to apply (the “Interest Period”), which interest period shall be a one, two (other than in the case of EURIBOR Loans and ~~LIBOR~~Term SOFR Revolver Loans) ~~two~~, three~~,~~ or six (other than in the case of Canadian BA Rate Loans) ~~six or (if available to all Applicable Lenders as determined by such Applicable Lenders in good faith based upon prevailing market conditions) twelve~~ month period (or, in the case of Australian Bank Bill Rate Loans only, seven or fourteen days); provided, that:

(a) the Interest Period shall commence on the date the Loan is made or continued as, or converted into, an Interest Period Loan, and shall expire ~~on the numerically corresponding day in the calendar month at its end~~one, two, three or six months thereafter (as applicable);

(b) if any Interest Period commences on a day for which there is no corresponding day in the calendar month at its end or if such corresponding day falls after the last Business Day of such month, then the Interest Period shall expire on the last Business Day of such month;

(c) if any Interest Period would expire on a day that is not a Business Day, the period shall expire on the next Business Day; and

(d) no Interest Period shall extend beyond the Facility Termination Date (or, in the case of any Loan owing by (i) any Australian Borrower, the Australian Revolver Commitment Termination Date, (ii) any Belgian Borrower, the Belgian Revolver Commitment Termination Date, (iii) any Canadian Borrower, the U.S. Revolver Commitment Termination Date, (iv) any Dutch Borrower, the Dutch Revolver Commitment Termination Date, (v) any New Zealand Borrower, the New Zealand Revolver Commitment Termination Date, (vi) any Norwegian Borrower, the Norwegian Revolver Commitment Termination Date, (vii) any Singapore Borrower, the Singapore Revolver Commitment Termination Date, (viii) any UK Borrower, the UK Revolver Commitment Termination Date or (ix) any U.S. Borrower, the U.S. Revolver Commitment Termination Date, in each case if earlier).

3.2 Fees.

3.2.1 Unused Line Fee.

(a) Australian Unused Line Fee. Australian Borrowers shall pay to Agent, for the Pro Rata benefit of Australian Lenders, a fee equal to 0.375% per annum times the average daily amount by which the Australian Revolver Commitments exceed the Australian Revolver Exposure during any month; provided, that such fee shall reduce to 0.25% per annum for any month during which the average daily amount of the Australian Revolver Exposure exceeded 35% of the Australian Revolver Commitments. Such fee shall be payable in arrears, on the first day of each month and on the Australian Revolver Commitment Termination Date.

(b) Belgian Unused Line Fee. Belgian Borrowers shall pay to Agent, for the Pro Rata benefit of Belgian Lenders, a fee equal to 0.375% per annum times the average daily amount by which the Belgian Revolver Commitments exceed the Belgian Revolver Exposure during any month; provided, that such fee shall reduce to 0.25% per annum for any month during which the average daily amount of the Belgian Revolver Exposure exceeded 35% of the Belgian Revolver Commitments. Such fee shall be payable in arrears, on the first day of each month and on the Belgian Revolver Commitment Termination Date.

(c) [Reserved].

(d) Dutch Unused Line Fee. Dutch Borrowers shall pay to Agent, for the Pro Rata benefit of Dutch Lenders, a fee equal to 0.375% per annum times the average daily amount by which the Dutch Revolver Commitments exceed the Dutch Revolver Exposure during any month; provided, that such fee shall reduce to 0.25% per annum for any month during which the average daily amount of the Dutch Revolver Exposure exceeded 35% of the Dutch Revolver Commitments. Such fee shall be payable in arrears, on the first day of each month and on the Dutch Revolver Commitment Termination Date.

(e) New Zealand Unused Line Fee. New Zealand Borrowers shall pay to Agent, for the Pro Rata benefit of New Zealand Lenders, an unused line fee at a rate per annum specified in the joinder documentation for the New Zealand Lenders. Such fee shall be payable in arrears, on the first day of each month and on the New Zealand Revolver Commitment Termination Date.

(f) Norwegian Unused Line Fee. Norwegian Borrowers shall pay to Agent, for the Pro Rata benefit of Norwegian Lenders, a fee equal to 0.375% per annum times the average daily amount by which the Norwegian Revolver Commitments exceed the Norwegian Revolver Exposure during any month; provided, that such fee shall reduce to 0.25% per annum for any month during which the average daily amount of the Norwegian Revolver Exposure exceeded 35% of the Norwegian Revolver Commitments. Such fee shall be payable in arrears, on the first day of each month and on the Norwegian Revolver Commitment Termination Date.

(g) Singapore Unused Line Fee. Singapore Borrowers shall pay to Agent, for the Pro Rata benefit of Singapore Lenders, an unused line fee at a rate per annum specified in the joinder documentation for the Singapore Lenders. Such fee shall be payable in arrears, on the first day of each month and on the Singapore Revolver Commitment Termination Date.

(h) UK Unused Line Fee. UK Borrowers shall pay to Agent, for the Pro Rata benefit of UK Lenders, a fee equal to 0.375% per annum times the average daily amount by which the UK Revolver Commitments exceed the UK Revolver Exposure during any month; provided, that such fee shall reduce to 0.25% per annum for any month during which the average daily amount of the UK Revolver Exposure exceeded 35% of the UK Revolver Commitments. Such fee shall be payable in arrears, on the first day of each month and on the UK Revolver Commitment Termination Date.

(i) U.S. Unused Line Fee. U.S. Borrowers and Canadian Borrowers shall pay to Agent, for the Pro Rata benefit of U.S. Lenders, a fee equal to 0.375% per annum times the average daily amount by which the U.S. Revolver Commitments exceed the U.S. Revolver Exposure during any month; provided, that such fee shall reduce to 0.25% per annum for any month during which the average daily amount of the U.S. Revolver Exposure exceeded 35% of the U.S. Revolver Commitments. Such fee shall be payable in arrears, on the first day of each month and on the U.S. Revolver Commitment Termination Date.

3.2.2 Australian Letters of Credit Fees. Each Applicable Australian Borrower shall pay (a) to Agent, for the Pro Rata benefit of Australian Lenders, a fee equal to the per annum rate of the Applicable Margin in effect for Australian Bank Bill Rate Loans times the average daily stated amount of such Applicable Australian Borrower’s Australian Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (b) to Australian Fronting Bank, for its own account, a fronting fee equal to 0.125% per annum on the stated amount of each Australian Letter of Credit issued by it, which fee shall be payable upon the issuance of such Australian Letter of Credit and at the time of each renewal or extension of each Australian Letter of Credit; and (c) to Australian Fronting Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Australian Letters of Credit issued by it, which charges shall be paid as and when incurred.

3.2.3 Belgian Letters of Credit Fees. Each Applicable Belgian Borrower shall pay (a) to Agent, for the Pro Rata benefit of Belgian Lenders, a fee equal to the per annum rate of the Applicable Margin in effect for ~~LIBOR~~Term SOFR Loans times the average daily stated amount of such Applicable Belgian Borrower’s Belgian Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (b) to Belgian Fronting Bank, for its own account, a fronting fee equal to 0.125% per annum on the stated amount of each Belgian Letter of Credit issued by it, which fee shall be payable upon the issuance of such Belgian Letter of Credit and at the time of each renewal or extension of each Belgian Letter of Credit; and (c) to Belgian Fronting Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Belgian Letters of Credit issued by it, which charges shall be paid as and when incurred.

3.2.4 Canadian Letters of Credit Fees. Each Canadian Borrower shall pay (a) to Agent, for the Pro Rata benefit of U.S. Lenders, a fee equal to the per annum rate of the Applicable Margin in effect for Canadian BA Rate Loans times the average daily stated amount of such Canadian Borrower’s Canadian Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (b) to U.S. Fronting Bank, for its own account, a fronting fee equal to 0.125% per annum on the stated amount of each Canadian Letter of Credit issued by it, which fee shall be payable upon the issuance of such Canadian Letter of Credit and at the time of each renewal or extension of each Canadian Letter of Credit; and (c) to U.S. Fronting Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Canadian Letters of Credit issued by it, which charges shall be paid as and when incurred.

3.2.5 Dutch Letters of Credit Fees. Each Applicable Dutch Borrower shall pay (a) to Agent, for the Pro Rata benefit of Dutch Lenders, a fee equal to the per annum rate of the Applicable Margin in effect for ~~LIBOR~~Term SOFR Loans times the average daily stated amount of such Applicable Dutch Borrower’s Dutch Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (b) to Dutch Fronting Bank, for its own account, a fronting fee equal to 0.125% per annum on the stated amount of each Dutch Letter of Credit issued by it, which fee shall be payable upon the issuance of such Dutch Letter of Credit and at the time of each renewal or extension of each Dutch Letter of Credit; and (c) to Dutch Fronting Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Dutch Letters of Credit issued by it, which charges shall be paid as and when incurred.

3.2.6 New Zealand Letters of Credit Fees. Each Applicable New Zealand Borrower shall pay (a) to Agent, for the Pro Rata benefit of New Zealand Lenders, a fee equal to the per annum rate of the New Zealand Applicable Margin in effect for New Zealand Bank Bill Rate Loans times the average daily stated amount of such Applicable New Zealand Borrower’s New Zealand Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (b) to New Zealand Fronting Bank, for its own account, a fronting fee in an amount agreed to in the joinder documentation for the New Zealand Fronting Bank on the stated amount of each New Zealand Letter of Credit issued by it, which fee shall be payable upon the issuance of such New Zealand Letter of Credit and at the time of each renewal or extension of each New Zealand Letter of Credit; and (c) to New Zealand Fronting Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of New Zealand Letters of Credit issued by it, which charges shall be paid as and when incurred.

3.2.7 Norwegian Letters of Credit Fees. Norwegian Borrowers shall pay (a) to Agent, for the Pro Rata benefit of Norwegian Lenders, a fee equal to the per annum rate of the Applicable Margin in effect for NIBOR Loans times the average daily stated amount of Norwegian Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (b) to Norwegian Fronting Bank, for its own account, a fronting fee equal to 0.125% per annum on the stated amount of each Norwegian Letter of Credit issued by it, which fee shall be payable upon the issuance of such Norwegian Letter of Credit and at the time of each renewal or extension of each Norwegian Letter of Credit; and (c) to Norwegian Fronting Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Norwegian Letters of Credit issued by it, which charges shall be paid as and when incurred.

3.2.8 Singapore Letters of Credit Fees. Each Applicable Singapore Borrower shall pay (a) to Agent, for the Pro Rata benefit of Singapore Lenders, a fee equal to the per annum rate of the Singapore Applicable Margin in effect for ~~LIBOR~~Term SOFR Loans times the average daily stated amount of such Applicable Singapore Borrower’s Singapore Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (b) to Singapore Fronting Bank, for its own account, a fronting fee in an amount agreed to in the joinder documentation for the Singapore Fronting Bank on the stated amount of each Singapore Letter of Credit issued by it, which fee shall be payable upon the issuance of such Singapore Letter of Credit and at the time of each renewal or extension of each Singapore Letter of Credit; and (c) to Singapore Fronting Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Singapore Letters of Credit issued by it, which charges shall be paid as and when incurred.

3.2.9 UK Letters of Credit Fees. Each Applicable UK Borrower shall pay (a) to Agent, for the Pro Rata benefit of UK Lenders, a fee equal to the per annum rate of the Applicable Margin in effect for ~~LIBOR~~Term SOFR Loans times the average daily stated amount of such Applicable UK Borrower’s UK Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (b) to UK Fronting Bank, for its own account, a fronting fee equal to 0.125% per annum on the stated amount of each UK Letter of Credit issued by it, which fee shall be payable upon the issuance of such UK Letter of Credit and at the time of each renewal or extension of each UK Letter of Credit; and (c) to UK Fronting Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of UK Letters of Credit issued by it, which charges shall be paid as and when incurred.

3.2.10 U.S. Letters of Credit Fees. U.S. Borrowers shall pay (a) to Agent, for the Pro Rata benefit of U.S. Lenders, a fee equal to the per annum rate of the Applicable Margin in effect for ~~LIBOR~~Term SOFR Loans times the average daily stated amount of U.S. Letters of Credit (based on the Dollar Equivalent thereof), which fee shall be payable monthly in arrears, on the first day of each month; (b) to U.S. Fronting Bank, for its own account, a fronting fee equal to 0.125% per annum on the stated amount of each U.S. Letter of Credit issued by it, which fee shall be payable upon the issuance of such U.S. Letter of Credit and at the time of each renewal or extension of each U.S. Letter of Credit; and (c) to U.S. Fronting Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of U.S. Letters of Credit issued by it, which charges shall be paid as and when incurred.

3.2.11 Other Fees. MRC US shall pay such other fees as described in the Fee Letter.

3.3 Computation of Interest, Fees, Yield Protection.

All interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days, or, in the case of interest based on Loans denominated in Australian Dollars, Canadian Dollars, New Zealand Dollars and Sterling, on the basis of a 365 day year. Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate, refund or proration. All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money, except to the extent such treatment is inconsistent with any Applicable Law. A certificate setting forth in reasonable detail amounts payable by any Borrower under Section 3.4, 3.7 or 3.9 and the basis therefor, submitted to a Loan Party Agent by Agent or the affected Lender or Fronting Bank shall be final, conclusive and binding for all purposes, absent manifest error, and Borrowers shall pay such amounts to the appropriate party within 10 Business Days following receipt of the certificate. For the purposes of the Interest Act (Canada), the yearly rate of interest to which any rate calculated on the basis of a period of time different from the actual number of days in the year (360 days, for example) is equivalent is the stated rate multiplied by the actual number of days in the year (365 or 366, as applicable) and divided by the number of days in the shorter period (360 days, in the example), and the parties hereto acknowledge that there is a material distinction between the nominal and effective rates of interest and that they are capable of making the calculations necessary to compare such rates and that the calculations herein are to be made using the nominal rate method and not on any basis that gives effect to the principle of deemed reinvestment of interest.

3.4 Reimbursement Obligations.

Borrowers within each Borrower Group shall reimburse Agent and Security Trustees for all Extraordinary Expenses incurred by Agent and Security Trustees in reference to such Borrower Group or its related Loan Party Group Obligations or Collateral of its related Loan Party Group. In addition to such Extraordinary Expenses, such Borrowers shall also reimburse Agent and Security Trustees for all reasonable and documented legal, accounting, appraisal, and other reasonable and documented fees, costs and expenses, without duplication, incurred by them in connection with (a) negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) administration of and actions relating to any Collateral, including any actions taken to perfect or maintain priority of Agent’s or any Security Trustee’s Liens on any such Collateral, to maintain any insurance required hereunder or to verify such Collateral; and (c) each inspection, audit or appraisal with respect to any Loan Party within such Borrowers’ related Loan Party Group or Collateral securing such Loan Party Group’s Obligations, whether prepared by Agent’s personnel or a third party (subject to the limitations of Section 10.1.15). All legal and accounting fees incurred by Agent Professionals or any applicable Security Trustee in reference to a Borrower’s related Loan Party Group or its related Loan Party Group Obligations or Collateral of such Borrower’s related Loan Party Group shall be charged to Borrowers within such Borrower Group at the actual rate charged by such Agent Professionals or such Security Trustee; provided that Borrowers’ obligation to reimburse Agent and Security Trustees for legal fees shall be limited to the reasonable and documented legal fees and expenses of Haynes and Boone, LLP, U.S. counsel to Agent, Norton Rose Fulbright, as foreign counsel to Agent and Security Trustees (other than in Belgium, New Zealand and Norway), LYDIAN, Belgian counsel to Agent and Security Trustees, Bell Gully, New Zealand counsel to Agent and Security Trustees, BA-HR, Norwegian counsel to Agent and Security Trustees and, if necessary, of one local counsel in each other relevant jurisdiction (which may include a local counsel acting in multiple jurisdictions). In addition to the Extraordinary Expenses of Agent and Security Trustees, upon the occurrence and during the continuance of an Event Default, Borrowers shall reimburse Fronting Banks and Lenders for the reasonable and documented fees, charges and disbursements of one counsel for the Fronting Banks and Lenders, as a whole, in connection with the enforcement, collection or protection of their respective rights under the Loan Documents, including all such expenses incurred during any workout, restructuring or Insolvency Proceeding. If, for any reason (including inaccurate reporting on financial statements), it is determined that a higher Applicable Margin (or New Zealand Applicable Margin or Singapore Applicable Margin)

should have applied to a period than was actually applied, then the proper margin shall be applied retroactively and Borrowers shall pay to Agent, for the Pro Rata benefit of Lenders, an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid. All amounts payable by Borrowers under this Section 3.4 shall be due and payable in accordance with Section 3.3.

3.5 Illegality.

If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Relevant Rate Loans or ~~LIBOR~~Term SOFR Rate Loans or any Governmental Authority has imposed material restrictions on the authority of such Lender to determine or charge interest rates based upon a Relevant Rate or ~~LIBOR~~Term SOFR or to purchase or sell, or to take deposits of, any applicable currency in the applicable interbank market, then, upon notice thereof by such Lender to Agent, any obligation of such Lender to make or maintain Relevant Rate Loans or ~~LIBOR~~Term SOFR Loans in the affected currency or currencies, or to convert Floating Rate Loans to Interest Period Loans shall be, in each case, suspended. Upon delivery of such notice, (a) U.S. Borrowers shall, in the case of all U.S. Revolver Loans bearing interest based on ~~LIBOR~~Term SOFR, prepay or, if applicable, convert all such ~~LIBOR~~Term SOFR Loans of such Lender to U.S. Base Rate Loans, in each case, immediately, or on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such ~~LIBOR~~Term SOFR Loans to such day, and (b) all other Borrowers shall, in the case of all Revolver Loans (other than U.S. Revolver Loans) bearing interest based on a Relevant Rate or ~~LIBOR~~Term SOFR, prepay all such Relevant Rate Loans or ~~LIBOR~~Term SOFR Loans, in each case, on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Relevant Rate Loans or ~~LIBOR~~Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Relevant Rate Loans or ~~LIBOR~~Term SOFR Loans. Upon any such prepayment or conversion, Borrowers of the affected Borrower Group shall also pay accrued interest on the amount so prepaid or converted. If any Lender invokes this Section 3.5, such Lender shall use reasonable efforts to notify a Loan Party Agent and Agent when the conditions giving rise to such action no longer exists, provided, that such Lender shall have no liability to Borrowers or to any other Person for its failure to provide such notice.

3.6 Inability to Determine Rates; Replacement of ~~LIBOR~~Term SOFR; Replacement of Relevant Rates.

3.6.1 Inability to Determine ~~LIBOR~~Term SOFR Rate. If ~~Required Lenders notify Agent for any reason~~ in connection with ~~a~~any request for a ~~Borrowing of,~~Term SOFR Loan or a conversion to or continuation ~~of~~thereof, ~~a LIBOR Loan in Dollars that (a) deposits or bankers’ acceptances are not being offered to (i) with respect to LIBOR, banks in the London interbank market for the~~as applicable, (a) Agent determines (which determination shall be conclusive absent manifest error) that (i) no Term SOFR Successor Rate has been determined in accordance with Section 3.6.2, and the circumstances under Section 3.6.2(a) or the Term SOFR Scheduled Unavailability Date has occurred (as applicable ~~amount and Interest Period of such Loan~~), or (~~b~~ii) adequate and reasonable means do not otherwise exist for determining ~~LIBOR~~Term SOFR for

~~the~~any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan, or (~~c~~b) ~~LIBOR for the~~Agent or Required Lenders determine that for any reason Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding ~~or maintaining~~ such Loan, ~~then~~ Agent will promptly so notify ~~a~~ Loan Party ~~Agent~~Agents and ~~each Applicable Lender~~Lenders. Thereafter, (x) the obligation of ~~the Applicable~~ Lenders to make ~~or~~, maintain, or convert Base Rate Loans to, Term SOFR Loans shall be suspended (to the extent of the affected ~~LIBOR~~Term SOFR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of any Base Rate, the utilization of such component in determining such Base Rate shall be suspended, in each case until Agent ~~determines~~ (or ~~is instructed~~, in the case of a determination by Required Lenders~~) to withdraw~~ described above, until Agent upon instruction of Required Lenders) revokes such notice. Upon receipt of such notice, (I) a Loan Party Agent may revoke any pending request for a Borrowing ~~of~~, conversion ~~to~~ or continuation of ~~a LIBOR Loan~~Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have ~~submitted~~converted such request into a request for ~~a Floating~~Base Rate ~~Loan. If any Lender invokes this Section 3.6, such Lender shall use reasonable efforts to notify the relevant Loan Party Agent and Agent when the conditions giving rise to such action no longer exists, provided, that such Lender shall have no liability to Borrowers or to any other Person for its failure to provide such notice~~Loans, and (II) any outstanding Term SOFR Loans shall convert to Base Rate Loans at the end of their respective Interest Periods.

3.6.2 Replacement of ~~LIBOR~~Term SOFR. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, with respect to Dollars and for ~~LIBOR~~Term SOFR replacement, if Agent determines (which determination shall be conclusive absent manifest error), or a Loan Party Agent or Required Lenders notify Agent (with, in the case of the Required Lenders, a copy to the North American Loan Party Agent) that such Loan Party Agent or Required Lenders (as applicable) have determined, that:

~~(a) On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-week, 1-month, 2-month, 3-month, 6-month and 12- month U.S. dollar LIBOR tenor settings. On the earliest of (A) the date that all Available Tenors of U.S dollar LIBOR have permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative, (B) June 30, 2023~~

(a) adequate and reasonable means do not exist for ascertaining one, three and six month interest periods of Term SOFR, including because the Term SOFR Screen Rate is not available or published on a current basis, and such circumstances are unlikely to be temporary; or

(b) CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over Agent, CME or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one, three and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided, that at the time of such statement, there is no successor administrator satisfactory to Agent that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one, three and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, “Term SOFR Scheduled Unavailability Date”);

then, on a date and ~~(C) the Early Opt-in Effective Date in respect of a SOFR Early Opt-in, if the then-current Benchmark is LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes~~time determined by Agent (any such date, “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (b) above, no later than the Term SOFR Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any other applicable Loan Document ~~in respect of any setting of such Benchmark on such day and all subsequent settings~~with Daily Simple SOFR plus the SOFR Adjustment, for any payment period for interest calculated that can be determined by Agent, in each case, without any amendment to, or further action or consent of any other party to ~~this Agreement or~~, any ~~other~~ Loan Document (“Term SOFR Successor Rate”) . If the ~~Benchmark Replacement~~Term SOFR Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest ~~payments will be payable on a quarterly basis.~~

~~(b) (x) Upon (A) the occurrence of a Benchmark Transition Event or (B) a determination by Agent that neither of the alternatives under clause (a) of the definition of Benchmark Replacement are available, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the 5th Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders (and any such objection shall be conclusive and binding absent manifest error); provided that solely in the event that the then-current Benchmark at the time of such Benchmark Transition Event is not a SOFR-based rate, the Benchmark Replacement therefor shall be determined in accordance with clause (a) of the definition of Benchmark Replacement unless Agent determines that neither of such alternative rates is available.~~

~~(y) On the Early Opt-in Effective Date in respect of an Other Rate Early Opt-in, the Benchmark Replacement will replace LIBOR for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document.~~

~~(c) At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Loan Party Agents may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference~~

~~to such Benchmark until the Loan Party Agents’ receipt of notice from Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the applicable Loan Party Agent will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of Base Rate based upon the Benchmark will not be used in any determination of Base Rate.~~

~~(d) In connection with the implementation and administration of a Benchmark Replacement, Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.~~

~~(e) Agent will promptly notify the applicable Loan Party Agent and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by Agent pursuant to this Section 3.6.2, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.6.2.~~

~~(f) At any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR), then Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (B) Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings~~will be payable on a quarterly basis.

Notwithstanding anything to the contrary herein, (x) if Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date or (y) if the events or circumstances of the type described in clauses (a) or (b) above have occurred with respect to the Term SOFR Successor Rate then in effect, then in each case, Agent and Loan Party Agents may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Term SOFR Successor Rate in accordance with this Section at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for such alternative benchmarks in similar U.S. dollar denominated syndicated credit facilities syndicated and agented in the U.S. and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for such benchmarks in similar U.S. dollar denominated credit facilities syndicated and agented in the U.S., which adjustment or method for calculating such adjustment shall be published on an information service selected by Agent from time to time in its discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a Term SOFR Successor Rate. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after Agent shall have posted such proposed amendment to all Lenders and Loan Party Agents unless, prior to such time, Lenders comprising the Required Lenders have delivered to Agent written notice that such Required Lenders object to such amendment.

Agent will promptly (in one or more notices) notify the Loan Party Agents and each Lender of the implementation of any Term SOFR Successor Rate. Any Term SOFR Successor Rate shall be applied in a manner consistent with market practice; provided, that to the extent such market practice is not administratively feasible for Agent, such Term SOFR Successor Rate shall be applied in a manner as otherwise reasonably determined by Agent. Notwithstanding anything else herein, if at any time any Term SOFR Successor Rate as so determined would otherwise be less than zero, the Term SOFR Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

3.6.3 Inability to Determine Relevant Rate; Replacement of Relevant Rate. For the avoidance of doubt, for purposes of this Section 3.6.3, the term “Relevant Rate Loan” shall exclude a ~~LIBOR~~Term SOFR Loan (with ~~LIBOR~~Term SOFR replacement determined in accordance with Section 3.6.2 above).

(a) If in connection with any request for a Relevant Rate Loan or a conversion of Foreign Base Rate Loans or Canadian Prime Rate Loans to Relevant Rate Loans or a continuation of any of such Loans, as applicable, (i) Agent determines (which determination shall be conclusive absent manifest error) that (A) no Alternative Currency Successor Rate for the Relevant Rate for the applicable Alternative Currency has been determined in accordance with Section 3.6.3(b) and the circumstances under clause (i) of Section 3.6.3(b) or the Scheduled Unavailability Date has occurred with respect to such Relevant Rate (as applicable), or (B) adequate and reasonable means do not otherwise exist for determining the Relevant Rate for the applicable Alternative Currency for any determination date(s) or requested Interest Period, as applicable, with respect to a proposed Relevant Rate Loan or in connection with an existing or proposed Foreign Base Rate Loan or Canadian Prime Rate Loan, or (ii) Agent or the Required Lenders determine that for any reason that the Relevant Rate with respect to a proposed Loan denominated in an Alternative Currency for any requested Interest Period or determination date(s) does not adequately and fairly reflect the cost to such Lenders of funding such Loan, Agent will promptly so notify the applicable Loan Party Agent and each Lender.

Thereafter, (x) the obligation of the Lenders to make or maintain such Loans in the affected currencies, as applicable, or to convert Foreign Base Rate Loans or Canadian Prime Rate Loans to Relevant Rate Loans, shall be suspended in each case to the extent of the affected Relevant Rate Loans or Interest Period or determination date(s), as applicable, and (y) in the event of a determination described in the preceding sentence with respect to any component of the Foreign Base Rate or Canadian Prime Rate, the utilization of such component in determining the Foreign Base Rate or Canadian Prime Rate shall be suspended, in each case until Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.6.3(a), until Agent upon instruction of the Required Lenders) revokes such notice.

Upon receipt of such notice, (i) the applicable Loan Party Agent may revoke any pending request for a Borrowing of, or conversion to Relevant Rate Loans, or Borrowing of, or continuation of Relevant Rate Loans to the extent of the affected Alternative Currency or Interest Period or determination date(s), as applicable or, failing that, will be deemed to have converted such request into a request for a Borrowing of Foreign Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount specified therein and (ii) any outstanding affected Relevant Rate Loans, at the applicable Loan Party Agent’s election, shall either (A) be converted into a Borrowing of

Foreign Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount of such outstanding Relevant Rate Loan immediately at the end of the applicable Interest Period or payment period or (B) be prepaid in full immediately at the end of the applicable Interest Period or payment period; provided that if no election is made by the applicable Loan Party Agent by the last day of the current Interest Period or payment period, the applicable Loan Party Agent shall be deemed to have elected clause (A) above.

(b) Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if Agent determines (which determination shall be conclusive absent manifest error), or the applicable Loan Party Agent or Required Lenders notify Agent (with, in the case of the Required Lenders, a copy to the applicable Loan Party Agent) that the applicable Loan Party Agent or Required Lenders (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining the Relevant Rate for an Alternative Currency because none of the tenors of such Relevant Rate (including any forward-looking term rate thereof) is available or published on a current basis and such circumstances are unlikely to be temporary;

(ii) the applicable administrator for the Relevant Rate for such Alternative Currency has made a public statement identifying a specific date after which all tenors of the Relevant Rate for an Alternative Currency (including any forward-looking term rate thereof) shall or will no longer be representative or made available, or used for determining the interest rate of loans denominated in such Alternative Currency, or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to Agent that will continue to provide such representative tenor(s) of the Relevant Rate for such Alternative Currency (the latest date on which all tenors of the Relevant Rate for such Alternative Currency (including any forward-looking term rate thereof) are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”); or

(iii) syndicated loans currently being executed and agented in the U.S., are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the Relevant Rate for an Alternative Currency;

or if the events or circumstances of the type described in Section 3.6.3(b)(i), (ii) or (iii) have occurred with respect to the Alternative Currency Successor Rate then in effect, then, Agent and the applicable Loan Party Agent may amend this Agreement solely for the purpose of replacing the Relevant Rate for an Alternative Currency or any then current Alternative Currency Successor Rate for an Alternative Currency in accordance with this Section 3.6.3 with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Alternative Currency for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Alternative Currency for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by Agent from time to time in its reasonable discretion and may be periodically updated (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, an “Alternative Currency Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after Agent shall have posted such proposed amendment to all Lenders and the applicable Loan Party Agent unless, prior to such time, Lenders comprising the Required Lenders have delivered to Agent written notice that such Required Lenders object to such amendment.

Agent will promptly (in one or more notices) notify the applicable Loan Party Agent and each Lender of the implementation of any Alternative Currency Successor Rate.

Any Alternative Currency Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for Agent, such Alternative Currency Successor Rate shall be applied in a manner as otherwise reasonably determined by Agent.

Notwithstanding anything else herein, if at any time any Alternative Currency Successor Rate as so determined would otherwise be less than zero, the Alternative Currency Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

~~In connection with the implementation of an Alternative Currency Successor Rate, Agent will have the right to make Alternative Currency Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Alternative Currency Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, Agent shall post each such amendment implementing such Alternative Currency Conforming Changes to the applicable Loan Party Agent and the Lenders reasonably promptly after such amendment becomes effective.~~

3.7 Increased Costs; Capital Adequacy.

3.7.1 Change in Law. If any Change in Law shall:

(a) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Australian Bank Bill Rate, Canadian BA Rate, EURIBOR, ~~LIBOR,~~ the New Zealand Bank Bill Rate, or NIBOR) or Fronting Bank;

(b) impose on any Lender or Fronting Bank or the relevant interbank market any other condition, cost or expense affecting any Loan, Loan Document, Letter of Credit or participation in LC Obligations; or

(c) subject any Lender or Fronting Bank to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Other Taxes) on any Loans, Letters of Credit, Commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result thereof shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or Fronting Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or Fronting Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or Fronting Bank, the Borrower Group to which such Lender or Fronting Bank has a Commitment shall pay to such Lender or Fronting Bank such additional amount or amounts as will compensate such Lender or Fronting Bank for such additional costs incurred or reduction suffered, in each case, in accordance with Section 3.3.

3.7.2 Capital Adequacy. If any Lender or Fronting Bank determines that any Change in Law affecting such Lender or Fronting Bank or any Lending Office of such Lender or such Lender’s or Fronting Bank’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or Fronting Bank’s capital or on the capital of such Lender’s or Fronting Bank’s holding company, if any, as a consequence of this Agreement, or such Lender’s or Fronting Bank’s Commitments, Loans, Letters of Credit or participations in LC Obligations to a level below that which such Lender, Fronting Bank or holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Fronting Bank’s policies and the policies of such Lender’s or Fronting Bank’s holding company with respect to capital adequacy), then from time to time the Borrower Group to which such Lender or Fronting Bank has a Commitment will pay to such Lender or Fronting Bank, as the case may be, such additional amount or amounts as will compensate it or its holding company for any such reduction suffered, in each case, in accordance with Section 3.3.

3.7.3 Compensation. Failure or delay on the part of any Lender or Fronting Bank to demand compensation pursuant to this Section 3.7 shall not constitute a waiver of its right to demand such compensation, but Borrowers of a Borrower Group shall not be required to compensate a Lender to such Borrower Group or Fronting Bank for any increased costs incurred or reductions suffered more than six months prior to the date that the Lender or Fronting Bank notifies a Loan Party Agent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Fronting Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six month period referred to above shall be extended to include the period of retroactive effect thereof).

3.8 Mitigation.

If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if any Borrower is required to pay additional amounts with respect to a Lender under Section 5.8, then such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, as applicable; and (b) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender or unlawful. The Borrower or Borrowers of each affected Borrower Group shall pay all reasonable costs and expenses incurred by any Lender that has issued a Commitment to such Borrower Group in connection with any such designation or assignment.

3.9 Funding Losses.

If for any reason (other than default by a Lender) (a) any Borrowing of, or conversion to or continuation of, an Interest Period Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of an Interest Period Loan occurs on a day other than the end of its Interest Period, or (c) any Borrower of a Borrower Group fails to repay an Interest Period Loan when required hereunder, then Borrowers of such Borrower Group shall pay to Agent its customary administrative charge and to each Lender all losses and expenses that it sustains as a consequence thereof, including any loss or expense arising from liquidation or redeployment of funds or from fees payable to terminate deposits of matching funds, but excluding loss of margin. All amounts payable by Borrowers under this Section 3.9 shall be due and payable in accordance with Section 3.3. Lenders shall not be required to purchase deposits in the London interbank market or any other applicable market to fund any Interest Period Loan, but the provisions hereof shall be deemed to apply as if each Lender had purchased such deposits to fund such Loans.

3.10 Maximum Interest.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (“maximum rate”). If Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations of the Borrower Group to which such excess interest relates or, if it exceeds such unpaid principal, refunded to such Borrower Group. In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder. Without limiting the generality of the foregoing provisions of Section 3.10, if any provision of any of the Loan Documents would obligate any Canadian Domiciled Loan Party to make any payment of interest with respect to the Canadian Facility Obligations in an amount or calculated at a rate which would be prohibited by Applicable Law or would result in the receipt of interest with respect to the Canadian Facility Obligations at a criminal rate (as such terms are construed under the Criminal Code (Canada)), then notwithstanding such provision, such amount or rates shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the applicable recipient of interest with respect to the Canadian Facility Obligations at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (i) first, by reducing the amount or rates of interest required to be paid by the Canadian Domiciled Loan Parties to the applicable recipient under the Loan Documents; and (ii) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid by the Canadian Domiciled Loan Parties to the applicable recipient which would constitute interest with respect to the Canadian Facility Obligations for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if the applicable recipient shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), then Canadian Domiciled Loan Parties shall be entitled, by notice in writing to Agent, to obtain reimbursement from the applicable recipient in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by the applicable recipient to the applicable Canadian Domiciled Loan Party. Any amount or rate of interest with respect to the Canadian Facility Obligations referred to in this Section 3.10 shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that any Canadian Revolver Loans to any Canadian Borrower remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be prorated over that period of time and otherwise be prorated over the period from the Closing Date to the date of Full Payment of the Canadian Facility Obligations, and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Agent shall be conclusive for the purposes of such determination.

SECTION 4. LOAN ADMINISTRATION

4.1 Manner of Borrowing and Funding Loans.

4.1.1 Notices of Borrowing.

(a) North American Revolver Loans. Whenever any Canadian Borrower or U.S. Borrower desires funding of a Borrowing of Revolver Loans, the North American Loan Party Agent shall give Agent a Notice of Borrowing. Such notice must be received by Agent no later than 11:00 a.m. (i) on the Business Day of the requested funding date, in the case of Floating Rate Loans (other than Canadian Prime Rate Loans), (ii) at least two Business Days prior to the requested funding date, in the case of Canadian Prime Rate Loans, and (iii) at least three Business Days prior to the requested funding date, in the case of Interest Period Loans. Notices received after 11:00 a.m. shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify (A) the amount of the Borrowing, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is to be made as a U.S. Base Rate Loan or a ~~LIBOR~~Term SOFR Revolver Loan, in the case of a U.S. Borrower, or a Canadian Base Rate Loan, ~~LIBOR~~Term SOFR Loan, Canadian Prime Rate Loan or Canadian BA Rate Loan, in the case of a Canadian Borrower, (D) in the case of Interest Period Loans, the duration of the applicable Interest Period (which shall be deemed to be one month if not specified) and (E) if such Borrowing is requested for a Canadian Borrower, whether such Loan is to be denominated in Dollars or Canadian Dollars.

(b) European Revolver Loans. Whenever any Belgian Borrower, Dutch Borrower, Norwegian Borrower or UK Borrower desires funding of a Borrowing of Revolver Loans, the European Loan Party Agent shall give Agent and Bank of America (London) a Notice of Borrowing. Such notice must be received by Agent and Bank of America (London) no later than 11:00 a.m. (Local Time) (i) at least two Business Days prior to the requested funding date, in the case of Floating Rate Loans and (ii) at least three Business Days prior to the requested funding date, in the case of Interest Period Loans. Notices received after 11:00 a.m. (Local Time) shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify (A) the amount of the Borrowing, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is to be made as a Base Rate Loan, a EURIBOR Loan, a SONIA Loan, a ~~LIBOR~~Term SOFR Loan or, in the case of a Norwegian Borrower, a NIBOR Loan, (D) in the case of Interest Period Loans, the duration of the applicable Interest Period (which shall be deemed to be one month if not specified), (E) the Borrower Group Commitment under which such Borrowing is proposed to be made and the name of the Applicable Foreign Borrower or Norwegian Borrower (as applicable) and (F) the currency in which such Loan will be denominated (which must be a currency permitted under this Agreement for such Loan). Notwithstanding the foregoing, Norwegian Base Rate Loans shall only be available as Norwegian Swingline Loans. Among the Norwegian Borrowers, Initial Norwegian Borrower is appointed by the other Norwegian Borrowers to act as administrative borrower for the receipt of disbursements.

(c) Asian Revolver Loans.

(i) Australia. Whenever any Australian Borrower desires funding of a Borrowing of Revolver Loans, the Asian Loan Party Agent shall give Agent, Bank of America (Australia) and Bank of America (Hong Kong) a Notice of Borrowing. Such notice must be received by Agent, Bank of America (Australia) and Bank of America (Hong Kong) no later than 10:00 a.m. (Local Time) (A) at least two Business Days prior to the requested funding date, in the case of Floating Rate Loans (provided, that a Notice of Borrowing that requests a Revolver Loan (x) denominated other than in Australian Dollars or (y) in excess of AUS$30,000,000 (or such lesser amount as Agent may require in its discretion) must be received no later than 10:00 a.m. (Local Time) three Business Days prior to the requested funding date (or such shorter time as may be agreed to by Agent and Australian Lenders)) and (B) at least three Business Days prior to the requested funding date in the case of Interest Period Loans. Notices received after 10:00 a.m. (Local Time) shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify (1) the amount of the Borrowing, (2) the requested funding date (which must be a Business Day), (3) whether the Borrowing is to be made as an Australian Bank Bill Rate Loan, an Australian Base Rate Loan, a EURIBOR Loan, a SONIA Loan, or a ~~LIBOR~~Term SOFR Loan, (4) in the case of Interest Period Loans, the duration of the applicable Interest Period (which shall be deemed to be one month if not specified), (5) the name of the Applicable Foreign Borrower and (6) the currency in which such Loan will be denominated (which must be a currency permitted under this Agreement for such Loan).

(ii) New Zealand. Whenever any New Zealand Borrower desires funding of a Borrowing of Revolver Loans, the Asian Loan Party Agent shall give Agent, Bank of America (Australia) and Bank of America (Hong Kong) a Notice of Borrowing. Such notice must be received by Agent, Bank of America (Australia) and Bank of America (Hong Kong) no later than 10:00 a.m. (Local Time) (A) at least two Business Days prior to the requested funding date, in the case of Floating Rate Loans (provided, that a Notice of Borrowing that requests a Revolver Loan denominated other than in New Zealand Dollars must be received no later than 10:00 a.m. (Local Time) three Business Days prior to the requested funding date (or such shorter time as may be agreed to by Agent and New

Zealand Lenders)) and (B) at least three Business Days prior to the requested funding date in the case of Interest Period Loans. Notices received after 10:00 a.m. (Local Time) shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify (1) the amount of the Borrowing, (2) the requested funding date (which must be a Business Day), (3) whether the Borrowing is to be made as a New Zealand Bank Bill Rate Loan, a New Zealand Base Rate Loan, a EURIBOR Loan or a ~~LIBOR~~Term SOFR Loan, (4) in the case of Interest Period Loans, the duration of the applicable Interest Period (which shall be deemed to be one month if not specified), (5) the name of the Applicable Foreign Borrower and (6) the currency in which such Loan will be denominated (which must be a currency permitted under this Agreement for such Loan).

(iii) Singapore. Whenever any Singapore Borrower desires funding of a Borrowing of Revolver Loans, the Asian Loan Party Agent shall give Agent, Bank of America (Singapore) and Bank of America (Hong Kong) a Notice of Borrowing. Such notice must be received by Agent, Bank of America (Singapore) and Bank of America (Hong Kong) no later than 11:00 a.m. (Local Time) (i) at least three Business Days prior to the requested funding date, in the case of Floating Rate Loans and (ii) at least three Business Days prior to the requested funding date in the case of Interest Period Loans. Notices received after 11:00 a.m. (Local Time) shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify (A) the amount of the Borrowing, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is to be made as a Singapore Base Rate Loan, a ~~LIBOR~~Term SOFR Loan or a EURIBOR Loan, (D) in the case of Interest Period Loans, the duration of the applicable Interest Period (which shall be deemed to be one month if not specified), (E) the name of the Applicable Foreign Borrower and (F) the currency in which such Loan will be denominated (which must be a currency permitted under this Agreement for such Loan).

(d) North American Swingline Loans. Whenever any Canadian Borrower or U.S. Borrower desires funding of a Borrowing of Swingline Loans, the North American Loan Party Agent shall give the Agent a Notice of Borrowing. Such notice must be received by the Agent no later than 11:00 a.m. on the Business Day of the requested funding date. Notices received after 11:00 a.m. shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify (A) the amount of the Borrowing, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is to be made as a Canadian Base Rate Loan or Canadian Prime Rate Loan, in the case of a Canadian Borrower, and (D) if such Borrowing is requested for a Canadian Borrower, whether such Loan is to be denominated in Dollars or Canadian Dollars.

(e) European Swingline Loans. Whenever any Belgian Borrower, Dutch Borrower, Norwegian Borrower or UK Borrower desires funding of a Borrowing of Swingline Loans, the European Loan Party Agent shall give the Agent and Bank of America (London) a Notice of Borrowing. Such notice must be received by the Agent no later than 11:00 a.m. (London time) on the Business Day of the requested funding date. Notices received after 11:00 a.m. (London time) shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify (A) the amount of the Borrowing, (B) the requested funding date (which must be a Business Day), (C) the Borrower Group Commitment under which such Borrowing is proposed to be made and the name of the Applicable Foreign Borrower or the Norwegian Borrower (as applicable) and (D) the currency in which such Loan will be denominated (which must be a currency permitted under this Agreement for such Loan).

(f) Asian Swingline Loans. Whenever any Australian Borrower, New Zealand Borrower or Singapore Borrower desires funding of a Borrowing of Swingline Loans, the Asian Loan Party Agent shall give the Agent, Bank of America (Australia) and Bank of America (Hong Kong) (in the case of a request by Australian Borrowers and New Zealand Borrowers) or Bank of America (Singapore) and Bank of America (Hong Kong) (in the case of a request by Singapore Borrowers) a Notice of Borrowing. Such notice must be received by the Agent and Bank of America (Australia) or Bank of America (Singapore), as applicable, and Bank of America (Hong Kong) no later than 10:00 a.m. (Local Time) on the Business Day of the requested funding date (provided, that a Notice of Borrowing that requests a Swingline Loan denominated in Dollars must be received no later than 10:00 a.m. (Local Time) three Business Days prior to the requested funding date (or such shorter time as may be agreed to by Agent)). Notices received after 10:00 a.m. (Local Time) shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify (A) the amount of the Borrowing, (B) the requested funding date (which must be a Business Day), (C) the Borrower Group Commitment under which such Borrowing is proposed to be made and the name of the Applicable Foreign Borrower and (D) the currency in which such Loan will be denominated (which must be a currency permitted under this Agreement for such Loan).

(g) Deemed Requests for Revolver Loans. Unless payment is otherwise timely made by each Borrower within a Borrower Group, the becoming due of any amount required to be paid with respect to any of the Obligations of the Loan Party Group to which such Borrower Group belongs (whether principal, interest, fees or other charges, including Extraordinary Expenses, LC Obligations and Cash Collateral) shall be deemed to be a request for Revolver Loans by such Borrower Group on the due date, in the amount of such Obligations and shall bear interest at the per annum rate applicable hereunder to Base Rate Loans, in the case of such Obligations owing by any Loan Party (other than a Canadian Domiciled Loan Party), or to Canadian Prime Rate Loans, in the case of such Obligations owing by a Canadian Domiciled Loan Party. The proceeds of such Revolver Loans shall be disbursed as direct payment of the relevant Obligation.

(h) Controlled Disbursement Accounts. If any Borrower within a Borrower Group establishes a controlled disbursement account with Bank of America or any branch or Affiliate of Bank of America, then the presentation for payment of any check, ACH or electronic debit or other payment item drawn on such account at a time when there are insufficient funds to cover it shall be deemed to be a request for Revolver Loans by such Borrower Group on the date of such presentation, in the amount of such payment item, and shall bear interest at the per annum rate applicable hereunder to Base Rate Loans, in the case of insufficient funds owing by any Loan Party (other than a Canadian Domiciled Loan Party), or to Canadian Prime Rate Loans, in the case of insufficient funds owing by a Canadian Domiciled Loan Party. The proceeds of such Revolver Loans may be disbursed directly to the controlled disbursement account or other appropriate account.

4.1.2 Fundings by Lenders; Settlement.

(a) Each Applicable Lender shall timely honor its Borrower Group Commitment by funding its Pro Rata share of each Borrowing of Revolver Loans under such Borrower Group Commitment that is properly requested hereunder; provided, that, subject to Sections 2.1.4 and 2.1.5, no Lender shall be required to honor its Borrower Group Commitment by funding its Pro Rata share of any Borrowing that would cause the Revolver Loans to a Borrower Group to exceed the aggregate Borrowing Base for such Borrower Group or, with respect to any Applicable Foreign Borrower, the limit contained in Section 2.12. Agent shall endeavor to notify the Applicable Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by (i) 12:00 noon (Local Time) on the proposed funding date for Floating Rate Loans to U.S. Borrowers or Canadian Borrowers (other than Canadian Prime Rate Loans), (ii) 12:00 noon (Local Time) two Business Days before any proposed funding date for Floating Rate Loans to Foreign Borrowers or Canadian Prime Rate Loans to Canadian Borrowers, or (iii) 11:00 a.m. (Local Time) at least two Business Days before any proposed funding of Interest Period Loans. Each Applicable Lender shall fund to Agent such Lender’s Pro Rata share of the Borrowing to the account specified by Agent in immediately available funds not later than 2:00 p.m. (Local Time) on the requested funding date, unless Agent’s notice is received after the times provided above, in which event each Applicable Lender shall fund its Pro Rata share by 11:00 a.m. (Local Time) on the next Business Day. Subject to its receipt of such amounts from the Applicable Lenders, Agent shall disburse the proceeds of the Revolver Loans as directed by the applicable Loan Party Agent. Unless Agent shall have received (in sufficient time to act) written notice from an Applicable Lender that it does not intend to fund its Pro Rata share of a Borrowing, Agent may assume that such Applicable Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to the Borrower or Borrowers within such Borrower Group. If an Applicable Lender’s share of any Borrowing is not received by Agent, then the Borrower or Borrowers within the Borrower Group agree to repay to Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to such Borrowing. Notwithstanding the foregoing, the Agent may, in its discretion, fund any request for a Borrowing of Revolver Loans as Swingline Loans.

(b) Unless the Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Agent for the account of the Lenders or the applicable Fronting Bank hereunder that such Borrower will not make such payment, the Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Fronting Bank, as the case may be, the amount due. With respect to any payment that the Agent makes for the account of the Lenders or the applicable Fronting Bank hereunder as to which the Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (i) the applicable Borrower has not in fact made such payment; (ii) the Agent has made a payment in excess of the amount so paid by the applicable Borrower (whether or not then owed); or (iii) the Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the applicable Fronting Bank, as the case may be, severally agrees to repay to the Agent forthwith on demand the Rescindable Amount so distributed to such Lender or the applicable Fronting Bank, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.

(c) To facilitate administration of the Revolver Loans, the Lenders, the Swingline Lenders and the Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by any Borrower or any other Loan Party) that settlement among them with respect to Swingline Loans and other Revolver Loans may take place on a date determined from time to time by the Agent, which shall occur at least once every (i) five (5) Business Days with respect to U.S. Swingline Loans, Canadian Swingline Loans and any other Revolver Loans (excluding other Swingline Loans) and (ii) ten (10) Business Days with respect to Australian Swingline Loans, Belgian Swingline Loans, Dutch Swingline Loans, New Zealand Swingline Loans, Norwegian Swingline Loans, Singapore Swingline Loans and UK Swingline Loans. Norwegian Borrowers authorize Agent to settle Norwegian Swingline Loans into NIBOR Loans with one month Interest Periods. On each settlement date, settlement shall be made with each Lender in accordance with the Settlement Report delivered by the Agent to the Lenders. Between settlement dates, the Agent may in its discretion (but is not obligated to) apply payments on Revolver Loans to Swingline Loans, regardless of any designation by a Loan Party Agent or any Borrower or any provision herein to the contrary. Each Lender’s obligation to make settlements with the Agent is absolute and unconditional, without offset, counterclaim or other defense, and whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied. If, due to an Insolvency Proceeding with respect to any Borrower or any other Loan Party or otherwise, any Swingline Loan may not be settled among the Lenders hereunder, then each Applicable Lender shall be deemed to have purchased from the applicable Swingline Lender a Pro Rata participation in each unpaid Swingline Loan and shall transfer the amount of such participation to the applicable Swingline Lender, in immediately available funds, within one Business Day after the Agent’s request therefor.

4.1.3 Notices. Each Borrower authorizes the Agent and Lenders to extend Loans, convert or continue Revolver Loans, effect selections of interest rates, and transfer funds to or on behalf of applicable Borrowers based on telephonic or e-mailed instructions by Loan Party Agents to the Agent. Each Loan Party Agent shall confirm each such request by reasonably prompt delivery to the Agent of a Notice of Borrowing or Notice of Conversion/Continuation, if applicable, but if it differs in any material respect from the action taken by the Agent or Lenders, the records of the Agent and Lenders shall govern. Neither the Agent nor any Lender shall have any liability for any loss suffered by a Borrower as a result of the Agent or any Lender acting upon its understanding of telephonic or e-mailed instructions from a person believed in good faith by the Agent or any Lender to be a person authorized to give such instructions on a Loan Party Agent’s behalf.

4.1.4 Conforming Changes. Agent may make Conforming Changes from time to time with respect to SOFR, Term SOFR, any Relevant Rate or any Successor Rate. Notwithstanding anything to the contrary in any Loan Document, any amendment implementing such changes shall be effective without further action or consent of any party to any Loan Document. Agent shall post or provide each such amendment to Lenders and Loan Party Agents reasonably promptly after it becomes effective.

4.2 Defaulting Lender.

4.2.1 Reallocation of Pro Rata Share; Amendments. For purposes of determining Lenders’ obligations to fund or participate in Loans or Letters of Credit, the Agent may exclude the Commitments and Loans of any Defaulting Lender from the calculation of Pro Rata shares. A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document, except as provided in Section 14.1.1(c).

4.2.2 Payments; Fees. The Agent may, in its discretion, receive and retain any amounts payable to a Defaulting Lender under the Loan Documents, and a Defaulting Lender shall be deemed to have assigned to the Agent such amounts until all Obligations owing to the Agent, non-Defaulting Lenders and other Secured Parties have been paid in full. The Agent may apply such amounts to the Defaulting Lender’s defaulted obligations, use the funds to Cash Collateralize such Lender’s LC Obligations, or readvance the amounts to Borrowers hereunder. A Lender shall not be entitled to receive any fees accruing hereunder during the period in which it is a Defaulting Lender, and the unfunded portion of its Commitment shall be disregarded for purposes of calculating the unused line fee under Section 3.2.1. If any LC Obligations owing to a Defaulting Lender are reallocated to other Lenders, fees attributable to such LC Obligations under Sections 3.2.2, 3.2.3, 3.2.4, 3.2.5, 3.2.6, 3.2.7, 3.2.8, 3.2.9, or 3.2.10 shall be paid to such Lenders. Notwithstanding anything to the contrary in this Section 4.2.2, the LC Obligations owing to a Defaulting Lender may be reallocated to the other Lenders only to the extent that such reallocation does not cause the Total Revolver Exposure of any non-Defaulting Lender to exceed such non-Defaulting Lender’s Commitment. The Agent shall be paid all fees attributable to LC Obligations that are not reallocated.

4.2.3 Cure. Borrowers, the Agent and each Fronting Bank may agree in writing that a Lender is no longer a Defaulting Lender. At such time, Pro Rata shares shall be reallocated without exclusion of such Lender’s Commitment and Loans, and all outstanding Revolver Loans, LC Obligations and other exposures under the Commitments shall be reallocated among Lenders and settled by the Agent (with appropriate payments by the reinstated Lender) in accordance with the readjusted Pro Rata shares. Unless expressly agreed by Borrowers, the Agent and each Fronting Bank, or as expressly provided herein with respect to Bail-In Actions and related matters, no reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender. The failure of any Lender to fund a Loan, to make a payment in respect of LC Obligations or otherwise to perform its obligations hereunder shall not relieve any other Lender of its obligations, and no Lender shall be responsible for default by another Lender.

4.3 Number and Amount of Interest Period Loans; Determination of Rate.

For ease of administration, all Interest Period Loans of the same Type to a Borrower Group having the same length and beginning date of their Interest Periods and the same currency shall be aggregated together, and such Loans shall be allocated among the Applicable Lenders on a Pro Rata basis. With respect to any Borrower Group, no more than six (6) Borrowings of Interest Period Loans may be outstanding at any time, and each Borrowing of Interest Period Loans when made, continued or converted shall be in a minimum amount of $1,000,000, or an increment of

$100,000 in excess thereof. Upon determining Australian Bank Bill Rate, Canadian BA Rate, EURIBOR, ~~LIBOR~~Term SOFR, New Zealand Bank Bill Rate, or NIBOR for any Interest Period requested by Borrowers within a Borrower Group, Agent shall promptly notify the applicable Loan Party Agent thereof by telephone or electronically and, if requested by such Loan Party Agent, shall confirm any telephonic notice in writing.

4.4 Loan Party Agents.

4.4.1 North American Loan Party Agent. Each Canadian Domiciled Loan Party and each U.S. Domiciled Loan Party hereby designates MRC US (“North American Loan Party Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, preparation and delivery of any Borrowing Base and financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Agent, any Fronting Bank or any Lender. North American Loan Party Agent hereby accepts such appointment. Notwithstanding the foregoing, but subject to Section 10.1.1(f), the North American Loan Party Agent or a Senior Officer of MRC Global may prepare and deliver a Borrowing Base Certificate on behalf of each Canadian Domiciled Loan Party and each U.S. Domiciled Loan Party. The then current North American Loan Party Agent may resign as North American Loan Party Agent upon written notice to Agent designating another U.S. Domiciled Loan Party as the successor North American Loan Party Agent.

4.4.2 European Loan Party Agent. Each Belgian Domiciled Loan Party, each Dutch Domiciled Loan Party, each Norwegian Domiciled Loan Party and each UK Domiciled Loan Party hereby designates MRC UK (“European Loan Party Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, preparation and delivery of any Borrowing Base and financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Agent, European Security Trustee, any Fronting Bank or any Lender. European Loan Party Agent hereby accepts such appointment. Notwithstanding the foregoing, but subject to Section 10.1.1(f), the European Loan Party Agent or a Senior Officer of MRC Global may prepare and deliver a Borrowing Base Certificate on behalf of each Belgian Domiciled Loan Party, each Dutch Domiciled Loan Party, the Norwegian Domiciled Loan Parties and each UK Domiciled Loan Party. The then current European Loan Party Agent may resign as European Loan Party Agent upon written notice to Agent designating another Belgian Domiciled Loan Party, Dutch Domiciled Loan Party, Norwegian Domiciled Loan Party or UK Domiciled Loan Party as the successor European Loan Party Agent. The appointment by each Norwegian Domiciled Loan Party of the European Loan Party Agent is subject to acts under such appointment being in compliance with duties and obligations the Norwegian Domiciled Loan Party has under Norwegian law. If the Norwegian Domiciled Loan Party revokes the appointment of MRC UK pursuant to this Section 4.4.2, the European Loan Party Agent shall immediately notify the Agent and the Norwegian Domiciled Loan Parties shall enter into alternative arrangements to appoint a representative agent under this Agreement.

4.4.3 Asian Loan Party Agent. Each Australian Domiciled Loan Party, each New Zealand Domiciled Loan Party and each Singapore Domiciled Loan Party hereby designates the Initial Australian Borrower (“Asian Loan Party Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, preparation and delivery of any Borrowing Base and financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Agent, any Security Trustee, any Fronting Bank or any Lender. Asian Loan Party Agent hereby accepts such appointment. Notwithstanding the foregoing, but subject to Section 10.1.1(f), the Asian Loan Party Agent or a Senior Officer of MRC Global may prepare and deliver a Borrowing Base Certificate on behalf of each Australian Domiciled Loan Party, each New Zealand Domiciled Loan Party and each Singapore Domiciled Loan Party. The then current Asian Loan Party Agent may resign as Asian Loan Party Agent upon written notice to Agent designating another Australian Domiciled Loan Party, New Zealand Domiciled Loan Party or Singapore Domiciled Loan Party as the successor Asian Loan Party Agent.

4.4.4 Loan Party Agents Generally. Agent, each Security Trustee, each Fronting Bank and each Lender shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any Notice of Borrowing) delivered by a Loan Party Agent on behalf of any Loan Party. Agent, any Security Trustee, any Fronting Bank and any Lender may give any notice or communication with a Loan Party hereunder to a Loan Party Agent on behalf of such Loan Party. Each of Agent, any Security Trustee, any Fronting Bank and any Lender shall have the right, in its discretion, to deal exclusively with a Loan Party Agent for any or all purposes under the Loan Documents. Each Loan Party agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by the applicable Loan Party Agent shall be binding upon and enforceable against it.

4.5 One Obligation.

Without in any way limiting any Guarantee of (and for the avoidance of doubt inclusive of any applicable Guarantee limitations) or the provisions under Section 12.2.13 with respect to the Secured Obligations, (a) the U.S. Facility Secured Obligations and Canadian Facility Secured Obligations owing by each U.S. Domiciled Loan Party and Canadian Domiciled Loan Party shall constitute one general obligation of the U.S. Domiciled Loan Parties and Canadian Domiciled Loan Parties and (unless otherwise expressly provided in any Credit Document) shall be secured by Agent’s Lien upon all Collateral of each U.S. Domiciled Loan Party and Canadian Domiciled Loan Party, provided, that each Credit Party shall be deemed to be a creditor of, and the holder of a separate claim against, each U.S. Domiciled Loan Party and Canadian Domiciled Loan Party to the extent of any U.S. Facility Secured Obligations and Canadian Facility Secured Obligations owed by such U.S. Domiciled Loan Party and Canadian Domiciled Loan Party to such Credit Party, (b) the Australian Facility Secured Obligations owing by each Australian Domiciled Loan Party shall constitute one general obligation of the Australian Domiciled Loan Parties and (unless otherwise expressly provided in any Credit Document) shall be secured by Agent’s and AUS-NZ

Security Trustee’s Liens upon all Collateral of each Australian Domiciled Loan Party, provided, that each Credit Party shall be deemed to be a creditor of, and the holder of a separate claim against, each Australian Domiciled Loan Party to the extent of any Australian Facility Secured Obligations owed by such Australian Domiciled Loan Party to such Credit Party, (c) the Belgian Facility Secured Obligations owing by each Belgian Domiciled Loan Party shall constitute one general obligation of the Belgian Domiciled Loan Parties and (unless otherwise expressly provided in any Credit Document) shall be secured by Agent’s and European Security Trustee’s Liens upon all Collateral of each Belgian Domiciled Loan Party, provided, that each Credit Party shall be deemed to be a creditor of, and the holder of a separate claim against, each Belgian Domiciled Loan Party to the extent of any Belgian Facility Secured Obligations owed by such Belgian Domiciled Loan Party to such Credit Party, (d) the Dutch Facility Secured Obligations owing by each Dutch Domiciled Loan Party shall constitute one general obligation of the Dutch Domiciled Loan Parties and (unless otherwise expressly provided in any Credit Document) shall be secured by Agent’s and European Security Trustee’s Liens upon all Collateral of each Dutch Domiciled Loan Party, provided, that each Credit Party shall be deemed to be a creditor of, and the holder of a separate claim against, each Dutch Domiciled Loan Party to the extent of any Dutch Facility Secured Obligations owed by such Dutch Domiciled Loan Party to such Credit Party, (e) the New Zealand Facility Secured Obligations owing by each New Zealand Domiciled Loan Party shall constitute one general obligation of the New Zealand Domiciled Loan Parties and (unless otherwise expressly provided in any Credit Document) shall be secured by Agent’s and AUS-NZ Security Trustee’s Liens upon all Collateral of each New Zealand Domiciled Loan Party, provided, that each Credit Party shall be deemed to be a creditor of, and the holder of a separate claim against, each New Zealand Domiciled Loan Party to the extent of any New Zealand Facility Secured Obligations owed by such New Zealand Domiciled Loan Party to such Credit Party, (f) the Norwegian Facility Secured Obligations owing by each Norwegian Domiciled Loan Party shall constitute one general obligation of the Norwegian Domiciled Loan Parties and (unless otherwise expressly provided in any Credit Document) shall be secured by Agent’s Liens upon all Collateral of each Norwegian Domiciled Loan Party, provided, that each Credit Party shall be deemed to be a creditor of, and the holder of a separate claim against, each Norwegian Domiciled Loan Party to the extent of any Norwegian Facility Secured Obligations owed by such Norwegian Domiciled Loan Party to such Credit Party, (g) the Singapore Facility Secured Obligations owing by each Singapore Domiciled Loan Party shall constitute one general obligation of the Singapore Domiciled Loan Parties and (unless otherwise expressly provided in any Credit Document) shall be secured by Agent’s Lien upon all Collateral of each Singapore Domiciled Loan Party, provided, that each Credit Party shall be deemed to be a creditor of, and the holder of a separate claim against, each Singapore Domiciled Loan Party to the extent of any Singapore Facility Secured Obligations owed by such Singapore Domiciled Loan Party to such Credit Party, and (h) the UK Facility Secured Obligations owing by each UK Domiciled Loan Party shall constitute one general obligation of the UK Domiciled Loan Parties and (unless otherwise expressly provided in any Credit Document) shall be secured by Agent’s and European Security Trustee’s Lien upon all Collateral of each UK Domiciled Loan Party, provided, that each Credit Party shall be deemed to be a creditor of, and the holder of a separate claim against, each UK Domiciled Loan Party to the extent of any UK Facility Secured Obligations owed by such UK Domiciled Loan Party to such Credit Party.

4.6 Effect of Termination.

On the effective date of termination of the Commitments, all Obligations shall be immediately due and payable, and any Lender may terminate its and its Affiliates’ Bank Products (including, only with the consent of Agent, any Cash Management Services). All undertakings of Loan Parties contained in the Loan Documents shall survive, and Agent and Security Trustees shall retain their Liens in the Collateral and all of their rights and remedies under the Loan Documents until Full Payment of the Secured Obligations. Notwithstanding Full Payment of the Secured Obligations, Agent and Security Trustees shall not be required to terminate their Liens in any Collateral unless, with respect to any damages Agent may incur as a result of the dishonor or return of Payment Items applied to Secured Obligations, Agent receives (a) a written agreement, executed by the relevant Loan Party Agent and any Person whose advances are used in whole or in part to satisfy the Secured Obligations, indemnifying Agent and Lenders from any such damages; or (b) such Cash Collateral as Agent, in its reasonable discretion, deems necessary to protect against any such damages. Sections 2.2, 2.3, 2.4. 2.5, 2.6, 2.7, 2.8, 2.9, 2.10, 3.4, 3.6, 3.7, 3.9, 5.4, 5.8, 5.9, 12, 14.2 and this Section 4.6, and the obligation of each Loan Party and Lender with respect to each indemnity given by it in any Loan Document, shall survive Full Payment of the Secured Obligations and any release relating to this credit facility.

SECTION 5. PAYMENTS

5.1 General Payment Provisions.

All payments of Obligations shall be made without offset, counterclaim or defense of any kind, free and clear of (and without deduction for) any Taxes (subject to Section 5.8), and in immediately available funds, not later than 1:00 p.m. (Local Time) on the due date. Any payment after such time shall be deemed made on the next Business Day. If any payment under the Loan Documents shall be stated to be due on a day other than a Business Day, the due date shall be extended to the next Business Day and such extension of time shall be included in any computation of interest and fees. Any payment of an Interest Period Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Section 3.9. Any prepayment of Loans to a Borrower Group shall be applied first to costs and expenses of Agent and Security Trustees (including any Extraordinary Expenses) relating to such Borrower Group, second to Floating Rate Loans (and Agent may, in its discretion, apply such prepayment to Swingline Loans before other Revolver Loans) of such Borrower Group, and then to Interest Period Loans of such Borrower Group; provided, that as long as no Default or Event of Default exists, prepayments of Interest Period Loans may, at the option of Borrowers of the applicable Borrower Group and Agent, be held by Agent as Cash Collateral and applied to such Loans at the end of their Interest Periods (in which case no compensation under Section 3.9 hereof shall be payable with respect to such prepayment). All payments with respect to any U.S. Facility Obligations shall be made in Dollars (other than under Sections 2.10.2(a) and 3.2.10(b) with respect to U.S. Letters of Credit denominated in currencies other than Dollars) and all payments with respect to any other Obligation shall be made in the currency of the underlying Obligation. Any payment made contrary to the requirements of the preceding sentence shall be subject to the terms of Section 5.11.

5.2 Repayment of Obligations.

All (a) Australian Facility Obligations shall be immediately due and payable in full on the Australian Revolver Commitment Termination Date, (b) Belgian Facility Obligations shall be immediately due and payable in full on the Belgian Revolver Commitment Termination Date, (c) Canadian Facility Obligations shall be immediately due and payable in full on the U.S. Revolver Commitment Termination Date, (d) Dutch Facility Obligations shall be immediately due and payable in full on the Dutch Revolver Commitment Termination Date, (e) New Zealand Facility Obligations shall be immediately due and payable in full on the New Zealand Revolver Commitment Termination Date, (f) Norwegian Facility Obligations shall be immediately due and payable in full on the Norwegian Revolver Commitment Termination Date, (g) Singapore Facility Obligations shall be immediately due and payable in full on the Singapore Revolver Commitment Termination Date, (h) UK Facility Obligations shall be immediately due and payable in full on the UK Revolver Commitment Termination Date, and (i) U.S. Facility Obligations shall be immediately due and payable in full on the U.S. Revolver Commitment Termination Date, in each case, unless payment of such Obligations is sooner required hereunder. Revolver Loans may be prepaid from time to time, without penalty or premium, ~~subject to,~~pursuant to a notice of prepayment (in form satisfactory to Agent) delivered to Agent concurrently with prepayment of a Swingline Loan and at least three Business Days prior to prepayment of other Loans; provided, that (A) no such notice shall be required for payments applied pursuant to Section 5.6 and (B) in the case of Interest Period Loans, such prepayment shall be subject to the payment of costs set forth in Section 3.9 (except to the extent provided in Section 5.1). Notwithstanding anything herein to the contrary, if an Overadvance exists, Borrowers of the Borrower Group owing such Overadvance shall, on the sooner of Agent’s demand or the first Business Day after any Borrower of such Borrower Group has knowledge thereof, repay the outstanding Loans in an amount sufficient to reduce the principal balance of the related Overadvance Loan to zero. If as a result of fluctuations in exchange rates or otherwise the sum of all outstanding (i) U.S. Revolver Loans, Canadian Revolver Loans, U.S. LC Obligations and Canadian LC Obligations exceeds the U.S. Revolver Commitments, the excess amount shall be payable by the U.S. Borrowers and Canadian Borrowers within three Business Days following demand by Agent and (ii) Canadian Revolver Loans and Canadian LC Obligations exceeds the Canadian Revolver Sublimit, the excess amount shall be payable by the U.S. Borrowers and Canadian Borrowers within three Business Days following demand by Agent.

5.3 Payment of Other Obligations.

Obligations shall be paid by Borrowers as provided in the Loan Documents or, if no payment date is specified, within 10 Business Days of demand by Agent therefor.

5.4 Marshaling; Payments Set Aside.

None of Agent, Security Trustees, Fronting Banks or Lenders shall be under any obligation to marshal any assets in favor of any Loan Party or against any Obligations. If any payment by or on behalf of any Borrower or Borrowers is made to Agent, any Security Trustee, any Fronting Bank, or any Lender, or Agent, any applicable Security Trustee, any Fronting Bank or any Lender exercises a right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent, such Security Trustee, such Fronting Bank or such Lender in its discretion) to be repaid to a Creditor Representative or any other Person, then to the extent of such recovery, the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

5.5 Post-Default Allocation of Payments.

5.5.1 Allocation. Notwithstanding anything herein to the contrary (but subject to Section 4.2 with respect to Defaulting Lenders), during an Event of Default, monies to be applied to the Secured Obligations, whether arising from payments by or on behalf of any Loan Party, realization on Collateral, setoff or otherwise, shall be allocated as follows:

(a) with respect to monies, payments, Property or Collateral of or from any U.S. Domiciled Loan Parties or Canadian Domiciled Loan Parties:

(i) first, to all costs and expenses, including Extraordinary Expenses, owing to Agent, to the extent owing by any U.S. Domiciled Loan Party or Canadian Domiciled Loan Party;

(ii) second, to all amounts owing to U.S. Swingline Lender and Canadian Swingline Lender on U.S. Swingline Loans and Canadian Swingline Loans;

(iii) third, to all amounts owing to any U.S. Fronting Bank on U.S. LC Obligations and Canadian LC Obligations;

(iv) fourth, to all U.S. Facility Obligations and Canadian Facility Obligations constituting fees owing by the U.S. Domiciled Loan Parties and Canadian Domiciled Loan Parties (exclusive of any Foreign Facility Obligations which are guaranteed by the U.S. Domiciled Loan Parties and Canadian Domiciled Loan Parties);

(v) fifth, to all U.S. Facility Obligations and Canadian Facility Obligations constituting interest owing by the U.S. Domiciled Loan Parties and Canadian Domiciled Loan Parties (exclusive of any Foreign Facility Obligations which are guaranteed by the U.S. Domiciled Loan Parties and Canadian Domiciled Loan Parties);

(vi) sixth, to Cash Collateralization of U.S. LC Obligations and Canadian LC Obligations;

(vii) seventh, to all U.S. Revolver Loans and Canadian Revolver Loans, and to Qualified Secured Bank Product Obligations owing by the U.S. Domiciled Loan Parties and Canadian Domiciled Loan Parties (exclusive of any Foreign Facility Secured Obligations which are guaranteed by the U.S. Domiciled Loan Parties and Canadian Domiciled Loan Parties) up to the amount of the U.S. Bank Product Reserves and Canadian Bank Products Reserves existing therefor;

(viii) eighth, to all other U.S. Facility Secured Obligations and Canadian Facility Secured Obligations (exclusive of (A) any Foreign Facility Secured Obligations which are guaranteed by the U.S. Domiciled Loan Parties and Canadian Domiciled Loan Parties and (B) any Secured Bank Product Obligations constituting products under Hedge Agreements owing by the U.S. Domiciled Loan Parties and Canadian Domiciled Loan Parties to Persons that are no longer Lenders or Affiliates of Lenders);

(ix) ninth, to be applied ratably to clauses (b) through (i) below, to the extent there are insufficient funds for the Full Payment of all Secured Obligations under any such clauses (other than under subclauses (x) and (xi) thereof);

(x) tenth, to Secured Bank Product Obligations described in clause (viii)(B) above; and

(xi) eleventh, to be applied ratably to clauses (b) through (i) below, to the extent there are insufficient funds for the Full Payment of Secured Obligations under subclauses (x) thereof.

(b) with respect to monies, payments, Property or Collateral of or from any Australian Domiciled Loan Party, together with any allocations pursuant to subclauses (ix) and (xi) of any clause of this Section 5.5.1:

(i) first, to all costs and expenses, including Extraordinary Expenses, owing to Agent and the AUS-NZ Security Trustee, to the extent owing by any Australian Domiciled Loan Party;

(ii) second, to all amounts owing to Australian Swingline Lender on Australian Swingline Loans;

(iii) third, to all amounts owing by any Australian Domiciled Loan Party to any Australian Fronting Bank on Australian LC Obligations;

(iv) fourth, to all Australian Facility Obligations of any Australian Domiciled Loan Party constituting fees (exclusive of any other Foreign Facility Obligations which are guaranteed by such Australian Domiciled Loan Party);

(v) fifth, to all Australian Facility Obligations of any Australian Domiciled Loan Party constituting interest (exclusive of any other Foreign Facility Obligations which are guaranteed by such Australian Domiciled Loan Party);

(vi) sixth, to Cash Collateralization of Australian LC Obligations;

(vii) seventh, to all Australian Revolver Loans and to Qualified Secured Bank Product Obligations owing by any Australian Domiciled Loan Party (exclusive of any other Foreign Facility Secured Obligations which are guaranteed by such Australian Domiciled Loan Party) up to the amount of Australian Bank Products Reserves existing therefor;

(viii) eighth, to all other Australian Facility Secured Obligations (exclusive of (A) any other Foreign Facility Secured Obligations which are guaranteed by the Australian Domiciled Loan Parties and (B) any Secured Bank Product Obligations constituting products under Hedge Agreements owing by the Australian Domiciled Loan Parties to Persons that are no longer Lenders or Affiliates of Lenders);

(ix) ninth, to be applied ratably to the Foreign Facility Secured Obligations of other Foreign Domiciled Loan Parties (exclusive of any Foreign Facility Obligations described in subclauses (x) and (xi) in clauses (b) through (i) of this Section 5.5.1) that are the subject of the Foreign Cross-Guarantee by the Australian Domiciled Loan Parties in accordance with this Section 5.5.1 to the extent there are insufficient funds for the Full Payment of all such Foreign Facility Secured Obligations;

(x) tenth, to Secured Bank Product Obligations described in clause (viii)(B) above; and

(xi) eleventh, to be applied ratably to the Foreign Facility Secured Obligations described in subclauses (x) of clauses (b) through (i) of this Section 5.5.1 of other Foreign Domiciled Loan Parties that are the subject of the Foreign Cross-Guarantee by the Australian Domiciled Loan Parties in accordance with this Section 5.5.1 to the extent there are insufficient funds for the Full Payment of all such Foreign Facility Secured Obligations.

(c) with respect to monies, payments, Property or Collateral of or from any Belgian Domiciled Loan Party, together with any allocations pursuant to subclauses (ix) and (xi) of any clause of this Section 5.5.1:

(i) first, to all costs and expenses, including Extraordinary Expenses, owing to Agent and the European Security Trustee, to the extent owing by any Belgian Domiciled Loan Party;

(ii) second, to all amounts owing to Belgian Swingline Lender on Belgian Swingline Loans;

(iii) third, to all amounts owing by any Belgian Domiciled Loan Party to any Belgian Fronting Bank on Belgian LC Obligations;

(iv) fourth, to all Belgian Facility Obligations of any Belgian Domiciled Loan Party constituting fees (exclusive of any other Foreign Facility Obligations which are guaranteed by such Belgian Domiciled Loan Party);

(v) fifth, to all Belgian Facility Obligations of any Belgian Domiciled Loan Party constituting interest (exclusive of any other Foreign Facility Obligations which are guaranteed by such Belgian Domiciled Loan Party);

(vi) sixth, to Cash Collateralization of Belgian LC Obligations;

(vii) seventh, to all Belgian Revolver Loans and to Qualified Secured Bank Product Obligations owing by any Belgian Domiciled Loan Party (exclusive of any other Foreign Facility Secured Obligations which are guaranteed by such Belgium Domiciled Loan Party) up to the amount of Belgian Bank Products Reserves existing therefor;

(viii) eighth, to all other Belgian Facility Secured Obligations (exclusive of (A) any other Foreign Facility Secured Obligations which are guaranteed by the Belgian Domiciled Loan Parties and (B) any Secured Bank Product Obligations constituting products under Hedge Agreements owing by the Belgian Domiciled Loan Parties to Persons that are no longer Lenders or Affiliates of Lenders);

(ix) ninth, to be applied ratably to the Foreign Facility Secured Obligations of other Foreign Domiciled Loan Parties (exclusive of any Foreign Facility Obligations described in subclauses (x) and (xi) in clauses (b) through (i) of this Section 5.5.1) that are the subject of the Foreign Cross-Guarantee by the Belgian Domiciled Loan Parties in accordance with this Section 5.5.1 to the extent there are insufficient funds for the Full Payment of all such Foreign Facility Secured Obligations;

(x) tenth, to Secured Bank Product Obligations described in clause (viii)(B) above; and

(xi) eleventh, to be applied ratably to the Foreign Facility Secured Obligations described in subclauses (x) of clauses (b) through (i) of this Section 5.5.1 of other Foreign Domiciled Loan Parties that are the subject of the Foreign Cross-Guarantee by the Belgian Domiciled Loan Parties in accordance with this Section 5.5.1 to the extent there are insufficient funds for the Full Payment of all such Foreign Facility Secured Obligations.

(d) [Reserved].

(e) with respect to monies, payments, Property or Collateral of or from any Dutch Domiciled Loan Party, together with any allocations pursuant to subclauses (ix) and (xi) of any clause of this Section 5.5.1:

(i) first, to all costs and expenses, including Extraordinary Expenses, owing to Agent and the European Security Trustee, to the extent owing by any Dutch Domiciled Loan Party;

(ii) second, to all amounts owing to Dutch Swingline Lender on Dutch Swingline Loans;

(iii) third, to all amounts owing by any Dutch Domiciled Loan Party to any Dutch Fronting Bank on Dutch LC Obligations;

(iv) fourth, to all Dutch Facility Obligations of any Dutch Domiciled Loan Party constituting fees (exclusive of any other Foreign Facility Obligations which are guaranteed by such Dutch Domiciled Loan Party);

(v) fifth, to all Dutch Facility Obligations of any Dutch Domiciled Loan Party constituting interest (exclusive of any other Foreign Facility Obligations which are guaranteed by such Dutch Domiciled Loan Party);

(vi) sixth, to Cash Collateralization of Dutch LC Obligations;

(vii) seventh, to all Dutch Revolver Loans and to Qualified Secured Bank Product Obligations owing by any Dutch Domiciled Loan Party (exclusive of any other Foreign Facility Secured Obligations which are guaranteed by such Dutch Domiciled Loan Party) up to the amount of Dutch Bank Products Reserves existing therefor;

(viii) eighth, to all other Dutch Facility Secured Obligations (exclusive of (A) any other Foreign Facility Secured Obligations which are guaranteed by the Dutch Domiciled Loan Parties and (B) any Secured Bank Product Obligations constituting products under Hedge Agreements owing by the Dutch Domiciled Loan Parties to Persons that are no longer Lenders or Affiliates of Lenders);

(ix) ninth, to be applied ratably to the Foreign Facility Secured Obligations of other Foreign Domiciled Loan Parties (exclusive of any Foreign Facility Obligations described in subclauses (x) and (xi) in clauses (b) through (i) of this Section 5.5.1) that are the subject of the Foreign Cross-Guarantee by the Dutch Domiciled Loan Parties in accordance with this Section 5.5.1 to the extent there are insufficient funds for the Full Payment of all such Foreign Facility Secured Obligations;

(x) tenth, to Secured Bank Product Obligations described in clause (viii)(B) above; and

(xi) eleventh, to be applied ratably to the Foreign Facility Secured Obligations described in subclauses (x) of clauses (b) through (i) of this Section 5.5.1 of other Foreign Domiciled Loan Parties that are the subject of the Foreign Cross-Guarantee by the Dutch Domiciled Loan Parties in accordance with this Section 5.5.1 to the extent there are insufficient funds for the Full Payment of all such Foreign Facility Secured Obligations.

(f) with respect to monies, payments, Property or Collateral of or from any New Zealand Domiciled Loan Party, together with any allocations pursuant to subclauses (ix) and (xi) of any clause of this Section 5.5.1:

(i) first, to all costs and expenses, including Extraordinary Expenses, owing to Agent and the AUS-NZ Security Trustee, to the extent owing by any New Zealand Domiciled Loan Party;

(ii) second, to all amounts owing to New Zealand Swingline Lender on New Zealand Swingline Loans;

(iii) third, to all amounts owing by any New Zealand Domiciled Loan Party to any New Zealand Fronting Bank on New Zealand LC Obligations;

(iv) fourth, to all New Zealand Facility Obligations of any New Zealand Domiciled Loan Party constituting fees (exclusive of any other Foreign Facility Obligations which are guaranteed by such New Zealand Domiciled Loan Party);

(v) fifth, to all New Zealand Facility Obligations of any New Zealand Domiciled Loan Party constituting interest (exclusive of any other Foreign Facility Obligations which are guaranteed by such New Zealand Domiciled Loan Party);

(vi) sixth, to Cash Collateralization of New Zealand LC Obligations;

(vii) seventh, to all New Zealand Revolver Loans and to Qualified Secured Bank Product Obligations owing by any New Zealand Domiciled Loan Party (exclusive of any other Foreign Facility Secured Obligations which are guaranteed by such New Zealand Domiciled Loan Party) up to the amount of New Zealand Bank Products Reserves existing therefor;

(viii) eighth, to all other New Zealand Facility Secured Obligations (exclusive of (A) any other Foreign Facility Secured Obligations which are guaranteed by the New Zealand Domiciled Loan Parties and (B) any Secured Bank Product Obligations constituting products under Hedge Agreements owing by the New Zealand Domiciled Loan Parties to Persons that are no longer Lenders or Affiliates of Lenders);

(ix) ninth, to be applied ratably to the Foreign Facility Secured Obligations of other Foreign Domiciled Loan Parties (exclusive of any Foreign Facility Obligations described in subclauses (x) and (xi) in clauses (b) through (i) of this Section 5.5.1) that are the subject of the Foreign Cross-Guarantee by the New Zealand Domiciled Loan Parties in accordance with this Section 5.5.1 to the extent there are insufficient funds for the Full Payment of all such Foreign Facility Secured Obligations;

(x) tenth, to Secured Bank Product Obligations described in clause (viii)(B) above; and

(xi) eleventh, to be applied ratably to the Foreign Facility Secured Obligations described in subclauses (x) of clauses (b) through (i) of this Section 5.5.1 of other Foreign Domiciled Loan Parties that are the subject of the Foreign Cross-Guarantee by the New Zealand Domiciled Loan Parties in accordance with this Section 5.5.1 to the extent there are insufficient funds for the Full Payment of all such Foreign Facility Secured Obligations.

(g) with respect to monies, payments, Property or Collateral of or from any Norwegian Domiciled Loan Parties, together with any allocations pursuant to subclauses (ix) and (xi) of any clause of this Section 5.5.1:

(i) first, to all costs and expenses, including Extraordinary Expenses, owing to Agent, to the extent owing by any Norwegian Domiciled Loan Party;

(ii) second, to all amounts owing to Norwegian Swingline Lender on Norwegian Swingline Loans;

(iii) third, to all amounts owing to any Norwegian Fronting Bank on Norwegian LC Obligations;

(iv) fourth, to all Norwegian Facility Obligations constituting fees owing by any Norwegian Domiciled Loan Party (exclusive of any other Foreign Facility Obligations which are guaranteed by the Norwegian Domiciled Loan Parties);

(v) fifth, to all Norwegian Facility Obligations constituting interest owing by any Norwegian Domiciled Loan Party (exclusive of any other Foreign Facility Obligations which are guaranteed by the Norwegian Domiciled Loan Parties);

(vi) sixth, to Cash Collateralization of Norwegian LC Obligations;

(vii) seventh, to all Norwegian Revolver Loans and to Qualified Secured Bank Product Obligations owing by any Norwegian Domiciled Loan Parties (exclusive of any other Foreign Facility Secured Obligations which are guaranteed by such Norwegian Domiciled Loan Parties) up to the amount of Norwegian Bank Products Reserves existing therefor;

(viii) eighth, to all other Norwegian Facility Secured Obligations (exclusive of (A) any other Foreign Facility Secured Obligations which are guaranteed by the Norwegian Domiciled Loan Parties and (B) any Secured Bank Product Obligations constituting products under Hedge Agreements owing by the Norwegian Domiciled Loan Parties to Persons that are no longer Lenders or Affiliates of Lenders);

(ix) ninth, to be applied ratably to the Foreign Facility Secured Obligations of other Foreign Domiciled Loan Parties (exclusive of any Foreign Facility Obligations described in subclauses (x) and (xi) in clauses (b) through (i) of this Section 5.5.1) that are the subject of the Foreign Cross-Guarantee by the Norwegian Domiciled Loan Parties in accordance with this Section 5.5.1 to the extent there are insufficient funds for the Full Payment of all such Foreign Facility Secured Obligations;

(x) tenth, to Secured Bank Product Obligations described in clause (viii)(B) above; and

(xi) eleventh, to be applied ratably to the Foreign Facility Secured Obligations described in subclauses (x) of clauses (b) through (i) of this Section 5.5.1 of other Foreign Domiciled Loan Parties that are the subject of the Foreign Cross-Guarantee by the Norwegian Domiciled Loan Parties in accordance with this Section 5.5.1 to the extent there are insufficient funds for the Full Payment of all such Foreign Facility Secured Obligations.

(h) with respect to monies, payments, Property or Collateral of or from any Singapore Domiciled Loan Party, together with any allocations pursuant to subclauses (ix) and (xi) of any clause of this Section 5.5.1:

(i) first, to all costs and expenses, including Extraordinary Expenses, owing to Agent and the Singapore Security Trustee, to the extent owing by any Singapore Domiciled Loan Party;

(ii) second, to all amounts owing to Singapore Swingline Lender on Singapore Swingline Loans;

(iii) third, to all amounts owing by any Singapore Domiciled Loan Party to any Singapore Fronting Bank on Singapore LC Obligations;

(iv) fourth, to all Singapore Facility Obligations of any Singapore Domiciled Loan Party constituting fees (exclusive of any other Foreign Facility Obligations which are guaranteed by such Singapore Domiciled Loan Party);

(v) fifth, to all Singapore Facility Obligations of any Singapore Domiciled Loan Party constituting interest (exclusive of any other Foreign Facility Obligations which are guaranteed by such Singapore Domiciled Loan Party);

(vi) sixth, to Cash Collateralization of Singapore LC Obligations;

(vii) seventh, to all Singapore Revolver Loans and to Qualified Secured Bank Product Obligations owing by any Singapore Domiciled Loan Party (exclusive of any other Foreign Facility Secured Obligations which are guaranteed by such Singapore Domiciled Loan Party) up to the amount of Singapore Bank Products Reserves existing therefor;

(viii) eighth, to all other Singapore Facility Secured Obligations (exclusive of (A) any other Foreign Facility Secured Obligations which are guaranteed by the Singapore Domiciled Loan Parties and (B) any Secured Bank Product Obligations constituting products under Hedge Agreements owing by the Singapore Domiciled Loan Parties to Persons that are no longer Lenders or Affiliates of Lenders);

(ix) ninth, to be applied ratably to the Foreign Facility Secured Obligations of other Foreign Domiciled Loan Parties (exclusive of any Foreign Facility Obligations described in subclauses (x) and (xi) in clauses (b) through (i) of this Section 5.5.1) that are the subject of the Foreign Cross-Guarantee by the Singapore Domiciled Loan Parties in accordance with this Section 5.5.1 to the extent there are insufficient funds for the Full Payment of all such Foreign Facility Secured Obligations;

(x) tenth, to Secured Bank Product Obligations described in clause (viii)(B) above; and

(xi) eleventh, to be applied ratably to the Foreign Facility Secured Obligations described in subclauses (x) of clauses (b) through (i) of this Section 5.5.1 of other Foreign Domiciled Loan Parties that are the subject of the Foreign Cross-Guarantee by the Singapore Domiciled Loan Parties in accordance with this Section 5.5.1 to the extent there are insufficient funds for the Full Payment of all such Foreign Facility Secured Obligations.

(i) with respect to monies, payments, Property or Collateral of or from any UK Domiciled Loan Party, together with any allocations pursuant to subclauses (ix) and (xi) of any clause of this Section 5.5.1:

(i) first, to all costs and expenses, including Extraordinary Expenses, owing to Agent and the European Security Trustee, to the extent owing by any UK Domiciled Loan Party;

(ii) second, to all amounts owing to UK Swingline Lender on UK Swingline Loans;

(iii) third, to all amounts owing by any UK Domiciled Loan Party to any UK Fronting Bank on UK LC Obligations;

(iv) fourth, to all UK Facility Obligations of any UK Domiciled Loan Party constituting fees (exclusive of any other Foreign Facility Obligations which are guaranteed by such UK Domiciled Loan Party);

(v) fifth, to all UK Facility Obligations of any UK Domiciled Loan Party constituting interest (exclusive of any other Foreign Facility Obligations which are guaranteed by such UK Domiciled Loan Party);

(vi) sixth, to Cash Collateralization of UK LC Obligations;

(vii) seventh, to all UK Revolver Loans and to Qualified Secured Bank Product Obligations owing by any UK Domiciled Loan Party (exclusive of any other Foreign Facility Secured Obligations which are guaranteed by such UK Domiciled Loan Party) up to the amount of UK Bank Products Reserves existing therefor;

(viii) eighth, to all other UK Facility Secured Obligations (exclusive of (A) any other Foreign Facility Secured Obligations which are guaranteed by the UK Domiciled Loan Parties and (B) any Secured Bank Product Obligations constituting products under Hedge Agreements owing by the UK Domiciled Loan Parties to Persons that are no longer Lenders or Affiliates of Lenders);

(ix) ninth, to be applied ratably to the Foreign Facility Secured Obligations of other Foreign Domiciled Loan Parties (exclusive of any Foreign Facility Obligations described in subclauses (x) and (xi) in clauses (b) through (i) of this Section 5.5.1) that are the subject of the Foreign Cross-Guarantee by the UK Domiciled Loan Parties in accordance with this Section 5.5.1 to the extent there are insufficient funds for the Full Payment of all such Foreign Facility Secured Obligations;

(x) tenth, to Secured Bank Product Obligations described in clause (viii)(B) above; and

(xi) eleventh, to be applied ratably to the Foreign Facility Secured Obligations described in subclauses (x) of clauses (b) through (i) of this Section 5.5.1 of other Foreign Domiciled Loan Parties that are the subject of the Foreign Cross-Guarantee by the UK Domiciled Loan Parties in accordance with this Section 5.5.1 to the extent there are insufficient funds for the Full Payment of all such Foreign Facility Secured Obligations.

Amounts shall be applied to each category of Secured Obligations set forth within clauses (a) through (i) above, as applicable, until Full Payment thereof and then to the next category. If amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Secured Obligations in the category. Monies and proceeds obtained from a Loan Party shall not be applied to its Excluded Swap Obligations, but appropriate adjustments shall be made with respect to amounts obtained from other Loan Parties in the applicable Loan Party Group to preserve the allocations in any applicable category. Amounts distributed with respect to any Secured Bank Product Obligations shall be the lesser of the maximum Secured Bank Product Obligations last reported to Agent or the actual Secured Bank Product Obligations as calculated by the methodology reported to Agent for determining the amount due. Agent shall have no obligation to calculate the amount to be distributed with respect to any Secured Bank Product Obligations, and may request a reasonably detailed calculation of such amount from the applicable Secured Party. If a Secured Party fails to deliver such calculation within five days following request by Agent, Agent may assume the amount to be distributed is zero. The allocations set forth in this Section 5.5.1 are solely to determine the rights and priorities of Agent and Secured Parties as among themselves, and any allocation within clauses (a) through (i) of proceeds of the realization of Collateral may be changed by agreement among them without the consent of any Loan Party. This Section 5.5.1 is not for the benefit of or enforceable by any Borrower.

5.5.2 Erroneous Application. Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by any Lender, such Lender hereby agrees to return it).

5.6 Application of Payments.

The ledger balance in the Dominion Accounts of each Borrower Group as of the end of a Business Day shall be applied to the Loan Party Group Obligations of such Borrower Group at the beginning of the next Business Day during the existence of any Cash Dominion Event; provided, that Agent may, in its discretion, apply the ledger balance in any Dominion Account of any Australian Borrower, New Zealand Borrower, Norwegian Borrower, Singapore Borrower or UK Borrower to the respective Loan Party Group Obligations of such Borrower Group whether or not a Cash Dominion Event exists. If, as a result of such application, a credit balance exists, the balance shall not accrue interest in favor of Borrowers and shall be made available to Borrowers of the applicable Borrower Group as long as no Event of Default exists. Each Borrower irrevocably waives the right to direct the application of any payments or Collateral proceeds, and agrees that Agent shall have the continuing, exclusive right to apply and reapply same against the Obligations, in such manner as Agent deems advisable; provided, that, unless an Event of Default has occurred and is continuing and at the option of Borrowers of the applicable Borrower Group in accordance with Section 5.1, Agent shall not apply any payments to any Interest Period Loans prior to the last day of the applicable Interest Period.

5.7 Loan Account; Account Stated.

5.7.1 Loan Account. Agent shall maintain in accordance with its usual and customary practices an account or accounts (“Loan Account”) evidencing the Obligations of Borrowers within each Borrower Group resulting from each Loan made to such Borrowers or issuance of a Letter of Credit for the account of Borrowers from time to time. Any failure of Agent to record anything in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of any Borrower to pay any amount owing hereunder. With respect to U.S. Borrowers and Canadian Borrowers, Agent may maintain a single Loan Account in the name of the North American Loan Party Agent, and each U.S. Borrower and Canadian Borrower confirms that such arrangement shall have no effect on the joint and several character of its liability for the Secured Obligations including its guarantee of the Secured Obligations of the Foreign Borrowers. With respect to Norwegian Borrowers, Agent may maintain a single Loan Account in the name of the Norwegian Borrowers, and each Norwegian Borrower confirms that such arrangement shall have no effect on the joint and several character of its liability for the Norwegian Facility Obligations.

5.7.2 Entries Binding. Entries made in the Loan Account shall constitute presumptive evidence of the information contained therein. If any information contained in the Loan Account is provided to or inspected by any Person, then such information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within 45 days after receipt or inspection that specific information is subject to dispute.

5.8 Taxes.

For purposes of this Section 5.8, the term “Lender” includes any Fronting Bank. For the avoidance of doubt, this Section 5.8 is intended to operate such that it applies to all Borrowers, save in respect of the New Zealand Borrowers, Australian Borrowers, Belgian Borrowers, Dutch Borrowers, Singapore Borrowers and UK Borrowers, in respect of whom the provisions of this Section 5.8 shall apply to those Borrowers only to the extent set out in Sections 5.8.4, 5.8.5, 5.8.6, 5.8.7, 5.8.8 and 5.8.9 respectively.

5.8.1 Payments Free of Taxes. All payments by or on behalf of any Loan Party of Obligations shall be free and clear of and without deduction or withholding for any Taxes, unless required by Applicable Law. If Applicable Law requires any Loan Party or Agent to withhold or deduct any Taxes, the withholding or deduction shall be based on Applicable Law and the information provided pursuant to this Section 5.8 and Section 5.9, and Borrowers or Agent shall pay the amount withheld or deducted to the relevant Governmental Authority. If the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by Borrowers shall be increased so that the applicable Credit Parties and Security Trustees receive an amount equal to the sum they would have received if no such withholding or deduction (including deductions applicable to additional sums payable under this Section 5.8.1) had been made. Without limiting the foregoing, Borrowers shall timely pay all Other Taxes to the relevant Governmental Authorities.

5.8.2 Payment. Borrowers shall (jointly and severally within each Borrower Group) indemnify, hold harmless and reimburse each Credit Party and each Security Trustee for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes and Other Taxes attributable to amounts payable under this Section 5.8.2) paid by such Credit Party or such Security Trustee, with respect to any Obligations of such Borrower’s Borrower Group, whether or not such Taxes were properly asserted by the relevant Governmental Authority, and including all penalties, interest and reasonable expenses relating thereto. A certificate setting forth in reasonable detail the amount and basis for calculation of any such payment or liability delivered to a Loan Party Agent by a Credit Party or a Security Trustee (with a copy to Agent), shall be conclusive, absent manifest error and all amounts payable by Borrowers under this Section 5.8.2 shall be due in accordance with Section 5.3. As soon as reasonably practicable after any payment of Indemnified Taxes or Other Taxes by a Borrower, the relevant Loan Party Agent shall deliver to Agent a receipt from the Governmental Authority or other evidence of payment reasonably satisfactory to Agent.

5.8.3 Treatment of Certain Refunds. If any Credit Party or any Security Trustee shall become aware that it is entitled to claim a refund or credit from a Governmental Authority in respect of any Indemnified Tax or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section 5.8, such Credit Party or such Security Trustee shall promptly notify such Borrower of the availability of such refund claim and, if such Credit Party or such Security Trustee determines in good faith that making a claim for refund will not have a material adverse effect on its Taxes or business operations, shall, within 60 days after receipt of a request by such Borrower, make a claim to such Governmental Authority for such refund. If a Credit Party or a Security Trustee determines, in its sole discretion, that it has received a refund of any Indemnified Tax or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section 5.8, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrowers under this Section 5.8 with respect to the Indemnified Tax or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Credit Party or such Security Trustee, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that Borrowers agree in writing to repay the amount paid over to Borrowers (plus interest attributable to the period during which the Borrowers held such funds) to such Credit Party or such Security Trustee in the event that such Credit Party or such Security Trustee is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require any Credit Party or any Security Trustee to make available its tax returns (or any other information relating to its taxes) to any Borrower or any other Person.

5.8.4 New Zealand Tax Matters. The provisions of Section 5.8 (other than Sections 5.8.1, 5.8.2, 5.8.3 and this Section 5.8.4) shall not apply to any advance under any Loan Document to any New Zealand Borrower.

(a) Each New Zealand Borrower must:

(i) elect to register as an “approved issuer” (as defined in section YA 1 of the Income Tax Act 2007 (NZ)) and register the facilities under this Agreement with the

Commissioner of Inland Revenue under section 86H of the Stamp and Cheque Duties Act 1971 (NZ) (the “Stamp Act”) promptly after the date of this Agreement (or, alternatively, where applicable, promptly after such later date as the New Zealand Borrower becomes a New Zealand Borrower under this Agreement) and maintain such registrations at all times thereafter (provided it is lawfully able to do so); and

(ii) in respect of any payment of interest (or payment deemed by law to be interest) to Lenders who are not resident in New Zealand for taxation purposes, and who are not: (A) a “registered bank” (as defined in section 2 of the Reserve Bank of New Zealand Act 1989 (NZ)) engaged in business in New Zealand through a fixed establishment in New Zealand; or (B) deriving interest (or any payment deemed by law to be interest) under this Agreement for the purposes of a business they carry on in New Zealand through a fixed establishment in New Zealand, make by not later than the due date thereof the relevant payment of approved issuer levy (as defined in section 86F of the Stamp Act) in accordance with section 86K of the Stamp Act in order to reduce (to the extent permitted by law) the applicable level of non-resident withholding tax to zero percent.

(b) Where a New Zealand Borrower makes a payment of interest to which clause 5.8.4(a)(ii) applies the New Zealand Borrower shall be entitled to deduct from that payment of interest an amount equal to the amount of approved issuer levy which is payable in relation to that interest payment.

5.8.5 Australia Tax Matters. The provisions of Section 5.8 (other than this Section 5.8.5) shall not apply, and instead the provisions of this Section 5.8.5 shall apply, to any advance under any Loan Document to any Australian Borrower.

(a) In respect of any advance under any Loan Document to an Australian Borrower, the definition of “Foreign Lender” as otherwise provided in this Agreement is hereby modified for all purposes of this Agreement to include an Australian resident entity’s branch outside of Australia.

(b) Definitions. Solely for purposes of this Section 5.8.5, the following terms shall have the following meanings:

“FATCA Deduction” means a deduction or withholding from a payment under a Loan Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“GST” has the meaning given to it in the Australian A New Tax System (Goods and Services) Tax Act 1999 (Cth), as shall any other term used in Section 5.8.5(j) which is defined for purposes of that Act.

“Party” means a party to this Agreement.

“Qualifying Lender” means, in relation to an Australian Borrower, a Foreign Lender which:

(i) derives all interest on and all fees payable in connection with any Loan Document in carrying on business in Australia at or through a “permanent establishment” in Australia for the purposes of the Australian Income Tax Assessment Act 1936 (Cth), other than as a limited partner in a VCLP, ESVCLP or AFOF (as those terms are defined for the purposes of that Act); or

(ii) is a Treaty Lender with respect to taxes imposed in or under the laws of Australia.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with Australia in force in accordance with the Australian International Tax Agreements Act 1953 (Cth), which makes provision for full exemption from tax withheld on interest paid by an Australian resident to a Treaty Lender.

(c) Tax Gross-up. Save to the extent required under any applicable law, all payments to be made by an Australian Borrower to any Foreign Lender hereunder or under any Loan Document shall be made free and clear of and without deduction or withholding for or on account of Taxes. If an Australian Borrower is required to deduct or withhold any Taxes, or an amount for or on account of any Taxes from any payment made hereunder or under the Loan Documents to any Foreign Lender, the sum payable by such Australian Borrower (in respect of which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that such Foreign Lender receives a sum equal to the sum that such Foreign Lender would have received if no such deduction or withholding (including deductions or withholdings applicable to any additional amounts paid under this Section 5.8.5(c)) had been made; provided, that this Section 5.8.5(c) shall not apply to the extent that such deduction or withholding relates to any withholding tax imposed under FATCA or would not have arisen if the relevant Foreign Lender had complied with its obligations under Section 5.8.5(f) (Foreign Lender’s Status), or Section 5.8.5(g) (Double Taxation Relief) or Subdivision 12-E of Schedule 1 to the Australian Taxation Administration Act 1953 (Cth) to the extent the Foreign Lender is required to have a TFN or ABN (as defined for purposes of those provisions) under Australian law, as the case may be.

(d) Tax Indemnity.

(i) The Australian Borrowers shall (within three Business Days of demand by the Agent) pay to a Lender an amount equal to the loss, liability or cost which that Lender determines will be or has been (directly or indirectly) suffered for or on account of Taxes by that Lender in respect of a Loan Document.

(ii) Clause (d)(i) above shall not apply:

(A) with respect to any Taxes assessed on a Lender:

(1) under the law of the jurisdiction in which such Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which such Lender is treated as resident for tax purposes; or

(2) under the law of the jurisdiction in which such Lender’s Lending Office is located in respect of amounts received or receivable in such jurisdiction,

if such Taxes are imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by such Lender; or

(B) to the extent a loss, liability or cost:

(1) is compensated for by an increased payment under Section 5.8.5(c) (Tax Gross-up); or

(2) relates to a FATCA Deduction required to be made by a Party; or

(3) would have been compensated for by an increased payment under Section 5.8.5(c) (Tax Gross-up) but was not so compensated solely because one of the exclusions in that Section 5.8.5(c) (Tax Gross-up) applied.

(iii) A Lender making, or intending to make a claim under Section 5.8.5(d)(i) above shall promptly notify Agent of the event which will give, or has given, rise to the claim, following which Agent shall notify the Borrowers.

(iv) A Lender shall, on receiving a payment from the Australian Borrowers under this Section 5.8.5(d), notify Agent.

(e) Tax Credit. If an Australian Borrower makes a Tax Payment and the relevant Lender determines that:

(i) a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

(ii) that Lender has obtained, utilized and retained that Tax Credit.

the Lender shall as soon as reasonably practicable following receipt of such Tax Credit pay an amount to the Australian Borrower which that Lender determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Australian Borrower.

(f) Foreign Lender’s Status.

Each Foreign Lender certifies to the Agent and the Australian Borrowers (on the date hereof or, in the case of a Foreign Lender which becomes a party hereto pursuant to a transfer or assignment, on the date on which the relevant transfer or assignment becomes effective) that it is a Qualifying Lender and each Foreign Lender shall promptly notify the Agent if there is any change in its position from that set out above. Upon receipt of any such notification from a Foreign

Lender, the Agent shall promptly notify the Australian Borrowers thereof. If any Foreign Lender is not or ceases to be a Qualifying Lender or does not comply with or perform the formalities required to be a Qualifying Lender (except by reason of any Change in Tax Law after the date the Foreign Lender becomes a party to this agreement) the Australian Borrower shall not be liable pursuant to this Section 5.8.5 to pay with respect to the Foreign Lender any amount greater than the amount which the Australian Borrower would have been liable to pay pursuant to this Section 5.8.5 with respect to that Foreign Lender if that Foreign Lender had been, or had not ceased to be on that date, a Qualifying Lender and had complied with or had performed the formalities required to be a Qualifying Lender.

(g) Double Taxation Relief.

If, and to the extent that, the effect of Section 5.8.5(c) (Tax Gross-up) or Section 5.8.5(d) (Tax Indemnity) can be mitigated by virtue of the provisions of any applicable double taxation agreement or any applicable tax law (whether by a claim to repayment of any taxes referred to in Section 5.8.5(c) (Tax Gross-up) or Section 5.8.5(d) (Tax Indemnity) or otherwise) the relevant Foreign Lender shall co-operate with the Australian Borrower with a view to ensuring the application of such double taxation agreement or applicable tax law so far as relevant.

(h) Notification of Requirement to Deduct Tax.

If, at any time, an Australian Borrower is required by law to make any deduction or withholding from any sum payable by it hereunder or under the other Loan Documents (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), such Australian Borrower shall promptly notify Agent.

(i) Evidence of Payment of Tax.

If an Australian Borrower makes any payment hereunder or under the other Loan Documents in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall, as promptly as reasonably practicable thereafter, deliver to the Agent on behalf of the Foreign Lenders to which such payment was made evidence of payment as is reasonably satisfactory to Agent.

(j) Goods and Services Tax.

(i) All amounts set out or expressed in a Loan Document to be payable by any party to any Lender which (in whole or in part) constitute the consideration for a taxable supply or taxable supplies for GST purposes shall be deemed to be exclusive of GST and the party liable to make that payment shall pay to the Lender (in addition to and at the same time as paying any consideration for such supply) an amount equal to the GST payable on that supply, subject to receiving a valid tax invoice from the supplier of that supply.

(ii) Where a Loan Document requires any party to reimburse or indemnify a Lender for any cost or expense the reimbursement or indemnity (as the case may be) shall be reduced by the amount of any input tax credit that the Lender (or representative member of the GST Group of which the Lender is a member) is entitled to.

(k) Stamp Taxes.

The Australian Borrowers shall:

(i) pay all stamp duty, registration and other similar Taxes payable in respect of any Loan Document; and

(ii) within three Business Days of demand, indemnify each Lender against any cost, loss or liability that Lender incurs in relation to any stamp duty, registration or other similar Tax paid or payable in respect of any Loan Document.

(l) FATCA Information.

(i) Subject to paragraph (iii) below, each Party shall, within 10 Business Days of a reasonable request by another Party:

(A) confirm to that other Party whether it is a FATCA Exempt Party or not a FATCA Exempt Party;

(B) supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(C) supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(ii) If a Party confirms to another Party pursuant to paragraph (i)(A) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(iii) Paragraph (i) above shall not oblige any Credit Party to do anything, and paragraph (i)(C) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(A) any law or regulation;

(B) any fiduciary duty; or

(C) any duty of confidentiality.

(iv) If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (i)(A) or (B) above (including, for the avoidance of doubt, where paragraph (iii) above applies), then such Party shall be treated for the purposes of the Loan Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(m) FATCA Deduction.

(i) Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(ii) Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Asian Loan Party Agent and Agent and Agent shall notify the other Credit Parties.

5.8.6 Belgium Tax Matters. The provisions of Section 5.8 (other than this Section 5.8.6) shall not apply, and instead the provisions of this Section 5.8.6 shall apply, to any advance under any Loan Document to any Belgian Borrower.

(a) Definitions. Solely for purposes of this Section 5.8.6, the following terms shall have the following meanings:

“Qualifying Lender” means a Lender which is beneficially entitled to interest payable to that Lender (and which can receive such interest without a Tax Deduction being due) in respect of an advance under a Loan Document and is:

(a) a professional investor within the meaning of Article 105, 3° of the Royal Decree implementing the Belgian Income Tax Code 1992, which is a company resident in Belgium for tax purposes or acting through a permanent establishment in Belgium, other than mentioned in (b).

(b) a credit institution within the meaning of article 105, 1°, a) of the Royal Decree implementing the Belgian Income Tax Code 1992, which is a resident for tax purposes in Belgium or which is acting through a permanent establishment in Belgium.

(c) pursuant to article 107, §2, 5°, a) second dash of the Royal Decree implementing the Belgian Income Tax Code:

(i) a credit institution that is acting through its head office and is resident for tax purposes in a country with which Belgium has entered into a double taxation agreement that is in force (irrespective of whether or not the double taxation agreement makes provision for exemption from tax imposed by Belgium) or in a country which is a member state of the European Economic Area; or

(ii) a credit institution that is acting through a permanent establishment which (i) itself qualifies as a credit institution within the meaning of the aforementioned article 107, §2, 5°, a) second dash and (ii) is located in a country with which Belgium has entered into a double taxation agreement that is in force (irrespective of whether or not the double taxation agreement makes provision for exemption from tax imposed by Belgium) or in a country which is a member state of the European Economic Area; or

(d) an investment company within the meaning of article 116 of the Royal Decree implementing the Belgian Income Tax Code 1992.

(e) a Treaty Lender.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with Belgium which makes provision for full exemption from tax withheld on interest paid by a Belgian tax resident to a Treaty Lender.

(b) Tax Gross-up.

(i) Each Belgian Borrower shall make all payments to be made by it under any Loan Document without any Tax Deduction unless a Tax Deduction is required by law.

(ii) A Belgian Borrower shall, promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify Agent accordingly. Similarly, a Lender shall promptly notify Agent on becoming so aware in respect of a payment payable to that Lender. If Agent receives such notification from a Lender it shall notify the Belgian Borrower.

(iii) If a Tax Deduction is required by law to be made by a Belgian Borrower, the amount of the payment due from that Belgian Borrower shall be increased to an amount which (after making any Tax Deduction) is equal to the payment which would have been made by the Belgian Borrower if no Tax Deduction had been required.

(iv) A payment shall not be increased under clause (iii) above by reason of a Tax Deduction on account of Taxes imposed by Belgium if, on the date on which the payment falls due:

(A) the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender was not or had ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or

(B) the relevant Lender is a Qualifying Lender and the payment to the relevant Lender could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under clause (vii) below.

(v) If a Belgian Borrower is required to make a Tax Deduction, that Belgian Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(vi) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Belgian Borrower making that Tax Deduction shall deliver to Agent for the benefit of the Lender entitled to the payment an evidence reasonably satisfactory to that Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(vii) A Qualifying Lender and each Belgian Borrower which makes a payment to which that Qualifying Lender is entitled shall, within the applicable statutory period under Belgian law, complete any procedural formalities necessary for that Belgian Borrower to obtain authorization to make that payment without a Tax Deduction.

(c) Tax Indemnity.

(i) The Belgian Borrowers shall (within three Business Days of demand by the Agent) pay to a Lender an amount equal to the loss, liability or cost which that Lender determines will be or has been (directly or indirectly) suffered for or on account of Taxes by that Lender in respect of a Loan Document.

(ii) Clause (c)(i) above shall not apply:

(A) with respect to any Taxes assessed on a Lender:

(1) under the law of the jurisdiction in which such Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which such Lender is treated as resident for tax purposes; or

(2) under the law of the jurisdiction in which such Lender’s Lending Office is located in respect of amounts received or receivable in such jurisdiction,

if such Taxes are imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by such Lender; or

(B) to the extent a loss, liability or cost:

(1) is compensated for by an increased payment under Section 5.8.6(b)(iii) (Tax Gross-up);

(2) would have been compensated for by an increased payment under Section 5.8.6(b)(iii) (Tax Gross-up) but was not so compensated solely because one of the exclusions in Section 5.8.6(b)(iv) (Tax Gross-up) applied; or

(3) is suffered or incurred in respect of any Bank Levy (or any payment attributable to, or liability arising as a consequence of, a Bank Levy).

(iii) A Lender making, or intending to make a claim under Section 5.8.6(c)(i) above shall promptly notify Agent of the event which will give, or has given, rise to the claim, following which Agent shall notify the Belgian Borrowers.

(iv) A Lender shall, on receiving a payment from the Belgian Borrowers under this Section 5.8.6(c), notify Agent.

(d) Tax Credit. If a Belgian Borrower makes a Tax Payment and the relevant Lender determines that:

(i) a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

(ii) that Lender has obtained, utilized and retained that Tax Credit,

the Lender shall (to the extent that it can do so without prejudice to the retention of such Tax Credit and to the extent that it is lawful for it to do so) as soon as reasonably practicable following receipt of such Tax Credit pay an amount to the Belgian Borrower which that Lender determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Belgian Borrower.

(e) Lender Status Confirmation. Each New Lender shall indicate, in the Assignment and Acceptance which it executes on becoming a party, and for the benefit of Agent and without liability to any Belgian Borrower, which of the following categories it falls within:

(i) not a Qualifying Lender;

(ii) a Qualifying Lender (other than a Treaty Lender); or

(iii) a Treaty Lender.

If a New Lender fails to indicate its status in accordance with this Section 5.8.6(e), then such New Lender or Lender (as appropriate) shall be treated for the purposes of this Agreement (including by each Belgian Borrower) as if it is not a Qualifying Lender until such time as it notifies Agent which category of Qualifying Lender applies (and Agent, upon receipt of such notification, shall inform the Belgian Borrower). For the avoidance of doubt, an Assignment and Acceptance shall not be invalidated by any failure of a New Lender to comply with this Section 5.8.6(e).

(f) Value Added Tax.

(i) All amounts set out or expressed in a Loan Document to be payable by any party to any Lender which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to clause (ii) below, if VAT is or becomes chargeable on any supply made by any Lender to any party under a Loan Document, that party shall pay to the Lender (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Lender shall promptly provide an appropriate VAT invoice to such party).

(ii) If VAT is or becomes chargeable on any supply made by any Lender (the “Supplier”) to any other Lender (the “Recipient”) under a Loan Document, and any party other than the Recipient (the “Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration),

(A) (where the Supplier is the person required to account to the relevant tax authority for the VAT), the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of VAT; the Recipient must (where this subsection (ii)(A) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(B) (where the Recipient is the person required to account to the relevant tax authority for the VAT), the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply. The Recipient must (where this subsection (ii)(B) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment obtained by the Recipient from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply.

(iii) Where a Loan Document requires any party to reimburse or indemnify a Lender for any cost or expense incurred in connection with such Loan Document, the reimbursement or indemnity (as the case may be) shall be for the full amount of cost or expense including such part thereof as represents VAT, save to the extent that such Lender reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(iv) Any reference in this Section 5.8.6 to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Belgium Value Added Tax Code).

(v) In relation to any supply made by a Lender to any party under a Loan Document, if reasonably requested by such Lender, that party must as promptly as reasonably practicable provide such Lender with details of that party’s VAT registration and such other information as is reasonably requested in connection with such Lender’s VAT reporting requirements in relation to such supply.

(vi) Except as otherwise expressly provided in Section 5.8.6(f), a reference to “determines” or “determined” in connection with tax provisions contained in Section 5.8.6 means a determination made in the absolute discretion of the person making the determination, acting reasonably.

5.8.7 Dutch Tax Matters. The provisions of Section 5.8 (other than this Section 5.8.7) shall not apply, and instead the provisions of this Section 5.8.7 shall apply to any advance under any Loan Document to any Dutch Borrower.

(a) Definitions. Solely for purposes of this Section 5.8.7, the following terms shall have the following meanings:

“Qualifying Lender” means a Lender which is beneficially entitled (in the case of a Treaty Lender, within the meaning of the relevant Treaty) to interest payable by a Dutch Borrower to that Lender in respect of an advance under a Loan Document and is:

(i) a Lender which fulfills the conditions imposed by Dutch law in order for a payment of interest not to be subject to (or as the case may be, exempted from) any Tax Deduction; or

(ii) a Lender which is a Treaty Lender.

“Treaty Lender” means in relation to a payment of interest by or in respect of a Dutch Borrower under a Loan Document, a Lender which:

(i) is treated as a resident of a Treaty State for the purposes of the relevant Treaty;

(ii) does not carry on a business in the Netherlands through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and

(iii) fulfills all other conditions which must be fulfilled in order to benefit from full exemption under the relevant Treaty and Dutch domestic law from Taxes imposed by the Netherlands on interest payable to that Lender in respect of an advance under a Loan Document, including the completion of any necessary procedural formalities.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the Netherlands which makes provision for full exemption from Taxes withheld on interest paid by a Dutch tax resident to a Treaty Lender.

(b) Tax Gross-up.

(i) Each Dutch Borrower shall make all payments to be made by it under any Loan Document without any Tax Deduction unless a Tax Deduction is required by law.

(ii) A Dutch Borrower shall, promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify Agent accordingly. Similarly, a Lender shall promptly notify Agent on becoming so aware in respect of a payment payable to that Lender. If Agent receives such notification from a Lender it shall notify the relevant Dutch Borrower.

(iii) If a Tax Deduction is required by law to be made by a Dutch Borrower, the amount of the payment due from that Dutch Borrower shall be increased to an amount which (after making any Tax Deduction) is equal to the payment which would have been made by the Dutch Borrower if no Tax Deduction had been required.

(iv) A payment shall not be increased under clause (iii) above by reason of a Tax Deduction on account of Taxes imposed by the Netherlands if, on the date on which the payment falls due:

(A) the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender was not or had ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or

(B) the relevant Lender is a Qualifying Lender and the payment to the relevant Lender could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under clause (vii) below.

(v) If a Dutch Borrower is required to make a Tax Deduction, that Dutch Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(vi) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Dutch Borrower making that Tax Deduction shall deliver to Agent for the benefit of the Lender entitled to the payment an evidence reasonably satisfactory to that Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(vii) A Qualifying Lender and each Dutch Borrower which makes a payment to which that Qualifying Lender is entitled shall, within the applicable statutory period under Dutch law, complete any procedural formalities necessary for that Dutch Borrower to obtain authorization to make that payment without a Tax Deduction.

(c) Tax Indemnity.

(i) The Dutch Borrowers shall (within three Business Days of demand by the Agent) pay to a Lender an amount equal to the loss, liability or cost which that Lender determines will be or has been (directly or indirectly) suffered for or on account of Taxes by that Lender in respect of a Loan Document.

(ii) Clause (c)(i) above shall not apply:

(A) with respect to any Taxes assessed on a Lender:

(1) under the law of the jurisdiction in which such Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which such Lender is treated as resident for tax purposes;

(2) under the law of the jurisdiction in which such Lender’s Lending Office or other permanent establishment is located in respect of amounts received or receivable in such jurisdiction or in respect of amounts attributable or allocable to the permanent establishment; or

(3) under the laws of the Netherlands to the extent such Taxes become payable as a result of such Credit Party having a substantial interest (aanmerkelijk belang) as laid down in the Netherlands Income Tax Act 2001 (Wet inkomstenbelasting 2001), if such Taxes are imposed on or calculated by reference to the net income received or receivable by such Lender; or

(B) to the extent a loss, liability or cost:

(1) is suffered or incurred by a Lender and would not have been suffered or incurred if such Lender had been a Qualifying Lender, but on that date that Lender was not or had ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority;

(2) is compensated for by an increased payment under Section 5.8.7(b)(iii) (Tax Gross-up);

(3) would have been compensated for by an increased payment under Section 5.8.7(b)(iii) (Tax Gross-up) but was not so compensated solely because one of the exclusions in Section 5.8.7(b)(iv) (Tax Gross-up) applied; or

(4) is suffered or incurred in respect of any Bank Levy (or any payment attributable to, or liability arising as a consequence of, a Bank Levy).

(iii) A Lender making, or intending to make a claim under Section 5.8.7(c)(i)above shall promptly notify Agent of the event which will give, or has given, rise to the claim, following which Agent shall notify the Dutch Borrowers.

(iv) A Lender shall, on receiving a payment from the Dutch Borrowers under this Section 5.8.7(a), notify Agent.

(d) Tax Credit. If a Dutch Borrower makes a Tax Payment and the relevant Lender determines that:

(i) a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

(ii) that Lender has obtained, utilized and retained that Tax Credit,

the Lender shall promptly following receipt of such Tax Credit pay an amount to the Dutch Borrower which that Lender determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Dutch Borrower.

(e) Lender Status Confirmation.

(i) Each New Lender shall indicate, in the Assignment and Acceptance which it executes on becoming a party, and for the benefit of Agent and the Dutch Borrowers and without liability to any Dutch Borrower, which of the following categories it falls within:

(A) not a Qualifying Lender;

(B) a Qualifying Lender (other than a Treaty Lender); or

(C) a Treaty Lender.

(ii) If a New Lender fails to indicate its status in accordance with this Section 5.8.7(e), then such New Lender or Lender (as appropriate) shall be treated for the purposes of this Agreement (including by each Dutch Borrower) as if it is not a Qualifying Lender until such time as it notifies Agent which category of Qualifying Lender applies (and Agent, upon receipt of such notification, shall inform the Dutch Borrower). For the avoidance of doubt, an Assignment and Acceptance shall not be invalidated by any failure of a New Lender to comply with this Section 5.8.7(e).

(f) Value Added Tax.

(i) All amounts set out or expressed in a Loan Document to be payable by any party to any Lender which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to clause (ii) below, if VAT is or becomes chargeable on any supply made by any Lender to any party under a Loan Document, that party shall pay to the Lender (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Lender shall promptly provide an appropriate VAT invoice to such party).

(ii) If VAT is or becomes chargeable on any supply made by any Lender (the “Supplier”) to any other Lender (the “Recipient”) under a Loan Document, and any party other than the Recipient (the “Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration),

(A) (where the Supplier is the person required to account to the relevant tax authority for the VAT), the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of VAT; the Recipient must (where this subsection (ii)(A) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(B) (where the Recipient is the person required to account to the relevant tax authority for the VAT), the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply. The Recipient must (where this subsection (ii)(B) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply.

(iii) Where a Loan Document requires any party to reimburse or indemnify a Lender for any cost or expense incurred in connection with such Loan Document, the reimbursement or indemnity (as the case may be) shall be for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Lender reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(iv) Any reference in this Section 5.8.7(f) to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Dutch Value Added Tax Code).

(v) In relation to any supply made by a Lender to any party under a Loan Document, if reasonably requested by such Lender, that party must as promptly as reasonably practicable provide such Lender with details of that party’s VAT registration and such other information as is reasonably requested in connection with such Lender’s VAT reporting requirements in relation to such supply.

(g) Determination. Except as otherwise expressly provided in Section 5.8.7, a reference to “determines” or “determined” in connection with tax provisions contained in Section 5.8.7 means a determination made in the absolute discretion of the person making the determination, acting reasonably.

5.8.8 Singapore Tax Matters. The provisions of Section 5.8 (other than this Section 5.8.8) shall not apply, and instead the provisions of this Section 5.8.8 shall apply, to any advance under any Loan Document to any Singapore Borrower. Except as otherwise expressly provided in this Section 5.8.8, a reference to “determines” or “determined” in connection with tax provisions contained in this Section 5.8.8 means a determination made in the absolute discretion of the Person making the determination, acting reasonably.

(a) Definitions. Solely for purposes of this Section 5.8.8, the following terms shall have the following meanings:

“Qualifying Lender” means:

(a) a Lender which is making an advance under a Loan Document and is beneficially entitled to interest payable to that Lender in respect of an advance and is a Person:

(i) which has been granted a waiver by the Inland Revenue Authority of Singapore from compliance with Sections 45 and/or 45A of the Singapore Income Tax Act, Chapter 134; or

(ii) in respect of whose income the Minister for Finance of Singapore has granted a full exemption from tax under Section 13(4) of the Singapore Income Tax Act, Chapter 134 or under Sections 59 and/or 60 of the Singapore Economic Expansion Incentives (Relief from Income Tax) Act, Chapter 86;

(b) a Treaty Lender; or

(c) a Lender which is a Person resident in Singapore for Singapore tax purposes.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with Singapore which makes provision for full exemption from tax withheld on interest paid by a Singapore tax resident to a Treaty State resident.

“GST” means any goods and services, value-added or any other Tax of a similar nature, wherever imposed.

(b) Tax Gross-up.

(i) Each Singapore Borrower shall make all payments required to be made by it to any Lender under any Loan Document without any Tax Deduction unless a Tax Deduction is required by law.

(ii) Each Singapore Borrower shall promptly upon becoming aware that a Singapore Borrower must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify Agent accordingly. Similarly, a Lender shall notify Agent on becoming so aware in respect of a payment payable to that Lender. If Agent receives such notification from a Lender it shall notify the Singapore Borrower.

(iii) If a Tax Deduction is required by law to be made by a Singapore Borrower, the amount of the payment due from that Singapore Borrower shall be increased to an amount which (after making any Tax Deduction) is equal to the payment which would have been made by the Singapore Borrower if no Tax Deduction had been required.

(iv) A payment shall not be increased under clause (iii) above by reason of a Tax Deduction on account of Taxes imposed by Singapore if, on the date on which the payment falls due:

(A) the payment could have been made to the relevant Lender without the relevant Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender was not or had ceased to be a Qualifying Lender (other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority); or

(B) the relevant Lender is a Qualifying Lender and the Singapore Borrower making the payment is able to demonstrate that the payment could have been made to the Lender without a Tax Deduction had that Lender complied with its obligations under clause (vii) below.

(v) If a Singapore Borrower is required to make a Tax Deduction, that Singapore Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(vi) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Singapore Borrower making that Tax Deduction shall deliver to Agent for the benefit of the Lender entitled to the payment an evidence reasonably satisfactory to that Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(vii) A Qualifying Lender and each Singapore Borrower which makes a payment to which that Qualifying Lender is entitled shall, within any applicable period stipulated under Singapore law, cooperate to ensure compliance with any procedural formalities necessary, if any, in order for that payment to be lawfully made to that Qualifying Lender by the Singapore Borrower without a Tax Deduction.

(c) Tax Indemnity.

(i) The Singapore Borrowers shall (within three Business Days of demand by the Agent) pay to a Lender an amount equal to the loss, liability or cost which that Lender determines will be or has been (directly or indirectly) suffered for or on account of Taxes by that Lender in respect of a Loan Document.

(ii) Clause (c)(i) above shall not apply:

(A) with respect to any Taxes assessed on a Lender:

(1) under the law of the jurisdiction in which such Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which such Lender is treated as resident for tax purposes; or

(2) under the law of the jurisdiction in which such Lender’s Lending Office is located in respect of amounts received or receivable in such jurisdiction,

if such Taxes are imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by such Lender; or

(B) to the extent a loss, liability or cost:

(1) is compensated for by an increased payment under Section 5.8.8(b)(iii) (Tax Gross-up); or

(2) would have been compensated for by an increased payment under Section 5.8.8(b)(iii) (Tax Gross-up) but was not so compensated solely because one of the exclusions in Section 5.8.8(b)(iv) (Tax Gross-up) applied.

(iii) A Lender intending to make a claim under Section 5.8.8(c)(i) above shall notify the Agent of the event giving rise to the claim, whereupon the Agent shall notify the Borrower thereof.

(iv) A Lender shall, on receiving a payment from the Singapore Borrowers under this Section 5.8.8(c), notify the Agent.

(d) Tax Credit. If a Singapore Borrower makes a Tax Payment and the relevant Lender determines that:

(i) a Tax Credit is attributable to that Tax Payment; and

(ii) that Lender has obtained, utilized and retained that Tax Credit,

the Lender shall as soon as reasonably practicable following receipt of such Tax Credit pay an amount to the Singapore Borrower which that Lender determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Singapore Borrower.

(e) Lender Status Confirmation. Each New Lender shall indicate, in the Assignment and Acceptance which it executes on becoming a party, and for the benefit of Agent, which of the following categories it falls within:

(i) not a Qualifying Lender;

(ii) a Qualifying Lender (other than a Treaty Lender); or

(iii) a Treaty Lender.

The failure of a New Lender to comply with its obligations under this Section 5.8.8(e) shall not affect its entitlement to a Tax Payment under Section 5.8.8(b) (Tax Gross-up) or 5.8.8(c) (Tax Indemnity) above.

(f) Stamp Taxes. The Singapore Borrowers shall:

(i) pay all stamp duty, registration and other similar Taxes payable in respect of any Loan Document; and

(ii) within three Business Days of demand, indemnify each Lender against any cost, loss or liability that Lender incurs in relation to any stamp duty, registration or other similar Tax paid or payable in respect of any Loan Document.

(g) Goods and Services Tax.

(i) All amounts set out or expressed in a Loan Document to be payable by any party to a Lender shall be deemed to be exclusive of any GST. If any goods and services tax is chargeable on any supply made by any Lender to any party in connection with a Loan Document, that party shall pay to the Lender (in addition to and at the same time as paying the consideration) an amount equal to the amount of the GST (and such Lender shall promptly provide a tax invoice complying with the Goods and Services Tax Act Chapter 117A of Singapore to such party).

(ii) Where a Loan Document requires any party to reimburse a Lender for any costs or expenses, that party shall also at the same time pay and indemnify the Lender against all GST incurred by that Lender.

5.8.9 United Kingdom Tax Matters. The provisions of Section 5.8 (other than this Section 5.8.9) shall not apply, and instead the provisions of this Section 5.8.9 shall apply, to any advance under any Loan Document to any UK Borrower.

(a) Solely for the purposes of this Section 5.8.9, the following terms shall have the following meanings:

“Borrower DTTP Filing” means an HM Revenue & Customs Form DTTP2 duly completed and filed by the relevant UK Borrower, which:

(a) where it relates to a Treaty Lender that is a Party as a Lender on the date of this Agreement, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender’s name in Schedule 2.1.1(f) (UK Revolver Commitment), and is filed with HM Revenue and Customs within 30 days of the date of this Agreement; or

(b) where it relates to a Treaty Lender that becomes Party as a Lender after the date of this Agreement, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the relevant documentation it executes on becoming a party to this Agreement as a Lender, and is filed with HM Revenue & Customs within 30 days of the date that Treaty Lender becomes a party to this Agreement as a Lender.

“FATCA Deduction” means a deduction or withholding from a payment under a Loan Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Party” means a party to this Agreement.

“Qualifying Lender” means:

(a) a Lender (other than a Lender within clause (b) of the definition of Qualifying Lender) which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and is:

(i) a Lender;

(A) that is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Loan Document; or

(B) in respect of an advance under a Loan Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that such advance under a Loan Document was made,

and, in each case, which is within the charge to United Kingdom corporation tax with respect to any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from Section 18A of the CTA; or

(ii) a Lender which is:

(A) a company resident in the United Kingdom for United Kingdom tax purposes;

(B) a partnership, each member of which is:

(1) a company so resident in the United Kingdom; or

(2) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(C) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

(iii) a Treaty Lender; or

(b) a Lender which is a building society (as defined for the purposes of section 880 of the ITA) making an advance under a Loan Document.

“Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document is either:

(a) a company resident in the United Kingdom for United Kingdom tax purposes; or

(b) a partnership each member of which is:

(i) a company so resident in the United Kingdom; or

(ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

“UK Non-Bank Lender” means:

(a) a Lender (which falls within clause (a)(ii) of the definition of Qualifying Lender) which is a Party as a Lender on the date of this Agreement and which has provided a Tax Confirmation to the Agent; and

(b) where a Lender becomes a party after the Closing Date, an Eligible Assignee which gives a Tax Confirmation in the Assignment and Acceptance which it executes on becoming a party.

(b) Tax Gross-up.

(i) Each UK Borrower shall make all payments to be made by it under any Loan Document without any Tax Deduction unless a Tax Deduction is required by law.

(ii) A UK Borrower shall, promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall promptly notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the relevant UK Borrower.

(iii) If a Tax Deduction is required by law to be made by a UK Borrower, the amount of the payment due from that UK Borrower shall be increased to an amount which (after making any Tax Deduction) is equal to the payment which would have been made by the UK Borrower if no Tax Deduction had been required.

(iv) A payment shall not be increased under clause (iii) above by reason of a Tax Deduction on account of Taxes imposed by the United Kingdom if, on the date on which the payment falls due:

(A) the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or

(B) the relevant Lender is a Qualifying Lender solely by virtue of clause (a)(ii) of the definition of Qualifying Lender, and:

(1) an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from the UK Borrower making the payment a certified copy of that Direction; and

(2) the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or

(C) the relevant Lender is a Qualifying Lender solely by virtue of clause (a)(ii) of the definition of Qualifying Lender and:

(1) the relevant Lender has not given a Tax Confirmation to the UK Borrower; and

(2) the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the UK Borrower, on the basis that the Tax Confirmation would have enabled the UK Borrower to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or

(D) the relevant Lender is a Treaty Lender and the UK Borrower making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under clause (b)(vii) or (b)(viii) (as applicable) below; or

(E) the payment comprises a United States withholding Tax imposed by FATCA.

(v) If a UK Borrower is required to make a Tax Deduction, that UK Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(vi) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the UK Borrower making that Tax Deduction shall deliver to Agent for the benefit of the Lender entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(vii)

(A) Subject to clause (B) below, a Treaty Lender and each UK Borrower which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that UK Borrower to obtain authorization to make that payment without a Tax Deduction.

(B)

(1) A Treaty Lender which is a Party on the date of this Agreement and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Schedule 2.1.1(f) (UK Revolver Commitment); and

(2) a Lender that becomes a party as a Lender after the date of this Agreement that is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the documentation which it executes on becoming a party as a Lender, and, having done so, that Lender shall be under no obligation pursuant to clause (A) above.

(viii) If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (vii)(B) above and:

(A) a UK Borrower making a payment to that Lender has not made a Borrower DTTP Filing in respect of that Lender; or

(B) a UK Borrower making a payment to that Lender has made a Borrower DTTP Filing in respect of that Lender but:

(1) that UK Borrower DTTP Filing has been rejected by HM Revenue & Customs;

(2) HM Revenue & Customs has not given the UK Borrower authority to make payments to that Lender without a Tax Deduction within 60 days of the date of the Borrower DTTP Filing; or

(C) HM Revenue & Customs has given the UK Borrower authority to make payments to that Lender without a Tax Deduction but such authority has subsequently been revoked or expired,

and, in each case, that Borrower has notified that Lender in writing, that Lender and that Borrower shall co-operate in completing any additional procedural formalities necessary for that UK Borrower to obtain authorisation to make that payment without a Tax Deduction.

(ix) If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with clause (vii)(B) above, no UK Borrower shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport Scheme in respect of that Lender’s Commitment or its participation in any Loan unless the Lender otherwise agrees.

(x) A UK Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of that Borrower DTTP Filing to the Agent for delivery to the relevant Lender.

(xi) A UK Non-Bank Lender which becomes a party on the day on which this Agreement is entered into gives a Tax Confirmation to Agent by entering into this Agreement.

(xii) A UK Non-Bank Lender shall promptly notify Agent if there is any change in the position from that set out in the Tax Confirmation.

(c) Tax Indemnity.

(i) The UK Borrowers shall (within three Business Days of demand by the Agent) pay to a Lender an amount equal to the loss, liability or cost which that Lender determines will be or has been (directly or indirectly) suffered for or on account of Taxes by that Lender in respect of a Loan Document.

(ii) Clause (c)(i) above shall not apply:

(A) with respect to any Taxes assessed on a Lender:

(1) under the law of the jurisdiction in which such Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which such Lender is treated as resident for tax purposes; or

(2) under the law of the jurisdiction in which such Lender’s Lending Office is located in respect of amounts received or receivable in such jurisdiction,

if such Taxes are imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by such Lender; or

(B) to the extent a loss, liability or cost:

(1) is compensated for by an increased payment under Section 5.8.9(b)(iii) (Tax Gross-up); or

(2) would have been compensated for by an increased payment under Section 5.8.9(b)(iii) (Tax Gross-up) but was not so compensated solely because one of the exclusions in Section 5.8.9(b)(iv) (Tax Gross-up) applied; or

(3) relates to a FATCA Deduction required to be made by a Party.

(iii) A Lender making, or intending to make a claim under Section 5.8.9(c)(i) above shall promptly notify Agent of the event which will give, or has given, rise to the claim, following which Agent shall notify the UK Borrowers.

(iv) A Lender shall, on receiving a payment from the UK Borrowers under this Section 5.8.9(c), notify the Agent.

(d) Tax Credit. If a UK Borrower makes a Tax Payment and the relevant Lender determines that:

(i) a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(ii) that Lender has obtained, utilized and retained that Tax Credit.

the Lender shall as soon as reasonably practicable following receipt of such Tax Credit pay an amount to the UK Borrower which that Lender determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the UK Borrower.

(e) Lender Status Confirmation. Each New Lender shall indicate, in the Assignment and Acceptance which it executes on becoming a party, and for the benefit of Agent and without liability to any UK Borrower, which of the following categories it falls within:

(i) not a Qualifying Lender;

(ii) a Qualifying Lender (other than a Treaty Lender); or

(iii) a Treaty Lender.

If a New Lender fails to indicate its status in accordance with this Section 5.8.9(e), then such New Lender or Lender (as appropriate) shall be treated for the purposes of this Agreement (including by each UK Borrower) as if it is not a Qualifying Lender until such time as it notifies Agent which category of Qualifying Lender applies (and the Agent, upon receipt of such notification, shall inform the relevant UK Borrower). For the avoidance of doubt, an Assignment and Acceptance shall not be invalidated by any failure of a New Lender to comply with this Section 5.8.9(e).

(f) Stamp Taxes. The UK Borrowers shall pay and, within three Business Days of demand, indemnify each Lender against any cost, loss or liability that Lender incurs in relation to all stamp duties, registration or other similar Taxes payable in respect of any Loan Document.

(g) Value Added Tax.

(i) All amounts set out or expressed in a Loan Document to be payable by any party to any Lender which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to clause (ii) below, if VAT is or becomes chargeable on any supply made by any Lender to any party under a Loan Document, and such Lender is required to account to the relevant tax authority for the VAT, that party shall pay to the Lender (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Lender shall promptly provide an appropriate VAT invoice to such party).

(ii) If VAT is or becomes chargeable on any supply made by any Lender (the “Supplier”) to any other Lender (the “Recipient”) under a Loan Document, and any party other than the Recipient (the “Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration,

(A) (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of VAT. The Recipient must (where this subsection (ii)(A) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(B) (where the Recipient is the person required to account to the relevant tax authority for the VAT), the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply. The Recipient must (where this subsection (ii)(B) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply.

(iii) Where a Loan Document requires any party to reimburse or indemnify a Lender for any cost or expense in connection with such Loan Document, the reimbursement or indemnity (as the case may be) shall be for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Lender reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority).

(iv) Any reference in this Section 5.8.9(g) to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the United Kingdom Value Added Tax Act 1994).

(v) In relation to any supply made by a Lender to any party under a Loan Document, if reasonably requested by such Lender, that party must as promptly as reasonably practicable provide such Lender with details of that party’s VAT registration and such other information as is reasonably requested in connection with such Lender’s VAT reporting requirements in relation to such supply.

(h) FATCA Information

(i) Subject to paragraph (iii) below, each Party shall, within three Business Days of a reasonable request by another Party:

(A) confirm to that other Party whether it is a FATCA Exempt Party or not a FATCA Exempt Party;

(B) supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(C) supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(ii) If a Party confirms to another Party pursuant to paragraph (i)(A) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(iii) Paragraph (i) above shall not oblige any Credit Party to do anything, and paragraph (i)(C) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(A) any law or regulation;

(B) any fiduciary duty; or

(C) any duty of confidentiality.

(iv) If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (i)(A) or (B) above (including, for the avoidance of doubt, where paragraph (iii) above applies), then such Party shall be treated for the purposes of the Loan Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(i) FATCA Deduction

(i) Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(j) Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Agent and the Agent shall notify the other Credit Parties.

Except as otherwise expressly provided in this Section 5.8.9, a reference to “determines” or “determined” in connection with tax provisions contained in Section 5.8.9 means a determination made in the absolute discretion of the person making the determination, acting reasonably.

5.8.10 Norway Tax Matters. The provisions of Section 5.8 (other than this Section 5.8.10) shall not apply, and instead the provisions this Section 5.8.10 shall apply, to any advance under any Loan Document to any Norwegian Borrower.

(a) Definitions. Solely for purposes of this Section 5.8.10, the following terms shall have the following meanings:

“FATCA Deduction” means a deduction or withholding from a payment under a Loan Document required by FATCA.

“Party” means a party to this Agreement.

“Protected Party” means a Credit Party and each Security Trustee which is or will be subject to any liability, or required to make any payment, for or on account of Taxes in relation to a sum received or receivable (or any sum deemed for the purposes of Taxes to be received or receivable) under a Loan Document.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Taxes.

“Tax Deduction” means a deduction or withholding for or on account of Taxes from a payment under a Loan Document, other than a FATCA Deduction.

“Tax Payment” means either the increase in a payment made by a Norwegian Borrower to a Credit Party or a Security Trustee under Clause 5.8.10(b) (Tax gross-up) or a payment under Clause 5.8.10(c) (Tax indemnity).

Unless a contrary indication appears, in this Section 5.8.10 a reference to “determines” or “determined” means, in the absence of manifest error, a determination made in the absolute discretion of the person making the determination.

(b) Tax gross-up.

(i) Each Norwegian Borrower shall make all payments to be made by it under any Loan Document without any Tax Deduction, unless a Tax Deduction is required by law.

(ii) Each Norwegian Borrower shall, promptly upon becoming aware that that Norwegian Borrower must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction), notify the Agent accordingly. Similarly, a Lender and each Security Trustee shall notify the Agent on becoming so aware in respect of a payment payable to that Lender or that Security Trustee. If the Agent receives such notification from a Lender or a Security Trustee, it shall notify MRC Global and that Norwegian Borrower.

(iii) If a Tax Deduction is required by law to be made by a Norwegian Borrower, the amount of the payment due from that Norwegian Borrower will be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(iv) If a Norwegian Borrower is required to make a Tax Deduction, that Norwegian Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(v) Within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Norwegian Borrower making that Tax Deduction or payment shall deliver to the Agent for the Credit Party or Security Trustee entitled to the payment evidence reasonably satisfactory to that Credit Party or Security Trustee that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(c) Tax Indemnity.

(i) Each Norwegian Borrower shall (within three (3) Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Taxes by that Protected Party in respect of a Loan Document to which that Norwegian Borrower is a party.

(ii) Paragraph (a) above shall not apply:

(A) with respect to any Taxes assessed on a Credit Party or Security Trustee;

(1) under the law of the jurisdiction in which that Credit Party or Security Trustee is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Credit Party or Security Trustee is treated as resident for tax purposes; or

(2) under the law of the jurisdiction in which that Credit Party’s or Security Trustee’s Lending Office is located in respect of amounts received or receivable in that jurisdiction,

if those Taxes are imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Credit Party or Security Trustee; or

(B) to the extent a loss, liability or cost:

(1) is compensated for by any increased payment under Section 5.8.10(b) (Tax gross-up); or

(2) relate to a FATCA Deduction required to be made by a Party.

(iii) A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent must notify the Norwegian Borrower.

(iv) A Protected Party shall, on receiving a payment from a Norwegian Borrower under this Section 5.8.10(c), notify the Agent.

(d) Tax Credit. If a Norwegian Borrower makes a Tax Payment and the relevant Credit Party or Security Trustee determines that:

(i) a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

(ii) that Credit Party or Security Trustee has obtained, utilized and retained a Tax Credit,

then that Credit Party or Security Trustee must pay an amount to the Norwegian Borrower which that Credit Party or Security Trustee determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Norwegian Borrower.

(e) Stamp taxes. Each Norwegian Borrower shall pay and, within three (3) Business Days of demand, indemnify each Credit Party or Security Trustee (as relevant) against any cost, loss or liability that Credit Party or Security Trustee incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Loan Document to which that Norwegian Borrower is a party.

(f) VAT.

(i) All amounts set out or expressed in a Loan Document to be payable by any Party under a Loan Document to a Credit Party or Security Trustee which (in whole or in part) constitute the consideration for any supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is or becomes chargeable on such supply or supplies, and accordingly, subject to paragraph (ii) below, if VAT is or becomes chargeable on any supply made by any Credit Party or Security Trustee to any Party under a Loan Document and that Credit Party or Security Trustee is required to account for the VAT, that Party shall pay to the Credit Party or Security Trustee (as relevant) (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Credit Party or Security Trustee shall promptly provide an appropriate VAT invoice to such Party).

(ii) If VAT is or becomes chargeable on any supply made by any Credit Party or Security Trustee (the “Supplier”) to any other Credit Party or Security Trustee (the “Recipient”) under a Loan Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(A) (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (A) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(B) (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(iii) Where a Loan Document requires any Party to reimburse or indemnify a Credit Party or Security Trustee for any cost or expense, that Party shall also at the same time reimburse or indemnify (as the case may be) such Credit Party or Security Trustee for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Credit Party or Security Trustee reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(iv) Any reference in this Section 5.8.10(f) to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the relevant member of such VAT group at such time (the term VAT group shall for this purpose have the meanings as set out in section 2-2 of the Norwegian Value Added Tax Act of 19 June 1999 no. 58).

5.9 Lender Tax Information.

For purposes of this Section 5.9, the term “Lender” includes any Fronting Bank.

5.9.1 Generally. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a relevant Loan Party is resident for tax purposes, or under any treaty to which such jurisdiction is a party, with respect to payments under any Loan Document shall deliver to Agent and the relevant Loan Party Agent, at the time or times prescribed by Applicable Law or reasonably requested by Agent or the relevant Loan Party Agent, such properly completed and executed documentation or such other evidence as prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition and only to the extent applicable, any Lender, if requested by Agent or a Loan Party Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Agent or such Loan Party Agent as will enable Agent and such Loan Party Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

5.9.2 U.S. Borrowers. If a Borrower is a U.S. Person, any Lender that is a U.S. Person shall deliver to Agent and North American Loan Party Agent IRS Form W-9 or such other documentation or information prescribed by Applicable Law or reasonably requested by Agent or North American Loan Party Agent to determine whether such Lender is subject to information reporting requirements and to establish that such Lender is not subject to backup withholding. If any Foreign Lender is entitled to any exemption from or reduction of U.S. withholding tax for payments with respect to the U.S. Facility Obligations, it shall deliver to Agent and North American Loan Party Agent, on or prior to the date on which it becomes a U.S. Lender or U.S. Fronting Bank hereunder (and from time to time thereafter upon request by Agent or North American Loan Party Agent, but only if such Foreign Lender is legally entitled to do so) two original executed copies of, (a) IRS Form W-8BEN or W-8BEN-E claiming eligibility for benefits of an income tax treaty to which the United States is a party; (b) IRS Form W-8ECI; (c) IRS Form W-8IMY and all required supporting documentation (including, a certificate in the form of Exhibit J-2 (a “Non-Bank Certificate”) applicable to a partnership, if applicable); (d) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 871(h) or section 881(c) of the Code, IRS Form W-8BEN or W-8BEN-E and a Non-Bank Certificate in the form of Exhibit J-1 or Exhibit J-2, as applicable; and/or (e) any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. withholding tax, together with such supplementary documentation as may be necessary to allow Agent and U.S. Borrowers to determine the withholding or deduction required to be made.

5.9.3 Lender Obligations. Each Lender shall promptly notify the relevant Loan Party Agent and Agent of any change in circumstances that would change any claimed Tax exemption or reduction. Each Lender, severally and not jointly with any other Lender, shall indemnify, hold harmless and reimburse (within 10 days after demand therefor) affected Borrowers of the Borrower Group to which such Lender has issued a Commitment and Agent for any Taxes, losses, claims, liabilities, penalties, interest and expenses (including reasonable and documented attorneys’ fees limited to the fees, disbursements and other charges or one primary counsel and one local counsel in each relevant jurisdiction) incurred by or asserted against such affected Borrower of such Borrower Group or Agent by any Governmental Authority due to such Lender’s failure to deliver, or inaccuracy or deficiency in, any documentation required to be delivered by it pursuant to Section 5.8 or this Section 5.9. Each Lender authorizes Agent to set off any amounts due to Agent under this Section against any amounts payable to such Lender under any Loan Document. If a payment made to Agent or a Lender under any Loan Document would be subject to United States withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA, Agent or such Lender shall deliver to the Borrowers and the Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrowers or Agent such documentation prescribed by Applicable Law and such additional documentation reasonably requested by the Borrowers or Agent as may be necessary for the Borrowers and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with its obligations under such sections, or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 5.9.3, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

5.10 Guarantees.

5.10.1 Joint and Several Liability of U.S. Domiciled Loan Parties. Each U.S. Domiciled Loan Party agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and the other Secured Parties the prompt payment and performance of, all Secured Obligations and all agreements of each other Loan Party under the Credit Documents. Each U.S. Domiciled Loan Party agrees that its guarantee obligations as a Guarantor of the Secured Obligations hereunder constitute a continuing guarantee of payment and not of collection, that such guarantee obligations shall not be discharged until Full Payment of the Secured Obligations, and that such guarantee obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Secured Obligations or Credit Document, or any other document, instrument or agreement to which any Loan Party is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section 5.10) or any other Credit Document, or any waiver, consent or indulgence of any kind by Agent or any other Secured Party with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guarantee for the Secured Obligations or any action, or the absence of any action, by Agent or any other Secured Party in respect thereof (including the release of any security or guarantee); (d) the insolvency of any Loan Party; (e) any election by Agent or any other Secured Party in an Insolvency Proceeding for the application of Section 1111(b)(2) of the U.S. Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Loan Party, as debtor-in-possession under Section 364 of the U.S. Bankruptcy Code or otherwise; (g) the disallowance of any claims of Agent or any other Secured Party against any Loan Party for the repayment of any Secured Obligations under Section 502 of the U.S. Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of all Secured Obligations.

5.10.2 Waivers by U.S. Domiciled Loan Parties.

(a) Each U.S. Domiciled Loan Party hereby expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or the other Secured Parties to marshal assets or to proceed against any Loan Party, other Person or security for the payment or performance of any Secured Obligations before, or as a condition to, proceeding against such Loan Party. To the extent permitted by Applicable Law, each U.S. Domiciled Loan Party waives all defenses available to a surety, guarantor or accommodation co-obligor other than Full Payment of all Secured Obligations. It is agreed among each U.S. Domiciled Loan Party, Agent and the other Secured Parties that the provisions of this Section 5.10 are of the essence of the transaction contemplated by the Credit Documents and that, but for such provisions, Agent, Fronting Banks and Lenders would decline to make Loans and issue Letters of Credit. Each U.S. Domiciled Loan Party acknowledges that its guarantee pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

(b) Agent and the other Secured Parties may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon the Collateral of the U.S. Domiciled Loan Parties by judicial foreclosure or non-judicial sale or enforcement, to the extent permitted under Applicable Law, without affecting any rights and remedies under this Section 5.10. If, in taking any action in connection with the exercise of any rights or remedies, Agent or any other Secured Party shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any U.S. Domiciled Loan Party or other Person, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, each U.S. Domiciled Loan Party consents to such action and, to the extent permitted under Applicable Law, waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any U.S. Domiciled Loan Party might otherwise have had. To the extent permitted under Applicable Law, any election of remedies that results in denial or impairment of the right of Agent or any other Secured Party to seek a deficiency judgment against any U.S. Domiciled Loan Party shall not impair any other U.S. Domiciled Loan Party’s obligation to pay the full amount of the Secured Obligations. To the extent permitted under Applicable Law, each U.S. Domiciled Loan Party waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for the Secured Obligations, even though that election of remedies destroys such U.S. Domiciled Loan Party’s rights of subrogation against any other Person. To the extent permitted under Applicable Law, Agent may bid all or a portion of the Secured Obligations at any foreclosure or trustee’s sale or at any private sale, and the amount of such bid need not be paid by Agent but shall be credited against the Secured Obligations in accordance with the terms of this Agreement. To the extent permitted under Applicable Law, the amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral of the U.S. Domiciled Loan Parties, and the difference between such bid amount and the remaining balance of the Secured Obligations shall be conclusively deemed to be the amount of the Secured Obligations guaranteed under this Section 5.10, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent or any other Secured Party might otherwise be entitled but for such bidding at any such sale.

5.10.3 Extent of Liability of U.S. Domiciled Loan Parties; Contribution.

(a) Notwithstanding anything herein to the contrary, each U.S. Domiciled Loan Party’s liability under this Section 5.10 shall be limited to the greater of (i) all amounts for which such U.S. Domiciled Loan Party is primarily liable, as described below, and (ii) such U.S. Domiciled Loan Party’s Allocable Amount.

(b) If any U.S. Domiciled Loan Party makes a payment under this Section 5.10 of any Secured Obligations (other than amounts for which such U.S. Domiciled Loan Party is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other U.S. Domiciled Loan Party, exceeds the amount that such U.S. Domiciled Loan Party would otherwise have paid if each U.S. Domiciled Loan Party had paid the aggregate Secured Obligations satisfied by such Guarantor Payments in the same proportion that such U.S. Domiciled Loan Party’s Allocable Amount bore to the total Allocable

Amounts of all U.S. Domiciled Loan Parties, then such U.S. Domiciled Loan Party shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other U.S. Domiciled Loan Party for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. The “Allocable Amount” for any U.S. Domiciled Loan Party shall be the maximum amount that could then be recovered from such U.S. Domiciled Loan Party under this Section 5.10 without rendering such payment voidable under Section 548 of the U.S. Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

(c) Nothing contained in this Section 5.10 shall limit the liability of any Loan Party to pay Loans made directly or indirectly to that Loan Party (including Loans advanced to any other Loan Party and then re-loaned or otherwise transferred to, or for the benefit of, such Loan Party), LC Obligations relating to Letters of Credit issued to support such Loan Party’s business, and all accrued interest, fees, expenses and other related Secured Obligations with respect thereto, for which such Loan Party shall be primarily liable for all purposes hereunder.

(d) Each U.S. Domiciled Loan Party that is a Qualified ECP when its guaranty of or grant of Lien as security for a Swap Obligation becomes effective hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Credit Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP’s obligations and undertakings under this Section 5.10.3(d) voidable under any applicable fraudulent transfer or conveyance act). The obligations and undertakings of each Qualified ECP under this Section shall remain in full force and effect until Full Payment of all Secured Obligations. Each U.S. Domiciled Loan Party intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each Loan Party for all purposes of the Commodity Exchange Act.

5.10.4 Joint and Several Liability of Foreign Domiciled Loan Parties.

(a) Each Foreign Domiciled Loan Party agrees that it is jointly and severally liable for, and absolutely, irrevocably and unconditionally (i) guarantees to Agent and the other Foreign Facility Secured Parties the prompt payment and performance of, all Foreign Facility Secured Obligations and all agreements of each other Foreign Domiciled Loan Party under the Credit Documents (but excluding for the avoidance of doubt, any U.S. Facility Secured Obligations other than Foreign Facility Secured Obligations to the extent constituting U.S. Facility Secured Obligations (including Canadian Facility Secured Obligations which are guaranteed under this Section 5.10.4)) (the “Foreign Cross-Guarantee”) and (ii) undertakes that, if an Ipso Facto Event has occurred, then immediately on demand, each Foreign Domiciled Loan Party shall pay to Agent and the other Foreign Facility Secured Parties all unpaid principal and interest on each Note issued by, all Loans made to, and Letters of Credit issued on behalf of (including Cash Collateralizing the stated amount of all such outstanding Letters of Credit and paying to each Fronting Bank the amount of all other LC Obligations to such Fronting Bank), the Foreign Borrowers under this Agreement, together with all other Foreign Facility Secured Obligations and amounts accrued or outstanding under the Credit Documents which are payable by a Foreign

Domiciled Loan Party and shall be jointly and severally liable for such amounts as if it was the principal obligor. Each Foreign Domiciled Loan Party agrees that its guarantee obligations as a Guarantor of the Foreign Facility Secured Obligations of other Foreign Domiciled Loan Parties hereunder constitute a continuing guarantee of payment and not of collection, that such guarantee obligations shall not be discharged until Full Payment of the Foreign Facility Secured Obligations, and that such guarantee obligations are absolute and unconditional, irrespective of (i) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Foreign Facility Secured Obligations or Credit Document, or any other document, instrument or agreement to which any Loan Party is or may become a party or be bound; (ii) the absence of any action to enforce this Agreement (including this Section 5.10) or any other Credit Document, or any waiver, consent or indulgence of any kind by Agent or any other Foreign Facility Secured Party with respect thereto; (iii) the existence, value or condition of, or failure to perfect, register, stamp or terminate a Lien or to preserve rights against, any security or guarantee for the Foreign Facility Secured Obligations or any action, or the absence of any action, by Agent or any other Foreign Facility Secured Party in respect thereof (including the release, variation or discharge (except upon Full Payment of all Foreign Facility Secured Obligations) of any security or guarantee of, or the release of, any Foreign Domiciled Loan Party or any other Person (other than a release of such Foreign Domiciled Loan Party) whether under the terms of any composition or arrangement with any creditor of any Foreign Domiciled Loan Party or any other Person or otherwise); (iv) the insolvency of any Loan Party or any Insolvency Proceeding in relation to any Loan Party; (v) any election by Agent or any other Secured Party in an Insolvency Proceeding for the application of Section 1111(b)(2) of the U.S. Bankruptcy Code (or the equivalent under any other Applicable Law); (vi) any borrowing or grant of a Lien by any other Loan Party, as debtor-in-possession under Section 364 of the U.S. Bankruptcy Code (or the equivalent under any other Applicable Law) or otherwise; (vii) the disallowance of any claims of Agent or any other Secured Party against any Loan Party for the repayment of any Secured Obligations under Section 502 of the U.S. Bankruptcy Code (or the equivalent under any other Applicable Law) or otherwise; (viii) any incapacity or lack of power, authority or legal personality of, or dissolution or change in the members or status of, any Foreign Domiciled Loan Party or any other Person; or (ix) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of all Foreign Facility Secured Obligations.

(b) Without prejudice to the generality of Section 5.10.4(a) above, each Foreign Domiciled Loan Party expressly confirms that it intends that the guarantee created by this Section 5.10.4 shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Credit Documents and/or any facility or amount made available under any of the Credit Documents for the purposes of or in connection with (i) acquisitions of any nature; (ii) increasing working capital; (iii) enabling investor distributions to be made; (iv) carrying out restructurings; (v) refinancing existing credit facilities; (vi) refinancing any other Indebtedness; (vii) making credit available to new Borrowers; (viii) any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and (ix) any fees, costs and/or expenses associated with any of the foregoing.

5.10.5 Waivers by Foreign Domiciled Loan Parties.

(a) Each Foreign Domiciled Loan Party hereby expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or the other Foreign Facility Secured Parties to marshal assets or to proceed against any Loan Party, other Person or security for the payment or performance of any Foreign Facility Secured Obligations before, or as a condition to, proceeding against such Loan Party. To the extent permitted by Applicable Law, each Foreign Domiciled Loan Party waives all defenses available to a surety, guarantor or accommodation co-obligor other than Full Payment of all Foreign Facility Secured Obligations. It is agreed among each Foreign Domiciled Loan Party, Agent and the other Foreign Facility Secured Parties that the provisions of this Section 5.10 are of the essence of the transaction contemplated by the Credit Documents and that, but for such provisions, Agent, Fronting Banks and Lenders (as applicable) would decline to make further Loans and issue further Letters of Credit to Foreign Domiciled Loan Parties. Each Foreign Domiciled Loan Party acknowledges that its guarantee pursuant to this Section is necessary to the conduct and promotion of its business and those of its direct or indirect holding companies, and can be expected to benefit such business.

(b) Agent and the other Foreign Facility Secured Parties may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon the Collateral by judicial foreclosure or non-judicial sale or enforcement, to the extent permitted under Applicable Law, without affecting any rights and remedies under this Section 5.10. If, in taking any action in connection with the exercise of any rights or remedies, Agent or any other Foreign Facility Secured Party shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Foreign Domiciled Loan Party or other Person, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, each Foreign Domiciled Loan Party consents to such action and, to the extent permitted under Applicable Law, waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Foreign Domiciled Loan Party might otherwise have had. To the extent permitted under Applicable Law, any election of remedies that results in denial or impairment of the right of Agent or any other Foreign Facility Secured Party to seek a deficiency judgment against any Foreign Domiciled Loan Party shall not impair any other Foreign Domiciled Loan Party’s obligation to pay the full amount of the Foreign Facility Secured Obligations. To the extent permitted under Applicable Law, each Foreign Domiciled Loan Party waives all rights and defenses arising out of an election of remedies, such as non-judicial foreclosure with respect to any security for the Foreign Facility Secured Obligations, even though that election of remedies destroys such Foreign Domiciled Loan Party’s rights of subrogation against any other Person. To the extent permitted under Applicable Law, Agent may bid all or a portion of the Foreign Facility Secured Obligations at any foreclosure or trustee’s sale or at any private sale or sale as a result of an enforcement action, and the amount of such bid need not be paid by Agent but shall be credited against the Foreign Facility Secured Obligations in accordance with the terms of this Agreement. To the extent permitted under Applicable Law, the amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Foreign Facility Secured Obligations shall be conclusively deemed to be the amount of the Foreign Facility Secured Obligations guaranteed under this Section 5.10, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent or any other Foreign Facility Secured Party might otherwise be entitled but for such bidding at any such sale.

5.10.6 Joint and Several Liability of Canadian Domiciled Loan Parties.

(a) Each Canadian Domiciled Loan Party agrees that it is jointly and severally liable for, and absolutely, irrevocably and unconditionally guarantees to Agent and the Secured Parties the prompt payment and performance of, all U.S. Facility Secured Obligations and Canadian Facility Secured Obligations and all agreements of each U.S. Domiciled Loan Party and Canadian Domiciled Loan Party under the Credit Documents (the “Canadian Cross-Guarantee”). Each Canadian Domiciled Loan Party agrees that its guarantee obligations as a Guarantor of the U.S. Facility Secured Obligations and Canadian Facility Secured Obligations of U.S. Domiciled Loan Parties and Canadian Domiciled Loan Parties hereunder constitute a continuing guarantee of payment and not of collection, that such guarantee obligations shall not be discharged until Full Payment of the U.S. Facility Secured Obligations and Canadian Facility Secured Obligations, and that such guarantee obligations are absolute and unconditional, irrespective of (i) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any U.S. Facility Secured Obligations, Canadian Facility Secured Obligations or Credit Document, or any other document, instrument or agreement to which any Loan Party is or may become a party or be bound; (ii) the absence of any action to enforce this Agreement (including this Section 5.10) or any other Credit Document, or any waiver, consent or indulgence of any kind by Agent or any other Secured Party with respect thereto; (iii) the existence, value or condition of, or failure to perfect, register, stamp or terminate a Lien or to preserve rights against, any security or guarantee for the U.S. Facility Secured Obligations or Canadian Facility Secured Obligations or any action, or the absence of any action, by Agent or any other Secured Party in respect thereof (including the release, variation or discharge (except upon Full Payment of all U.S. Facility Secured Obligations and Canadian Facility Secured Obligations) of any security or guarantee of, or the release of, any U.S. Domiciled Loan Parties, Canadian Domiciled Loan Parties or any other Person (other than a release of such Loan Party) whether under the terms of any composition or arrangement with any creditor of any U.S. Domiciled Loan Party, Canadian Domiciled Loan Party or any other Person or otherwise); (iv) the insolvency of any Loan Party or any Insolvency Proceeding in relation to any Loan Party; (v) any election by Agent or any other Secured Party in an Insolvency Proceeding for the application of Section 1111(b)(2) of the U.S. Bankruptcy Code (or the equivalent under any other Applicable Law); (vi) any borrowing or grant of a Lien by any other Loan Party, as debtor-in-possession under Section 364 of the U.S. Bankruptcy Code (or the equivalent under any other Applicable Law) or otherwise; (vii) the disallowance of any claims of Agent or any other Secured Party against any Loan Party for the repayment of any Secured Obligations under Section 502 of the U.S. Bankruptcy Code (or the equivalent under any other Applicable Law) or otherwise; (viii) any incapacity or lack of power, authority or legal personality of, or dissolution or change in the members or status of, any U.S. Domiciled Loan Party, Canadian Domiciled Loan Party or any other Person; or (ix) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of all U.S. Facility Secured Obligations and Canadian Facility Secured Obligations.

(b) Without prejudice to the generality of Section 5.10.6(a) above, each Canadian Domiciled Loan Party expressly confirms that it intends that the guarantee created by this Section 5.10.6 shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Credit Documents and/or any facility or amount made available under any of the Credit Documents for the purposes of or in connection with (i)

acquisitions of any nature; (ii) increasing working capital; (iii) enabling investor distributions to be made; (iv) carrying out restructurings; (v) refinancing existing credit facilities; (vi) refinancing any other Indebtedness; (vii) making credit available to new Borrowers; (viii) any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and (ix) any fees, costs and/or expenses associated with any of the foregoing.

5.10.7 Waivers by Canadian Domiciled Loan Parties.

(a) Each Canadian Domiciled Loan Party hereby expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or the other Secured Parties to marshal assets or to proceed against any Loan Party, other Person or security for the payment or performance of any Secured Obligations before, or as a condition to, proceeding against such Loan Party. To the extent permitted by Applicable Law, each Canadian Domiciled Loan Party waives all defenses available to a surety, guarantor or accommodation co-obligor other than Full Payment of all U.S. Facility Secured Obligations and Canadian Facility Secured Obligations. It is agreed among each Canadian Domiciled Loan Party, Agent and the other Secured Parties that the provisions of this Section 5.10 are of the essence of the transaction contemplated by the Credit Documents and that, but for such provisions, Agent, Fronting Banks and Lenders (as applicable) would decline to make further Loans and issue further Letters of Credit to Canadian Domiciled Loan Parties. Each Canadian Domiciled Loan Party acknowledges that its guarantee pursuant to this Section is necessary to the conduct and promotion of its business and those of its direct or indirect holding companies, and can be expected to benefit such business.

(b) Agent and the other Secured Parties may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon the Collateral by judicial foreclosure or non-judicial sale or enforcement, to the extent permitted under Applicable Law, without affecting any rights and remedies under this Section 5.10. If, in taking any action in connection with the exercise of any rights or remedies, Agent or any other Secured Party shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Canadian Domiciled Loan Party or other Person, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, each Canadian Domiciled Loan Party consents to such action and, to the extent permitted under Applicable Law, waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Canadian Domiciled Loan Party might otherwise have had. To the extent permitted under Applicable Law, any election of remedies that results in denial or impairment of the right of Agent or any other Secured Party to seek a deficiency judgment against any Canadian Domiciled Loan Party shall not impair any other Canadian Domiciled Loan Party’s obligation to pay the full amount of the U.S. Facility Secured Obligations and Canadian Facility Secured Obligations. To the extent permitted under Applicable Law, each Canadian Domiciled Loan Party waives all rights and defenses arising out of an election of remedies, such as non-judicial foreclosure with respect to any security for the U.S. Facility Secured Obligations and Canadian Facility Secured Obligations, even though that election of remedies destroys such Canadian Domiciled Loan Party’s rights of subrogation against any other Person. To the extent permitted under Applicable Law, Agent may bid all or a portion of the U.S. Facility Secured Obligations and Canadian Facility Secured Obligations at any foreclosure or trustee’s sale or at any private sale or sale as a result of an enforcement action, and the amount of such bid need not be paid by Agent but shall be credited against the U.S. Facility Secured

Obligations and Canadian Facility Secured Obligations in accordance with the terms of this Agreement. To the extent permitted under Applicable Law, the amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the U.S. Facility Secured Obligations and Canadian Facility Secured Obligations shall be conclusively deemed to be the amount of the U.S. Facility Secured Obligations and Canadian Facility Secured Obligations guaranteed under this Section 5.10, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent or any other Secured Party might otherwise be entitled but for such bidding at any such sale.

5.10.8 Belgian Limitations.

(a) The total liability under this Section 5.10 of any Belgian Domiciled Loan Party for the obligations of any other Foreign Domiciled Loan Party under the Credit Documents, shall at all times be limited to an aggregate amount (without double counting) not exceeding the sum of:

(i) the aggregate of all principal amounts made available to such Belgian Domiciled Loan Party or its direct or indirect Subsidiaries under any intra group arrangement (regardless of the form thereof, including through the subscription of debt instrument) that have been financed, directly or indirectly, by a borrowing under this Agreement (without any reduction for any repayment thereof); plus

(ii) seventy per cent (70%) of such Belgian Domiciled Loan Party’s net assets, at the time a demand for payment under this Section 5.10 is made.

The result of the calculation as described in clauses (i) and (ii) above shall in relation to any relevant Belgian Domiciled Loan Party be referred to as the “Guaranteed Belgian Amount”.

(b) For the avoidance of doubt, no limitation shall apply to the liability of any Belgian Domiciled Loan Party for any amounts owed by its direct or indirect Subsidiaries under the Credit Documents and the Belgian Domiciled Loan Party shall be liable for such amounts in full.

(c) Each Belgian Domiciled Loan Party shall provide Agent with an update on the relevant Guaranteed Belgian Amount upon the request of Agent, with such information as Agent may reasonably require, it being understood that the net assets as specified under clause (a)(ii) above may be derived from the latest audited financial statements of the respective Belgian Domiciled Loan Party. In the event of a dispute regarding the Guaranteed Belgian Amount, a certificate stating such amount from the statutory auditors of such Belgian Domiciled Loan Party (or, if there is no statutory auditor for such Belgian Domiciled Loan Party, an independent accounting firm of international reputation appointed by Agent in its sole discretion) shall be conclusive absent manifest error.

For the purposes of this Section 5.10.8: “net assets” means, in relation to a Belgian Domiciled Loan Party, netto actief / actif net as defined in Article 5:142 or 7:212 of the Belgian Code of Companies and Associations, as the case may be, and the Accounting Principles.

5.10.9 Singapore Limitations. With respect to the liability of a Singapore Domiciled Loan Party under its Foreign Cross-Guarantee, such Foreign Cross-Guarantee does not apply to any liability to the extent that it would result in the Foreign Cross-Guarantee from such Singapore Domiciled Loan Party constituting unlawful financial assistance within the meaning of Section 76 of the Companies Act (Chapter 50) of Singapore.

5.10.10 UK Limitations. With respect to the liability of a UK Domiciled Loan Party under its Foreign Cross-Guarantee, such Foreign Cross-Guarantee does not apply to any liability to the extent that it would result in the Foreign Cross-Guarantee from such UK Domiciled Loan Party constituting unlawful financial assistance within the meaning of sections 678 or 679 of the Companies Act 2006.

5.10.11 Norwegian Limitations. Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, the liability (including any guarantee, undertaking, obligation, indemnity and payment (including distributions, cash-sweeps, credits, loans and set-offs)) of a Norwegian Domiciled Loan Party under its Foreign Cross-Guarantee and under any other provision of any Loan Document shall be limited by such mandatory provisions of Norwegian law applicable to each Norwegian Domiciled Loan Party or any of them limiting its or their legal capacity or ability to grant any guarantee, security or other financial assistance (including, but not limited to, the provisions of Sections 8-7 and 8-10 of the Norwegian Private Limited Liability Companies Act of 1997 (Nw. aksjeloven). If and to the extent applicable, the provisions of (and/or principles derived from) the Norwegian Financial Contracts Act of 1999 (Nw. finansavtaleloven) (to the extent not mandatory provisions) shall not apply to any of the Loan Documents. The liability of a Norwegian Domiciled Loan Party under its Foreign Cross-Guarantee shall be limited to a maximum amount of USD 120,000,000 (as such amount may be increased from time to time in writing among the Agent and the Norwegian Borrowers) plus interest and costs.

5.10.12 Joint Enterprise. Each Borrower has requested that Agent, Fronting Banks and Lenders make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically. Borrowers and Guarantors make up a related organization of various entities constituting a single economic and business enterprise so that Borrowers and Guarantors share an identity of interests such that any benefit received by any one of them benefits the others. Borrowers and Guarantors render services to or for the benefit of the other Borrowers and/or Guarantors, as the case may be, purchase or sell and supply goods to or from or for the benefit of the others, make loans, advances and provide other financial accommodations to or for the benefit of the other Borrowers and Guarantors (including, inter alia, the payment by Borrowers and Guarantors of creditors of the other Borrowers or Guarantors and guarantees by Borrowers and Guarantors of indebtedness of the other Borrowers and Guarantors and provide administrative, marketing, payroll and management services to or for the benefit of the other Borrowers and Guarantors). Borrowers and Guarantors have centralized accounting and legal services, certain common officers and directors and generally do not provide consolidating financial statements to creditors. Borrowers acknowledge and agree that Agent’s, Fronting Banks’ and Lenders’ willingness to extend credit to Borrowers and to administer the Collateral on a combined basis, as set forth herein, is done solely as an accommodation to Borrowers and at Borrowers’ request.

5.10.13 Subordination. Each Loan Party hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Loan Party, howsoever arising, to the Full Payment of all Secured Obligations.

5.11 Currency Matters.

Dollars are the currency of account and payment for each and every sum at any time due from Borrowers hereunder unless otherwise specifically provided in this Agreement, any other Loan Document or otherwise agreed to by Agent; provided, that

(a) each repayment of a Revolver Loan, LC Obligation or a part thereof shall be made in the currency in which such Revolver Loan or LC Obligation is denominated at the time of that repayment;

(b) each payment of interest shall be made in the currency in which the principal or other sum in respect of which such interest is denominated;

(c) (i) each payment of fees pursuant to Section 3.2.1(i) shall be in Dollars, (ii) each payment of fees pursuant to Section 3.2.1(a) shall be in Dollars or Australian Dollars, (iii) each payment of fees pursuant to Section 3.2.1(b) or (d) shall be in Dollars or Euros, (iv) each payment of fees pursuant to Section 3.2.1(e) shall be in Dollars or New Zealand Dollars, (v) each payment of fees pursuant to Section 3.2.1(f) shall be in Dollars or Norwegian Kroner, (vi) each payment of fees pursuant to Section 3.2.1(g) shall be in Dollars, and (vii) each payment of fees pursuant to Section 3.2.1(h) shall be in Dollars or Sterling, which payment currency in the case of clauses (ii) through (vii) above shall be at the option of the Applicable Foreign Borrowers of the relevant Borrower Group and, in the case of the Norwegian Borrowers, at the option of the European Loan Party Agent, with the amount of any such payment made in a currency other than Dollars determined by the Agent based on the Exchange Rate;

(d) each payment of fees pursuant to Sections 3.2.2 through 3.2.10 (other than Section 3.2.10(a) which shall be paid in Dollars) shall be in the currency of the underlying Letter of Credit; and

(e) each payment in respect of Extraordinary Expenses and any other costs, expenses and indemnities shall be made in the currency in which the same were incurred by the party to whom payment is to be made.

No payment to any Credit Party or any Security Trustee (whether under any judgment or court order or otherwise) shall discharge the obligation or liability of the Loan Party in respect of which it was made unless and until such Credit Party or such Security Trustee shall have received Full Payment in the currency in which such obligation or liability is payable pursuant to the above provisions of this Section 5.11. Agent has the right, at the expense of the applicable Loan Party, to convert any payment made in an incorrect currency into the applicable currency required under this Agreement. To the extent that the amount of any such payment shall, on actual conversion into such currency, fall short of such obligation or liability actual or contingent expressed in that currency, such Loan Party (together with the other Loan Parties within its Loan Party Group or other obligors pursuant to any Guarantee of the Obligations of such Loan Party Group) agrees to indemnify and hold harmless such Credit Party or such Security Trustee, with respect to the amount of the shortfall with respect to amounts payable by such Loan Party hereunder, with such indemnity surviving the termination of this Agreement and any legal proceeding, judgment or court order pursuant to which the original payment was made which resulted in the shortfall. To the extent that the amount of any such payment to a Credit Party or a Security Trustee shall, upon an actual conversion into such currency, exceed such obligation or liability, actual or contingent, expressed in that currency, such Credit Party or such Security Trustee shall return such excess to the members of the affected Borrower Group.

SECTION 6. CONDITIONS PRECEDENT

6.1 Conditions Precedent to Initial Loans.

In addition to the conditions set forth in Section 6.2, Lenders and Fronting Banks shall not be required to fund any requested Loan, issue any Letter of Credit, or otherwise extend credit to Borrowers hereunder, until the date (“Closing Date”) on which each of the following conditions has been satisfied (and with respect to deliveries of Loan Documents, each such delivery shall be fully-executed (where applicable) and in form and substance reasonably satisfactory to the Agent and its counsel):

(a) Loan Documents. Notes shall have been executed by each Borrower within a Borrower Group and delivered to each Applicable Lender that requests issuance of a Note at least three Business Days prior to the Closing Date. Each other Loan Document shall have been duly executed (where applicable) by each of the signatories thereto (including, without limitation, each lender party to the Existing Loan Agreement that is continuing as a Lender hereunder) and delivered to the Agent, and each Loan Party shall be in compliance with all terms thereof.

(b) Deposit Account Control Agreements. Agent shall have received evidence of the establishment of each Dominion Account and related lockboxes, together with fully-executed Deposit Account Control Agreements with respect thereto and covering the other Deposit Accounts listed on Schedule 5 to the Perfection Certificate or otherwise required to be subject to a Deposit Account Control Agreement hereunder (other than Excluded Deposit Accounts).

(c) Securities Account Control Agreements. Agent shall have received fully-executed Securities Account Control Agreements covering the Securities Accounts listed on Schedule 5 to the Perfection Certificate or otherwise required to be subject to a Securities Account Control Agreement hereunder.

(d) Perfected First-Priority Liens. The Agent shall have received (i) reasonably satisfactory evidence that the Agent and/or Security Trustees shall have a valid and perfected first priority (except as otherwise permitted hereunder) Lien, security interest and hypothecation in the Collateral (including acknowledgments of all filings or recordations necessary to perfect its Liens in the Collateral)) and (ii) releases, satisfactions and payoff letters terminating all Liens not permitted under Section 10.2.2.

(e) Lien Searches. The Agent shall have received Lien searches and other evidence reasonably satisfactory to Agent that its and/or Security Trustees’ Liens are the only Liens upon the Collateral, except Liens permitted under Section 10.2.2 and Liens being terminated under Section 6.1(d).

(f) Payment of Recording Costs. All filing and recording fees and taxes shall have been duly paid or arrangements reasonably satisfactory to the Agent shall have been made for the payment thereof.

(g) Closing Certificates. The Agent shall have received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit H-1 with respect to the Australian Domiciled Loan Parties, Exhibit H-2 with respect to the Belgian Domiciled Loan Parties, Exhibit H-3 with respect to the Canadian Domiciled Loan Parties, Exhibit H-4 with respect to the Dutch Domiciled Loan Parties, Exhibit H-5 with respect to the Norwegian Domiciled Loan Parties, Exhibit H-6 with respect to the UK Domiciled Loan Parties, and Exhibit H-7 with respect to the U.S. Domiciled Loan Parties, in each case with appropriate insertions, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Loan Party, and attaching the documents referred to in Section 6.1(h).

(h) Organic Documents; Incumbency. The Agent shall have received a copy of (i) each Organic Document of each Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority, (ii) signature and incumbency certificates of the Senior Officers of each Loan Party executing the Loan Documents to which it is a party; (iii) in respect of a Belgian Domiciled Loan Party, a KBO certificate and the results of a search in the Belgian Central Solvency Register, each not older than 10 Business Days from the Closing Date; (iv) resolutions of the Board of Directors or similar governing body of each Loan Party, certified as of the Closing Date by its secretary or an assistant secretary (or local law equivalent (if applicable)) as being in full force and effect without modification or amendment, (A) approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) in the case of each Borrower, the extensions of credit contemplated hereunder, and (C) in respect of a Belgian Domiciled Loan Party, setting out the reasons why the board of directors of that Belgian Domiciled Loan Party considered that the entry into this Agreement, any Guarantee (as the case may be) and the Belgian Security Agreements to which it is proposed to be a party, is of benefit to that Belgian Domiciled Loan Party; (v) a good standing certificate (or other similar instrument) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation (to the extent a good standing certificate or similar instrument may be obtained in such jurisdiction); and (vi) in respect of a Belgian Domiciled Loan Party and to the extent required pursuant to the Belgian Code of Companies and Associations and/or its articles of association, a resolution of the shareholders meeting or a written resolution of all shareholders of that Belgian Domiciled Loan Party approving the provisions of the Loan Documents to which it is proposed to be a party.

(i) Fees. Bank of America shall have received the fees to be received on the Closing Date set forth in the Fee Letter. The Lenders shall have received the fees in the amounts previously agreed in writing by the Agent, MRC US and such Lenders to be received on the Closing Date, and all reasonable and documented out-of-pocket expenses of the Agent and Security Trustees (including the reasonable and documented fees, disbursements and other charges of counsel (which shall be limited to the reasonable and documented out-of-pocket legal fees and expenses of Haynes and Boone, LLP, U.S. counsel to Agent and Security Trustees, Norton Rose Fulbright, foreign counsel to Agent and Security Trustees (other than in Belgium, New Zealand and Norway), LYDIAN, Belgian counsel to Agent and Security Trustees, BA-HR, Norwegian counsel to Agent and Security Trustees, and, if necessary, of one local counsel in each other relevant jurisdiction (which may include a local counsel acting in multiple jurisdictions)) for which invoices have been presented prior to the Closing Date shall have been paid.

(j) Solvency Certificate. On the Closing Date, the Agent shall have received a certificate from a Senior Officer of the North American Loan Party Agent, with appropriate attachments and demonstrating that after giving effect to the consummation of the transactions contemplated by this Agreement, the Borrowers and the Guarantors, taken as a whole, are Solvent.

(k) Historical Financial Statements. Lenders shall have received the Historical Financial Statements.

(l) Financial Projections. The Agent shall have received financial projections of the Borrowers, which shall be reasonably acceptable to the Agent.

(m) Insurance. Certificates of insurance evidencing the existence of insurance to be maintained by the Loan Parties pursuant to Section 10.1.5 and, if applicable, the designation of the Agent or a Security Trustee as lender’s loss payee as its interest may appear thereunder, in each case, in form and substance satisfactory to the Agent.

(n) Borrowing Base Certificate. The Agent shall have received Borrowing Base Certificates setting forth each Borrowing Base, in each case, effective as of July 31, 2021.

(o) Perfection Certificate. The Loan Parties shall deliver to the Agent a completed Perfection Certificate, executed and delivered by a Senior Officer of such Loan Party, together with all attachments contemplated thereby.

(p) Legal Opinions. The Agent shall have received reasonably satisfactory opinions of counsel to the Loan Parties, in each case, customary for transactions of this type (which shall cover, among other things, authority, legality, validity, binding effect and enforceability of the Loans and the creation and perfection of Liens in the Collateral) and of appropriate local counsel (including Australian, Belgian, Canadian, Dutch, Norwegian and UK counsel).

(q) No Material Adverse Change. There shall not have occurred since December 31, 2020 any Material Adverse Change or any event or condition that has had or could be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect.

(r) Excess Availability. Upon giving effect to the initial funding of Loans and issuance of Letters of Credit, and the payment by the Borrowers of all fees and expenses incurred in connection herewith and due on the Closing Date, as well as the amount of any payables stretched beyond their customary payment practices, Excess Availability shall be at least $250,000,000.

(s) No Litigation. There shall be no action, suit, investigation litigation or proceeding pending or threatened in any court or before any arbitrator or Governmental Authority that could reasonably be expected to have a Material Adverse Effect or to materially and adversely affect this Agreement (or the transactions contemplated hereby).

(t) Third-Party Consents. The Agent shall have received a certificate of a Senior Officer of each Loan Party either (i) attaching copies of all consents, licenses and approvals required or appropriate to be obtained from any Governmental Authority or other third-party in connection with the execution, delivery and performance by and the validity against each Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (ii) stating that no such consents, licenses or approvals are so required.

(u) Due Diligence. Agent and Joint Lead Arrangers shall have satisfactorily completed their due diligence, including such collateral reviews, field examinations, audits, appraisals, assessments and other reviews as Agent and Joint Lead Arrangers deem appropriate.

(v) Know Your Customer. Any information reasonably required by a Lender and any other Secured Party to enable it to meet its internal “know your customer” compliance requirements and normal operating procedures shall have been delivered.

(w) Preferred Stock Holder Consent. The Agent shall have received a consent executed by the holder of Preferred Stock with respect to the amendment and restatement of the Existing Loan Agreement, which consent shall be in form and substance reasonably satisfactory to the Agent and effective on or prior to the Closing Date.

For purposes of determining compliance with the conditions specified in this Section 6.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable to a Lender or the Agent unless the Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

6.2 Conditions Precedent to All Credit Extensions.

The Agent, Fronting Banks and Lenders shall not be required to fund any Loans, arrange for issuance of any Letters of Credit or grant any other accommodation to or for the benefit of Borrowers (including the initial Loans on the Closing Date), unless the following conditions are satisfied:

(a) No Default or Event of Default shall exist at the time of, or result from, such funding, issuance or grant;

(b) The representations and warranties of each Loan Party in the Loan Documents shall be true and correct in all material respects (or, with respect to representations and warranties qualified by materiality, in all respects) as of the date of such extension of credit (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date);

(c) Subject to Sections 2.1.4 and 2.1.5, Availability of not less than the amount of the proposed Borrowing shall exist, no Overadvance shall exist or would result therefrom and the Total Revolver Exposure would not exceed the Commitments;

(d) With respect to the issuance of a Letter of Credit, the applicable LC Conditions shall be satisfied; and

(e) With respect to the funding of any Revolver Loan or arrangement for issuance of any Letter of Credit to a Foreign Borrower, or grant of any other accommodation to or for the benefit of any Foreign Borrower, the requirements of Section 2.12 are satisfied, if applicable.

Each request (or any deemed request, except a deemed request in connection with a Protective Advance or pursuant to Sections 2.2.2(a), 2.3.2(a), 2.4.2(a), 2.5.2(a), 2.6.2(a), 2.7.2(a), 2.8.2(a), 2.9.2(a), or 2.10.2(a)) by a Loan Party Agent or any Borrower for funding of a Loan, issuance of a Letter of Credit or grant of an accommodation shall constitute a representation by all Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of such funding, issuance or grant.

Upon satisfaction on the Closing Date of all the conditions specified in Sections 6.1 and 6.2, (i) the Existing Loan Agreement will be amended and restated by this Agreement (with all loans outstanding thereunder and the Existing Letters of Credit being renewed and continued) and all Liens securing obligations under the Existing Loan Agreement and the Security Documents shall be automatically continued and (ii) such adjustments shall be made as Agent shall specify so that the outstanding Revolver Loans and LC Obligations applicable to each Lender equals its Pro Rata share thereof (after giving effect to this Agreement).

SECTION 7. COLLATERAL

7.1 Grant of Security Interest.

To secure the prompt payment and performance of all Secured Obligations (including all Secured Obligations of the Guarantors) whether arising under the Credit Documents or otherwise, each U.S. Domiciled Loan Party and each Canadian Domiciled Loan Party hereby grants to the Agent (and confirms that the Agent already possesses), for the benefit of the Secured Parties, a continuing security interest in and Lien upon all of the following Property of such Loan Party, whether now owned or hereafter acquired, and wherever located:

(i) all Accounts and all Payment Intangibles;

(ii) all Inventory or Documents, customs receipts, insurance certificates, shipping documents and other written materials related to the purchase or import of any Inventory;

(iii) all Specified Revolving Credit Collateral;

(iv) all Deposit Accounts (other than the Net Available Cash Account, to the extent that it constitutes a Deposit Account) and Securities Accounts (other than the Net Available Cash Account, to the extent it constitutes a Securities Account), including all cash, marketable securities, securities entitlements, financial assets and other funds held in or on deposit in any of the foregoing;

(v) monies, cash and deposits;

(vi) all Records, Supporting Obligations and related Letter-of-Credit Rights, Commercial Tort Claims or other claims and causes of action, in each case, to the extent not primarily related to Term Priority Lien Collateral; and

(vii) to the extent not otherwise included, all substitutions, replacements, accessions, products and proceeds (including, insurance proceeds, investment property, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing.

7.2 Lien on Deposit Accounts; Cash Collateral.

7.2.1 Deposit Accounts. Each Loan Party hereby authorizes and directs each bank or other depository to deliver to the Agent and the Security Trustees, upon request, all balances (other than the minimum balances required to be retained therein by the related depository bank and agreed to by the Agent) in any Deposit Account and Dominion Account maintained by such Loan Party, without inquiry into the authority or right of Agent or any Security Trustee to make such request.

7.2.2 Cash Collateral. Any Cash Collateral may be invested, at Agent’s discretion, in Permitted Investments, but Agent shall have no duty to do so, regardless of any agreement or course of dealing with any Loan Party, and shall have no responsibility for any investment or loss. To further secure the prompt payment and performance of all Secured Obligations, each U.S. Domiciled Loan Party and each Canadian Domiciled Loan Party hereby grants to Agent, for the benefit of the Secured Parties, a continuing security interest in and Lien on all Cash Collateral of such Loan Party from time to time and all proceeds thereof, whether such Cash Collateral is held in a Cash Collateral Account or otherwise. Loan Parties organized or incorporated outside of the U.S. and Canada shall grant Liens to the applicable Security Trustee on Cash Collateral pursuant to the relevant Security Documents. Agent and each Security Trustee may apply Cash Collateral of (i) a U.S. Domiciled Loan Party and Canadian Domiciled Loan Party to the payment of any Secured Obligations, (ii) an Australian Domiciled Loan Party to the payment of any Australian Facility Secured Obligations, (iii) a Belgian Domiciled Loan Party to the payment of any Belgian Facility Secured Obligations, (iv) a Dutch Domiciled Loan Party to the payment of any Dutch Facility Secured Obligations, (v) a New Zealand Domiciled Loan Party to the payment of any New Zealand Facility Secured Obligations, (vi) a Norwegian Domiciled Loan Party to the payment of any Norwegian Facility Secured Obligations, (vii) a Singapore Domiciled Loan Party to the payment of any Singapore Facility Secured Obligations, and (viii) a UK Domiciled Loan Party to the payment of any UK Facility Secured Obligations, in each case, in such order as Agent may elect, as they become due and payable. Each Cash Collateral Account and all Cash Collateral shall be under the sole dominion and control of Agent and the Security

Trustees. No U.S. Domiciled Loan Party, Canadian Domiciled Loan Party or other Person claiming through or on behalf of any U.S. Domiciled Loan Party or Canadian Domiciled Loan Party shall have any right to any Cash Collateral, until Full Payment of all Secured Obligations. No Australian Domiciled Loan Party or other Person claiming through or on behalf of any Australian Domiciled Loan Party shall have any right to any Cash Collateral, until Full Payment of all Australian Facility Secured Obligations. No Belgian Domiciled Loan Party or other Person claiming through or on behalf of any Belgian Domiciled Loan Party shall have any right to any Cash Collateral, until Full Payment of all Belgian Facility Secured Obligations. No Dutch Domiciled Loan Party or other Person claiming through or on behalf of any Dutch Domiciled Loan Party shall have any right to any Cash Collateral, until Full Payment of all Dutch Facility Secured Obligations. No New Zealand Domiciled Loan Party or other Person claiming through or on behalf of any New Zealand Domiciled Loan Party shall have any right to any Cash Collateral, until Full Payment of all New Zealand Facility Secured Obligations. No Norwegian Domiciled Loan Party or other Person claiming through or on behalf of any Norwegian Domiciled Loan Party shall have any right to any Cash Collateral, until Full Payment of all Norwegian Facility Secured Obligations. No Singapore Domiciled Loan Party or other Person claiming through or on behalf of any Singapore Domiciled Loan Party shall have any right to any Cash Collateral, until Full Payment of all Singapore Facility Secured Obligations. No UK Domiciled Loan Party or other Person claiming through or on behalf of any UK Domiciled Loan Party shall have any right to any Cash Collateral, until Full Payment of all UK Facility Secured Obligations.

7.3 Other Collateral.

7.3.1 Commercial Tort Claims. North American Loan Party Agent shall, within 10 days of a Senior Officer becoming aware thereof, notify Agent in writing if any U.S. Domiciled Loan Party has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, Commercial Tort Claims reasonably expected to result in awarded damages (net of anticipated legal expenses relating thereto) of less than $5,000,000 in aggregate) and, upon Agent’s request, shall promptly take such actions as Agent deems appropriate to confer upon Agent (for the benefit of Secured Parties) a duly perfected, first priority Lien upon such claim.

7.3.2 Certain After-Acquired Collateral. If any assets are acquired by any Loan Party after the Closing Date (other than assets constituting Collateral under the Security Documents that become subject to the perfected or valid Lien of the Security Documents upon acquisition thereof) that are of the nature secured by the Security Documents, the applicable Loan Party Agent will notify the Agent, and, if requested by the Agent, such Loan Party will cause such assets to be subjected to a Lien securing the applicable Secured Obligations and will take, and cause the other Loan Parties to take, such actions as shall be necessary or reasonably requested by the Agent to grant and perfect such Liens consistent with the applicable requirements of the Security Documents, including actions described in Section 7.6, all at the expense of the Loan Parties. Without limiting the foregoing, a Loan Party Agent shall notify Agent in writing within 30 days if, after the Closing Date, any Loan Party (except, in the case of clauses (b) through (e), to the extent such assets are not of a type intended to be secured by the Security Documents of the relevant Loan Party Group) obtains any interest in any Property consisting of (a) Deposit Accounts other than Excluded Deposit Accounts, (b) Chattel Paper, (c) negotiable Documents, (d)

promissory notes and other Instruments (other than checks) or (e) Investment Property consisting of any Securities Account and, upon Agent’s reasonable request, shall promptly take such actions as Agent or its Security Trustee reasonably deems appropriate to effect a duly perfected, first priority Lien upon such Collateral (so long as it does not constitute Term Priority Lien Collateral), including obtaining any appropriate possession, control agreement or lien waiver (it being understood that there shall be no requirement to obtain lien waivers not obtainable with commercially reasonable efforts), as appropriate and/or executing such additional Security Documents as may be reasonably requested by Agent or a Security Trustee. If any Collateral is in the possession of a third party, at Agent’s request, the applicable Loan Party having rights in such Collateral shall use commercially reasonable efforts to obtain a Collateral Access Agreement in favor of the Agent and the applicable Security Trustee in each case to the extent the Cost of Inventory held by such third person exceeds the lesser of (i) $5,000,000 and (ii) five percent (5%) of the Borrower Group Commitments of the applicable Borrower Group.

7.4 Limitation on Permitted Discretion.

(a) The Agent shall have the right to establish, modify or eliminate Reserves against Eligible Accounts and Eligible Inventory from time to time in its Permitted Discretion. In addition, the Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the applicable criteria, to establish new criteria and to adjust advance rates with respect to Eligible Accounts and Eligible Inventory, in its Permitted Discretion, subject to Section 14.1.1.

(b) Notwithstanding the foregoing or any provision in this Agreement to the contrary, circumstances, conditions, events or contingencies arising prior to the Closing Date and disclosed to the Agent prior to the Closing Date shall not be the basis for any establishment or modification of Reserves, eligibility criteria or advance rates unless (i) in the case of Reserves and eligibility criteria, such Reserves or eligibility criteria were established on the Closing Date or (ii) such circumstances, conditions, events or contingencies shall have changed in any material respect since the Closing Date.

(c) Any exercise of Permitted Discretion with respect to Reserves shall be based on a good faith reasonable determination of the Agent that (i) the circumstances, conditions, events or contingencies giving rise thereto will or reasonably could be expected to adversely affect a material portion of the value of the Eligible Accounts or Eligible Inventory in any Borrowing Base, the enforceability or priority of the Agent’s or a Security Trustee’s Liens thereon or the amount the Secured Parties would likely receive in the liquidation of any material portion of Eligible Accounts or Eligible Inventory in any Borrowing Base and (ii) the proposed action to be taken by the Agent to mitigate the effects described in clause (i) (including the amount of any Reserves) bears a reasonable relationship to the circumstance, condition, event or other contingency that is the basis therefor.

(d) Upon delivery of notice to a Loan Party Agent by the Agent of its intent to establish or increase Reserves, the Agent shall be available to discuss the proposed Reserves or increase, and Borrowers may take such action as may be required so that the circumstance, condition, event or other contingency that is the basis for such Reserves or increase no longer exists, in a manner and to the extent reasonably satisfactory to the Agent in the exercise of its Permitted Discretion. In no event shall such notice and opportunity limit the right of the Agent to establish or change such Reserves, unless the Agent shall have determined in its Permitted Discretion that the circumstance, condition, event or other contingency that is the basis for such new Reserves or such change no longer exists or has otherwise been adequately addressed by Borrowers.

(e) This Section 7.4 shall not apply to the Term Loan Maturity Reserve or Bank Product Reserves for Qualified Secured Bank Product Obligations which may be established and modified in accordance with the definitions therefor.

7.5 No Assumption of Liability.

The Lien on Collateral granted hereunder is given as security only and shall not subject Agent, any Security Trustee or any Lender to, or in any way modify, any obligation or liability of Loan Parties relating to any Collateral.

7.6 Further Assurances.

Each Loan Party will promptly execute any and all further documents, financing statements, agreements, title certificates, assignments and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), which may be required under any Applicable Law, or which the Agent, any Security Trustee or the Required Borrower Group Lenders may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the Liens created or intended to be created by the Security Documents, or otherwise to give effect to the intent of this Agreement, all at the expense of the Loan Parties.

7.7 Limitations.

In no event shall the grant of any Lien under any Loan Document secure an Excluded Swap Obligation of the granting Loan Party.

SECTION 8. COLLATERAL ADMINISTRATION

8.1 Administration of Accounts.

8.1.1 Records and Schedules of Accounts. Each Loan Party shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to Agent sales, collection, reconciliation and other reports in form reasonably satisfactory to Agent in accordance with Section 10.1.1(g). If the collectability of Accounts of all Borrowers in an aggregate face amount exceeding $10,000,000 is impaired, then a Loan Party Agent shall notify Agent of such occurrence promptly (and in any event within one Business Day) after any Loan Party has knowledge thereof.

8.1.2 Taxes. If an Account of any Loan Party includes a charge for any Taxes, Agent is authorized, in its discretion, if the applicable Loan Party has not paid such Taxes when due, to pay the amount thereof to the proper Governmental Authority for the account of such Loan Party and to charge the Loan Parties therefor; provided, that neither Agent nor any other Secured Party shall be liable for any Taxes that may be due from the Loan Parties or with respect to any Collateral.

8.1.3 Account Verification. During a Default, Event of Default or Cash Dominion Event, Agent shall have the right, in the name of Agent, any designee of Agent or any Loan Party, to verify the validity, amount or any other matter relating to any Accounts of the Loan Parties by mail, telephone or otherwise. Loan Parties shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

8.1.4 Maintenance of Dominion Accounts. Borrowers shall maintain Dominion Accounts pursuant to lockbox or other arrangements reasonably acceptable to Agent. Borrowers shall obtain a Deposit Account Control Agreement from each lockbox servicer and Dominion Account bank, establishing Agent’s (or a Security Trustee’s) control over and Lien in the lockbox or Dominion Account, requiring immediate deposit of all remittances received in the lockbox to a Dominion Account and waiving offset rights of such servicer or bank, except for customary administrative charges. Dominion Accounts for Belgian Borrowers and Dutch Borrowers must be maintained exclusively at Bank of America. Dominion Accounts for Australian Borrowers, New Zealand Borrowers, Singapore Borrowers and UK Borrowers must be maintained exclusively at Bank of America and shall be under the sole dominion and exclusive control of Agent (or its Security Trustee) whether or not a Cash Dominion Event exists; provided, that collected funds will be disbursed from such Dominion Accounts in the discretion of Agent. If a Dominion Account for Canadian Borrowers, Norwegian Borrowers or U.S. Borrowers is not maintained with Bank of America, Agent may, during the existence of any Cash Dominion Event, require immediate transfer of all cash receipts in such account to a Dominion Account maintained with Bank of America. Agent, Security Trustees and Lenders assume no responsibility to Loan Parties for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank. With respect to Belgian Borrowers, Canadian Borrowers, Dutch Borrowers, Norwegian Borrowers and U.S. Borrowers, Agent (or a Security Trustee) may exercise sole dominion and exclusive control over Dominion Accounts and other Deposit Accounts subject to a Deposit Account Control Agreement during a Cash Dominion Event.

8.1.5 Proceeds of Collateral. Borrowers shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to Collateral are made directly to a Dominion Account (or a lockbox relating to a Dominion Account). If any Borrower receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for Agent and the Security Trustees and within one (1) Business Day deposit same into a Dominion Account. Restricted Subsidiaries domiciled outside of the U.S. may participate in cash pooling arrangements that are structured and documented in a manner reasonably satisfactory to Agent and Security Trustees; provided, that (i) collections of Foreign Borrowers and Canadian Borrowers must be (A) separated from disbursements and (B) segregated from collections of other Subsidiaries that are not Foreign Borrowers or Canadian Borrowers and (ii) during a Cash Dominion Event, Agent and Security Trustees may cease the transfer of funds from the Foreign Borrowers’ and Canadian Borrowers’ collection accounts to any pooled disbursement accounts.

8.2 Administration of Inventory.

8.2.1 Records and Reports of Inventory. Each Loan Party shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and shall submit to Agent inventory and reconciliation reports (which reports shall set forth the Inventory information by location) in form reasonably satisfactory to Agent in accordance with Section 10.1.1(g).

8.2.2 Returns of Inventory. No Loan Party shall return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the Ordinary Course of Business; (b) no Default, Event of Default or Overadvance exists or would result therefrom; (c) Agent is promptly notified if the aggregate value of all Inventory returned in any month exceeds $35,000,000 in the aggregate for all Borrowers; and (d) any payment received by a Loan Party for a return is promptly remitted to Agent for application to the Obligations in accordance with Section 5.5 or 5.6, as applicable.

8.2.3 Storage and Maintenance. Loan Parties shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity in all material respects with all Applicable Law, including the FLSA, if applicable, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where any Collateral is located.

8.3 Administration of Deposit Accounts.

Schedule 8.3 sets forth all Deposit Accounts maintained by Borrowers as of the date hereof, including all Dominion Accounts. Each Loan Party shall take all actions necessary to establish Agent’s (or its Security Trustee’s) control of each Deposit Account through a Deposit Account Control Agreement (other than Excluded Deposit Accounts). For Deposit Accounts held in Norway, “control” means for the purpose of this Section 8.3 that a notice and acknowledgment is in place with the account bank and that the account holder may freely dispose over the amounts standing to the credit of the Deposit Account until instructions are received by the account bank from Agent under such notice and acknowledgment following which the account bank shall only act at the discretion of Agent. A Loan Party shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than Agent or a Security Trustee) to have control over a Deposit Account or any Property deposited therein. Notwithstanding the preceding sentence, a U.S. Domiciled Loan Party may establish a deposit account that does not contain proceeds of Loans, Inventory, Accounts or Specified Revolving Credit Collateral, which deposit account shall be (a) identified as such in writing to the Agent and (b) solely for the deposit of proceeds from the sale of Term Priority Lien Collateral pending final application thereof to the Term Loans (such account, the “Net Available Cash Account”). A Loan Party Agent shall promptly notify Agent of any opening or closing of a Deposit Account and will amend Schedule 8.3 to reflect same.

8.4 General Provisions.

8.4.1 Location of Collateral. (a) All tangible items of Collateral, other than Inventory in transit, shall at all times be kept by Loan Parties at the Borrowers’ business locations set forth in Schedule 8.4.1 (with such updates thereto as Agent may agree to accept from time to time, including updates provided under the Existing Loan Agreement), except that Loan Parties may (i) make sales or other dispositions of Collateral in accordance with Section 10.2.4; (ii) in the case of any U.S. Domiciled Loan Party, move Collateral to another location in the United States; (iii) in the case of any UK Domiciled Loan Party, move Collateral to another location in the United Kingdom; (iv) in the case of a Canadian Domiciled Loan Party, move Collateral to another location in Canada set forth on Schedule 8.4.1 or, (1) upon 15 Business Days prior written notice to Agent, and (2) so long as all actions shall have been taken prior to such move to ensure that the Agent has a perfected first priority security interest in and Lien on such Collateral, any other location in Canada; (v) in the case of any Australian Domiciled Loan Party, move Collateral to another location in Australia; (vi) in the case of any Belgian Domiciled Loan Party, move Collateral to another location in Belgium; (vii) in the case of any Dutch Domiciled Loan Party, move Collateral to another location in the Netherlands; (viii) in the case of any New Zealand Domiciled Loan Party, move Collateral to another location in New Zealand; (ix) in the case of any Norwegian Domiciled Loan Party, move Collateral to another location in Norway; and (x) in the case of any Singapore Domiciled Loan Party, move Collateral to another location in Singapore.

(b) Each Loan Party shall maintain insurance with respect to the Collateral, covering casualty, hazard, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers (having a Best’s Financial Strength Rating of at least A-VII, unless otherwise approved by Agent) as are reasonably satisfactory to Agent. From time to time upon request, Loan Parties shall deliver to Agent the originals or certified copies of their insurance policies. Unless Agent shall agree otherwise (giving due consideration to what is commercially available in the insurance market for the applicable jurisdiction), each policy shall include satisfactory endorsements (i) showing Agent (or its Security Trustee) as lender’s loss payee, as appropriate; (ii) requiring at least 10 days’ prior written notice to Agent (or such shorter period as agreed to by Agent) in the event of cancellation of the policy for any reason whatsoever; and (iii) specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Loan Party or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy. If any Loan Party fails to provide and pay for any insurance, Agent may, at its option, but shall not be required to, procure the insurance and charge such Loan Party therefor. Each Loan Party agrees to deliver to Agent, promptly upon the request of Agent, copies of all reports made to insurance companies. While no Event of Default exists, Loan Parties may settle, adjust or compromise any insurance claim, as long as the proceeds are delivered to Agent. If an Event of Default has occurred and is continuing, only Agent shall be authorized to settle, adjust and compromise such claims.

8.4.2 Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral of a Loan Party Group, all Taxes payable with respect to any Collateral of a Loan Party Group (including any sale thereof), and all other payments required to be made by Agent or a Security Trustee to any Person to realize upon any Collateral of a Loan Party Group, shall be borne and paid by Loan Parties of such Loan Party Group. Neither Agent nor any Security Trustee shall be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s or such Security Trustee’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Loan Parties’ sole risk.

8.4.3 Defense of Title to Collateral. Each Loan Party shall at all times defend its title to Collateral and Agent’s or Security Trustees’ Liens therein against all Persons, claims and demands whatsoever, except Permitted Liens.

8.5 Power of Attorney.

Each of the Canadian Domiciled Loan Parties and U.S. Domiciled Loan Parties hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as such Loan Party’s true and lawful attorney (and agent-in-fact), coupled with an interest, for the purposes provided in this Section. Agent, or Agent’s designee, may, without notice and in either its or a Loan Party’s name, but at the cost and expense of such Loan Parties within such Loan Party’s Loan Party Group:

(a) Endorse a Canadian Domiciled Loan Party’s or a U.S. Domiciled Loan Party’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent’s possession or control; and

(b) During the continuance of an Event of Default, (i) notify any Account Debtors of a Canadian Domiciled Loan Party or a U.S. Domiciled Loan Party of the assignment of their Accounts, demand and enforce payment of such Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to such Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral of the Canadian Domiciled Loan Parties or the U.S. Domiciled Loan Parties, or any legal proceedings brought to collect Accounts or Collateral of the Canadian Domiciled Loan Parties or the U.S. Domiciled Loan Parties; (iii) sell or assign any Accounts and other Collateral of the Canadian Domiciled Loan Parties or the U.S. Domiciled Loan Parties upon such terms, for such amounts and at such times as Agent deems advisable; (iv) collect, liquidate and receive balances in Deposit Accounts or Securities Accounts of the Canadian Domiciled Loan Parties or the U.S. Domiciled Loan Parties, and take control, in any manner, of proceeds of Collateral of the Canadian Domiciled Loan Parties or the U.S. Domiciled Loan Parties; (v) prepare, file and sign a Canadian Domiciled Loan Party’s or a U.S. Domiciled Loan Party’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to a Canadian Domiciled Loan Party or a U.S. Domiciled Loan Party, and notify postal authorities to deliver any such mail to an address designated by Agent; (vii) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral of the Canadian Domiciled Loan Parties or the U.S. Domiciled Loan Parties; (viii) use a Canadian Domiciled Loan Party’s or a U.S. Domiciled Loan Party’s stationery and sign its name to verifications of Accounts and notices to Account Debtors of the Canadian Domiciled Loan Parties or the U.S. Domiciled Loan Parties; (ix) use information contained in any data processing, electronic or information systems relating to Collateral of the Canadian Domiciled Loan Parties or the U.S. Domiciled Loan Parties; (x) make and adjust claims under insurance policies of the Canadian Domiciled Loan Parties or the U.S. Domiciled Loan Parties; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which a Canadian Domiciled Loan Party or a U.S. Domiciled Loan Party is a beneficiary; and (xii) take all other actions as Agent reasonably deems appropriate to fulfill any Canadian Domiciled Loan Party’s or U.S. Domiciled Loan Party’s obligations under the Loan Documents.

8.6 Eligible Pledged Cash Accounts.

The Canadian Borrowers and the U.S. Borrowers may, at any time and from time to time, deposit cash and cash equivalents acceptable to the Agent into the applicable Eligible Pledged Cash Account in an amount not less than $1,000,000, provided that with respect to each deposit, the North American Loan Party Agent shall have delivered to the Agent an updated Borrowing Base Certificate reflecting the increase in the Canadian Borrowing Base or the U.S. Borrowing Base, as applicable, attributable solely to the increase in the Eligible Pledged Cash resulting from such deposit (and the U.S./Canadian Borrowing Base then in effect shall, until the next redetermination thereof in accordance with this Agreement, be determined on the basis of such Borrowing Base Certificate). The Agent shall have exclusive control over withdrawals from any Eligible Pledged Cash Account, provided that the Canadian Borrowers and the U.S. Borrowers may, upon not less than two Business Days’ prior written notice to the Agent by the North American Loan Party Agent, withdraw Eligible Pledged Cash from the applicable Eligible Pledged Cash Account if (i) no Default or Event of Default exists immediately prior to such withdrawal or would exist immediately after giving effect thereto, (ii) immediately after giving effect to such withdrawal (and the corresponding reduction of the U.S./Canadian Borrowing Base), no Overadvance shall result therefrom and (iii) the North American Loan Party Agent shall have delivered to the Agent an updated Borrowing Base Certificate reflecting the reduction in the Canadian Borrowing Base or the U.S. Borrowing Base, as applicable, attributable solely to the reduction in the Eligible Pledged Cash resulting from such withdrawal (and the U.S./Canadian Borrowing Base then in effect shall, until the next redetermination thereof in accordance with this Agreement, be determined on the basis of such Borrowing Base Certificate).

SECTION 9. REPRESENTATIONS AND WARRANTIES

9.1 General Representations and Warranties.

In order to induce the Lenders to enter into this Agreement, to make the Loans and issue or participate in Letters of Credit as provided for herein, each Loan Party (with respect to itself and its Subsidiaries) makes the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit:

9.1.1 Corporate Status. Each Loan Party and each Material Subsidiary (a) is a duly organized or incorporated and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its organization or incorporation (to the extent such jurisdiction provides for the designation of entities organized or incorporated thereunder as existing in good standing) and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and (b) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect. No Loan Party is an Affected Financial Institution or Covered Entity. The information included in the Beneficial Ownership Certification most recently provided to Agent and each Lender is true and complete in all respects.

9.1.2 Corporate Power and Authority. Each Loan Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Loan Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. Each Loan Party has duly executed and delivered and has stamped or will stamp within the appropriate time frame (where applicable) each Loan Document to which it is a party and each such Loan Document constitutes the legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity. Each Loan Party is in compliance with all laws, orders, writs and injunctions except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

9.1.3 No Violation. Neither the execution, delivery or performance by any Loan Party of the Loan Documents to which it is a party nor compliance with the terms and provisions thereof nor the consummation of the transactions contemplated hereby or thereby will (a) contravene any material provision of any Applicable Law applicable to such Loan Party (including without limitation in respect of the Australian Borrowers, Part 2J.3 of the Corporations Act (2001 (Cth)), (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Loan Party or any of the Restricted Subsidiaries (other than Liens created under the Loan Documents) pursuant to, the terms of any material indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other material instrument to which such Loan Party or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound or (c) violate any provision of the Organic Documents of such Loan Party or any of the Restricted Subsidiaries.

9.1.4 Litigation. There are no actions, suits, arbitrations or proceedings (including Environmental Claims) pending or, to the knowledge of such Loan Party, threatened with respect to such Loan Party or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect or a Material Adverse Change.

9.1.5 Margin Regulations. Neither such Loan Party nor any of its Subsidiaries is engaged principally, as one or more of its important activities, in the business of extending credit for the purpose of purchasing or carrying any “margin stock” as defined in Regulation U. Neither the making of any Loan or any issuance of Letter of Credit hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, U or X of the Board of Governors.

9.1.6 Governmental Approvals. The execution, delivery and performance of each Loan Document does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (a) such as have been obtained or made and are in full force and effect, (b) filings and recordings in respect of the Liens created pursuant to the Loan Documents and (c) such licenses, approvals, authorizations or consents the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect.

9.1.7 Investment Company Act. No Loan Party (i) is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended, and (ii) has a license pursuant to the Dutch Financial Supervision Act.

9.1.8 True and Complete Disclosure.

(a) None of the factual information and data (taken as a whole) heretofore or contemporaneously furnished by or on behalf of such Loan Party, any of such Loan Party’s Subsidiaries or any of their respective authorized representatives in writing to the Agent and/or any Lender on or before the Closing Date (including all information contained in the Loan Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein contained any untrue statement of or omitted to state any material fact necessary to make such information and data (taken as a whole) not misleading at such time in light of the circumstances under which such information or data was furnished, it being understood and agreed that for purposes of this Section 9.1.8(a), such factual information and data shall not include projections and pro forma financial information.

(b) The projections and pro forma financial information contained in the information and data referred to in paragraph (a) above were based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may materially differ from the projected results.

9.1.9 Financial Condition; Financial Statements. The Historical Financial Statements and the consolidated financial statements delivered pursuant to Section 10.1.1, in each case present or will, when provided, present fairly in all material respects the consolidated financial position of MRC Global and its Subsidiaries or Restricted Subsidiaries (as applicable) at the respective dates of said information, statements and the consolidated results of operations for the respective periods covered thereby. The financial statements referred to in this Section 9.1.9 have been prepared in accordance with GAAP, consistently applied (except to the extent provided in the notes to said financial statements), and the audit reports accompanying such financial statements delivered pursuant to Section 10.1.1(a) are not subject to any qualification as to the scope of the audit or the status of MRC Global as a going concern. There has been no Material Adverse Change since December 31, 2020.

9.1.10 Tax Returns; Payments; Australian GST Group; UK Charges.

(a) Such Loan Party and each of its Subsidiaries have filed all federal and provincial income tax returns and all other material tax returns, domestic and foreign, required to be filed by any of them and have paid all income and other material Taxes payable by them that have become due, other than those (i) not yet delinquent or (ii) contested in good faith as to which adequate reserves have been provided in accordance with GAAP and which could not reasonably be expected to result in a Material Adverse Effect. Such Loan Party and each of its Subsidiaries have paid, or have provided adequate reserves (in the good faith judgment of the management of such Loan Party) in accordance with GAAP for the payment of, all material federal, state, provincial and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to the Closing Date.

(b) As of the Closing Date, each Australian Domiciled Loan Party is not, nor has it ever been, a member of a GST Group.

(c) Under the law of each Loan Party’s jurisdiction of incorporation it is not necessary that any UK Security Agreement be filed, recorded on enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to any UK Security Agreement or the transactions contemplated by any UK Security Agreement, except (A) registration of particulars of each UK Security Agreement at the Companies Registration Office in England and Wales in accordance with Part 25 (Company Charges) of the Companies Act 2006 or any regulations relating to the registration of charges made under, or applying the provisions of, the Companies Act 2006 (B) filing, registration or recordation on a voluntary basis or as required in order to perfect the security interest created by any UK Security Agreement in any relevant jurisdiction and (C) in each case, payment of associated fees, stamp taxes or mortgage duties.

9.1.11 Employee Benefit Plans.

(a) Compliance with ERISA. Each U.S. Employee Plan is in compliance with ERISA, the Code and any Applicable Law; no Reportable Event has occurred (or is reasonably likely to occur) with respect to any U.S. Employee Plan; no U.S. Employee Plan is insolvent (or is reasonably likely to be insolvent), and no written notice of any such insolvency has been given to such Loan Party, any Subsidiary or any ERISA Affiliate; no U.S. Employee Plan (other than a multiemployer plan) has an accumulated or waived funding deficiency (or is reasonably likely to have such a deficiency); none of such Loan Party, any Subsidiary or any ERISA Affiliate has incurred (or is reasonably likely expected to incur) any liability to or on account of a U.S. Employee Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code or has been notified in writing that it will incur any liability under any of the foregoing Sections with respect to any U.S. Employee Plan; no proceedings have been instituted (or are reasonably likely to be instituted) to terminate any U.S. Employee Plan or to appoint a trustee to administer any U.S. Employee Plan, and no written notice of any such proceedings has been given to such Loan Party, any Subsidiary or any ERISA Affiliate; and no lien imposed under the Code or ERISA on the assets of such Loan Party or any Subsidiary or any ERISA Affiliate exists (or is reasonably likely to exist) nor has such Loan Party, any Subsidiary or any ERISA Affiliate been notified in writing that such a lien will be imposed on the assets of such Loan Party, any Subsidiary or any ERISA Affiliate on account of any U.S. Employee Plan, except to the extent that a breach of any of the representations, warranties or agreements in this Section 9.1.11 would not result, individually or in the aggregate, in an amount of liability that would be reasonably likely to have a Material Adverse Effect. No U.S. Employee Plan (other than a Multiemployer Plan) has an Unfunded Current Liability that would, individually or when taken together with any other liabilities referenced in this Section 9.1.11, be reasonably likely to have a Material Adverse Effect. With respect to U.S. Employee Plans that are Multiemployer Plans, the representations and warranties in this Section 9.1.11(a), other than any made with respect to (i) liability under Section 4201 or 4204 of ERISA or (ii) liability for termination of such U.S. Employee Plans under ERISA, are made to the best knowledge of such Loan Party.

(b) Canadian Employee Plans.

(i) No Canadian Employee Plan enacted or adopted after the Closing Date provides for medical, life or other welfare benefits (through insurance or otherwise), with respect to any current or former employee of any Canadian Domiciled Loan Party or any Affiliate thereof after retirement or other termination of service (other than coverage mandated by Applicable Law or coverage provided through the end of the month containing the date of termination from service or otherwise where part of a severance package or with respect to injured or disabled employees). Except as could not reasonably be expected to give rise, individually or in the aggregate, to Material Adverse Effect (it being acknowledged that, for purposes of this Section 9.1.11(b), funding deficiencies, other benefit liabilities and events, conditions and circumstances that could give rise to liabilities, as such deficiencies, liabilities and circumstances exist as of the Closing Date, to the extent that they remain applicable at the relevant determination date, and any future obligations arising therefrom shall be included or considered in the determination of whether as of any date a Material Adverse Effect has occurred, exists or could reasonably be expected to occur):

(ii) Canadian Domiciled Loan Parties are in compliance in all material respects with the requirements of the PBA and any binding FSCO requirements of general application with respect to each Canadian Pension Plan and in compliance with any FSCO directive or order directed specifically at a Canadian Pension Plan. No Canadian Pension Plan has any Unfunded Current Liability. No fact or situation that may reasonably be expected to result in a Material Adverse Effect exists in connection with any Canadian Pension Plan. No Canadian Domiciled Loan Party or Subsidiary contributes to or participates in a Canadian Multi-Employer Plan. No Canadian Domiciled Loan Party or an Affiliate thereof maintains, contributes or has any liability with respect to a Canadian Pension Plan which provides benefits on a defined benefit basis. No Termination Event has occurred. All contributions required to be made by any Canadian Domiciled Loan Party or Subsidiary to any Canadian Pension Plan have been made in a timely fashion in accordance with the terms of such Canadian Pension Plan and the PBA. No Lien has arisen, choate or inchoate, in respect of any Canadian Domiciled Loan Party or their property in connection with any Canadian Pension Plan (save for contribution amounts not yet due).

(c) Foreign Plans. All Foreign Plans are in compliance with, and have been established, administered and operated in accordance with, the terms of such Foreign Plans and applicable law, except for any failure to so comply, establish, administer or operate the Foreign Plans as would not reasonably be expected to have a Material Adverse Effect. All contributions or other payments which are due with respect to each Foreign Plan have been made in full and there are no funding deficiencies thereunder, except to the extent any such events would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d) UK DB Pension Plan.

(i) No UK Domiciled Loan Party (A) is an employer (as defined for the purposes of sections 38 to 51 of the Pensions Act 2004) in respect of any UK DB Pension Plan or (B) is or has at any time been “connected” with or an “associate” (as those terms are used in sections 38 and 43 of the Pensions Act 2004) of such an employer, except to the extent any such events would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii) No UK Domiciled Loan Party has been issued with a Financial Support Direction or Contribution Notice in respect of any UK DB Pension Plan which Financial Support Direction or Contribution Notice will or would be reasonably likely to have a Material Adverse Effect.

9.1.12 Subsidiaries. Schedule 9.1.12 lists each Subsidiary of MRC Global (and the direct and indirect ownership interest of MRC Global therein), in each case existing on the Closing Date. To the knowledge of MRC Global, after due inquiry, each Material Subsidiary of MRC Global as of the Closing Date has been so designated on Schedule 9.1.12.

9.1.13 Intellectual Property. Such Loan Party and each of the Restricted Subsidiaries have obtained all rights to intellectual property, free from burdensome restrictions, that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, except where the failure to obtain any such rights could not reasonably be expected to have a Material Adverse Effect.

9.1.14 Environmental Laws.

(a) Except as could not reasonably be expected to have a Material Adverse Effect: (i) such Loan Party and each of the Subsidiaries and all Real Estate are, and have been, in compliance with, and possess all permits, licenses and registrations required pursuant to, all Environmental Laws; (ii) neither such Loan Party, nor any of the Subsidiaries is subject to any Environmental Claim or any other liability under any Environmental Law; (iii) such Loan Party and its Subsidiaries are not conducting, or required to conduct, any investigation, removal, remedial or other corrective action pursuant to any Environmental Law at any location, including any Real Estate currently owned or leased by such Loan Party or any of its Subsidiaries, and any real property to which such Loan Party or any of its Subsidiaries may have sent Hazardous Materials; and (iv) no underground storage tank or related piping, or any impoundment or other disposal area containing Hazardous Materials is located at, on or under any Real Estate currently owned or leased by such Loan Party or any of its Subsidiaries.

(b) To the knowledge of such Loan Party, neither such Loan Party, nor any of the Subsidiaries has treated, stored, transported, released or disposed or arranged for disposal or transport for disposal of Hazardous Materials at, on, under or from any currently or formerly owned or leased Real Estate or facility in a manner that could reasonably be expected to have a Material Adverse Effect.

9.1.15 Properties. Such Loan Party and each of the Subsidiaries have good and marketable title to or valid leasehold interest in all properties that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, free and clear of all Liens (other than any Liens permitted by this Agreement or the Term Loan Credit Agreement) and except where the failure to have such good title or such leasehold interest could not reasonably be expected to have a Material Adverse Effect. All Liens of Agent or a Security Trustee in the Collateral are duly perfected, opposable and first priority Liens (or in the case of Foreign Borrowers valid and first priority Liens), subject only to Liens permitted pursuant to Section 10.2.2 that are expressly allowed to have priority over Agent’s or a Security Trustee’s Liens.

9.1.16 Solvency. On the Closing Date, immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans, the Borrowers and the Guarantors, taken as a whole, are Solvent.

9.1.17 Accounts. Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrowers with respect thereto. Each Borrower warrants with respect to each of its Accounts at the time it is shown as an Eligible Account in a Borrowing Base Certificate, that, to such Borrower’s knowledge, in all material respects:

(a) it is genuine and what it purports to be, and is not evidenced by a judgment;

(b) it arises out of a completed, bona fide sale and delivery of goods or rendition of services in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract or other document relating thereto;

(c) it is for a sum certain, maturing as stated in the invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Agent on request;

(d) it is not subject to any offset, Lien (other than those Liens permitted pursuant to Section 10.2.2), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the Ordinary Course of Business and disclosed to Agent; and it is absolutely owing by the Account Debtor, without contingency in any respect;

(e) no purchase order, agreement, document or Applicable Law restricts assignment of the Account to Agent (regardless of whether, under the UCC, the PPSA, the Civil Code or other Applicable Law, the restriction is ineffective), and the applicable Borrower is the sole payee or remittance party shown on the invoice;

(f) no extension, compromise, settlement, modification, credit, deduction or return has been authorized with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Agent hereunder; and

(g) (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectability of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet the applicable Borrower’s customary credit standards, is Solvent, is not contemplating or subject to an Insolvency Proceeding, and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor’s financial condition.

9.1.18 Australian Domiciled Loan Parties. If it is an Australian Domiciled Loan Party, (a) the entering into and performance by it of its obligations under the Loan Documents to which it is expressed to be a party are for its commercial benefit and are in its commercial interests; and (b) the entry into and performance by it of its obligations under the Loan Documents to which it is a party do not contravene Part 2J.3 or Part 2E of the Corporations Act 2001 (Cth).

9.1.19 Pari passu ranking. Each UK Borrower’s payment obligations under the Loan Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

9.1.20 Ranking. Each UK Security Agreement has or will have the ranking in priority which it is expressed to have in the relevant UK Security Agreement and, other than as permitted under or contemplated by the Loan Documents, it is not subject to any prior ranking or pari passu ranking Lien.

9.1.21 Belgian Financial Assistance. The Loans have not been and will not be used to finance or refinance the acquisition of or subscription for shares in any Belgian Domiciled Loan Party (unless carried out in accordance with the Belgian Code of Companies and Association) and no security interests created under the Security Documents and Guarantees will be used in breach of article 5:152 or 7:227 of the Belgian Code of Companies and Associations, as the case may be.

9.1.22 Norwegian Financial Assistance. (a) Neither the Norwegian Revolver Loans nor the Norwegian Letters of Credit (or any proceeds thereof) have been or will be used to (directly or indirectly) finance, or refinance indebtedness relating to, the acquisition of any equity interest in any Norwegian Domiciled Loan Party or in any direct or indirect parent company of any Norwegian Domiciled Loan Party in breach of Section 8-10 of the Norwegian Private Limited Liability Companies Act (Norwegian: aksjeloven) (the “Norwegian Companies Act”) and (b) the Norwegian Revolver Loans and the Norwegian Letters of Credit (and any proceeds thereof) will only be used in accordance with the provisions of Section 8-7 of the Norwegian Companies Act for the corporate group’s economic benefit and not be for the purpose of (directly or indirectly) funding distributions to shareholders of the corporate group.

9.1.23 Sanctions. No Loan Party, Subsidiary or, to the knowledge of any Loan Party, any director, officer, employee, agent, affiliate or representative thereof, is or is owned or controlled by any individual or entity that is currently the subject or target of any Sanction or is located, organized or resident in a Designated Jurisdiction, in each case to the extent dealings with such are prohibited under any Sanction.

9.1.24 Patriot Act. Each Loan Party is in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the Patriot Act. No part of the proceeds of the Loans or the Letters of Credit (i) will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended or (ii) will be used, directly or, to the knowledge of the Borrowers, indirectly, in violation of any other laws, rules and regulations of any jurisdiction applicable to MRC Global and its Subsidiaries from time to time concerning or relating to bribery or corruption.

SECTION 10. COVENANTS AND CONTINUING AGREEMENTS

10.1 Affirmative Covenants.

The Loan Parties, jointly and severally, hereby covenant and agree that on the Closing Date and thereafter, until the Commitments, the Swingline Commitments and each Letter of Credit have terminated and the Loans, together with interest, Fees and all other Obligations (other than contingent indemnification obligations for which no claim has been identified), are paid in full:

10.1.1 Financial and Other Information. The Loan Parties will furnish to the Agent:

(a) as soon as available and in any event on or before the date on which such financial statements are required to be filed with the SEC (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 105 days after the end of each such fiscal year), (i) the consolidated balance sheet of MRC Global and its Subsidiaries as at the end of such fiscal year, and the related consolidated statement of operations and consolidated statement of cash flows for such fiscal year, setting forth comparative consolidated figures for the preceding fiscal year, and certified by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit or as to the status of MRC Global or any of the Material Subsidiaries (or group of Subsidiaries that together would constitute a Material Subsidiary) as a going concern, together in any event with a certificate of such accounting firm stating that in the course of its regular audit of the business of MRC Global and the Material Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Default or Event of Default that has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof which shall be certified by a Senior Officer of MRC Global, and (ii) the unaudited consolidating financial statements of MRC Global and its Subsidiaries containing a balance sheet as of the end of such fiscal year and a statement of operations for such fiscal year prepared in reasonable detail;

(b) as soon as available and in any event on or before the date on which such financial statements are required to be filed with the SEC with respect to each of the first three quarterly accounting periods in each fiscal year of MRC Global (or, if such financial statements are not required to be filed with the SEC, on or before the date that is sixty (60) days after the end of each such quarterly accounting period), the consolidated balance sheet of MRC Global and its Restricted Subsidiaries, in each case as at the end of such quarterly period and the related consolidated statement of operations for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and the related consolidated statement of cash flows for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and setting forth comparative consolidated figures for the related periods in the prior fiscal year or, in the case of such consolidated balance sheet, for the last day of the prior fiscal year, all of which shall be certified by a Senior Officer of MRC Global, subject to changes resulting from audit and normal year-end audit adjustments;

(c) during any Increased Reporting Period, as soon as available and in any event on or before the date that is thirty (30) days after the end of each fiscal month of MRC Global (other than the last fiscal month of each of the first three fiscal quarters of each fiscal year), the consolidated balance sheet of MRC Global and its Restricted Subsidiaries, in each case as at the end of such fiscal month and the related consolidated statement of operations for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such fiscal month, and the related consolidated statement of cash flows for the elapsed portion of the fiscal year ended with the last day of such fiscal month, and setting forth comparative consolidated figures for the related periods in the prior fiscal year or, in the case of such consolidated balance sheet, for the last day of the prior fiscal year, all of which shall be certified by a Senior Officer of MRC Global, subject to changes resulting from audit and normal year-end audit adjustments;

(d) not more than sixty (60) days after the commencement of each fiscal year of MRC Global, a budget of MRC Global and its Restricted Subsidiaries in reasonable detail for such fiscal year on a quarterly basis and as customarily prepared by management of MRC Global for their internal use consistent in scope with the financial statements provided pursuant to Section 10.1.1(a), setting forth the material assumptions upon which such budgets are based;

(e) at the time of the delivery of the financial statements provided for in Sections 10.1.1(a) and (b), a Compliance Certificate of a Senior Officer of MRC Global to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth (i) the Consolidated Fixed Charge Coverage Ratio (and accompanying calculations) as at the end of such fiscal year or period, as the case may be, (ii) a specification of any change in the identity of the Restricted Subsidiaries and Unrestricted Subsidiaries as at the end of such fiscal year or period, as the case may be, from the Restricted Subsidiaries and Unrestricted Subsidiaries, respectively, provided to the Lenders on the Closing Date or the most recent fiscal year or period, as the case may be, (iii) the then applicable level of the Applicable Margin and (iv) the amount of any Pro Forma Adjustment not previously set forth in a Pro Forma Adjustment Certificate or any change in the amount of a Pro Forma Adjustment set forth in any Pro Forma Adjustment Certificate previously provided and, in either case, in reasonable detail, the calculations and basis therefor. At the time of the delivery of the financial statements provided for in Section 10.1.1(a), a certificate of a Senior Officer of each Loan Party Agent setting forth certain information required pursuant to Sections 1 and 2 of the Perfection Certificate or confirming that there has been no change in such information since the Closing Date or the date of the most recent certificate delivered pursuant to this subsection (e), as the case may be;

(f) as soon as available but in any event within twenty-five (25) days of the end of each calendar month, a Borrowing Base Certificate (which shall be calculated in a consistent manner with the most recently delivered Borrowing Base Certificate), delivered by a Senior Officer of MRC Global or the applicable Loan Party Agent, covering each Borrower and supporting information in connection therewith, provided that (i) the Borrowers will be required to furnish a Borrowing Base Certificate and supporting information in connection therewith within four (4) days of the end of each calendar week as of the end of such calendar week during which a FCCR Test Event is continuing, (ii) the North American Loan Party Agent or a Senior Officer of MRC Global may deliver updates to the Foreign Allocated U.S. Availability component of any Foreign Borrower’s Borrowing Base (A) when no FCCR Test Event is continuing, once per calendar week and (B) at such other times as Agent may agree in its discretion and (iii) the Borrowers may not reallocate the Foreign Allocated U.S. Availability component of any Foreign Borrower’s Borrowing Base if such reallocation would result in an Overadvance for such Foreign Borrower;

(g) as soon as available but in any event within twenty-five (25) days of the end of each calendar month (or, if requested by Agent, on a weekly basis if a FCCR Test Event has occurred and is continuing), in each case, as of the period then ended:

(i) a schedule detailing the Borrowers’ Inventory, in form reasonably satisfactory to Agent, (1) by Borrower and by location (showing Inventory located with a third party under any consignment, bailee arrangement, or warehouse agreement, in each case, to the extent the Cost of Inventory at such location exceeds (A) $5,000,000 in the aggregate with respect to Canadian Borrowers and U.S. Borrowers and (B) $1,000,000 in the aggregate with respect to any other Borrower Group), (2) including a report of material variances or other results of Inventory counts performed by the Borrowers since the last Inventory schedule and (3) reconciled to the Borrowing Base Certificate delivered as of such date;

(ii) a worksheet of calculations prepared by the Borrowers to determine Eligible Accounts and Eligible Inventory, such worksheets detailing the Accounts and Inventory excluded from Eligible Accounts and Eligible Inventory and the reason for such exclusion;

(iii) a schedule and aging of each Borrower’s and each Guarantor’s accounts payable presented at the vendor level; and

(iv) a detailed aged trial balance of all Accounts of each Borrower as of the end of the preceding month (or shorter applicable period), specifying each Account’s Account Debtor name and address (if requested), amount, invoice date and due date and, at the Agent’s reasonable request, showing any discount, allowance, credit, authorized return or dispute, and including such proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information as Agent may reasonably request.

(h) promptly after a Senior Officer of any Loan Party obtains knowledge thereof, notice of (i) the occurrence of any event that constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the applicable Loan Party proposes to take with respect thereto, (ii) any litigation or governmental proceeding pending against MRC Global or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect or a Material Adverse Change, and (iii) any change in any information contained in a Beneficial Ownership Certificate delivered to Agent or any Lender;

(i) each Loan Party will promptly advise the Agent in writing after obtaining knowledge of any one or more of the following environmental matters, unless such environmental matters could not, individually or when aggregated with all other such matters, be reasonably expected to result in a Material Adverse Effect:

(i) Any pending or threatened Environmental Claim against such Loan Party or any current or former Real Estate;

(ii) Any condition or occurrence on or otherwise related to any current or former Real Estate that (A) could reasonably be expected to result in noncompliance by such Loan Party with any applicable Environmental Law or (B) could reasonably be anticipated to form the basis of an Environmental Claim against such Loan Party or any current or former Real Estate;

(iii) Any condition or occurrence on or otherwise related to any current or former Real Estate that could reasonably be anticipated to cause such Real Estate to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Estate under any Environmental Law; and

(iv) The conduct of, or need to conduct, any investigation, or any removal, remedial or other corrective action in response to the actual or alleged presence, release or threatened release of any Hazardous Material on, at, under or from any current or former Real Estate or otherwise related to Environmental Law.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the response thereto. The term “Real Estate” shall mean land, buildings and improvements owned or leased by any Loan Party, but excluding all operating fixtures and equipment, whether or not incorporated into improvements.

(j) promptly upon filing thereof, copies of any filings (including on Form 10-K, 10-Q or 8-K) or registration statements with, and reports to, the SEC or any analogous Governmental Authority in any relevant jurisdiction by MRC Global or any Restricted Subsidiary (other than amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Lenders and the Agent), exhibits to any registration statement and, if applicable, any registration statements on Form S-8) and copies of all financial statements, proxy statements, notices and reports that MRC Global or any Restricted Subsidiary shall send to the holders of any publicly issued debt of MRC Global and/or any Restricted Subsidiary in their capacity as such holders (in each case to the extent not theretofore delivered to the Lenders and the Agent pursuant to this Agreement) and, with reasonable promptness, such other information (financial or otherwise) as the Agent on its own behalf or on behalf of any Lender (acting through the Agent) may reasonably request in writing from time to time;

(k) not later than any date on which financial statements are delivered with respect to any Test Period in which a Pro Forma Adjustment is made as a result of the consummation of the acquisition of any Acquired Entity or Business by MRC Global or any Restricted Subsidiary for which there shall be a Pro Forma Adjustment, a Pro Forma Adjustment Certificate;

(l) reasonably promptly but not later than sixty (60) days following the occurrence of any change referred to in subclauses (i) through (iv) below, written notice of any change (i) in the legal name of any Loan Party, (ii) in the jurisdiction of organization or location of any Loan Party for purposes of the Uniform Commercial Code, PPSA Australia, PPSA New Zealand or PPSA, (iii) in the identity or type of organization of any Loan Party or (iv) in the Federal Taxpayer Identification Number (or the equivalent identifier in any other jurisdiction including tax file numbers) or organizational or corporate identification number (including any Australian business numbers) of any Loan Party, provided that, notwithstanding the foregoing, with respect to any Loan Party incorporated in New Zealand or any Loan Party who has granted a security interest over any Property which is subject to the terms of the PPSA New Zealand, at least fourteen (14) days’ prior written notice of any change in the legal name of any such Loan Party must be provided. The applicable Loan Party or Loan Parties shall also promptly provide the Agent with certified Organic Documents reflecting any of the changes described in the first sentence of this clause (l).

(m) promptly after the sending or filing thereof, copies of any annual information report (including all actuarial reports and other schedules and attachments thereto) required to be filed with a Governmental Authority in connection with each U.S. Employee Plan, any Foreign Plan that is required by Applicable Law to be funded or any Canadian Pension Plan; promptly upon receipt, copies of any notice, demand, inquiry or subpoena received in connection with any U.S. Employee Plan or Canadian Pension Plan from a Governmental Authority (other than routine inquiries in the course of application for a favorable IRS determination letter); and at Agent’s request, copies of any annual report required to be filed with a Governmental Authority in connection with any other U.S. Employee Plan or Canadian Pension Plan.

(n) promptly following receipt, a copy of any notice from the Pensions Regulator in which it proposes to take action which may result in the issuance of a Contribution Notice or Financial Support Direction in respect of any UK DB Pension Plan.

Notwithstanding the foregoing, the obligations in paragraphs (a), (b) and (j) (with respect to filings and reports to the SEC) of this Section 10.1.1 to deliver certain financial information and filings and reports to the SEC may be satisfied with respect to MRC Global and its Subsidiaries by furnishing MRC Global’s Form 10-K, 10-Q or 8-K, as applicable, filed with the SEC. Any documentation required to be delivered pursuant to this Section 10.1.1 may be delivered electronically and if so delivered, shall be deemed to be delivered on the date (i) on which the North American Loan Party Agent posts the materials containing such documents or information, or provides a link thereto, on the North American Loan Party Agent’s website on the Internet, or (ii) on which such documents are posted on an Internet or intranet website, if any, to which each Lender and Agent have access (including www.sec.gov (or other website of the SEC), a commercial third-party website or a website sponsored by Agent); provided that, other than in the case of the obligations in paragraphs (a), (b) and (j), the Loan Party Agent shall provide notice to Agent of any documents being delivered in accordance with clauses (i) or (ii) above on the date such documents are posted, and paper copies of such documents shall be delivered to Agent upon its written request.

10.1.2 Books, Records and Inspections. The Loan Parties will, and will cause each of their respective Subsidiaries to, permit officers and designated representatives of the Agent or the Required Lenders to visit and inspect any of their properties or assets in whomsoever’s possession to the extent that it is within such party’s control to permit such inspection, and to examine their books and records and discuss their affairs, finances and accounts with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Agent or the Required Lenders may desire (upon reasonable advance notice to the applicable Loan Party Agent); provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Agent (or any of its representatives or independent contractors) on behalf of the Required Lenders may exercise rights of the Agent and the Lenders under this Section 10.1.2 and the Agent shall not exercise such rights more often than two times during any calendar year absent the existence of an Event of Default and only one such time shall be at the Borrowers’ expense unless Excess Availability is less than the greater of 15% of the Line Cap or $90,000,000 at any time during such calendar year, in which case the second time shall also be at the Borrowers’ expense; provided further that when an Event of Default exists, the Agent (or any of its representatives or independent contractors) or any representative of the Required Lenders may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and upon reasonable advance notice. The Agent and the Required Lenders shall give any Borrower the opportunity to participate in any discussions with such Borrower’s independent public accountants.

10.1.3 Collateral Access Agreements. Each Borrower and each Guarantor shall use commercially reasonable efforts to obtain a Collateral Access Agreement with respect to Inventory which is located in any location leased by such Loan Party, located in any third-party warehouse or otherwise in the possession of a bailee or other third-party, in each case, to the extent the Cost of Inventory at such location, or held by such bailee or third person exceeds the lesser of (i) $5,000,000 and (ii) five percent (5%) of the Borrower Group Commitments of the applicable Borrower Group.

10.1.4 Payment of Taxes; Australian Tax Consolidation.

(a) Each Loan Party will pay and discharge, and will cause each Subsidiary to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful material claims that, if unpaid, could reasonably be expected to become a material Lien (other than a Permitted Lien) upon any properties of such Loan Party or any Restricted Subsidiary, provided that no Loan Party, nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of such Loan Party) with respect thereto in accordance with GAAP and the failure to pay could not reasonably be expected to result in a Material Adverse Effect.

(b) Each Australian Domiciled Loan Party must ensure that (i) so long as it is a member of a consolidated group for tax purposes there is at all times a valid tax sharing agreement for that consolidated group in form and substance reasonably satisfactory to the Agent; (ii) the tax sharing agreement is amended or replaced to the extent necessary to ensure that it remains a valid tax sharing agreement (having regard to changes in the composition or activities of the consolidated group); and (iii) it is not at any time liable for group liability (as such term is defined in Section 721-10 of the Income Tax Assessment Act 1997 (Cth)) other than in respect of its own assets and activities (including as a result of tax consolidation or any tax sharing agreement), in each case except to the extent such Loan Party is maintaining adequate reserves (in the good faith judgment of the management of such Loan Party) with respect thereto and the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

(c) Each Australian Domiciled Loan Party must ensure that it will not become a member of a GST Group unless the GST Group of which the Australian Domiciled Loan Party becomes a member has at all times while the Australian Domiciled Loan Party is a member a valid ITSA for that GST Group in a form and substance reasonably satisfactory to Agent, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

10.1.5 Maintenance of Insurance. Each Loan Party will, and will cause each Material Subsidiary to, at all times maintain in full force and effect, with insurance companies that each Loan Party believes (in the good faith judgment of the management of such Loan Party) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which such Loan Party believes (in the good faith judgment of management of such Loan Party) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as such Loan Party believes (in the good faith judgment of management of such Loan Party) is reasonable and prudent in light of the size and nature of its business; and will furnish to the Agent (for delivery to the Lenders), upon written request from the Agent, information presented in reasonable detail as to the insurance so carried.

10.1.6 Consolidated Corporate Franchises. Each Loan Party will do, and will cause each Material Subsidiary to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, corporate rights and authority, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided, that any Loan Party and its Subsidiaries may consummate any transaction permitted under Section 10.2.3, 10.2.4 or 10.2.5.

10.1.7 Compliance with Statutes, Regulations, etc. Each Loan Party will, and will cause each Subsidiary to, comply with all Applicable Laws applicable to it or its property, including all governmental approvals or authorizations required to conduct its business, and to maintain all such governmental approvals or authorizations in full force and effect, in each case except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

10.1.8 ERISA. Promptly after any Loan Party or any Subsidiary or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following events that, individually or in the aggregate (including in the aggregate such events previously disclosed or exempt from disclosure hereunder, to the extent the liability therefor remains outstanding), would be reasonably likely to have a Material Adverse Effect, the North American Loan Party Agent will deliver to each Lender a certificate of a Senior Officer of the North American Loan Party Agent setting forth details as to such occurrence and the action, if any, that such Loan Party, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices (required, proposed or otherwise) given to or filed with or by such Loan Party, such Subsidiary, such ERISA Affiliate, the PBGC, a U.S. Employee Plan participant (other than notices relating to an individual participant’s benefits) or the U.S. Employee Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application is to be made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a U.S. Employee Plan; that a U.S. Employee Plan having an Unfunded Current Liability has been or is to be terminated, partitioned or declared insolvent under Title IV of ERISA (including the giving of written notice thereof); that a U.S. Employee Plan has an Unfunded Current Liability that has or will result in a lien under ERISA or the Code; that proceedings will be or have been instituted to terminate a U.S. Employee Plan having an Unfunded Current Liability (including the giving of written notice thereof); that a proceeding has been instituted against a Loan Party, a Subsidiary or an ERISA Affiliate pursuant to Section 515 of ERISA to collect a delinquent contribution to a U.S. Employee Plan; that the PBGC has notified any Loan Party, any Subsidiary or any ERISA Affiliate of its intention to appoint a trustee to administer any U.S. Employee Plan; that any Loan Party, any Subsidiary or any ERISA Affiliate has failed to make a required installment or other payment pursuant to Section 412 of the Code with respect to a U.S. Employee Plan; or that any Loan Party, any Subsidiary or any ERISA Affiliate has incurred or will incur (or has been notified in writing that it will incur) any liability (including any contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code.

10.1.9 Canadian Pension Plans and UK DB Pension Plans.

(a) Promptly after any Canadian Domiciled Loan Party or any Subsidiary or any Affiliate knows or has reason to know of the occurrence of any of the following events, the applicable Canadian Domiciled Loan Party will deliver to the Agent a certificate of a Senior Officer of the applicable Canadian Domiciled Loan Party setting forth details as to such occurrence and the action, if any, that such Canadian Domiciled Loan Party, such Subsidiary or such Affiliate is required or proposes to take, together with any notices (required, proposed or otherwise) given to or filed with or by such Canadian Domiciled Loan Party, such Subsidiary, such Affiliate, the

FSCO, a Canadian Employee Plan participant (other than notices relating to an individual participant’s benefits) or the Canadian Employee Plan administrator with respect thereto: any violation or asserted violation of any Applicable Law (including PBA), for which there is a reasonable likelihood that there will be an adverse determination, and such adverse determination would have or could reasonably be expected to have a Material Adverse Effect; the occurrence of any Termination Event.

(b) Each Canadian Domiciled Loan Party’s and its Subsidiaries’ Canadian Pension Plans shall be duly registered and administered in all respects in material compliance with, as applicable, the PBA, the Income Tax Act (Canada) and all other Applicable Law (including regulations, orders and directives), and the terms of the Canadian Pension Plans and any agreements relating thereto. Each Canadian Domiciled Loan Party shall ensure that it and its Subsidiaries: (i) has no Unfunded Current Liability in respect of any Canadian Pension Plan, including any Canadian Pension Plan to be established and administered by it or them; (ii) pay all amounts required to be paid by it or them in respect of such Canadian Pension Plan when due; (iii) has no Lien on any of its or their property that arises or exists in respect of any Canadian Pension Plan except as disclosed in Schedule 10.2.2; (iv) do not engage in a prohibited transaction or breach any applicable laws with respect to any Canadian Pension Plan that could reasonably be expected to result in a Material Adverse Effect in respect of such Canadian Pension Plan; (v) do not permit to occur or continue any Termination Event; and (vi) not maintain, contribute or have any liability in respect of a Canadian Pension Plan which provides benefits on a defined benefit basis during the term of this Agreement.

(c) Each UK Domiciled Loan Party shall ensure that in respect of all UK DB Pension Plans operated by or maintained for the benefit of the UK Domiciled Loan Parties no action or omission is taken in relation to such a pension scheme which has or is reasonably likely to have a Material Adverse Effect (including the termination or commencement of winding-up proceedings of any UK DB Pension Plan or any UK DB Pension Plan ceasing to employ any member of such a pension scheme).

(d) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Loan Party shall ensure that no UK Domiciled Loan Party is or has been at any time an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993) or “connected” with or an “associate” of (as those terms are defined in sections 38 or 43 of the Pensions Act 2004) such an employer without the Loan Party disclosing that the UK Domiciled Loan Party is or was an employer or “connected” with or an “associate” of an employer (“employer”, “connected” and “associated” all as defined previously in this clause) to the Agent promptly upon the Loan Party becoming aware of this and in advance of any acquisition unless the Loan Party having made reasonable due diligence inquiries in this regard does not become aware of this until after any acquisition.

10.1.10 Maintenance of Properties. Each Loan Party will, and will cause each Restricted Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear, casualty and condemnation excepted, except to the extent that the failure to do so could reasonably be expected to have a Material Adverse Effect.

10.1.11 Transactions with Affiliates. Each Loan Party will conduct, and cause each Restricted Subsidiary to conduct, all transactions with any of its Affiliates (other than MRC Global and the Restricted Subsidiaries) on terms that are substantially as favorable to such Loan Party or such Restricted Subsidiary as it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate, provided that the foregoing restrictions shall not apply to (a) transactions permitted by Section 10.2.6, (b) Transaction Expenses, (c) the issuance of Stock or Stock Equivalents of MRC Global to the management of MRC Global or any of its Subsidiaries pursuant to arrangements described in clause (f) of this Section 10.1.11, (d) loans and other transactions by the Loan Parties and the Restricted Subsidiaries to the extent permitted under Section 10.2, (e) employment and severance arrangements between the Loan Parties and the Restricted Subsidiaries and their respective officers and employees in the Ordinary Course of Business, (f) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, managers, consultants, officers and employees of the Loan Parties and the Restricted Subsidiaries in the Ordinary Course of Business to the extent attributable to the ownership or operation of the Loan Parties and the Restricted Subsidiaries, and (g) transactions pursuant to permitted agreements in existence on the Closing Date and set forth on Schedule 10.1.11 or any amendment thereto to the extent such an amendment is not adverse, taken as a whole, to the Lenders in any material respect.

10.1.12 End of Fiscal Years; Fiscal Quarters. Each Loan Party will, for financial reporting purposes, cause (a) each of its, and each of its Subsidiaries’, fiscal years to end on December 31 of each year and (b) each of its, and each of its Subsidiaries’, fiscal quarters to end on dates consistent with such fiscal year-end and its past practice; provided, that the Loan Parties may, upon written notice to the Agent, change the financial reporting convention specified above to any other financial reporting convention reasonably acceptable to the Agent, in which case the Loan Parties and the Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.

10.1.13 Additional Loan Parties.

(a) Any Subsidiary organized under the laws of Australia, Belgium, the Netherlands, New Zealand, Norway, Singapore or the United Kingdom may, at the election of the North American Loan Party Agent, become a Foreign Borrower hereunder within the applicable Foreign Borrower Group for its jurisdiction of organization upon (i) the execution and delivery to Agent and/or Security Trustees (A) by such Subsidiary of a supplement or joinder to this Agreement, substantially in the form of Exhibit I, (B) by such Subsidiary of Security Documents in form and substance reasonably satisfactory to Agent and the relevant Security Trustee as may be required for the relevant jurisdiction (provided, that any such new Security Document shall be in substantially the same form as the comparable Security Documents to which the existing Loan Parties of the Loan Party Group of the New Loan Party (if any) are party and, in any event, shall not be more onerous with respect to the obligations of such New Loan Party than those contained in the Security Documents to which the other members of such New Loan Party’s Loan Party Group (if any) are party), and (C) by a Senior Officer of the applicable Loan Party Agent for such Subsidiary, of a (1) Borrowing Base Certificate for such Subsidiary effective as of not more than 25 days preceding the date on which such Subsidiary becomes a Foreign Borrower and (2) written notice of such Subsidiary’s Applicable Foreign Borrower Commitment (other than in the case of a Norwegian Borrower), and (ii) the completion of Agent’s due diligence to its reasonable satisfaction and of Agent’s and each Applicable Lender’s compliance procedures for applicable “know your customer” and anti-money laundering rules; provided that, prior to permitting such Subsidiary to borrow any Revolver Loans or obtain the issuance of any Letters of Credit hereunder, the Agent, in its discretion, shall have the right to conduct an appraisal and field examination with respect to such Subsidiary, including, without limitation, of (x) such Subsidiary’s practices in the computation of its Borrowing Base and (y) the assets included in such Subsidiary’s Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves, in each case, prepared on a basis reasonably satisfactory to Agent and at the sole expense of such Subsidiary.

(b) Except as set forth in Section 10.2.1(b)(ix) and 10.2.1(b)(x) and subject to any applicable limitations set forth in the Security Documents and Agent’s and each Applicable Lender’s compliance procedures for applicable “know your customer” and anti-money laundering rules, each U.S. Borrower and Canadian Borrower will cause each direct or indirect U.S. Subsidiary and Canadian Subsidiary of MRC Global (other than any Excluded Subsidiary) formed or otherwise purchased or acquired after the date hereof (including pursuant to a Permitted Acquisition) or that has ceased to be an Excluded Subsidiary pursuant to the definition of Excluded Subsidiary, in each case within 30 days of such date, to execute a supplement or joinder to this Agreement, substantially in the form of Exhibit I, in order for such Subsidiary to become a U.S. Borrower and/or a U.S. Facility Guarantor, in the case of a U.S. Subsidiary, or a Canadian Borrower and/or a Canadian Facility Guarantor, in the case of a Canadian Subsidiary, under Section 5.10 and a grantor under Section 7.1 and any applicable Security Documents or, to the extent reasonably requested by the Agent, enter into a new Security Document in form and substance reasonably satisfactory to the Agent and North American Loan Party Agent.

10.1.14 Use of Proceeds. The Borrowers will use Letters of Credit and the proceeds of all Revolver Loans (a) to finance ongoing working capital needs, (b) for other general corporate purposes of any Borrower, including to fund permitted distributions and Permitted Acquisitions and (c) to pay Transaction Expenses; provided, that the proceeds of Norwegian Revolver Loans and Norwegian Letters of Credit (i) shall not be used for the purpose of (directly or indirectly) financing, or refinancing Indebtedness relating to, the acquisition of any equity interest in any Norwegian Domiciled Loan Party or in any direct or indirect parent company of any Norwegian Domiciled Loan Party in breach of Section 8-10 of the Norwegian Companies Act and (ii) shall be used in accordance with the provisions of Section 8-7 of the Norwegian Companies Act for the corporate group’s economic benefit and not be for the purpose of (directly or indirectly) funding distributions to shareholders of the corporate group. Borrowers shall not, directly or, to the knowledge of the Borrowers, indirectly, use any Letter of Credit or Loan proceeds, nor use, lend, contribute or otherwise make available any Letter of Credit or Loan proceeds to any Subsidiary, joint venture partner or other Person (A) to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of issuance of the Letter of Credit or funding of the Loan, is the subject of any Sanction and that would be a violation of such Sanction or (B) in any manner that would result in a violation of a Sanction by any Loan Party or Secured Party (or Affiliate thereof).

10.1.15 Appraisals; Field Examinations. At any time that the Agent reasonably requests, each Borrower will, and will cause each Guarantor to, permit the Agent or professionals (including consultants, accountants, lawyers and appraisers) retained by the Agent, on reasonable prior notice and during normal business hours and with reasonable frequency, to conduct appraisals and field examinations or updates thereof including, without limitation, of (a) such Borrower’s practices in the computation of the Borrowing Base and (b) the assets included in the Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves, in each case, prepared on a basis reasonably satisfactory to the Agent and at the sole expense of the Borrowers; provided, that, if no Default or Event of Default shall have occurred and be continuing, only one (1) such appraisal and one (1) such examination or update per fiscal year shall be conducted at the Borrowers’ expense (exclusive of any appraisals and field examinations conducted pursuant to Section 10.1.13 or the definition of Permitted Acquisition); provided, further, that if Excess Availability is less than the greater of 15% of the Line Cap or $90,000,000 at any time during such calendar year, one (1) additional appraisal and one (1) additional examination or update per fiscal year may be conducted at the Borrowers’ expense (exclusive of any appraisals and field examinations conducted pursuant to Section 10.1.13 or the definition of Permitted Acquisition). The foregoing shall not limit the Agent’s ability to perform additional appraisals, examinations and updates at the sole expense of the Borrowers upon the occurrence and continuance of a Default or Event of Default.

10.1.16 Post-Closing Matters. Each Loan Party agrees that it will, or will cause its relevant Subsidiaries to, complete each of the actions described on Schedule 10.1.16 as soon as commercially reasonable and by no later than the date set forth in Schedule 10.1.16 with respect to such action or such later date as the Agent may reasonably agree.

10.1.17 Centre of Main Interests and Establishments. For the purposes of European Union regulation No. 2015/848 of the European Parliament and of the Council of 20 May 2015 on Insolvency proceedings (the “Regulation”), each of the Belgian Domiciled Loan Parties’, Dutch Domiciled Loan Parties’ and UK Domiciled Loan Parties’ centre of main interests (as that term is used in Article 3(1) of the Regulation) is situated in its jurisdiction of incorporation and none of them have an “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.

10.2 Negative Covenants.

The Loan Parties (for themselves and each of their respective Restricted Subsidiaries), jointly and severally, hereby covenant and agree that on the Closing Date and thereafter, until the Commitments, the Swingline Commitment and each Letter of Credit have terminated and the Loans, together with interest, fees and all other Obligations (other than contingent indemnification obligations for which no claim has been identified), are paid in full:

10.2.1 Limitation on Indebtedness.

(a) The Loan Parties will not, and will not permit any of the Restricted Subsidiaries to, incur, create, assume or permit to exist, directly or indirectly (collectively, “incur” and collectively, an “incurrence”), any Indebtedness; provided, that MRC Global and its Restricted Subsidiaries will be entitled to incur Indebtedness if either (x) the Consolidated Total Debt to Consolidated EBITDA Ratio at the time such additional Indebtedness is incurred would have been no greater than 5.50 to 1.0 determined on a Pro Forma Basis (including a pro forma application of the net proceeds therefrom) or (y) the Consolidated Interest Coverage Ratio at the time such additional Indebtedness is incurred would not be less than 2.0 to 1.0 determined on a Pro Forma Basis (including a pro forma application of the net proceeds therefrom), in each case as if the additional Indebtedness had been incurred and the application of proceeds therefrom had occurred at the beginning of the most recent Test Period; provided, further that (I) the weighted average life to maturity of such additional Indebtedness is at least 180 days following the Facility Termination Date and (II) such additional Indebtedness shall not be secured Indebtedness unless (i) the Secured Leverage Ratio at the time such additional Indebtedness is incurred would have been no greater than 5.0 to 1.0, determined on a Pro Forma Basis in the manner set forth above, (ii) such secured Indebtedness has a final maturity date no earlier than the date that is 180 days following the Facility Termination Date and (iii) the Liens (A) of any U.S. Domiciled Loan Party securing such Indebtedness shall constitute Term Priority Liens for purposes of, and are subject to, the Intercreditor Agreement and (B) of any Restricted Subsidiary other than a U.S. Domiciled Loan Party securing such Indebtedness shall not be extended to cover any property constituting Collateral.

(b) The limitation set forth in clause (a) of this Section 10.2.1 will not prohibit any of the following:

(i) (A) Indebtedness arising under the Loan Documents and (B) Indebtedness arising under the Term Loan Credit Agreement; provided, that with respect to any such Indebtedness specified in this subclause (i)(B) that is incurred after the Closing Date, such Indebtedness satisfies the terms set forth in both provisos to Section 10.2.1(a);

(ii) Indebtedness of (A) any Loan Party owing to any other Loan Party or any Restricted Subsidiary, (B) any Subsidiary who is not a Loan Party owing to any other Subsidiary who is not a Loan Party (including Indebtedness incurred in connection with customary cash pooling and cash management practices) and (C) subject to compliance with Section 10.2.5 at the time of the incurrence thereof, any Subsidiary who is not a Loan Party owing to any Loan Party;

(iii) Indebtedness in respect of any bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities entered into in the Ordinary Course of Business (including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims);

(iv) subject to compliance with Section 10.2.5 at the time of incurrence, Guarantee Obligations incurred by any Loan Party of Indebtedness of any Restricted Subsidiary and by any Restricted Subsidiary of Indebtedness of any Loan Party or any other Restricted Subsidiary, in each case in respect of Indebtedness that is permitted to be incurred under this Agreement, provided that, except as provided in clauses (ix) and (x) below, there shall be no Guarantee (1) by a Restricted Subsidiary that is not a Loan Party of any Indebtedness of any Loan Party and (2) in respect of any Permitted Additional Debt, unless such Guarantee is made by a Loan Party and, in the case of Permitted Additional Debt that is subordinated, is subordinated;

(v) Guarantee Obligations incurred in the Ordinary Course of Business in respect of obligations of (or to) suppliers, customers, franchisees, lessors and licensees;

(vi) (A) Indebtedness incurred within 270 days of the acquisition, construction or improvement of fixed or capital assets to finance the acquisition, construction or improvement of such fixed or capital assets, (B) Indebtedness arising under Capital Leases entered into in connection with Permitted Sale Leasebacks and (C) Indebtedness arising under Capital Leases, other than Capital Leases in effect on the date hereof and Capital Leases entered into pursuant to subclauses (A) and (B) above, provided, that the aggregate amount of Indebtedness incurred pursuant to this subclause (C) shall not exceed the greater of (1) $50,000,000 and (2) 1.5% of Consolidated Total Assets at any time outstanding, and (D) any modification, replacement, refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (A), (B) or (C) above, provided that, except to the extent otherwise expressly permitted hereunder, the principal amount thereof (including pursuant to clause (C)) does not exceed the principal amount thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension, except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension;

(vii) Indebtedness outstanding on the date hereof (A) listed on Schedule 10.2.1 and any modification, replacement, refinancing, refunding, renewal or extension thereof, provided that, except to the extent otherwise expressly permitted hereunder, (1) the principal amount thereof does not exceed the principal amount thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension, except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder and (2) the direct and contingent obligors with respect to such Indebtedness are not changed and (B) owing by any Loan Party to any Restricted Subsidiary or by any Restricted Subsidiary to any Loan Party or any other Restricted Subsidiary;

(viii) Indebtedness in respect of Hedge Agreements;

(ix) (A) Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Restricted Subsidiary (or is a Restricted Subsidiary that survives a merger with such Person) or Indebtedness attaching to assets that are acquired by any Loan Party or any Restricted Subsidiary, in each case, after the Closing Date as the result of a Permitted Acquisition, provided, that (1) such Indebtedness existed at the time such Person became a Restricted Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof, (2) such Indebtedness is not guaranteed in any respect by any Loan Party or any Restricted Subsidiary (other than by any such Person that so becomes a Restricted Subsidiary or is the survivor of a merger with such Person and any of its Subsidiaries) and (3) to the extent required under Section 10.1.13, such Person executes a supplement or joinder to this Agreement, substantially in the form of Exhibit I, in order to become a Loan Party, a Guarantor under Section 5.10 and a grantor under Section 7.1 (or with respect to a Foreign Subsidiary, enters into a new Security Document in form and substance reasonably satisfactory to the Agent and the applicable Loan Party Agent), provided that the requirements of this subclause (3) shall not apply to (I) an aggregate amount at any time outstanding of up to the greater of (A) $300,000,000 or (B) 10% of Consolidated Total Assets at the time of the incurrence of such Indebtedness (less all Indebtedness as to which the proviso to clause (x)(A)(2) below then applies) at such time of such Indebtedness (and modifications, replacements, refinancings, refundings, renewals and extensions thereof pursuant to subclause (B) below) and (II) any Indebtedness of the type that could have been incurred under Section 10.2.1(b)(vi), and (B) any modification, replacement, refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (A) above, provided that, except to the extent otherwise expressly permitted hereunder, (X) the principal amount of any such Indebtedness does not exceed the principal amount thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder and (Y) the direct and contingent obligors with respect to such Indebtedness are not changed;

(x) (A) Permitted Additional Debt of MRC Global or any Restricted Subsidiary incurred to finance a Permitted Acquisition, provided that (1) if such Indebtedness is incurred by a Restricted Subsidiary that is not a Guarantor, such Indebtedness is not guaranteed by any Loan Party unless such Guarantee, at the time of incurrence thereof, would be permitted at such time under Section 10.2.5(g) and (2) to the extent required under Section 10.1.13, such acquired Person executes a supplement or joinder to this Agreement, substantially in the form of Exhibit I, in order to become a Loan Party, a Guarantor under Section 5.10 (if applicable) and a grantor under Section 7.1 (or with respect to a Foreign Subsidiary, enters into a new Security Document in form and substance reasonably satisfactory to the Agent and the applicable Loan Party Agent), provided that the requirements of this subclause (2) shall not apply to an aggregate amount at any time outstanding of up to the greater of (A) $300,000,000 or (B) 10% of Consolidated Total Assets at the time of the incurrence of such Indebtedness (less all Indebtedness as to which clause (I) of the proviso to clause (ix)(A)(3) above then applies) at such time of the aggregate of such Indebtedness (and modifications, replacements, refinancings, refundings, renewals and extensions thereof pursuant to subclause (B) below), and (B) any modification, replacement, refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (A) above, provided that, except to the extent otherwise expressly permitted hereunder, (1) the principal amount of any such Indebtedness does not exceed the principal amount thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder and (2) the direct and contingent obligors with respect to such Indebtedness are not changed;

(xi) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations not in connection with money borrowed, in each case, provided in the Ordinary Course of Business, including those incurred to secure health, safety and environmental obligations in the Ordinary Course of Business;

(xii) (A) Indebtedness incurred in connection with any Permitted Sale Leaseback, provided that, with respect to any Permitted Sale Leaseback the Net Cash Proceeds thereof are promptly applied to the prepayment of the Term Loans to the extent required by the Term Loan Credit Agreement; and (B) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (A) above; provided further that, except to the extent otherwise permitted hereunder, (1) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension and (2) the direct and contingent obligors with respect to such Indebtedness are not changed;

(xiii) (A) additional Indebtedness of MRC Global and its Restricted Subsidiaries and (B) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (A) above; provided that the aggregate amount of Indebtedness incurred and remaining outstanding pursuant to this clause (xiii) shall not at any time exceed the greater of (1) $300,000,000 and (2) 10% of Consolidated Total Assets at the time of the incurrence of such Indebtedness; provided, further that, not more than the greater of (X) $50,000,000 and (Y) 1.5% of Consolidated Total Assets at the time of the incurrence of such Indebtedness in aggregate principal amount of Indebtedness of any Borrower or any Guarantor incurred under this clause (xiii) shall be secured;

(xiv) Indebtedness in respect of Permitted Additional Debt to the extent that the Net Cash Proceeds therefrom are, immediately after the receipt thereof, applied to the prepayment of the Term Loans in accordance with the Term Loan Credit Agreement;

(xv) Indebtedness in respect of overdraft facilities, employee credit card programs and other cash management arrangements in the Ordinary Course of Business and, with regard to Restricted Subsidiaries that are not Loan Parties, Indebtedness in respect of cash pooling arrangements in the Ordinary Course of Business;

(xvi) unsecured Indebtedness in respect of obligations of any Loan Party or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services, provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms (which require that all such payments be made within 60 days after the incurrence of the related obligation) in the Ordinary Course of Business and not in connection with the borrowing of money or Hedge Agreements;

(xvii) Indebtedness arising from agreements of any Loan Party or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, entered into in connection with Permitted Acquisitions, other Investments and the disposition of any business, assets or capital stock permitted hereunder, other than Guarantee Obligations incurred by any Person acquiring all or any portion of such business, assets or capital stock for the purpose of financing such acquisition, provided that (A) such Indebtedness is not reflected on the balance sheet of any Loan Party or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value), actually received by the Loan Parties and the Restricted Subsidiaries in connection with such disposition;

(xviii) Indebtedness of any Loan Party or any Restricted Subsidiary consisting of (A) obligations to pay insurance premiums or (B) take or pay obligations contained in supply agreements, in each case, arising in the Ordinary Course of Business and not in connection with the borrowing of money or Hedge Agreements;

(xix) Indebtedness representing deferred compensation, severance and health and welfare retirement benefits to current and former employees of any Loan Party and the Restricted Subsidiaries incurred in the Ordinary Course of Business;

(xx) unsecured, Subordinated Indebtedness consisting of promissory notes in an aggregate principal amount of not more than $10,000,000 issued by any Loan Party or any Restricted Subsidiary to current or former officers, managers, consultants, directors and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) to finance the purchase or redemption of Stock or Stock Equivalents of MRC Global or any Restricted Subsidiary permitted by Section 10.2.6;

(xxi) Indebtedness consisting of obligations of any Loan Party or the Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with Permitted Acquisitions or any other Investment expressly permitted hereunder;

(xxii) cash management obligations and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts;

(xxiii) Indebtedness arising from advance payments received in the Ordinary Course of Business from customers for goods and services purchased or rented in the Ordinary Course of Business and not for borrowed money;

(xxiv) Indebtedness of any Receivables Entity in respect of any Qualified Receivables Transaction that is without recourse to any Loan Party or any of their respective assets;

(xxv) to the extent constituting Indebtedness, Indebtedness under a Permitted Supply Chain Financing Program; provided that the aggregate amount of Indebtedness incurred and remaining outstanding pursuant to this clause (xxv) shall not at any time exceed $25,000,000; and

(xxvi) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xxiv) above.

10.2.2 Limitation on Liens. The Loan Parties will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of such Loan Party or any Restricted Subsidiary, whether now owned or hereafter acquired, except:

(a) Liens arising under the Credit Documents;

(b) Permitted Liens;

(c) (i) Liens securing Indebtedness permitted pursuant to Section 10.2.1(b)(vi) (including, without limitation, any “purchase money security interest” defined under the PPSA Australia or the PPSA New Zealand entered into in the Ordinary Course of Business where the purchase price is paid within 60 days of supply), provided that (A) such Liens attach at all times only to the assets so financed except for accessions to such property and the proceeds and the products thereof and (B) that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender, and (ii) Liens on the assets of Restricted Subsidiaries that are not Loan Parties securing Indebtedness permitted pursuant to Section 10.2.1(b)(xiii) and 10.2.1(b)(xv);

(d) Liens existing on the date hereof and listed on Schedule 10.2.2;

(e) The replacement, extension or renewal of any Lien permitted by clauses (a) through (d) above and clause (f) of this Section 10.2.2 upon or in the same assets (other than after acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 10.2.1(b) and proceeds and products thereof) theretofore subject to such Lien or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor except to the extent otherwise permitted hereunder) of the Indebtedness secured thereby;

(f) Liens existing on the assets of any Person that becomes a Restricted Subsidiary (or is a Restricted Subsidiary that survives a merger with such Person), or existing on assets acquired, pursuant to a Permitted Acquisition or other Investment to the extent the Liens on such assets secure Indebtedness permitted by Section 10.2.1(b)(ix) or other obligations permitted by this Agreement, provided that such Liens attach at all times only to the same assets that such

Liens (other than after acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 10.2.1(b) and proceeds and products thereof) attached to, and secure only the same Indebtedness or obligations (or any modifications, refinancings, extensions, renewals, refundings or replacements of such Indebtedness permitted by Section 10.2.1(b)) that such Liens secured, immediately prior to such Permitted Acquisition or other Investment, as applicable;

(g) (i) Liens placed upon the Stock and Stock Equivalents of any Restricted Subsidiary that is not a Loan Party acquired pursuant to a Permitted Acquisition to secure Indebtedness incurred pursuant to Section 10.2.1(b)(x) in connection with such Permitted Acquisition and (ii) Liens placed upon the assets of any Restricted Subsidiary that is not a Loan Party to secure a guarantee by, or Indebtedness of, such Restricted Subsidiary of any Indebtedness of any Loan Party or any Restricted Subsidiary incurred pursuant to Section 10.2.1(b)(x);

(h) Liens securing Indebtedness or other obligations of any Loan Party or a Subsidiary in favor of any Loan Party and Liens securing Indebtedness or other obligations of any Restricted Subsidiary that is not a Loan Party in favor of any other Restricted Subsidiary that is not a Loan Party;

(i) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the Ordinary Course of Business; and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(j) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 10.2.5 to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction permitted under Section 10.2.4, in each case, solely to the extent such Investment or sale, disposition, transfer or lease, as the case may be, would have been permitted on the date of the creation of such Lien;

(k) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale and purchase of goods entered into by any Loan Party or any Restricted Subsidiary in the Ordinary Course of Business permitted by this Agreement;

(l) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 10.2.5;

(m) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the Ordinary Course of Business and not for speculative purposes;

(n) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of any non-Loan Party to permit satisfaction of overdraft or similar obligations incurred in the Ordinary Course of Business of such non-Loan Party or (iii) relating to purchase orders and other agreements entered into with customers of any Borrower or any Restricted Subsidiary in the Ordinary Course of Business;

(o) Liens solely on any cash earnest money deposits made by any Loan Party or any Restricted Subsidiary in connection with any letter of intent or purchase agreement permitted hereunder;

(p) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(q) Liens securing the Term Loans; provided, that such Indebtedness is permitted to be secured in accordance with the proviso at the end of Section 10.2.1(a) (other than, solely with respect to the Term Loans outstanding on the Closing Date, the requirement thereunder that such Indebtedness mature at least 180 days following the Facility Termination Date);

(r) Liens securing Indebtedness permitted under Section 10.2.1(a), to the extent permitted in accordance with the proviso at the end of such Section 10.2.1(a);

(s) Liens securing obligations under Hedge Agreements that are not Secured Bank Product Obligations; provided, that such Liens constitute Term Priority Liens for purposes of, and are subject to, the Intercreditor Agreement;

(t) additional Liens so long as (i) the aggregate principal amount of the obligations so secured does not exceed the greater of (y) $50,000,000 at any time outstanding and (z) 1.5% of Consolidated Total Assets at the time of the incurrence of such obligations and (ii) to the extent such additional Liens attach to any Accounts or Inventory of any Loan Party, such Liens are subordinated to the Lien of Agent, for the benefit of the Secured Parties, pursuant to an intercreditor agreement in form and substance reasonably satisfactory to Agent and North American Loan Party Agent;

(u) Liens on Stock in joint ventures held by MRC Global or any of its Restricted Subsidiaries provided such joint venture is not a Guarantor;

(v) Liens (i) of a Restricted Subsidiary that is not a Loan Party arising from precautionary security filings regarding a “true sale” to a Receivables Entity pursuant to a Qualified Receivables Transaction and (ii) on Accounts and Related Assets of a Receivables Entity imposed in connection with a Qualified Receivables Transaction;

(w) Liens on Accounts and customary related assets owing to a Loan Party or any Restricted Subsidiary consisting of precautionary security filings regarding a “true sale” in connection with a Permitted Supply Chain Financing Program for such Accounts;

(x) Liens constituting deemed security interests under section 12(3) of the PPSA Australia or section 17(1)(b) of the PPSA New Zealand which do not secure payment or performance of an obligation and any equivalent arrangement entered into any other jurisdiction; and

(y) Liens on dedicated cash collateral accounts of Restricted Foreign Subsidiaries (other than Canadian Subsidiaries) and the deposits therein not to exceed $50,000,000 in the aggregate securing letters of credit issued for the account of a Foreign Borrower or any other Restricted Foreign Subsidiary (in each case other than a Canadian Borrower) by any financial institution (which financial institution for the avoidance of doubt shall not be required to be a Lender or Fronting Bank).

10.2.3 Limitation on Fundamental Changes. Except as expressly permitted by Section 10.2.4 or 10.2.5, each Loan Party will not, and will not permit any of the Restricted Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all its business units, assets or other properties (including, in each case, pursuant to a Division), except that:

(a) so long as no Default or Event of Default would result therefrom, any Subsidiary of MRC Global or any other Person may be merged or consolidated with or into a Borrower, provided that (i) a Borrower shall be the continuing or surviving entity or (ii) if the Person formed by or surviving any such merger, amalgamation or consolidation is not a Borrower (such Person, the “Successor Borrower”), (A)(1) in the case of a merger, amalgamation or consolidation by a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia, the Successor Borrower shall be an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia, (2) in the case of a merger, amalgamation or consolidation by a Person organized or existing under the laws of Canada or any province thereof, the Successor Borrower shall be an entity organized or existing under the laws of Canada or any province thereof, and (3) in the case of a merger, amalgamation or consolidation by a Person not organized or existing under the laws of the United States, any state thereof, the District of Columbia, Canada or any province thereof, the Successor Borrower shall be an entity organized or existing under the laws of the country in which the non-surviving Borrower was organized or existing or the laws of any state or province thereof, (B) the Successor Borrower shall expressly assume all the obligations of a Borrower under this Agreement and the other Loan Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Agent, (C) each applicable Guarantor, unless it is the other party to such merger, amalgamation or consolidation, shall have by a supplement hereto confirmed that its Guarantee shall apply to the Successor Borrower’s obligations under this Agreement, (D) each U.S. Domiciled Loan Party and each Foreign Domiciled Loan Party, as applicable, unless it is the other party to such merger or consolidation, shall have by a supplement to this Agreement confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, and (E) such Borrower shall have delivered to the Agent (1) an officer’s certificate stating that such merger, amalgamation or consolidation and such supplements to this Agreement and the other Loan Documents preserve the enforceability of this Agreement, the Guarantee and the perfection and priority of the Liens under the Security Documents and (2) if reasonably requested by the Agent, an opinion of counsel to the effect that such merger, amalgamation or consolidation does not violate this Agreement or any other Loan Document, and provided further that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, such Borrower under this Agreement;

(b) any Subsidiary of MRC Global (other than a Borrower) or any other Person may be merged, amalgamated or consolidated with or into any one or more Subsidiaries of MRC Global, provided that (i) in the case of any merger, amalgamation or consolidation involving one or more Restricted Subsidiaries, (A) a Restricted Subsidiary shall be the continuing or surviving entity or (B) MRC Global shall take all steps necessary to cause the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Restricted Subsidiary) to become a Restricted Subsidiary, (ii) in the case of any merger, amalgamation or consolidation involving one or more Guarantors, a Guarantor shall be the continuing or surviving entity or the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Guarantor) shall execute a supplement or joinder to this Agreement, substantially in the form of Exhibit I, in order to become a Guarantor under Section 5.10 and a grantor under Section 7.1 (or in the case of a Guarantor not organized in the U.S. or Canada enter into other Security Documents) to the extent required under Section 10.1.13, (iii) no Default or Event of Default would result from the consummation of such merger, amalgamation or consolidation, (iv) any Indebtedness incurred to finance such merger, amalgamation or consolidation is permitted to be incurred by the Term Loan Credit Agreement, and (v) such Guarantor(s) shall have delivered to the Agent an officer’s certificate stating that such merger, amalgamation or consolidation and such supplements and/or joinders to any Security Document preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the Security Documents;

(c) any Restricted Subsidiary that is not a Borrower or Guarantor may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any Borrower, a Guarantor or any other Restricted Subsidiary;

(d) any Guarantor (other than a Borrower) may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any Borrower or any other Guarantor; and

(e) any Restricted Subsidiary (other than MRC US) may liquidate or dissolve if (i) the North American Loan Party Agent determines in good faith that such liquidation or dissolution is in the best interests of the Borrowers and is not materially disadvantageous to the Lenders and (ii) to the extent such Restricted Subsidiary is a Loan Party, any assets or business not otherwise disposed of or transferred in accordance with Section 10.2.4 or 10.2.5, or, in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, another Loan Party after giving effect to such liquidation or dissolution.

To the extent necessary to effectuate any liquidation or dissolution of a Restricted Subsidiary that is a Loan Party permitted under Section 10.2.3(e), the North American Loan Party Agent may request that the Agent and any applicable Security Trustee release such Loan Party from all of its obligations under the Loan Documents, and the Agent and such Security Trustee shall release such Loan Party, provided, that each of the following conditions is satisfied: (i) the North American Loan Party Agent certifies in writing that such liquidation or dissolution is permitted under the terms of this Agreement and the other Loan Documents and that no Event of Default exists or would result therefrom; (ii) in the case of a liquidation or dissolution of a Borrower, such Borrower shall have made Full Payment of all Secured Obligations (other than contingent Guarantee Obligations in respect of the Secured Obligations of the other Loan Parties) incurred directly by such Borrower prior to its release; and (iii) the Loan Parties shall have provided such further documentation, agreements and certifications relating to the proposed liquidation or dissolution of such Loan Party as the Agent or such Security Trustee may reasonably request.

10.2.4 Limitation on Sale of Assets. Each Loan Party will not, and will not permit any of the Restricted Subsidiaries to, (x) convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including receivables and leasehold interests), whether now owned or hereafter acquired (other than any such sale, transfer, assignment or other disposition resulting from any casualty or condemnation of any assets of such Loan Party or the Restricted Subsidiaries) or (y) sell to any Person (other than a Borrower or a Guarantor) any shares owned by it of any Restricted Subsidiary’s Stock and Stock Equivalents, except that:

(a) any Loan Party and the Restricted Subsidiaries may sell, transfer or otherwise dispose of (i) inventory in the Ordinary Course of Business, (ii) used or surplus equipment, vehicles and other assets in the Ordinary Course of Business and (iii) Permitted Investments;

(b) any Loan Party and the Restricted Subsidiaries may sell, transfer or otherwise dispose of other assets (other than Accounts) (each a “Disposition”) for fair value, provided that:

(i) with respect to any Disposition pursuant to this clause (b) for a purchase price in excess of $10,000,000, such Loan Party or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Permitted Investments; provided that for the purposes of this clause (i):

(A) any liabilities (as shown on MRC Global’s and its Restricted Subsidiaries’ most recent balance sheet provided hereunder or in the footnotes thereto) of MRC Global and its Restricted Subsidiaries, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which MRC Global and all of its Restricted Subsidiaries shall have been validly released by all applicable creditors in writing,

(B) any securities received by such Loan Party or a Restricted Subsidiary from such transferee that are converted into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition, and

(C) any Designated Non-Cash Consideration received by such Loan Party or a Restricted Subsidiary in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this Section 10.2.4(b) and Section 10.2.4(c) that is at that time outstanding, not in excess of 6% of Consolidated Total Assets at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall in each case under this clause (i) be deemed to be cash; and

(ii) after giving effect to any such sale, transfer or disposition, no Default or Event of Default shall have occurred and be continuing;

(c) any Loan Party and the Restricted Subsidiaries may make sales of assets to any Restricted Subsidiary, provided that with respect to any such sales to Restricted Subsidiaries that are not Guarantors or Borrowers:

(i) such sale, transfer or disposition shall be for fair value; and

(ii) with respect to any Disposition pursuant to this clause (c) for a purchase price in excess of $10,000,000, such Loan Party or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Permitted Investments; provided that for the purposes of this clause (ii):

(A) any liabilities (as shown on MRC Global’s and its Restricted Subsidiaries’ most recent balance sheet provided hereunder or in the footnotes thereto) of MRC Global and its Restricted Subsidiaries, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which MRC Global and all of its Restricted Subsidiaries shall have been validly released by all applicable creditors in writing,

(B) any securities received by such Loan Party or a Restricted Subsidiary from such transferee that are converted into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition,

(C) any Designated Non-Cash Consideration received by such Loan Party or a Restricted Subsidiary in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this Section 10.2.4(c) and Section 10.2.4(b) that is at that time outstanding, not in excess of 6% of Consolidated Total Assets at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall in each case under this clause (ii) be deemed to be cash.

(d) any Loan Party and any Restricted Subsidiary may effect any transaction permitted by Section 10.2.2, 10.2.3, 10.2.5 or 10.2.6;

(e) in addition to selling or transferring accounts receivable pursuant to the other provisions hereof, any Loan Party and any Restricted Subsidiary may sell or discount without recourse accounts receivable arising in the Ordinary Course of Business in connection with the compromise or collection thereof consistent with such Person’s current credit and collection practices;

(f) any Loan Party and any Restricted Subsidiary may lease, sublease, license or sublicense (on a non-exclusive basis with respect to any intellectual property) real, personal or intellectual property in the Ordinary Course of Business;

(g) any Loan Party and any Restricted Subsidiary may make sales, transfers and other dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(h) any Loan Party and any Restricted Subsidiary may make sales, transfers and other dispositions of property pursuant to Permitted Sale Leaseback transactions;

(i) any Loan Party and any Restricted Subsidiary may make Dispositions of Non-Core Assets or any portion thereof;

(j) any Loan Party and any Restricted Subsidiary may make Dispositions of Accounts pursuant to a Permitted Supply Chain Financing Program;

(k) any Loan Party and any Restricted Subsidiary may make sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements; and

(l) any Restricted Subsidiary that is not a Loan Party and is domiciled outside of Australia, Belgium, Canada, the Netherlands, New Zealand, Norway, Singapore, the UK and the U.S. may make Dispositions of Accounts and Related Assets to a Receivables Entity so long as the requirements included in the definition of Qualified Receivables Transaction have been satisfied.

To the extent necessary to effectuate any disposition of a Loan Party permitted under Section 10.2.4, the North American Loan Party Agent may request that the Agent and any applicable Security Trustee release such Loan Party from all of its obligations under the Loan Documents, and the Agent and such Security Trustee shall release such Loan Party, provided, that each of the following conditions is satisfied: (i) the North American Loan Party Agent certifies in writing that such disposition is permitted under the terms of this Agreement and the other Loan Documents and that no Event of Default exists or would result therefrom; (ii) in the case of a disposition of a Borrower, the North American Loan Party Agent shall have delivered an updated Borrowing Base Certificate pro forma for such disposition and demonstrating that no Overadvance will result therefrom; (iii) the net cash proceeds of such disposition attributable to the Accounts and Inventory of such Loan Party are delivered to Agent for application to the Secured Obligations if Excess Availability is less than twenty percent (20%) of the Commitments after giving pro forma effect to such disposition, and, in the case of a disposition of a Borrower, such Borrower shall have made Full Payment of all Secured Obligations (other than contingent Guarantee Obligations in respect of the Secured Obligations of the other Loan Parties) incurred directly by such Borrower prior to its release (in each case without any corresponding reduction of any Commitments); and (iv) the Loan Parties shall have provided such further documentation, agreements and certifications relating to the proposed disposition of such Loan Party as the Agent or such Security Trustee may reasonably request. Notwithstanding the foregoing, MRC Global and its Restricted Subsidiaries shall not dispose of MRC US.

10.2.5 Limitation on Investments. Each Loan Party will not, and will not permit any of the Restricted Subsidiaries to, make any advance, loan, extensions of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting all or substantially all or a division or line of business of, or make any other Investment in, any Person, except:

(a) extensions of trade credit in the Ordinary Course of Business;

(b) Permitted Investments;

(c) loans and advances to officers, directors and employees of any Loan Party or any of its Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes (including employee payroll advances), (ii) in connection with such Person’s purchase of Stock or Stock Equivalents of MRC Global to the extent that the amount of such loans and advances are contributed to MRC Global in cash and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding not to exceed $10,000,000;

(d) Investments existing on, or contemplated as of, the date hereof and listed on Schedule 10.2.5, intercompany Investments existing on the date hereof and any extensions, renewals or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (d) is not increased at any time above the amount of such Investments existing on the date hereof;

(e) Investments received in connection with the bankruptcy or reorganization of suppliers or customers and in settlement of delinquent obligations of, and other disputes with, customers arising in the Ordinary Course of Business or upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(f) Investments to the extent that payment for such Investments is made solely with Stock or Stock Equivalents of MRC Global;

(g) Investments (other than Acquisitions) (i) in U.S. Domiciled Loan Parties, (ii) in any other Persons provided that after giving effect to any such Investment on the date such Investment is made under this clause (g)(ii), either (A) both (1) Excess Availability is greater than the higher of (I) 10% of the Line Cap and (II) $50,000,000 and (2) the Consolidated Fixed Charge Coverage Ratio for the most recent Test Period is greater than 1.0 to 1.0 or (B) Excess Availability is greater than the higher of (1) 15% of the Line Cap and (2) $75,000,000; provided that if the test set forth in clause (g)(ii)(A) or (g)(ii)(B) above is not satisfied, then the Loan Parties and the Restricted Subsidiaries shall be permitted to make Investments in an aggregate amount (net of repayments) not to exceed $150,000,000 during the term of this Agreement if, after giving effect to any such Investment on the date such Investment is made, U.S. Availability is greater than the higher of (x) 10% of the U.S. Revolver Commitments and (y) $70,500,000 and (iii) so long as no Default or Event of Default shall have occurred and be continuing, (A) by a U.S. Domiciled Loan

Party in a Restricted Subsidiary provided that the Investment is distributed, repaid or otherwise transferred back to a U.S. Domiciled Loan Party within a period of 30 days after the making of such Investment and (B) by a Foreign Domiciled Loan Party in a Restricted Subsidiary provided that the Investment is distributed, repaid or otherwise transferred back to such Foreign Domiciled Loan Party or a U.S. Domiciled Loan Party within a period of 30 days after the making of such Investment;

(h) Permitted Acquisitions;

(i) Investments constituting non-cash proceeds of sales, transfers and other dispositions of assets to the extent permitted by Section 10.2.4;

(j) Investments made to repurchase or retire Stock of MRC Global owned by any employee stock ownership plan or key employee stock ownership plan of MRC Global and its Restricted Subsidiaries;

(k) Investments permitted under Section 10.2.6;

(l) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the Ordinary Course of Business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the Ordinary Course of Business;

(m) Investments in the Ordinary Course of Business consisting of Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;

(n) advances of payroll payments to employees in the Ordinary Course of Business;

(o) Guarantee Obligations of any Loan Party or any Restricted Subsidiary of leases (other than Capital Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the Ordinary Course of Business;

(p) Investments of a Restricted Subsidiary acquired after the Closing Date or of any Person merged into any Borrower or merged or consolidated with a Restricted Subsidiary in accordance with Section 10.2.3 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(q) Investments constituting Guarantee Obligations of Indebtedness permitted under Section 10.2.1;

(r) Investments pursuant to Hedge Agreements;

(s) to the extent constituting Investments, Permitted Supply Chain Financing Programs;

(t) Investments constituting advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of any Borrower or any Restricted Subsidiary;

(u) Investments in any Similar Business in an aggregate amount at any time outstanding not exceeding the greater of (i) $50,000,000 and (ii) 1.5% of Consolidated Total Assets; and

(v) Investments by any Restricted Subsidiary that is not a Loan Party in any other Restricted Subsidiary that is not a Loan Party or in a Receivables Entity or by a Receivables Entity in any other Person in connection with a Qualified Receivables Transaction.

10.2.6 Limitation on Dividends. MRC Global will not declare or pay any dividends (other than dividends payable solely in its Stock) or return any capital to its stockholders or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any shares of any class of its Stock or Stock Equivalents or the Stock or Stock Equivalents of any direct or indirect parent now or hereafter outstanding, or set aside any funds for any of the foregoing purposes, or permit any of its Restricted Subsidiaries to purchase or otherwise acquire for consideration (other than in connection with an Investment permitted by Section 10.2.5) any Stock or Stock Equivalents of MRC Global, now or hereafter outstanding (all of the foregoing “dividends”), provided that, so long as (x) in the case of clause (e) below, no Event of Default under Section 11.1.1 or 11.1.5 exists or would exist after giving effect thereto, and (y) otherwise, no Event of Default exists or would exist after giving effect thereto:

(a) MRC Global may redeem in whole or in part any of its Stock or Stock Equivalents for another class of its Stock or Stock Equivalents or with proceeds from substantially concurrent equity contributions or issuances of new Stock or Stock Equivalents, provided that such new Stock or Stock Equivalents contain terms and provisions at least as advantageous to the Lenders in all respects material to their interests as those contained in the Stock or Stock Equivalents redeemed thereby;

(b) MRC Global may (i) repurchase shares of its Stock or Stock Equivalents held by officers, directors and employees of MRC Global and its Restricted Subsidiaries, so long as such repurchase is pursuant to, and in accordance with the terms of, management and/or employee stock plans, stock subscription agreements or shareholder agreements and (ii) repurchase, redeem or otherwise acquire or retire for value Stock in lieu of withholding Taxes in connection with any exercise, vesting, settlement or exchange, as applicable, of stock options, warrants, restricted stock, restricted stock units or other similar rights for such Persons; provided, that the aggregate amount of all cash paid in respect of all such shares so repurchased, redeemed or otherwise acquired or retired in any calendar year does not exceed the sum of (i) $10,000,000 plus (ii) all amounts obtained by MRC Global during such calendar year from the sale of such Stock or Stock Equivalents to other officers, directors and employees of MRC Global and its Restricted Subsidiaries in connection with any permitted compensation and incentive arrangements plus (iii) all amounts obtained from any key-man life insurance policies received during such calendar year; provided further that the aggregate amount permitted by the foregoing proviso with respect to any calendar year commencing with 2012 shall be increased by 100% of the amount of unused share repurchases for the immediately preceding year (such amount, a “carry-over amount”) without giving effect to any carryover amount that was added in such preceding calendar year and assuming any such carry-over amount is utilized first and so long as the aggregate amount of cash paid in respect of all such shares so repurchased, redeemed or otherwise acquired or retired in any calendar year does not exceed $20,000,000; and provided still further that the aggregate amount of all cash paid in respect of all such shares so repurchased, redeemed or otherwise acquired or retired in any calendar year may exceed the aggregate amount permitted by the foregoing provisos if Excess Availability is not less than $100,000,000 after giving effect to such dividend, distribution or other return of capital;

(c) MRC Global may pay dividends on its Stock or Stock Equivalents, provided that after giving effect to such payment, either (i) both (A) Excess Availability is greater than the higher of (1) 15% of the Line Cap and (2) $75,000,000 and (B) the Pro Forma Consolidated Fixed Charge Coverage Ratio for the most recent Test Period is greater than 1.0 to 1.0 or (ii) Excess Availability is greater than the higher of (A) 20% of the Line Cap and (B) $100,000,000;

(d) MRC Global may pay dividends constituting repurchases of Stock or Stock Equivalents upon the cashless exercise of stock options; and

(e) MRC Global may (i) declare and pay regularly scheduled or accumulated cash dividends to the holders of the Preferred Stock on a quarterly basis at a rate equal to 6.50% per annum and (ii) upon the occurrence of a Fundamental Change (as defined in the Preferred Certificate of Designation), repurchase any or all of the Preferred Stock in accordance with Section 5 of the Preferred Certificate of Designation; provided that prior to or concurrently with any such repurchase, MRC Global has complied with all obligations hereunder arising out of such Fundamental Change.

10.2.7 Limitations on Debt Payments and Amendments.

(a) Each Loan Party will not, and will not permit any Restricted Subsidiary to, prepay, repurchase or redeem or otherwise defease any Subordinated Indebtedness held by a Person other than a Loan Party; provided, that so long as no Default or Event of Default shall have occurred and be continuing at the date of such prepayment, repurchase, redemption or other defeasance or would result after giving effect thereto, any Loan Party or any Restricted Subsidiary may prepay, repurchase or redeem Subordinated Indebtedness if either (A) both (1) Excess Availability is greater than the higher of (x) 10% of the Line Cap and (y) $50,000,000 and (2) the Pro Forma Consolidated Fixed Charge Coverage Ratio for the most recent Test Period is greater than 1.0 to 1.0 or (B) Excess Availability is greater than the higher of (1) 15% of the Line Cap and (2) $75,000,000, in each case after giving effect to such prepayment, repurchase, redemption or other defeasance.

(b) Each Loan Party will not, and will not permit any Restricted Subsidiary to, waive, amend, modify, terminate or release any Subordinated Indebtedness in excess of $50,000,000 to the extent that any such waiver, amendment, modification, termination or release would be adverse to the Lenders in any material respect.

10.2.8 Limitations on Sale Leasebacks. Each Loan Party will not, and will not permit any Restricted Subsidiary to, enter into or effect any Sale Leasebacks, other than Permitted Sale Leasebacks.

10.2.9 Changes in Business. The Loan Parties and their Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by the Loan Parties and their Subsidiaries, taken as a whole, on the Closing Date and other business activities incidental or related to any of the foregoing.

10.2.10 Burdensome Agreements. Each Loan Party will not, and will not permit any Restricted Subsidiary to, enter into or permit to exist any contractual obligation (other than this Agreement or any other Loan Document) that limits the ability of (a) any Restricted Subsidiary that is not a Borrower or Guarantor to make dividends to any Borrower or any Guarantor or (b) such Borrower or any Guarantor to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the Secured Obligations; provided that the foregoing clauses (a) and (b) shall not apply to contractual obligations which (i)(A) exist on the date hereof and (to the extent not otherwise permitted by this Section 10.2.10) are listed on Schedule 10.2.10 and (B) to the extent contractual obligations permitted by clause (A) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of such contractual obligation, (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of such Loan Party, so long as such contractual obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary of such Loan Party; (iii) represent Indebtedness of a Restricted Subsidiary of MRC Global which is not a Loan Party which is permitted by Section 10.2.1, (iv) arise in connection with any Disposition permitted by Section 10.2.4, (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 10.2.5 and applicable solely to such joint venture entered into in the Ordinary Course of Business, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 10.2.1 but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness, (vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 10.2.1 to the extent that such restrictions apply only to the property or assets securing such Indebtedness or, in the case of secured Indebtedness incurred pursuant to Section 10.2.1(b)(ix) or Section 10.2.1(b)(x) only, to the Restricted Subsidiaries incurring or guaranteeing such Indebtedness, (ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of such Loan Party or any Restricted Subsidiary, (x) are customary provisions restricting assignment of any agreement entered into in the Ordinary Course of Business, (xi) are restrictions on cash or other deposits imposed by customers under contracts entered into in the Ordinary Course of Business, and (xii) exist under the Term Loan Credit Agreement or any documentation relating to such debt.

10.3 Financial Covenants.

As long as any Commitments or Obligations are outstanding:

10.3.1 Consolidated Fixed Charge Coverage Ratio. MRC Global and its Restricted Subsidiaries shall maintain, as of the last day of each fiscal quarter during the occurrence and continuance of a FCCR Test Event, a Consolidated Fixed Charge Coverage Ratio of at least 1.0 to 1.0 for the Test Period ending on the last day of such fiscal quarter.

SECTION 11. EVENTS OF DEFAULT; REMEDIES ON DEFAULT

11.1 Events of Default.

Upon the occurrence of any of the following specified events (each, an “Event of Default”), if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

11.1.1 Payments. Any Borrower shall (a) default in the payment when due of any principal of the Loans or (b) default in the payment when due of any interest on the Loans or any fees or any other amounts owing hereunder or under any other Loan Document and, so long as no Cash Dominion Event exists, such default shall continue for five or more days; or

11.1.2 Representations, etc. Any representation, warranty or statement made or deemed made by any Loan Party herein or in any Security Document or any certificate, statement, report or other document delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

11.1.3 Covenants. Any Loan Party shall:

(a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 10.1.1(h), Section 10.1.14, Section 10.2 or Section 10.3;

(b) default in the due performance or observance by it of any term, covenant or agreement contained in Section 10.1.1(f) and such default shall continue unremedied for a period of at least ten (10) Business Days (which period is shortened to four (4) Business Days if an FCCR Test Event is continuing) after the earlier of the date on which a Senior Officer of such Loan Party has knowledge of such default and the date of receipt of written notice by such Loan Party from the Agent or the Required Lenders; or

(c) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 11.1.1 or 11.1.2 or clauses (a) or (b) of this Section 11.1.3) contained in this Agreement, any Security Document or the Fee Letter and such default shall continue unremedied for a period of at least thirty (30) days after receipt of written notice by such Loan Party from the Agent or the Required Lenders; or

11.1.4 Default Under Other Agreements. (a) Any Loan Party or any of the Restricted Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) in excess of $50,000,000 in the aggregate, for MRC Global and its Restricted Subsidiaries, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist

(other than, with respect to Indebtedness consisting of any Hedge Agreements, termination events or equivalent events pursuant to the terms of such Hedge Agreements), the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity; or (b) without limiting the provisions of clause (a) above, any such Indebtedness shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (and, with respect to Indebtedness consisting of any Hedge Agreements, other than due to a termination event or equivalent event pursuant to the terms of such Hedge Agreements), prior to the stated maturity thereof; or

11.1.5 Bankruptcy, etc. (a) Any Loan Party or any Specified Subsidiary shall commence a voluntary Insolvency Proceeding; (b) any Foreign Subsidiary that is a Specified Subsidiary, shall commence a voluntary case, proceeding or action under domestic or foreign law relating to bankruptcy, judicial management, insolvency reorganization or relief of debtors legislation of its jurisdiction of incorporation, in each case as now or hereafter in effect, or any successor thereto; (c) an involuntary Insolvency Proceeding is commenced against any Loan Party or any Specified Subsidiary and the petition is not controverted within 10 days after commencement thereof; (d) an involuntary Insolvency Proceeding is commenced against any Loan Party or any Specified Subsidiary and the petition is not dismissed within 60 days after commencement thereof; (e) a Creditor Representative or similar Person is appointed for, or takes charge of, all or substantially all of the property of any Loan Party or any Specified Subsidiary; (f) any Loan Party or any Specified Subsidiary commences any other proceeding or action under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Loan Party or any Specified Subsidiary; (g) there is commenced against any Loan Party or any Specified Subsidiary any such proceeding or action that remains undismissed for a period of 60 days; (h) any Loan Party or any Specified Subsidiary is adjudicated insolvent or bankrupt; (i) any order of relief or other order approving any such case or proceeding or action is entered; (j) any Loan Party or any Specified Subsidiary suffers any appointment of any Creditor Representative or the like for it or any substantial part of its Property to continue undischarged or unstayed for a period of 60 days; (k) any Loan Party or any Specified Subsidiary makes a general assignment for the benefit of creditors; (l) any corporate action is taken by any Loan Party or any Specified Subsidiary for the purpose of effecting any of the foregoing; (m) (i) any UK Borrower or Singapore Borrower, (1) is unable or admits inability to, or is deemed unable to, pay its debts as they fall due, (2) suspends making payments on any of its debts or (3) by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its Indebtedness; or (ii) in respect of any UK Borrower or Singapore Borrower, (1) the value of its assets is less than that of its liabilities (taking into account contingent and prospective liabilities) or (2) a moratorium or other protection from its creditors is declared or imposed in respect of any its Indebtedness; or (n) any Loan Party or any Specified Subsidiary incorporated in New Zealand (or the New Zealand based assets or business of any other Loan Party or Specified Subsidiary) is declared at risk pursuant to the Corporations (Investigation and Management) Act 1989 (New Zealand), or a statutory manager is appointed or any step taken with a view to any such appointment in respect of it or those assets or business under that Act; or

11.1.6 ERISA. (a) Any U.S. Employee Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code; any U.S. Employee Plan is or shall have been terminated or is the subject of termination proceedings under ERISA (including the giving of written notice thereof); (b) an event shall have occurred or a condition shall exist in either case entitling the PBGC to terminate any U.S. Employee Plan or to appoint a trustee to administer any U.S. Employee Plan (including the giving of written notice thereof); (c) any U.S. Employee Plan shall have an accumulated funding deficiency (whether or not waived); (d) any Loan Party, Subsidiary of a Loan Party or ERISA Affiliate has incurred or is likely to incur a liability to or on account of a U.S. Employee Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code (including the giving of written notice thereof); or (e) there could result from any event or events set forth in clause (a) of this Section 11.1.6 the imposition of a lien, the granting of a security interest, or a liability, or the reasonable likelihood of incurring a lien, security interest or liability and such lien, security interest or liability will or would be reasonably likely to have a Material Adverse Effect; or

11.1.7 Canadian Pension Plan and UK Pensions Regulator. (a) (i) A Termination Event shall occur or any Canadian Multi-Employer Plan shall be terminated, in each case, in circumstances which would result or could reasonably be expected to result in a Canadian Domiciled Loan Party being required to make a contribution to or in respect of a Canadian Pension Plan or a Canadian Multi-Employer Plan or results in the appointment, by FSCO, of an administrator to wind up a Canadian Pension Plan, (ii) any Canadian Domiciled Loan Party is in default with respect to any required contributions to a Canadian Pension Plan, or (iii) any Lien arises (save for contribution amounts not yet due) in connection with any Canadian Pension Plan, provided the events set forth in clauses (i), (ii) and (iii), individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect (it being acknowledged that, for purposes of this Section, funding deficiencies and other benefit liabilities existing as of the Closing Date shall be included in the determination of whether a Material Adverse Effect has occurred or exists); or

(b) The Pensions Regulator issues a Financial Support Direction or a Contribution Notice to any UK Domiciled Loan Party and such Financial Support Direction or Contribution Notice will or would be reasonably likely to have a Material Adverse Effect; or

11.1.8 Guarantee. Any Guarantee provided by MRC Global or any Material Subsidiary or any material provision thereof shall cease to be in full force or effect or any such Guarantor thereunder or any Loan Party shall deny or disaffirm in writing any such Guarantor’s obligations under the Guarantee (or any of the foregoing shall occur with respect to a Guarantee provided by a Subsidiary that is not a Material Subsidiary and shall continue unremedied for a period of at least 5 Business Days after receipt of written notice to the North American Loan Party Agent from the Agent or the Required Lenders); or

11.1.9 Security Documents. Any Security Document pursuant to which the assets of any Loan Party or any Material Subsidiary are pledged as Collateral or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof or as a result of acts or omissions of the Agent, any Security Trustee or any Lender) or any grantor thereunder or any Loan Party shall deny or disaffirm in writing any grantor’s obligations under such Security Document (or any of the foregoing shall occur with respect to Collateral provided by a Subsidiary that is not a Material Subsidiary and shall continue unremedied for a period of at least 5 Business Days after receipt of written notice to the North American Loan Party Agent from the Agent or the Required Lenders); or

11.1.10 Judgments. One or more judgments or decrees shall be entered against any Loan Party or any of the Restricted Subsidiaries involving a liability of $50,000,000 or more in the aggregate for all such judgments and decrees for MRC Global and its Restricted Subsidiaries (to the extent not paid or fully covered by insurance provided by a carrier not disputing coverage) and any such judgments or decrees shall not have been satisfied, vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

11.1.11 Change of Control. A Change of Control shall occur; or

11.1.12 Intercreditor; Subordination. The Intercreditor Agreement shall be invalidated or otherwise cease to constitute the legal, valid and binding obligations of the Term Secured Parties (as defined therein) and the Subordinated Lien Secured Parties (as defined therein), enforceable in accordance with its terms (to the extent that any Indebtedness held by such parties remains outstanding) or the subordination provisions of any document or instrument evidencing any Permitted Additional Debt or other Subordinated Indebtedness having a principal amount in excess of $15,000,000 that are subordinated shall be invalidated or otherwise cease to be legal, valid and binding obligations of the holders of such Permitted Additional Debt or other Subordinated Indebtedness, enforceable in accordance with their terms; or

11.1.13 Declared Entity. Any Loan Party is declared by the Minister of Finance of Singapore to be a company to which Part IX of the Singapore Companies Act, Chapter 50 applies;

then, (1) upon the occurrence of any Event of Default described in Section 11.1.5, automatically, and (2) upon the occurrence of any other Event of Default, at the request of (or with the consent of) Required Lenders, upon notice to the Borrowers by the Agent, (A) the Commitment of each Lender and the obligation of any Fronting Bank to issue any Letter of Credit shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Loan Party: (I) the unpaid principal amount of and accrued interest on the Loans, (II) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (regardless of whether any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit), and (III) all other Obligations; provided, the foregoing shall not affect in any way the obligations of Lenders under Sections 2.2.2, 2.3.2, 2.4.2, 2.5.2, 2.6.2, 2.7.2, 2.8.2, 2.9.2, or 2.10.2; (C) the Agent and Security Trustees may enforce any and all Liens and security interests created pursuant to Security Documents and all other rights and remedies under the Loan Documents and Applicable Law; and (D) the Agent shall direct the Borrowers to pay (and each Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 11.1.5 to pay) to the Agent such additional amounts of cash as reasonably requested by any Fronting Bank, to be held as security for the Borrowers’ reimbursement Obligations in respect of Letters of Credit then outstanding.

11.2 License.

Agent is hereby granted an irrevocable (during the continuance of an Event of Default), non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Loan Party) any or all intellectual property of Loan Parties, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral. Each Loan Party’s rights and interests under intellectual property shall inure to Agent’s benefit.

11.3 Setoff.

At any time during the continuation of an Event of Default, each of the Agent, any Fronting Bank, any Lender, and any of their Affiliates is authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Agent, Fronting Bank, such Lender or such Affiliate to or for the credit or the account of a Loan Party against any Secured Obligations, irrespective of whether or not the Agent, such Fronting Bank, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Secured Obligations may be contingent or unmatured or are owed to a branch or office of the Agent, such Fronting Bank, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of the Agent, each Fronting Bank, each Lender and each such Affiliate under this Section 11.3 are in addition to other rights and remedies (including other rights of setoff) that such Person may have.

11.4 Remedies Cumulative; No Waiver.

11.4.1 Cumulative Rights. All agreements, warranties, guaranties, indemnities and other undertakings of Loan Parties under the Credit Documents are cumulative and not in derogation of each other. The rights and remedies of the Agent and Lenders are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise. All such rights and remedies shall continue in full force and effect until Full Payment of all Secured Obligations.

11.4.2 Waivers. No waiver or course of dealing shall be established by (a) the failure or delay of the Agent or any Lender to require strict performance by Loan Parties with any terms of the Loan Documents, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Loan or issuance of any Letter of Credit during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by the Agent or any Lender of any payment or performance by a Loan Party under any Loan Documents in a manner other than that specified therein. It is expressly acknowledged by Loan Parties that any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

11.5 Judgment Currency.

If, for the purpose of obtaining judgment in any court or obtaining an order enforcing a judgment, it becomes necessary to convert any amount due under this Agreement in any a currency (hereinafter in this Section 11.5 called the “first currency”) into any other currency (hereinafter in this Section 11.5 called the “second currency”), then the conversion shall be made at the Agent’s spot rate of exchange for buying the first currency with the second currency prevailing at the Agent’s close of business on the Business Day next preceding the day on which the judgment is given or (as the case may be) the order is made. Any payment made by an Loan Party to any Credit Party or any Security Trustee pursuant to this Agreement in the second currency shall constitute a discharge of the obligations of any applicable Loan Parties to pay to such Credit Party or such Security Trustee any amount originally due to the Credit Party or Security Trustee in the first currency under this Agreement only to the extent of the amount of the first currency which such Credit Party or such Security Trustee is able, on the date of the receipt by it of such payment in any second currency, to purchase, in accordance with such Credit Party’s or such Security Trustee’s normal banking procedures, with the amount of such second currency so received. If the amount of the first currency falls short of the amount originally due to such Credit Party or such Security Trustee in the first currency under this Agreement, Loan Parties agree that they will indemnify each Credit Party and each Security Trustee against and save such Credit Party and such Security Trustee harmless from any shortfall so arising. This indemnity shall constitute an obligation of each such Loan Party separate and independent from the other obligations contained in this Agreement, shall give rise to a separate and independent cause of action and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due to any Credit Party or any Security Trustee under any Loan Documents or under any such judgment or order. Any such shortfall shall be deemed to constitute a loss suffered by such Credit Party or such Security Trustee and Loan Parties shall not be entitled to require any proof or evidence of any actual loss. If the amount of the first currency exceeds the amount originally due to a Credit Party or a Security Trustee in the first currency under this Agreement, such Credit Party or such Security Trustee shall promptly remit such excess to Loan Parties. The covenants contained in this Section 11.5 shall survive the Full Payment of the Obligations under this Agreement.

SECTION 12. AGENT AND SECURITY TRUSTEES

12.1 Appointment, Authority and Duties of Agent.

12.1.1 Appointment and Authority.

(a) Each Secured Party appoints and designates Bank of America as the Agent under all Loan Documents. The Agent may, and each Secured Party authorizes the Agent to, enter into all Loan Documents to which the Agent is intended to be a party and accept all Security Documents, for the Agent’s benefit and the Pro Rata benefit of the Secured Parties. Each Secured Party agrees that any action taken by the Agent, Required Borrower Group Lenders or Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by the Agent or Required Lenders of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Secured Parties. Without limiting the generality of the foregoing, the Agent, together with the Security Trustees, as applicable, shall have the sole and exclusive authority to (i) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (ii) execute and deliver as the Agent each Loan Document, including any intercreditor or subordination agreement (or joinder thereto), and accept delivery of each Loan Document from any Loan Party or other Person; (iii) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (iv) manage, supervise or otherwise deal with Collateral; (v) enter into documentation to effectuate Permitted Supply Chain Financing Programs and (vi) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral under the Loan Documents, Applicable Law or otherwise. The duties of the Agent shall be ministerial and administrative in nature, and the Agent shall not have a fiduciary relationship with any Secured Party, Participant or other Person, by reason of any Loan Document or any transaction relating thereto. The Agent alone shall be authorized to determine whether any Accounts or Inventory constitute Eligible Accounts or Eligible Inventory, whether to impose or release any reserve, or whether any conditions to funding or to issuance of a Letter of Credit have been satisfied, which determinations and judgments, if exercised in good faith, shall exonerate the Agent from liability to any Lender or other Person for any error in judgment.

(b) For the purposes of creating a solidarité active in accordance with Article 1541 of the Civil Code of Québec between each Secured Party, taken individually, on the one hand, and the Agent, on the other hand, each Loan Party and each such Secured Party acknowledge and agree with the Agent that such Secured Party and the Agent are hereby conferred the legal status of solidary creditors of each such Loan Party in respect of all Obligations owed by each such Loan Party to the Agent and such Secured Party hereunder and under the other Loan Documents (collectively, the “Solidary Claim”) and that, accordingly, but subject (for the avoidance of doubt) to Article 1542 of the Civil Code of Québec, each such Loan Party is irrevocably bound towards the Agent and each Secured Party in respect of the entire Solidary Claim of the Agent and such Secured Party. As a result of the foregoing, the parties hereto acknowledge that the Agent and each Secured Party shall at all times have a valid and effective right of action for the entire Solidary Claim of the Agent and such Secured Party and the right to give full acquittance for it. Accordingly, and without limiting the generality of the foregoing, the Agent, as solidary creditor with each Secured Party, shall at all times have a valid and effective right of action in respect of the Solidary Claim and the right to give a full acquittance for same. By its execution of the Loan Documents to which it is a party, each such Loan Party not a party hereto shall also be deemed to have accepted the stipulations hereinabove provided. The parties further agree and acknowledge that such Liens (hypothecs) under the Security Documents and the other Loan Documents shall be granted to the Agent, for its own benefit and for the benefit of the Secured Parties, as solidary creditor as hereinabove set forth.

12.1.2 Duties. The Agent shall not have any duties except those expressly set forth in the Loan Documents. The conferral upon the Agent of any right shall not imply a duty to exercise such right, unless instructed to do so by Lenders in accordance with this Agreement.

12.1.3 Agent Professionals. The Agent may perform its duties through agents and employees. The Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional. The Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

12.1.4 Instructions of Required Lenders. The rights and remedies conferred upon the Agent under the Loan Documents may be exercised without the necessity of joinder of any other party, unless required by Applicable Law. The Agent may request instructions from Required Lenders, Required Borrower Group Lenders or other Secured Parties with respect to any act (including the failure to act) in connection with any Loan Documents, and may seek assurances to its satisfaction from the Secured Parties of their indemnification obligations against all Claims that could be incurred by the Agent in connection with any act. The Agent shall be entitled to refrain from any act until it has received such instructions or assurances, and the Agent shall not incur liability to any Person by reason of so refraining. Instructions of Required Lenders or Required Borrower Group Lenders shall be binding upon all Secured Parties, and no Secured Party shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting in accordance with the instructions of Required Lenders or Required Borrower Group Lenders. Notwithstanding the foregoing, instructions by and consent of specific parties shall be required to the extent provided in Section 14.1.1. In no event shall the Agent be required to take any action that, in its opinion, is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to personal liability.

12.2 European Security Trustee.

12.2.1 Appointment of the European Security Trustee.

(a) The European Secured Parties appoint the European Security Trustee to hold (i) any security interest created by any European Security Agreement; and (ii) the covenants and undertakings of the relevant European Security Agreements, with respect to any jurisdiction where the concept of trust is appropriate, on trust for the European Secured Parties and with respect to any jurisdiction where the concept of trust is not appropriate, as security agent for the European Secured Parties, and, in each case, the European Security Trustee accepts that appointment.

(b) The European Security Trustee, its subsidiaries and associated companies may each retain for its own account and benefit any fee, remuneration and profits paid to it in connection with (i) its activities under the Loan Documents and (ii) its engagement in any kind of banking or other business with any Loan Party.

12.2.2 Delegation. The European Security Trustee may delegate to any Person on such terms (which may include the power to sub-delegate) and subject to such conditions as it thinks fit, all or any of the rights, powers, authorities and discretions vested in it by any of the Loan Documents.

12.2.3 Separate Security Trustees.

(a) The European Security Trustee may (whether for the purpose of complying with any law or regulation of any overseas jurisdiction, or for any other reason) appoint any Person to act jointly with the European Security Trustee either as a separate trustee or as a co-trustee (each an “Appointee”) on such terms and subject to such conditions as the European Security Trustee thinks fit and with such of the rights, powers, authorities and discretions vested in the European Security Trustee by any Loan Document as may be conferred by the instrument of appointment of the Appointee.

(b) The European Security Trustee may pay reasonable remuneration to any Appointee, together with any costs and expenses (including legal fees) reasonably incurred by the Appointee in connection with its appointment. All such remuneration, costs and expenses shall be treated, for the purposes of this Agreement, as paid or incurred by the European Security Trustee.

12.2.4 The European Security Agreements.

(a) Each European Secured Party confirms its approval of the relevant European Security Agreements and of any security interest intended to be created under it, and authorizes and instructs the European Security Trustee to execute and deliver the relevant European Security Agreements.

(b) The European Security Trustee may accept without enquiry the title (if any) which any Person may have to any assets over which security interest is intended to be created by the relevant European Security Agreements, and shall not be liable to any other party for any defect in or failure of any such title.

(c) The European Security Trustee shall not be (i) liable or responsible to any European Secured Party for any failure to perfect, protect, register, make any filing or give notice in respect of the security interest intended to be created by the relevant European Security Agreements, unless that failure arises directly from its own gross negligence or willful misconduct; (ii) obliged to insure any assets over which security interest is intended to be created by the relevant European Security Agreements, to require any other person to maintain any such insurance, or to make any enquiry or conduct any investigation into the legality, validity, effectiveness, adequacy or enforceability of any insurance existing over any such asset; or (iii) obliged to hold in its own possession the relevant European Security Agreements, title deed or other document relating to any assets over which security interest is intended to be created by the relevant European Security Agreements.

12.2.5 Security Trustee as Proprietor. Each European Secured Party confirms that it does not wish to be registered as a joint proprietor of any mortgage or charge created pursuant to the relevant European Security Agreements and accordingly (a) authorizes the European Security Trustee to hold such mortgages and charges in its sole name as trustee for the European Secured Parties; and (b) requests the Land Registry (or other relevant registry) to register the European Security Trustee as a sole proprietor (or heritable creditor, as the case may be) of any such mortgage or charge.

12.2.6 Investments. Except to the extent that a European Security Agreement otherwise requires, any moneys received by the European Security Trustee under or pursuant to a European Security Agreement may be (a) invested in any investments which it may select and which are authorized by Applicable Law; or (b) placed on deposit at any bank or institution (including itself) on such terms as it may think fit, in each case in the name or under the control of the European Security Trustee, and those moneys, together with any accrued income (net of any applicable Tax) shall be held by the European Security Trustee to the order of the Agent, and shall be payable to the Agent on demand.

12.2.7 European Secured Parties’ Indemnity to the European Security Trustee. Each European Secured Party shall indemnify the European Security Trustee, its delegates and sub-delegates and Appointees (each an “Indemnified Party”), within three Business Days of demand, against any cost, loss or liability incurred by the European Security Trustee or the relevant Indemnified Party (otherwise than by reason of the gross negligence or willful misconduct of the European Security Trustee or that Indemnified Party) in acting as European Security Trustee or its delegate, sub-delegate or Appointee under the relevant European Security Agreements (except to the extent that the European Security Trustee, or the relevant Indemnified Party has been reimbursed by any Loan Party pursuant to the relevant European Security Agreements).

12.2.8 Conduct of business by the European Security Trustee. No provision of this Agreement will (a) interfere with the right of the European Security Trustee to arrange its affairs (tax or otherwise) in whatever manner it thinks fit; (b) oblige the European Security Trustee to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or (c) oblige the European Security Trustee to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of tax.

12.2.9 Liability of European Security Trustee.

(a) The European Security Trustee shall not nor shall any of its officers, employees or agents from time to time be responsible for: (i) the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by any Loan Party or any other person given in or in connection with the relevant European Security Agreements; or (ii) the legality, validity, effectiveness, adequacy or enforceability of the relevant European Security Agreements or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with the relevant European Security Agreements.

(b) Without limiting Section 12.2.9(a), the European Security Trustee shall not be liable for any action taken by it or not taken by it under or in connection with the relevant European Security Agreements, unless directly caused by its gross negligence or willful misconduct.

(c) No party (other than the European Security Trustee) may take any proceedings against any officer, employee or agent of the European Security Trustee in respect of any claim it might have against the European Security Trustee or in respect of any act or omission of any kind by that officer, employee or agent in relation to the relevant European Security Agreements and any officer, employee or agent of the European Security Trustee may rely on this Clause 12.2.9 and the provisions of the Contracts (Rights of Third Parties) Act 1999.

(d) The European Security Trustee shall not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Loan Documents to be paid by the European Security Trustee, if the European Security Trustee has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognized clearing or settlement system used by the European Security Trustee for that purpose.

(e) Without affecting the responsibility of the Loan Parties for information supplied by them or on their behalf in connection with any Loan Document, each European Secured Party confirms to the European Security Trustee that it has been, and shall continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with the relevant European Security Agreements including but not limited to: (i) the financial condition, status and nature of the Loan Parties; (ii) the legality, validity, effectiveness, adequacy or enforceability of the relevant European Security Agreements and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with the relevant European Security Agreements; (iii) whether such European Secured Party has recourse, and the nature and extent of that recourse, against any party or any of its respective assets under or in connection with any Loan Document, the transactions contemplated by the European Security Agreements or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with the relevant European Security Agreements; and (iv) the adequacy, accuracy and/or completeness of any information provided by any person under or in connection with the relevant European Security Agreements, the transactions contemplated by the relevant European Security Agreements or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with the relevant European Security Agreements.

12.2.10 European Security Agreements.

(a) The European Security Trustee shall accept without investigation, requisition or objection, such title as any person may have to the assets which are subject to the relevant European Security Agreements and shall not (i) be bound or concerned to examine or enquire into the title of any person; (ii) be liable for any defect or failure in the title of any person, whether that defect or failure was known to the European Security Trustee or might have been discovered upon examination or enquiry and whether capable of remedy or not; or (iii) be liable for any failure on its part to give notice of the relevant European Security Agreements to any third party or otherwise perfect or register the security interests created by the relevant European Security Agreements (unless such failure arises directly from the European Security Trustee’s gross negligence or willful misconduct).

(b) The European Security Trustee shall hold the relevant European Security Agreements and all proceeds of enforcement of them on trust for the European Secured Parties on the terms and conditions of this Agreement.

(c) The relevant European Security Agreements shall rank as continuing security interest for the discharge of the liabilities secured by it.

12.2.11 Disposals.

(a) Subject to Section 12.4.1, the Security Trustee is authorized by each of the European Secured Parties to execute on behalf of itself and each such European Secured Party without the need for any further referral to or authority from such European Secured Party, any release of the security interests created by the relevant European Security Agreements over that asset and, if such asset comprises all of the shares in any Loan Party, the European Security Trustee is further authorized, without the need for any further referral to or authority from such European Secured Party, to execute a release of any security interests granted by such Loan Party over its assets pursuant to any of the European Security Agreements provided that in each such case the proceeds are applied in the manner provided for in this Agreement as if they were realizations pursuant to the relevant European Security Agreements.

(b) Each European Secured Party undertakes to execute such releases and other documents as may be necessary to give effect to the releases specified in Section 12.2.11(a).

12.2.12 Trust. The perpetuity period for each trust created by this Agreement shall be 125 years.

12.2.13 Parallel Debt Obligations. In order to ensure the continuing validity of the security interests governed by Dutch law (a) each Dutch Domiciled Loan Party irrevocably and unconditionally undertakes (that undertaking in respect of any amount, a “Parallel Debt Obligation” and in respect of all of them, the “Parallel Debt Obligations”) to pay to the European Security Trustee an amount equal to and in the same currency as all amounts from time to time due and payable by that Loan Party to the Lenders under the Credit Documents (the obligations to the Lenders in respect of any amount and a certain currency, an “Original Obligation” and its obligations to the Lenders in respect of all of them, the “Original Obligations”); (b) the Parallel Debt Obligations shall be separate from and independent of the Original Obligations, so that the European Security Trustee will have an independent right to demand performance of any Parallel Debt Obligation; (c) the Parallel Debt Obligations shall be owed to the European Security Trustee in its own name and any European Security Agreement governed by Dutch law shall also be expanded to secure the Parallel Debt Obligations; (d) the Lenders, the Loan Parties and the European Security Trustee acknowledge that the European Security Trustee acts in its own name and not as an agent or representative of the Lenders and the security interests governed by Dutch law created in favor of the European Security Trustee will not be held on trust; (e) other than as set out in Section 12.2.13(f), the Parallel Debt Obligations shall not limit or affect the existence of the Original Obligations, for which the Lenders shall have an independent right to demand performance (to the extent permitted by this Agreement); (f) payment by the Loan Parties of any Parallel Debt Obligation shall to the same extent decrease and be a good discharge of the corresponding Original Obligation owing to the Lenders and payment by the Loan Parties of any Original Obligations to the Lenders shall to the same extent decrease and be a good discharge of the corresponding Parallel Debt Obligation owing by it to the European Security Trustee; and (g) without limiting or affecting the European Security Trustee’s right to protect, preserve or enforce its rights under any European Security Agreements governed by Dutch law, the European Security

Trustee undertakes to the Lenders not to exercise its rights in respect of any Parallel Debt Obligation without the consent of the Agent. Notwithstanding clause (f) above, no Loan Party may pay any Parallel Debt Obligation other than at the instruction of, and in the manner determined by, the European Security Trustee. For the avoidance of doubt, the Parallel Debt Obligations will become due and payable (opeisbaar) at the same time as the corresponding Original Obligations.

12.2.14 Appointment and Retirement of European Security Trustee. The European Security Trustee (a) subject to the appointment of a successor (in consultation with the European Loan Party Agent) may, and must if the Agent requires, retire at any time from its position as European Security Trustee under the Loan Documents without assigning any reason, and (b) must give notice of its intention to retire by giving to the other European Secured Parties and the European Loan Party Agent not less than 30 days’ nor more than 60 days’ notice.

12.2.15 Appointment of Successor. The Agent may, with the approval of the European Loan Party Agent (such approval not to be unreasonably withheld) other than during the continuation of an Event of Default, appoint a successor to the European Security Trustee, during the period of notice in Section 12.2.14. If no successor is appointed by the Agent, the European Security Trustee may appoint (after consultation with the Agent and the European Loan Party Agent) its successor. The European Secured Parties shall promptly enter into any agreements that the successor may reasonably require to effect its appointment.

12.2.16 Discharge of European Security Trustee. From the date that the appointment of the successor is effected under Section 12.2.14, the retiring European Security Trustee must be discharged from any further obligations under the Loan Documents as European Security Trustee, and the successor to the European Security Trustee and each of the other European Secured Parties have the same rights and obligations between themselves as they would have had if the successor had been a party to those Loan Documents.

12.3 AUS-NZ Security Trustee .

12.3.1 Appointment of AUS-NZ Security Trustee by Australian Facility Secured Parties. The AUS-NZ Security Trustee is (a) appointed by Australian Facility Secured Parties to act as trustee of the Australian Security Trust and as the AUS-NZ Security Trustee for the purpose of the Loan Documents; and (b) irrevocably authorized to enter into the Loan Documents in its capacity as trustee of the Australian Security Trust and to take the action on its behalf and to exercise the rights that are expressly or by implication delegated to the AUS-NZ Security Trustee by a Loan Document and any other action or rights that are reasonably incidental.

12.3.2 Additional Australian Facility Security Parties; Transfers by Australian Lenders. An Australian Lender must not assign, encumber, declare a trust over or otherwise deal with any of its rights or novate any of its rights and obligations under any of the Loan Documents to any person other than as permitted by this Agreement and the other Loan Documents.

12.3.3 Notice of Change: (a) An Australian Facility Secured Party must promptly notify the Agent of any assignment, encumbrance, declaration of trust over or other dealing with or novation of that Australian Facility Secured Party’s rights, benefits or obligations under any Credit Document; and (b) the AUS-NZ Security Trustee may treat each Australian Facility Secured Party (or any assignee or substitute Australian Facility Secured Party of which the AUS-NZ Security Trustee has actual notice) as the holder of the benefit of that Australian Facility Secured Party’s interests under the Credit Documents unless and until it receives notice under Section 12.3.3 to the contrary.

12.3.4 Distribution of Recoveries. If at any time the AUS-NZ Security Trustee receives money under a Loan Document that is available for distribution, whether or not it represents the proceeds of recovery action taken under any Loan Document, then the AUS-NZ Security Trustee must, subject to any Applicable Law to the contrary including section 140 of the PPSA Australia, distribute that money in accordance with this Agreement.

12.3.5 Included as money. Money referred to in Section 12.3.4 includes money that is received by the AUS-NZ Security Trustee before enforcement proceedings are commenced under a Loan Document in relation to any Australian Facility Collateral but which has not been distributed by that time.

12.3.6 Not included as money. Subject to a contrary decision by the Agent (acting on the instructions of the relevant Required Borrower Group Lenders), the money referred to in Section 12.3.4 does not constitute recovered money (being the aggregate amount received in accordance with Section 5.5 that has not been distributed under this Agreement) if the money is deposited in an interest bearing suspense account under a Loan Document.

12.3.7 Notices and Instructions. The AUS-NZ Security Trustee must: (a) promptly send to each Australian Facility Secured Party details of each communication and document received by it from the Agent or an Australian Domiciled Loan Party in connection with the Loan Documents, unless the details are of a purely routine or administrative nature; (b) subject to the other provisions of this Agreement, act in accordance with any instructions from the Agent (acting on the instructions of the relevant Required Borrower Group Lenders) or, if so instructed by them, refrain from exercising rights vested in it under the Loan Documents; and (c) promptly notify the Agent of any Event of Default of which the AUS-NZ Security Trustee, acting in its capacity as AUS-NZ Security Trustee, acquires actual knowledge and of which the Agent does not have actual knowledge.

12.3.8 Limitation on duties. The AUS-NZ Security Trustee has only those duties, obligations and responsibilities expressly specified in the Loan Documents.

12.3.9 Instructions, Powers and Discretion. Subject to the other provisions of this Section 12.3.9 and except in relation to amounts due to the AUS-NZ Security Trustee in its own right, the AUS-NZ Security Trustee agrees to act in accordance with the instructions of the Agent (acting on the instructions of the relevant Required Borrower Group Lenders) in exercising its rights under the Loan Documents.

12.3.10 Exercise of Rights. The AUS-NZ Security Trustee in its capacity as AUS-NZ Security Trustee must not, without the prior written instructions of the Agent, (a) exercise rights delegated to or conferred on it under the Loan Documents; or (b) waive any breach of or otherwise excuse performance of any obligation of an Australian Domiciled Loan Party under any Loan Document.

12.3.11 Instructions Binding. Any instruction given to or action taken by the AUS-NZ Security Trustee in accordance with this Agreement is binding on all Australian Facility Secured Parties and each Australian Facility Secured Party authorizes the AUS-NZ Security Trustee to give any consent and do any other matter or thing necessary or appropriate to give effect to the instruction.

12.3.12 Instructions Given by Agent. The instructions referred to in this Section 12.3.12 (and any other provisions in this Section 12.3 requiring the Agent to seek or act in accordance with the Required Borrower Group Lenders’ or all Australian Lenders’ consent, authority or instructions) are deemed to be given in accordance with this Agreement, if the Agent communicates such consent, authority or instructions to the AUS-NZ Security Trustee and states that the consent, authority or instructions were given or obtained in accordance with this Agreement. In such event, the AUS-NZ Security Trustee need not enquire whether the Required Borrower Group Lenders or all Australian Lenders have given the requisite consent, authority or instructions to the Agent.

12.3.13 Australian Facility Secured Party Rights. If (in the reasonable opinion of the Agent) the AUS-NZ Security Trustee fails to act in accordance with any instructions given to it under this Agreement (and within a time deemed reasonable by the Agent), each Australian Facility Secured Party has a right to exercise the rights of the AUS-NZ Security Trustee to enable that instruction to be effected.

12.3.14 AUS-NZ Security Trustee’s Rights. The AUS-NZ Security Trustee may (a) perform any of its duties, obligations and responsibilities under the Loan Documents by or through its agents and representatives; (b) refrain from exercising any rights vested in it under the Loan Documents until it has received instructions from the Agent, as to whether (and, if it is to be exercised, the way in which) that right is to be exercised and in all cases will not incur any liability when (i) acting in accordance with those instructions or (ii) refraining from acting, either in accordance with those instructions or in the absence of those instructions; (c) refrain from doing anything that would or might in its opinion be contrary to any Applicable Law or directive or otherwise render it liable to any Person and may do anything which is, in its opinion, necessary to comply with any Applicable Law or directive; (d) assume that no Default or Event of Default has occurred unless the AUS-NZ Security Trustee acquires actual knowledge to the contrary; (e) refrain from taking any step (or further step) to protect or enforce the rights of any Australian Facility Secured Party under the Loan Documents until it has been indemnified or secured to its reasonable satisfaction against any and all Claims which it would or might sustain or incur as a result; (f) hold any of the Loan Documents and any other related documents with any financial institution or reputable Person whose business includes undertaking the safe custody of documents or any lawyer or firm of lawyers selected by the AUS-NZ Security Trustee, and the AUS-NZ Security Trustee is not responsible for any Claims incurred in connection with the deposit of those documents and may pay all sums required to be paid on account or in respect of any deposit of those documents; (g) in the conduct of any trust, instead of acting personally, employ and pay an agent, being a lawyer, or other professional person, to transact or conduct, or concur in doing all acts required to be done by the AUS-NZ Security Trustee (including the receipt and payment of money); and (h) appoint further or additional trustees for the purpose of giving valid receipts without being liable for the actions of those trustees.

12.3.15 Australian Facility Security Party to Provide Statement. The AUS-NZ Security Trustee may at any time request (through the Agent or directly) an Australian Facility Secured Party to provide a statement setting out (a) as at the date of the statement or any other relevant date specified by the AUS-NZ Security Trustee, the Australian Facility Secured Obligations owing to such Australian Facility Secured Party; (b) any other information (including documents) that the AUS-NZ Security Trustee may reasonably require in relation to the details and calculations of the amounts under this Section 12.3.15; (c) if the AUS-NZ Security Trustee requests an Australian Facility Secured Party to provide a statement under this Section 12.3.15 the Australian Facility Secured Party must provide that statement within a reasonable time; (d) The AUS-NZ Security Trustee, as between itself and the other Australian Facility Secured Parties, may rely on the statement referred to in this Section 12.3.15 as conclusive evidence of its contents, unless (i) the contrary is proved, or (ii) the AUS-NZ Security Trustee determines it is not reasonably satisfied as to the correctness of those amounts.

12.3.16 The AUS-NZ Security Trustee may Delegate. (a) If the AUS-NZ Security Trustee, in its sole discretion, considers that delegation is desirable in assisting the AUS-NZ Security Trustee to perform its functions under the Loan Documents, the AUS-NZ Security Trustee may delegate to any person or fluctuating body of persons all or any of the duties, trusts, powers, authorities and discretions vested in the AUS-NZ Security Trustee under or in connection with the Loan Documents; and (b) any delegation under this Section 12.3.16 may be (i) by power of attorney or in any other manner as the AUS-NZ Security Trustee may think fit; and (ii) made on the terms and conditions (including power to sub delegate) as the AUS-NZ Security Trustee may think fit (but the terms and conditions must not be inconsistent with any of the provision of the Loan Documents.

12.3.17 AUS-NZ Security Trustee’s Further Rights. The AUS-NZ Security Trustee may (a) rely on any communication or document believed by it to be genuine; (b) rely, as to any matter of fact that might reasonably be expected to be within the knowledge of a Loan Party, on a statement by or on their behalf; (c) obtain and pay for legal or other expert advice or services that may to it seem necessary or desirable and rely on that advice; (d) retain for its own benefit, and without liability to account, any fee or other sum receivable by it for its own account; and (e) accept deposits from, lend money to, provide any advisory or other services to or engage in any kind of banking or other business with any party to the Loan Documents and any Affiliates of any party (and, in each case, may do so without liability to account).

12.3.18 AUS-NZ Security Trustee as Australian Facility Secured Party. The AUS-NZ Security Trustee, in its capacity as a Credit Party (if applicable), has the same rights under this document as any other Credit Party and may exercise those rights as if it were not acting as AUS-NZ Security Trustee.

12.3.19 AUS-NZ Security Trustee’s Exoneration. The AUS-NZ Security Trustee is not (a) responsible for the adequacy, accuracy or completeness of any representation, warranty, statement or information in the Loan Documents or any notice or other document delivered under or referred to in the Loan Documents; (b) responsible for the execution, delivery, validity, legality, adequacy, enforceability or admissibility in evidence of the Loan Documents; (c) required to (i) take any action with respect to the PPSA Australia, other than as directed by the Agent; or (ii) monitor the PPSA Australia or the implementation of it; (c) obliged to enquire as to the occurrence or continuation of an Event of Default or Default; (d) under any obligations other than those for which express provision is made in a Loan Document to which it is a party; (e) liable for anything done or not done by it under or in connection with the Loan Documents except in the case of fraud, gross negligence or willful misconduct by the AUS-NZ Security Trustee or any of its agents or representatives; or (f) liable for anything done or not done by any receiver or manager under or in connection with the Australian Facility Collateral.

12.3.20 Capacity. This Agreement and the other Loan Documents only bind the AUS-NZ Security Trustee in its capacity as AUS-NZ Security Trustee and any obligation of the AUS-NZ Security Trustee under this Agreement or the other Loan Documents applies to the AUS-NZ Security Trustee in its capacity as AUS-NZ Security Trustee.

12.3.21 Limited on Liability. No Person to whom the AUS-NZ Security Trustee is liable under this Agreement or any other Loan Document is entitled to have recourse in satisfaction of such liability to any assets held by the AUS-NZ Security Trustee in its personal capacity or in its capacity as trustee of any trust other than the trust established under and pursuant to the Australian Security Trust Deed and the recourse of any such person is limited to the Australian Trust Fund. The AUS-NZ Security Trustee is not liable for any act (or omission) if it acts (or refrains from acting) in accordance with the instructions of Agent, provided that Agent is entitled to give those instructions under and in accordance with the Loan Documents. The provisions of this Section 12.3.21 will not apply to any obligation or liability of the AUS-NZ Security Trustee to the extent that it is not satisfied because there is a reduction in the extent, or an extinguishment, of the AUS-NZ Security Trustee’s indemnification out of the assets of the Australian Security Trust, as a result of the AUS-NZ Security Trustee’s fraud, gross negligence or willful default.

12.3.22 Exoneration. Neither the AUS-NZ Security Trustee nor any of its directors, officers, employees, agents, attorneys or Affiliates is responsible or liable to any person (a) because a Loan Party does not perform its obligations under the Credit Documents; (b) for the financial condition of the Loan Parties; (c) because any statement, representation or warranty in a Credit Document given by a party other than the AUS-NZ Security Trustee is incorrect or misleading; (d) for the effectiveness, genuineness, validity, admissibility in evidence or sufficiency of the Credit Documents or any document signed or delivered in connection with the Credit Documents; (e) for the enforceability of the Credit Documents or any other document signed or delivered in connection with the Credit Documents against any person (other than the AUS-NZ Security Trustee); (f) for any loss or damage occurring as a result of it exercising, failing to exercise or purporting to exercise any right or power under this Agreement or other Loan Documents; (g) subject to this Agreement: (i) for the default, negligence or fault of any directors, officers, employees, agents, delegates, attorneys or Affiliates of the AUS-NZ Security Trustee; (ii) for any mistake or omission made by it or any directors, officers, employees, agents, delegates, attorneys or Affiliates of the AUS-NZ Security Trustee; (iii) for any other matter or thing done, or not done, in relation to the Credit Documents; (h) for any absence of, or defect in title or for its inability to exercise any of its powers under the Loan Documents; (i) for any failure by a Loan Party to perform its obligations under any Credit Document; (j) for acting in accordance with the provisions of this Agreement; or (k) for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Credit Document or any certificate or document given under any of them, except to the extent that the act or omission amounts to fraud, gross negligence or willful misconduct by the AUS-NZ Security Trustee or any directors, officers, employees, agents, delegates, attorneys or Affiliates of the AUS-NZ Security Trustee or a gross or willful breach by it of its obligations under this Agreement. Without limiting this Section 12.3.22, the AUS-NZ Security Trustee is not responsible or liable to any Person for anything done or not done in connection with this Agreement by the AUS-NZ Security Trustee or its directors, officers, employees, agents, attorneys or Affiliates except to the extent that the act or omission amounts to fraud, gross negligence or willful misconduct by the AUS-NZ Security Trustee or a gross or willful breach by it of its obligations under this Agreement.

12.3.23 No Reliance on AUS-NZ Security Trustee. Each Australian Facility Secured Party confirms that it has itself been, is at all times and continues to be, solely responsible for making its own independent investigation and appraisal of the business, operations, financial condition, creditworthiness, status and affairs of the Loan Parties and has not relied, and will not at any time rely, on the AUS-NZ Security Trustee (a) to provide it with any information relating to the business, operations, financial condition, creditworthiness, status or affairs of the Loan Parties, or the condition, whether coming into its possession before or after providing financial accommodation or facilities to any of the Loan Parties; or (b) to check or enquire into the adequacy, accuracy or completeness of any information provided by the Loan Parties or any other Person under or in connection with the Loan Documents (whether or not the information has been or is at any time circulated to it by the AUS-NZ Security Trustee).

12.3.24 Appointment and Retirement of AUS-NZ Security Trustee. The AUS-NZ Security Trustee (a) subject to the appointment of a successor (in consultation with the Asian Loan Party Agent) may, and must if the Agent requires, retire at any time from its position as AUS-NZ Security Trustee under the Loan Documents without assigning any reason, and (b) must give notice of its intention to retire by giving to the other Australian Facility Secured Parties and the Asian Loan Party Agent not less than 30 days’ nor more than 60 days’ notice.

12.3.25 Appointment of Successor. The Agent may, with the approval of the Asian Loan Party Agent (such approval not to be unreasonably withheld) other than during the continuation of an Event of Default, appoint a successor to the AUS-NZ Security Trustee, during the period of notice in Section 12.3.24. If no successor is appointed by the Agent, the AUS-NZ Security Trustee (after consulting with Agent and the Asian Loan Party Agent) may appoint its successor. The Australian Facility Secured Parties shall promptly enter into any agreements that the successor may reasonably require to effect its appointment.

12.3.26 Discharge of AUS-NZ Security Trustee. From the date that the appointment of the successor is effected under Section 12.3.25, the retiring AUS-NZ Security Trustee must be discharged from any further obligations under the Loan Documents as AUS-NZ Security Trustee, and the successor to the AUS-NZ Security Trustee and each of the other Australian Facility Secured Parties have the same rights and obligations between themselves as they would have had if the successor had been a party to those Loan Documents.

12.3.27 Australian Facility Secured Parties to Indemnify AUS-NZ Security Trustee. To the extent that the Loan Parties do not do so on demand or are not obliged to do so, each Australian Facility Secured Party must on demand indemnify the AUS-NZ Security Trustee against any Claims sustained or incurred by the AUS-NZ Security Trustee in (a) complying with any instructions from the Agent or the Australian Facility Secured Parties; (b) otherwise sustained or incurred by it in connection with the Loan Documents or its duties, obligations and responsibilities under the Loan Documents; or (c) as a result of appointing a receiver or manager under any of the Australian Facility Collateral, except to the extent that the Claim is sustained or incurred as a result of the fraud, gross negligence or willful misconduct of the AUS-NZ Security Trustee or any of its representatives. When there are no Australian Facility Secured Obligations (including, anything that is reasonably foreseeable as falling within the definition of Australian Facility Secured Obligations) in relation to an Australian Facility Secured Party and the relevant Australian Facility Secured Party is not committed or obliged to make advances or provide any other financial accommodation to the Australian Domiciled Loan Parties, the relevant Australian Facility Secured Party ceases to be an Australian Facility Secured Party on notice in writing to that effect from the Agent and the AUS-NZ Security Trustee.

12.3.28 Australian Facility Secured Party Notice to Cease. An Australian Facility Secured Party may, by notice to that effect to the AUS-NZ Security Trustee, cease to be an Australian Facility Secured Party.

12.3.29 Waiver and Exercise of Rights: The AUS-NZ Security Trustee’s failure or delay to exercise a power or right does not operate as a waiver of that power or right and the exercise of a power or right does not preclude either its exercise in the future or the exercise of any other power or right. A waiver is not effective unless it is in writing and waiver of a power or right is effective only in respect of the specific instance to which it relates and for the specific purpose for which it is given.

12.4 Agreements Regarding Collateral and Field Examination Reports.

12.4.1 Releases; Care of Collateral.

(a) Australian Facility Secured Parties authorize the Agent and AUS-NZ Security Trustee to release (A) any Lien with respect to any Australian Facility Collateral (i) upon Full Payment of the Australian Facility Secured Obligations or in connection with a liquidation or dissolution permitted under Section 10.2.3(e); (ii) subject to Section 14.1.1, that the Asian Loan Party Agent certifies in writing to the Agent is subject to a disposal permitted under Section 10.2.4 or a Lien which the Asian Loan Party Agent certifies is permitted under Section 10.2.2 and entitled to priority over the Agent’s and AUS-Security Trustee’s Liens (and the Agent or the AUS-NZ Security Trustee, as applicable, may rely conclusively on any such certificate without further inquiry); (iii) that does not constitute a material part of the Australian Facility Collateral; (iv) following an Event of Default, in connection with an enforcement action and realization on Australian Facility Collateral; or (v) with the written consent of all Australian Lenders and (B) subject to Section 14.1.1, any Loan Party from its obligations if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted under this Agreement.

(b) Belgian Facility Secured Parties authorize the Agent and European Security Trustee to release (A) any Lien with respect to any Belgian Facility Collateral (i) upon Full Payment of the Belgian Facility Secured Obligations or in connection with a liquidation or dissolution permitted under Section 10.2.3(e); (ii) subject to Section 14.1.1, that the European Loan Party Agent certifies in writing to the Agent is subject to a disposal permitted under Section 10.2.4 or a Lien which the European Loan Party Agent certifies is permitted under Section 10.2.2 and entitled to priority over the Agent’s and European Security Trustee’s Liens (and the Agent or the European Security Trustee, as applicable, may rely conclusively on any such certificate without further inquiry); (iii) that does not constitute a material part of the Belgian Facility Collateral; (iv) following an Event of Default, in connection with an enforcement action and realization on Belgian Facility Collateral; or (v) with the written consent of all Belgian Lenders and (B) subject to Section 14.1.1, any Loan Party from its obligations if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted under this Agreement.

(c) Canadian Facility Secured Parties authorize the Agent to release (A) any Lien with respect to any Canadian Facility Collateral (i) upon Full Payment of the Canadian Facility Secured Obligations or in connection with a liquidation or dissolution permitted under Section 10.2.3(e); (ii) subject to Section 14.1.1, that the North American Loan Party Agent certifies in writing to the Agent is subject to a disposal permitted under Section 10.2.4 or a Lien which the North American Loan Party Agent certifies is permitted under Section 10.2.2 and entitled to priority over the Agent’s Liens (and the Agent may rely conclusively on any such certificate without further inquiry); (iii) that does not constitute a material part of the Canadian Facility Collateral; (iv) following an Event of Default, in connection with an enforcement action and realization on Canadian Facility Collateral; or (v) with the written consent of all U.S. Lenders and (B) subject to Section 14.1.1, any Loan Party from its obligations if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted under this Agreement.

(d) Dutch Facility Secured Parties authorize the Agent and European Security Trustee to release (A) any Lien with respect to any Dutch Facility Collateral (i) upon Full Payment of the Dutch Facility Secured Obligations or in connection with a liquidation or dissolution permitted under Section 10.2.3(e); (ii) subject to Section 14.1.1, that the European Loan Party Agent certifies in writing to the Agent is subject to a disposal permitted under Section 10.2.4 or a Lien which the European Loan Party Agent certifies is permitted under Section 10.2.2 and entitled to priority over the Agent’s and European Security Trustee’s Liens (and the Agent or the European Security Trustee, as applicable, may rely conclusively on any such certificate without further inquiry); (iii) that does not constitute a material part of the Dutch Facility Collateral; (iv) following an Event of Default, in connection with an enforcement action and realization on Dutch Facility Collateral; or (v) with the written consent of all Dutch Lenders and (B) subject to Section 14.1.1, any Loan Party from its obligations if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted under this Agreement.

(e) New Zealand Facility Secured Parties authorize the Agent and AUS-NZ Security Trustee to release (A) any Lien with respect to any New Zealand Facility Collateral (i) upon Full Payment of the New Zealand Facility Secured Obligations or in connection with a liquidation or dissolution permitted under Section 10.2.3(e); (ii) subject to Section 14.1.1, that the Asian Loan Party Agent certifies in writing to the Agent is subject to a disposal permitted under Section 10.2.4 or a Lien which the Asian Loan Party Agent certifies is permitted under Section 10.2.2 and entitled to priority over the Agent’s and AUS-NZ Security Trustee’s Liens (and the Agent or the AUS-NZ Security Trustee, as applicable, may rely conclusively on any such certificate without further inquiry); (iii) that does not constitute a material part of the New Zealand Facility Collateral; (iv) following an Event of Default, in connection with an enforcement action and realization on New Zealand Facility Collateral; or (v) with the written consent of all New Zealand Lenders and (B) subject to Section 14.1.1, any Loan Party from its obligations if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted under this Agreement.

(f) Norwegian Facility Secured Parties authorize the Agent to release (A) any Lien with respect to any Norwegian Facility Collateral (i) upon Full Payment of the Norwegian Facility Secured Obligations or in connection with a liquidation or dissolution permitted under Section 10.2.3(e); (ii) subject to Section 14.1.1, that the European Loan Party Agent certifies in writing to the Agent is subject to a disposal permitted under Section 10.2.4 or a Lien which the European Loan Party Agent certifies is permitted under Section 10.2.2 and entitled to priority over the Agent’s Liens (and the Agent may rely conclusively on any such certificate without further inquiry); (iii) that does not constitute a material part of the Norwegian Facility Collateral; (iv) following an Event of Default, in connection with an enforcement action and realization on Norwegian Facility Collateral; or (v) with the written consent of all Norwegian Lenders and (B) subject to Section 14.1.1, any Loan Party from its obligations if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted under this Agreement.

(g) Singapore Facility Secured Parties authorize the Agent and Singapore Security Trustee to release (A) any Lien with respect to any Singapore Facility Collateral (i) upon Full Payment of the Singapore Facility Secured Obligations or in connection with a liquidation or dissolution permitted under Section 10.2.3(e); (ii) subject to Section 14.1.1, that the Asian Loan Party Agent certifies in writing to the Agent is subject to a disposal permitted under Section 10.2.4 or a Lien which the Asian Loan Party Agent certifies is permitted under Section 10.2.2 and entitled to priority over the Agent’s and Singapore Security Trustee’s Liens (and the Agent or the Singapore Security Trustee, as applicable, may rely conclusively on any such certificate without further inquiry); (iii) that does not constitute a material part of the Singapore Facility Collateral; (iv) following an Event of Default, in connection with an enforcement action and realization on Singapore Facility Collateral; or (v) with the written consent of all Singapore Lenders and (B) subject to Section 14.1.1, any Loan Party from its obligations if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted under this Agreement.

(h) UK Facility Secured Parties authorize the Agent and European Security Trustee to release (A) any Lien with respect to any UK Facility Collateral (i) upon Full Payment of the UK Facility Secured Obligations or in connection with a liquidation or dissolution permitted under Section 10.2.3(e); (ii) subject to Section 14.1.1, that the European Loan Party Agent certifies in writing to the Agent is subject to a disposal permitted under Section 10.2.4 or a Lien which the European Loan Party Agent certifies is permitted under Section 10.2.2 and entitled to priority over the Agent’s and European Security Trustee’s Liens (and the Agent or the European Security

Trustee, as applicable, may rely conclusively on any such certificate without further inquiry); (iii) that does not constitute a material part of the UK Facility Collateral; (iv) following an Event of Default, in connection with an enforcement action and realization on UK Facility Collateral; or (v) with the written consent of all UK Lenders and (B) subject to Section 14.1.1, any Loan Party from its obligations if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted under this Agreement.

(i) U.S. Facility Secured Parties authorize the Agent to release (A) any Lien with respect to any U.S. Facility Collateral (i) upon Full Payment of the U.S. Facility Secured Obligations or in connection with a liquidation or dissolution permitted under Section 10.2.3(e); (ii) subject to Section 14.1.1, that the North American Loan Party Agent certifies in writing to the Agent is subject to a disposal permitted under Section 10.2.4 or a Lien which the North American Loan Party Agent certifies is permitted to be sold under Section 10.2.2 and entitled to priority over the Agent’s Liens (and the Agent may rely conclusively on any such certificate without further inquiry); (iii) that does not constitute a material part of the U.S. Facility Collateral; (iv) following an Event of Default, in connection with an enforcement action and realization on U.S. Facility Collateral; or (v) with the written consent of all U.S. Lenders and (B) subject to Section 14.1.1, any Loan Party from its obligations if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted under this Agreement.

(j) The Agent shall have no obligation to assure that any Collateral exists or is owned by a Loan Party, or is cared for, protected or insured, nor to assure that the Agent’s or any Security Trustee’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

12.4.2 Possession of Collateral.

(a) The Agent and Australian Facility Secured Parties appoint each Australian Lender as agent (for the benefit of Australian Facility Secured Parties) for the purpose of perfecting Liens in any Australian Facility Collateral held or controlled by such Australian Lender, to the extent such Liens are perfected by possession or control.

(b) The Agent and Canadian Facility Secured Parties appoint each U.S. Lender as agent (for the benefit of Canadian Facility Secured Parties) for the purpose of perfecting Liens in any Canadian Facility Collateral held or controlled by such U.S. Lender, to the extent such Liens are perfected by possession or control.

(c) The Agent and New Zealand Facility Secured Parties appoint each New Zealand Lender as agent (for the benefit of New Zealand Facility Secured Parties) for the purpose of perfecting Liens in any New Zealand Facility Collateral held or controlled by such New Zealand Lender, to the extent such Liens are perfected by possession or control.

(d) The Agent and Singapore Facility Secured Parties appoint each Singapore Lender as agent (for the benefit of Singapore Facility Secured Parties) for the purpose of perfecting Liens in any Singapore Facility Collateral held or controlled by such Singapore Lender, to the extent such Liens are perfected by possession or control.

(e) The Agent and U.S. Facility Secured Parties appoint each U.S. Lender as agent (for the benefit of U.S. Facility Secured Parties) for the purpose of perfecting Liens in any U.S. Facility Collateral held or controlled by such U.S. Lender, to the extent such Liens are perfected by possession or control.

(f) If any Lender obtains possession or control of any Collateral, it shall notify the Agent thereof and, promptly upon the Agent’s request, deliver such Collateral to the Agent or the applicable Security Trustee or otherwise deal with it in accordance with the Agent’s instructions.

12.4.3 Reports. The Agent shall promptly forward to each Applicable Lender, when complete, copies of any field audit, examination or appraisal report prepared by or for the Agent with respect to any Loan Party or Collateral (“Report”). Each Lender agrees (a) that neither Bank of America nor the Agent makes any representation or warranty as to the accuracy or completeness of any Report, and shall not be liable for any information contained in or omitted from any Report; (b) that the Reports are not intended to be comprehensive audits or examinations, and that the Agent or any other Person performing any audit or examination will inspect only specific information regarding Obligations or the Collateral and will rely significantly upon the applicable Loan Parties’ books and records as well as upon representations of the applicable Loan Parties’ officers and employees; and (c) to keep all Reports confidential and strictly for such Lender’s internal use, and not to distribute any Report (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants) or use any Report in any manner other than administration of the Loans and other Obligations. Each Lender shall indemnify and hold harmless the Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Report, as well as from any Claims arising as a direct or indirect result of the Agent furnishing a Report to such Lender.

12.5 Reliance By Agent.

The Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and upon the advice and statements of Agent Professionals. The Agent shall have a reasonable and practicable amount of time to act upon any instruction, notice or other communication under any Loan Document, and shall not be liable for any delay in acting.

12.6 Action Upon Default.

The Agent shall not be deemed to have knowledge of any Default or Event of Default, or of any failure to satisfy any conditions in Section 6, unless it has received written notice from a Loan Party Agent, Required Lenders or Required Borrower Group Lenders specifying the occurrence and nature thereof. If any Lender acquires knowledge of a Default, Event of Default or of such conditions, it shall promptly notify the Agent and the other Lenders thereof in writing. Each Secured Party agrees that, except as otherwise provided in any Credit Documents or with the written consent of the Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations (other than Secured Bank Product Obligations), or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC or PPSA sales or other similar dispositions of Collateral or to assert any rights relating to any Collateral. The Agent, on behalf of itself and the Secured Parties, shall have the right to credit bid and purchase for the benefit of the Agent and the Secured Parties all or any portion of Collateral at any sale thereof conducted by the Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the United States Bankruptcy Code, including Section 363 thereof, or a sale under a plan of reorganization, or at any other sale or foreclosure conducted by the Agent (whether by judicial action or otherwise) in accordance with Applicable Law. Such credit bid or purchase may be completed through one or more acquisition vehicles formed by the Agent to make such credit bid or purchase and, in connection therewith, the Agent is authorized, on behalf of itself and the other Secured Parties, to adopt documents providing for the governance of the acquisition vehicle or vehicles, and assign the applicable Secured Obligations to any such acquisition vehicle in exchange for Stock and/or debt issued by the applicable acquisition vehicle (which shall be deemed to be held for the ratable account of the applicable Secured Parties on the basis of the Secured Obligations so assigned by each Secured Party).

12.7 Ratable Sharing.

If any Lender shall obtain any payment or reduction of any Secured Obligation, whether through set-off or otherwise, in excess of its share of such Secured Obligation, determined on a Pro Rata basis or in accordance with Section 5.5.1, as applicable, such Lender shall forthwith purchase from the Agent, any Fronting Bank and the other Applicable Lenders such participations in the affected Secured Obligation as are necessary to cause the purchasing Lender to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.5.1, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Notwithstanding the foregoing, if a Defaulting Lender obtains a payment or reduction of any Secured Obligation, it shall immediately turn over the amount thereof to the Agent for application under Section 4.2 and it shall provide a written statement to the Agent describing the Secured Obligation affected by such payment or reduction. No Lender shall setoff against any Dominion Account without the prior consent of the Agent.

12.8 Indemnification of Agent Indemnitees.

EACH LENDER SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY LOAN PARTIES (BUT WITHOUT LIMITING THE INDEMNIFICATION OBLIGATIONS OF LOAN PARTIES UNDER ANY CREDIT DOCUMENTS), ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY SUCH AGENT INDEMNITEE, PROVIDED THE ANY CLAIM AGAINST AN AGENT INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR THE AGENT (IN THE CAPACITY OF THE AGENT). In no event shall any Lender have any obligation hereunder to indemnify or hold harmless an Agent Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Agent Indemnitee. In the Agent’s discretion, it may reserve for any Claims made against an Agent Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to the Secured Parties. If the Agent is sued by any Creditor Representative, debtor-in-possession or other Person for any alleged preference or fraudulent transfer, then any monies paid by the Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to the Agent by each Lender to the extent of its Pro Rata share.

12.9 Limitation on Responsibilities of Agent.

The Agent shall not be liable to any Secured Party for any action taken or omitted to be taken under the Credit Documents, except for losses directly and solely caused by the Agent’s gross negligence or willful misconduct. The Agent does not assume any responsibility for any failure or delay in performance or any breach by any Loan Party, Lender or other Secured Party of any obligations under the Credit Documents. The Agent does not make any express or implied warranty, representation or guarantee to the Secured Parties with respect to any Obligations, Collateral, Credit Documents or Loan Party. No Agent Indemnitee shall be responsible to the Secured Parties for any recitals, statements, information, representations or warranties contained in any Credit Documents; the execution, validity, genuineness, effectiveness or enforceability of any Credit Documents; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Loan Party or Account Debtor. No Agent Indemnitee shall have any obligation to any Secured Party to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any Loan Party of any terms of the Credit Documents, or the satisfaction of any conditions precedent contained in any Credit Documents.

12.10 Successor Agent and Co-Agents.

12.10.1 Resignation; Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and the Loan Party Agents. Upon receipt of such notice, Required Lenders shall have the right to appoint a successor Agent which shall be (a) a U.S. Lender or an Affiliate of a U.S. Lender; or (b) a commercial bank that is organized under the laws of the United States or any state or district thereof, has a combined capital surplus of at least $200,000,000 and (provided no Event of Default exists) is reasonably acceptable to the Loan Party Agents. Upon acceptance by a successor Agent of an appointment to serve as the Agent hereunder, or upon appointment of Required Lenders as successor Agent, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act, and the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have the benefits of the indemnification set forth in Sections 12.8 and 14.2. Notwithstanding any Agent’s resignation, the provisions of this Section 12 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while the Agent. Any successor to Bank of America by merger or acquisition of stock or this loan shall continue to be the Agent hereunder without further act on the part of the parties hereto, unless such successor resigns as provided above.

12.10.2 Separate Collateral Agent. It is the intent of the parties that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business in any jurisdiction. If the Agent believes that it may be limited in the exercise of any rights or remedies under the Credit Documents due to any Applicable Law, the Agent may appoint an additional Person who is not so limited, as a separate security trustee, collateral agent or co-collateral agent. If the Agent so appoints a security trustee, collateral agent or co-collateral agent, each right and remedy intended to be available to the Agent under the Credit Documents shall also be vested in such separate agent. The Secured Parties shall execute and deliver such documents as the Agent deems appropriate to vest any rights or remedies in such agent. If any security trustee, collateral agent or co-collateral agent shall die or dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of such agent, to the extent permitted by Applicable Law, shall vest in and be exercised by the Agent until appointment of a new agent.

12.11 Due Diligence and Non-Reliance.

Each Lender acknowledges and agrees that it has, independently and without reliance upon the Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Loan Party and its own decision to enter into this Agreement and to fund Loans and participate in LC Obligations hereunder. Each Secured Party has made such inquiries as it deems necessary concerning the Credit Documents, the Collateral and each Loan Party. Each Secured Party further acknowledges and agrees that the other Secured Parties and the Agent have made no representations or warranties concerning any Loan Party, any Collateral or the legality, validity, sufficiency or enforceability of any Credit Documents or Obligations. Each Secured Party will, independently and without reliance upon any other Secured Party or the Agent, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and participating in LC Obligations, and in taking or refraining from any action under any Credit Documents. Except for notices, reports and other information expressly requested by a Lender, the Agent shall have no duty or responsibility to provide any Secured Party with any notices, reports or certificates furnished to the Agent by any Loan Party or any credit or other information concerning the affairs, financial condition, business or Properties of any Loan Party (or any of its Affiliates) which may come into possession of the Agent or any of Agent’s Affiliates.

12.12 Remittance of Payments and Collections.

12.12.1 Remittances Generally. All payments by any Lender to the Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds. If no time for payment is specified or if payment is due on demand by the Agent and request for payment is made by the Agent by 11:00 a.m. (Local Time) on a Business Day, payment shall be made by Lender not later than 2:00 p.m. (Local Time) on such day, and if request is made after 11:00 a.m. (Local Time), then payment shall be made by 11:00 a.m. (Local Time) on the next Business Day. Payment by the Agent to any Secured Party shall be made by wire transfer, in the type of funds received by the Agent. Any such payment shall be subject to the Agent’s right of offset for any amounts due from such payee under the Loan Documents.

12.12.2 Failure to Pay. If any Secured Party fails to pay any amount when due by it to the Agent pursuant to the terms hereof, such amount shall bear interest from the due date until paid at the rate determined by the Agent as customary in the banking industry for interbank compensation. In no event shall Loan Parties be entitled to receive credit for any interest paid by a Secured Party to the Agent, nor shall any Defaulting Lender be entitled to interest on any amounts held by Agent pursuant to Section 4.2.

12.12.3 Recovery of Payments. If the Agent pays any amount to a Secured Party in the expectation that a related payment will be received by the Agent from a Loan Party and such related payment is not received, then Agent may recover such amount from each Secured Party that received it. If the Agent determines at any time that an amount received under any Loan Document must be returned to a Loan Party or paid to any other Person pursuant to Applicable Law or otherwise, then, notwithstanding any other term of any Loan Document, the Agent shall not be required to distribute such amount to any Lender. If any amounts received and applied by the Agent to any Obligations are later required to be returned by the Agent pursuant to Applicable Law, each Lender shall pay to the Agent, on demand, such Lender’s Pro Rata share of the amounts required to be returned.

12.13 Agent in its Individual Capacity.

As a Lender, Bank of America shall have the same rights and remedies under the other Credit Documents as any other Lender, and the terms “Lenders,” “Required Lenders”, “Required Borrower Group Lenders” or any similar term shall include Bank of America and its Affiliates in their capacities as Lenders. Each of Bank of America and its Affiliates may accept deposits from, lend money to, provide Bank Products to, act as financial or other advisor to, and generally engage in any kind of business with, the Loan Parties and their Affiliates, as if Bank of America was not Agent hereunder, without any duty to account therefor to Lenders. In their individual capacities, Bank of America and its Affiliates may receive information regarding the Loan Parties, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and each Secured Party agrees that Bank of America and its Affiliates shall be under no obligation to provide such information to any Secured Party, if acquired in such individual capacity.

12.14 Agent Titles.

Each Lender, other than Bank of America, that is designated (on the cover page of this Agreement or otherwise) by Bank of America as an “Agent” or “Arranger” of any type shall not have any right, power, responsibility or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event be deemed to have any fiduciary relationship with any other Lender.

12.15 Bank Product Providers.

Each Secured Bank Product Provider that is not a Lender, by delivery of a joinder agreement in form and substance reasonably satisfactory to Agent and the applicable Loan Party Agent, or as otherwise agreed by Agent and such Loan Party Agent, shall agree to be bound by Section 5.5 and this Section 12. Each Secured Bank Product Provider shall indemnify and hold harmless Agent Indemnitees, to the extent not reimbursed by Loan Parties, against all Claims that may be incurred by or asserted against any Agent Indemnitee in connection with such provider’s Secured Bank Product Obligations (except those Claims determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Agent Indemnitee).

12.16 No Third Party Beneficiaries.

This Section 12 is an agreement solely among the Secured Parties and the Agent, and shall survive Full Payment of the Obligations. This Section 12 does not confer any rights or benefits upon Loan Parties or any other Person. As between Loan Parties and the Agent, any action that the Agent may take under any Credit Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by the Secured Parties.

12.17 Certain ERISA Matters.

12.17.1 Lender Representations. Each Lender represents and warrants, as of the date it became a Lender party hereto, and covenants, from the date it became a Lender party hereto to the date it ceases being a Lender party hereto, for the benefit of, the Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Loan Party, that that at least one of the following is and will be true: (a) Lender is not using “plan assets” (within the meaning of ERISA Section 3(42) or otherwise) of one or more Benefit Plans with respect to Lender’s entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments or Loan Documents; (b) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to Lender’s entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments and Loan Documents; (c) (i) Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (ii) such Qualified Professional Asset Manager made the investment decision on behalf of Lender to enter into, participate in, administer and perform the Loans, Letters of Credit, Commitments and Loan Documents, (iii) the entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments and Loan Documents satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14, and (iv) to the best knowledge of Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to Lender’s entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments and Loan Documents; or (d) such other representation, warranty and covenant as may be agreed in writing between Agent, in its discretion, and Lender.

12.17.2 Further Lender Representation. Unless Section 12.17.1(a) or (d) is true with respect to a Lender, such Lender further represents and warrants, as of the date it became a Lender hereunder, and covenants, from the date it became a Lender to the date it ceases to be a Lender hereunder, for the benefit of, Agent and not, for the avoidance of doubt, to or for the benefit of any Loan Party, that Agent is not a fiduciary with respect to the assets of such Lender involved in its entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments and Loan Documents (including in connection with the reservation or exercise of any rights by Agent under any Loan Document).

12.18 Recovery of Erroneous Payments.

Without limitation of any other provision herein, if at any time Agent makes a payment hereunder in error to any Secured Party, whether or not in respect of an Obligation due and owing by Borrowers at such time, where such payment is a Rescindable Amount, then in any such event each Secured Party receiving a Rescindable Amount severally agrees to repay to Agent forthwith on demand the Rescindable Amount received by such Secured Party in immediately available funds in the currency so received, with interest thereon for each day from and including the date such Rescindable Amount is received by it to but excluding the date of repayment to Agent, at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation. Each Secured Party irrevocably waives any and all defenses, including any defense of discharge for value (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. Agent shall inform each Secured Party promptly upon determining that any payment made to such Secured Party was comprised, in whole or in part, of a Rescindable Amount.

SECTION 13.	BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS

13.1 Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of Loan Parties, the Agent, Secured Parties, and their respective successors and assigns, except that (a) no Loan Party shall have the right to assign its rights or delegate its obligations under any Loan Documents; provided, that the rights and obligations of a Loan Party Agent may be assigned in accordance with the requirements of Section 4.4; and (b) any assignment by a Lender must be made in compliance with Section 13.3. The Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3. Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender. The Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and Fronting Banks, and the Commitments of, and principal amounts (and stated interest) of the Loans, Letters of Credit and other obligations owing to, each Lender or Fronting Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error (provided, that a failure to make any such recordation, or any error in such recordation, shall not affect the Borrowers’ obligations in respect of such Loans, Letters of Credit or other obligations), and the Borrowers, the Agent, the Lenders and the Fronting Banks shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as the owner of the Commitments, Loans, Letters of Credit and other obligations recorded in the Register as owing to such Person, for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender or Fronting Bank, at any reasonable time and from time to time upon reasonable prior notice.

13.2 Participations.

13.2.1 Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with Applicable Law, at any time sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents. Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for performance of such obligations, such Lender shall remain the holder of its Loans and Borrower Group Commitments for all purposes, all amounts payable by Loan Parties within the applicable Loan Party Group shall be determined as if such Lender had not sold such participating interests, and Loan Parties within the applicable Loan Party Group and the Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents. Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and the Agent and the other Lenders shall not have any obligation or liability to any such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.8 unless Loan Party Agent agrees otherwise in writing. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the applicable Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans, Letters of Credit or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

13.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of any Loan Documents; provided, that a Lender may agree with its Participant that such Lender will not, without the consent of such Participant, consent to any amendment, waiver or other modification which (a) forgives principal, interest or fees, (b) reduces the stated interest rate or fees payable with respect to any Loan or Borrower Group Commitment in which such Participant has an interest, (c) postpones the Revolver Commitment Termination Date or the Swingline Commitment Termination Date in respect of a Borrower Group in which such Participant has an interest, or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan or Commitment, or (d) releases any Loan Party, Guarantor or substantial portion of the Collateral.

13.2.3 Benefit of Set-Off. Loan Parties agree that each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it. By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 12.7 as if such Participant were a Lender.

13.3 Assignments.

13.3.1 Permitted Assignments. Subject to Section 13.3.3 below, a Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents (unless otherwise agreed by the Agent) and, in the case of a partial assignment, is in a minimum principal amount of $5,000,000 (unless otherwise agreed by the Agent in its discretion and, for the avoidance of doubt, in the case of a U.S. Lender shall include its pro rata share of the Canadian Revolver Sublimit) and integral multiples of $1,000,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Commitments retained by the transferor Lender is at least $5,000,000 (unless otherwise agreed by the Agent in its discretion); and (c) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording, an Assignment and Acceptance. Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to (i) any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors and any Operating Circular issued by such Federal Reserve Bank, or (ii) counterparties to swap agreements relating to any Loans; provided, that (1) such Lender shall remain the holder of its Loans and owner of its interest in any Letter of Credit for all purposes hereunder, (2) Borrowers, the Agent, the other Lenders and Fronting Bank shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, (3) any payment by Loan Parties to the assigning Lender in respect of any Obligations assigned as described in this sentence shall satisfy Loan Parties’ obligations hereunder to the extent of such payment, and (4) no such assignment shall release the assigning Lender from its obligations hereunder.

13.3.2 Effect; Effective Date. Upon delivery to the Agent of an Assignment and Acceptance and a processing fee of $3,500 (unless otherwise agreed by the Agent in its discretion), the assignment shall become effective as specified in the notice, if it complies with this Section 13.3.2. From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder. Upon consummation of an assignment, the transferor Lender, the Agent and Loan Parties shall make appropriate arrangements for issuance of replacement and/or new Notes, as applicable. The transferee Lender shall comply with Sections 5.8 and 5.9 and deliver, upon request, an administrative questionnaire satisfactory to Agent.

13.3.3 Certain Assignees. No assignment or participation may be made to any Borrower, Affiliate of any Borrower, Defaulting Lender or natural person. In connection with any assignment by a Defaulting Lender, such assignment shall be effective only upon payment by the Eligible Assignee or Defaulting Lender to the Agent of an aggregate amount sufficient, upon distribution (through direct payment, purchases of participations or other compensating actions as the Agent deems appropriate), (a) to satisfy all funding and payment liabilities then owing by the Defaulting Lender hereunder, and (b) to acquire its Pro Rata share of all Loans and LC Obligations. If an assignment by a Defaulting Lender shall become effective under Applicable Law for any reason without compliance with the foregoing sentence, then the assignee shall be deemed a Defaulting Lender for all purposes until such compliance occurs. Notwithstanding anything to the contrary in this Section 13.3.3, in order to comply with the Dutch Financial Supervision Act (Wet op het financieel toezicht), the amount transferred in respect of a Dutch Borrower shall only be permitted if the assignee Dutch Lender is a Non-Public Lender.

13.3.4 Replacement of Certain Lenders. If (x) a Lender (a) fails to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, (b) is a Defaulting Lender, or (c) gives a notice under Section 3.5 or requests compensation under Section 3.7, or (y) if any Borrower is required to pay additional amounts or indemnity payments with respect to a Lender under Section 5.8, then, in addition to any other rights and remedies that any Person may have, the Agent or a Loan Party Agent may, by notice to such Lender within 120 days after such event, require such Lender to assign all of its rights and obligations under the Loan Documents to one or more Eligible Assignees, pursuant to appropriate Assignment and Acceptances, within 20 days after the notice. The Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if the Lender fails to execute it. Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents at par, including all principal, interest and fees through the date of assignment (but excluding any prepayment charge).

SECTION	14. MISCELLANEOUS

14.1 Consents, Amendments and Waivers.

14.1.1 Amendment. No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of the Agent (with the consent of Required Lenders) and each Loan Party party to such Loan Document; provided, that:

(a) without the prior written consent of the Agent, no modification shall be effective with respect to any provision in a Loan Document that relates to any rights, duties or discretion of the Agent;

(b) (i) without the prior written consent of each U.S. Fronting Bank, no modification shall be effective with respect to any U.S. LC Obligations or Sections 2.10.1, 2.10.2 or 2.10.3 or any other provision in a Loan Document that relates to any rights, duties or discretion of any U.S. Fronting Bank, (ii) without the prior written consent of each Australian Fronting Bank, no modification shall be effective with respect to any Australian LC Obligations or Sections 2.2.1, 2.2.2 or 2.2.3 or any other provision in a Loan Document that relates to any rights, duties or discretion of the Australian Fronting Bank, (iii) without the prior written consent of each Belgian Fronting Bank, no modification shall be effective with respect to any Belgian LC Obligations or Sections 2.3.1, 2.3.2 or 2.3.3 or any other provision in a Loan Document that relates to any rights, duties or discretion of the Belgian Fronting Bank, (iv) without the prior written consent of each U.S. Fronting Bank, no modification shall be effective with respect to any Canadian LC Obligations or Sections 2.4.1, 2.4.2 or 2.4.3 or any other provision in a Loan Document that relates to any rights, duties or discretion of the U.S. Fronting Bank, (v) without the prior written consent of each Dutch Fronting Bank, no modification shall be effective with respect to any Dutch LC Obligations or Sections 2.5.1, 2.5.2 or 2.5.3 or any other provision in a Loan Document that relates to any rights, duties or discretion of the Dutch Fronting Bank, (vi) without the prior written consent of each New Zealand Fronting Bank, no modification shall be effective with respect to any New Zealand LC Obligations or Sections 2.6.1, 2.6.2 or 2.6.3 or any other provision in a Loan Document that relates to any rights, duties or discretion of the New Zealand Fronting Bank, (vii) without the prior written consent of each Norwegian Fronting Bank, no modification shall be effective with respect to any Norwegian LC Obligations or Sections 2.7.1, 2.7.2 or 2.7.3 or any other provision in a Loan Document that relates to any rights, duties or discretion of the Norwegian Fronting Bank, (viii) without the prior written consent of each Singapore Fronting Bank, no modification shall be effective with respect to any Singapore LC Obligations or Sections 2.8.1, 2.8.2 or 2.8.3 or any other provision in a Loan Document that relates to any rights, duties or discretion of the Singapore Fronting Bank, and (ix) without the prior written consent of each UK Fronting Bank, no modification shall be effective with respect to any UK LC Obligations or Sections 2.9.1, 2.9.2 or 2.9.3 or any other provision in a Loan Document that relates to any rights, duties or discretion of the UK Fronting Bank;

(c) without the prior written consent of each affected Lender, including a Defaulting Lender, no modification shall be effective that would (i) increase the Borrower Group Commitment of such Lender; (ii) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender (except as provided in Section 4.2); or (iii) increase the aggregate amount of all Commitments other than as provided in Section 2.1.6;

(d) without the prior written consent of all (i) Lenders (except any Defaulting Lender as provided in Section 4.2), no modification shall be effective that would (A) extend any Revolver Commitment Termination Date, any Swingline Commitment Termination Date or the Facility Termination Date; (B) alter Section 5.5, Section 12.7, or any other provision hereof in a manner that would have the effect of altering the ratable reduction of Commitments, the pro rata sharing of payments, or the order of priority of application of payments otherwise required hereunder; (C) amend the definitions of Pro Rata, Required Lenders, Required Borrower Group Lenders, Super-Majority Borrower Group Lenders or Super-Majority Lenders; (D) amend this Section 14.1.1; (E) increase the Commitments in excess of the Maximum Facility Amount; (F) release all or substantially all of the Collateral or subordinate Agent’s and Security Trustee’s Liens on all or substantially all of the Collateral; or (G) subordinate or have the effect of subordinating the Obligations to any other Indebtedness; and (ii) U.S. Lenders (in each case except any Defaulting Lender as provided in Section 4.2), no modification shall be effective that would alter Section 7.1 (except to add Collateral);

(e) without the prior written consent of the Super-Majority Borrower Group Lenders having commitments to a Borrower Group, no amendment or waiver shall be effective that would:

(i) with respect to Lenders having Borrower Group Commitments to the Australian Borrowers, (A) amend the definitions of Australian Borrowing Base or Total Australian Borrowing Base (and the defined terms used in such definitions) if the effect of such amendment is to increase the advance rates contained therein, to make more credit available or to add new types of Collateral thereunder, (B) increase the advance rates applicable to the Australian Borrowers, (C) release a material portion (but less than all or substantially all) of the Australian Facility Collateral, except as currently contemplated by Section 12.4.1(a), provided that a release of all or substantially all of the Australian Facility Collateral requires the prior written consent of all Australian Lenders, (D) release any Australian Facility Loan Party from liability for any Australian Facility Obligations except as otherwise provided in this Agreement, (E) except as permitted under Section 10.2.2, subordinate Agent’s or AUS-NZ Security Trustee’s Lien on any Australian Facility Collateral or subordinate any Australian Facility Obligations in right of payment to any other Indebtedness or (F) amend the definition of Australian Availability;

(ii) with respect to Lenders having Borrower Group Commitments to the Belgian Borrowers, (A) amend the definitions of Belgian Borrowing Base or Total Belgian Borrowing Base (and the defined terms used in such definitions) if the effect of such amendment is to increase the advance rates contained therein, to make more credit available or to add new types of Collateral thereunder, (B) increase the advance rates applicable to the Belgian Borrowers, (C) release a material portion (but less than all or substantially all) of the Belgian Facility Collateral, except as currently contemplated by Section 12.4.1(b), provided that a release of all or substantially all of the Belgian Facility Collateral requires the prior written consent of all Belgian Lenders, (D) release any Belgian Facility Loan Party from liability for any Belgian Facility Obligations except as otherwise provided in this Agreement, (E) except as permitted under Section 10.2.2, subordinate Agent’s or European Security Trustee’s Lien on any Belgian Facility Collateral or subordinate any Belgian Facility Obligations in right of payment to any other Indebtedness or (F) amend the definition of Belgian Availability;

(iii) [Reserved].

(iv) with respect to Lenders having Borrower Group Commitments to the Dutch Borrowers, (A) amend the definitions of Dutch Borrowing Base or Total Dutch Borrowing Base (and the defined terms used in such definitions) if the effect of such amendment is to increase the advance rates contained therein, to make more credit available or to add new types of Collateral thereunder, (B) increase the advance rates applicable to the Dutch Borrowers, (C) release a material portion (but less than all or substantially all) of the Dutch Facility Collateral, except as currently contemplated by Section 12.4.1(d), provided that a release of all or substantially all of the Dutch Facility Collateral requires the prior written consent of all Dutch Lenders, (D) release any Dutch Facility Loan Party from liability for any Dutch Facility Obligations except as otherwise provided in this Agreement, (E) except as permitted under Section 10.2.2, subordinate Agent’s or European Security Trustee’s Lien on any Dutch Facility Collateral or subordinate any Dutch Facility Obligations in right of payment to any other Indebtedness or (F) amend the definition of Dutch Availability;

(v) with respect to Lenders having Borrower Group Commitments to the New Zealand Borrowers, (A) amend the definitions of New Zealand Borrowing Base or Total New Zealand Borrowing Base (and the defined terms used in such definitions) if the effect of such amendment is to increase the advance rates contained therein, to make more credit available or to add new types of Collateral thereunder, (B) increase the advance rates applicable to the New Zealand Borrowers, (C) release a material portion (but less than all or substantially all) of the New Zealand Facility Collateral, except as currently contemplated by Section 12.4.1(e), provided that a release of all or substantially all of the New Zealand Facility Collateral requires the prior written consent of all New Zealand Lenders, (D) release any New Zealand Facility Loan Party from liability for any New Zealand Facility Obligations except as otherwise provided in this Agreement, (E) except as permitted under Section 10.2.2, subordinate Agent’s or AUS-NZ Security Trustee’s Lien on any New Zealand Facility Collateral or subordinate any New Zealand Facility Obligations in right of payment to any other Indebtedness or (F) amend the definition of New Zealand Availability;

(vi) with respect to Lenders having Borrower Group Commitments to the Norwegian Borrowers, (A) amend the definition of Norwegian Borrowing Base (and the defined terms used in such definitions) if the effect of such amendment is to increase the advance rates contained therein, to make more credit available or to add new types of Collateral thereunder, (B) increase the advance rates applicable to the Norwegian Borrowers, (C) release a material portion (but less than all or substantially all) of the Norwegian Facility Collateral, except as currently contemplated by Section 12.4.1(f), provided that a release of all or substantially all of the Norwegian Facility Collateral requires the prior written consent of all Norwegian Lenders, (D) release any Norwegian Facility Loan Party from liability for any Norwegian Facility Obligations except as otherwise provided in this Agreement, (E) except as permitted under Section 10.2.2, subordinate Agent’s or European Security Trustee’s Lien on any Norwegian Facility Collateral or subordinate any Norwegian Facility Obligations in right of payment to any other Indebtedness or (F) amend the definition of Norwegian Availability;

(vii) with respect to Lenders having Borrower Group Commitments to the Singapore Borrowers, (A) amend the definitions of Singapore Borrowing Base or Total Singapore Borrowing Base (and the defined terms used in such definitions) if the effect of such amendment is to increase the advance rates contained therein, to make more credit available or to add new types of Collateral thereunder, (B) increase the advance rates applicable to the Singapore Borrowers, (C) release a material portion (but less than all or substantially all) of the Singapore Facility Collateral, except as currently contemplated by

Section 12.4.1(g), provided that a release of all or substantially all of the Singapore Facility Collateral requires the prior written consent of all Singapore Lenders, (D) release any Singapore Facility Loan Party from liability for any Singapore Facility Obligations except as otherwise provided in this Agreement, (E) except as permitted under Section 10.2.2, subordinate Agent’s or Singapore Security Trustee’s Lien on any Singapore Facility Collateral or subordinate any Singapore Facility Obligations in right of payment to any other Indebtedness or (F) amend the definition of Singapore Availability;

(viii) with respect to Lenders having Borrower Group Commitments to the UK Borrowers, (A) amend the definitions of UK Borrowing Base or Total UK Borrowing Base (and the defined terms used in such definitions) if the effect of such amendment is to increase the advance rates contained therein, to make more credit available or to add new types of Collateral thereunder, (B) increase the advance rates applicable to the UK Borrowers, (C) release a material portion (but less than all or substantially all) of the UK Facility Collateral, except as currently contemplated by Section 12.4.1(h), provided that a release of all or substantially all of the UK Facility Collateral requires the prior written consent of all UK Lenders, (D) release any UK Facility Loan Party from liability for any UK Facility Obligations except as otherwise provided in this Agreement, (E) except as permitted under Section 10.2.2, subordinate Agent’s or European Security Trustee’s Lien on any UK Facility Collateral or subordinate any UK Facility Obligations in right of payment to any other Indebtedness or (F) amend the definition of UK Availability; or

(ix) with respect to Lenders having Borrower Group Commitments to the U.S. Borrowers and the Canadian Borrowers, (A) amend the definition of U.S./Canadian Borrowing Base (and the defined terms used in such definitions) if the effect of such amendment is to increase the advance rates contained therein, to make more credit available or to add new types of Collateral thereunder, (B) increase the advance rates applicable to the U.S. Borrowers or the Canadian Borrowers, (C) release any material portion (but less than all or substantially all) of the U.S. Facility Collateral or the Canadian Facility Collateral, except as currently contemplated by Section 12.4.1(i), provided that a release of all or substantially all of the U.S. Facility Collateral and Canadian Facility Collateral requires the prior written consent of all U.S. Lenders, (D) release any U.S. Facility Loan Party from liability for any U.S. Facility Obligations except as otherwise provided in this Agreement, (E) except as permitted under Section 10.2.2, subordinate Agent’s Lien on any U.S. Facility Collateral or the Canadian Facility Collateral or subordinate any U.S. Facility Obligations or any Canadian Facility Obligations in right of payment to any other Indebtedness or (F) amend the definition of U.S. Availability;

(f) without the prior written consent of the Super-Majority Lenders, no amendment or waiver shall be effective that would amend the definition of Excess Availability;

(g) notwithstanding anything in this Section 14.1.1 to the contrary, (i) if the Agent and the North American Loan Party Agent shall have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Agent and the North American Loan Party Agent shall be permitted to amend such provision, and, in each case, such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders to the Agent within ten Business Days following receipt of notice thereof; (ii) the definition of Fronting Bank Sublimit may be amended with only the consent of the Agent, Fronting Banks and the North American Loan Party Agent; and (iii) this Agreement may be amended with respect to ~~Benchmark Replacement, Benchmark Replacement~~ Conforming Changes~~, Alternative Currency~~ and Successor Rates ~~and Alternative Currency Successor Rate Conforming Changes~~ as set forth in Sections 3.6.2 an 3.6.3~~, respectively~~; and

(h) Notwithstanding anything in this Section 14.1.1 to the contrary, this Agreement may be amended (or amended and restated) with the written consent of only the Agent, the North American Loan Party Agent and each Lender participating in such additional facility to add a facility hereunder for one or more Wholly-Owned Restricted Subsidiaries of MRC Global domiciled in the Federal Republic of Germany (the “German Facility” and such Subsidiaries, the “German Domiciled Loan Parties”) and to permit the extensions of credit from time to time outstanding thereunder, and the accrued interest and fees in respect thereof, to share in the benefits of this Agreement and the other Loan Documents, provided, that (i) the Commitments in respect of the German Facility shall be implemented utilizing a Revolver Commitment Increase pursuant to Section 2.1.6 (with like effect for the German Facility) and may not exceed $25,000,000 in the aggregate, (ii) no Default or Event of Default shall exist before and after giving effect to implementation of the German Facility, (iii) the types of assets included in, and the advance rates for, any Borrowing Base established for the German Facility shall be the same as those for the other Foreign Domiciled Loan Parties (and each German Domiciled Loan Party shall be added as a Borrower with its own stand-alone Borrowing Base), (iv) the proposed German Domiciled Loan Parties shall enter into such Security Documents and other Loan Documents requested by, and in form and substance satisfactory to, the Agent, including such documentation as may be required in respect of other Foreign Domiciled Loan Parties pursuant to Section 10.1.13(a) of this Agreement, (v) the Agent completes its due diligence on the proposed German Domiciled Loan Parties to its reasonable satisfaction, including Agent’s and each such Lenders’ compliance procedures for applicable “know your customer” and anti-money laundering rules, (vi) the Agent shall have conducted an appraisal and field examination with respect to such proposed German Domiciled Loan Parties, including of (A) such Subsidiary’s practices in the computation of its Borrowing Base and (B) the assets included in such Subsidiary’s Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves, in each case, prepared on a basis reasonably satisfactory to Agent and at the sole expense of such Subsidiary, (vii) the Agent or a Security Trustee shall have a perfected, first priority Lien in the proposed German Domiciled Loan Parties’ property, and (viii) the U.S. Domiciled Loan Parties shall guarantee the Secured Obligations of the proposed German Domiciled Loan Parties pursuant to Section 5.10.1, the Secured Obligations relating to the proposed German Domiciled Loan Parties shall also be guaranteed by the other Foreign Domiciled Loan Parties pursuant to the Foreign Cross-Guarantee and the Secured Obligations relating to the Foreign Domiciled Loan Parties shall also be guaranteed by the proposed German Domiciled Loan Parties pursuant to the Foreign Cross-Guarantee (subject to any applicable legal limitations).

14.1.2 [Reserved].

14.1.3 Limitations. The agreement of Loan Parties shall not be necessary to the effectiveness of any modification of a Loan Document that deals solely with the rights and duties of Lenders, the Agent, the Security Trustees and/or any Fronting Bank as among themselves. Only the consent of the parties to the Fee Letter or any agreement relating to a Bank Product shall be required for any modification of such agreement. No non-Lender that is a party to a Bank Product agreement shall have any right to participate in any manner in modification of any Loan Document. The making of any Loans during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default, nor to establish a course of dealing. Any waiver or consent granted by the Agent or Lenders hereunder shall be effective only if in writing and only for the matter specified.

14.1.4 Payment for Consents. After the Closing Date, no Loan Party will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.

14.2 Indemnity.

IN ADDITION TO THE INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTION 5.8 OR ANY OTHER PROVISION OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, EACH LOAN PARTY SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY LOAN PARTY OR OTHER PERSON OR ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE. In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence, willful misconduct or bad faith of such Indemnitee, and no Loan Party shall have any obligation to indemnify or hold harmless an Indemnitee for disputes solely among Indemnitees and not relating to any act or omission of any Loan Party or its Affiliates (other than any action involving the Agent, any Security Trustee, any Fronting Bank or any Swingline Lender, in each case in its capacity as such, in which case this indemnity shall apply with respect to each such Person, as applicable, to the extent otherwise available). The indemnity under this Section 14.2 shall not apply to any Taxes, other than Taxes arising with respect to a non-Tax Claim.

14.3 Notices and Communications.

14.3.1 Notice Address. Subject to Section 4.4, all notices and other communications by or to a party hereto shall be in writing and shall be given to any Loan Party, at the applicable Loan Party Agent’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment and Acceptance), or at such other address as a party may hereafter specify by notice in accordance with this Section 14.3. Each such notice or other communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the local mail system of the recipient, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery (including overnight and courier service), when duly delivered to the notice address with receipt acknowledged. Notwithstanding the foregoing, no notice to Agent pursuant to Sections 2.1.3, 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 2.10, 3.1.2, 3.1.3, 3.1.4, 3.1.5, 3.1.6, 3.1.7 or 4.1.1 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent. Any written notice or other communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by North American Loan Party Agent shall be deemed received by all Loan Parties.

14.3.2 Electronic Communications; Voice Mail. Electronic mail and internet websites may be used only for routine communications, such as financial statements, Borrowing Base Certificates and other information required by Section 10.1.1, administrative matters, distribution of Loan Documents for execution, and matters permitted under Section 4.1.3. The Agent and Lenders make no assurances as to the privacy and security of electronic communications. Electronic mail and voice mail may not be used as effective notice under the Loan Documents.

14.3.3 Non-Conforming Communications. The Agent and Lenders may rely upon any notices purportedly given by or on behalf of any Loan Party even if such notices were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation. Each Loan Party shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any telephonic communication purportedly given by or on behalf of a Loan Party.

14.4 Performance of Loan Parties’ Obligations.

The Agent may, in its discretion at any time and from time to time, at the expense of the Loan Parties of the applicable Loan Party Group, pay any amount or do any act required of a Loan Party under any Loan Documents or otherwise lawfully requested by the Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of the Agent’s or any Security Trustee’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien. All payments, costs and expenses (including Extraordinary Expenses) of the Agent under this Section 14.4 shall be reimbursed to the Agent by Loan Parties, on demand, with interest from the date incurred to the date of payment thereof at the Default Rate applicable to U.S. Base Rate Loans. Any payment made or action taken by Agent under this Section 14.4 shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

14.5 Credit Inquiries.

Each Loan Party hereby authorizes the Agent and Lenders (but they shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Loan Party or Subsidiary.

14.6 Severability.

Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

14.7 Cumulative Effect; Conflict of Terms.

The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations, tests or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

14.8 Counterparts; Execution; Electronic Records.

14.8.1 Counterparts. Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when the Agent has received counterparts bearing the signatures of all parties hereto.

14.8.2 Execution; Electronic Records. Any Loan Document, including any required to be in writing, may (if agreed by Agent and to the extent permissible under the relevant Applicable Laws) be in the form of an Electronic Record and may be executed using Electronic Signatures. An Electronic Signature on or associated with any Communication shall be valid and binding on each Loan Party and other party thereto to the same extent as a manual, original signature, and any Communication entered into by Electronic Signature shall constitute the legal, valid and binding obligation of each party, enforceable to the same extent as if a manually executed original signature were delivered. A Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. The parties may use or accept manually signed paper Communications converted into electronic form (such as scanned into pdf), or electronically signed Communications converted into other formats, for transmission, delivery and/or retention. Agent and Lenders may, at their option, create one or more copies of a Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the Person’s business, and may destroy the original paper document. Any Communication in the form or format of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything herein, (a) Agent is under no obligation to accept an Electronic Signature in any form unless expressly agreed by it pursuant to procedures approved by it; (b) each Secured Party shall be entitled to rely on any Electronic Signature purportedly given by or on behalf of a Loan Party without further verification and regardless of the appearance or form of such Electronic Signature; and (c) upon request by Agent or any Lender, any Loan Document using an Electronic Signature shall be promptly followed by a manually executed, original counterpart.

14.9 Entire Agreement.

Time is of the essence of the Loan Documents. The Loan Documents constitute the entire contract among the parties relating to the subject matter hereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

14.10 Relationship with Lenders.

The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitments of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt. It shall not be necessary for the Agent or any other Lender to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of the Agent, Lenders or any other Secured Party pursuant to the Credit Documents shall be deemed to constitute the Agent and any Secured Party to be a partnership, association, joint venture or any other kind of entity, nor to constitute control of any Loan Party.

14.11 No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated by any Credit Document, Loan Parties acknowledge and agree that (a)(i) this credit facility and any related arranging or other services by the Agent, any Lender, any of their Affiliates or any arranger are arm’s-length commercial transactions between Loan Parties and such Person; (ii) Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) Loan Parties are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by the Credit Documents; (b) each of the Agent, Lenders, their Affiliates and any arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Loan Parties, any of their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Credit Documents except as expressly set forth therein; and (c) the Agent, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from those of Loan Parties and their Affiliates, and have no obligation to disclose any of such interests to Loan Parties or their Affiliates. To the fullest extent permitted by Applicable Law, each Loan Party hereby waives and releases any claims that it may have against the Agent, Lenders, their Affiliates and any arranger with respect to any breach of agency or fiduciary duty in connection with any transaction contemplated by a Loan Document.

14.12 Confidentiality.

14.12.1 General Provisions. Each of the Agent, Lenders and each Fronting Bank shall maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and to its and their partners, members, directors, officers, employees, agents, advisors and representatives (provided such Persons are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or other legal process; (d) to any other party hereto; (e) in connection with any action or proceeding, or other exercise of rights or remedies, relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same (or at least as restrictive) as this Section 14.12, to any Transferee or any actual or prospective party (or its advisors) to any Bank Product; (g) with the consent of a Loan Party Agent; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 14.12 or (ii) is available to the Agent, any Lender, Fronting Bank or any of their Affiliates on a non-confidential basis from a source other than Loan Parties or (i) on a confidential basis to any rating agency in connection with rating any Borrower or its Subsidiaries. Notwithstanding the foregoing, the Agent and Lenders may publish or disseminate general information describing this credit facility, including the names and addresses of Loan Parties and a general description of Loan Parties’ businesses, and may use Loan Parties’ logos, trademarks or product photographs in advertising materials. As used herein, “Information” means all information received from a Loan Party or Subsidiary relating to it or its business that is identified as confidential when delivered. Any Person required to maintain the confidentiality of Information pursuant to this Section 14.12 shall be deemed to have complied if it exercises the same degree of care that it accords its own confidential information. Each of the Agent, Lenders and each Fronting Bank acknowledges that (A) Information may include material non-public information concerning a Loan Party or Subsidiary; (B) it has developed compliance procedures regarding the use of material non-public information; (C) it will handle such material non-public information in accordance with Applicable Law, including federal, state, provincial and territorial securities laws; and (D) nothing herein, for purposes of the Singapore Loan Parties, shall be deemed to constitute an agreement by them, with such Singapore Loan Parties, to prescribe a higher degree of confidentiality than that contained in the Singapore Banking Act Chapter 19.

14.12.2 PPSA Australia. Nothing requires a Secured Party to disclose any information of the kind referred to in section 275(1) of the PPSA Australia or under section 275(4) of the PPSA Australia unless section 275(7) of the PPSA Australia applies. The Loan Parties agree not to exercise their rights to make any request of a Secured Party under section 275 of the PPSA Australia, or to authorize the disclosure of any information under that section or otherwise waive any duty of confidence that would otherwise permit non-disclosure under that section, unless the Agent approves.

14.13 Certifications Regarding Term Loan Credit Agreement.

Borrowers certify to the Agent and Lenders that neither the execution or performance of the Loan Documents nor the incurrence of any Obligations by Borrowers violates the Term Loan Credit Agreement. Borrowers further certify that the Commitments and Obligations constitute permitted indebtedness under the Term Loan Credit Agreement. Agent may condition Borrowings, Letters of Credit and other credit accommodations under the Loan Documents from time to time upon Agent’s receipt of evidence that the Commitments and Obligations continue to constitute permitted indebtedness at such time.

14.14 GOVERNING LAW.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW AND FEDERAL LAWS RELATING TO NATIONAL BANKS).

14.15 Consent to Forum; Process Agent.

14.15.1 Forum. EACH PARTY HERETO HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER THE STATE OF NEW YORK, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND EACH LOAN PARTY AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH PARTY IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1. Nothing herein shall limit the right of the Agent, any Security Trustee or any Lender to bring proceedings against any Loan Party in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by the Agent or any Security Trustee of any judgment or order obtained in any forum or jurisdiction. Final judgment against a Loan Party in any action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction, including the country in which such Loan Party is domiciled, by suit on the judgment.

14.15.2 Process Agent. Without prejudice to any other mode of service allowed under any relevant law, each Foreign Borrower and each other Loan Party organized outside the U.S. (a) irrevocably appoints MRC US as its agent for service of process in relation to any action or proceeding arising out of or relating to any Loan Documents, and (b) agrees that failure by a process agent to notify such Borrower or such Loan Party of any process will not invalidate the proceedings concerned. For purposes of clarity, nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

14.16 Waivers by Loan Parties.

To the fullest extent permitted by Applicable Law, each Loan Party waives (a) the right to trial by jury (which the Agent, each Security Trustee and each Lender hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by the Agent on which a Loan Party may in any way be liable, and hereby ratifies anything the Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing the Agent or a Security Trustee to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof. Each Loan Party acknowledges that the foregoing waivers are a material inducement to the Agent, each Security Trustee, each Fronting Bank and Lenders entering into this Agreement and that the Agent, Security Trustees, each Fronting Bank and Lenders are relying upon the foregoing in their dealings with Loan Parties. Each Loan Party has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

14.17 Exclusion of PPSA Australia Provisions.

Where any Secured Party has a security interest (as defined in the PPSA Australia) under any Loan Document, to the extent the law permits:

(a)	for the purposes of sections 115(1) and 115(7) of the PPSA Australia:

(i)	each Secured Party with the benefit of a security interest need not comply with sections 95, 118, 121(4), 125, 130, 132(3)(d) or 132(4) of the PPSA Australia; and

(ii)	sections 142 and 143 of the PPSA Australia are excluded;

(b)	for the purposes of section 115(7) of the PPSA Australia, each Secured Party with the benefit of a security interest need not comply with sections 132 and 137(3);

(c)	each Loan Party and Secured Party waives its right to receive from any Secured Party any notice required under the PPSA Australia (including a notice of a verification statement);

(d)

if a Secured Party with the benefit of a security interest exercises a right, power or remedy in connection with it, that exercise is taken not to be an exercise of a right, power or remedy under the PPSA Australia unless the Secured Party states otherwise at the time of exercise. However, this section does not apply to a right, power or remedy which can only be exercised under the PPSA Australia; and

(e)

if the PPSA Australia is amended after the date of this document to permit a Loan Party and a Secured Party to agree to exclude other provisions of the PPSA Australia, a Secured Party may notify a Loan Party that any of those provisions is excluded, or that the Secured Party need not comply with any of those provisions.

This section does not affect any rights a Person has or would have other than by reason of the PPSA Australia and applies despite any other Loan Document.

14.18 Waiver of Rights (PPSA New Zealand).

The Loan Parties:

(a) have no rights under, or by reference to, sections 114(1)(a), 133 and 134 of the PPSA New Zealand;

(b) waive their rights to:

(i) not have goods damaged if a Secured Party or a receiver removes an accession under section 125 of the PPSA New Zealand;

(ii) receive notice of the removal of an accession under section 129 of the PPSA New Zealand;

(iii) apply to the court for an order concerning the removal of an accession under section 131 of the PPSA New Zealand;

(iv) receive a statement of account under section 116 of the PPSA New Zealand;

(v) receive notice of any proposal of a Secured Party or a receiver to retain collateral under section 120(2) of the PPSA New Zealand; and

(vi) object to any proposal of a Secured Party or a receiver to retain collateral under section 121 of the PPSA New Zealand; and

(c) waive their rights under section 148 of the PPSA New Zealand to receive a copy of a verification statement in respect of any financing statement or financing change statement registered by a Secured Party in respect of any personal property.

14.19 Patriot Act Notice.

The Agent and Lenders hereby notify Loan Parties that pursuant to the requirements of the Patriot Act, the Proceeds of Crime Act and other applicable anti-money laundering, anti-terrorist financing, economic or trade sanctions and “know your client” policies, regulations, laws or rules (the Proceeds of Crime Act and such other applicable policies, regulations, laws or rules, collectively, including any guidelines or orders thereunder, “AML Legislation”), the Agent and Lenders are required to obtain, verify and record certain information that identifies each Loan Party, including its legal name, address, tax ID number and other similar information that will allow the Agent and Lenders to identify it in accordance with the Patriot Act and the AML

Legislation. The Agent and Lenders may require information regarding Loan Parties’ management and owners, such as legal name, address, social security number and date of birth. Each Loan Party shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or any prospective assignee or participant of a Lender, in order to comply with the Patriot Act, Beneficial Ownership Regulation and/or the AML Legislation.

14.20 Canadian Anti-Money Laundering Legislation.

If the Agent has ascertained the identity of any Canadian Facility Loan Party or any authorized signatories of any Canadian Facility Loan Party for the purposes of applicable AML Legislation, then the Agent:

(a) shall be deemed to have done so as an agent for each U.S. Lender, and this Agreement shall constitute a “written agreement” in such regard between each U.S. Lender and the Agent within the meaning of the applicable AML Legislation; and

(b) shall provide to each U.S. Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the U.S. Lenders agrees that the Agent has no obligation to ascertain the identity of the Canadian Facility Loan Parties or any authorized signatories of the Canadian Facility Loan Parties on behalf of any U.S. Lender, or to confirm the completeness or accuracy of any information it obtains from any Canadian Facility Loan Party or any such authorized signatory in doing so.

14.21 Know Your Customer.

At the request of the Agent, the Borrowers shall promptly supply or procure the supply of documentation and other evidence as is reasonably requested by the Agent (on its behalf or for any Credit Party or prospective Credit Party) in order for a Credit Party to comply with all necessary AML Legislation in connection with the transactions contemplated in the Loan Documents.

14.22 Australian Anti-Money Laundering Provisions.

The Australian Borrowers agree that the Agent may delay, block or refuse to process any request for a Borrowing or Australian Letter of Credit without incurring any liability if any Australian Lender reasonably suspects that:

(a) the transaction may breach any AML Legislation;

(b) the transaction involves any Person (natural, corporate or governmental) that is sanctioned under economic and trade sanctions imposed by the United States, the European Union or Australia; or

(c) the transaction may directly or indirectly involve the proceeds of, or be applied for the purposes of, conduct which is unlawful in Australia.

The Australian Borrowers must provide all information to the Agent which any Australian Lender reasonably requires in order to manage its money-laundering, terrorism-financing or economic and trade sanctions risk or to comply with any laws or regulations in Australia. The Australian Borrowers agree that the Agent may disclose any information concerning the Australian Borrowers to:

(i) any law enforcement, regulatory agency or court where required by any such law or regulations in Australia; and

(ii) any correspondent entity an Australian Lender uses to make the payment for the purpose of compliance with any such law or regulation.

Unless an Australian Borrower has disclosed that it is acting in a trustee capacity or on behalf of another party, the Australian Borrower warrants that it is acting on its own behalf in entering into this document.

Each Australian Borrower declares and undertakes to the Agent that the processing of any request for a Borrowing or Australian Letter of Credit by the Agent in accordance with an Australian Borrower’s instructions will not breach any laws or regulations in Australia.

14.23 Belgian Anti-Money Laundering Legislation.

Each of the Belgian Lenders agrees that the Agent has no obligation to ascertain the identity of the Belgian Facility Loan Parties or any authorized signatories of the Belgian Facility Loan Parties on behalf of any Belgian Lender, or to confirm the completeness or accuracy of any information it obtains from any Belgian Facility Loan Party or any such authorized signatory in doing so.

14.24 “Know your customer” Checks.

Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to comply with all necessary “know your customer” or other similar checks under all AML Legislation in connection with the transactions contemplated in the Loan Documents.

14.25 Reinstatement.

This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Loan Party for liquidation, reorganization or judicial management, should any Loan Party become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of such Loan Party’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to Applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

14.26 Nonliability of Lenders.

Neither the Agent, any Fronting Bank nor any Lender undertakes any responsibility to any Loan Party to review or inform any Loan Party of any matter in connection with any phase of any Loan Party’s business or operations. Each Loan Party agrees, on behalf of itself and each other Loan Party, that neither the Agent, any Fronting Bank nor any Lender shall have liability to any Loan Party (whether sounding in tort, contract or otherwise) for losses suffered by any Loan Party in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence, willful misconduct or bad faith of the party from which recovery is sought. NO LENDER SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY OTHERS OF ANY INFORMATION OR OTHER MATERIALS OBTAINED THROUGH SYNDTRACK OR OTHER SIMILAR INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT.

14.27 Closing Reallocation.

The parties to the Existing Loan Agreement agree that, at such time as this Agreement shall have become effective pursuant to the terms of Section 6.1 and 6.2, (a) the Obligations hereunder represent the amendment, restatement and extension of the “Obligations” under the Existing Loan Agreement, (b) the Commitments under the Existing Loan Agreement and as defined therein automatically shall be replaced with the Commitments hereunder, and (c) the Agent shall reallocate the Commitments hereunder to reflect the terms hereof. This Agreement is not a novation of the Existing Loan Agreement. The Commitments of each Lender on and from the Closing Date are set out in Schedule 2.1.1.

14.28 Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties, each party hereto (including each Secured Party) acknowledges that, with respect to any Secured Party that is an Affected Financial Institution, any unsecured liability of such Secured Party arising under a Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority, and each party hereto agrees and consents to, and acknowledges and agrees to be bound by, (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liability which may be payable to it by such Secured Party; and (b) the effects of any Bail-in Action on any such liability, including (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent, or a bridge institution that may be issued to the party or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under any Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of any Write-Down and Conversion Powers.

14.29 Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedge Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

14.29.1 Covered Party. If a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regimes if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. If a Covered Party or BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regimes if the Supported QFC and Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

14.29.2 Definitions. As used in this Section 14.29, (a) “BHC Act Affiliate” means an “affiliate,” as defined in and interpreted in accordance with 12 U.S.C. §1841(k); (b) “Default Right” has the meaning assigned in and interpreted in accordance with 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable; and (c) “QFC” means a “qualified financial contract,” as defined in and interpreted in accordance with 12 U.S.C. §5390(c)(8)(D).

14.30 Ratification of Loan Documents.

Each Borrower hereby ratifies and affirms its obligations under the Loan Documents (as amended, restated or otherwise modified on the Closing Date), each of which (as amended, restated or otherwise modified on the Closing Date) shall continue in full force and effect.

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